                              AMENDMENT NO. 1 TO
                           SCHEDULE 14A INFORMATION


   PRELIMINARY PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                  AT&T CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


    PRELIMINARY PROSPECTUS DATED SEPTEMBER 26, 2002 (SUBJECT TO COMPLETION)


                                   AT&T CORP.
                               OFFER TO EXCHANGE


    We are making this exchange offer in connection with the planned combination of Comcast Corporation and our broadband business. The offer involves two kinds of exchanges. The following table identifies which of our notes are eligible for which kind of exchange and sets forth other important economic terms of the exchange offer:



                                                     PRORATION    EXCHANGE                                             CREDIT
                                         CUSIP NO.   PERCENTAGE    SPREAD                                              SPREAD
                                         ---------   ----------   --------                                             ------
BROADBAND ELIGIBLE NOTES                                                     NEW BROADBAND NOTES
7.00% Notes Due May 15, 2005...........  001957AS8         %           %
7.50% Notes Due 2006...................  001957AP4         %           %
7.75% Notes Due March 1, 2007..........  001957AR0         %           %     Notes Due     , 2013...................       %
6.00% Notes Due 2009...................  001957AV1         %           %
8.125% Debentures Due January 15,
  2022.................................  001957AJ8         %           %
8.125% Debentures Due July 15, 2024....  001957AK5         %           %
8.35% Debentures Due 2025..............  001957AQ2         %           %     Notes Due     , 2022...................       %
8.625% Debentures Due December 1,
  2031.................................  001957AL3         %           %



                                                             CUSIP NO.
                                                             ---------
AT&T ELIGIBLE NOTES                                                           NEW AT&T NOTES
5.625% Notes Due 2004..................................  001957AU3.........      % Notes Due March 15, 2004
6.75% Notes Due 2004...................................  001957AM1.........      % Notes Due April 1, 2004
7.75% Medium-Term Notes, Series A Due May 15, 2025.....  00206QAP9.........      % Medium-Term Notes, Series A Due May 15,
                                                                              2025
8.00% Medium-Term Notes, Series A Due May 15, 2025.....  00206QAN4.........      % Medium-Term Notes, Series A Due May 15,
                                                                              2025
6.50% Notes Due 2029...................................  001957AW9.........      % Notes Due March 15, 20
FRN Medium-Term Notes, Series A Due 2054                                      FRN Medium-Term Notes, Series A Due 2054
                                        ...............  00206QAE4.........
  (spread over commercial paper: -.15%)                                         (spread over commercial paper: %)



    In the first kind of exchange, we are offering to exchange Broadband Eligible Notes for notes that, upon completion of the AT&T Comcast transaction, will become New Broadband Notes. The New Broadband Notes will be obligations of AT&T Broadband Corp. and will be fully and unconditionally guaranteed by AT&T Comcast Corporation and the other cable guarantors described in this prospectus. We will announce the exchange ratios and interest rates for the New Broadband Notes by press release two business days prior to the expiration of the exchange offer. The exchange ratios and interest rates will be based upon spreads over the relevant reference U.S. Treasury rates as described in this prospectus.



    In the second kind of exchange, we are offering to exchange AT&T Eligible Notes for New AT&T Notes. The New AT&T Notes will remain solely our obligations and, upon completion of the AT&T Comcast transaction, will have the revised terms described in this prospectus, including the revised maturity date and/or interest rates set forth in the table above.



    To participate in either kind of exchange, you must consent to an amendment to the terms of your original notes to the extent your notes are accepted for exchange. This amendment will provide, among other things, that in the AT&T Comcast transaction, neither AT&T Comcast Corporation nor any of its affiliates needs to assume our obligations on the original notes. The amendment will amend any series of notes so long as more than 50% by principal amount of that series consents. THE TERMS OF AND THE LIQUIDITY OF THE TRADING MARKET FOR YOUR ORIGINAL NOTES MAY BE AFFECTED BY THE EXCHANGE OFFER EVEN IF YOU DO NOT PARTICIPATE.



    We will not accept any notes unless more than 50% of the principal amount of that series of notes has been validly tendered and not withdrawn by the applicable expiration date. If more than the proration percentage of any series of Broadband Eligible Notes is tendered and not withdrawn by the applicable expiration date, notes of that series will be accepted for exchange on a prorated basis. The exchange offer for AT&T Eligible Notes is for all notes and is not subject to proration. The exchange offer is subject to significant conditions that are described in this prospectus.



    THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
    , 2002 UNLESS EXTENDED AS TO ANY SERIES OF ELIGIBLE NOTES IN OUR DISCRETION. YOU MAY WITHDRAW ANY NOTES TENDERED UNTIL THE EXPIRATION OF THE EXCHANGE OFFER FOR THAT SERIES OF NOTES. THE EXCHANGE OFFER IS DESCRIBED IN DETAIL IN THIS PROSPECTUS AND WE URGE YOU TO READ IT CAREFULLY, INCLUDING THE RISK FACTORS STARTING ON PAGE 45. NEITHER THE BOARD OF DIRECTORS OF AT&T NOR ANY OTHER PERSON IS MAKING ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER ELIGIBLE NOTES IN THE EXCHANGE OFFER.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE EXCHANGE OFFER OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The Dealer Managers for the exchange offer are, in alphabetical order, as follows:


CREDIT SUISSE FIRST BOSTON  DEUTSCHE BANK SECURITIES        GOLDMAN, SACHS & CO.

         JPMORGAN               MERRILL LYNCH & CO.           MORGAN STANLEY

         This prospectus is dated     , 2002, and is first being mailed to
                      noteholders on or about     , 2002.

This illustration consists of two diagrams. The first diagram is a simplified diagram of the proposed AT&T Comcast transaction. The right side of the diagram shows that AT&T will spin off its broadband business, referred to as "AT&T Broadband Group," to a newly formed company, AT&T Broadband Corp., referred to as "Broadband," and that Broadband Acquisition Corp., a wholly owned subsidiary of AT&T Comcast Corporation, referred to as "AT&T Comcast," will merge with and into Broadband, with Broadband continuing as the surviving corporation and a wholly owned subsidiary of AT&T Comcast. The left side of the diagram shows that Comcast Acquisition Corp., a wholly owned subsidiary of AT&T Comcast, will merge with and into Comcast Corporation, with Comcast Corporation continuing as the surviving corporation and a wholly owned subsidiary of AT&T Comcast.
The second diagram is a simplified diagram of the corporate structure of AT&T Comcast, and the primary obligors and guarantors of the New Broadband Notes, assuming the AT&T Comcast transaction is completed. The diagram shows AT&T Comcast, which will guarantee the New Broadband Notes, and two of its subsidiaries, Broadband, which will be the issuer of the New Broadband Notes, and Comcast Corporation. The diagram shows two subsidiaries of Broadband, MediaOne Group, Inc., referred to as "MediaOne," and AT&T Broadband, LLC, formerly known as Tele-Communications, Inc. and referred to as "TCI," each of which will guarantee the New Broadband Notes, as well as an additional Broadband subsidiary named AT&T Broadband Overseas, and that MediaOne and TCI will have various operating subsidiaries. The diagram also shows Comcast Cable Communications, Inc., referred to as "Comcast Cable," which will guarantee the New Broadband Notes, and that Comcast Cable will have various operating subsidiaries. The diagram shows that Comcast Corporation will also have various non-cable subsidiaries.

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE EXCHANGE
  OFFER.................................    1
SUMMARY.................................    5
  The AT&T Comcast Transaction..........    5
  The Exchange Offer....................    5
  The Companies.........................   10
  Description of the Broadband Exchange
     Notes..............................   12
  Description of the New Broadband Notes
     and the Cable Guarantees...........   12
  Description of the New AT&T Notes.....   14
  United States Federal Income Tax
     Consequences.......................   15
  The Dealer Managers...................   16
  The Information Agent.................   16
  The Exchange Agent....................   16
  The Luxembourg Exchange Agent.........   16
  Retail Solicitation Fee...............   17
  Recent Developments...................   17
SELECTED FINANCIAL DATA OF AT&T.........   18
SUMMARY PRO FORMA COMBINED CONDENSED
  FINANCIAL INFORMATION OF AT&T.........   21
SELECTED FINANCIAL DATA OF AT&T
  BROADBAND GROUP.......................   22
SELECTED FINANCIAL DATA OF BROADBAND....   23
UNAUDITED PRO FORMA COMBINED CONDENSED
  FINANCIAL STATEMENTS OF AT&T COMCAST
  CORPORATION...........................   24
SELECTED FINANCIAL DATA OF COMCAST......   34
SELECTED FINANCIAL DATA OF COMCAST
  CABLE.................................   37
RATIOS OF EARNINGS TO FIXED CHARGES.....   39
PRO FORMA RATIO OF EARNINGS TO FIXED
  CHARGES...............................   40
MARKETS AND MARKET PRICES...............   40
RISK FACTORS............................   45
  Risks Relating to the Exchange
     Offer..............................   45
  Risks Relating to the AT&T Comcast
     Transaction........................   47
  Risks For AT&T Relating to the AT&T
     Comcast Transaction................   51
  Risks Relating to the Business of AT&T
     Comcast............................   52
  Risks Relating to AT&T's Credit
     Rating.............................   57
  Risks Relating to the Businesses of
     AT&T Consumer Services Group and
     AT&T Business Services Group.......   59
DESCRIPTION OF THE EXCHANGE OFFER.......   66
  Purpose of the Exchange Offer.........   66
  Terms of the Exchange Offer; Period
     for Tendering......................   66
  Important Reservation of Rights
     Regarding the Exchange Offer.......   68
  Exchange Ratio for the New Broadband
     Notes..............................   68
  Interest Rate for the New Broadband
     Notes..............................   71
  Other Terms of the Broadband Exchange
     Notes, New Broadband Notes and the
     New AT&T Notes.....................   71
  Conditions to the Exchange Offer......   72
  Proration.............................   74
  Fractional Notes......................   74
  Required Consent......................   75
  Procedures for Tendering..............   75
  Book-Entry Transfer...................   76
  Guaranteed Delivery Procedures........   76
  Acceptance of Eligible Notes and
     Delivery of New Notes..............   77
  Withdrawal Rights.....................   78
  The Dealer Managers...................   79
  Retail Solicitation Fee...............   80
  Information Agent.....................   81
  Exchange Agent........................   81
  Luxembourg Exchange Agent.............   81
  Fees and Expenses.....................   82
  Transfer Taxes........................   82
  Material United States Federal Income
     Tax Consequences of the Exchange
     Offer..............................   82
  Consequences of Failures to Properly
     Tender Broadband Eligible Notes and
     AT&T Eligible Notes in the Exchange
     Offer..............................   90
  Use of Proceeds.......................   90
DESCRIPTION OF THE NOTE AMENDMENT.......   91
  The Note Amendment....................   91
  Terms of the Note Amendment...........   91
  Conditions to the Note Amendment......   92

  Requisite Consents; Outstanding
     Notes..............................   92
  No Consent Fee........................   92
  Expiration Date; Extension of the
     Exchange Offer; Amendment;
     Termination........................   93
  Consequences to Non-Consenting
     Holders; Dissenters' Rights........   93
  Consent Procedures....................   93
  Revocation of Consents................   93
DESCRIPTION OF THE BROADBAND EXCHANGE
  NOTES.................................   94
  Basic Terms of the Broadband Exchange
     Notes..............................   94
  Mandatory Exchange Upon Completion of
     the AT&T Comcast Transaction.......   95
  Interest Payments.....................   96
  Additional Terms Pertaining Only to
     the 6.00% Broadband Exchange Notes
     Due March 15, 2009.................   96
  Optional Redemption...................   98
  No Mandatory Redemption or Sinking
     Fund...............................  101
  Additional Debt.......................  101
  Certain Covenants.....................  101
  Modification of the AT&T Indenture....  103
  Events of Default.....................  103
  Discharge and Defeasance..............  103
  No Personal Liability of Stockholders,
     Officers, Directors or Employees...  104
  Concerning the Trustee................  104
  Governing Law.........................  104
  Book-Entry System.....................  104
  Certificated Notes....................  104
  Same-Day Payment......................  105
  Certain Definitions...................  105

DESCRIPTION OF THE NEW BROADBAND NOTES
  AND THE CABLE GUARANTEES..............  108
  Basic Terms of the New Broadband
     Notes..............................  108
  Interest Payments.....................  108
  Cable Guarantees......................  108
  Optional Redemption...................  109
  No Mandatory Redemption or Sinking
     Fund...............................  109
  Additional Debt.......................  109
  Certain Covenants.....................  110
  Modification and Waiver...............  114
  Events of Default.....................  115
  Discharge and Defeasance..............  117
  No Personal Liability of
     Incorporators, Stockholders,
     Officers, Directors or Employees...  119
  Concerning the Trustee................  119
  Governing Law.........................  119
  Book-Entry System.....................  119
  Certificated Notes....................  121
  Same-Day Payment......................  121

COMPARISON OF THE NEW BROADBAND NOTES
  AND THE BROADBAND EXCHANGE NOTES......  122
  Comparison of Basic Terms.............  122
  Elimination of Payment of Additional
     Amounts; Redemption Upon a Tax
     Event..............................  123
  Optional Redemption...................  123
  Covenants.............................  123
  Modification and Waiver...............  125
  Events of Default.....................  125

DESCRIPTION OF THE NEW AT&T NOTES.......  127
  Basic Terms of the New AT&T Notes.....  127
  Interest Payments.....................  128
  Additional Terms Pertaining Only to
     the New AT&T Notes Due 2004 (Series
     1) and New AT&T Notes Due 20  .....  131
  Optional Redemption...................  133
  Optional Repayment Terms Pertaining
     Only to the New FRN Medium-Term
     Notes, Series A Due 2054...........  136
  No Mandatory Redemption or Sinking
     Fund...............................  137
  Notices...............................  137
  Luxembourg Listing....................  137

DESCRIPTION OF AT&T COMCAST
  TRANSACTION...........................  138
  Structure of the Transaction..........  138
  Timing of Closing.....................  138
  The Merger Agreement..................  138
       Covenants........................  138
       Post-Transaction Governance
          Arrangements..................  140
       Employee Benefits Matters........  141
       Covenant Regarding Comcast's AT&T
          Stock.........................  141
       Representations and Warranties...  142
       Conditions to the Completion of
          the Mergers...................  142
       Termination of the Merger
          Agreement.....................  143

       Expenses.........................  144
       Amendments and Waivers...........  144
  The Separation and Distribution
     Agreement..........................  145
       The Separation...................  145
       Timing of the Separation and the
          Broadband Spin-Off............  146
       Repayment of Intracompany Debt...  146
       Post-Spin-Off Transactions.......  146
       Conditions to the Completion of
          the Broadband Spin-Off........  146
       Mutual Release;
          Indemnification...............  147
       Termination......................  148
       Amendments and Waivers...........  148
  The Exchange Agreement and Instrument
     of Admission.......................  148
       QUIPS Exchange...................  149
       Covenants........................  149
       Conditions to the Completion of
          the Microsoft Transaction.....  150
       Interactive Technology
          Agreement.....................  151
  The Tax Sharing Agreement.............  151
  The Ancillary Agreements..............  152
  Material Federal Income Tax
     Consequences of the AT&T Comcast
     Transaction........................  153

OTHER INDEBTEDNESS AND THE
  CROSS-GUARANTEES......................  154
  Description of New Credit
     Facilities.........................  154
  Other Indebtedness and the Proposed
     Cross-Guarantees...................  155

LEGAL MATTERS...........................  157

EXPERTS.................................  157

INFORMATION REGARDING FORWARD-LOOKING
  STATEMENTS............................  158

WHERE YOU CAN FIND MORE INFORMATION.....  159

INDEX TO FINANCIAL STATEMENTS...........  F-1


                             ---------------------

     You should rely only on information contained in this prospectus. No one is authorized to provide you with information that is different from that contained in this prospectus. We do not intend the contents of any websites referred to in this prospectus to be part of this prospectus.

     We are offering to sell, and are seeking offers to buy, the Broadband Exchange Notes, the New Broadband Notes and the New AT&T Notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of the new notes.

     We refer to AT&T Corp. in this prospectus as "AT&T" or "we," "us," "our" or comparable terms. We refer to Comcast Corporation as "Comcast," Comcast Cable Communications, Inc. as "Comcast Cable," AT&T Comcast Corporation as "AT&T Comcast," AT&T Broadband Corp. as "Broadband," MediaOne Group, Inc. as "MediaOne," AT&T Broadband, LLC (formerly known as Tele-Communications, Inc.) as "TCI," and the AT&T broadband business as "AT&T Broadband Group."

                 QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

     The following questions and answers respond to some of the most basic questions that holders of the notes eligible for the exchange offer may have but likely will not contain all of the information that is important to you. To better understand the exchange offer, you should read the summary following the questions and answers, as well as the rest of this prospectus.

WHAT IS THE AT&T COMCAST TRANSACTION?

     Comcast and AT&T are planning to combine Comcast with the AT&T broadband business. Comcast and AT&T believe that the combined strengths of Comcast and AT&T's broadband business will enable them to create the world's premier broadband communications company.

     The AT&T Comcast transaction will occur in several steps. First, AT&T will transfer the assets and liabilities of its broadband business to Broadband, a company newly formed for the purpose of effectuating the AT&T Comcast transaction. Second, AT&T will spin off Broadband to its shareholders. Third, Comcast and Broadband will each merge with a different, wholly owned subsidiary of AT&T Comcast. The merger agreement entered into in connection with the AT&T Comcast transaction provides for all of the steps described above to occur on the closing date for the mergers. The AT&T Comcast transaction remains subject to regulatory and other approvals and other conditions, including the receipt of specified note consents as described in this prospectus, and is expected to close by the end of 2002.

     None of AT&T, Broadband or any other party will receive any proceeds from the issuance of the new notes in the exchange offer. The amount that Broadband would otherwise be required to pay to AT&T upon completion of the AT&T Comcast transaction to satisfy intercompany indebtedness then outstanding will be reduced based upon the aggregate principal amount of New Broadband Notes issued in the mandatory exchange in an amount to be mutually agreed upon.

     For purposes of this prospectus, the AT&T Comcast transaction is defined as the transactions contemplated by the AT&T Comcast merger agreement and the related separation and distribution agreement, in each case as amended, supplemented or otherwise modified from time to time, including after the date of this prospectus.

WHAT IS THE EXCHANGE OFFER?

     If you hold Broadband Eligible Notes set forth on the cover of this prospectus, you are being asked to exchange those notes for Broadband Exchange Notes that will initially be obligations of AT&T and Broadband. Upon completion of the AT&T Comcast transaction, the Broadband Exchange Notes will be mandatorily exchanged at the relevant exchange ratio for New Broadband Notes that are primary obligations only of Broadband fully and unconditionally guaranteed by Comcast Cable, AT&T Comcast, MediaOne and TCI, whose guarantees we refer to as the cable guarantees. AT&T will not be an obligor on the New Broadband Notes. If the AT&T Comcast transaction is terminated, Broadband will be released as an obligor on the Broadband Exchange Notes, which will cease to be exchangeable for New Broadband Notes.

     If you hold AT&T Eligible Notes set forth on the cover of this prospectus, you are being asked to exchange those notes for New AT&T Notes that will be obligations solely of AT&T.

     Holders of Broadband Eligible Notes and AT&T Eligible Notes accepted in exchange must consent to the note amendment described below.

WHEN WILL I RECEIVE ACCRUED INTEREST ON THE BROADBAND ELIGIBLE NOTES, THE BROADBAND EXCHANGE NOTES, THE NEW BROADBAND NOTES, THE AT&T ELIGIBLE NOTES OR THE NEW AT&T NOTES?

     You should refer to the specific terms of the notes described in this prospectus to determine who will be eligible to receive accrued and unpaid interest and when accrued and unpaid interest will be paid. Interest on each of the new notes will accrue from the date of original issuance of that series of notes, which will be on the date the exchange offer is completed with respect to the Broadband Exchange Notes and the New AT&T Notes and which will be on the date of mandatory exchange with respect to the New Broadband Notes. However:

- interest accrued and unpaid on any Broadband Eligible Notes accepted in an exchange offer (a) will be paid along with the first payment of interest on the relevant series of Broadband Exchange Notes or (b) if the mandatory exchange of the Broadband Exchange Notes occurs prior to that first payment of interest, will be paid at the time of mandatory exchange;

- interest accrued and unpaid on the Broadband Exchange Notes will be paid at the time of mandatory exchange;

- interest accrued and unpaid on any AT&T Eligible Notes accepted in an exchange offer will be paid along with the first payment of interest on the relevant series of New AT&T Notes; and

- interest accrued and unpaid on any Broadband Eligible Notes or AT&T Eligible Notes not accepted in an exchange offer will be paid on the same interest payment dates as previously scheduled for the respective series.

WILL YOU ACCEPT ALL NOTES TENDERED? WILL THERE BE PRORATION?


     We will not accept any eligible notes of a series unless more than 50% of that series of notes has been validly tendered and not withdrawn by the expiration of the exchange offer for that series. For these purposes, all of the Series A Medium-Term Notes outstanding will be treated as part of a single series.


     We will not necessarily accept all Broadband Eligible Notes tendered. If more than the relevant proration percentage of the principal amount of a series of Broadband Eligible Notes, as set forth on the cover of this prospectus, is tendered, we will accept Broadband Eligible Notes of that series for exchange on a prorated basis.

     The exchange offer for each series of AT&T Eligible Notes is for all notes of that series and is not subject to proration.

WHAT IS THE NOTE AMENDMENT?

     Holders of Broadband Eligible Notes and AT&T Eligible Notes must consent to an amendment of the terms of those notes to the extent their notes are accepted for exchange. The note amendment would clarify that in connection with the AT&T Comcast transaction, the successor formed by the consolidation or merger, or to which AT&T shall have transferred its property, need not assume the obligations of AT&T under the notes of that series and that the successor shall not succeed to and be substituted for AT&T under the notes of that series.

WILL I BE PAID FOR CONSENTING TO THE NOTE AMENDMENT?

     Holders of Broadband Eligible Notes or AT&T Eligible Notes, to the extent their notes are accepted for exchange, must consent to the note amendment and will not receive any consent payment. Notes of any series not accepted for exchange will not receive any payment but will be bound by the note amendment, provided that more than 50% of the notes of that series have been accepted for exchange. For these purposes, all of the Series A Medium-Term Notes outstanding will be treated as part of a single series.

WHAT IS REQUIRED FOR THE NOTE AMENDMENT TO BE EFFECTIVE? WILL I HAVE ANY DISSENTERS' RIGHTS IN CONNECTION WITH THE NOTE AMENDMENT?

     The note amendment will be effective as to each series of notes if more than 50% by principal amount of the notes of that series are accepted for exchange. For these purposes, all of the Series A Medium-Term Notes outstanding will be treated as part of a single series. You will not be entitled to any dissenters' rights if the note amendment becomes effective without your consent.

DO I NEED TO SEPARATELY CONSENT TO THE NOTE AMENDMENT IN ORDER TO BE ELIGIBLE FOR THE EXCHANGE OFFER?

     Yes. However, completing the letter of transmittal for the exchange offer will constitute your consent to the note amendment to the extent we accept your Broadband Eligible Notes or AT&T Eligible Notes for exchange. If the requisite consents are received, the note amendment will be binding on the relevant series of Broadband Eligible Notes or AT&T Eligible Notes that remain outstanding.

WHAT HAPPENS IF I DO NOT EXCHANGE MY NOTES OR MY NOTES ARE NOT ELIGIBLE FOR OR ACCEPTED IN THE EXCHANGE OFFER?

     If you do not exchange your notes, they will remain obligations of AT&T and, in the case of the Broadband Eligible Notes, will not be obligations of Broadband and will not be entitled to the cable guarantees of AT&T Comcast, Comcast Cable, MediaOne and TCI. The terms of your notes will be subject to the note amendment as a result of the exchange offer whether or not you exchange your notes so long as more than 50% of the notes of that series have been accepted for exchange.

WHY ARE YOU MAKING THE EXCHANGE OFFER AND WHAT IS THE PURPOSE OF THE NOTE AMENDMENT?


     The note amendment will satisfy the condition to the AT&T Comcast transaction that AT&T obtain the consent of, or defease, purchase, retire or acquire, its debt in respect of series representing at least 90% in aggregate principal amount outstanding on December 19, 2001, which was approximately $12.7 billion, of debt securities issued under the indenture pursuant to which the Broadband Eligible Notes and the AT&T Eligible Notes were issued. We refer to this indenture, which is dated as of September 7, 1990, between AT&T and The Bank of New York, as trustee, as amended by the First Supplemental Indenture, dated as of October 30, 1992, as amended, between AT&T and the trustee, as the AT&T Indenture. As of the date of this prospectus, approximately $11.8 billion of these debt securities, including the Broadband Eligible Notes and the AT&T Eligible Notes, remained outstanding. We sometimes refer to the Broadband Eligible Notes and the AT&T Eligible Notes as the AT&T Notes. AT&T and Comcast could mutually agree to waive this condition with respect to all or any portion of the AT&T Notes for which consents are not obtained.


     If the AT&T Comcast transaction were to occur and if holders of the AT&T Notes were to assert successfully that completing the AT&T Comcast transaction required Broadband or one of its affiliates to assume AT&T's obligations under the AT&T Notes and that did not occur, then AT&T could be required to refinance the AT&T Notes. Thus, while AT&T and Comcast could jointly waive the consent condition to the AT&T Comcast transaction, AT&T is making the exchange offer primarily to facilitate the AT&T Comcast transaction and to optimize the respective capital structures of AT&T and AT&T Comcast in an economic and tax efficient manner.

WHAT HAPPENS IF THE AT&T COMCAST TRANSACTION IS TERMINATED?

     If the AT&T Comcast transaction is terminated:

- the Broadband Exchange Notes will not be exchanged for New Broadband Notes, will become obligations only of AT&T with Broadband released as an obligor and will not be entitled to the benefits of the cable guarantees; and

- the maturity date and/or interest rate on the New AT&T Notes will not change.

ARE THERE ANY RISKS THAT I SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND CONSENT SOLICITATION?

     Yes. You should carefully consider the risk factors starting on page 45, as well as the risk factors discussed in AT&T's and Comcast Cable's filings with the Securities and Exchange Commission incorporated by reference in this prospectus.

WHEN DOES THE EXCHANGE OFFER EXPIRE?

     THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
          , 2002 UNLESS EXTENDED AS TO ANY ONE OR MORE SERIES OF NOTES IN OUR DISCRETION.

     WE WILL ANNOUNCE ANY EXTENSIONS BY PRESS RELEASE OR OTHER PERMITTED MEANS NO LATER THAN 9:00 A.M., NEW YORK CITY TIME, THE DAY AFTER EXPIRATION OF THE EXCHANGE OFFER FOR THAT SERIES OF NOTES.

IF I HOLD BROADBAND ELIGIBLE NOTES OR AT&T ELIGIBLE NOTES, HOW DO I TENDER OR WITHDRAW THOSE NOTES IN THE EXCHANGE OFFER?

     In order to tender eligible notes in the exchange offer, you must properly submit your notes and a completed letter of transmittal and the other agreements and documents described in this prospectus. If you own notes held through a broker or other third party, or in "street name," you will need to follow the instructions in the letter of transmittal on how to instruct them to tender the notes on your behalf, as well as submit a completed letter of transmittal and the other agreements and documents described in this prospectus. Completing the letter of transmittal will constitute your consent to the note amendment to the extent we accept your Broadband Eligible Notes or AT&T Eligible Notes for exchange, unless you subsequently withdraw those notes prior to the expiration of the exchange offer for the notes of that series. If the requisite consents are received, the note amendment will be binding on the relevant series of Broadband Eligible Notes or AT&T Eligible Notes that remain outstanding.


     You may withdraw tendered notes at any time prior to the expiration of the exchange offer for the notes of that series. Validly withdrawing your notes will revoke the associated consent to the note amendment.


HOW DO I TENDER BROADBAND ELIGIBLE NOTES OR AT&T ELIGIBLE NOTES THROUGH THE LUXEMBOURG EXCHANGE AGENT?



     For any 5.625% AT&T Eligible Notes Due 2004 (ISIN No. US 001957AU39), 6.00% Broadband Eligible Notes Due 2009 (ISIN No. US 00195AV12) or 6.50% AT&T Eligible Notes Due 2029 (ISIN No. US 001957AW94), referred to collectively as the Luxembourg Notes, letters of transmittal may be submitted in accordance with procedures that may be obtained by contacting the Luxembourg exchange agent at the telephone number listed on the back cover page of this prospectus.


     INSTRUCTIONS ON HOW TO TENDER OR WITHDRAW BROADBAND ELIGIBLE NOTES OR AT&T ELIGIBLE NOTES FOR EXCHANGE ARE SET FORTH ON PAGE 75 AND IN THE LETTER OF TRANSMITTAL.

                                    SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To better understand the exchange offer, you should read this entire document carefully, as well as those additional documents to which we refer you. See "Where You Can Find More Information."

                          THE AT&T COMCAST TRANSACTION

     Comcast and AT&T are planning to combine Comcast with the AT&T broadband business. Comcast and AT&T believe that the combined strengths of Comcast and AT&T's broadband business will enable them to create the world's premier broadband communications company.

     The AT&T Comcast transaction will occur in several steps. First, AT&T will transfer the assets and liabilities of AT&T's broadband business to Broadband, a company newly formed for the purpose of effectuating the AT&T Comcast transaction. Second, AT&T will spin off Broadband to its shareholders. Third, Comcast and Broadband will each merge with a different, wholly owned subsidiary of AT&T Comcast. Comcast and AT&T shareholders will receive the shares of AT&T Comcast. The merger agreement entered into in connection with the AT&T Comcast transaction provides for all of the steps described above to occur on the closing date for the AT&T Comcast transaction. The AT&T Comcast transaction remains subject to regulatory and other approvals and other conditions, including the receipt of specified note consents as described in this prospectus, and is expected to close by the end of 2002.


     See "Description of AT&T Comcast Transaction" for a description of the principal agreements governing the AT&T Comcast transaction, the conditions to completion of the AT&T Comcast transaction and more information.


                               THE EXCHANGE OFFER

  THE EXCHANGE OFFER


     AT&T is offering to exchange its Broadband Eligible Notes for a like principal amount of Broadband Exchange Notes. The Broadband Exchange Notes will be obligations of both AT&T and Broadband. Except as described in this prospectus, the Broadband Exchange Notes will have terms substantially identical to the Broadband Eligible Notes as amended by the note amendment. The Broadband Exchange Notes are summarized under "Description of the Broadband Exchange Notes" below. Upon consummation of the AT&T Comcast transaction, however, the Broadband Exchange Notes will be mandatorily exchanged for New Broadband Notes at the relevant exchange ratio. The exchange ratio will be announced by press release two business days prior to the expiration of the exchange offer and will be based on the relevant exchange spreads set forth on the cover of this prospectus over the relevant reference U.S. Treasury rates. The exchange ratio will be calculated as the exchange price per $1,000 principal amount of the Broadband Eligible Notes divided by $1,000, and the exchange price is equal to the present value of the Broadband Eligible Notes on the exchange settlement date in accordance with standard market practice assuming the Broadband Eligible Notes would be repaid at $1,000 at maturity, determined on the basis of a yield to maturity equal to the sum of the relevant exchange spread set forth on the cover of this prospectus and the related reference U.S. Treasury yield. The related reference U.S. Treasury yield will be calculated by the dealer managers in accordance with standard market practice based on the bid side price for such reference security, as of 2:00 p.m., New York City time, two business days prior to the expiration date of the exchange offer, as displayed in Bloomberg Government Pricing Monitor, or any other recognized quotation source selected by the dealer managers. The method for determining the exchange ratio is described in detail under "Description of the Exchange Offer -- Exchange Ratio for the New Broadband Notes."


     The New Broadband Notes will be primary obligations only of Broadband, fully and unconditionally guaranteed by Comcast Cable, AT&T Comcast, MediaOne and TCI. The interest rates for each series of New Broadband Notes will be announced by press release two business days prior to the expiration of the exchange offer for that series and will be based on a credit spread over the relevant reference U.S.

Treasury rates. The reference U.S. Treasury rate with respect to each series of New Broadband Notes will be calculated, by the dealers managers, in accordance with standard market practice, based on the bid side price of the relevant reference U.S. Treasury as listed on the relevant Bloomberg Government Pricing Monitor or any other recognized quotation source selected by the dealer managers at 2:00 p.m., New York City time, two business days prior to the expiration of the exchange offer. The relevant reference U.S. Treasury has been selected to approximate the maturity characteristics of the applicable series of New Broadband Notes. The method for determining the interest rate is described in detail under "Description of the Exchange Offer -- Interest Rate for the New Broadband Notes" and the other terms of the New Broadband Notes are summarized under "Description of the New Broadband Notes and the Cable Guarantees."


     AT&T is also offering to exchange its AT&T Eligible Notes for a like principal amount of New AT&T Notes. The New AT&T Notes will be obligations only of AT&T. Except as described in this prospectus, the New AT&T Notes will have terms substantially identical to the AT&T Eligible Notes as amended by the note amendment. Upon completion of the AT&T Comcast transaction, however, the interest rates for each applicable series of New AT&T Notes will be adjusted automatically as set forth on the cover of this prospectus and the maturity date of the New AT&T Notes issued in exchange for the 6.50% AT&T Eligible Notes due March 15, 2029 will be changed to March 15, 20 . The material terms of the New AT&T Notes are summarized under "Description of the New AT&T Notes" below.

     Holders of Broadband Eligible Notes and AT&T Eligible Notes must consent to the note amendment described below to the extent their notes are accepted for exchange. Notes of any series not tendered for exchange and notes of any series of Broadband Eligible Notes not accepted for exchange due to proration will remain obligations only of AT&T, will not become obligations of Broadband, and will not be subject to the cable guarantees but will be bound by the note amendment if more than 50% by principal amount of that series consents to the note amendment by participating in the exchange. For these purposes, all of the Series A Medium Term Notes outstanding will be treated as part of a single series. THE TERMS OF YOUR NOTES MAY BE AMENDED AS A RESULT OF THE EXCHANGE OFFER WHETHER OR NOT YOU PARTICIPATE IN THE EXCHANGE.

     The exchange offer is subject to a number of conditions summarized below under "-- Conditions to the Exchange Offer" and in detail under "Description of the Exchange Offer -- Conditions to the Exchange Offer."

     Even if the exchange offer is completed, if the AT&T Comcast transaction is terminated:

     - the Broadband Exchange Notes will not be exchanged for New Broadband Notes, will become obligations only of AT&T with Broadband released as an obligor and will not be entitled to the benefits of the cable guarantees; and

     - the maturity date and interest rate on the New AT&T Notes will not change.

  PAYMENT OF INTEREST ACCRUED ON THE BROADBAND ELIGIBLE NOTES, THE BROADBAND EXCHANGE NOTES, THE NEW BROADBAND NOTES, THE AT&T ELIGIBLE NOTES AND THE NEW AT&T NOTES

     You should refer to the specific terms of the notes described in this prospectus to determine who will be eligible to receive accrued and unpaid interest and when accrued and unpaid interest will be paid. Interest on each of the notes will accrue from the date of original issuance of that series of new notes, which will be on the date the exchange offer is completed with respect to the Broadband Exchange Notes and the New AT&T Notes and which will be on the date of mandatory exchange with respect to the New Broadband Notes. However:

     - interest accrued and unpaid on any Broadband Eligible Notes accepted in the exchange offer (a) will be paid along with the first payment of interest on the relevant series of Broadband Exchange Notes or (b) if the mandatory exchange of the Broadband Exchange Notes occurs prior to that first payment of interest, will be paid at the time of mandatory exchange;

     - interest accrued and unpaid on any series of Broadband Exchange Notes will be paid at the time of mandatory exchange;

     - interest accrued and unpaid on any AT&T Eligible Notes accepted in the exchange offer will be paid along with the first payment of interest on the relevant series of New AT&T Notes; and

     - interest accrued and unpaid on any Broadband Eligible Notes or AT&T Eligible Notes not accepted in the exchange offer will be paid on the same interest payment dates as previously scheduled for the respective series.

  FRACTIONAL NOTES

     Notes will be issued only in denominations of $1,000 and multiples of $1,000. If the exchange of a series of Broadband Eligible Notes is subject to proration and proration would result in your being entitled to receive a fractional interest in the relevant series of Broadband Exchange Notes, the principal amount of Broadband Eligible Notes accepted in the exchange will be rounded to the nearest $1,000. This rounding will result in your receiving only whole Broadband Exchange Notes in exchange for your Broadband Eligible Notes.


     If the mandatory exchange of a series of Broadband Exchange Notes into New Broadband Notes would result in your being entitled to receive a fractional interest in the relevant series of New Broadband Notes, the principal amount you receive will be rounded down to the nearest $1,000 multiple and you will receive cash in lieu of a fractional New Broadband Note for the balance.


     Because the exchange offer of New AT&T Notes for AT&T Eligible Notes is not subject to proration and New AT&T Notes will be issued in a like principal amount as the AT&T Eligible Notes accepted in exchange, there will not be any need to pay cash in lieu of fractional New AT&T Notes.

 MINIMUM AMOUNT OF NOTES TENDERED; PRORATION OF BROADBAND ELIGIBLE NOTES

     No Broadband Eligible Notes or AT&T Eligible Notes of a series will be accepted for exchange unless more than 50% of the principal amount of that series of eligible notes has been validly tendered and not withdrawn by the expiration of the exchange offer for that series. For these purposes, all of the Series A Medium-Term Notes outstanding will be treated as part of a single series. If more than the relevant proration percentage of the principal amount of any series of Broadband Eligible Notes, as set forth on the cover of this prospectus, is tendered and not withdrawn, notes of that series will be accepted for exchange on a prorated basis. The exchange offer for each series of AT&T Eligible Notes is for all notes of that series and is not subject to proration.

 PURPOSE OF THE EXCHANGE OFFER AND NOTE AMENDMENT


     The AT&T Comcast transaction is conditioned on AT&T's obtaining the consent of, or having defeased, purchased, retired or acquired its debt in respect of series representing at least 90% in aggregate principal amount outstanding on December 19, 2001, which was approximately $12.7 billion, of debt securities issued under the AT&T Indenture. As of the date of this prospectus, approximately $11.8 billion of these debt securities, including the Broadband Eligible Notes and the AT&T Eligible Notes, remained outstanding. AT&T and Comcast could mutually agree to waive this condition with respect to all or any portion of the AT&T Notes for which consents are not obtained.


     If the AT&T Comcast transaction were to occur and if holders of the AT&T Notes were to assert successfully that completing the AT&T Comcast transaction required Broadband or one of its affiliates to assume AT&T's obligations under the AT&T Notes and that did not occur, then AT&T could be required to refinance the AT&T Notes. Thus, while AT&T and Comcast could jointly waive the consent condition to the AT&T Comcast transaction, AT&T is making the exchange offer primarily to facilitate the AT&T Comcast transaction and to optimize the respective capital structures of AT&T and AT&T Comcast in an economic and tax efficient manner.

 THE CABLE GUARANTEES

     The New Broadband Notes issued in exchange for Broadband Exchange Notes upon completion of the AT&T Comcast transaction will be fully and unconditionally guaranteed by Comcast Cable, AT&T Comcast, MediaOne and TCI, which we collectively refer to as the cable guarantors. The cable guarantees will rank equally with all other general unsecured and unsubordinated obligations of the cable guarantors, including approximately 14.9 billion of outstanding indebtedness as of June 30, 2002 and up to $12.8 billion of new indebtedness which will be guaranteed by the cable guarantors in connection with the closing of the AT&T Comcast transaction. For more information regarding the cable guarantees, see "Description of the New Broadband Notes and the Cable Guarantees" and "Other Indebtedness and the Cross-Guarantees."


     The New AT&T Notes will be obligations only of AT&T and will not be subject to the cable guarantees.

 THE NOTE AMENDMENT

     If the requisite consents are received, the note amendment will clarify that in connection with the AT&T Comcast transaction, the successor formed by the consolidation or merger, or to which AT&T shall have transferred its property, need not assume the obligations of AT&T under the notes of that series and that the successor shall not succeed to and be substituted for AT&T under the notes of that series.

     Holders of the Broadband Eligible Notes and the AT&T Eligible Notes, to the extent their notes are accepted for exchange, must consent to the note amendment. The note amendment is designed to satisfy a condition to the AT&T Comcast transaction.

    Effectiveness of Note Amendment; Dissenters' Rights

     The note amendment will be effective as to a series of notes if more than 50% by principal amount of the notes of that series consent. For these purposes, all of the Series A Medium Term Notes outstanding will be treated as part of a single series. You will not be entitled to any dissenters' rights if the note amendment becomes effective without your consent.

    Description of the Note Amendment

     The note amendment clarifies the covenant in the AT&T Indenture regarding the consolidation, merger with, or sale or conveyance of all or substantially all of the property of AT&T. The note amendment will be effective with respect to each series of notes that consents to the amendment and will provide that the AT&T Comcast transaction, including all transactions completed as steps in the AT&T Comcast transaction, (1) will not result in a consolidation, merger, sale, conveyance or other transfer of property of AT&T (including stock of subsidiaries) as an entirety or substantially as an entirety for purposes of the AT&T Indenture, and (2) will not violate the successor clause of the AT&T Indenture or any other provision of the AT&T Indenture or any security issued under the AT&T Indenture, regardless of whether any person assumes any of the indebtedness outstanding under the AT&T Indenture or any other obligation under the AT&T Indenture or any security issued under the AT&T Indenture.

     The merger covenant applicable to the Broadband Exchange Notes and the New AT&T Notes will be the AT&T Indenture merger covenant as so amended.

 EXPIRATION OF THE EXCHANGE OFFER

     THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
          , 2002 UNLESS IT IS EXTENDED AS TO ONE OR MORE SERIES OF NOTES IN OUR DISCRETION.

     WE WILL ANNOUNCE ANY EXTENSIONS BY PRESS RELEASE OR OTHER PERMITTED MEANS NO LATER THAN 9:00 A.M., NEW YORK CITY TIME, THE DAY AFTER EXPIRATION OF THE EXCHANGE OFFER FOR THAT SERIES OF NOTES.

 AMENDMENT OF THE EXCHANGE OFFER

     We reserve the right to determine whether the conditions of the exchange offer have been satisfied and not to accept any of the notes of one or more series we determine have not been validly tendered, and to otherwise interpret or modify the terms of this exchange offer. We will comply with applicable laws that require us to extend the period during which notes may be tendered or withdrawn as a result of changes in the terms of or information relating to the exchange offer.

 TENDERS AND WITHDRAWALS OF NOTES


     In order to tender eligible notes in the exchange offer, you must properly submit the notes and a completed letter of transmittal and the other agreements and documents described in this prospectus and the letter of transmittal. Completing the letter of transmittal will evidence your consent to the note amendment to the extent your notes are accepted for exchange. If you own notes held through a broker or other third party, or in "street name," you will need to follow the instructions in the letter of transmittal on how to instruct them to tender the notes on your behalf, as well as submit a completed letter of transmittal and the other documents described in this prospectus and the letter of transmittal. In addition, letters of transmittal may be submitted for any Luxembourg Notes in accordance with the procedures that may be obtained by contacting the Luxembourg exchange agent at the telephone number listed under "-- Luxembourg Exchange Agent." We will determine in our sole discretion whether any notes have been validly tendered. Please carefully follow the instructions on how to tender your notes contained in this prospectus and the letter of transmittal.


     If you decide to tender eligible notes in the exchange offer, you may withdraw them at any time prior to the expiration of the exchange offer for the notes of that series. Validly withdrawing your notes will revoke your consent to the note amendment with respect to those notes withdrawn.

     If we decide for any reason not to accept any eligible notes for exchange, those eligible notes will be returned without expense promptly after the exchange offer expires.


     PLEASE SEE PAGE 75 AND THE LETTER OF TRANSMITTAL FOR PROCEDURES ON HOW TO TENDER OR WITHDRAW YOUR NOTES.


 CONDITIONS TO THE EXCHANGE OFFER

     The exchange offer is subject to various conditions, including that AT&T will not accept any eligible notes of a series unless more than 50% of the aggregate principal amount of that series of notes has been validly tendered and not withdrawn by the expiration of the exchange offer for that series. In addition, AT&T is not required to complete the exchange offer, if on or before the expiration date, among other things:


     - we have not received, as of the expiration of the exchange offer, the valid and unrevoked consents to the note amendment of the holders of more than 50% in aggregate principal amount of those series of AT&T Notes which will result in AT&T's obtaining the consent of, or having defeased, purchased, retired or acquired debt in respect of series representing at least 90% in aggregate principal amount outstanding on December 19, 2001, which was approximately $12.7 billion, of debt securities issued under the AT&T Indenture. As of the date of this prospectus, approximately $11.8 billion of these debt securities, including the AT&T Notes, remained outstanding;


     - there has occurred any specified adverse change with respect to AT&T, Comcast or Broadband -- or with respect to the expected benefits of the exchange offer;

     - there has occurred any specified adverse changes in the financial or capital markets or in political, market, economic or financial conditions in the United States or abroad; or

     - the AT&T Comcast transaction has been terminated.

 USE OF PROCEEDS

     None of AT&T, Broadband or any other party will receive any proceeds from the issuance of the new notes in the exchange offer. The amount that Broadband would otherwise be required to pay to AT&T upon completion of the AT&T Comcast transaction to satisfy intercompany indebtedness then outstanding will be reduced based upon the aggregate principal amount of New Broadband Notes issued in the exchange in an amount to be mutually agreed.

                                 THE COMPANIES
AT&T CORP.

900 Routes 202/206 North


Bedminster, NJ 07921-0752

(908) 221-2000
http://www.att.com

     AT&T is a New York corporation incorporated in 1885. AT&T currently consists primarily of AT&T Broadband Group, AT&T Consumer Services Group and AT&T Business Services Group. These AT&T groups are not separate companies, but, rather, are parts of AT&T. The AT&T Comcast transaction would separate and spin off the AT&T Broadband Group into a separate company, Broadband, that immediately would be combined with and become a subsidiary of AT&T Comcast.

     Upon completion of the AT&T Comcast transaction, AT&T will consist of AT&T Consumer Services Group, the leading provider of domestic and international long distance service to residential customers in the United States, and AT&T Business Services Group, one of the nation's largest business services communications providers, providing a variety of global communications services to over 4 million customers and operating one of the largest telecommunications networks in the United States.


     The table below sets forth the approximate percentages of consolidated revenue, operating income, net loss, assets and indebtedness of AT&T, giving prior effect to the split-off of the AT&T Wireless Services Group, that were attributable to each of AT&T Broadband Group and AT&T excluding the AT&T Broadband Group at or for the six month period ended June 30, 2002 and the year ended December 31, 2001. These percentages will vary in the future with the relative performance of the different AT&T groups. In addition, the actual debt levels of each of the AT&T groups in the future will depend on a variety of other factors, including the progress AT&T makes on its various debt reduction activities. The table also should be read in the context of the financial and other information set forth in this prospectus.



                                                                        % OF
                                                % OF      % OF AT&T     AT&T     % OF
                                                AT&T      OPERATING     NET      AT&T    % OF AT&T
                                               REVENUE   INCOME/LOSS   LOSS*    ASSETS     DEBT
                                               -------   -----------   ------   ------   ---------
AT&T Broadband Group
  At or for the year ended December 31,
     2001....................................   19.3%      (111.4)%      61.0%   62.4%     43.5%
  At or for the six month period ended June
     30, 2002................................   20.6%       124.3%      107.6%   59.3%     50.8%
AT&T Corp. (excluding AT&T Broadband Group)**
  At or for the year ended December 31,
     2001....................................   81.2%       211.4%       (1.9)%  37.7%     56.5%
  At or for the six month period ended June
     30, 2002................................   80.1%       (23.9)%      (7.6)%  41.1%     49.2%


---------------

  * Based on net loss from continuing operations before extraordinary gain and cumulative effect of accounting change.

 ** Includes AT&T Business Services Group and AT&T Consumer Services Group and excludes Liberty Media Group and AT&T Wireless Services Group.

AT&T BROADBAND CORP.
188 Inverness Drive West
Englewood, Colorado 80112
(303) 858-3000

     AT&T Broadband Corp. is a Delaware corporation newly formed for purposes of effectuating the AT&T Comcast transaction. Throughout this prospectus, we refer to AT&T Broadband Corp. as Broadband. As part of the AT&T Comcast transaction, AT&T will transfer to Broadband substantially all the assets, liabilities and businesses represented by AT&T Broadband Group, an integrated business of AT&T Corp.


     AT&T Broadband Group is one of the nation's largest broadband communications businesses, providing cable television, high-speed cable Internet services and communications services over one of the most extensive broadband networks in the country. At or for the six month period ended June 30, 2002, AT&T Broadband Group:



     - owned and operated cable systems aggregating approximately 13.26 million analog video subscribers;



     - had approximately $5.0 billion in combined revenue;



     - had approximately $14.7 billion in net loss;



     - had debt of approximately $21.9 billion; and


     - had investments in companies, joint ventures and partnerships, including Time Warner Entertainment Company, L.P., Insight Midwest, L.P. and Texas Cable Partners, L.P.

AT&T COMCAST CORPORATION
1500 Market Street
Philadelphia, Pennsylvania 19102-2148
(215) 665-1700

     AT&T Comcast is a newly formed Pennsylvania corporation that has not, to date, conducted any activities other than those incident to its formation, the financing and other matters contemplated by or incident to the merger agreement entered into in connection with the AT&T Comcast transaction, and the preparation of this prospectus. Upon completion of the AT&T Comcast transaction, Comcast and Broadband will each become a wholly owned subsidiary of AT&T Comcast. The business of AT&T Comcast will be the combined businesses currently conducted by Comcast and the AT&T Broadband Group.

COMCAST CORPORATION
1500 Market Street
Philadelphia, Pennsylvania 19102-2148
(215) 665-1700

     Comcast is a Pennsylvania corporation incorporated in 1969. Comcast is involved principally in three lines of business:

     - cable -- through the development, management and operation of broadband communications networks and regional sports programming networks;

     - commerce -- through QVC, its electronic retailing subsidiary; and

     - content -- through its consolidated subsidiaries, Comcast-Spectacor, E! Entertainment Television, The Golf Channel and Outdoor Life Network, and through its other programming investments.

     Upon completion of the AT&T Comcast transaction, Comcast will become a wholly owned subsidiary of AT&T Comcast.

COMCAST CABLE COMMUNICATIONS, INC.
1500 Market Street
Philadelphia, Pennsylvania 19102-2148
(215) 665-1700

     Comcast Cable is a Delaware corporation incorporated in 1981 and a wholly owned subsidiary of Comcast. Comcast Cable is currently the third largest cable operator in the United States and has deployed digital cable applications and high-speed Internet access service to the vast majority of its cable communications systems to expand the products available on its broadband communications networks.

Comcast's consolidated cable operations served approximately 8.5 million subscribers and passed approximately 14.0 million homes as of June 30, 2002.


     Comcast Cable will remain a wholly owned subsidiary of Comcast, and will become an indirect wholly owned subsidiary of AT&T Comcast after completion of the AT&T Comcast transaction.

MEDIAONE GROUP, INC.
188 Inverness Drive West
Englewood, Colorado 80112
(303) 858-3000

     MediaOne is a Delaware corporation incorporated in 1999. MediaOne is a subsidiary of AT&T and, upon completion of the AT&T Comcast transaction, will become a wholly owned subsidiary of Broadband.

AT&T BROADBAND, LLC
188 Inverness Drive West
Englewood, Colorado 80112
(303) 858-3000

     AT&T Broadband, LLC, referred to in this prospectus as TCI, is a Delaware limited liability company formerly known as Tele-Communications, Inc., a Delaware corporation that was formed in 1994. TCI is a subsidiary of AT&T that holds the former Tele-Communications, Inc. business, and upon completion of the AT&T Comcast transaction, will become a wholly owned subsidiary of Broadband.

                  DESCRIPTION OF THE BROADBAND EXCHANGE NOTES


     The Broadband Exchange Notes will be entitled to the benefits and subject to the terms and conditions of the AT&T Indenture as amended by the note amendment and a supplemental indenture that will have the purpose of, among other things, making Broadband a co-obligor on the Broadband Exchange Notes. Except as described in this prospectus, the Broadband Exchange Notes will have terms substantially identical to the Broadband Eligible Notes as amended by the note amendment. Upon completion of the AT&T Comcast transaction, however, each series of Broadband Exchange Notes will be mandatorily exchanged at the relevant exchange ratio for New Broadband Notes, which will be primary obligations only of Broadband, fully and unconditionally guaranteed by the cable guarantors, and will not be obligations of AT&T.



     AT&T intends to apply for listing of the Broadband Exchange Notes on the New York Stock Exchange. If the AT&T Comcast transaction is terminated, AT&T will use commercially reasonable efforts to list the 6.00% Broadband Exchange Notes Due March 15, 2009 additionally on the Luxembourg Stock Exchange.



     If the AT&T Comcast transaction is terminated, Broadband's obligations under the Broadband Exchange Notes will be released and discharged and the Broadband Exchange Notes will become solely obligations of AT&T and cease to be exchangeable for New Broadband Notes.


        DESCRIPTION OF THE NEW BROADBAND NOTES AND THE CABLE GUARANTEES


     The New Broadband Notes will be entitled to the benefits and subject to the terms and conditions of an indenture among Broadband, the cable guarantors and The Bank of New York, as trustee. We refer to this indenture as the New Broadband Indenture.


  BASIC TERMS

     The New Broadband Notes:

     - will rank equally with all of Broadband's other unsecured and unsubordinated debt and will be entitled to the benefits of the cable guarantees described below; and

     - will be issued in an aggregate principal amount not exceeding $ comprised as follows:


      o up to $          in principal amount of New Broadband Notes Due 2013,
        maturing on           , 2013, with interest payable semiannually on each
                  and           beginning on the first           or
        occurring after the initial issuance of the New Broadband Notes Due
        2013, to holders of record on the preceding           and           ;
        and



      o up to $          in principal amount of New Broadband Notes Due 2022,
        maturing on           , 2022, with interest payable semiannually on each
                  and           , beginning on the first           or
        occurring after the initial issuance of the New Broadband Notes Due
        2022, to holders of record on the preceding           and           .



     The interest rate on each series of New Broadband Notes will be announced by press release two business days prior to the expiration of the exchange offer and will be based on spreads over the relevant reference U.S. Treasury rates as described in "Description of the Exchange Offer -- Interest Rate for the New Broadband Notes."


  CABLE GUARANTEES

     Broadband's obligations under the New Broadband Notes will be fully and unconditionally guaranteed, on an unsecured and unsubordinated basis, by each of Comcast Cable, AT&T Comcast, MediaOne and TCI. See "Description of the New Broadband Notes and the Cable Guarantees -- Cable Guarantees."

  MARKET FOR THE NEW BROADBAND NOTES; LISTING


     Although Broadband intends to list the New Broadband Notes on the New York Stock Exchange, and expects that they will be eligible for trading in the PORTAL market, there is currently no public market for the New Broadband Notes. In addition, Broadband does not intend to apply for listing of the New Broadband Notes on the Luxembourg Stock Exchange. There can be no assurance as to the development of any market for the New Broadband Notes.


  OPTIONAL REDEMPTION


     Broadband will have the right at its option to redeem the New Broadband
Notes Due 2022, at any time or from time to time on or after           , 20  ,
on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of New Broadband Notes Due 2022. The optional redemption terms for the New Broadband Notes Due 2022 are described under "Description of the New Broadband Notes and the Cable Guarantees -- Optional Redemption." The New Broadband Notes Due 2013 will not be subject to optional redemption by Broadband.


  COVENANTS


     The New Broadband Indenture under which Broadband will issue the New Broadband Notes will contain covenants that, among other things, limit Broadband's ability and the cable guarantors' ability to create secured indebtedness and engage in sale and leaseback transactions and Broadband's ability to enter into some types of mergers and consolidations. See "Description of the New Broadband Notes and the Cable Guarantees -- Certain Covenants." Neither the New Broadband Notes nor the cable guarantees will contain financial covenants.

                       DESCRIPTION OF THE NEW AT&T NOTES


     The New AT&T Notes will be entitled to the benefits and subject to the terms and conditions of the AT&T Indenture, as amended by a supplemental indenture that will have the purpose of, among other things, effecting the note amendment with respect to each series of New AT&T Notes.


     The terms of the New AT&T Notes and the AT&T Eligible Notes are substantially identical, except that:

     - the interest rate on the applicable New AT&T Notes will be adjusted automatically upon completion of the AT&T Comcast transaction, as described in further detail under "Description of the New AT&T Notes -- Interest Payments;"

     - the maturity date of the New AT&T Notes issued in exchange for the 6.50% AT&T Eligible Notes Due March 15, 2029 will be changed automatically to March 15, 20 upon completion of the AT&T Comcast transaction; and

     - the merger covenant applicable to the New AT&T Notes will be the AT&T Indenture merger covenant as amended by the note amendment, which is described in greater detail under "Description of the Broadband Exchange Notes -- Certain Covenants -- Consolidation, Merger or Sale."

  BASIC TERMS

     The New AT&T Notes:

     - will rank equally with all of AT&T's other unsecured and unsubordinated debt;

     - will be obligations only of AT&T;

     - will be issued in an aggregate principal amount not exceeding $5,485,563,000 comprised as follows:

      - up to $2,000,000,000 in principal amount of New AT&T Notes Due 2004 (Series 1), maturing on March 15, 2004, with interest payable semiannually on each March 15 and September 15, beginning the first March 15 or September 15 occurring after the initial issuance of the New AT&T Notes Due 2004 (Series 1), to holders of record on the preceding March 1 and September 1;

      - up to $400,000,000 in principal amount of New AT&T Notes Due 2004 (Series 2), maturing on April 1, 2004, with interest payable semiannually on each April 1 and October 1, beginning the first April 1 or October 1 occurring after the initial issuance of the New AT&T Notes Due 2004 (Series 2), to holders of record on the preceding March 15 and September 15;

      - up to $25,000,000 in principal amount of New Medium-Term Notes, Series A (subseries 1) Due May 15, 2025, maturing on May 15, 2025, with interest payable semiannually on each May 15 and November 15, beginning the first May 15 or November 15 occurring after the initial issuance of the New Medium-Term Notes, Series A (subseries 1) Due May 15, 2025, to holders of record on the preceding May 1 and November 1;

      - up to $50,000,000 in principal amount of New Medium-Term Notes, Series A (subseries 2) Due May 15, 2025, maturing on May 15, 2025, with interest payable semiannually on each May 15 and November 15, beginning the first May 15 or November 15 occurring after the initial issuance of the New Medium-Term Notes, Series A (subseries 2) Due May 15, 2025, to holders of record on the preceding May 1 and November 1;

      - up to $3,000,000,000 in principal amount of New AT&T Notes Due 20 , maturing on March 15, 2029, however, upon completion of the AT&T Comcast transaction, the maturity will be changed automatically to March 15, 20 , with interest payable semiannually on each March 15 and September 15, beginning the first March 15 or September 15 occurring after the initial issuance of the New AT&T Notes Due 20 , to holders of record on the preceding March 1 and September 1;

      - up to $10,563,000 in principal amount of New FRN Medium-Term Notes, Series A Due 2054, maturing on December 28, 2054, with interest payable semiannually on each June 28 and December 28, beginning the first June 28 or December 28 occurring after the initial issuance of the New FRN Medium-Term Notes, Series A Due 2054, to holders of record on the preceding June 13 and December 13.

  MARKET FOR THE NEW AT&T NOTES; LISTING


     Although AT&T intends to list each series of the New AT&T Notes, other than the Series A Medium-Term Notes, on the New York Stock Exchange, there is currently no public market for the New AT&T Notes. AT&T also intends to list the New AT&T Notes Due 2004 (Series 1) and the New AT&T Notes Due 20 additionally on the Luxembourg Stock Exchange. AT&T does not intend to apply for listing of the Series A Medium-Term Notes on any national exchange. There can be no assurance as to the development of any market for the New AT&T Notes.


  OPTIONAL REDEMPTION


     AT&T will have the right at its option to redeem certain of the New AT&T Notes, other than the New AT&T Notes Due 2004 (Series 2), at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the applicable series of New AT&T Notes. The optional redemption terms for each series of New AT&T Notes is described under "Description of the New AT&T Notes -- Optional Redemption."


  COVENANTS


     The AT&T Indenture under which AT&T will issue the New AT&T Notes contains covenants that, among other things, limit AT&T's ability and its subsidiaries' ability to create secured indebtedness and engage in sale and leaseback transactions. See "Description of the New AT&T Notes."


                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The U.S. federal income tax consequences to a holder of Broadband Eligible Notes or AT&T Eligible Notes vary depending on which type of notes are held, whether or not the holder participates in the exchange offer and whether or not the AT&T Comcast transaction is completed. Depending on those facts, a holder of eligible notes may recognize gain or loss for U.S. federal income tax purposes in connection with the exchange and the modification of certain terms of such notes upon consummation of the AT&T Comcast transaction. Please see "Description of the Exchange Offer -- Material United States Federal Income Tax Consequences of the Exchange Offer" beginning on page 82 of this prospectus.

                              THE DEALER MANAGERS


     The following firms, listed in alphabetical order, will act as dealer managers for the exchange offer, and can be reached at the addresses and telephone numbers set forth on the back cover of this prospectus:


                       Credit Suisse First Boston Corporation

                         Deutsche Bank Securities Inc.

                              Goldman, Sachs & Co.
                          J.P. Morgan Securities Inc.
                     Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated
                       Morgan Stanley & Co. Incorporated

                             THE INFORMATION AGENT


     We have engaged D.F. King & Co., Inc. as the information agent for the exchange offer. Requests for additional copies of this prospectus or the letter of transmittal and for assistance in tendering eligible notes should be directed to the information agent below.


                             D.F. King & Co., Inc.

                          77 Water Street, 20th Floor

                            New York, New York 10005

                        Banks and Brokers Call Collect:


                                 (212) 269-5550


                           All Others Call Toll Free:


                                 (866) 868-2409



                           D.F. King (Europe) Limited


                      2 London Wall Building -- 2nd Floor


                                London EC2 M5PP


                           Telephone: 44 207 920 9700


                               THE EXCHANGE AGENT


     We have engaged The Bank of New York as the exchange agent for purposes of processing tenders and withdrawals of eligible notes in the exchange offer. The address and telephone number of the exchange agent are as follows:



                              The Bank of New York

                      Corporate Trust Reorganization Unit
                             101 Barclay Street, 7E
                            New York, New York 10286

                                 Attn: Kin Lau


                           Toll Free: (800) 254-2826


                           Telephone: (212) 815-3750


                           Facsimile: (212) 298-1915


                         THE LUXEMBOURG EXCHANGE AGENT


     We have engaged The Bank of New York (Luxembourg) S.A. as the Luxembourg exchange agent in connection with the exchange offer. In Luxembourg, you should contact the Luxembourg exchange agent for all services in connection with the exchange offer, including to obtain copies of this prospectus and the letter of transmittal or answers to questions about the terms and procedures of the exchange offer, to have a letter of transmittal submitted on your behalf, or to have the Luxembourg Notes delivered on your behalf. The address and telephone number of the Luxembourg exchange agent are as follows:


                     The Bank of New York (Luxembourg) S.A.

                        Aerogolf Center -- 1A, Hoehenhof


                        L-1736 Senningerberg, Luxembourg


                            Attn: Jacqueline Geisen


                           Telephone: 44 207 964 7306


                           Facsimile: 44 207 964 6399

                            RETAIL SOLICITATION FEE

     We will pay soliciting dealers named in a qualifying letter of transmittal with respect to eligible notes as having solicited and obtained the tender a
retail solicitation fee of $     per $1,000 of eligible notes tendered by a
beneficial holder of less than $     in principal amount of eligible notes and
accepted in the exchange offer. See "Description of the Exchange Offer -- Retail Solicitation Fee."


                              RECENT DEVELOPMENTS



     On August 21, 2002, AT&T and Comcast announced that they had entered into an agreement with AOL Time Warner providing for the restructuring of Time Warner Entertainment Company L.P., or TWE. The restructuring agreement, which has been publicly filed by AT&T as an exhibit to its Current Report on Form 8-K, dated August 23, 2002, is intended to provide for a more orderly and timely disposition of AT&T Broadband Group's entire stake in TWE than would likely be available under the registration rights provisions of the TWE partnership agreement, which AT&T Broadband Group has been pursuing. Under the restructuring agreement, which is expected to close in the first half of 2003, for its 27.64% interest in TWE, AT&T Broadband Group will receive $1.5 billion in common stock of AOL Time Warner Inc. (valued at the time of the closing and subject to certain limitations) and an effective 21% passive equity interest in all of AOL Time Warner's cable properties, including those already in TWE, and AT&T Broadband Group will also receive $2.1 billion in cash. As part of the restructuring, TWE will distribute to AOL Time Warner all of TWE's major content assets, which include Home Box Office (HBO), Warner Bros., and stakes in The WB Network, Comedy Central and Court TV. Upon consummation of the AT&T Comcast transaction, AT&T Comcast will assume all of AT&T's interest in TWE and in the restructuring agreement. Time Warner Cable, which will own substantially all of AOL Time Warner's cable interests, is expected to conduct an initial public offering of common stock following the restructuring. Under the restructuring agreement, AT&T Broadband Group will have registration rights enabling it to dispose of its shares in Time Warner Cable and in AOL Time Warner.



     In connection with the transactions, AT&T Broadband Group and Comcast will also enter into a three-year non-exclusive agreement with AOL Time Warner under which AOL High-Speed Broadband service would be made available on certain of AT&T's, or AT&T Comcast's, cable systems which pass approximately 10 million homes.



     AT&T and Comcast intend, at or prior to the closing of the AT&T Comcast transaction, to place AT&T's entire interest in TWE in trust for orderly disposition. Any non-cash consideration received in respect of such interest, including the AOL Time Warner common stock to be issued to AT&T Broadband Group and AT&T Broadband Group's entire economic and voting interest in Time Warner Cable will remain in trust until disposed of or regulatory approval is obtained to remove such interests from the trust.



     AT&T acquired its stake in TWE as part of its June 2000 acquisition of the MediaOne Group. In February of 2001, AT&T requested that TWE convert from a limited partnership into a corporation and create equity securities for registration with the Securities and Exchange Commission. On July 30, 2002, AT&T and TWE agreed to suspend the registration process to explore alternative approaches that led to the transactions contemplated by the restructuring agreement.



     In connection with the Broadband spin-off, all of AT&T Broadband Group's interests and rights with respect to TWE will be transferred to Broadband or its subsidiaries.



     The TWE restructuring is subject to receipt of certain regulatory approvals and other closing conditions, certain of which are outside the control of AT&T and Comcast. There can be no assurance that the transactions contemplated by the TWE restructuring agreement will be consummated. If the restructuring agreement is terminated without the restructuring being consummated, the parties will return to the registration rights process under the TWE partnership agreement.



     If the AT&T Comcast transaction is not completed, the TWE restructuring agreement will remain in place between AT&T and AOL Time Warner, although certain changes would be made to the Internet service provider carriage agreement between them.

                        SELECTED FINANCIAL DATA OF AT&T

     The consolidated income statement data below for the three years ended December 31, 2001, and the consolidated balance sheet data at December 31, 2001 and 2000, were derived from audited consolidated financial statements of AT&T Corp. incorporated by reference in this prospectus. The remaining data was derived from AT&T's unaudited consolidated financial statements.


                                        AT OR FOR THE SIX
                                           MONTHS ENDED
                                             JUNE 30,              AT OR FOR THE YEARS ENDED DECEMBER 31,
                                        ------------------   --------------------------------------------------
                                        2002(1)     2001       2001     2000(2)    1999(3)     1998      1997
                                        --------   -------   --------   --------   --------   -------   -------
                                                                      (UNAUDITED)
                                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS AND EARNINGS PER
  SHARE:
Revenue...............................  $ 24,088   $26,738   $ 52,550   $ 55,533   $ 54,973   $47,817   $46,910
Operating (loss) income...............   (13,691)    2,178      3,754      4,228     11,458     7,632     6,835
(Loss) income from continuing
  operations before extraordinary gain
  and cumulative effect of accounting
  changes.............................   (12,909)   (3,356)    (6,842)     4,133      3,861     5,052     4,088
(LOSS) INCOME FROM CONTINUING
  OPERATIONS BEFORE EXTRAORDINARY GAIN
  AND CUMULATIVE EFFECT OF ACCOUNTING
  CHANGES:
AT&T Common Stock Group:
  (Loss) income.......................   (12,909)     (534)    (4,131)     2,645      5,883     5,052     4,088
  (Loss) earnings per basic share.....     (3.59)    (0.28)     (1.33)      0.76       1.91      1.89      1.53
  (Loss) earnings per diluted share...     (3.59)    (0.28)     (1.33)      0.75       1.87      1.87      1.53
  Dividends declared per share........     0.075     0.075       0.15     0.6975       0.88      0.88      0.88
Liberty Media Group(4):
  (Loss) income.......................        --    (2,822)    (2,711)     1,488     (2,022)       --        --
  (Loss) earnings per basic and
    diluted share.....................        --     (1.09)     (1.05)      0.58      (0.80)       --        --
ASSETS AND CAPITAL:
Property, plant and equipment, net....  $ 41,460        --   $ 41,322   $ 41,269   $ 33,366   $21,780   $19,177
Total assets -- continuing
  operations..........................   137,895        --    165,282    207,136    146,094    40,134    41,029
Total assets..........................   137,895        --    165,282    234,360    163,457    54,185    55,797
Long-term debt........................    37,271        --     40,527     33,089     23,214     5,555     7,840
Total debt............................    43,160        --     53,485     64,927     35,694     6,638    11,895
Mandatorily redeemable preferred
  securities..........................       858        --      2,400      2,380      1,626        --        --
Shareowners' equity...................    42,755        --     51,680    103,198     78,927    25,522    23,678
Debt ratio(5).........................      47.6%       --       47.7%      57.2%      54.3%     36.7%     57.2%
Gross capital expenditures............     3,278        --      8,388     10,462     11,194     6,871     6,065


---------------


(1) During the second quarter of 2002, AT&T recorded non-cash franchise and goodwill impairment charges of $16.5 billion ($11.8 billion after taxes).



(2) AT&T Common Stock Group continuing operations results exclude Liberty Media Group (LMG). In addition, on June 15, 2000, AT&T completed the acquisition of MediaOne Group, Inc.



(3) In connection with the March 9, 1999 merger with Tele-Communications, Inc., AT&T issued separate tracking stock for LMG. LMG was accounted for as an equity investment prior to its split-off from AT&T on August 10, 2001.



(4) No dividends have been declared for LMG tracking stocks.



(5) Debt ratio reflects debt from continuing operations as a percent of total capital (debt plus equity, excluding LMG and AT&T Wireless Group). For purposes of this calculation, equity includes convertible quarterly trust preferred securities as well as redeemable preferred stock of subsidiary.


     Effective January 1, 2002, AT&T adopted SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and indefinite-lived intangible assets no longer be amortized, but instead be tested for impairment at least annually. Intangible assets that have finite useful lives will continue to be amortized over their useful lives. In addition, the amortization period of intangible assets with finite lives will no longer be limited to 40 years. We have determined that our franchise costs are indefinite-lived assets, as defined in SFAS No. 142, and therefore are not subject to amortization beginning in 2002.

     The following table presents the impact of SFAS No. 142 on net (loss) income and (loss) earnings per share had the standard been in effect for the three years ended December 31, 2001. AT&T Wireless Group tracking stock was issued in April, 2000, therefore data for this group is not applicable for 1999.

                                                                       AT&T WIRELESS
                                           AT&T COMMON STOCK GROUP         GROUP           LIBERTY MEDIA GROUP
                                          -------------------------   ---------------   --------------------------
                                           2001      2000     1999    2001(1)   2000    2001(2)    2000     1999
                                          -------   ------   ------   -------   -----   -------   ------   -------
                                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
FOR THE YEAR ENDED DECEMBER 31,
Net (loss) income:
Reported (loss) income from continuing
  operations before cumulative effect of
  accounting change.....................  $(4,131)  $2,645   $5,883    $  --    $  --   $(2,711)  $1,488   $(2,022)
Dividend requirements of preferred
  stock.................................     (652)      --       --       --       --        --       --        --
Premium on wireless tracking stock
  exchange..............................      (80)      --       --       --       --        --       --        --
Reported (loss) from continuing
  operations available to common
  shareowners...........................   (4,863)   2,645    5,883       --       --    (2,711)   1,488    (2,022)
Add back amortization, net of tax:
  Goodwill *............................      766      687      135       --       --       350      568       424
  Equity method excess basis............      128      337      294       --       --       346      654       285
  Franchise costs.......................      754      645      445       --       --         4        8         5
                                          -------   ------   ------    -----    -----   -------   ------   -------
Adjusted (loss) income from continuing
  operations before cumulative effect of
  accounting change.....................  $(3,215)  $4,314   $6,757    $  --    $  --   $(2,011)  $2,718   $(1,308)
Reported income (loss) from discontinued
  operations............................      115      460     (433)      35       76        --       --        --
Add back discontinued operations
  amortization, net of tax..............      152      222      204       36       27        --       --        --
Gain on disposition of discontinued
  operations............................   13,503       --       --       --       --        --       --        --
Cumulative effect of accounting
  change................................      359       --       --       --       --       545       --        --
                                          -------   ------   ------    -----    -----   -------   ------   -------
ADJUSTED NET INCOME (LOSS)..............  $10,914    4,996   $6,528    $  71    $ 103   $(1,466)  $2,718   $(1,308)
                                          -------   ------   ------    -----    -----   -------   ------   -------
BASIC (LOSS) EARNINGS PER SHARE:
Reported basic (loss) earnings per share
  from continuing operations before
  cumulative effect of accounting
  change................................  $ (1.33)  $ 0.76   $ 1.91    $  --    $  --   $ (1.05)  $ 0.58   $ (0.80)
Add back amortization, net of tax:
  Goodwill *............................     0.21     0.20     0.04       --       --      0.14     0.22      0.17
  Equity method excess basis............     0.03     0.10     0.10       --       --      0.13     0.25      0.11
  Franchise costs.......................     0.21     0.18     0.14       --       --        --     0.01        --
                                          -------   ------   ------    -----    -----   -------   ------   -------
Adjusted basic (loss) earnings per share
  from continuing operations before
  cumulative effect of accounting
  change................................  $ (0.88)  $ 1.24   $ 2.19    $  --    $  --   $ (0.78)  $ 1.06   $ (0.52)
Reported earnings (loss) per share from
  discontinued operations...............     0.03     0.13    (0.14)    0.08     0.21        --       --        --
Add back discontinued operations
  amortization, net of tax..............     0.04     0.06     0.07     0.08     0.08        --       --        --
Gain on disposition of discontinued
  operations............................     3.70       --       --       --       --        --       --        --
Cumulative effect of accounting
  change................................     0.10       --       --       --       --      0.21       --        --
                                          -------   ------   ------    -----    -----   -------   ------   -------
ADJUSTED BASIC EARNINGS (LOSS) PER
  SHARE.................................  $  2.99   $ 1.43   $ 2.12    $0.16    $0.29   $ (0.57)  $ 1.06   $ (0.52)
                                          =======   ======   ======    =====    =====   =======   ======   =======

                                                                       AT&T WIRELESS
                                           AT&T COMMON STOCK GROUP         GROUP           LIBERTY MEDIA GROUP
                                          -------------------------   ---------------   --------------------------
                                           2001      2000     1999    2001(1)   2000    2001(2)    2000     1999
                                          -------   ------   ------   -------   -----   -------   ------   -------
                                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
FOR THE YEAR ENDED DECEMBER 31,
DILUTED (LOSS) EARNINGS PER SHARE:
Reported diluted (loss) earnings per
  share from continuing operations
  before cumulative effect of accounting
  change................................  $ (1.33)  $ 0.75   $ 1.87    $  --    $  --   $ (1.05)  $ 0.58   $ (0.80)
Add back amortization, net of tax:
  Goodwill *............................     0.21     0.19     0.04       --       --      0.14     0.22      0.17
  Equity method excess basis............     0.03     0.10     0.10       --       --      0.13     0.25      0.11
  Franchise costs.......................     0.21     0.18     0.14       --       --        --     0.01        --
                                          -------   ------   ------    -----    -----   -------   ------   -------
Adjusted diluted (loss) earnings per
  share from continuing operations
  before cumulative effect of accounting
  change................................  $ (0.88)  $ 1.22   $ 2.15    $  --    $  --   $ (0.78)  $ 1.06   $ (0.52)
Reported earnings (loss) per share from
  discontinued operations...............     0.03     0.13    (0.13)    0.08     0.21        --       --        --
Add back discontinued operations
  amortization, net of tax..............     0.04     0.06     0.07     0.08     0.08        --       --        --
Gain on disposition of discontinued
  operations............................     3.70       --       --       --       --        --       --        --
Cumulative effect of accounting
  change................................     0.10       --       --       --       --      0.21       --        --
                                          -------   ------   ------    -----    -----   -------   ------   -------
ADJUSTED DILUTED EARNINGS (LOSS) PER
  SHARE.................................  $  2.99   $ 1.41   $ 2.09    $0.16    $0.29   $ (0.57)  $ 1.06   $ (0.52)
                                          =======   ======   ======    =====    =====   =======   ======   =======

---------------
 * Goodwill amortization is net of the Excite@Home minority interest impact on goodwill.

(1) AT&T Wireless Group was split off from AT&T on July 9, 2001.

(2) Liberty Media Group was split off from AT&T on August 10, 2001.

       SUMMARY PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION OF AT&T

     The summary unaudited pro forma combined condensed financial information set forth below for AT&T gives effect to:

     - the Liberty Media Group distribution; and

     - the AT&T Broadband Group distribution


as if such events had been completed on January 1, 1999 for income statement purposes, and at June 30, 2002 for balance sheet purposes. Since Liberty Media Group was split off from AT&T on August 10, 2001, no balance sheet or 2002 income statement pro forma adjustments were made for Liberty Media Group. The unaudited selected pro forma financial information does not necessarily represent what AT&T's financial position or results of operations would have been had the Broadband distribution or the Liberty Media Group distribution occurred on such dates.


     We have included detailed unaudited pro forma financial statements starting on page F-3 of this prospectus.


                                                 AT OR FOR THE
                                                  SIX MONTHS           AT OR FOR THE YEARS
                                                ENDED JUNE 30,         ENDED DECEMBER 31,
                                               -----------------   ---------------------------
                                                2002      2001      2001      2000      1999
                                               -------   -------   -------   -------   -------
                                                                 (UNAUDITED)
                                               (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Revenue......................................  $19,298   $21,602   $42,665   $47,204   $49,925
Operating income.............................    3,278     4,772     7,937    12,884    12,635
(Loss) income from continuing operations --
  attributable to AT&T common stock group....       (6)       30    (3,475)    3,903     3,450
Weighted average AT&T common
  shares -- basic............................    3,598     3,789     3,695     3,526     3,115
(Loss) earnings per AT&T common share --
  basic(1)...................................     0.00      0.01     (0.94)     1.11      1.11
Weighted average AT&T common
  shares -- diluted..........................    3,598     3,796     3,695     3,545     3,152
(Loss) earnings per AT&T common share --
  diluted(1).................................     0.00      0.01     (0.94)     1.10      1.09
Cash dividends declared per AT&T common
  share......................................    0.075     0.075      0.15    0.6975      0.88
BALANCE SHEET DATA:
Total assets.................................  $56,618        --        --        --        --
Long-term debt...............................   21,218        --        --        --        --
Total shareowners' equity....................   12,667        --        --        --        --


---------------


(1) Adjusted for the proposed one-for-five reverse stock split of AT&T common stock, (loss) earnings per basic share would have been $(0.01) and $0.04 for the six months ended June 30, 2002 and 2001, respectively, and $(4.70), $5.53 and $5.54 for the years ended December 31, 2001, 2000 and 1999, respectively. (Loss) earnings per diluted share on the same basis would have been $(0.01) and $0.04 for the six months ended June 30, 2002 and 2001, respectively, and $(4.70), $5.50 and $5.47 for the years ended December 31, 2001, 2000 and 1999, respectively.

                SELECTED FINANCIAL DATA OF AT&T BROADBAND GROUP

     Presented in the table below is selected financial data of AT&T Broadband Group. AT&T Broadband Group is an integrated business of AT&T and not a stand-alone entity. AT&T Broadband Group represents the assets, liabilities and businesses that AT&T will assign and transfer to Broadband, a newly formed company for AT&T's broadband business, in connection with the AT&T Comcast transaction. AT&T Broadband Group consists primarily of the assets, liabilities and business of AT&T Broadband, LLC (formerly known as Tele-Communications, Inc.), acquired by AT&T on March 9, 1999, and MediaOne Group, Inc., acquired by AT&T on June 15, 2000.

     The combined income statement data of AT&T Broadband Group for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999 and the combined balance sheet data of AT&T Broadband Group at December 31, 2001 and 2000 were derived from the audited combined financial statements of AT&T Broadband Group. The remaining data was derived from unaudited combined financial statements of AT&T Broadband Group.

     The financial data presented below is not necessarily comparable from period to period as a result of several transactions, including the acquisition and dispositions of cable systems, primarily the TCI and MediaOne acquisitions. For this and other reasons, you should read the selected historical financial data provided below in conjunction with the combined financial statements and accompanying notes beginning on page F-13 of this prospectus.


                                           AT OR FOR THE                            AT OR FOR THE
                                             SIX MONTHS       AT OR FOR THE YEARS    TEN MONTHS
                                           ENDED JUNE 30,     ENDED DECEMBER 31,        ENDED
                                         ------------------   -------------------   DECEMBER 31,
                                           2002      2001       2001     2000(1)       1999(2)
                                         --------   -------   --------   --------   -------------
                                                               (UNAUDITED)
                                                          (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
Revenue................................  $  4,965   $ 5,256   $ 10,132   $  8,445      $ 5,080
Operating loss.........................   (17,015)   (2,594)    (4,183)    (8,656)      (1,177)
Loss before extraordinary gain and
  cumulative effect of accounting
  changes..............................   (13,884)   (2,529)    (4,171)    (5,370)      (2,200)
BALANCE SHEET DATA:
Total assets...........................  $ 81,840        --   $103,187   $117,534      $58,228
Total debt.............................    21,942        --     23,285     28,420       14,900
Minority interest......................     1,210        --      3,302      4,421        2,327
Company-Obligated Convertible Quarterly
  Preferred Securities.................     4,725        --      4,720      4,710        4,700


---------------

(1) Effective June 15, 2000, AT&T acquired MediaOne Group, Inc. which is attributed to AT&T Broadband Group. The acquisition was accounted for under the purchase method of accounting.

(2) Effective March 1, 1999, AT&T acquired TCI which is attributed to AT&T Broadband Group. The acquisition was accounted for under the purchase method of accounting.

                      SELECTED FINANCIAL DATA OF BROADBAND


     AT&T Broadband Corp. is a newly formed entity for purposes of effectuating the AT&T Comcast transaction. From the date of inception on December 14, 2001 through June 30, 2002, AT&T Broadband Corp. had no operations.



     The balance sheet data at December 31, 2001, was derived from the audited balance sheet of AT&T Broadband Corp. The balance sheet data at June 30, 2002, was derived from an unaudited balance sheet.



                                                                AT JUNE 30,         AT DECEMBER 31,
                                                                   2002                  2001
                                                            -------------------   -------------------
                                                                           (UNAUDITED)
BALANCE SHEET DATA:
Total assets..............................................          $--                   $--
Total debt................................................           --                    --

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                          OF AT&T COMCAST CORPORATION


     The following Unaudited Pro Forma Combined Condensed Balance Sheet of AT&T Comcast as of June 30, 2002 and the Unaudited Pro Forma Combined Condensed Statements of Operations of AT&T Comcast for the six months ended June 30, 2002 and the year ended December 31, 2001 give effect to the AT&T Comcast transaction. The pro forma financial statements account for the AT&T Comcast transaction under the purchase method of accounting.



     The Unaudited Pro Forma Combined Condensed Balance Sheet assumes the AT&T Comcast transaction occurred on June 30, 2002. The Unaudited Pro Forma Combined Condensed Statements of Operations assume the AT&T Comcast transaction occurred on January 1, 2001. The unaudited pro forma financial data is based on the historical consolidated financial statements of Comcast and the historical combined financial statements of AT&T Broadband Group under the assumptions and adjustments set forth in the accompanying explanatory notes.



     AT&T and Comcast have determined that the AT&T Comcast transaction will be accounted for as an acquisition by Comcast of AT&T Broadband Group. See Note 5 to the consolidated financial statements of Comcast for the year ended December 31, 2001 included in this prospectus. As Comcast is considered the accounting acquiror, the historical basis of Comcast's assets and liabilities will not be affected by the AT&T Comcast transaction. For purposes of developing the Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 2002, AT&T Broadband Group's assets, including identifiable intangible assets, and liabilities have been recorded at their estimated fair values and the excess purchase price has been assigned to goodwill. No adjustment has been made to AT&T Broadband Group's franchise rights. The fair values assigned in these pro forma financial statements are preliminary and represent management's best estimates of current fair value which are subject to revision upon completion of the AT&T Comcast transaction. Management of both companies currently knows of no events or circumstances other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of required purchase accounting adjustments will be made upon the completion of a study to be undertaken by AT&T Comcast in conjunction with independent appraisers to determine the fair value of certain of AT&T Broadband Group's assets, including identifiable intangible assets, and liabilities. Assuming completion of the AT&T Comcast transaction, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date on which the AT&T Comcast transaction takes place. See Note (b) to Unaudited Pro Forma Combined Condensed Balance Sheet.


     Comcast shareholders will receive shares of AT&T Comcast Class A common stock, AT&T Comcast Class B common stock and AT&T Comcast Class A Special common stock in exchange for shares of Comcast Class A common stock, Comcast Class B common stock and Comcast Class A Special common stock, respectively, based on an exchange ratio of 1 to 1. AT&T Comcast will issue stock options to purchase shares of AT&T Comcast common stock in exchange for all outstanding stock options of Comcast, based on an exchange ratio of 1 to 1.


     The consideration to complete the AT&T Comcast transaction will consist of shares of AT&T Comcast common stock, assumed debt of AT&T Broadband Group, the intercompany indebtedness Broadband must pay AT&T upon closing and Comcast's transaction costs. If the closing date of the AT&T Comcast transaction were as of June 30, 2002 and the exchange offer is completed, the estimated aggregate consideration to complete the AT&T Comcast transaction would be $54,929 million, consisting of $33,026 million of AT&T Comcast common stock based upon a per share price of $24.20, $21,273 million of assumed debt at estimated fair value, and $630 million of Comcast's transaction costs directly related to the AT&T Comcast transaction.

     The consideration in the form of assumed debt includes the short-term debt due to AT&T, which is due at closing, of $6,486 million, as well as $14,787 million of long-term debt, including current portion, of AT&T Broadband Group. If the exchange offer is successful, then upon completion of the AT&T Comcast transaction a portion of AT&T's debt securities will cease being AT&T obligations and become Broadband obligations (New Broadband Notes) guaranteed by AT&T Comcast and a number of its cable subsidiaries. The AT&T debt securities that become Broadband obligations will reduce the intercompany indebtedness Broadband must pay AT&T in an amount to be mutually agreed. Absent additional deleveraging activities and the effect of the exchange offer, it is expected that the amount of short-term debt due to AT&T will increase to fund capital expenditures, operations and third party debt maturities and redemptions through the completion of the AT&T Comcast transaction. The amount of short-term and long-term debt may be lower or higher at the closing date of the AT&T Comcast transaction.



     The consideration in the form of AT&T Comcast common stock includes the fair value of the issuance of approximately 1,234 million shares of AT&T Comcast common stock to AT&T shareholders in exchange for all of AT&T's interests in the AT&T Broadband Group, the fair value of the issuance of 115 million shares of AT&T Comcast common stock to Microsoft Corporation in exchange for Broadband shares that Microsoft will receive immediately prior to the completion of the AT&T Comcast transaction for settlement of its $5 billion aggregate principal amount in quarterly income preferred securities (QUIPS), and the fair value of AT&T Comcast stock options and stock appreciation rights issued in exchange for Broadband stock options and stock appreciation rights.



     The unaudited pro forma financial statements assume that completion of the exchange offer results in a new measurement date for accounting purposes. Assuming the exchange offer is completed, the fair value of the shares to be issued for the AT&T Broadband Group would be based on the weighted average market price of Comcast common stock during the period beginning two days before and ending two days after the new measurement date. Further, in limited circumstances, the number of shares of AT&T Comcast stock to be issued to certain AT&T security holders in connection with the AT&T Comcast transaction is subject to adjustment. If this occurs, the fair value of all of the shares to be issued would be based on the market price of Comcast Class A common stock on the closing date. The unaudited pro forma financial statements assume a measurement date of June 30, 2002. Accordingly, the fair value of the shares to be issued for the AT&T Broadband Group is based on a price per share of $24.20 which reflects the reported last sale price of Comcast Class A common stock on June 30, 2002.



     A $1.00 increase/decrease in the per share price of Comcast Class A common stock would result in a $1,349 million increase/decrease in the recorded value of the estimated aggregate consideration in the form of AT&T Comcast common stock.



     If the exchange offer is terminated, the fair value of the shares to be issued for the AT&T Broadband Group would be based on a price per share of $35.97 which reflects the weighted average market price of the Comcast common stock during the period beginning two days before and ending two days after the date the AT&T Comcast transaction was announced. Assuming the stock price is $35.97 per share, the recorded value of the estimated aggregate consideration in the form of AT&T Comcast common stock would be increased by approximately $16,336 million, thereby increasing the amount of goodwill to be recorded upon closing of the AT&T Comcast transaction.



     Subsequent to the adoption of SFAS 142 on January 1, 2002, goodwill and franchise rights are no longer amortized. An increase or decrease in goodwill and/or franchise rights as a result of a change in the measurement date or in the allocation of fair value through the appraisal process would not affect AT&T Comcast's future results of operations other than in periods in which AT&T Comcast may recognize an impairment charge. A change in the recorded value of these intangible assets could increase or decrease the likelihood that AT&T Comcast will recognize an impairment charge related to these intangible assets at some time in the future.

     AT&T Comcast intends to review the synergies of the combined business, which may result in a plan to realign or reorganize certain of AT&T Broadband Group's existing operations. The costs of implementing such a plan, if it were to occur, have not been reflected in the accompanying pro forma financial statements. The impact of a potential realignment, assuming such a plan were in place at the consummation date of the AT&T Comcast transaction, could increase or decrease the amount of goodwill and intangible assets recognized by AT&T Comcast in accordance with Emerging Issues Task Force No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." The Unaudited Combined Condensed Statements of Operations exclude any benefits that may result from synergies that may be derived, or the elimination of duplicative efforts.


     Among the provisions of Statement of Financial Accounting Standards No. 141, "Business Combinations," new criteria have been established for determining whether intangible assets should be recognized separately from goodwill. Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," provides, among other guidelines, that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment on at least an annual basis. Management of both companies believes that cable franchise rights have indefinite lives based upon an analysis utilizing the criteria in paragraph 11 of SFAS No. 142. The pro forma adjustments to the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001 reflect the elimination of AT&T Broadband Group's amortization expense related to goodwill and cable franchise rights since this acquisition will be accounted for under the provisions of SFAS No. 142.


     Comcast incurred goodwill and cable and sports franchise rights amortization expense of approximately $2,002 million for the year ended December 31, 2001. The historical consolidated financial statements of Comcast included in the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001 include the amortization expense related to Comcast's goodwill and cable and sports franchise rights, which has not been eliminated in the pro forma adjustments. Effective January 1, 2002, Comcast, in accordance with the provisions of SFAS No. 142, no longer amortizes goodwill and cable and sports franchise rights.

     Management of both companies believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma financial data. Both companies have completed other acquisitions and dispositions that are not significant, individually or in the aggregate, and, accordingly, have not been included in the accompanying unaudited pro forma financial data. The unaudited pro forma financial data may not be indicative of the financial position or results that would have occurred if the AT&T Comcast transaction had been in effect on the dates indicated or which may be obtained in the future.

     The unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto for Comcast, and the historical combined financial statements and accompanying notes thereto for AT&T Broadband Group, which have been included herein.

                            AT&T COMCAST CORPORATION

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                              AS OF JUNE 30, 2002



                                                                          HISTORICAL
                                                            HISTORICAL       AT&T        PRO FORMA         PRO FORMA
                                                            COMCAST(A)   BROADBAND(A)   ADJUSTMENTS       AT&T COMCAST
                                                            ----------   ------------   -----------       ------------
                                                                              (AMOUNTS IN MILLIONS)
ASSETS
Current Assets
  Cash and cash equivalents...............................  $   557.8     $             $                  $    557.8
  Investments.............................................    1,057.6          414.0                          1,471.6
  Accounts receivable, net................................      957.0          592.0                          1,549.0
  Inventories, net........................................      414.0                                           414.0
  Deferred income taxes...................................      135.9                                           135.9
  Other current assets....................................      337.7          420.0          57.5(b1)          815.2
                                                            ---------     ----------    ----------         ----------
    Total current assets..................................    3,460.0        1,426.0          57.5            4,943.5
                                                            ---------     ----------    ----------         ----------
                                                                                             (19.6)(b2)
INVESTMENTS...............................................      727.6       17,896.0      (1,144.4)(d)       17,459.6
                                                            ---------     ----------    ----------         ----------
PROPERTY AND EQUIPMENT, NET...............................    7,023.1       14,861.0                         21,884.1
                                                            ---------     ----------    ----------         ----------
GOODWILL..................................................    6,446.3       15,134.0        (367.1)(b3)      21,213.2
FRANCHISE RIGHTS..........................................   16,599.4       29,083.0                         45,682.4
OTHER INTANGIBLE ASSETS, NET..............................    1,471.7        1,465.0                          2,936.7
OTHER NON-CURRENT ASSETS, NET.............................      390.7        1,975.0          57.5(b4)        2,423.2
                                                            ---------     ----------    ----------         ----------
                                                            $36,118.8     $ 81,840.0    $ (1,416.1)        $116,542.7
                                                            =========     ==========    ==========         ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable........................................  $   680.1     $    712.0                       $  1,392.1
                                                                                             (40.0)(b5)
  Accrued expenses and other current liabilities..........    1,371.7        2,244.0       1,547.7(b6)        5,123.4
  Deferred income taxes...................................      121.8          488.0                            609.8
                                                                                              57.5(b7)
  Short-term debt.........................................                   6,486.0      (1,993.7)(c)        4,549.8
  Current portion of long-term debt.......................      206.9        2,050.0      (1,681.8)(c)          575.1
                                                            ---------     ----------    ----------         ----------
    Total current liabilities.............................    2,380.5       11,980.0      (2,110.3)          12,250.2
                                                            ---------     ----------    ----------         ----------
                                                                                             572.5(b7)
                                                                                            (669.2)(b8)
LONG-TERM DEBT, LESS CURRENT PORTION......................   10,543.5       13,406.0       3,675.5(c)        27,528.3
                                                            ---------     ----------    ----------         ----------
DEFERRED INCOME TAXES.....................................    6,755.2       19,906.0         (79.2)(b9)      26,582.0
                                                            ---------     ----------    ----------         ----------
                                                                                            (179.0)(b10)
OTHER NON-CURRENT LIABILITIES.............................    1,421.1          836.0          (6.4)(b11)      2,071.7
                                                            ---------     ----------    ----------         ----------
MINORITY INTEREST.........................................      986.7        1,210.0                          2,196.7
                                                            ---------     ----------    ----------         ----------
Company-Obligated Convertible Quarterly Income Preferred
  Securities of Subsidiary Trust Holding Solely
  Subordinated Debt Securities of AT&T....................                   4,725.0      (4,725.0)(b12)
                                                            ---------     ----------    ----------         ----------
STOCKHOLDERS' EQUITY
                                                                                           1,348.6(b13)
  Common stock............................................      946.7                        (47.3)(d)        2,248.0
                                                                                          (1,097.1)(d)
  Additional capital......................................   11,791.5                     31,677.8(b13)      42,372.2
  Retained earnings.......................................    1,317.3                                         1,317.3
  Accumulated other comprehensive loss....................      (23.7)                                          (23.7)
  Combined attributed net assets..........................                  29,777.0     (29,777.0)(b14)
                                                            ---------     ----------    ----------         ----------
    Total stockholders' equity............................   14,031.8       29,777.0       2,105.0           45,913.8
                                                            ---------     ----------    ----------         ----------
                                                            $36,118.8     $ 81,840.0    $ (1,416.1)        $116,542.7
                                                            =========     ==========    ==========         ==========


       See Notes to Unaudited Pro Forma Combined Condensed Balance Sheet

                            AT&T COMCAST CORPORATION

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)

(a) These columns reflect the historical balance sheets of the respective companies. Certain reclassifications have been made to the combined historical financial statements of AT&T Broadband Group to conform to the presentation expected to be used by AT&T Comcast.

(b) This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill.


                                                                    COMMON    ADDITIONAL
                                                                    STOCK      CAPITAL       TOTAL
                                                                   --------   ----------   ----------
    Calculation of consideration
           Issuance of common stock to AT&T shareholders
           (1,233.6 million shares x $24.20)....................   $1,233.6   $28,619.5    $ 29,853.1
           Issuance of common stock to Microsoft Corporation
           (115.0 million shares x $24.20)......................      115.0     2,668.0       2,783.0
           Fair value of AT&T Comcast stock options resulting
           from the conversion of AT&T Broadband Group stock
           options in the merger based on Black-Scholes option
           pricing model........................................                  390.3         390.3
                                                                   --------   ---------    ----------
    (b13)   Comcast common stock equity consideration...........    1,348.6    31,677.8      33,026.4
    (b7)   Transaction costs (assumed to be funded -- $57.5
           short-term debt and $572.5 long-term debt)...........                                630.0
                                                                                           ----------
               Total............................................                           $ 33,656.4
                                                                                           ==========
         Preliminary estimate of fair value of identifiable net
         assets acquired
    (b14)  Book value of AT&T Broadband Group...................                           $ 29,777.0
           Elimination of AT&T Broadband Group goodwill.........                            (15,134.0)
    (b1)   Current portion of deferred financing fees...........                                 57.5
    (b2)   Preliminary estimate of adjustment to fair value of
           investments..........................................                                (19.6)
    (b4)   Long-term portion of deferred financing fees.........                                 57.5
    (b5)   Elimination of accrued dividend for Microsoft
           Corporation QUIPS (net of tax benefit)...............                                 40.0
    (b6)   Preliminary estimate of current tax liability arising
           from the transaction.................................                             (1,547.7)
    (b8)   Preliminary estimate of adjustment to fair value of
           AT&T Broadband Group assumed long-term debt..........                                669.2
    (b9)   Preliminary estimate of adjustment to deferred tax
           liability on adjustments at combined federal and
           state statutory rate.................................                                 79.2
    (b10)  Certain liabilities retained by AT&T related to
           Excite@Home..........................................                                179.0
    (b11)  Preliminary estimate of adjustment to fair value of
           other non-current liabilities........................                                  6.4
    (b12)  Redemption of Microsoft Corporation QUIPS............                              4,725.0
                                                                                           ----------
         Preliminary estimate of adjustments to fair value of
         identifiable net assets acquired.......................                             18,889.5
                                                                                           ----------
         Acquisition goodwill...................................                           $ 14,766.9
                                                                                           ==========
    Calculation of goodwill acquisition adjustment
         Acquisition goodwill...................................                           $ 14,766.9
         Gross value of AT&T Broadband Group goodwill...........                            (15,134.0)
                                                                                           ----------
    (b3)   Goodwill acquisition adjustment......................                           $   (367.1)
                                                                                           ==========
           (i)  Maximum number of shares of common stock that
                could be issued in the AT&T Comcast
                transaction.....................................    1,235.0
                Share equivalent of intrinsic value of AT&T
                Broadband Group stock options and stock
                appreciation rights.............................       (1.4)
                                                                   --------
                      Common stock to be issued to AT&T
                        shareholders............................    1,233.6
                                                                   ========

                            AT&T COMCAST CORPORATION

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  (CONCLUDED)


     Certain programming and other contracts of AT&T Broadband Group and Comcast may, by their terms, be assumed, altered or terminated as a result of the completion of the AT&T Comcast transaction. However, prior to closing management does not expect to be able to estimate the impact, if any, of favorable or unfavorable contracts that may result from the ultimate allocation of purchase price. See note (l) to the Unaudited Pro Forma Combined Condensed Statements of Operations for a sensitivity analysis of purchase price allocation.



(c) Represents the refinancing of existing short-term debt due to AT&T ($6,486.0) and certain components of the current portion of long-term debt ($1,681.8) with new debt of AT&T Comcast. The refinancing is assumed to be funded 55% with short-term debt and 45% with long-term debt. Short-term and long-term debt amounts do not give effect to the Exchange Offer. The amount of short-term debt will be reduced and the amount of long-term debt will be increased based upon the amount of New Broadband Notes to be issued in connection with the Exchange Offer in an amount to be mutually agreed.


(d) Represents the reclassification of AT&T Broadband Group's investment in Comcast as follows:


       Elimination of Comcast stock held by AT&T Broadband Group...   $(1,144.4)
       Reclassification of Comcast stock held by AT&T Broadband
         Group to equity (par value common stock $47.3 and
         additional capital $1,097.1)..............................     1,144.4
                                                                      ---------
                                                                      $      --
                                                                      =========

                            AT&T COMCAST CORPORATION

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


                                                                 HISTORICAL                                    PRO FORMA
                                                   HISTORICAL       AT&T       INTERCOMPANY     PRO FORMA         AT&T
                                                   COMCAST(A)   BROADBAND(A)   ADJUSTMENTS    ADJUSTMENTS(D)   COMCAST(L)
                                                   ----------   ------------   ------------   --------------   ----------
                                                              (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
REVENUES
  Service revenues(m)............................  $ 5,756.9     $10,132.0       $(108.9)(b)    $              $15,780.0
  Net sales from electronic retailing............    3,917.3                                                     3,917.3
                                                   ---------     ---------       -------        ---------      ---------
                                                     9,674.2      10,132.0        (108.9)                       19,697.3
                                                   ---------     ---------       -------        ---------      ---------
COSTS AND EXPENSES
  Operating (excluding depreciation).............    2,905.8       5,459.0         (62.8)(b)                     8,302.0
  Cost of goods sold from electronic retailing
    (excluding depreciation).....................    2,514.0                                                     2,514.0
  Selling, general and administrative(m).........    1,552.6       2,582.0         (22.6)(b)                     4,112.0
  Depreciation...................................    1,141.8       2,626.0                                       3,767.8
  Amortization...................................    2,306.2       2,154.0                       (1,882.9)(e)    2,577.3
  Asset impairment, restructuring and other
    charges......................................                  1,494.0                                       1,494.0
                                                   ---------     ---------       -------        ---------      ---------
                                                    10,420.4      14,315.0         (85.4)        (1,882.9)      22,767.1
                                                   ---------     ---------       -------        ---------      ---------

OPERATING LOSS...................................     (746.2)     (4,183.0)        (23.5)         1,882.9       (3,069.8)

OTHER INCOME (EXPENSE)
                                                                                                     61.4(f)
  Interest expense...............................     (731.8)     (1,735.0)                          64.9(g)    (2,340.5)
  Investment income (expense)....................    1,061.7      (1,947.0)        (18.7)(b)                      (904.0)
                                                                                                   (106.0)(h)
  Equity in net income (losses) of affiliates....      (28.5)                                       148.0(e)        13.5
  Other income (expense).........................    1,301.0        (927.0)                                        374.0
                                                   ---------     ---------       -------        ---------      ---------
                                                     1,602.4      (4,609.0)        (18.7)           168.3       (2,857.0)
                                                   ---------     ---------       -------        ---------      ---------

INCOME (LOSS) BEFORE INCOME TAXES, MINORITY
  INTEREST, EXTRAORDINARY ITEMS AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE....................      856.2      (8,792.0)        (42.2)         2,051.2       (5,926.8)
                                                                                                   (576.7)(i)
INCOME TAX (EXPENSE) BENEFIT.....................     (470.2)      3,857.0        (750.3)(c)         37.0(h)     2,096.8
                                                   ---------     ---------       -------        ---------      ---------
INCOME (LOSS) BEFORE MINORITY INTEREST,
  EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE..............................      386.0      (4,935.0)       (792.5)         1,511.5       (3,830.0)
Net loss from equity investments.................                    (69.0)                          69.0(h)

MINORITY INTEREST INCOME (EXPENSE)...............     (160.4)        833.0         (24.0)(b)        160.0(j)       808.6
                                                   ---------     ---------       -------        ---------      ---------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE.........  $   225.6     $(4,171.0)      $(816.5)       $ 1,740.5      $(3,021.4)
                                                   =========     =========       =======        =========      =========
Earnings (loss) per share from continuing
  operations -- basic............................  $    0.24                                                   $   (1.34)
Earnings (loss) per share from continuing
  operations -- assuming dilution................  $    0.23                                                   $   (1.34)
Weighted average number of common shares
  outstanding -- basic...........................      949.7                                      1,301.3(k)     2,251.0
Weighted average number of common shares
  outstanding -- assuming dilution...............      964.5                                      1,286.5(k)     2,251.0


  See Notes to Unaudited Pro Forma Combined Condensed Statement of Operations

                            AT&T COMCAST CORPORATION

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2002



                                                       HISTORICAL                                    PRO FORMA
                                         HISTORICAL       AT&T       INTERCOMPANY     PRO FORMA         AT&T
                                         COMCAST(A)   BROADBAND(A)   ADJUSTMENTS    ADJUSTMENTS(D)   COMCAST(L)
                                         ----------   ------------   ------------   --------------   ----------
                                                    (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
REVENUES
  Service revenues.....................  $ 3,393.4     $  4,965.0       $(23.5)(b)    $              $  8,334.9
  Net sales from electronic
    retailing..........................    1,988.0                                                      1,988.0
                                         ---------     ----------       ------        ---------      ----------
                                           5,381.4        4,965.0        (23.5)                        10,322.9
                                         ---------     ----------       ------        ---------      ----------
COSTS AND EXPENSES
  Operating (excluding depreciation)...    1,469.4        2,591.0        (13.2)(b)                      4,047.2
  Cost of goods sold from electronic
    retailing (excluding
    depreciation)......................    1,260.0                                                      1,260.0
  Selling, general and
    administrative.....................      977.2        1,342.0        (10.3)(b)                      2,308.9
  Depreciation.........................      676.6        1,357.0                                       2.033.6
  Amortization.........................       98.7          109.0                                         207.7
  Goodwill and franchise impairment
    charges............................                  16,525.0                                      16,525.0
  Asset impairment, restructuring and
    other charges......................                      56.0                                          56.0
                                         ---------     ----------       ------        ---------      ----------
                                           4,481.9       21,980.0        (23.5)                        26,438.4
                                         ---------     ----------       ------        ---------      ----------
OPERATING INCOME (LOSS)................      899.5      (17,015.0)                                    (16,115.5)
OTHER INCOME (EXPENSE)
                                                                                          (42.8)(f)
  Interest expense.....................     (369.3)        (732.0)                         (0.8)(g)    (1,144.9)
  Investment expense...................     (707.1)      (1,217.0)                                     (1,924.1)
  Equity in net losses of affiliates...      (48.4)                                    (1,004.0)(h)    (1,052.4)
  Other income (expense)...............      (14.0)         331.0                                         317.0
                                         ---------     ----------       ------        ---------      ----------
                                          (1,138.8)      (1,618.0)                     (1,047.6)       (3,804.4)
                                         ---------     ----------       ------        ---------      ----------
LOSS BEFORE INCOME TAXES, MINORITY
  INTEREST, EXTRAORDINARY ITEMS AND
  CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE...............................     (239.3)     (18,633.0)                     (1,047.6)      (19,919.9)
                                                                                           16.8(i)
INCOME TAX BENEFIT.....................       30.2        5,506.0                         387.0(h)      5,940.0
                                         ---------     ----------       ------        ---------      ----------
LOSS BEFORE MINORITY INTEREST,
  EXTRAORDINARY ITEMS AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE..........     (209.1)     (13,127.0)                       (643.8)      (13,979.9)
Net loss related to equity
  investments..........................                    (617.0)                        617.0(h)
MINORITY INTEREST EXPENSE..............      (89.4)        (140.0)                         80.0(j)       (149.4)
                                         ---------     ----------       ------        ---------      ----------
LOSS BEFORE EXTRAORDINARY ITEMS AND
  CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE...............................  $  (298.5)    $(13,884.0)      $             $    53.2      $(14,129.3)
                                         =========     ==========       ======        =========      ==========
Loss per share from continuing
  operations -- basic..................  $   (0.31)                                                  $    (6.27)
Loss per share from continuing
  operations -- assuming dilution......  $   (0.31)                                                  $    (6.27)
Weighted average number of common
  shares outstanding -- basic..........      951.9                                      1,301.3(k)      2,253.2
Weighted average number of common
  shares outstanding -- assuming
  dilution.............................      951.9                                      1,301.3(k)      2,253.2


  See Notes to Unaudited Pro Forma Combined Condensed Statement of Operations

                            AT&T COMCAST CORPORATION

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(a) These columns reflect the historical statements of operations of the respective companies.


(b) Adjustment reflects the elimination of historical intercompany transactions between Comcast and AT&T Broadband Group as follows: amounts charged by Comcast to AT&T Broadband Group for programming, the gains and losses resulting from the sales of certain cable systems by AT&T Broadband Group to Comcast and Excite@Home transactions.


(c) Represents the elimination of the aggregate historical income tax effects recorded by Comcast and AT&T Broadband Group on Note (b) adjustments above.

(d) AT&T Broadband Group has certain intercompany agreements with AT&T Corp. which will be terminated as of the date of the AT&T Comcast transaction. The costs of replacing these services is uncertain. However, the impact of the termination of these arrangements is not expected to be material.

(e) Represents the elimination of AT&T Broadband Group's historical goodwill and cable franchise rights amortization expense for consolidated subsidiaries and equity method investments. Under the accounting rules set forth in SFAS No. 142 issued by the Financial Accounting Standards Board in June 2001, goodwill and intangibles with indefinite lives are not amortized against earnings other than in connection with an impairment.


(f) Represents the net effect on interest expense resulting from the financings described in Note (c) to the Unaudited Pro Forma Combined Condensed Balance Sheet. Pro forma interest expense was calculated based on the historical interest rates for the historical debt outstanding and assumed interest rates for the planned credit facilities. The pro forma financial information assumes the financings occurred on January 1, 2001. Amortization of deferred financing costs was calculated based on the expected amounts and terms of the new facilities. Short-term rates are assumed to be 4% and long term rates are assumed to be 7%. Assuming interest rates changed by 0.125%, the related interest expense and pre-tax impact on earnings would be $10.3 million for the year ended December 31, 2001 and $5.2 million for the six months ended June 30, 2002.



(g) Represents the net effect in interest expense as a result of the adjustment of AT&T Broadband Group's long-term debt to its fair value as described in Note (b8) to the Unaudited Pro Forma Combined Condensed Balance Sheet. The difference between the fair value and the face amount of each borrowing is amortized to interest expense over the remaining term of the borrowing.



(h) Represents the reclassification of losses in equity investments for the year ended December 31, 2001 and losses related to equity method investments for the six months ended June 30, 2002 to conform with the presentation currently used by Comcast.


(i)   Represents the aggregate pro forma income tax effect of Notes (e) through
      (g) above at the combined federal and state statutory rate.

(j) Represents the elimination of historical impact of the QUIPS exchanged for AT&T Broadband Group common stock.


(k) For basic earnings (loss) per share, this adjustment represents the issuance of AT&T Comcast shares to AT&T shareholders and Microsoft Corporation offset by shares of Comcast owned by AT&T Broadband Group which are classified as treasury shares (see Note (d) to the Unaudited Pro Forma Combined Condensed Balance Sheet). In addition, earnings per share assuming dilution has been adjusted to include the dilutive effects of AT&T Comcast stock options issued in exchange for the AT&T Broadband Group stock options as well as adjustment for the year-ended December 31,

                            AT&T COMCAST CORPORATION

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

                     STATEMENT OF OPERATIONS -- (CONCLUDED)

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


     2001 to Comcast's historical average dilutive shares outstanding since such shares would be anti-dilutive on a pro forma basis.


(l) The pro forma combined condensed financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in different allocations for tangible and intangible assets than that presented in these pro forma combined condensed financial statements. The following table shows the absolute dollar effect on pro forma net income
      (loss) applicable to common shares and net income (loss) per share assuming dilution for every $500 of purchase price allocated to amortizable assets or certain liabilities over assumed weighted-average useful lives. An increase in the purchase amount allocated to amortizable assets or a decrease in the amount allocated to certain liabilities will result in a decrease to net income. A decrease in the amount allocated to amortizable assets or an increase in the amount allocated to certain liabilities will result in an increase to net income.


                                                                           SIX MONTHS
                                                         YEAR ENDED           ENDED
WEIGHTED AVERAGE LIFE                                 DECEMBER 31, 2001   JUNE 30, 2002
---------------------                                 -----------------   -------------
Five years
  Net Income........................................        $61.5             $30.8
  Per Share.........................................        $0.03             $0.01
Ten years
  Net Income........................................        $30.8             $15.4
  Per Share.........................................        $0.01             $0.01
Twenty years
  Net Income........................................        $15.4             $ 7.7
  Per Share.........................................        $0.01             $0.00


(m) Comcast's consolidated statement of operations for the year ended December 31, 2001 reflects franchise fees collected from cable subscribers as a reduction of the related franchise fee expense included within selling, general and administrative expenses. Upon adoption of EITF 01-14 "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred," on January 1, 2002, Comcast reclassified such amounts to service revenues. The change in classification had no impact on the unaudited pro forma operating loss. The effect of the reclassification on the Unaudited Pro Forma Combined Condensed Statement of Operations for the ended December 31, 2001 would be to increase service revenues and selling, general and administrative expenses by $192.3 million.

                       SELECTED FINANCIAL DATA OF COMCAST


     The consolidated selected financial data of Comcast below for the six months ended June 30, 2002 and 2001 were derived from the unaudited condensed consolidated financial statements of Comcast, and the consolidated selected financial data of Comcast for the years ended December 31, 2001, 2000, 1999, 1998 and 1997 were derived from the audited consolidated financial statements of Comcast.



                                            SIX MONTHS
                                          ENDED JUNE 30,                       YEARS ENDED DECEMBER 31,
                                       ---------------------   ---------------------------------------------------------
                                         2002        2001        2001        2000        1999        1998        1997
                                       ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenues(1)..........................  $ 5,381.4   $ 4,570.7   $ 9,674.2   $ 8,218.6   $ 6,529.2   $ 5,419.0   $ 4,700.4
Operating income (loss)..............      899.5      (233.8)     (746.2)     (161.0)      664.0       557.1       466.6
Income (loss) from continuing
  operations before extraordinary
  items and cumulative effect of
  accounting change..................     (298.5)      651.9       225.6     2,045.1       780.9     1,007.7      (182.9)
Discontinued operations(2)...........                                                      335.8       (31.4)      (25.6)
Extraordinary items..................                               (1.5)      (23.6)      (51.0)       (4.2)      (30.2)
Cumulative effect of accounting
  change.............................                  384.5       384.5
Net income (loss)....................     (298.5)    1,036.4       608.6     2,021.5     1,065.7       972.1      (238.7)
BASIC EARNINGS (LOSS) FOR COMMON
  STOCKHOLDERS PER COMMON SHARE(3)
  Income (loss) from continuing
    operations before extraordinary
    items and cumulative effect of
    accounting change................  $    (.31)  $     .69   $     .24   $    2.27   $    1.00   $    1.34   $    (.29)
  Discontinued operations(2).........                                                        .45        (.04)       (.04)
  Extraordinary items................                                           (.03)       (.07)       (.01)       (.04)
  Cumulative effect of accounting
    change...........................                    .40         .40
                                       ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Net income (loss)..................  $    (.31)  $    1.09   $     .64   $    2.24   $    1.38   $    1.29   $    (.37)
                                       =========   =========   =========   =========   =========   =========   =========
DILUTED EARNINGS (LOSS) FOR COMMON
  STOCKHOLDERS PER COMMON SHARE(3)
  Income (loss) from continuing
    operations before extraordinary
    items and cumulative effect of
    accounting change................  $    (.31)  $     .67   $     .23   $    2.16   $     .95   $    1.25   $    (.29)
  Discontinued operations(2).........                                                        .41        (.03)       (.04)
  Extraordinary items................                                           (.03)       (.06)       (.01)       (.04)
  Cumulative effect of accounting
    change...........................                    .40         .40
                                       ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Net income (loss)..................  $    (.31)  $    1.07   $     .63   $    2.13   $    1.30   $    1.21   $    (.37)
                                       =========   =========   =========   =========   =========   =========   =========
Cash dividends declared per common
  share(3)...........................                                                              $   .0467   $   .0467
BALANCE SHEET DATA (AT PERIOD END):
Total assets.........................  $36,118.8   $38,640.7   $38,131.8   $35,744.5   $28,685.6   $14,710.5   $11,234.3
Working capital......................    1,079.5       704.6     1,419.5     1,670.9     4,771.6     2,497.0        13.6
Long-term debt.......................   10,543.5    11,450.7    11,741.6    10,517.4     8,707.2     5,464.2     5,334.1
Stockholders' equity.................   14,031.8    15,060.5    14,473.0    14,086.4    10,341.3     3,815.3     1,646.5
SUPPLEMENTARY FINANCIAL DATA:
Operating income before depreciation
  and amortization(4)................  $ 1,674.8   $ 1,327.1   $ 2,701.8   $ 2,470.3   $ 1,880.0   $ 1,496.7   $ 1,293.1
Net cash provided by (used in)(5)
  Operating activities...............    1,050.5       974.6     1,229.5     1,219.3     1,249.4     1,067.7       844.6
  Financing activities...............     (471.5)    1,346.0     1,476.3      (271.4)    1,341.4       809.2       283.9
  Investing activities...............     (371.2)   (2,226.2)   (3,007.3)   (1,218.6)   (2,539.3)   (1,415.3)   (1,045.8)

---------------



(1) Comcast's consolidated statement of operations for the years ended December 31, 2001, 2000, 1999, 1998 and 1997 reflect franchise fees collected from cable subscribers as a reduction of the related franchise fee expense included within selling, general and administrative expenses. Upon adoption of EITF 01-14 "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred," on January 1, 2002, Comcast reclassified such amounts to revenues. The effect of the reclassification on the statement of operations for the years ended 2001, 2000, 1999, 1998 and 1997 would be to increase revenues and selling, general and administrative expenses by $192.3 million, $152.3 million, $105.6 million, $94.7 million and $72.8 million, respectively.



(2) In July 1999, Comcast sold Comcast Cellular Corporation to SBC Communications, Inc. Comcast Cellular is presented as a discontinued operation for all periods presented.



(3) Adjusted for Comcast's two-for-one stock split in the form of a 100% stock dividend in May 1999.



(4) Operating income before depreciation and amortization is commonly referred to in Comcast's business as "operating cash flow." Operating cash flow is a measure of a company's ability to generate cash to service its obligations, including debt service obligations, and to finance capital and other expenditures. In part due to the capital intensive nature of Comcast's businesses and the resulting significant level of non-cash depreciation and amortization expense, operating cash flow is frequently used as one of the bases for comparing businesses in Comcast's industries, although Comcast's measure of operating cash flow may not be comparable to similarly titled measures of other companies. Operating cash flow is the primary basis used by Comcast's management to measure the operating performance of Comcast's businesses. Operating cash flow does not purport to represent net income or net cash provided by operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance.



(5) Represents net cash provided by (used in) operating activities, financing activities and investing activities as presented in Comcast's consolidated statement of cash flows.

     Comcast adopted SFAS No. 142 on January 1, 2002. Upon adoption of SFAS No. 142, Comcast no longer amortizes goodwill and other indefinite lived intangible assets, which consist of cable and sports franchise rights. The following pro forma financial information for the six months ended June 30, 2001, and for the years ended December 31, 2001, 2000 and 1999, is presented as if SFAS No. 142 was adopted as of January 1, 1999 (amounts in millions, except per share data):



                                                          SIX
                                                        MONTHS
                                                         ENDED        YEARS ENDED DECEMBER 31,
                                                       JUNE 30,    ------------------------------
                                                         2001        2001       2000       1999
                                                       ---------   --------   --------   --------
Net Income
  As reported........................................  $1,036.4    $  608.6   $2,021.5   $1,065.7
     Amortization of goodwill........................     154.4       334.8      303.5      128.5
     Amortization of equity method goodwill..........      11.1        15.0       15.2        4.4
     Amortization of franchise rights................     529.4     1,083.7      858.1      258.3
                                                       --------    --------   --------   --------
  As adjusted........................................  $1,731.3    $2,042.1   $3,198.3   $1,456.9
                                                       ========    ========   ========   ========
  Income before extraordinary items and cumulative
     effect of accounting change, as adjusted........  $1,346.8    $1,659.1   $3,221.9   $1,507.9
                                                       ========    ========   ========   ========
Basic EPS
  As reported........................................  $   1.09    $   0.64   $   2.24   $   1.38
     Amortization of goodwill........................      0.17        0.35       0.34       0.17
     Amortization of equity method goodwill..........      0.01        0.02       0.02       0.01
     Amortization of franchise rights................      0.56        1.14       0.96       0.35
                                                       --------    --------   --------   --------
  As adjusted........................................  $   1.83    $   2.15   $   3.56   $   1.91
                                                       ========    ========   ========   ========
Diluted EPS
  As reported........................................  $   1.07    $   0.63   $   2.13   $   1.30
     Amortization of goodwill........................      0.16        0.35       0.32       0.16
     Amortization of equity method goodwill..........      0.01        0.02       0.02       0.01
     Amortization of franchise rights................      0.55        1.12       0.90       0.31
                                                       --------    --------   --------   --------
  As adjusted........................................  $   1.79    $   2.12   $   3.37   $   1.78
                                                       ========    ========   ========   ========

                    SELECTED FINANCIAL DATA OF COMCAST CABLE


     The consolidated selected financial data of Comcast Cable for the six months ended June 30, 2002 and 2001 were derived from the unaudited condensed consolidated financial statements of Comcast Cable, and the consolidated selected financial data of Comcast Cable for the years ended December 31, 2001, 2000, 1999, 1998 and 1997 were derived from the audited consolidated financial statements of Comcast Cable.



                                     SIX MONTHS ENDED
                                         JUNE 30,                           YEAR ENDED DECEMBER 31,
                                 ------------------------   --------------------------------------------------------
                                     2002         2001       2001(1)     2000(1)     1999(1)      1998        1997
                                 ------------   ---------   ---------   ---------   ---------   ---------   --------
                                                                (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Revenues(2)....................   $ 2,932.3     $ 2,458.0   $ 5,002.8   $ 4,141.9   $ 2,906.5   $ 2,277.4   $2,073.0
Operating income (loss)........       644.2        (362.8)     (960.8)     (758.7)      (38.9)      110.3       83.3
Income (loss) before
  extraordinary items and
  cumulative effect of
  accounting change............       236.9         214.5      (360.9)      113.1      (247.5)      (97.2)    (112.1)
Extraordinary items............                                              (7.1)       (6.2)       (0.1)     (16.7)
Cumulative effect of accounting
  change.......................                     (61.3)      (61.3)
Net income (loss)..............       236.9         153.2      (422.2)      106.0      (253.7)      (97.3)    (128.8)
BALANCE SHEET DATA (AT PERIOD
  END):
Total assets...................   $28,296.8     $29,029.1   $28,450.0   $25,804.0   $ 9,967.8   $ 6,449.4   $6,057.8
Working capital................      (245.4)       (201.5)     (514.3)     (414.9)     (628.3)     (285.3)    (225.1)
Long-term debt.................     8,144.1       7,840.1     8,359.4     6,771.0     4,735.3     3,462.1    2,554.9
Stockholders' equity...........    13,151.9      13,567.8    12,980.2    12,057.2     1,808.8       173.0      267.1
SUPPLEMENTARY FINANCIAL DATA:
Operating income before
  depreciation and
  amortization(3)..............   $ 1,223.5     $ 1,027.7   $ 2,026.6   $ 1,624.0   $   978.8   $   784.4   $  709.4
Net cash provided by (used
  in)(4)
  Operating activities.........       902.8         800.5     1,441.1     1,290.1       781.9       701.1      549.5
  Financing activities.........       (95.3)        974.2     1,009.1       857.7       936.8       320.1      (37.4)
  Investing activities.........      (688.7)     (1,804.2)   (2,449.3)   (2,164.6)   (1,692.2)   (1,027.4)    (509.8)


---------------


(1) You should see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Comcast Cable's Annual Report on Form 10-K for the year ended December 31, 2001, incorporated by reference in this prospectus, for a discussion of events which affect the comparability of the information reflected in this financial data.



(2) Comcast Cable's consolidated statement of operations for the years ended December 31, 2001, 2000, 1999, 1998 and 1997 reflect franchise fees collected from cable subscribers as a reduction of the related franchise fee expense included within selling, general and administrative expenses. Upon adoption of EITF 01-14 "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred," on January 1, 2002, Comcast Cable reclassified such amounts to revenues. The effect of the reclassification on the statement of operations for the years ended 2001, 2000, 1999, 1998 and 1997 would be to increase revenues and selling, general and administrative expenses by $189.4 million, $149.9 million, $103.4 million, $94.7 million and $72.8 million, respectively.



(3) Operating income before depreciation and amortization is commonly referred to in Comcast Cable's business as "operating cash flow." Operating cash flow is a measure of a company's ability to generate cash to service its obligations, including debt service obligations, and to finance capital and other expenditures. In part due to the capital intensive nature of Comcast Cable's business and the resulting significant level of non-cash depreciation and amortization expense, operating cash flow is frequently used as one of the bases for comparing businesses in Comcast Cable's industry, although Comcast

    Cable's measure of operating cash flow may not be comparable to similarly titled measures of other companies. Operating cash flow is the primary basis used by Comcast Cable's management to measure the operating performance of Comcast Cable's business. Operating cash flow does not purport to represent net income or net cash provided by operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of Comcast Cable's performance.


(4) This represents net cash provided by (used in) operating activities, financing activities and investing activities as presented in Comcast Cable's consolidated statement of cash flows.



     Comcast Cable adopted SFAS No. 142 on January 1, 2002. Upon adoption of SFAS No. 142, Comcast Cable no longer amortizes goodwill and other indefinite lived intangible assets, which consist of cable franchise rights. The following pro forma financial information for the six months ended June 30, 2001, and for the years ended December 31, 2001, 2000 and 1999, is presented as if SFAS No. 142 was adopted as of January 1, 1999 (amounts in millions):



                                                         SIX
                                                        MONTHS
                                                        ENDED        YEARS ENDED DECEMBER 31,
                                                       JUNE 30,   ------------------------------
                                                         2001       2001        2000      1999
                                                       --------   ---------   --------   -------
Net income (loss)
  As reported........................................   $153.2    $  (422.2)  $  106.0   $(253.7)
     Amortization of goodwill........................    123.7        266.7      246.3      76.6
     Amortization of equity method goodwill..........      3.8          7.6        8.8
     Amortization of franchise rights................    521.3      1,067.4      842.9     255.2
                                                        ------    ---------   --------   -------
  As adjusted........................................   $802.0    $   919.5   $1,204.0   $  78.1
                                                        ======    =========   ========   =======
  Income before extraordinary items and cumulative
     effect of accounting change, as adjusted........   $863.3    $   980.8   $1,211.1   $  84.3
                                                        ======    =========   ========   =======

                      RATIOS OF EARNINGS TO FIXED CHARGES


                                            FOR THE SIX
                                            MONTHS ENDED     FOR THE YEARS ENDED DECEMBER 31,
                                              JUNE 30,     -------------------------------------
                                                2002       2001    2000    1999    1998    1997
                                            ------------   -----   -----   -----   -----   -----
AT&T(a)...................................       (b)         (b)    1.5x    6.2x   14.9x   11.7x
AT&T BROADBAND GROUP(a)...................       (c)         (c)     (c)     (c)     (c)     (c)
BROADBAND(d)..............................        --          --      --      --      --      --
AT&T COMCAST(d)...........................        --          --      --      --      --      --
COMCAST CABLE(e)..........................     2.29x         (f)   1.79x     (f)     (f)     (f)
MEDIAONE(a)...............................      3.1x        5.0x     (g)      --      --      --
TCI(a)....................................       (h)         (h)     (h)      --      --      --
COMCAST(i)................................       (j)       2.21x   6.24x   3.78x   5.44x   1.29x


---------------

(a) For the purpose of calculating the ratio of earnings to fixed charges, earnings is calculated by adding fixed charges excluding capitalized interest to income from continuing operations before income taxes, and by adding distributions of less-than-fifty-percent-owned affiliates. By fixed charges we mean total interest, including capitalized interest, dividend requirements on preferred stock and interest on trust preferred securities and a portion of rentals, which we believe is representative of the interest factor of our rental expense, as applicable.


(b) AT&T's loss for the six months ended June 30, 2002 and the year ended December 31, 2001 was inadequate to cover fixed charges, dividend requirements on subsidiary preferred stock and interest on trust preferred securities in the amount of $16.4 billion and $1.6 billion, respectively.



(c) AT&T Broadband Group's loss for the six months ended June 30, 2002, the years ended December 31, 2001 and 2000, and the ten month period ended December 31, 1999 was inadequate to cover fixed charges, dividend requirements on subsidiary preferred stock and interest on trust preferred securities in the amount of $18.8 billion, $9.2 billion, $10.4 billion and $2.0 billion, respectively.



(d) From their respective dates of inception on December 14, 2001 and December 7, 2001 through June 30, 2002, Broadband and AT&T Comcast have had no operations.


(e) For purposes of Comcast Cable's ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, minority interest, equity in net (income) losses of affiliates and fixed charges. Fixed charges consist of interest expense and interest expense on notes payable to affiliates.

(f) For the years ended December 31, 2001, 1999, 1998 and 1997, Comcast Cable's earnings, as defined above, were inadequate to cover fixed charges by $390.0 million, $399.2 million, $149.6 million and $176.7 million, respectively.

(g) MediaOne's loss for the period ended December 31, 2000 was inadequate to cover fixed charges in the amount of $0.4 billion.


(h) TCI's loss for the six months ended June 30, 2002, the years ended December 31, 2001 and 2000, and the ten month period ended December 31, 1999 was inadequate to cover fixed charges in the amount of $0.7 billion, $1.5 billion, $1.9 billion and $1.3 billion, respectively.


(i) For purposes of Comcast's ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, minority interest, equity in net (income) losses of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest.


(j) For the six months ended June 30, 2002 Comcast's earnings, as defined above, were inadequate to cover fixed charges by $190.9 million.

                         PRO FORMA RATIO OF EARNINGS TO
                                 FIXED CHARGES


                                                           FOR THE             FOR THE
                                                       SIX MONTHS ENDED      YEAR ENDED
                                                        JUNE 30, 2002     DECEMBER 31, 2001
                                                       ----------------   -----------------
AT&T(k)..............................................         3.7x                5.2x
AT&T Comcast(l)......................................          (l)                 (l)
Broadband Group......................................          (c)                 (c)


---------------

(k) The pro forma AT&T ratio of earnings to fixed charges assumes the distribution of Liberty Media Group and AT&T Broadband Group and utilizes the same methodology as described in footnote (a). The detailed unaudited pro forma financial statements on which these calculations were based can be found beginning on page F-3 of this prospectus.


(l) For purposes of calculating the AT&T Comcast pro forma ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, extraordinary items, cumulative effect of accounting change, minority interest, equity in net (income) losses affiliates and fixed charges. Fixed charges consist of interest expense. For the six months ended June 30, 2002 and for the year ended December 31, 2001, earnings, as defined above, were inadequate to cover fixed charges by $18.868 billion and $5.940 billion, respectively.


                           MARKETS AND MARKET PRICES


     The following table sets forth for each series of Broadband Eligible Notes and AT&T Eligible Notes, the exchanges upon which those notes are listed for trading, the symbols under which those notes are listed, and the high and low sale prices paid for the notes for the periods indicated. The 7.75% Medium-Term Notes, Series A Due May 15, 2025, the 8.00% Medium-Term Notes, Series A Due May 15, 2025 and the FRN Medium-Term Notes, Series A Due 2054 are not listed on any exchange.



                                                              LAST SALE PRICE ON NYSE
                                                              -----------------------
                                                                 HIGH         LOW
                                                              ----------   ----------
5.625% NOTES DUE 2004 (NYSE: T M04)
     2000
       First Quarter........................................     94.500       93.000
       Second Quarter.......................................     95.000       92.625
       Third Quarter........................................     95.500       93.625
       Fourth Quarter.......................................     96.125       94.000
     2001
       First Quarter........................................     99.250       96.000
       Second Quarter.......................................    100.625       98.375
       Third Quarter........................................    102.250       99.625
       Fourth Quarter.......................................    102.875      100.250
     2002
       First Quarter........................................    102.375       99.750
       Second Quarter.......................................    100.625       93.250
       Third Quarter (through September 24, 2002)...........    100.000       91.875

                                                              LAST SALE PRICE ON NYSE
                                                              -----------------------
                                                                 HIGH         LOW
                                                              ----------   ----------
6.75% NOTES DUE 2004 (NYSE: T A04)
     2000
       First Quarter........................................     98.750       96.750
       Second Quarter.......................................     99.125       98.875
       Third Quarter........................................     99.375       97.250
       Fourth Quarter.......................................     99.875       96.750
     2001
       First Quarter........................................    102.875       98.500
       Second Quarter.......................................    103.125      100.250
       Third Quarter........................................    103.875      102.000
       Fourth Quarter.......................................    104.875      102.125
     2002
       First Quarter........................................    103.875      101.125
       Second Quarter.......................................    102.750       95.000
       Third Quarter (through September 24, 2002)...........    101.875       94.750

7.00% NOTES DUE 2005 (NYSE: T M05)
     2000
       First Quarter........................................    100.000       97.625
       Second Quarter.......................................    101.000       95.125
       Third Quarter........................................    101.000       98.500
       Fourth Quarter.......................................    100.500       97.375
     2001
       First Quarter........................................    103.250       99.875
       Second Quarter.......................................    103.875      101.375
       Third Quarter........................................    105.000      101.750
       Fourth Quarter.......................................    105.375      102.125
     2002
       First Quarter........................................    105.000      101.000
       Second Quarter.......................................    102.750       93.625
       Third Quarter (through September 24, 2002)...........    100.875       87.125

7.50% NOTES DUE 2006 (NYSE: T 06)
     2000
       First Quarter........................................    101.750       99.500
       Second Quarter.......................................    102.000       98.375
       Third Quarter........................................    102.750      100.000
       Fourth Quarter.......................................    101.500       98.000
     2001
       First Quarter........................................    106.000      101.125
       Second Quarter.......................................    106.875      102.625
       Third Quarter........................................    107.000      102.500
       Fourth Quarter.......................................    108.625      103.250

                                                              LAST SALE PRICE ON NYSE
                                                              -----------------------
                                                                 HIGH         LOW
                                                              ----------   ----------
     2002
       First Quarter........................................    106.125      102.000
       Second Quarter.......................................    104.875       93.250
       Third Quarter (through September 24, 2002)...........    101.625       86.000

7.75% NOTES DUE 2007 (NYSE: T 07)
     2000
       First Quarter........................................    103.000      101.000
       Second Quarter.......................................    103.000       99.000
       Third Quarter........................................    103.000      101.000
       Fourth Quarter.......................................    102.875       99.500
     2001
       First Quarter........................................    106.875      101.500
       Second Quarter.......................................    106.750      104.750
       Third Quarter........................................    108.250      105.125
       Fourth Quarter.......................................    108.125      104.250
     2002
       First Quarter........................................    107.000      103.000
       Second Quarter.......................................    105.500       92.625
       Third Quarter (through September 24, 2002)...........    101.500       86.750

6.00% NOTES DUE 2009 (NYSE: T 09)
     2000
       First Quarter........................................     90.875       88.250
       Second Quarter.......................................     91.250       85.500
       Third Quarter........................................     90.375       88.375
       Fourth Quarter.......................................     91.375       87.000
     2001
       First Quarter........................................     95.500       89.625
       Second Quarter.......................................     95.250       92.125
       Third Quarter........................................     98.000       93.875
       Fourth Quarter.......................................     99.000       94.000
     2002
       First Quarter........................................     97.000       92.625
       Second Quarter.......................................     94.000       76.625
       Third Quarter (through September 24, 2002)...........     91.125       73.000

8.125% DEBENTURES DUE JANUARY 15, 2022 (NYSE: T 22)
     2000
       First Quarter........................................    101.375       98.875
       Second Quarter.......................................    100.375       96.500
       Third Quarter........................................    100.625       98.375
       Fourth Quarter.......................................     99.875       93.000

                                                              LAST SALE PRICE ON NYSE
                                                              -----------------------
                                                                 HIGH         LOW
                                                              ----------   ----------
     2001
       First Quarter........................................    102.375       98.750
       Second Quarter.......................................    102.250       98.875
       Third Quarter........................................    102.875      101.250
       Fourth Quarter.......................................    102.750       99.125
     2002
       First Quarter........................................    103.125       98.000
       Second Quarter.......................................    100.000       75.875
       Third Quarter (through September 24, 2002)...........     92.750       75.250

8.125% DEBENTURES DUE JULY 15, 2024 (NYSE: T 24)
     2000
       First Quarter........................................    101.500       98.125
       Second Quarter.......................................    101.125       95.875
       Third Quarter........................................    100.875       98.000
       Fourth Quarter.......................................     99.750       92.250
     2001
       First Quarter........................................    103.000       98.250
       Second Quarter.......................................    102.125       98.750
       Third Quarter........................................    103.500      101.125
       Fourth Quarter.......................................    103.500       99.625
     2002
       First Quarter........................................    103.000       98.250
       Second Quarter.......................................     99.625       75.250
       Third Quarter (through September 24, 2002)...........     91.500       74.625

8.35% DEBENTURES DUE 2025 (NYSE: T 25)
     2000
       First Quarter........................................    104.000      101.125
       Second Quarter.......................................    103.000       97.625
       Third Quarter........................................    102.500      100.375
       Fourth Quarter.......................................    102.125       95.125
     2001
       First Quarter........................................    104.500       99.500
       Second Quarter.......................................    103.750       98.750
       Third Quarter........................................    105.250      102.250
       Fourth Quarter.......................................    104.750      100.625
     2002
       First Quarter........................................    104.438      100.250
       Second Quarter.......................................    102.250       76.625
       Third Quarter (through September 24, 2002)...........     92.370       77.500

                                                              LAST SALE PRICE ON NYSE
                                                              -----------------------
                                                                 HIGH         LOW
                                                              ----------   ----------
6.50% NOTES DUE 2029 (NYSE: T 29)
     2000
       First Quarter........................................     86.125       83.125
       Second Quarter.......................................     88.250       78.250
       Third Quarter........................................     84.625       81.375
       Fourth Quarter.......................................     82.875       78.000
     2001
       First Quarter........................................     89.375       81.000
       Second Quarter.......................................     87.500       81.875
       Third Quarter........................................     89.000       83.375
       Fourth Quarter.......................................     90.500       82.625
     2002
       First Quarter........................................     88.875       82.625
       Second Quarter.......................................     84.375       65.875
       Third Quarter (through September 24, 2002)...........     82.875       60.750

8.625% DEBENTURES DUE DECEMBER 1, 2031 (NYSE: T 31)
     2000
       First Quarter........................................    103.875      101.375
       Second Quarter.......................................    102.750       98.500
       Third Quarter........................................    102.875      100.750
       Fourth Quarter.......................................    102.125       96.125
     2001
       First Quarter........................................    105.250       99.000
       Second Quarter.......................................    104.250      100.125
       Third Quarter........................................    105.375      103.500
       Fourth Quarter.......................................    105.000      101.125
     2002
       First Quarter........................................    105.000      100.625
       Second Quarter.......................................    102.875       79.000
       Third Quarter (through September 24, 2002)...........     92.375       78.500

                                  RISK FACTORS


     An investment in the Broadband Exchange Notes, New Broadband Notes or New AT&T Notes involves a number of risks. You should consider the following information about these risks, as well as the other information included in and incorporated by reference into this prospectus. In particular you should consider the risk factors discussed in AT&T's and Comcast Cable's filings with the SEC.


RISKS RELATING TO THE EXCHANGE OFFER

  THE NEW BROADBAND NOTES WILL BE UNSECURED AND WILL RANK EQUALLY WITH THE OTHER UNSECURED OBLIGATIONS OF BROADBAND AND WILL BE EFFECTIVELY SUBORDINATED TO THE INDEBTEDNESS AND OTHER OBLIGATIONS OF ANY SUBSIDIARY OF BROADBAND THAT IS NOT A CABLE GUARANTOR, WHILE THE CABLE GUARANTEES OF THE NEW BROADBAND NOTES BY THE CABLE GUARANTORS AT&T COMCAST, COMCAST CABLE, MEDIAONE AND TCI WILL BE EFFECTIVELY SUBORDINATED TO THE INDEBTEDNESS AND OTHER OBLIGATIONS OF ANY SUBSIDIARIES OF THE CABLE GUARANTORS (OTHER THAN BROADBAND) THAT ARE NOT THEMSELVES CABLE GUARANTORS.

     The New Broadband Notes will be unsecured and will be effectively subordinated to the indebtedness and other obligations, including trade payables, of all subsidiaries of Broadband other than MediaOne and TCI, and of all subsidiaries of AT&T Comcast other than Broadband that are not themselves cable guarantors. "Effectively subordinated" means that in the event of bankruptcy, liquidation or reorganization of an obligor, the assets of each subsidiary of that obligor will be available to pay obligations of the obligor only after all of the indebtedness and other obligations of that subsidiary have been paid in full. The indenture for the New Broadband Notes does not prohibit or limit the incurrence of additional indebtedness and other liabilities by Broadband, any of the cable guarantors or any of their subsidiaries other than certain limits on the incurrence of additional secured indebtedness by Broadband or the cable guarantors. The incurrence of additional indebtedness and other liabilities by Broadband, by the cable guarantors or by their subsidiaries, or of additional indebtedness and other liabilities by AT&T that are assumed by Broadband or the cable guarantors in connection with the AT&T Comcast transaction, could adversely affect Broadband's or the cable guarantors' ability to pay their obligations on the New Broadband Notes. In addition, prior to the consummation of the AT&T Comcast transaction, Broadband will be a shell company. If, as a result of the foregoing, Broadband is unable to pay its obligations under the New Broadband Notes, it will be necessary for you to rely on the cable guarantees to receive payment. See "Description of the New Broadband Notes and the Cable Guarantees -- Cable Guarantees."

  AT&T WILL NOT BE AN OBLIGOR UNDER THE NEW BROADBAND NOTES, AND AT&T's CO-OBLIGATION UNDER THE BROADBAND EXCHANGE NOTES WILL BE UNSECURED AND WILL RANK EQUALLY WITH THE OTHER UNSECURED OBLIGATIONS OF AT&T, AND WILL BE EFFECTIVELY SUBORDINATED TO THE INDEBTEDNESS AND OTHER OBLIGATIONS OF AT&T'S SUBSIDIARIES OTHER THAN BROADBAND.

     AT&T will not be an obligor of the New Broadband Notes. Accordingly if the AT&T Comcast transaction is consummated, and Broadband is thereafter unable to pay its obligations under the New Broadband Notes, it will be necessary for you to rely on the cable guarantees of AT&T Comcast, Comcast Cable, MediaOne and TCI to receive payment. AT&T's obligation with respect to the Broadband Exchange Notes will be effectively subordinated to all indebtedness and other obligations, including trade payables, of AT&T's subsidiaries other than Broadband. The supplemental indenture for the Broadband Exchange Notes will not place any restrictions on the incurrence of additional indebtedness and other liabilities by AT&T or any of its subsidiaries other than certain limits on the incurrence of additional secured indebtedness by Broadband or the cable guarantors. The incurrence of additional indebtedness and other liabilities by AT&T and its subsidiaries could adversely affect AT&T's ability to pay its obligations under the Broadband Exchange Notes. In addition, prior to the consummation of the AT&T Comcast transaction, Broadband will be a shell company. If, as a result of the foregoing, Broadband is unable to pay its obligations under the Broadband Exchange Notes, it will be necessary for you to rely on AT&T's co-obligation.

  THE NEW AT&T NOTES WILL BE EFFECTIVELY SUBORDINATED TO THE INDEBTEDNESS AND OTHER OBLIGATIONS OF ALL SUBSIDIARIES OF AT&T.

     The New AT&T Notes will be effectively subordinated to the indebtedness and other obligations, including trade payables, of all subsidiaries of AT&T. The indenture for the New AT&T Notes will not place any restrictions on the incurrence of additional indebtedness and other liabilities by AT&T or any of its subsidiaries other than certain limits on secured indebtedness. The incurrence of additional indebtedness and other liabilities by AT&T and its subsidiaries could adversely affect AT&T's ability to pay its obligations on the New AT&T Notes.

  NO PUBLIC TRADING MARKET EXISTS FOR THE BROADBAND EXCHANGE NOTES, THE NEW BROADBAND NOTES OR THE NEW AT&T NOTES.


     No established public trading market for the Broadband Exchange Notes, the New Broadband Notes or the New AT&T Notes exists and there can be no assurance that a liquid trading market for these notes will develop, that holders of these notes will be able to sell those notes, the price at which the holders of these notes would be able to sell those notes or whether a public trading market, if it develops, will continue. If a public trading market were to develop, the Broadband Exchange Notes, New Broadband Notes or the New AT&T Notes could trade at prices higher or lower than their principal amount, depending on many factors, including prevailing interest rates, the market for similar securities and Broadband's, AT&T's or the cable guarantors' operating results.


 IF YOU DO NOT TENDER YOUR BROADBAND ELIGIBLE NOTES OR AT&T ELIGIBLE NOTES, OR ANY OF YOUR BROADBAND ELIGIBLE NOTES ARE NOT ACCEPTED AS A RESULT OF PRORATION, THE ELIGIBLE NOTES YOU RETAIN ARE EXPECTED TO BECOME LESS LIQUID AS A RESULT OF THE EXCHANGE OFFER.

     Because we anticipate that most holders of the Broadband Eligible Notes and AT&T Eligible Notes will elect to exchange their eligible notes, we expect that the liquidity of the markets, if any, for eligible notes remaining after the completion of the exchange offer may be substantially reduced. Any eligible notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the eligible notes outstanding. After the exchange offer, one or more series of Broadband Eligible Notes or AT&T Eligible Notes currently listed on the NYSE may be subject to delisting.

 IF WE DO NOT RECEIVE CONSENT TO THE NOTE AMENDMENT FROM HOLDERS OF THE REQUISITE AMOUNT OF AT&T NOTES, AT&T COULD BE REQUIRED TO REFINANCE THAT INDEBTEDNESS OR WE MAY NOT BE ABLE TO COMPLETE THE AT&T COMCAST TRANSACTION, AND THE VALUE OF THE AT&T NOTES, NEW BROADBAND NOTES AND NEW AT&T NOTES COULD BE ADVERSELY AFFECTED.

     The AT&T Comcast transaction is conditioned on AT&T's obtaining the consents, or deemed consents in the exchange offer, or having defeased, purchased, retired or acquired debt in respect of series representing at least 90% in aggregate principal amount outstanding on December 19, 2001, which was approximately $12.7 billion, of debt securities issued under the AT&T Indenture. AT&T and Comcast could mutually agree to waive this condition with respect to all or any portion of the AT&T Notes for which consents, or deemed consents, are not obtained. If holders of the AT&T Notes were to assert successfully that completing the AT&T Comcast transaction required Broadband or one of its affiliates to assume AT&T's obligations under the AT&T Notes and that did not occur, then AT&T could be required to refinance that indebtedness. Depending on the amount of such indebtedness, market conditions and other factors, this could have a material adverse effect on AT&T, including its liquidity, and the value of its securities, including its indebtedness. There can be no assurance that AT&T would be able to obtain additional financing on terms that would not materially adversely affect AT&T or the value of the AT&T Notes, Broadband Exchange Notes or New AT&T Notes, or that AT&T's ability to complete the AT&T Comcast transaction would not be materially adversely affected.

 IF YOU DO NOT TENDER ELIGIBLE NOTES OR OTHERWISE CONSENT TO THE NOTE AMENDMENT AND THE NOTE AMENDMENT IS APPROVED WITH RESPECT TO THE SERIES OF NOTES YOU HOLD, THE TERMS OF YOUR NOTES WILL BE AMENDED EVEN THOUGH YOU WITHHELD YOUR CONSENT AND YOU WILL RECEIVE NO COMPENSATION FOR THIS NOTE AMENDMENT AND ANY RESULTING RISKS.


     The terms of your notes will be amended whether or not you tender if the note amendment is consented to by the holders of at least 50% by principal amount of the applicable series of notes. For these purposes, all of the Series A Medium Term Notes will be treated as a single series. This means that you will hold notes that will remain obligations of AT&T, but AT&T will no longer include its broadband businesses and will consist of a smaller pool of less diversified assets. You will not receive a consent payment or otherwise be compensated for this change in the terms of your notes and any risks that result, and your notes will not benefit from the cable guarantees.


RISKS RELATING TO THE AT&T COMCAST TRANSACTION

     In addition to the other information contained in or incorporated by reference in this prospectus, you should carefully consider the following risk factors in deciding whether to tender your Broadband Eligible Notes and/or AT&T Eligible Notes in the exchange offer.

 AT&T COMCAST MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE AT&T COMCAST TRANSACTION.

     The AT&T Comcast transaction will combine two companies that have previously operated separately. Comcast and Broadband expect to realize cost savings and other financial and operating benefits as a result of the AT&T Comcast transaction. However, Comcast and Broadband cannot predict with certainty when these cost savings and benefits will occur, or the extent to which they actually will be achieved. There are a large number of systems that must be integrated, including management information, purchasing, accounting and finance, sales, billing, payroll and benefits and regulatory compliance. The integration of Comcast and Broadband will also require substantial attention from management. The diversion of management attention and any difficulties associated with integrating Comcast and Broadband could have a material adverse effect on AT&T Comcast's operating results.

 IF WE DO NOT COMPLETE THE AT&T COMCAST TRANSACTION, AT&T AND THE VALUE OF THE SECURITIES OFFERED MAY BE MATERIALLY ADVERSELY AFFECTED.

     Holders of AT&T Notes should consider that the nature and the value of the securities they will receive in this exchange offer may be materially affected by whether the AT&T Comcast transaction is completed. If the AT&T Comcast transaction is not completed, the Broadband Exchange Notes will not be exchanged for the New Broadband Notes, AT&T will become the sole obligor under the Broadband Exchange Notes, with Broadband released as an obligor, and the cable guarantees will not be provided, and the interest rates and maturity of the New AT&T Notes will remain the same as the interest rates and maturity under the AT&T Eligible Notes.

     The AT&T Comcast transaction is subject to a number of conditions, including without limitation receipt of Internal Revenue Service rulings, regulatory approvals and the consent of the holders in respect of series representing at least 90% in aggregate principal amount of specified indebtedness of AT&T as contemplated by this prospectus. We cannot assure you that these conditions will be met or that the AT&T Comcast transaction will be completed.

     If the AT&T Comcast transaction is not completed, there could be a material adverse effect on AT&T and the value of its securities, including its indebtedness and any notes issued in this exchange offer. Also, one of the anticipated benefits of the AT&T Comcast transaction is the anticipated improvement in AT&T's debt levels. If the AT&T Comcast transaction is not completed, AT&T's credit ratings could be materially adversely affected, which could have a material adverse effect on AT&T and could have a material adverse effect on the trading price of its securities, including its indebtedness.

 REGULATORY AGENCIES MAY IMPOSE CONDITIONS ON APPROVALS RELATING TO THE AT&T COMCAST TRANSACTION.

     Before the AT&T Comcast transaction may be completed, various approvals must be obtained from, or notifications submitted to, among others, the Antitrust Division of the U.S. Department of Justice, the Federal Trade Commission, the Federal Communications Commission, the IRS and numerous state and local authorities. These governmental entities may attempt to condition their approval of the AT&T Comcast transaction, or of the transfer to AT&T Comcast of licenses and other entitlements, on the imposition of certain conditions that could have a material adverse effect on AT&T Comcast's operating results.


     Comcast and AT&T have agreed to use their best efforts to obtain all regulatory approvals that are necessary or advisable in connection with the AT&T Comcast transaction. In addition, Comcast and AT&T have also agreed to take all actions necessary to obtain all consents of the FCC required to complete the AT&T Comcast transaction.


 AT&T COMCAST WILL HAVE TO ABIDE BY RESTRICTIONS TO PRESERVE THE TAX TREATMENT OF THE AT&T COMCAST TRANSACTION.


     Because of the limitations imposed by Section 355(e) of the Internal Revenue Code of 1986, as amended, or the "Code," and by the separation and distribution agreement, as described under "Description of AT&T Comcast Transaction -- The Separation and Distribution Agreement," the ability of AT&T Comcast and Broadband to engage in certain acquisitions, redeem stock or issue equity securities will be limited for a period of 25 months following the Broadband spin-off. See "Description of AT&T Comcast Transaction -- The Separation and Distribution Agreement -- Post-Spin-Off Transactions." These restrictions may limit AT&T Comcast's ability to issue equity securities to satisfy its financing needs or to acquire businesses or assets.


 AT&T COMCAST AND ITS SUBSIDIARIES MAY NOT BE ABLE TO OBTAIN THE NECESSARY FINANCING AT ALL OR ON TERMS ACCEPTABLE TO IT.


     To complete the AT&T Comcast transaction, Comcast estimates it will require financing of $11 billion to $14 billion, assuming that the Microsoft transaction, as described under "Description of AT&T Comcast Transaction -- The Exchange Agreement and Instrument of Admission," is completed. This financing is expected to include (1) approximately $9 billion to $10 billion to retire the intercompany debt balance which Broadband is expected to owe AT&T upon completion of the AT&T Comcast transaction, although this amount will be reduced if the exchange offer is completed, (2) approximately $1 billion to $2 billion to refinance certain Broadband debt that may be put for redemption by investors or that will mature on or soon after the completion of the AT&T Comcast transaction and (3) approximately $1 billion to $2 billion to provide appropriate cash reserves to fund the operations and capital expenditures of Broadband after completion of the AT&T Comcast transaction.


     On May 3, 2002, Broadband and AT&T Comcast entered into definitive credit agreements with a syndicate of lenders, including JPMorgan Chase Bank, Citibank, N.A., Bank of America, N.A., Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding, Inc. for an aggregate of approximately $12.8 billion in new indebtedness in order to satisfy these financing requirements. See "Other Indebtedness and the Cross-Guarantees -- Description of New Credit Facilities." Comcast may also use other available sources of financing to fund its requirements, including existing cash, cash equivalents and short term investments, amounts available under Comcast subsidiaries' lines of credit, and the proceeds of sales of Comcast's and Broadband's investments.

     Under the terms of the new credit agreements referred to above, the obligations of the lenders to provide the financing upon completion of the AT&T Comcast transaction are subject to a number of conditions, including the condition that AT&T Comcast obtain an investment-grade credit rating. It is possible that AT&T Comcast will not obtain an investment-grade credit rating or that any of the other conditions to borrowing may not be satisfied. If the conditions to borrowing are not satisfied, and if other sources of financing are not sufficient or available, Comcast may not be able to obtain the necessary financing. If Comcast fails to obtain the necessary financing or fails to obtain it on acceptable terms, such failure could have a material adverse effect on the business and financial condition of AT&T Comcast and its subsidiaries. If Comcast is unable to obtain the necessary financing, it may be forced to consider other alternatives to raise the necessary funds, including sales of assets. There can be no assurance that Comcast will be able to obtain the necessary financing at all or on terms acceptable to it.

 AT&T COMCAST AND ITS SUBSIDIARIES WILL HAVE SIGNIFICANT DEBT AND DEBT-LIKE OBLIGATIONS AND MAY NOT OBTAIN INVESTMENT-GRADE CREDIT RATINGS.


     After completion of the AT&T Comcast transaction, AT&T Comcast and its subsidiaries will have a significant amount of debt and debt-like obligations. Although this amount will be reduced by $5 billion if the Microsoft transaction, as described under "Description of AT&T Comcast Transaction -- The Exchange Agreement and Instrument of Admission," is completed, the credit ratings of AT&T Comcast and its subsidiaries after completion of the AT&T Comcast transaction may be lower than the existing credit ratings of Comcast, AT&T's principal broadband subsidiaries and their respective subsidiaries. In addition, it is possible that neither AT&T Comcast nor any of its subsidiaries that issue debt may obtain an investment-grade credit rating. The likelihood of lower or non-investment-grade credit ratings for AT&T Comcast and its subsidiaries after completion of the AT&T Comcast transaction will be increased if the Microsoft transaction described in this prospectus, which is not a condition to the completion of the AT&T Comcast transaction, is not completed. Differences in credit ratings would affect the interest rates charged on financings, as well as the amounts of indebtedness, types of financing structures and debt markets that may be available to AT&T Comcast and its subsidiaries.



     In addition, the failure of certain subsidiaries of AT&T Comcast to maintain certain credit ratings during the period that is 90 days before and after the completion of the AT&T Comcast transaction could trigger put rights on the part of holders of up to approximately $4.8 billion in notional amount (including approximately $1 billion in notional amount of debt which is expected to be able to be put by holders) of debt as of the date of this prospectus, which would require AT&T Comcast to obtain additional financing. Accordingly, a downgrade in the existing credit ratings of Comcast, AT&T's principal broadband subsidiaries and their respective subsidiaries or the failure of AT&T Comcast and its subsidiaries to obtain investment-grade credit ratings, in each case upon completion of the AT&T Comcast transaction, could have a material adverse effect on AT&T Comcast's operating results and on the value of AT&T Comcast common stock.


 ATYPICAL GOVERNANCE ARRANGEMENTS MAY MAKE IT MORE DIFFICULT FOR AT&T COMCAST SHAREHOLDERS TO ACT.


     In connection with the AT&T Comcast transaction, AT&T Comcast will implement a number of governance arrangements that are atypical for a large, publicly held corporation. A number of these arrangements relate to the election of the AT&T Comcast Board. The term of the AT&T Comcast Board upon completion of the AT&T Comcast transaction will not expire until the 2004 annual meeting of AT&T Comcast shareholders. Since AT&T Comcast shareholders will not have the right to call special meetings of shareholders or act by written consent and AT&T Comcast directors will be able to be removed only for cause, AT&T Comcast shareholders will not be able to replace the initial AT&T Comcast Board members prior to that meeting. After the 2004 annual meeting of AT&T Comcast shareholders, AT&T Comcast directors will be elected annually. Even then, however, it will be difficult for an AT&T Comcast shareholder, other than Sural LLC or a successor entity controlled by Brian L. Roberts, to elect a slate of directors of its own choosing to the AT&T Comcast Board. Brian L. Roberts, through his control of Sural LLC or a successor entity, will hold a 33 1/3% nondilutable voting interest in AT&T Comcast stock. In addition, AT&T Comcast will adopt a shareholder rights plan upon completion of the AT&T Comcast transaction that will prevent any holder of AT&T Comcast stock, other than any holder of AT&T Comcast Class B common stock or any of such holder's affiliates, from acquiring AT&T Comcast stock representing more than 10% of AT&T Comcast's voting power without the approval of the AT&T Comcast Board.

     In addition to the governance arrangements relating to the AT&T Comcast Board, Comcast and AT&T have agreed to a number of governance arrangements which will make it difficult to replace the senior management of AT&T Comcast. Upon completion of the AT&T Comcast transaction, C. Michael Armstrong, Chairman of the Board and CEO of AT&T, will be the Chairman of the Board of AT&T Comcast and Brian L. Roberts, President of Comcast, will be the CEO and President of AT&T Comcast. After the 2005 annual meeting of AT&T Comcast shareholders, Brian L. Roberts will also be the Chairman of the Board of AT&T Comcast. Prior to the sixth anniversary of the 2004 annual meeting of AT&T Comcast shareholders, unless Brian L. Roberts ceases to be Chairman of the Board or CEO of AT&T Comcast prior to such time, the Chairman of the Board and CEO of AT&T Comcast will be able to be removed only with the approval of at least 75% of the entire AT&T Comcast Board. This supermajority removal requirement will make it unlikely that C. Michael Armstrong or Brian L. Roberts will be removed from their management positions.

  AT&T COMCAST'S PRINCIPAL SHAREHOLDER WILL HAVE CONSIDERABLE INFLUENCE OVER THE OPERATIONS OF AT&T COMCAST.


     After completion of the AT&T Comcast transaction, Brian L. Roberts will have significant control over the operations of AT&T Comcast through his control of Sural LLC, which as a result of its ownership of all outstanding shares of AT&T Comcast Class B common stock will hold a nondilutable 33 1/3% of the combined voting power of AT&T Comcast stock and will also have separate approval rights over certain material transactions involving AT&T Comcast. In addition, upon completion of the AT&T Comcast transaction, Brian L. Roberts will be the CEO and President of AT&T Comcast and will, together with the Chairman of the Board of AT&T Comcast, comprise the Office of the Chairman, AT&T Comcast's principal executive deliberative body.


  THE HISTORICAL FINANCIAL INFORMATION OF AT&T BROADBAND GROUP AFTER THE BROADBAND SPIN-OFF MAY NOT BE REPRESENTATIVE OF ITS RESULTS WITHOUT THE OTHER AT&T BUSINESSES AND THEREFORE IS NOT A RELIABLE INDICATOR OF ITS HISTORICAL OR FUTURE RESULTS.

     AT&T Broadband Group is currently a fully integrated business unit of AT&T, and as a result the financial information of AT&T Broadband Group included in this prospectus has been derived from the consolidated financial statements and accounting records of AT&T and reflects certain assumptions and allocations. The financial position, results of operations and cash flows of AT&T Broadband Group without the other AT&T businesses could differ from those that would have resulted had AT&T Broadband Group operated with the other AT&T businesses.

  IF THE TRANSACTION WITH MICROSOFT CORPORATION IS NOT COMPLETED, AT&T COMCAST MAY HAVE SIGNIFICANT ADDITIONAL DEBT AND MORE STRINGENT LIMITATIONS ON ITS ABILITY TO ISSUE EQUITY.


     The AT&T Comcast transaction is not conditioned on completion of the transaction with Microsoft Corporation described in this prospectus under "Description of AT&T Comcast Transaction -- The Exchange Agreement and Instrument of Admission -- QUIPS Exchange." If the Microsoft transaction is not completed, as described under "Description of AT&T Comcast Transaction -- The Merger Agreement -- Covenants -- QUIPS Failure," Broadband will either assume AT&T's obligations to Microsoft under the trust preferred securities, or QUIPS, issued by AT&T Finance Trust I or pay AT&T an amount in cash equal to the fair market value of the QUIPS and indemnify AT&T for certain possible related liabilities. Absent selling assets or stock to pay down debt and depending on which outcome occurs, AT&T Comcast and its subsidiaries would have up to an additional $5 billion of debt upon completion of the AT&T Comcast transaction and the risks detailed in two of the risk factors described in this prospectus -- that AT&T Comcast and its subsidiaries may not be able to obtain the necessary financing at all or on terms acceptable to it and that AT&T Comcast and its subsidiaries will have significant debt and debt-like obligations and may not obtain investment-grade credit ratings -- would be significantly heightened. In addition, if the Microsoft transaction is not completed, the limitations imposed by

Section 355(e) of the Code on AT&T Comcast's and Broadband's ability to issue equity that are described above would be expected to be more stringent.

RISKS FOR AT&T RELATING TO THE AT&T COMCAST TRANSACTION

     Holders of AT&T Notes should also consider the following risk factors in deciding whether to tender eligible notes.

  THE BROADBAND SPIN-OFF MAY MATERIALLY ADVERSELY IMPACT AT&T'S COMPETITIVE POSITION.

     If the AT&T Comcast transaction is completed, AT&T and AT&T Comcast will compete in some markets. Competition between AT&T's and AT&T Comcast's business units in overlapping markets, including consumer markets where cable, telephone and digital subscriber lines, or DSL, solutions may be available at the same time, could result in material downward price pressure on product or service offerings which could materially adversely impact the companies. In addition, any incremental costs associated with operating as separate entities may materially adversely affect the different businesses and companies and their competitive positions. Synergies resulting from cooperation and joint ownership among AT&T's businesses may be lost due to the proposed transactions.

  AT&T WILL HAVE TO ABIDE BY POTENTIALLY SIGNIFICANT RESTRICTIONS TO PRESERVE THE TAX TREATMENT OF THE AT&T COMCAST TRANSACTION.

     Because of the restrictions imposed by Section 355(e) of the Code and by the separation and distribution agreement, the ability of AT&T to engage in certain acquisitions, redeem stock or issue equity securities will be limited for a period of 25 months following the Broadband spin-off. These restrictions may limit AT&T's ability to issue equity securities to satisfy its financing needs or to acquire businesses or assets.

  IF THE AT&T COMCAST TRANSACTION IS COMPLETED, AT&T WILL NEED TO OBTAIN FINANCING ON A STAND-ALONE BASIS WHICH MAY INVOLVE COSTS.

     Following the AT&T Comcast transaction, AT&T will have to raise financing with the support of a reduced pool of less diversified assets, and AT&T may not be able to secure adequate debt or equity financing on desirable terms. The cost to AT&T of financing without AT&T Broadband Group may be materially higher than the cost of financing with AT&T Broadband Group as part of AT&T.


     On May 29, 2002, Moody's Investors Service lowered its ratings of long-term debt issued or guaranteed by AT&T to Baa2 from A3. Moody's also confirmed AT&T's short-term rating as Prime-2. Moody's ratings outlook for AT&T remains negative but AT&T is not currently on review for any additional downgrade by Moody's. On June 3, 2002, Fitch Ratings also downgraded AT&T's long-term debt rating to BBB+ from A-, with the rating remaining on Rating Watch Negative pending completion of the AT&T Comcast transaction. AT&T's long-term debt ratings remain BBB+ and on CreditWatch with negative implications by Standard & Poor's Ratings Group. A recent press release from Standard & Poor's confirmed that following the AT&T Comcast transaction Standard & Poor's expects AT&T to have a stable outlook. However, further ratings actions could occur at any time.


     The credit rating of AT&T following the AT&T Comcast transaction may be different from the current ratings of AT&T and different from what it would be without the AT&T Comcast transaction. Differences in credit ratings affect the interest rate charged on financings, as well as the amounts of indebtedness, types of financing structures and debt markets that may be available to AT&T following the AT&T Comcast transaction. AT&T may not be able to raise the capital it requires on favorable terms following the AT&T Comcast transaction.

  THE HISTORICAL FINANCIAL INFORMATION OF AT&T EXCLUDING AT&T BROADBAND GROUP MAY NOT BE REPRESENTATIVE OF ITS RESULTS WITHOUT AT&T BROADBAND GROUP AND THEREFORE IS NOT A RELIABLE INDICATOR OF ITS HISTORICAL OR FUTURE RESULTS.

     AT&T currently includes AT&T Broadband Group as a fully integrated business unit of AT&T. Consequently, the financial information of AT&T without AT&T Broadband Group included in this prospectus has been derived from the consolidated financial statements and accounting records of AT&T and reflects certain assumptions and allocations. The financial position, results of operations and cash flows of AT&T without AT&T Broadband Group could materially differ from those that would have resulted had AT&T operated without AT&T Broadband Group or as an entity independent of AT&T Broadband Group.

  AT&T COULD INCUR MATERIAL U.S. FEDERAL INCOME TAX LIABILITIES IN CONNECTION WITH THE AT&T COMCAST TRANSACTION.

     AT&T may incur material U.S. federal income tax liabilities as a result of certain issuances of shares or change of control transactions with respect to AT&T Comcast, Liberty Media Corporation or AT&T Wireless Services, Inc. Under
Section 355(e) of the Code, a split-off/spin-off that is otherwise tax free may be taxable to the distributing company (i.e., AT&T) if, as a result of certain transactions occurring generally within a two-year period after the split-off/spin-off, non-historic shareholders acquire 50% or more of the distributing company or the spun-off company. It is possible that transactions with respect to AT&T could cause all three split-offs or spin-offs to be taxable to AT&T.

     Under separate intercompany agreements between AT&T and each of Liberty Media Corporation, AT&T Wireless and Broadband, AT&T generally will be entitled to indemnification from the spun-off company for any tax liability that results from the split-off or spin-off failing to qualify as a tax-free transaction, unless, in the case of AT&T Wireless and AT&T Comcast, the tax liability was caused by post split-off or spin-off transactions with respect to the stock or assets of AT&T. AT&T Comcast's indemnification obligation is generally limited to 50% of any tax liability that results from the split-off or spin-off failing to qualify as tax free, unless such liability was caused by a post split-off or spin-off transaction with respect to the stock or assets of AT&T Comcast.

     If one or more of the split-offs or spin-offs were taxable to AT&T and AT&T were not indemnified for this tax liability, the liability could have a material adverse effect on AT&T. To the extent AT&T is entitled to an indemnity with respect to the tax liability, AT&T would be required to collect the claim on an unsecured basis. In addition, there may be other tax costs incurred as a result of the Broadband spin-off. If incurred, these costs could be significant to AT&T and Broadband.

RISKS RELATING TO THE BUSINESS OF AT&T COMCAST

  ACTUAL FINANCIAL POSITION AND RESULTS OF OPERATIONS OF AT&T COMCAST MAY DIFFER SIGNIFICANTLY AND ADVERSELY FROM THE PRO FORMA AMOUNTS REFLECTED IN THIS PROSPECTUS.

     Assuming completion of the AT&T Comcast transaction, the actual financial position and results of operations of AT&T Comcast may differ, perhaps significantly and adversely, from the pro forma amounts reflected in the AT&T Comcast Corporation Unaudited Pro Forma Combined Condensed Financial Statements included in this prospectus due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the date of the pro forma financial data and the date on which the AT&T Comcast transaction is completed.

     In addition, in many cases each of Comcast and AT&T Broadband Group has long-term agreements, in some cases with the same counterparties, for the same services and products, such as programming, billing services and interactive programming guides. Comcast and AT&T Broadband Group cannot disclose the terms of many of these contracts to each other because of confidentiality provisions included in these contracts or other legal restrictions. For this and other reasons, it is not clear, in the case of certain services and products, whether after completion of the AT&T Comcast transaction each of the existing agreements will continue to apply only to the operations to which they have historically applied or whether instead one of the two contracts will apply to the operations of both companies and the other contract will be terminated. Since these contracts often differ significantly in their terms, resolution of these contractual issues could cause the actual financial position and results of operations of AT&T Comcast to differ significantly and adversely from the pro forma amounts reflected in the AT&T Comcast Corporation Unaudited Pro Forma Combined Condensed Financial Statements included in this prospectus.

  PROGRAMMING COSTS ARE INCREASING AND AT&T COMCAST MAY NOT HAVE THE ABILITY TO PASS THESE INCREASES ON TO ITS CUSTOMERS, WHICH WOULD MATERIALLY ADVERSELY AFFECT ITS CASH FLOW AND OPERATING MARGINS.

     Programming costs are expected to be AT&T Comcast's largest single expense item. In recent years, the cable and satellite video industries have experienced a rapid increase in the cost of programming, particularly sports programming. This increase is expected to continue, and AT&T Comcast may not be able to pass programming cost increases on to its customers. The inability to pass these programming cost increases on to its customers would have a material adverse impact on its cash flow and operating margins. In addition, as AT&T Comcast upgrades the channel capacity of its systems and adds programming to its basic, expanded basic and digital programming tiers, AT&T Comcast may face increased programming costs, which, in conjunction with the additional market constraints on its ability to pass programming costs on to its customers, may reduce operating margins.

     AT&T Comcast also will be subject to increasing financial and other demands by broadcasters to obtain the required consent for the transmission of broadcast programming to its subscribers. Comcast and AT&T cannot predict the financial impact of these negotiations or the effect on AT&T Comcast's subscribers should AT&T Comcast be required to stop offering this programming.


  AT&T COMCAST WILL FACE A WIDE RANGE OF COMPETITION AND OTHER RISKS IN AREAS SERVED BY ITS CABLE SYSTEMS, WHICH COULD ADVERSELY AFFECT ITS FUTURE RESULTS OF OPERATIONS.



     AT&T Comcast's cable communications systems will compete with a number of different sources which provide news, information and entertainment programming to consumers. AT&T Comcast will compete directly with program distributors and other companies that use satellites, build competing cable systems in the same communities AT&T Comcast will serve or otherwise provide programming and other communications services to AT&T Comcast's subscribers and potential subscribers. In addition, federal law now allows local telephone companies to provide directly to subscribers a wide variety of services that are competitive with cable communications services. Some local telephone companies provide, or have announced plans to provide, video services within and outside their telephone service areas through a variety of methods, including broadband cable networks. Additionally, AT&T Comcast will be subject to competition from telecommunications providers and internet service providers, or ISPs, in connection with offerings of new and advanced services, including telecommunications and Internet services. This competition may materially adversely affect AT&T Comcast's business and operations in the future. In addition, any increase in vacancy rates in multi-dwelling units has historically adversely impacted subscriber levels and is expected to do so in the future. Subscriber levels also have historically demonstrated seasonal fluctuations, particularly in markets that include major universities. The failure of seasonal third and fourth quarter increases to offset decreases would adversely affect subscriber levels.


  AT&T COMCAST WILL HAVE SUBSTANTIAL CAPITAL REQUIREMENTS WHICH MAY REQUIRE IT TO OBTAIN ADDITIONAL FINANCING THAT MAY BE DIFFICULT TO OBTAIN.

     After completion of the AT&T Comcast transaction, AT&T and Comcast expect that for some period of time AT&T Comcast's capital expenditures will exceed, perhaps significantly, its net cash provided by operating activities. This may require AT&T Comcast to obtain additional financing. AT&T Comcast may not be able to obtain or to obtain on favorable terms the capital necessary to fund the substantial capital expenditures described above that are required by its strategy and business plan. A failure to obtain necessary capital or to obtain necessary capital on favorable terms could have a material adverse effect on

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

AT&T Comcast and result in the delay, change or abandonment of AT&T Comcast's development or expansion plans.


     Historically, AT&T Broadband Group's capital expenditures have significantly exceeded its net cash provided by operations. For the year ended December 31, 2001 and the six months ended June 30, 2002, AT&T Broadband Group's capital expenditures exceeded its net cash provided by operations by $3.5 billion and $0.4 billion, respectively. In addition, for the year ended December 31, 2001, Comcast's capital expenditures exceeded its net cash provided by operating activities by $952 million. See "Ratios of Earnings to Fixed Charges" on page 39.



     Comcast and AT&T anticipate that AT&T Comcast will upgrade a significant portion of its broadband systems over the coming years and make other capital investments, including with respect to its advanced services. In 2002, Comcast and AT&T anticipate that Broadband and Comcast's cable division will incur capital expenditures of approximately $4.2 billion and $1.3 billion, respectively. AT&T Comcast is expected to incur substantial capital expenditures in the years following completion of the AT&T Comcast transaction. However, the actual amount of the funds required for capital expenditures cannot be determined with precision at this time. Capital expenditures are expected to be used to acquire equipment, such as set-top boxes, cable modems and telephone equipment, and to pay for installation costs for additional video and advanced services customers. In addition, capital is expected to be used to upgrade and rebuild network systems to expand bandwidth capacity and add two-way capability so that it may offer advanced services. There can be no assurance that these amounts will be sufficient to accomplish the planned system upgrades, equipment acquisitions and expansion.


     Comcast and AT&T Broadband Group also have commitments under certain of their franchise agreements with local franchising authorities to upgrade and rebuild certain network systems. These commitments may require capital expenditures in order to avoid default and/or penalties.

  ENTITIES THAT WILL BE INCLUDED IN AT&T COMCAST ARE SUBJECT TO LONG-TERM EXCLUSIVE AGREEMENTS THAT MAY LIMIT THEIR FUTURE OPERATING FLEXIBILITY AND MATERIALLY ADVERSELY AFFECT AT&T COMCAST'S FINANCIAL RESULTS.

     Some of the entities currently attributed to AT&T Broadband Group, and which will be subsidiaries of AT&T Comcast, are subject to long-term agreements relating to significant aspects of AT&T Broadband Group's operations, including long-term agreements for video programming, audio programming, electronic program guides, billing and other services. For example, AT&T Broadband Group's predecessor, TCI, and AT&T Broadband Group's subsidiary, Satellite Services, Inc., are parties to an affiliation term sheet with Starz Encore Group, an affiliate of Liberty Media, which extends to 2022 and provides for a fixed price payment, subject to adjustment for various factors including inflation, and may require Broadband to pay two-thirds of Starz Encore Group's programming costs above levels designated in the term sheet. Satellite Services, Inc. also entered into a ten-year agreement with TV Guide in January 1999 for interactive program guide services, which designates TV Guide Interactive as the interactive programming guide for Broadband systems. Furthermore, a subsidiary of Broadband is party to an agreement that does not expire until December 31, 2013 under which it purchases certain billing services from an unaffiliated third party. The price, terms and conditions of the Starz Encore term sheet, the TV Guide agreement and the billing agreement may not reflect the current market and if one or more of these arrangements continue to apply to Broadband after completion of the AT&T Comcast transaction, they may materially adversely impact the financial performance of AT&T Comcast.

     By letter dated May 29, 2001, AT&T Broadband Group disputed the enforceability of the excess programming pass through provisions of the Starz Encore term sheet and questioned the validity of the term sheet as a whole. AT&T Broadband Group also has raised certain issues concerning the uncertainty of the provisions of the term sheet and the contractual interpretation and application of certain of its provisions to, among other things, the acquisition and disposition of cable systems. In July 2001, Starz Encore Group filed a lawsuit seeking payment of the 2001 excess programming costs and a declaration that the term sheet is a binding and enforceable contract. In October 2001, AT&T Broadband Group and Starz Encore Group agreed to stay the litigation until August 31, 2002 to allow the parties time to continue negotiations toward a potential business resolution of this dispute. The court granted the stay on October 30, 2001. The terms of the stay order allow either party to petition the court to lift the stay after April 30, 2002 and to proceed with the litigation. AT&T Broadband Group's counterclaim is due to be filed on October 4, 2002.



     On March 13, 2002, AT&T Broadband Group informed CSG Systems, Inc. that AT&T Broadband Group was considering the initiation of an arbitration against CSG relating to a Master Subscriber Management System Agreement that the two companies entered into in 1997. Pursuant to the Master Agreement, CSG provides billing support to AT&T Broadband Group. On May 10, 2002, AT&T Broadband Group filed a demand for arbitration against CSG before the American Arbitration Association. On May 31, 2002, CSG answered AT&T Broadband Group's arbitration demand and asserted various counterclaims. On June 21, 2002, CSG filed a lawsuit against Comcast Corporation in federal court located in Denver, Colorado asserting claims related to the Master Agreement and the pending arbitration. In the event that this process results in the termination of the Master Agreement, AT&T Broadband Group may incur significant costs in connection with its replacement of these customer care and billing services and may experience temporary disruptions to its operations.


  AT&T COMCAST WILL BE SUBJECT TO REGULATION BY FEDERAL, STATE AND LOCAL GOVERNMENTS WHICH MAY IMPOSE COSTS AND RESTRICTIONS.

     The federal, state and local governments extensively regulate the cable communications industry. Comcast and AT&T expect that court actions and regulatory proceedings will refine the rights and obligations of various parties, including the government, under the Communications Act of 1934, as amended. The results of these judicial and administrative proceedings may materially affect AT&T Comcast's business operations. Local authorities grant Comcast and Broadband franchises that permit them to operate their cable systems. AT&T Comcast will have to renew or renegotiate these franchises from time to time. Local franchising authorities often demand concessions or other commitments as a condition to renewal or transfer, which concessions or other commitments could be costly to obtain.

  AT&T COMCAST WILL BE SUBJECT TO ADDITIONAL REGULATORY BURDENS IN CONNECTION WITH THE PROVISION OF TELECOMMUNICATIONS SERVICES, WHICH COULD CAUSE IT TO INCUR ADDITIONAL COSTS.

     AT&T Comcast will be subject to risks associated with the regulation of its telecommunications services by the FCC and state public utilities commissions, or PUCs. Telecommunications companies, including companies that have the ability to offer telephone services over the Internet, generally are subject to significant regulation. This regulation could materially adversely affect AT&T Comcast's business operations.

  AT&T COMCAST'S COMPETITION MAY INCREASE BECAUSE OF TECHNOLOGICAL ADVANCES AND NEW REGULATORY REQUIREMENTS, WHICH COULD ADVERSELY AFFECT ITS FUTURE RESULTS OF OPERATIONS.

     Numerous companies, including telephone companies, have introduced Digital Subscriber Line technology, known as DSL, which provides Internet access to subscribers at data transmission speeds greater than that of modems over conventional telephone lines. Comcast and AT&T expect other advances in communications technology, as well as changes in the marketplace, to occur in the future. Other new technologies and services may develop and may compete with services that cable communications systems offer. The success of these ongoing and future developments could have a negative impact on AT&T Comcast's business operations.

     In addition, over the past several years, a number of companies, including telephone companies and ISPs, have asked local, state, and federal governmental authorities to mandate that cable communications operators provide capacity on their broadband infrastructure so that these and others may deliver Internet and other interactive television services directly to customers over these cable facilities. Some cable operators have initiated litigation challenging municipal efforts to unilaterally impose so-called "open access" requirements. The few court decisions dealing with this issue have been inconsistent. Moreover, in connection with their review of the AOL-Time Warner merger, the FCC and the Federal Trade Commission imposed "open access," technical performance and other requirements related to the merged company's Internet and Instant Messaging platforms. The FCC recently concluded in a regulatory proceeding initiated by it to consider "open access" and related regulatory issues that cable modem service, as it is currently offered, is properly classified as an interstate information service that is not subject to common carrier regulation but remains subject to the FCC's jurisdiction. The FCC is seeking public comment regarding the regulatory implications of this conclusion, including, among other things, whether it is appropriate to impose "open access" requirements on these services or whether consumers will be able to obtain a choice of ISPs without government intervention.

     A number of cable operators have reached agreements to provide unaffiliated ISPs access to their cable systems in the absence of regulatory requirements. Recently, Comcast reached an "access" agreement with United Online and Broadband reached an "access" agreement with each of EarthLink, Internet Central and Connected Data Systems. In addition, under the terms of the exchange agreement that Comcast and AT&T have executed with Microsoft, upon completion of the Microsoft transaction described in this prospectus and the AT&T Comcast transaction, AT&T Comcast will be required, with respect to each such agreement with another ISP, to offer Microsoft an "access" agreement on terms no less favorable than those provided to the other ISP with respect to the specific cable systems covered under the agreement with the other ISP. Notwithstanding the foregoing, there can be no assurance that regulatory authorities will not impose "open access" or similar requirements on AT&T Comcast as part of the regulatory review of the AT&T Comcast transaction or as part of an industry-wide requirement. Such requirements could have a negative impact on AT&T Comcast's business operations.

  AT&T COMCAST, THROUGH BROADBAND, WILL HAVE SUBSTANTIAL ECONOMIC INTERESTS IN JOINT VENTURES IN WHICH IT WILL HAVE LIMITED MANAGEMENT RIGHTS.


     AT&T Broadband Group is a partner in several large joint ventures, such as Time Warner Entertainment, Texas Cable Partners and Kansas City Cable Partners, in which it has a substantial economic interest but does not have substantial control with regard to management policies or the selection of management. These joint ventures may be managed in a manner contrary to the best interests of AT&T Comcast, and the value of AT&T Comcast's investment, through Broadband, in these joint ventures may be affected by management policies that are determined without input from AT&T Comcast or over the objections of AT&T Comcast. AT&T Broadband Group has cable partnerships with each of AOL Time Warner, Insight Communications, Adelphia Communications, Midcontinent and US Cable. Materially adverse financial or other developments with respect to a partner could adversely impact the applicable partnership. See "Summary -- Recent Developments."


     On June 25, 2002, three cable partnerships between subsidiaries of AT&T and subsidiaries of Adelphia Communications Corporation commenced bankruptcy proceedings by the filing of chapter 11 petitions in the Bankruptcy Court for the Southern District of New York at about the same time that other Adelphia entities filed for bankruptcy. These partnerships are: Century-TCI California Communications, L.P. (in which AT&T Broadband Group holds a 25% interest through a wholly-owned subsidiary and which as of December 31, 2001 had an aggregate of approximately 775,000 subscribers in the greater Los Angeles, California area), Parnassos Communications, L.P. (in which AT&T Broadband Group holds a 33.33% interest through a wholly owned subsidiary) and Western NY Cablevision, L.P. (in which AT&T Broadband Group holds a 33.33% interest through a wholly-owned subsidiary and which as of December 31, 2001 had, together with Parnassos Communications, L.P., an aggregate of approximately 470,000 subscribers in Buffalo, New York and the surrounding areas). AT&T cannot predict what the outcome of these proceedings will be on any of the partnerships and the proceedings may have a material adverse impact on the partnerships.

     AT&T Broadband Group recorded an impairment charge through net losses related to equity investments of $143 million, net of taxes of $90 million, in connection with the bankruptcy proceedings of the Adelphia partnerships.

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


  AT&T COMCAST, THROUGH COMCAST, AND BROADBAND FACE RISKS ARISING FROM THEIR AND AT&T'S RELATIONSHIP WITH AT HOME CORPORATION AND US AIRWAYS GROUP INC.


     Through a subsidiary, AT&T owns approximately 23% of the outstanding common stock and 74% of the voting power of the outstanding common stock of At Home Corporation, which filed for bankruptcy protection on September 28, 2001. Until October 1, 2001, AT&T appointed a majority of At Home's directors, and it now appoints none.


     Since September 28, 2001, some creditors of At Home have threatened to commence litigation against AT&T relating to the conduct of AT&T or its designees on the At Home Board in connection with At Home's declaration of bankruptcy and At Home's subsequent aborted efforts to dispose of some of its businesses or assets in a bankruptcy court-supervised auction, as well as in connection with other aspects of AT&T's relationship with At Home. The liability for any such lawsuits would be shared equally between AT&T and Broadband. No such lawsuits have been filed to date. On May 1, 2002, At Home filed a proposed plan of liquidation pursuant to Chapter 11 of the U.S. Bankruptcy Code, which, as modified on June 18, 2002, among other things, implements the creditor's settlement and provides that all claims and causes of action of the bankrupt estate of At Home against AT&T and other shareholders will be transferred to a liquidating trust owned ratably by the bondholders of At Home and funded with at least $12 million, and as much as $17 million, to finance the litigation of those claims. The plan was approved by the bankruptcy court on August 15, 2002 but has not yet become effective.



     Purported class action lawsuits have been filed in California state court on behalf of At Home shareholders against AT&T, At Home, Comcast and former directors of At Home. The lawsuits claim that the defendants breached fiduciary obligations of care, candor and loyalty in connection with a transaction announced in March 2000 in which, among other things, AT&T, Cox and Comcast agreed to extend existing distribution agreements, the At Home board of directors was reorganized, and AT&T agreed to give Cox and Comcast rights to sell their At Home shares to AT&T. These actions have been consolidated by the court. At the request of At Home's bondholders, on September 10, 2002, the bankruptcy court ruled that the claims asserted in these actions belong to At Home's bankruptcy estate, not its shareholders, that the actions must be dismissed, and that the claims in the actions are to be prosecuted by the At Home bondholders liquidating trust under the confirmed Chapter 11 plan. The order remains subject to appeal. The liability for these lawsuits would be shared equally between AT&T and Broadband.



     On September 23, 2002, the Official Committee of Unsecured Bondholders of At Home filed suit in the United States District Court for the District of Delaware against Comcast, Cox, Brian L. Roberts in his capacity as a director of At Home, and other corporate and individual defendants. The complaint seeks alleged "short-swing" profits under Section 16(b) of the Securities and Exchange Act in connection with At Home put options Comcast and Cox entered into with AT&T. The complaint alleges a total of at least $600 million in damages in the aggregate from Comcast and Cox in connection with this claim. The complaint also seeks damages in an unspecified amount for alleged breaches of fiduciary duty by the defendants in connection with transactions entered into among AT&T, At Home, Comcast and Cox. Comcast believes this suit is without merit and intends to vigorously defend itself in the action.


     In the Spring of 2002, three purported class actions were filed in the United States District Court for the Southern District of New York against, among others, AT&T and certain of its senior officers alleging violations of the federal securities laws in connection with the disclosures made by At Home in the period from March 28, 2000 through August 28, 2001. These actions have been consolidated. Any liabilities resulting from this lawsuit would be shared equally between AT&T and Broadband.


     As part of a portfolio of lease and project financing assets Broadband assumed in connection with the acquisition of MediaOne, Broadband is the lessor of some airplanes under leveraged leases to US Airways Group. Under a leveraged lease, the assets are secured with debt, which is non-recourse to Broadband. On August 11, 2002, US Airways filed for Chapter 11 bankruptcy protection. In connection with the bankruptcy filing, US Airways can reject or reaffirm its leases. Broadband does not know if the leases will be rejected or reaffirmed. If the leases are rejected and the non-recourse debtholder forecloses on the assets, Broadband could incur an after-tax loss of approximately $35 to $45 million (based on June 30, 2002 balances).


RISKS RELATING TO AT&T'S CREDIT RATING

     The AT&T Comcast transaction, if implemented as proposed, would result in a substantial reduction in AT&T's overall debt level. Nevertheless, the AT&T Comcast transaction may not be completed and, even if it is completed, AT&T will continue to have substantial indebtedness. As a result, AT&T noteholders should consider the following additional risk.

  THE FINANCIAL CONDITION AND PROSPECTS OF AT&T AND THE AT&T GROUPS MAY BE MATERIALLY ADVERSELY AFFECTED BY FURTHER RATINGS DOWNGRADES.


     On May 29, 2002, Moody's Investors Service lowered its ratings of long-term debt issued or guaranteed by AT&T to Baa2 from A3. Moody's also confirmed AT&T's short-term rating as Prime-2. Moody's ratings outlook for AT&T remains negative but AT&T is not currently on review for any additional downgrade by Moody's. On June 3, 2002, Fitch Ratings also downgraded AT&T's long-term debt rating to BBB+ from A-, with the rating remaining on Rating Watch Negative pending completion of the AT&T Comcast transaction. AT&T's long-term debt ratings remain BBB+ and on CreditWatch with negative implications by Standard & Poor's Ratings Group. A recent press release from Standard & Poor's confirmed that following the AT&T Comcast transaction Standard & Poor's expects AT&T to have a stable outlook. However, further ratings actions could occur at any time.


     Any downgrade by either Standard & Poor's or Moody's increases, by one-quarter of one percent (0.25%) for each ratings notch downgrade by either agency, the interest rates paid by AT&T on approximately $10.1 billion of long-term debt, which would increase AT&T's interest costs by approximately $25 million per year for each such ratings notch downgrade by either rating agency. As a result, the Moody's downgrade referred to above increased by one-half of one percent (0.50%) the interest rates paid by AT&T on approximately $10.1 billion of long-term debt, which will increase AT&T's interest costs by approximately $50 million per year. Any ratings downgrade by Standard & Poor's would also increase such interest costs by one-quarter of one percent (0.25%) for each ratings notch downgrade.


     In addition to the increased interest costs on the $10.1 billion of long-term debt referred to above, AT&T could incur increased costs in the replacement or renewal of its credit facility and refinancings of approximately $5 billion of debt and certain operating leases through June 30, 2003. Assuming current market conditions and assumptions regarding the type of financing available, the additional annualized cost increases could approximate $100 million, although it is not possible to predict the actual amount of any such interest cost increase as a result of a rating notch downgrade. Additional ratings downgrades could result in greater interest rate increases for each notch downgrade. In addition, interest expense could be higher in subsequent periods than it otherwise would have been as additional maturing debt is replaced by debt with higher interest rate spreads due to the lower credit ratings. Also, in addition to interest rates, differences in credit ratings affect the amounts of indebtedness, types of financing structures and debt markets that may be available to AT&T. For example, with additional ratings downgrades, AT&T may not have access to the commercial paper market sufficient to satisfy its short-term borrowing needs. If necessary, AT&T could access its short-term credit facilities or increase its borrowings under its securitization program. If our ratings were downgraded below investment grade, there are provisions in our securitization programs which could require the outstanding balances to be paid by collection of the receivables. In addition, there are provisions in several of our debt instruments that require us to pay the present value of up to $0.7 billion of future interest payments if our credit ratings are downgraded below investment grade.


     To the extent that the combined outstanding short-term borrowings under the bank credit facilities and AT&T's commercial paper program were to exceed the market capacity for such borrowings at the expiration of the bank credit facilities, AT&T's continued liquidity would depend upon its ability to reduce such short-term debt through a combination of capital market borrowings, asset sales, operational cash generation, capital expenditure reduction and other means. AT&T's ability to achieve such objectives is subject to a risk of execution and such execution could materially impact AT&T's operational results. In addition, the cost of any capital market financing could be significantly in excess of AT&T's historical financing costs. Also, AT&T could suffer negative banking, investor, and public relations repercussions if AT&T were to draw upon the bank facilities, which are intended to serve as a back-up source of liquidity only. Such impacts could cause further deterioration in AT&T's cost of and access to capital.


     AT&T is in the process of replacing its $8 billion 364-day term bank facility (under which no amounts are drawn) that expires in December 2002 with a new 364-day term bank facility of up to $4 billion at or prior to the spin-off of Broadband. The old facility would cease to be effective if, among other things, AT&T consummated the AT&T Comcast transaction without AT&T's long term debt being rated at least Baa1 by Moody's. AT&T has received commitments for the $4 billion facility, subject to completion of documentation. AT&T and the banks are in the final stages of documentation. The amount available under this facility would be reduced to $3 billion upon the completion of the AT&T Comcast transaction.


RISKS RELATING TO THE BUSINESSES OF AT&T CONSUMER SERVICES GROUP AND AT&T BUSINESS SERVICES GROUP

  AT&T CONSUMER SERVICES GROUP AND AT&T BUSINESS SERVICES GROUP EXPECT THERE TO BE A CONTINUED DECLINE IN THE LONG DISTANCE INDUSTRY.

     Historically, prices for voice communications have fallen because of competition, the introduction of more efficient networks and advanced technology, product substitution, excess capacity and deregulation. AT&T Consumer Services Group and AT&T Business Services Group expect these trends to continue, and each of AT&T Consumer Services Group and AT&T Business Services Group may need to reduce its prices in the future to remain competitive. In addition, AT&T Consumer Services Group and AT&T Business Services Group do not expect that they will be able to achieve increased traffic volumes in the near future to sustain their current revenue levels. The extent to which each of AT&T Consumer Services Group's and AT&T Business Services Group's business, financial condition, results of operations and cash flow could be materially adversely affected will depend on the pace at which these industry-wide changes continue and its ability to create new and innovative services to differentiate its offerings, enhance customer retention, and retain or grow market share.

  AT&T CONSUMER SERVICES GROUP AND AT&T BUSINESS SERVICES GROUP FACE SUBSTANTIAL COMPETITION THAT MAY MATERIALLY ADVERSELY IMPACT BOTH MARKET SHARE AND MARGINS.

     Each of AT&T Consumer Services Group and AT&T Business Services Group currently faces significant competition, and AT&T expects the level of competition to continue to increase. Some of the potential materially adverse consequences of this competition include the following:

     - market share loss and loss of key customers;

     - possibility that customers shift to less profitable, lower margin services;

     - need to initiate or respond to price cuts in order to retain market share;

     - difficulties in AT&T Consumer Services Group's and AT&T Business Services Group's ability to grow new businesses, introduce new services successfully or execute on their business plan; and

     - inability to purchase fairly priced access services or fairly priced elements of local carriers' networks.

     As a result of competitive factors, AT&T Consumer Services Group and AT&T Business Services Group believe it is unlikely that they will sustain existing price or margin levels.

  AT&T CONSUMER SERVICES GROUP AND AT&T BUSINESS SERVICES GROUP FACE COMPETITION FROM A VARIETY OF SOURCES.

     - Competition from new entrants into long distance, including regional phone companies. AT&T Consumer Services Group and AT&T Business Services Group traditionally have competed with other long distance carriers. In recent years, AT&T Consumer Services Group and AT&T Business
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

       Services Group have begun to compete with incumbent local exchange carriers, which historically have dominated local telecommunications, and with other competitive local exchange carriers for the provision of long distance services. In addition, other long distance companies are beginning to offer local residential services bundled with long distance in portions of over 30 states.

      Some regional phone companies, such as Verizon Communications Inc. and SBC Communications Inc., already have been permitted to offer long distance services in some states within their regions. AT&T expects that the regional phone companies will seek to enter all states in their regions and eventually will be given permission to offer long distance services within their regions.

      The incumbent local exchange carriers presently have numerous advantages as a result of their historic monopoly control over local exchanges.

     - Competition from facilities-based companies, including regional phone companies. AT&T Consumer Services Group and AT&T Business Services Group also face the risk of increasing competition from entities that own their own access facilities, particularly the regional phone companies, which have access facilities across vast regions of the United States with the ability to control cost, cycle time and functionality for most end-to-end services in their regions. These entities can preserve large market share and high margins on access services as they enter new markets, including long distance and end-to-end services. This places them in a superior position vis-a-vis AT&T Consumer Services Group and AT&T Business Services Group and other competitors that must purchase such high-margin access services.

     - Competition from lower-cost or less-leveraged providers. The cost structure of AT&T Consumer Services Group and AT&T Business Services Group also affects their competitiveness. Each faces the risk that it will not be able to maintain a competitive cost structure if newer technologies favor newer competitors that do not have legacy infrastructure and as technology substitution continues. The ability of each of AT&T Consumer Services Group and AT&T Business Services Group to make critical investments to improve cost structure also may be impaired by its current debt obligations.

     - Competition as a result of technological change. AT&T Consumer Services Group and AT&T Business Services Group also may be subject to additional competitive pressures from the development of new technologies and the increased availability of domestic and international transmission capacity. The telecommunications industry is in a period of rapid technological evolution, marked by the introduction of new product and service offerings and increasing satellite, wireless, fiber optic and coaxial cable transmission capacity for services similar to those provided by AT&T Consumer Services Group and AT&T Business Services Group. AT&T cannot predict which of many possible future product and service offerings will be important to maintain its competitive position, or what expenditures will be required to develop and provide these products and services. Many of these new products and services are substitutes for traditional telephone service. In particular, the rapid expansion of usage of wireless and email services has led and is expected to lead to an overall decline in telephone voice traffic volume on traditional wireline networks.

     - Competition as a result of excess capacity. Each of AT&T Consumer Services Group and AT&T Business Services Group faces competition as a result of excess capacity resulting from substantial network build-out by competitors that had access to inexpensive capital.

     - Strength of competitors. Some of AT&T Consumer Services Group's and AT&T Business Services Group's existing and potential competitors have financial, personnel and other resources significantly greater than those of AT&T Consumer Services Group and AT&T Business Services Group.

  THE PRICES CHARGED TO AT&T CONSUMER SERVICES GROUP FOR NETWORK UTILIZATION MAY INCREASE OVER TIME AND MAY BE ADVERSELY IMPACTED BY THE VOLUME OF THE BUSINESS OF AT&T BUSINESS SERVICES GROUP.

     During the next few years, AT&T's voice traffic volumes may decline at a rate faster than the rate at which AT&T is able to reduce the cost of operating its circuit switched network, resulting in higher unit
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costs for both AT&T Consumer Services Group and AT&T Business Services Group.
Under the terms of a proposed master carrier agreement, AT&T Consumer Services Group will be required to procure all of its telecommunications needs from Network Services within the AT&T Business Group. The pricing of these services will be based on the costs to Network Services of providing those services, unless otherwise agreed. Also, the agreement will contain provisions intended to assure that the AT&T Consumer Services Group is treated no less favorably than the AT&T Business Services Group with respect to the allocation of costs between the units, including a fair allocation of any low cost capacity Network Services provides or obtains.

     The overall level of network utilization by AT&T Consumer Services Group and AT&T Business Services Group together will impact the per minute cost of providing telecommunications services. There are substantial fixed costs associated with providing telecommunications services and it is possible that overall levels of usage (including usage by AT&T Business Services Group) may decrease faster than the related decrease in variable costs. As a result, although it will depend upon a variety of factors that are difficult to predict, it is possible that costs per minute may increase over time. Since the terms of this arrangement by which AT&T Consumer Services Group purchases telecommunications services are essentially cost based, any such cost increase would increase the charges to the AT&T Consumer Services Group and could materially adversely impact the results of operations and financial condition of the Group.

     Since per minute costs are affected by both the level of usage of the AT&T Consumer Services Group and AT&T Business Services Group, adverse business conditions of either Group could increase per minute costs. As a result, the costs charged to AT&T Consumer Services Group may increase as a result of a decrease in the volume of usage by AT&T Business Services, and vice versa.

     AT&T Consumer Services Group, however, may be more adversely affected by a downturn in telecommunications traffic than its competitors since it is required to obtain all of its telecommunications services from AT&T, even if more favorable pricing is available elsewhere.


  AT&T FACES RISKS IN CONNECTION WITH AT&T CANADA, ALESTRA AND US AIRWAYS GROUP INC.


     AT&T has an approximately 31% equity ownership in AT&T Canada. On June 25, 2002, AT&T provided notice triggering the requirement to purchase in cash the outstanding shares of AT&T Canada from the public at the greater of fair market value and a floor price. AT&T has arranged for Tricap Investments Corporation, a wholly owned subsidiary of Brascan Financial Corporation, and CIBC Capital Partners to acquire such AT&T Canada shares. AT&T has agreed to pay the purchase price for the AT&T Canada shares on behalf of Tricap and CIBC Capital Partners. On June 11, 2002, AT&T completed an offering of 200,000,000 shares of AT&T common stock to the public together with 30,000,000 shares of AT&T common stock pursuant to the underwriters' over-allotment option. The offer price to the public was $11.25 per share of AT&T common stock. The underwriting discount and commission was $0.2897 per share of AT&T common stock. AT&T will use the proceeds from this offering to satisfy a portion of its obligations to AT&T Canada common stockholders.


     In 2001, AT&T recorded $1.8 billion of after tax charges ($3.0 billion of pretax charges) reflecting the estimated loss on AT&T's commitment to purchase the publicly owned shares of AT&T Canada. Included in these charges was approximately $0.6 billion related to the assumption of British Telecommunications plc's obligation to purchase the publicly owned shares of AT&T Canada. In the first and second quarters of 2002, AT&T recorded an additional $0.3 billion in after-tax charges ($0.5 billion pretax) reflecting further deterioration in the underlying value of AT&T Canada as well as the accretion of the floor price. These charges reflect the difference between the underlying value of AT&T Canada shares and the price AT&T has committed to pay for them, and are included in "Net losses related to other equity investments" in the Consolidated Statement of Income and the related liability of $3.7 billion within current liabilities in the Consolidated Balance Sheet. The liability at June 30, 2002, also reflects foreign currency translation losses due to fluctuations in the Canadian dollar of $0.2 billion pretax. AT&T has a hedge related to this obligation and at June 30, 2002, had realized and unrealized gains of $0.2 billion pretax relating to this hedge.


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

     AT&T no longer records equity earnings or losses related to AT&T Canada since AT&T's investment balance was written down to zero, largely through losses generated by AT&T Canada. In the event AT&T acquires more than 50% of the voting equity of AT&T Canada, AT&T Canada's results will be consolidated into AT&T's results. At April 26, 2002, AT&T Canada had outstanding debt of approximately $2.9 billion.

     On March 14, 2002, AT&T Canada announced that it has formed a board committee to help management address what AT&T Canada described as "complex issues" facing the company. It also said one of the committee's first steps had been to hire Greenhill & Co. LLC as its financial adviser to work with the committee and management to evaluate various scenarios regarding what it described as "the issues, opportunities and alternatives for the company."

     On March 15, 2002, a group of more than 20 investors holding almost $1 billion of AT&T Canada public notes announced that they have organized as an ad hoc committee to express their concerns about the company's business operations and financial prospects. They stated that the group was formed in response to several recent "troubling financial releases" from AT&T Canada and the rating agency downgrades of AT&T Canada's public notes, including the notes issued by MetroNet Communications.

     On April 18, 2002, the counsel to the ad hoc group of bondholders issued a press release stating that this group was concerned about AT&T's and AT&T Canada's failure to engage in a dialogue concerning the commitment to bondholders. The committee said it was troubled that AT&T would not commit to stand behind the AT&T Canada bonds, alleging that senior executives of AT&T participated in the road shows for placement of the AT&T Canada notes and made certain statements to rating agencies. Further, the release stated that, in the absence of AT&T committing to support AT&T Canada, the committee will have no choice but to explore any and all available remedies. As stated above, approximately Canadian $4.5 billion (approximately U.S. $2.9 billion) in aggregate amount of indebtedness of AT&T Canada was outstanding as of April 26, 2002. AT&T expressly disclaims any obligation with respect to the bonds.

     On May 9, 2002, a group of institutional investors holding approximately $458 million of AT&T Canada's public notes announced that it had filed an oppression application with the Ontario Superior Court of Justice asserting that the conduct of AT&T Canada and its directors has been oppressive and unfairly prejudicial to, and has unfairly disregarded, the interests of AT&T Canada's noteholders. The investors also stated that the Application is supported by other AT&T Canada noteholders holding an additional $250 million of AT&T Canada's notes. Among other things, the Application seeks the following relief: replacement of all current directors of AT&T Canada or orders regulating the conduct of current directors; an order restraining AT&T Canada from collapsing any "in the money" foreign currency swaps; and an order requiring AT&T Canada and its directors to preserve assets and liquidity pending a restructuring.


     On September 11, 2002, AT&T Canada reported that it has elected not to make bond interest payments totaling approximately US$47.8 million, due on September 15, 2002 and approximately Canadian $5.4 million due on September 23, 2002. Under the terms of the indentures governing these series of bonds, AT&T Canada has 30 days from the scheduled interest payment date to make the required interest payment. On September 16, 2002, Standard & Poor's cut its long-term corporate credit rating on AT&T Canada to "D," effectively a default rating, from double "C."



     AT&T Business Services also owns a 49% economic interest in Alestra S. de R.L. de C.V., a telecommunications company in Mexico that offers voice, data and internet services throughout Mexico to residential, small business and enterprise customers. Alestra has announced that it may not be able to make a $35 million bond payment due in November 2002 and that it is working jointly with Morgan Stanley in analyzing available options to address the company's financial condition, including its liquidity position. Standard & Poor's has downgraded Alestra's corporate credit rating and said the company would likely default on its debt obligations during financial year 2002, probably by way of a bond restructuring. Moody's also downgraded all ratings of Alestra stating that "based upon current long distance network asset valuations, Moody's considers that unsecured debt holders face poor recovery prospects in a distress scenario." On September 23, Alestra filed a preliminary registration statement with the U.S. Securities and Exchange Commission relating to a proposed offer to repurchase and exchange new debt securities for any and all of the outstanding $270 million 12 1/8% Senior Notes due 2006 and the $300 million 12 5/8% Senior Notes due 2009. As part of the exchange offer, Alestra intends to include a cash alternative that will allow it to repurchase a portion of the outstanding securities, subject to pro-ration if the cash alternative is oversubscribed. The financial terms of the offer have not yet been set. AT&T cannot predict the success of the proposed restructuring and the ultimate impacts of these activities on Alestra and AT&T.



     In addition, adverse business developments involving AT&T Canada and Alestra could affect AT&T in a variety of ways. For example, in the event AT&T no longer obtains telecommunications services from AT&T Canada, there are a variety of other carriers that could provide AT&T with the telecommunications services necessary to service its customers. However, there may be some difficulty in obtaining services with comparable features and functions and prices from these carriers which could adversely impact AT&T's ability to provide products and services to its customers. In addition, AT&T may incur significant costs as a result.



     As part of portfolios of lease and project financing assets AT&T assumed in connection with the IPO and subsequent sale of AT&T Capital Corp. and in the acquisition of Media One, AT&T is the lessor of some airplanes under leveraged leases to US Airways Group. Under a leveraged lease, the assets are secured with debt, which is non-recourse to AT&T. On August 11, 2002, US Airways filed for Chapter 11 bankruptcy protection. In connection with the bankruptcy filing, US Airways can reject or reaffirm its leases. AT&T does not know if the leases will be rejected or reaffirmed. If the leases are rejected and the non-recourse debtholder forecloses on the assets, AT&T could incur an after-tax loss of approximately $70 to $80 million (based on June 30, 2002 balances), with $35 to $45 million of such loss attributable to Broadband.


  THE REGULATORY AND LEGISLATIVE ENVIRONMENT CREATES CHALLENGES FOR AT&T CONSUMER SERVICES GROUP AND AT&T BUSINESS SERVICES GROUP.

     Each of AT&T Consumer Services Group and AT&T Business Services Group faces risks relating to regulation and legislation. These risks include:

     - difficulty of effective entry into local markets due to noncompetitive pricing and to regional phone company operational issues that do not permit rapid large-scale customer changes from regional phone companies to new service providers;

     - new head-on competition as regional phone companies begin to enter the long distance business; and

     - emergence of few facilities-based competitors to regional phone companies, and the absence of any significant alternate source of supply for most access and local services.

     This dependency on supply materially adversely impacts each of AT&T Consumer Services Group's and AT&T Business Services Group's cost structure, and ability to create and market desirable and competitive end-to-end products for customers.

     In addition, regional phone companies will be entering the long distance business while they still control substantially all the access facilities in their regions. This will likely result in an increased level of competition for long distance or end-to-end services as the services offered by regional phone companies expand.

  EACH OF AT&T CONSUMER SERVICES GROUP AND AT&T BUSINESS SERVICES GROUP MAY SUBSTANTIALLY INCREASE ITS DEBT LEVEL IN THE FUTURE, WHICH COULD SUBJECT IT TO VARIOUS RESTRICTIONS AND HIGHER INTEREST COSTS AND DECREASE ITS CASH FLOW AND EARNINGS.

     Each of AT&T Consumer Services Group and AT&T Business Services Group may substantially increase its debt level in the future, which could subject it to various restrictions and higher interest costs and decrease its cash flow and earnings. It also may be difficult for AT&T Consumer Services Group and AT&T Business Services Group to obtain all the financing they need to fund their businesses and growth strategies on desirable terms. The amount of debt required in the future will depend upon the performance revenue and margin of each of AT&T Consumer Services Group and AT&T Business Services Group,

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

which, in turn, may be materially adversely affected by competitive and other pressures. Any agreements governing indebtedness obtained by AT&T Consumer Services Group or AT&T Business Services Group may contain financial and other covenants that could impair AT&T Consumer Services Group's or AT&T Business Services Group's flexibility and restrict its ability to pursue growth opportunities.

  THE ACTUAL AMOUNT OF FUNDS NECESSARY TO IMPLEMENT EACH OF AT&T CONSUMER SERVICES GROUP'S AND AT&T BUSINESS SERVICES GROUP'S STRATEGY AND BUSINESS PLAN MAY MATERIALLY EXCEED CURRENT ESTIMATES, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON ITS FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     The actual amount of funds necessary to implement each of AT&T Consumer Services Group's and AT&T Business Services Group's strategy and business plan may materially exceed AT&T Consumer Services Group's and AT&T Business Services Group's current estimates in the event of various factors, including:

     - competitive downward pressures on revenues and margins;

     - departures from AT&T Consumer Services Group's and AT&T Business Services Group's respective current business plans;

     - regulatory developments;

     - unforeseen competitive developments;

     - technological and other risks;

     - unanticipated expenses;

     - unforeseen delays and cost overruns; and

     - engineering design changes.

     If actual costs do materially exceed AT&T Consumer Services Group's and/or AT&T Business Services Group's current estimates for these or other reasons, this would have a material adverse effect on AT&T Consumer Services Group's and/or AT&T Business Services Group's financial condition and results of operations.

  AT&T CONSUMER SERVICES GROUP'S POTENTIAL GROWTH IN ITS AT&T DSL SERVICE COMBINING VOICE AND DATA SERVICES UTILIZING DSL TECHNOLOGY INVOLVES TECHNOLOGICAL, MARKETING AND REGULATORY HURDLES AND REQUIRES SUBSTANTIAL CAPITAL EXPENDITURES.

     AT&T Consumer Services Group's business plan will require substantial capital expenditures in connection with its expansion into providing voice and data services through DSL technology. The development of voice and data services through DSL technology involves uncertainty relating to potential technological hurdles, marketing success, regulatory and legislative requirements and unforeseen costs. AT&T Consumer Services Group historically has not had to incur these capital expenditures, and it may not be able to obtain sufficient capital on favorable terms or at all. A failure to obtain capital could have a material adverse effect on AT&T Consumer Services Group, and result in the delay, change or abandonment of its development or expansion plans.

  SUBSTANTIALLY ALL OF THE TELEPHONE CALLS MADE BY EACH OF AT&T CONSUMER SERVICES GROUP'S AND AT&T BUSINESS SERVICES GROUP'S CUSTOMERS ARE CONNECTED USING OTHER COMPANIES' NETWORKS, INCLUDING THOSE OF COMPETITORS, WHICH MAKES COMPETITION MORE DIFFICULT FOR AT&T.

     AT&T Consumer Services Group principally is a long distance voice telecommunications company. AT&T Consumer Services Group does not own or operate any primary transmission facilities. Accordingly, it must route domestic and international calls made by its customers over transmission facilities that it obtains from network services within AT&T Business Services Group under a Master Carrier Agreement. AT&T Business Services Group provides long distance and, to a limited extent, local telecommunications over its own transmission facilities. Because AT&T Business Services Group's network does not extend to homes, both AT&T Consumer Services Group and AT&T Business Services Group must route calls through a local telephone company to reach AT&T Business Services Group's transmission facilities and, ultimately, to reach their final destinations.
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

     In the United States, the providers of local telephone service generally are the incumbent local exchange carriers, including the regional phone companies. The permitted pricing of local transmission facilities that AT&T Consumer Services Group and AT&T Business Services Group lease in the United States is subject to legal uncertainties. In view of the proceedings pending before the courts and regulatory authorities, there can be no assurance that the prices and other conditions established in each state will provide for effective local service entry and competition or provide AT&T Consumer Services Group with new market opportunities. The effect of the most recent court decisions is to increase the risks, costs, difficulties and uncertainty of entering local markets through using the incumbent local exchange carriers' facilities and services.

  AT&T CONSUMER SERVICES GROUP MUST RELY ON AT&T BUSINESS SERVICES GROUP'S ABILITY TO MAINTAIN, UPGRADE AND REDUCE COSTS ASSOCIATED WITH THE CORE NETWORK, WHICH MAY LEAD TO ADDITIONAL COSTS.

     AT&T Consumer Services Group currently is dependent upon AT&T Business Services Group for leased line capacity, data communications facilities, traffic termination services and physical space for offices and equipment. Although AT&T Consumer Services Group expects to enter into a service agreement with AT&T Business Services Group for it to provide these services, if AT&T Business Services Group becomes unable to provide its current level of services to AT&T Consumer Services Group during the term of the service agreement or thereafter, AT&T Consumer Services Group may not be able to find replacement service providers on a timely basis.

  FAILURE TO DEVELOP FUTURE BUSINESS OPPORTUNITIES MAY HAVE A MATERIAL ADVERSE EFFECT ON AT&T CONSUMER SERVICES GROUP'S GROWTH POTENTIAL.

     AT&T Consumer Services Group intends to actively evaluate pursuing growth opportunities by providing local telecommunications service. AT&T Consumer Services Group faces risk associated with effective entry into local markets due to non-competitive pricing and the emergence of few facilities-based competitors to regional phone companies and the absence of any significant alternative source of supply for most access and local services. AT&T Consumer Services Group is also evaluating pursuing further growth opportunities in these markets through DSL technology which involve new services for which there are only limited proven markets. In addition, the ability to deploy and deliver these services relies, in many instances, on new and unproven technology. AT&T Consumer Services Group's DSL technology may not perform as expected and AT&T Consumer Services Group may not be able to successfully develop new enabling systems to effectively and economically deliver these services. In addition, these opportunities require substantial capital outlays to be incurred by AT&T Business Services and charged to AT&T Consumer Services Group as part of its network usage under the transport agreement. These outlays are currently estimated to be approximately $1 billion over a three-year planning period, to deploy on the planned scale, but are subject to adjustment for change in competitive conditions and market uncertainties. This capital may not be available to support these services. Furthermore, each of these opportunities entails additional operational risks. For example, the delivery of these services requires AT&T Consumer Services Group to provide installation and maintenance services, which services AT&T Consumer Services Group has never provided previously.

     These services may not be successful when they are in place and customers may not purchase the services offered. If these services are not successful or costs associated with implementation and completion of the rollout of these services materially exceed those currently estimated by AT&T Consumer Services Group, AT&T Consumer Services Group's financial condition and prospects could be materially adversely affected.

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

                       DESCRIPTION OF THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER


     We are making this exchange offer in connection with the proposed transfer of AT&T's broadband businesses to Broadband, the spin-off of Broadband, and the subsequent combination of Broadband with Comcast into a new entity, AT&T Comcast. The AT&T Comcast transaction is described under "Description of AT&T Comcast Transaction."


     The AT&T Comcast transaction is conditioned on AT&T's obtaining the consents, or deemed consents in the exchange offer, or having defeased, purchased, retired or acquired its debt in respect of series representing at least 90% in aggregate principal amount outstanding on December 19, 2001, which was approximately $12.7 billion, of debt securities issued under the AT&T Indenture. AT&T and Comcast could mutually agree to waive this condition with respect to all or any portion of the AT&T Notes for which consents, or deemed consents, are not obtained. If the AT&T Comcast transaction were to occur and if holders of the AT&T Notes were to assert successfully that completing the AT&T Comcast transaction required Broadband or one of its affiliates to assume AT&T's obligations under the AT&T Notes and that did not occur, then AT&T could be required to refinance the AT&T Notes. Thus, while AT&T and Comcast could jointly waive the consent condition to the AT&T Comcast transaction, AT&T is making the exchange offer primarily to facilitate the AT&T Comcast transaction and to optimize the respective capital structures of AT&T and AT&T Comcast in an economic and tax efficient manner.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Broadband Eligible Notes and AT&T Eligible Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING

     This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together are the exchange offer, we will accept for exchange Broadband Eligible Notes and AT&T Eligible Notes which are properly tendered on or prior to the expiration date, unless you have previously withdrawn them.

     - When you tender to us Broadband Eligible Notes and AT&T Eligible Notes as provided below, our acceptance of the Broadband Eligible Notes and AT&T Eligible Notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal.


     - For each $1,000 principal amount of Broadband Eligible Notes accepted by us in the exchange offer, we will give you a like principal amount of Broadband Exchange Notes. Upon completion of the AT&T Comcast transaction, the Broadband Exchange Notes will be mandatorily exchanged at an exchange ratio based upon the exchange spread set forth on the cover page of this prospectus for New Broadband Notes. For each $1,000 principal amount of AT&T Eligible Notes accepted by us in the exchange offer, we will give you a like principal amount of New AT&T Notes.


     - AT&T will accept Broadband Eligible Notes in the exchange offer only up to the applicable proration percentage set forth on the cover of this prospectus of the aggregate principal amount outstanding with respect to each series of Broadband Eligible Notes. If Broadband Eligible Notes of any series are tendered in excess of that amount, the tendered notes of that series will be subject to proration as described under "-- Proration" when the exchange offer expires. The exchange offer for each series of AT&T Eligible Notes is for all notes of that series and is not subject to proration.

     - Notes will only be issued in denominations of $1,000 and multiples of $1,000. If the exchange of a series of Broadband Eligible Notes is subject to proration and proration would result in your being entitled to receive a fractional interest in the relevant series of Broadband Eligible Notes, the principal amount of Broadband Eligible Notes accepted in the exchange will be rounded to the nearest $1,000, which will result in your receiving only whole Broadband Exchange Notes in the exchange. If the mandatory exchange of a series of Broadband Exchange Notes into New Broadband Notes would result in your being entitled to receive a fractional interest in the relevant series of New Broadband Notes, the principal amount you receive will be rounded down to the nearest $1,000 multiple and you will receive cash in lieu of a fractional New Broadband Note for the balance.

     - With respect to each series of Broadband Eligible Notes and AT&T Eligible Notes, the exchange offer is conditioned upon the holders of at least 50% in principal amount of that series having validly tendered and not withdrawn their notes. For these purposes, all of the Series A Medium-Term Notes are treated as part of a single series.

     - AT&T's obligation to accept Broadband Eligible Notes and/or AT&T Eligible Notes for exchange in the exchange offer is also subject to the conditions described under "-- Conditions to the Exchange Offer."

     - The exchange offer expires at 12:00 midnight, New York City time, on
                 , 2002. AT&T may, however, in its sole discretion, extend the period of time for which the exchange offer is open as to any one or more series of Broadband Eligible Notes or AT&T Eligible Notes. References in this prospectus to the expiration date with respect to any series of
       Broadband Eligible Notes or AT&T Eligible Notes mean           , 2002 or,
       if extended by AT&T, the latest time and date to which the exchange offer is extended by AT&T as to that series of notes.

     - AT&T will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that we first mail notice of the exchange offer to the holders of the Broadband Eligible Notes and AT&T Eligible Notes. We are sending this prospectus, together with the letter of transmittal, on or about the date of this prospectus to all of the registered holders of Broadband Eligible Notes and AT&T Eligible Notes at their addresses listed in the trustee's security register with respect to those notes.

     - AT&T expressly reserves the right, at any time, to extend the period of time during which the exchange offer is open with respect to any one or more series of Broadband Eligible Notes or AT&T Eligible Notes, and thereby delay acceptance of any series of Broadband Eligible Notes or AT&T Eligible Notes to which the extension applies, by giving oral or written notice of an extension to the exchange agent and notice of that extension to the holders as described below. During any extension, all Broadband Eligible Notes and AT&T Eligible Notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any Broadband Eligible Notes and AT&T Eligible Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     - AT&T expressly reserves the right to amend or terminate the exchange offer with respect to any series of Broadband Eligible Notes or AT&T Eligible Notes, and not to accept for exchange any Broadband Eligible Notes or AT&T Eligible Notes that it has not yet accepted for exchange, if any of the conditions of the exchange offer specified below under "-- Conditions to the Exchange Offer" are not satisfied.

     - AT&T will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the Broadband Eligible Notes and AT&T Eligible Notes as promptly as practicable. If AT&T extends the expiration date with respect to any one or more series, AT&T will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. Without limiting the manner in which AT&T may choose to make any public announcement and subject to applicable law, AT&T will have no obligation to publish, advertise or otherwise communicate any public announcements other than by issuing a release to the Dow Jones News Service. Notices in Luxembourg with respect to these matters will be published in the Luxemburger Wort.

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

     - Holders of Broadband Eligible Notes and AT&T Eligible Notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

     - Broadband Eligible Notes and AT&T Eligible Notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be subject to the note amendment described below under "Description of the Note Amendment -- The Note Amendment," assuming the note amendment receives the requisite consents as described under "Description of the Note
       Amendment -- Requisite Consents; Outstanding Notes."

     - Holders of Broadband Eligible Notes and AT&T Eligible Notes that validly tender and do not withdraw their notes must consent to the note amendment, as described under "Description of the Note Amendment -- The Note Amendment," to the extent their notes are actually exchanged. See "-- Required Consent."


     - We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC, and with respect to the eligible notes listed on the Luxembourg Stock Exchange, with the applicable rules and regulations of the Commission de Surveillance du Secteur Financier.


IMPORTANT RESERVATION OF RIGHTS REGARDING THE EXCHANGE OFFER

     You should note that:

     - All questions as to the validity, form, eligibility, time of receipt and acceptance of Broadband Eligible Notes and AT&T Eligible Notes tendered for exchange will be jointly determined by AT&T and AT&T Comcast in their sole discretion, which determination shall be final and binding.

     - AT&T reserves the absolute right to reject any and all tenders of any particular Broadband Eligible Notes and/or AT&T Eligible Notes not properly tendered or to not accept any particular Broadband Eligible Notes and/or AT&T Eligible Notes which acceptance might, in AT&T's or AT&T Comcast's judgment or the judgment of AT&T's or AT&T Comcast's counsel, be unlawful.

     - AT&T and AT&T Comcast also reserve the absolute right to jointly waive any defects or irregularities or conditions of the exchange offer as to any particular Broadband Eligible Notes and/or AT&T Eligible Notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender Broadband Eligible Notes and/or AT&T Eligible Notes in the exchange offer. Unless AT&T and AT&T Comcast agree to waive any defect or irregularity in connection with the tender of Broadband Eligible Notes and/or AT&T Eligible Notes for exchange, you must cure any defect or irregularity within any reasonable period of time as AT&T and AT&T Comcast shall determine.

     - AT&T's and AT&T Comcast's interpretation of the terms and conditions of the exchange offer as to any particular Broadband Eligible Notes and/or AT&T Eligible Notes either before or after the expiration date shall be final and binding on all other parties.

     - None of AT&T, AT&T Comcast, the exchange agent, the Luxembourg exchange agent or any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Broadband Eligible Notes and/or AT&T Eligible Notes for exchange, nor shall any of them incur any liability for failure to give any notification.

EXCHANGE RATIO FOR THE NEW BROADBAND NOTES


     - The exchange ratio will be calculated as the exchange price per $1,000 principal amount of the Broadband Eligible Notes divided by $1,000, and the exchange price is equal to the present value of the Broadband Eligible Notes on the exchange settlement date in accordance with standard market practice assuming the Broadband Eligible Notes would be repaid at $1,000 at maturity, determined on the basis of a yield to maturity equal to the sum of the relevant exchange spread set forth on the cover of this prospectus and the table below and the related reference U.S. Treasury yield. The related reference U.S. Treasury yield will be calculated by the dealer managers in accordance with standard market practice based on the bid side price for such reference security, as of 2:00 p.m., New York City time, two business days prior to the expiration date of the exchange offer, as displayed in Bloomberg Government Pricing Monitor, or any other recognized quotation source selected by the dealer managers.


     - The reference U.S. Treasury rate with respect to each series of Broadband Eligible Notes is set forth in the table below and has been selected to approximate the maturity characteristics for the applicable series of Broadband Eligible Notes. For current yield information for a particular U.S. Treasury security, you should consult publicly available sources.


BROADBAND ELIGIBLE NOTES  REFERENCE US TREASURY      BLOOMBERG PAGE   EXCHANGE SPREAD
------------------------  ---------------------      --------------   ---------------
7.00% Notes Due May 15,
  2005..................  6.500% US Treasury Note         PX5
                          Due 05/15/05
7.50% Notes Due 2006....  4.625% US Treasury Note         PX5
                          Due 05/15/06
7.75% Notes Due March 1,
  2007..................  6.250% US Treasury Note         PX6
                          Due 02/15/07
6.00% Notes Due 2009....  4.750% US Treasury Note         PX6
                          Due 11/15/08
8.125% Debentures Due
  January 15, 2022......  5.375% US Treasury Bond         PX8
                          Due 02/15/31
8.125% Debentures Due
  July 15, 2024.........  5.375% US Treasury Bond         PX8
                          Due 02/15/31
8.35% Debentures Due
  2025..................  5.375% US Treasury Bond         PX8
                          Due 02/15/31
8.625% Debentures Due
  December 1, 2031......  5.375% US Treasury Bond         PX8
                          Due 02/15/31

  CALCULATION OF EXCHANGE PRICE

     The following formula will be used to calculate the exchange price of a relevant series of Broadband Eligible Notes based upon a given exchange spread over the relevant reference U.S. treasury security.

    P(BEN)   =    The price per $1,000 principal amount of the series of
                  Broadband Eligible Notes being calculated (excluding accrued interest), rounded to the second digit after the decimal
                  point.



    N        =    The number of remaining cash payment dates (both principal and interest) for the series of Broadband Eligible Notes
                  whose price is being determined from but excluding the
                  settlement date for that series to and including the
                  maturity date for such securities.



    CF(i)    =    The aggregate amount of cash per $1,000 principal amount
                  scheduled to be paid on the securities being priced on the
                  "ith" of the N remaining cash payment dates from such
                  securities. Scheduled payments of cash include interest and, on the applicable maturity date, principal.



    YLD      =    The specified yield to maturity (expressed as a decimal
                  number) equal to the Exchange Spread set forth on the cover of this prospectus for that series of Broadband Eligible
                  Notes plus the interest rate for the applicable reference
                  U.S. Treasury security.



    D(i)     =    The number of days from and including the settlement date
                  for that series of Broadband Eligible Notes to but excluding the "ith" out of the N remaining cash payment dates for the securities being priced. The number of days is computed
                  using the 30/360 day count method in accordance with market convention.



    N             Summate. The term to the right of summation symbol is
    (Sum     =    separately calculated "N" times (substituting for the "i" in
    sign)         that term each whole number between 1 and N, inclusive) and
    i=1           the separate calculations are then added together.



    Accrued
    Interest =    Accrued and unpaid interest per $1,000 principal amount of the Broadband Eligible Notes from and including the last
                  applicable interest payment date to but excluding the
                  applicable settlement date.

                                            N
                               P(BEN)   =  (Sum     [    (CF(i))       ]  - Accrued Interest
                                          sign)        ------------
                                           i=1         11+YLD2( Di )
                                                            --
                                                        2      180

  HYPOTHETICAL EXCHANGE RATIO CALCULATION

     The following table sets forth a hypothetical example for $100,000 principal amount of Broadband Eligible Notes assuming relevant U.S. Treasury
yields on the applicable reference U.S. Treasury as reported on                ,
2002 plus the applicable Exchange Spread for a settlement date of           ,
2002.

                                                                                                   EXCHANGE
                                                                                     BROADBAND     PRICE OF
                                                                                      ELIGIBLE     BROADBAND                FACE
                                                             REFERENCE                  NOTE       ELIGIBLE               AMOUNT OF
                                                                US                    EXCHANGE      NOTE AT                  NEW
                                                             TREASURY    EXCHANGE    YIELD [SUM    EXCHANGE    EXCHANGE   BROADBAND
BROADBAND ELIGIBLE NOTE        REFERENCE U.S. TREASURY         YIELD      SPREAD    OF LAST TWO]     YIELD      RATIO       NOTE
-----------------------     ------------------------------   ---------   --------   ------------   ---------   --------   ---------
7.00% Notes Due May 15,     6.500% US Treasury
  2005....................  Note Due 05/15/05
                            4.625% US Treasury
7.50% Notes Due 2006......  Note Due 05/15/06
7.75% Notes Due March 1,    6.250% US Treasury
  2007....................  Note Due 02/15/07
                            4.750% US Treasury
6.00% Notes Due 2009......  Note Due 11/15/08
8.125% Debentures Due       5.375% US Treasury
  January 15, 2022........  Bond Due 02/15/31
8.125% Debentures Due       5.375% US Treasury
  July 15, 2024...........  Bond Due 02/15/31
8.35% Debentures Due        5.375% US Treasury
  2025....................  Bond Due 02/15/31
8.625% Debentures Due       5.375% US Treasury
  December 1, 2031........  Bond Due 02/15/31


                            RESIDUAL
                              CASH
BROADBAND ELIGIBLE NOTE      AMOUNT
-----------------------     --------
7.00% Notes Due May 15,
  2005....................
7.50% Notes Due 2006......
7.75% Notes Due March 1,
  2007....................
6.00% Notes Due 2009......
8.125% Debentures Due
  January 15, 2022........
8.125% Debentures Due
  July 15, 2024...........
8.35% Debentures Due
  2025....................
8.625% Debentures Due
  December 1, 2031........


INTEREST RATE FOR THE NEW BROADBAND NOTES


     The interest rate for each series of New Broadband Notes will be announced by press release two business days prior to the expiration of the exchange offer for that series and will be based on a credit spread over the relevant reference U.S. Treasury rates. The reference U.S. Treasury rate with respect to each series of New Broadband Notes will be calculated, by the dealer managers, in accordance with standard market practice, based on the bid side price of the relevant reference U.S. Treasury as listed on the relevant Bloomberg Government Pricing Monitor or any other recognized quotation source selected by the dealer managers at 2:00 p.m., New York City time, two business days prior to the expiration of the exchange offer. The relevant reference U.S. Treasury has been selected to approximate the maturity characteristics of the applicable series of New Broadband Notes. The interest rate will be equal to the reference U.S. Treasury rate plus the applicable credit spread as set forth below. For current yield information for a particular U.S. Treasury security, you should consult publicly available sources. While those spreads have been selected so that as of the date of calculation the New Broadband Notes would initially trade at par, there can be no assurance as to the price at which the New Broadband Notes will actually trade, either initially or thereafter. In addition, because the New Broadband Notes will not be issued until completion of the AT&T Comcast transaction, it is not possible to determine the present value of the combined cash flows on any series of Broadband Exchange Notes and the related series of New Broadband Notes.



                                                                              BLOOMBERG
NEW BROADBAND NOTES                           REFERENCE U.S. TREASURY           PAGE      CREDIT SPREAD
-------------------                           -----------------------         ---------   -------------
   % Notes Due         , 2013........  4.375% US Treasury Note Due 08/15/12      PX7
   % Notes Due         , 2022........  5.375% US Treasury Note Due 02/15/31      PX8


OTHER TERMS OF THE BROADBAND EXCHANGE NOTES, NEW BROADBAND NOTES AND THE NEW AT&T NOTES


     Descriptions of the terms of the Broadband Exchange Notes, the New Broadband Notes and the cable guarantees, and the New AT&T Notes are included in this prospectus under "Description of the

Broadband Exchange Notes," "Description of the New Broadband Notes and the Cable Guarantees" and "Description of the New AT&T Notes," respectively. A comparison of the terms of the New Broadband Notes to those of the Broadband Exchange Notes is included in this prospectus under "Comparison of the New Broadband Notes and the Broadband Exchange Notes." The material differences in the terms of the Broadband Exchange Notes from those of the Broadband Eligible Notes, and in the terms of the New AT&T Notes from those of the AT&T Eligible Notes, are described under "Description of the Broadband Exchange Notes" and "Description of the New AT&T Notes," respectively.

CONDITIONS TO THE EXCHANGE OFFER


     Unless holders of more than 50% of the principal amount of any series of Broadband Eligible Notes or AT&T Eligible Notes have consented to the note amendment discussed below and validly tendered and not withdrawn their notes prior to the expiration date of the exchange offer for that series, no notes of that series will be accepted for exchange. For these purposes, all of the Series A Medium-Term Notes are treated as part of a single series.


     The following table sets forth the aggregate principal amount outstanding of each series of Broadband Eligible Notes and AT&T Eligible Notes as of the date of this prospectus:


                                                               PRINCIPAL AMOUNT
BROADBAND ELIGIBLE NOTES                                         OUTSTANDING
------------------------                                       ----------------
7.00% Notes Due May 15, 2005................................   $   300,000,000
7.50% Notes Due 2006........................................       500,000,000
7.75% Notes Due March 1, 2007...............................       500,000,000
6.00% Notes Due 2009........................................     3,000,000,000
8.125% Debentures Due January 15, 2022......................       500,000,000
8.125% Debentures Due July 15, 2024.........................       500,000,000
8.35% Debentures Due 2025...................................       300,000,000
8.625% Debentures Due December 1, 2031......................       676,000,000

AT&T ELIGIBLE NOTES
-------------------
5.625% Notes Due 2004.......................................     2,000,000,000
6.75% Notes Due 2004........................................       400,000,000
7.75% Medium-Term Notes, Series A Due May 15, 2025..........        25,000,000
8.00% Medium-Term Notes, Series A Due May 15, 2025..........        50,000,000
6.50% Notes Due 2029........................................     3,000,000,000
FRN Medium-Term Notes, Series A Due 2054....................        10,563,000
                                                               ---------------
          TOTAL.............................................   $11,761,563,000
                                                               ===============


     Even if this condition is met with respect to each series of eligible notes, despite any other term of the exchange offer, AT&T will not be required to accept for exchange any Broadband Eligible Notes or AT&T Eligible Notes and may terminate, amend, or extend the exchange offer before the acceptance of the Broadband Eligible Notes and/or AT&T Eligible Notes, if, on or before the expiration date:


     - AT&T has not received, as of the expiration of the exchange offer, the valid and unrevoked consents to the note amendment of the holders of more than 50% in aggregate principal amount of those series of AT&T Notes which will result in AT&T's obtaining the consent of, or having defeased, purchased, retired or acquired its debt in respect of series representing at least 90% in aggregate principal amount outstanding on December 19, 2001, which was approximately $12.7 billion, of debt securities issued under the AT&T Indenture. As of the date of this prospectus, approximately $11.8 billion of these debt securities, including Broadband Eligible Notes and AT&T Eligible Notes, remained outstanding;

     - any action, proceeding or litigation seeking to enjoin, make illegal, delay the completion of or challenge in any respect the exchange offer or the AT&T Comcast transaction or otherwise relating in any manner to the exchange offer or AT&T Comcast transaction is pending, instituted or threatened;

     - any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the exchange offer or AT&T Comcast transaction, any of which would or might restrain, prohibit or delay completion of the exchange offer or the AT&T Comcast transaction or impair the contemplated benefits of the exchange offer or the AT&T Comcast transaction to AT&T, Broadband or AT&T Comcast;

     - there has occurred

      o any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or the European Union,

      o the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or the European Union,

      o the commencement of a war, armed hostilities or other international or national calamity (or, with regard to the conflict in Afghanistan or the Middle East, any material escalation or expansion of such conflicts) directly or indirectly involving the United States or any of its territories,


      o any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event, or any disruption or adverse change in the financial or capital markets generally or the market for loan syndications in particular, that, in our or AT&T Comcast's judgment, might affect the extension of credit by banks or other lending institutions in the United States,



      o any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our or AT&T Comcast's judgment, have an adverse effect on the business, condition (financial or other), income, operations, assets, liabilities, properties, securities ownership or prospects of the AT&T broadband business, taken as a whole, AT&T and its subsidiaries (other than the AT&T broadband business), taken as a whole, Comcast and its subsidiaries, taken as a whole, or AT&T Comcast and its subsidiaries, taken as a whole, or otherwise affects, or may impair in any way the contemplated future conduct of the business of, any of the foregoing or that otherwise materially affects the expected benefits of the exchange offer or the AT&T Comcast transaction,



      o any event or events that have resulted or may result, in our or AT&T Comcast's judgment, in an actual or threatened change in the business condition (financial or other), income, operations, assets, liabilities, properties, securities ownership or prospects of AT&T and its subsidiaries (other than the AT&T broadband business) taken as a whole, or the AT&T broadband business, taken as a whole, Comcast and its subsidiaries, taken as a whole, or AT&T Comcast and its subsidiaries, taken as a whole, or that otherwise affects, or may impair in any way the contemplated future conduct of the business of, any of the foregoing, or that otherwise materially affects the expected benefits of the exchange offer or the AT&T Comcast transaction; or


     - the AT&T Comcast transaction has been terminated.

     The exchange of the Broadband Eligible Notes for the Broadband Exchange Notes is not contingent upon the completion of the AT&T Comcast transaction, however the Broadband Exchange Notes will not be exchanged for the New Broadband Notes if the AT&T Comcast transaction is terminated. In addition, if the AT&T Comcast transaction is terminated, the interest rate and maturity of each series of New AT&T Notes shall remain the same as the interest rate and maturity applicable to the AT&T Eligible Notes tendered for those New AT&T Notes.

     The conditions listed above are for AT&T's and AT&T Comcast's sole benefit and may be asserted by AT&T or AT&T Comcast regardless of the circumstances giving rise to any of these conditions. On or before the expiration date, AT&T and AT&T Comcast may waive these conditions in their sole discretion in whole or in part at any time and from time to time. The conditions may only be waived by AT&T and AT&T Comcast jointly. The failure by AT&T or AT&T Comcast at any time to exercise any of the above rights will not be considered a waiver of that right, and these rights will be considered to be ongoing rights which may be asserted, before the expiration date, at any time and from time to time.

     If either AT&T or AT&T Comcast determines in its reasonable discretion that any of the conditions are not satisfied, AT&T may:

     - refuse to accept any Broadband Eligible Notes or AT&T Eligible Notes, return any tendered Broadband Eligible Notes or AT&T Eligible Notes to the tendering holders, and terminate the exchange offer with respect to one or more series of Broadband Eligible Notes or AT&T Eligible Notes;

     - extend the exchange offer and retain all Broadband Eligible Notes and AT&T Eligible Notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these Broadband Eligible Notes and AT&T Eligible Notes (see "-- Withdrawal Rights" below); or

     - determine jointly with AT&T Comcast to waive unsatisfied conditions relating to the exchange offer with respect to one or more series of Broadband Eligible Notes or AT&T Eligible Notes and accept all properly tendered Broadband Eligible Notes and AT&T Eligible Notes of those series that have not been withdrawn.

PRORATION

     AT&T will accept in the exchange offer up to the applicable proration percentage set forth on the cover page of this prospectus of the aggregate principal amount outstanding of each series of Broadband Eligible Notes. If, upon the expiration date, holders of any one or more series of Broadband Eligible Notes have validly tendered a number of Broadband Eligible Notes in excess of the applicable proration percentage of the aggregate principal amount outstanding of that series of notes, AT&T will accept, on a prorated basis, the notes of that series validly tendered and not withdrawn. This means that, with respect to any series of Broadband Eligible Notes for which the exchange offer is oversubscribed, a percentage of the total number of Broadband Eligible Notes of that series that are validly tendered and not withdrawn will be accepted by AT&T for exchange. That percentage will be equal to (1) the aggregate principal amount of notes equal to the applicable proration percentage of the aggregate principal amount outstanding of that series of notes divided by (2) the aggregate principal amount of notes of that series validly tendered and not withdrawn. The exchange offer for each series of AT&T Eligible Notes is for all notes of that series and is not subject to proration.

FRACTIONAL NOTES

     Notes will only be issued in denominations of $1,000 and multiples of $1,000. If the exchange of a series of Broadband Eligible Notes is subject to proration and proration would result in your being entitled to receive a fractional interest in the relevant series of Broadband Exchange Notes, the principal amount of Broadband Eligible Notes accepted in the exchange will be rounded to the nearest $1,000. This rounding will result in your receiving only whole Broadband Exchange Notes in exchange for your Broadband Eligible Notes.

     If the mandatory exchange of a series of Broadband Exchange Notes into New Broadband Notes would result in your being entitled to receive a fractional interest in the relevant series of New Broadband Notes, the principal amount you receive will be rounded down to the nearest $1,000 multiple and you will receive cash in lieu of a fractional New Broadband Note for the balance.

     Because the exchange offer of New AT&T Notes for AT&T Eligible Notes is not subject to proration and will be issued in a like principal amount as the AT&T Eligible Notes accepted in exchange, there will not be any need to pay cash in lieu of fractional New AT&T Notes.

REQUIRED CONSENT

     If you wish to tender your Broadband Eligible Notes or AT&T Eligible Notes, you must also consent to the note amendment to the indenture governing the Broadband Eligible Notes and AT&T Eligible Notes to the extent your notes are accepted for exchange. By submitting a letter of transmittal, you will be granting that consent. See "Description of the Note Amendment." Any Broadband Eligible Notes or AT&T Eligible Notes that are validly tendered and not withdrawn but are not exchanged as a result of the proration feature described under "-- Proration" will be treated as if they have not consented to the note amendment.

PROCEDURES FOR TENDERING

  WHAT TO SUBMIT AND HOW


     If you, as the registered holder of Broadband Eligible Notes and/or AT&T Eligible Notes, wish to tender your Broadband Eligible Notes or AT&T Eligible Notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal to The Bank of New York or, in the case of the Luxembourg Notes held in Luxembourg, The Bank of New York (Luxembourg) S.A., the Luxembourg exchange agent, at the address set forth below under "-- Exchange Agent" and "-- Luxembourg Exchange Agent," respectively, on or prior to the expiration date.


     In addition,

          (1) certificates for the Broadband Eligible Notes and/or AT&T Eligible Notes must be received by the exchange agent along with the letter of transmittal, or

          (2) a timely confirmation of a book-entry transfer of the Broadband Eligible Notes and/or AT&T Eligible Notes, if such procedure is available, into the exchange agent's account at DTC using the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date, or


          (3) you must deliver a letter of transmittal and, if applicable, comply with the guaranteed delivery procedures described below.


     For any Luxembourg Notes, letters of transmittal may be submitted in accordance with procedures that may be obtained by contacting the Luxembourg exchange agent at the telephone number listed on the back cover of this prospectus. In addition, in Luxembourg you may contact the Luxembourg exchange agent to obtain delivery of documents or for other assistance.

     The method of delivery of Broadband Eligible Notes and/or AT&T Eligible Notes, letters of transmittal and notices of guaranteed delivery is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or Broadband Eligible Notes or AT&T Eligible Notes should be sent to AT&T, AT&T Comcast, any dealer manager or any other person other than the exchange agent or the Luxembourg exchange agent.

  HOW TO SIGN YOUR LETTER OF TRANSMITTAL AND OTHER DOCUMENTS

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Broadband Eligible Notes and/or AT&T Eligible Notes being surrendered for exchange are tendered:

          (1) by a registered holder of the Broadband Eligible Notes or AT&T Eligible Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

          (2) for the account of an eligible institution.

     If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the exchange agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program, referred to in this prospectus as STAMP, or such other "signature guarantee program" as may be determined by the exchange agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     If the letter of transmittal or any powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by AT&T, proper evidence satisfactory to AT&T of its authority to so act must be submitted.

BOOK-ENTRY TRANSFER


     The exchange agent will make a request to establish an account with respect to the Broadband Eligible Notes and AT&T Eligible Notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC's systems, or indirectly, any organization which is an indirect participant in DTC's systems, including Euroclear and Clearstream, may make book-entry delivery of Broadband Eligible Notes and AT&T Eligible Notes by causing DTC to transfer Broadband Eligible Notes and AT&T Eligible Notes into the exchange agent's account in accordance with DTC's Automated Tender Offer Program procedures for transfer. However, the exchange for the Broadband Eligible Notes and AT&T Eligible Notes so tendered will only be made after timely confirmation of book-entry transfer of Broadband Eligible Notes and AT&T Eligible Notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation. The agent's message must state that DTC has received an express acknowledgment from the participant tendering Broadband Eligible Notes and AT&T Eligible Notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the agreement against that participant.


     Although delivery of Broadband Eligible Notes and AT&T Eligible Notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, or a facsimile copy, properly completed and duly executed, with any required signature guarantees, must in any case be delivered to and received by the exchange agent at its address listed under "-- Exchange Agent" on or prior to the expiration date.

     If your Broadband Eligible Notes or AT&T Eligible Notes are held through DTC, you must complete a form called "instructions to registered holder and/or book-entry participant," which will instruct the DTC participant through whom you hold your notes of your intention to tender your Broadband Eligible Notes and AT&T Eligible Notes or not tender your Broadband Eligible Notes and AT&T Eligible Notes. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent, and we will not be able to accept your tender of notes until the exchange agent receives a letter of transmittal, and a book-entry confirmation from DTC, with respect to your notes. A copy of that form is available from the exchange agent.


     Except as described under "Description of the New Broadband Notes and the Cable Guarantees -- Certificated Notes" and "Description of the Broadband Exchange Notes -- Certificated Notes" (which description also applies to the New AT&T Notes) we have arranged for the New Broadband Notes and the New AT&T Notes to be issued in the form of global notes registered in the name of DTC or its nominee and each holder's interest in it will be transferable only in book-entry form through DTC.


GUARANTEED DELIVERY PROCEDURES

     If you are a registered holder of Broadband Eligible Notes and/or AT&T Eligible Notes and you want to tender your Broadband Eligible Notes or AT&T Eligible Notes but your Broadband Eligible Notes or AT&T Eligible Notes are not immediately available, or time will not permit your Broadband Eligible

Notes or AT&T Eligible Notes to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     (1) the tender is made through an eligible institution;

     (2) prior to the expiration date, the exchange agent receives, by facsimile transmission, mail or hand delivery, from that eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, in the form provided by us, stating:

     - the name and address of the holder of Broadband Eligible Notes or AT&T Eligible Notes;

     - the amount of Broadband Eligible Notes and/or AT&T Eligible Notes tendered; and

     - the tender is being made by delivering that notice and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates of all physically tendered Broadband Eligible Notes and/or AT&T Eligible Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by that eligible institution with the exchange agent; and

     (3) the certificates for all physically tendered Broadband Eligible Notes and/or AT&T Eligible Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

ACCEPTANCE OF ELIGIBLE NOTES AND DELIVERY OF NEW NOTES

     Once all of the conditions to the exchange offer are satisfied or waived, AT&T will accept, promptly after the expiration date, subject to the completion of the proration process described under "-- Proration" with respect to any series of Broadband Eligible Notes, all Broadband Eligible Notes and AT&T Eligible Notes properly tendered and AT&T and Broadband will issue the Broadband Exchange Notes and AT&T will issue New AT&T Notes promptly after acceptance of the Broadband Eligible Notes and AT&T Eligible Notes. See "-- Conditions to the Exchange Offer" above. For purposes of the exchange offer, AT&T's giving of oral or written notice of its acceptance to the exchange agent will be considered its acceptance of the exchange offer.

     In all cases, AT&T (and Broadband, with respect to Broadband Exchange Notes) will issue Broadband Exchange Notes and New AT&T Notes in exchange for Broadband Eligible Notes and AT&T Eligible Notes, respectively, that are accepted for exchange only after timely receipt by the exchange agent of:

     - certificates for the Broadband Eligible Notes and/or AT&T Eligible Notes; or

     - a timely book-entry confirmation of transfer of the Broadband Eligible Notes and/or AT&T Eligible Notes into the exchange agent's account at DTC using the book-entry transfer procedures described above; and

     - a properly completed and duly executed letter of transmittal.

     AT&T will have accepted validly tendered Broadband Eligible Notes and AT&T Eligible Notes if and when it has given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Broadband Exchange Notes and the New AT&T Notes from us. The exchange agent will make the exchange on, or promptly after, the date it receives notice of acceptance from AT&T, and as a result of this exchange the holders in whose names the Broadband Exchange Notes and the New AT&T Notes will be issuable upon exchange will be deemed to be the holders of record of the Broadband Exchange Notes and the New AT&T Notes, respectively.

     The reasons AT&T may not accept tendered Broadband Eligible Notes and/or AT&T Eligible Notes are:

     - the Broadband Eligible Notes or AT&T Eligible Notes were not validly tendered pursuant to the procedures for tendering; see "-- Procedures for Tendering;"

     - AT&T or AT&T Comcast determines in its reasonable discretion that one or more of the conditions to the exchange offer has not been satisfied; see "-- Conditions to the Exchange Offer;"

     - a holder has validly withdrawn a tender of Broadband Eligible Notes or AT&T Eligible Notes as described under "-- Withdrawal Rights;"

     - AT&T has, in its sole discretion, delayed or terminated the exchange offer; see "-- Terms of the Exchange Offer; Period for Tendering;" or

     - the proration feature applies to any series of Broadband Eligible Notes; see "-- Proration."

     If AT&T does not accept any tendered Broadband Eligible Notes or AT&T Eligible Notes for any reason included in the terms and conditions of the exchange offer, including as a result of the proration feature, or if you submit certificates representing Broadband Eligible Notes or AT&T Eligible Notes in a greater principal amount than you wish to exchange, AT&T will return any unaccepted or non-exchanged Broadband Eligible Notes or AT&T Eligible Notes without expense to the tendering holder or, in the case of Broadband Eligible Notes or AT&T Eligible Notes tendered by book-entry transfer into the exchange agent's account at DTC using the book-entry transfer procedures described above, non-exchanged Broadband Eligible Notes or AT&T Eligible Notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

     Broadband Eligible Notes or AT&T Eligible Notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and remain subject to the AT&T Indenture, as modified by the note amendment.

WITHDRAWAL RIGHTS

     You can withdraw your tender of Broadband Eligible Notes and/or AT&T Eligible Notes at any time on or prior to the expiration date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses listed below under "-- Exchange Agent." Any notice of withdrawal must specify:

     - the name of the person having tendered the Broadband Eligible Notes or AT&T Eligible Notes to be withdrawn;

     - the Broadband Eligible Notes or AT&T Eligible Notes to be withdrawn;

     - the principal amount of the Broadband Eligible Notes or AT&T Eligible Notes to be withdrawn;

     - if certificates for Broadband Eligible Notes or AT&T Eligible Notes have been delivered to the exchange agent, the name in which the Broadband Eligible Notes or AT&T Eligible Notes are registered, if different from that of the withdrawing holder;

     - if certificates for Broadband Eligible Notes or AT&T Eligible Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible institution; and

     - if Broadband Eligible Notes or AT&T Eligible Notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Broadband Eligible Notes or AT&T Eligible Notes and otherwise comply with the procedures of that facility.

     Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by AT&T and AT&T Comcast, and their determination shall be final and binding on all parties. Any Broadband Eligible Notes or AT&T Eligible Notes so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer. In addition, any Broadband Eligible Notes or AT&T Eligible Notes so withdrawn will be considered not to have consented to the note amendment described under "Description of the Note Amendment -- The Note Amendment."

     If you have properly withdrawn Broadband Eligible Notes or AT&T Eligible Notes and wish to re-tender them, you may do so by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the expiration date.

THE DEALER MANAGERS

     We have retained the following firms, listed in alphabetical order, to act as dealer managers in connection with the exchange offer:


                     Credit Suisse First Boston Corporation


                         Deutsche Bank Securities Inc.

                              Goldman, Sachs & Co.
                          J.P. Morgan Securities Inc.
                     Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated
                       Morgan Stanley & Co. Incorporated


     The principal solicitation in connection with the exchange offer and the note amendment is being made by mail. However, additional solicitation may be made by telephone, facsimile, electronic media or in person by the dealer managers, the soliciting dealers, and their officers, regular employees and affiliates. In addition, additional solicitation may be made by telephone, facsimile, electronic media or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders. In any jurisdiction in which the securities laws or blue sky laws require solicitations to be made by a licensed broker or dealer, any solicitations in connection with the exchange offer and the note amendment will be deemed to be made on behalf of AT&T and the other registrants by the dealer managers or their affiliates that are licensed under the laws of the applicable jurisdictions.


     The dealer managers have provided, and we expect will provide, investment banking, advisory and commercial banking services to AT&T, Comcast and AT&T Comcast, as the case may be, for which they received, and we expect will receive customary fees. In particular,


     - Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc. and Goldman, Sachs & Co. advised AT&T in the AT&T Comcast transaction;


     - J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated advised Comcast in the AT&T Comcast transaction.


In addition, affiliates of certain of the dealer managers will act as lenders to AT&T, Broadband and AT&T Comcast under their new credit facilities.


     AT&T, Comcast, AT&T Comcast and the cable guarantors will enter into a dealer manager agreement with the dealer managers. In that agreement, AT&T, Comcast, AT&T Comcast and the cable guarantors will indemnify the dealer managers for liabilities under the federal securities and other laws.

     At any given time, the dealer managers may trade the New AT&T Notes, the Broadband Exchange Notes and the New Broadband Notes or other securities of AT&T, Broadband or the cable guarantors for their own accounts or for the accounts of their customers, and accordingly, may hold a long or a short position in the notes or such other securities.

     None of the dealer managers assumes any responsibility for the accuracy or completeness of the information concerning the exchange offers, AT&T, Comcast, AT&T Comcast, Comcast Cable, MediaOne and TCI contained in this prospectus or any documents incorporated herein by reference or for any failure by us to disclose events that may have occurred and may affect the significance or accuracy of such information.

     Questions regarding the terms of the exchange offer should be directed to the dealer managers at the addresses and telephone numbers set forth on the back cover of this prospectus.

RETAIL SOLICITATION FEE

     AT&T will pay to soliciting dealers a retail solicitation fee of
$          per $1,000 of eligible notes tendered and accepted for exchange in the exchange offer. As used herein, a "soliciting dealer" is an entity covered by a letter of transmittal which names the dealer as having solicited and obtained the tender, and is:

     - any broker or dealer in securities, excluding the dealer manager, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD");

     - any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member; or

     - any bank or trust company.

     No fee shall be payable to a soliciting dealer:

     - to the extent eligible notes tendered due to solicitation by that dealer are not validly tendered or otherwise are not accepted in the exchange offer;

     - with respect to the tender of eligible notes by a holder unless the letter of transmittal accompanying such tender designates that soliciting dealer;

     - with respect to the tender of eligible notes by a holder as to which a soliciting dealer fee has already been paid;

     - with respect to the tender of eligible notes by a beneficial holder of
       more than $          in principal amount of eligible notes;

     - in respect of eligible notes registered in the name of that soliciting dealer unless the eligible notes are held by that soliciting dealer as nominee and the eligible notes are being tendered for the benefit of one or more beneficial owners identified on the letter of transmittal;

     - if the soliciting dealer is a dealer manager;

     - if the soliciting dealer is required for any reason to transfer the amount of the fee to a tendering holder other than itself; or

     - with respect to eligible notes tendered for that soliciting dealer's own account.

     Soliciting dealers should take care to ensure proper record-keeping to document their entitlement to any solicitation fee. AT&T and the exchange agent reserve the right to require additional information, as deemed warranted in their sole discretion.


     No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of AT&T, Broadband, the cable guarantors, DTC, any of the dealer managers or the information agent for purposes of the exchange offer.


     AT&T will also, upon request, reimburse soliciting dealers for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the exchange offer to their customers.

     All questions as to the validity, form, and eligibility, including time of receipt of notices of solicited tenders will be determined by the exchange agent, AT&T and AT&T Comcast, in their sole discretion, which determination will be final and binding. Neither AT&T, AT&T Comcast, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in a notice of solicited tender or incur any liability for failure to give such notification.

INFORMATION AGENT


     We have engaged D.F. King & Co. as the information agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the information agent. The information agent may be contacted as follows:



           D. F. King & Co., Inc.                       D.F. King (Europe) Limited
         77 Water Street, 20th Floor                 2 London Wall Building, 2nd Floor
          New York, New York 10005                            London EC2M5PP
       Banks and Brokers Call Collect:                  Telephone: 44 207 920 9700
               (212) 269-5550
         All Others Call Toll Free:
               (866) 868-2409


EXCHANGE AGENT


     We have engaged The Bank of New York as the exchange agent for the exchange offer. All executed letters of transmittal (other than in Luxembourg) should be directed to the exchange agent at the address set forth below:


                                  Deliver To:

                      The Bank of New York, Exchange Agent
                      Corporate Trust Reorganization Unit
                             101 Barclay Street, 7E
                            New York, New York 10286

                                 Attn: Kin Lau


                            Facsimile Transmissions:

                                 (212) 298-1915


                            To Confirm by Telephone
                              or for Information:

                            Toll Free (800) 254-2826


                                 (212) 815-3750


     Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

LUXEMBOURG EXCHANGE AGENT


     We have engaged The Bank of New York (Luxembourg) S.A. to act as the Luxembourg exchange agent in connection with the exchange offer. In Luxembourg, all services in connection with the exchange offer are available through the Luxembourg exchange agent as more fully set forth in the prospectus and the transmittal letter. In Luxembourg, you may contact the Luxembourg exchange agent at the telephone number listed on the back cover for assistance in connection with the exchange offer, including (1) to obtain the exchange offer materials,
(2) to obtain additional copies of the exchange offer materials, (3) for answers to questions concerning the terms and procedures of the exchange offer, (4) to have a letter of transmittal submitted on your behalf by the Luxembourg exchange agent and (5) to have Luxembourg Notes accepted for exchange delivered on your behalf by the Luxembourg exchange agent to the exchange agent. The Luxembourg exchange agent will also have information available regarding the exchange offer during the exchange offer period.

FEES AND EXPENSES

     The information agent, exchange agent and Luxembourg exchange agent will receive reasonable and customary compensation for their services, and will be reimbursed by AT&T for various reasonable out-of-pocket expenses.

     The dealer managers, information agent, exchange agent and Luxembourg exchange agent will be indemnified against various liabilities in connection with the exchange offer, including liabilities under the federal securities laws.


     Except as set forth above under "-- Retail Solicitation Fee" no fees or commissions (other than fees to the dealer managers, information agent and exchange agent) will be payable by AT&T to brokers, dealers or other persons for soliciting tenders of eligible notes pursuant to the exchange offer. AT&T, however, upon request, will reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding this prospectus and related materials to the beneficial owners of notes held by them as a nominee or in a fiduciary capacity. Other than the dealer managers, no broker, dealer, commercial bank or trust company has been authorized to act as the agent of AT&T for purposes of the exchange offer.


     We estimate that the approximate amount of fees and other expenses of the
exchange offer will be $          million, of which approximately $
million will be payable by AT&T and $          million will be payable by
Comcast.

TRANSFER TAXES

     Holders who tender their Broadband Eligible Notes and AT&T Eligible Notes for exchange will not be obligated to pay any U.S. transfer taxes in connection therewith, except that holders who instruct us to register Broadband Exchange Notes, New Broadband Notes or New AT&T Notes in the name of, or request that Broadband Eligible Notes and AT&T Eligible Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The following is a summary of the material United States federal income tax consequences to holders of (i) Broadband Eligible Notes resulting from the exchange of such notes for Broadband Exchange Notes which, in turn, are mandatorily exchanged for New Broadband Notes, (ii) AT&T Eligible Notes resulting from the exchange of such notes for New AT&T Notes and the amendment of certain terms of the New AT&T Notes upon consummation of the AT&T Comcast transaction, and (iii) New Broadband Notes and New AT&T Notes that acquired such notes pursuant to the exchange offer regarding the ownership and disposition of the New Broadband Notes and New AT&T Notes after consummation of the AT&T Comcast transaction. This summary assumes that the AT&T Comcast transaction will be completed. If the AT&T Comcast transaction does not occur, there should be no federal income tax consequences from the exchange of Broadband Eligible Notes for Broadband Exchange Notes or AT&T Eligible Notes for New AT&T Notes, as the case may be, and the federal income tax consequences regarding the ownership and disposition of such notes will be the same as those of the Broadband Eligible Notes and AT&T Eligible Notes.

     Except where otherwise noted, this summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and existing and proposed U.S. Treasury Regulations, all as in effect on the date of this exchange offer and prospectus and all of which are subject to change, possibly with retroactive effect. This summary assumes that the notes are held as capital assets (within the meaning of Section 1221 of the Code) and does not address the tax consequences that may be relevant to a holder subject to special U.S. tax rules, including, but not limited to, non-U.S. holders, certain expatriates, dealers in securities or foreign currency, banks, trusts, insurance companies, tax-exempt organizations, persons that hold notes as part of a straddle, hedge against currency risk or constructive sale or conversion transaction, persons that have a functional currency other than the U.S. dollar, investors in pass-through entities and persons that acquired such notes as "qualified replacement property" within the meaning of Section 1042 of the Code. Moreover, this discussion does not address any aspect of state, local or foreign tax considerations and does not address federal income tax consequences that may be relevant to a particular holder in light of his or her personal circumstances.

     As used herein, a "holder" means a beneficial owner of an eligible note or new note who is, for federal income tax purposes:

     - a citizen or resident of the United States;

     - a corporation (or an entity taxable as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

     - an estate the income of which is subject to federal income taxation regardless of its source; or

     - a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

     The Exchange of Broadband Eligible Notes


     AT&T intends to take the position that the exchange of Broadband Eligible Notes for Broadband Exchange Notes is not an exchange pursuant to which gain or loss should be realized for federal income tax purposes. If the exchange is not one pursuant to which gain or loss should be realized, there will be no federal income tax consequences to the exchange of Broadband Eligible Notes for Broadband Exchange Notes and the federal income tax consequences regarding the ownership and disposition of Broadband Exchange Notes will be the same as those of Broadband Eligible Notes. For federal income tax purposes, the exchange of a Broadband Eligible Note for a Broadband Exchange Note followed by an exchange of such Broadband Exchange Note for a New Broadband Note, should be treated as a single exchange of a Broadband Eligible Note for a New Broadband Note upon the consummation of the AT&T Comcast transaction and the following discussion is based on this assumption. For purposes of the following discussion in this section entitled "-- Material United States Federal Income Tax Consequences of the Exchange Offer," all references to "Broadband Eligible Notes" shall include Broadband Exchange Notes.


     Subject to the discussion below relating to excess principal amount, the exchange of Broadband Eligible Notes for New Broadband Notes pursuant to the mandatory exchange will not be treated as a taxable transaction for federal income tax purposes if both the Broadband Eligible Notes and the New Broadband Notes are treated as securities under the relevant provisions of the Code. The term "securities" is not defined under the Code or in the regulations promulgated thereunder. Under applicable administrative pronouncements and judicial decisions, as a general matter, the determination of whether a debt instrument is a security depends on the terms, conditions and other facts and circumstances relating to the instrument and, consequently, is inherently uncertain.


     Broadband Eligible Notes due January 15, 2022, July 15, 2024, 2025 and December 1, 2031. The Broadband Eligible Notes due January 15, 2022, July 15, 2024, 2025 and December 1, 2031 and the corresponding series of New Broadband Notes will be treated as securities for purposes of the relevant provisions of the Code. Except as described below with respect to cash received in lieu of fractional New Broadband Notes, the material federal income tax consequences of the exchange of such notes to a holder will be as follows:


     - no gain or loss will be recognized on the exchange, except that gain (measured by the amount by which the "issue price" (as defined below) of the New Broadband Note exceeds the adjusted tax basis (discussed below) of the Broadband Eligible Note), if any, should be recognized but not in an amount in excess of the fair market value of any excess of the principal amount of the New Broadband Note received over the principal amount of the Broadband Eligible Note surrendered (the "excess principal amount");

     - the holding period of the New Broadband Note will include the holding period of the Broadband Eligible Note exchanged for the New Broadband Note;

     - the adjusted tax basis of the New Broadband Note will be the same as the adjusted tax basis of the Broadband Eligible Note exchanged for the New Broadband Note;

     - any bond premium applicable to the Broadband Eligible Note will carry over to the New Broadband Note;

     - any accrued market discount on the Broadband Eligible Note not previously treated as ordinary income will carry over to the New Broadband Note to the extent that the holder's tax basis in the Broadband Eligible Note is less than the issue price of the New Broadband Note; and

     - any additional market discount on the Broadband Eligible Note will be converted to original issue discount (discussed below) on the New Broadband Note.

     The calculation of excess principal amount is not entirely clear under current federal income tax law. In particular, such calculation might be based upon the difference between the stated principal amounts of the Broadband Eligible Note and the New Broadband Note, or, alternatively, the difference between the issue price of the New Broadband Note and the adjusted issue price of the Broadband Eligible Note. Holders should consult their own tax advisors regarding alternative interpretations of excess principal amount and the federal income tax consequences thereof.


     Broadband Eligible Notes due May 15, 2005, 2006, March 1, 2007 and
2009. The Broadband Eligible Notes due May 15, 2005, 2006, March 1, 2007 and 2009 may be treated as securities and the corresponding series of New Broadband Notes should be treated as securities for purposes of the relevant provisions of the Code. If such Broadband Eligible Notes and the corresponding series of New Broadband Notes are properly classified as securities, the material federal income tax consequences of the exchange of such notes will be as described in the immediately preceding section. If the Broadband Eligible Notes due May 15, 2005, 2006, March 1, 2007 and 2009 or the corresponding series of New Broadband Notes are not properly classified as securities, the material federal income tax consequences of the exchange of such Broadband Eligible Notes for the New Broadband Notes will be a taxable exchange and, except as described below with respect to cash received in lieu of fractional New Broadband Notes, the material federal income tax consequences of the exchange of such notes will be as follows:


     - Gain or loss will be recognized in an amount equal to the difference between the issue price of the New Broadband Note (except to the extent the issue price is attributable to accrued but unpaid interest, which is taxable as ordinary interest income upon the exchange) and the holder's adjusted tax basis in the Broadband Eligible Note. If the New Broadband Notes are "traded on an established market" (generally meaning that they are listed on a major securities exchange, appear on a quotation medium of general circulation or otherwise are readily quotable by dealers, brokers or traders during the 60-day period ending 30 days after the date of the exchange), the issue price of the New Broadband Notes will be equal to their fair market value on the date of the mandatory exchange. Otherwise, the issue price of the New Broadband Notes will be equal to the fair market value of the Broadband Eligible Notes exchanged on such date.

     - The adjusted tax basis in the Broadband Eligible Note will generally equal the cost of the note to the holder, increased by the amount of any market discount and accrued but unpaid interest previously included in income by the holder with respect to such Broadband Eligible Note and decreased by any amount of any amortizable bond premium previously deducted from income by the holder with respect to such note.

     - The gain or loss recognized on the exchange will generally be capital gain (subject to the market discount rules discussed below) or loss and will be long-term capital gain or loss if at the time of the exchange the Broadband Eligible Note has been held for more than one year. The deduction of capital losses for federal income tax purposes is subject to limitations.

     Cash Received in Connection with the Exchange by Holders of Broadband Eligible Notes

     A holder of Broadband Eligible Notes will not be entitled to receive any fractional New Broadband Notes in exchange for Broadband Eligible Notes but will receive cash in lieu of such fractional interest. For federal income tax purposes, a holder may be treated as if it received the fractional New Broadband Note pursuant to the mandatory exchange and received the cash in retirement of such fractional interest. In that case, a holder generally would recognize taxable gain or loss based upon the difference between the amount of cash received and such holder's adjusted tax basis in the fractional New Broadband Note. The gain or loss recognized on the retirement of a fractional New Broadband Note would be treated as described below for the sale or disposition of a New Broadband Note. Alternatively, a holder may be treated as having received New Broadband Notes and cash in exchange for Broadband Eligible Notes. In that event, holders of Broadband Eligible Notes that qualify as securities for federal income tax purposes would recognize gain (but not loss) in an amount equal to the lesser of the gain realized, if any, with respect to the Broadband Eligible Notes exchanged and the cash received. Such holders should consult their own tax advisors regarding alternative characterizations of any cash received in lieu of fractional New Broadband Notes.

     Payments of accrued interest on any series of Broadband Eligible Notes made at the time of the mandatory exchange will be taxable to a holder as ordinary interest income, unless such holder has previously included such amount in income in accordance with its method of accounting for federal income tax purposes.

     The Exchange of AT&T Eligible Notes


     AT&T intends to take the position that the exchange of AT&T Eligible Notes for New AT&T Notes is not an exchange pursuant to which gain or loss should be realized for federal income tax purposes. If the exchange is not one pursuant to which gain or loss should be realized, there will be no federal income tax consequences to the exchange of AT&T Eligible Notes for New AT&T Notes and the federal income tax consequences regarding the ownership and disposition of New AT&T Notes prior to the consummation of the AT&T Comcast transaction will be the same as those of AT&T Eligible Notes. As described below, for federal income tax purposes, the modification of a New AT&T Note in connection with the AT&T Comcast transaction may be treated as an exchange. For purposes of the following discussion in this section entitled "-- Material United States Federal Income Tax Consequences of the Exchange Offer," all references to "AT&T Eligible Notes" shall include New AT&T Notes prior to the modification of the terms of such notes upon consummation of the AT&T Comcast transaction.


     AT&T Eligible Notes due 2054. For federal income tax purposes, a "significant modification" of a debt instrument -- i.e., a modification that results in a debt instrument that differs materially either in kind or in extent -- may be treated as a taxable exchange of the debt instrument for a new debt instrument, whether or not evidenced by a physical surrender of the debt instrument for a newly-issued debt instrument. Under applicable Treasury regulations, a change in yield of a debt instrument generally is a significant modification if the yield, as modified (determined taking into account any payments made to the holder as consideration for the modification), varies from the yield of the unmodified instrument by more than the greater of (i) 0.25% and
(ii) 5% of the annual yield of the unmodified instrument.


     If the adjusted rate of interest that will be received by a holder of a New AT&T Note due 2054 upon consummation of the AT&T Comcast transaction does not increase the yield of a New AT&T Note held by such holder by more than the greater of (i) 0.25% and (ii) 5% of the AT&T Eligible Note's current annual yield, the adjustment will not result in a deemed exchange pursuant to which gain or loss should be realized for federal income tax purposes. In that event, there should be no federal income tax consequences from the adjustment of the interest rate of the AT&T Eligible Notes due 2054 and the federal income tax consequences regarding the ownership and disposition of such notes will be the same as those of the AT&T Eligible Notes due 2054.

     If the adjustment of the interest rate does increase the yield of a New AT&T Note held by a holder of an AT&T Eligible Note due 2054 by more than the greater of (i) 0.25% and (ii) 5% of the AT&T Eligible Note's current annual yield, the adjustment will result in a deemed exchange pursuant to which gain or loss should be realized. In that event, the federal income tax consequences of the deemed exchange will depend on whether the AT&T Eligible Notes due 2054 and the corresponding New AT&T Notes are treated as securities for purposes of the relevant provisions of the Code. Holders should consult their own tax advisors to evaluate whether the AT&T Eligible Notes due 2054 qualify as securities for federal income tax purposes and the tax consequences of a deemed exchange to them.


     AT&T Eligible Notes due 2029. AT&T intends to take the position that the change of the maturity of the AT&T Eligible Notes due 2029 from March 15, 2029 to March 15, 20 that would occur upon consummation of the AT&T Comcast transaction is not a deemed exchange pursuant to which gain or loss should be realized for federal income tax purposes. In the event that there also were an adjustment to the rate of interest which will be received by a holder of a New AT&T Note due March 15, 20 upon consummation of the AT&T Comcast transaction and such adjustment does not increase the yield of a New AT&T Note held by such holder by more than the greater of (i) 0.25% and (ii) 5% of the AT&T Eligible Note's current annual yield, there will be no federal income tax consequences from the adjustment, if any, of the interest rate and the federal income tax consequences regarding the ownership and disposition of such notes will be the same as those of the AT&T Eligible Notes due 2029.



     If the change of the maturity or the adjustment, if any, of the interest rate of the AT&T Eligible Notes due 2029 resulted in a deemed exchange pursuant to which gain or loss is realized, since the AT&T Eligible Notes due 2029 and the corresponding New AT&T Notes will be treated as securities for purposes of the relevant provisions of the Code, the federal income tax consequences of such deemed exchange would be the same as those described above for the exchange of Broadband Eligible Notes that qualify as securities for New Broadband Notes that qualify as securities, except that the issue price of the New AT&T Notes will be determined in the manner described below with respect to the AT&T Eligible Notes due May 15, 2025.


     AT&T Eligible Notes due 2004 and May 15, 2025. The adjusted rate of interest, which will be received by a holder that exchanges an AT&T Eligible Note due 2004 or May 15, 2025 for a corresponding New AT&T Note upon consummation of the AT&T Comcast transaction, may increase the yield of a New AT&T Note held by such holder by more than both (i) 0.25% and (ii) 5% of the AT&T Eligible Note's current annual yield. Accordingly, for federal income tax purposes, a holder of such an AT&T Eligible Note may be deemed to have exchanged the AT&T Eligible Note for a New AT&T Note in a taxable exchange.

     If the adjusted rate of interest that will be received by a holder of a New AT&T Note due 2004 or May 15, 2025 upon consummation of the AT&T Comcast transaction does not increase the yield of a New AT&T Note held by such holder by more than the greater of (i) 0.25% and (ii) 5% of the AT&T Eligible Note's current annual yield, the adjustment will not result in a deemed exchange pursuant to which gain or loss should be recognized for federal income tax purposes. In that event, there should be no federal income tax consequences from the adjustment of the interest rate and the federal income tax consequences regarding the ownership and disposition of such notes will be the same as those of the AT&T Eligible Notes due 2004 or May 15, 2025. Otherwise, the adjustment will result in a deemed exchange pursuant to which gain or loss should be recognized for federal income tax purposes and the material federal income tax consequences of such deemed exchange are as described below.


     The AT&T Eligible Notes due 2004 may be treated as securities for purposes of the relevant provisions of the Code. If these notes are properly classified as securities, the material federal income tax consequences of a deemed exchange of such notes will be as described below for the AT&T Eligible Notes due May 15, 2025. If these notes are not treated as securities, the material federal income tax consequences of a deemed exchange of such notes will be as described above for the exchange of Broadband Eligible Notes for New Broadband Notes in which the Broadband Eligible Notes and/or the

New Broadband Notes do not qualify as securities, except that (1) the issue price of the New AT&T Notes will be determined in the manner described below with respect to the AT&T Eligible Notes due May 15, 2025 and (2) holders that are cash method taxpayers may need to include in income interest that has accrued but has not yet been paid as of the date of the deemed exchange, but any such interest would not be included in income when it is actually paid.



     The AT&T Eligible Notes due May 15, 2025 will be treated as securities for purposes of the relevant provisions of the Code. Consequently, the material federal income tax consequences of a deemed exchange of such notes will be as described above for the exchange of Broadband Eligible Notes that qualify as securities for New Broadband Notes that qualify as securities, except that the issue price of the New AT&T Notes will be equal to their fair market value if such notes are considered to be "traded on an established market" or, alternatively, equal to the fair market value of the AT&T Eligible Notes deemed exchanged, in each case as of the date on which the deemed exchange occurs.


     Nonparticipation in the Exchange Offer

     While the matter is not free from doubt, AT&T intends to take the position that the adoption of the note amendment should not constitute a significant modification of the terms of the Broadband Eligible Notes or AT&T Eligible Notes. As such, holders of Broadband Eligible Notes or AT&T Eligible Notes that do not participate in the exchange offer should not be deemed to have exchanged their Broadband Eligible Notes or AT&T Eligible Notes, and otherwise should not recognize income, gain or loss solely as a result of the adoption of the note amendment.

     Similarly, there should be no federal income tax consequences of the exchange offer to a participating holder with respect to any portion of the holder's eligible notes that are not tendered, are withdrawn prior to the expiration of the exchange offer, or are not exchanged because of proration. Furthermore, if the AT&T Comcast transaction does not occur, there should be no federal income tax consequences from the exchange of Broadband Eligible Notes for Broadband Exchange Notes or AT&T Eligible Notes for New AT&T Notes, as the case may be, and the federal income tax consequences regarding the ownership and disposition of such notes will be the same as those of the Broadband Eligible Notes and AT&T Eligible Notes.

     Broadband Eligible Notes or AT&T Eligible Notes Purchased With Market Discount

     Any gain recognized by a holder on the exchange of Broadband Eligible Notes or AT&T Eligible Notes having market discount will be treated as ordinary income to the extent of the market discount that has accrued while such Broadband Eligible Notes or AT&T Eligible Notes were held by the holder, unless the holder has included market discount in income currently as it accrues. In general, market discount is the excess, if any, of the Broadband Eligible Notes' or AT&T Eligible Notes' stated redemption price at maturity over the holder's tax basis therein immediately after its acquisition (unless the amount of such excess is less than a specified de minimis amount, in which case the market discount is considered to be zero).

     Consequences of Holding New Broadband Notes or New AT&T Notes

     The following is a summary of the principal federal income tax consequences resulting from the ownership and disposition of (i) New Broadband Notes and (ii) New AT&T Notes after the consummation of the AT&T Comcast transaction. To the extent that the adjustment to the rate of interest of the AT&T Eligible Notes due 2054 or the change of the maturity of the AT&T Eligible Notes due 2029 upon consummation of the AT&T Comcast transaction did not result in a deemed exchange pursuant to which gain or loss is realized for federal income tax purposes, the principal federal income tax consequences resulting from the ownership and disposition of such notes will not change. The discussion that follows, therefore, is not applicable to the New AT&T Notes due 2054 or the New AT&T Notes due 20 .

     Payments of Interest and Original Issue Discount. Qualified stated interest (defined as stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate of interest) paid on a New Broadband Note or New AT&T Note will be taxable to a holder as ordinary interest income at the time it accrues or is received in accordance with the holder's method of accounting for federal income tax purposes. Each New Broadband Note or New AT&T Note will be considered to be issued with original issue discount ("OID") if the "stated redemption price at maturity" of the New Broadband Note or New AT&T Note exceeds its "issue price", provided such excess is greater than a specified de minimis amount. For purposes of the foregoing, the general rule is that the stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of qualified stated interest. The issue price of each New Broadband Note or New AT&T Note (other than a New AT&T Note due 2054) will be equal to such note's fair market value if such note is considered to be "traded on an established market" or, alternatively, equal to the to the fair market value of the Eligible Broadband Notes exchanged or Eligible AT&T Notes deemed exchanged, in each case as of the date on which the exchange or deemed exchange occurs. Holders of New AT&T Notes due 2054 should consult their own tax advisors regarding the determination of the issue price of such notes and the amounts of qualified stated interest and OID.

     Each New Broadband Note and each New AT&T Note may be issued with OID that exceeds the specified de minimis amount. In that event, each holder will be required to include in income each year, without regard to whether any cash payments of interest are made with respect to the New Broadband Notes and New AT&T Notes and without regard to the holder's method of accounting for federal income tax purposes, a portion of the OID on the New Broadband Notes and New AT&T Notes so as to provide a constant yield to maturity, subject to reductions in respect of acquisition premium as described below. The amount required to be so included will be treated as ordinary income. Any amount of such OID included in income will increase a holder's adjusted tax basis in a New Broadband Note or New AT&T Note, and any payments from the issuer to the holder, other than payments of qualified stated interest, will decrease a holder's adjusted tax basis in such notes. A holder will not be subject to federal income tax on such payments. In compliance with U.S. Treasury regulations, AT&T or Broadband, as the case may be, will provide certain information to the Internal Revenue Service ("IRS") and holders that is relevant to determining the amount of OID in each accrual period.

     If a holder's tax basis in a New Broadband Note or New AT&T Note immediately after the exchange of a Broadband Eligible Note for a New Broadband Note or an AT&T Eligible Note for a New AT&T Note, exceeds the sum of all amounts payable on such New Broadband Note or New AT&T Note other than qualified stated interest then the holder will not be required to include OID in gross income.

     Acquisition Premium and Amortizable Bond Premium. If a holder's adjusted tax basis in a New Broadband Note or New AT&T Note immediately after the exchange of a Broadband Eligible Note for a New Broadband Note or the deemed exchange of an AT&T Eligible Note for a New AT&T Note, (i) is less than or equal to the sum of all amounts payable on the New Broadband Note or New AT&T Note (other than payments of qualified stated interest), but (ii) exceeds the adjusted issue price of such New Broadband Note or New AT&T Note, such excess will be considered "acquisition premium". In such case, a holder may reduce its OID inclusions with respect to the New Broadband Note or New AT&T Note by an amount equal to the amount of OID such holder would otherwise include in its gross income multiplied by a fraction, the numerator of which is the amount of acquisition premium and the denominator of which is the excess of the sum of all amounts (other than qualified stated interest) payable on the New Broadband Note or New AT&T Note after the date of the exchange over the adjusted issue price of the New Broadband Note or New AT&T Note. Alternatively, a holder may elect to amortize acquisition premium on a constant-yield basis.

     If a holder's adjusted tax basis in a New Broadband Note or New AT&T Note immediately after the exchange of a Broadband Eligible Note for a New Broadband Note or the deemed exchange of an AT&T Eligible Note for a New AT&T Note exceeds the amount that is payable at maturity, the holder will be considered to have amortizable bond premium equal to such excess. The holder may elect to amortize this premium using a constant yield method, over the remaining term of the note (where the note is not optionally redeemable prior to its maturity date). If the note may be optionally redeemed prior to maturity, the amount of amortizable bond premium is determined with reference to the amount payable on maturity or, if it results in a smaller premium attributable to the period up to the earlier redemption date,

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

with reference to the amount payable on the earlier redemption date. A holder who elects to amortize bond premium may offset each interest payment on such note by the portion of the bond premium allocable to such payment and must reduce its tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the IRS.

     Market Discount. Market discount on a Broadband Eligible Note or AT&T Eligible Note will carry over to the New Broadband Note or New AT&T Note to the extent that the holder's tax basis in the Broadband Eligible Note or AT&T Eligible Note is less than the issue price of the New Broadband Note or AT&T Eligible Note. A holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of a New Broadband Note or New AT&T Note as ordinary income to the extent of the market discount on the note at the time of the payment or disposition unless the market discount has been previously included in income by the holder pursuant to an election by the holder to include the market discount in income as it accrues, or pursuant to a constant yield election by the holder. If the New Broadband Note or New AT&T Note is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the holder as if the holder had sold the note at its then fair market value. In addition, the holder may be required to defer, until the maturity of the note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

     Sale, Exchange, Redemption or other Taxable Disposition of New Broadband Notes or New AT&T Notes. Upon the sale, exchange, redemption or other taxable disposition of a New Broadband Note or New AT&T Note, a holder will recognize gain or loss, if any, for federal income tax purposes equal to the difference between (i) the amount realized upon the sale, exchange, redemption or other taxable disposition (except to the extent such amount is attributable to accrued but unpaid interest, which is taxable as ordinary interest income upon the sale, exchange, redemption or other taxable disposition) and (ii) such holder's adjusted tax basis in such New Broadband Notes or New AT&T Notes. A holder's adjusted tax basis in a New Broadband Note or New AT&T Note that was received in a tax-free exchange of a Broadband Eligible Note or AT&T Eligible Note is generally the adjusted tax basis of such Broadband Eligible Note or AT&T Eligible Note, and a holder's adjusted tax basis in a New Broadband Note or a New AT&T Note that was received in a taxable exchange of a Broadband Eligible Note or AT&T Eligible Note is generally the issue price of such note, in each case increased by any original issue discount, accrued but unpaid interest and market discount, if any, included in such holder's income and reduced (but not below zero) by any amortized bond premium which a holder has elected to deduct from taxable income on an annual basis and any payments other than payments of "qualified stated interest" with respect to a New Broadband Note or New AT&T Note.

     Except as provided below, any gain or loss recognized on the sale, exchange or redemption of a New Broadband Note or New AT&T Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or redemption the holder's holding period of the New Broadband Note or New AT&T Note for federal income tax purposes is more than one year. A holder that has market discount with respect to a New Broadband Note or New AT&T Note will generally be required to treat gain realized on the sale, exchange, redemption or other disposition of the New Broadband Notes or New AT&T Notes (including certain dispositions which are nonrecognition transactions under the Code) as ordinary income to the extent of the market discount accrued to the date of the disposition, less any accrued market discount previously reported as ordinary income.

     Information Reporting and Backup Withholding


     Information reporting requirements will generally apply to certain payments made and OID with respect to the New Broadband Notes and New AT&T Notes. To prevent backup withholding at the then applicable rate with respect to such payments and with respect to the exchange, federal income tax law requires that each exchanging holder must provide the exchange agent with such holder's correct taxpayer identification number which, in the case of an individual is his or her social security number, and certain other information, or otherwise establish a basis for exemption from backup withholding. Exempt holders (including, among others, all corporations, and certain foreign individuals) are not subject to these backup withholding and information reporting requirements. Backup withholding tax is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding tax will be offset by the amount of tax withheld. If backup withholding tax results in an overpayment of federal income tax, a refund or credit may be obtained from the IRS, provided the required information is furnished.

     THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSIDERATIONS OR ANY OTHER CONSIDERATIONS RELATING TO THE EXCHANGE OF BROADBAND ELIGIBLE NOTES OR AT&T ELIGIBLE NOTES OR THE MODIFICATION OF CERTAIN TERMS OF SUCH NOTES UPON CONSUMMATION OF THE AT&T COMCAST TRANSACTION. THUS, HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE TENDER TO THEM, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

CONSEQUENCES OF FAILURES TO PROPERLY TENDER BROADBAND ELIGIBLE NOTES AND AT&T ELIGIBLE NOTES IN THE EXCHANGE OFFER

     Issuance of the Broadband Exchange Notes and the New AT&T Notes in exchange for the Broadband Eligible Notes and AT&T Eligible Notes, respectively, under the exchange offer will be made only after timely receipt by the exchange agent of such Broadband Eligible Notes or AT&T Eligible Notes, a properly completed and duly executed letter of transmittal and all other required documents, and the completion of the proration process with respect to any series of Broadband Eligible Notes. Therefore, holders desiring to tender Broadband Eligible Notes or AT&T Eligible Notes in exchange for Broadband Exchange Notes or New AT&T Notes, as applicable, should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Broadband Eligible Notes or AT&T Eligible Notes for exchange.

     To the extent that Broadband Eligible Notes and AT&T Eligible Notes are tendered and accepted in connection with the exchange offer, any trading markets for the remaining Broadband Eligible Notes and AT&T Eligible Notes could be adversely affected. See "Risk Factors -- Risks Relating to the Exchange Offer."

     To the extent that any Broadband Eligible Notes and AT&T Eligible Notes remain outstanding following completion of the exchange offer, they will remain obligations of AT&T.

USE OF PROCEEDS

     None of AT&T, Broadband or any other party will receive any proceeds from the issuance of the new notes in the exchange offer. The amount that Broadband would otherwise be required to pay to AT&T upon completion of the AT&T Comcast transaction to satisfy intercompany indebtedness then outstanding will be reduced based upon the aggregate principal amount of New Broadband Notes issued in the mandatory exchange in an amount to be mutually agreed upon.

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

                       DESCRIPTION OF THE NOTE AMENDMENT

THE NOTE AMENDMENT

     Any holders of Broadband Eligible Notes or AT&T Eligible Notes whose notes are accepted in the exchange offer must consent to the note amendment to the AT&T Indenture governing each series of those notes, upon the terms and subject to the conditions set forth in this prospectus, the accompanying letter of transmittal, applicable law and, to the extent applicable, the AT&T Indenture. The note amendment would change the terms of the notes regarding the consolidation, merger with, or sale or conveyance of all or substantially all of the property of, AT&T to clarify that in connection with the AT&T Comcast transaction the successor formed by the consolidation or merger, or to which AT&T shall have transferred the property, need not assume the obligations of AT&T under the notes of that series and that such a successor shall not succeed to and be substituted for AT&T under the notes of that series. The note amendment is described in further detail under "-- Terms of the Note Amendment."


     The note amendment is designed to satisfy a condition to the AT&T Comcast transaction. The AT&T Comcast transaction is conditioned on AT&T's obtaining the consent of, or having defeased, purchased, retired or acquired debt in respect of series representing 90% in aggregate principal amount of AT&T Notes outstanding on December 19, 2001, which was approximately $12.7 billion, of debt securities issued under the AT&T Indenture. As of the date of this prospectus, approximately $11.8 billion of these debt securities, including the Broadband Eligible Notes and AT&T Eligible Notes, remained outstanding. AT&T and Comcast could mutually agree to waive this condition with respect to all or any portion of the AT&T Notes for which consents are not obtained. If the AT&T Comcast transaction were to occur and if holders of the AT&T Notes were to assert successfully that completing that AT&T Comcast transaction required Broadband or one of its affiliates to assume AT&T's obligations under the AT&T Notes and that did not occur, then AT&T could be required to refinance that indebtedness. Thus, while AT&T and Comcast could jointly waive the consent condition to the AT&T Comcast transaction, AT&T is making the exchange offer primarily to facilitate the AT&T Comcast transaction and to optimize the respective capital structures of AT&T and AT&T Comcast in an economic and tax efficient manner.


TERMS OF THE NOTE AMENDMENT

     The note amendment is an amendment to the AT&T Indenture covenant regarding the consolidation, merger with, or sale or conveyance of all or substantially all of the property of AT&T. The note amendment will be effective with respect to each series of notes that consents to the amendment and will provide that the AT&T Comcast transaction, including all transactions consummated as steps in the AT&T Comcast transaction, (1) will not result in a consolidation, merger, sale, conveyance or other transfer of property of AT&T (including stock of subsidiaries) as an entirety or substantially as an entirety for purposes of the AT&T Indenture, and (2) will not violate the successor clause of the AT&T Indenture or any other provision of the AT&T Indenture or any security issued under the AT&T Indenture, regardless of whether any person assumes any of the indebtedness outstanding under the AT&T Indenture or any other obligation under the AT&T Indenture or any security issued under the AT&T Indenture.

     The foregoing description of the terms of the note amendment is qualified in its entirety by reference to the forms of the supplemental indenture with respect to the Broadband Exchange Notes and the supplemental indenture with respect to all other AT&T Notes, which are filed as exhibits to the registration statement of which this prospectus is a part. The forms of supplemental indentures to the AT&T Indenture may be modified or supplemented before their execution in a manner that would not require us to obtain additional consents under the terms of the AT&T Indenture. The description is also qualified in its entirety by reference to the full provisions of the AT&T Indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part, and copies of which the information agent can provide to you. Holders of Broadband Eligible Notes or AT&T Eligible Notes should carefully review the note amendment before consenting to the note amendment by tendering and not withdrawing their notes in the exchange offer.

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

CONDITIONS TO THE NOTE AMENDMENT

     The adoption of the note amendment is conditioned on

     - our receiving the requisite consents to the note amendment and AT&T having so certified to the indenture trustee; see "-- Requisite Consents; Outstanding Notes;" and

     - the AT&T Comcast transaction not having been terminated.

     If these conditions are satisfied, AT&T and Broadband expect to execute and deliver to the indenture trustee the supplemental indentures with respect to each consenting series of notes as soon as the requisite consents are obtained. The supplemental indentures will be effective as soon as they are executed.

REQUISITE CONSENTS; OUTSTANDING NOTES

     In order for the note amendment to be effective as to a series of Broadband Eligible Notes or AT&T Eligible Notes, registered holders of more than 50% in aggregate principal amount of the notes of that series outstanding at the expiration of the exchange offer must have been accepted in the exchange offer and consented to the note amendment as of the expiration of the exchange offer with respect to that series. For these purposes, all of the Series A Medium-Term Notes outstanding are treated as part of a single series. The following table sets forth the principal amount outstanding of each series of Broadband Eligible Notes and AT&T Eligible Notes as of the date of this prospectus.


                                                              PRINCIPAL AMOUNT
BROADBAND ELIGIBLE NOTES                                        OUTSTANDING
------------------------                                      ----------------
7.00% Notes Due May 15, 2005................................  $   300,000,000
7.50% Notes Due 2006........................................      500,000,000
7.75% Notes Due March 1, 2007...............................      500,000,000
6.00% Notes Due 2009........................................    3,000,000,000
8.125% Debentures Due January 15, 2022......................      500,000,000
8.125% Debentures Due July 15, 2024.........................      500,000,000
8.35% Debentures Due 2025...................................      300,000,000
8.625% Debentures Due December 1, 2031......................      676,000,000

AT&T ELIGIBLE NOTES
-------------------

5.625% Notes Due 2004.......................................    2,000,000,000
6.75% Notes Due 2004........................................      400,000,000
7.75% Medium-Term Notes, Series A Due May 15, 2025..........       25,000,000
8.00% Medium-Term Notes, Series A Due May 15, 2025..........       50,000,000
6.50% Notes Due 2029........................................    3,000,000,000
FRN Medium-Term Notes, Series A Due 2054....................       10,563,000
                                                              ---------------
          TOTAL.............................................  $11,761,563,000
                                                              ===============


     The failure of a holder of Broadband Eligible Notes or AT&T Eligible Notes to have those notes accepted in the exchange offer, including any failures resulting from failures by brokers to properly tender or to receive instructions from their clients as to whether to tender Broadband Eligible Notes or AT&T Eligible Notes in the exchange offer, will have the same effect as if that holder had not granted a consent to the note amendment.


     To our knowledge, no director or executive officer of AT&T, Broadband or any of their affiliates held any Broadband Eligible Notes or AT&T Eligible Notes as of the close of business on September 25, 2002.


NO CONSENT FEE

     Holders of Broadband Eligible Notes or AT&T Eligible Notes, to the extent their notes are accepted for exchange, must consent to the note amendment and will not receive any consent payment. Notes of any series not accepted for exchange will not receive any payment but will be bound by the note amendment provided that more than 50% of the notes of that series have consented and been accepted for exchange.

EXPIRATION DATE; EXTENSION OF THE EXCHANGE OFFER; AMENDMENT; TERMINATION

     If, at the expiration of the exchange offer, we have obtained the requisite consents, AT&T will so certify to the indenture trustee, and the consents will be effective and irrevocable. If we do not receive the requisite consents before the expiration of the exchange offer, we reserve the right to extend the exchange offer as to any one or more series of Broadband Eligible Notes or AT&T Eligible Notes on one or more occasions. If we extend the exchange offer, we will give oral or written notice of this extension to the indenture trustee and make a public announcement of this extension by no later than 9:00 a.m. (Eastern time) on the next business day after the scheduled expiration date of the exchange offer.

     AT&T reserves the right, exercisable in its sole discretion, to terminate the exchange offer and not adopt the note amendment, whether or not we have received the requisite consents, by giving oral or written notice of termination to the indenture trustee and making a public announcement of termination. AT&T also reserves the right, subject to applicable laws, to amend the exchange offer in any respect by giving oral or written notice of the amendment to the indenture trustee and making a public announcement of the note amendment.

     If we make any public announcement in connection with the exchange offer, we will disseminate it to AT&T noteholders in a manner reasonably designed to inform noteholders of the announced change on a timely basis. Without limiting the manner in which we may choose to make a public announcement, except as may be required by applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service. Notices in Luxembourg with respect to these matters will be published in the Luxemburger Wort.

CONSEQUENCES TO NON-CONSENTING HOLDERS; DISSENTERS' RIGHTS

     If we obtain the requisite consents and execute the note amendment with respect to a series of Broadband Eligible Notes or AT&T Eligible Notes, it will be binding on each holder of notes of that series, regardless of whether or not that holder consented. You will not be entitled to any appraisal or dissenters' rights if the note amendment becomes effective without your consent.

CONSENT PROCEDURES

     In order to consent to the note amendment, a holder of Broadband Eligible Notes or of AT&T Eligible Notes must validly tender and not withdraw its notes in the exchange offer. The letter of transmittal will include the holder's consent with respect to all of that holder's notes accepted in the exchange offer. See "Description of the Exchange Offer -- Required Consent."

REVOCATION OF CONSENTS

     If you consent by validly tendering AT&T Eligible Notes or Broadband Eligible Notes, you may automatically revoke your consent by withdrawing those notes from the exchange offer prior to their acceptance. See "Description of the Exchange Offer -- Withdrawal Rights."

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

                  DESCRIPTION OF THE BROADBAND EXCHANGE NOTES


     The Broadband Exchange Notes initially will be AT&T's and Broadband's direct unsecured and unsubordinated obligations; however, upon completion of the AT&T Comcast transaction, the Broadband Exchange Notes will be mandatorily exchanged for New Broadband Notes, which will be primary obligations only of Broadband, fully and unconditionally guaranteed by AT&T Comcast, Comcast Cable, MediaOne and TCI, referred to as the cable guarantors. See "-- Mandatory Exchange Upon Completion of the AT&T Comcast Transaction" below. If the AT&T Comcast transaction is terminated, the Broadband Exchange Notes will not be exchanged for New Broadband Notes, will become obligations only of AT&T with Broadband released as an obligor and will not be entitled to the benefits of the cable guarantees. The Broadband Eligible Notes were issued under the AT&T Indenture. The Broadband Exchange Notes will be issued under the AT&T Indenture, as amended by the note amendment and a supplemental indenture that will have the purpose of, among other things, making Broadband a co-obligor on the Broadband Exchange Notes, each as described below in this section and under "Description of the Note Amendment." We refer to this supplemental indenture as the "Broadband Exchange Supplemental Indenture." The terms of the Broadband Exchange Notes include those stated in the AT&T Indenture and the note amendment, those stated in the Broadband Exchange Supplemental Indenture and those made part of the AT&T Indenture by reference to the Trust Indenture Act of 1939.



     The following is a summary of the material provisions of the AT&T Indenture as amended by the note amendment and the Broadband Exchange Supplemental Indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the AT&T Indenture, the note amendment and the Broadband Exchange Supplemental Indenture, which have been filed as exhibits to the registration statement of which this prospectus is a part, in their entirety.


     The terms of the Broadband Exchange Notes are substantially identical to the terms of the Broadband Eligible Notes, except that:

     - the Broadband Exchange Notes will be:

      o co-obligations of AT&T and Broadband unless the AT&T Comcast transaction is terminated; and

      o mandatorily exchanged upon completion of the AT&T Comcast transaction for New Broadband Notes, which will be primary obligations only of Broadband, fully and unconditionally guaranteed by the cable guarantors;

     - the merger covenant applicable to the Broadband Exchange Notes will be the AT&T Indenture merger covenant, as amended by the note amendment, which is described in greater detail under "-- Certain
       Covenants -- Consolidation, Merger or Sale;" and


     - AT&T intends to list the Broadband Exchange Notes on the New York Stock Exchange; if the AT&T Comcast transaction is terminated, AT&T will use its commercially reasonable efforts to list the 6.00% Broadband Exchange Notes Due 2009 additionally on the Luxembourg Stock Exchange.


     For information regarding the New Broadband Notes and the cable guarantees and for a summary of the material differences between the New Broadband Notes and the Broadband Exchange Notes, see "Description of the New Broadband Notes and the Cable Guarantees" and "Comparison of the New Broadband Notes and the Broadband Exchange Notes."

BASIC TERMS OF THE BROADBAND EXCHANGE NOTES

     The Broadband Exchange Notes:

     - will be co-obligations of AT&T and Broadband (unless the AT&T Comcast transaction is terminated, in which case Broadband's obligations under the Broadband Exchange Notes will be automatically fully and completely discharged and released) ranking equally with all of AT&T's and Broadband's other unsecured and unsubordinated debt;

     - will be mandatorily exchanged upon completion of the AT&T Comcast transaction for the applicable series of New Broadband Notes, which will be primary obligations only of Broadband, fully and unconditionally guaranteed by the cable guarantors;

     - in the event that the AT&T Comcast transaction is terminated, will cease to be exchangeable for New Broadband Notes;

     - will be issued in an aggregate principal amount not exceeding
       $          , comprised as follows:

      o up to $          in principal amount of 7.00% Broadband Exchange Notes
        Due May 15, 2005, with interest payable semiannually on each May 15 and November 15, beginning the first May 15 or November 15 occurring after the initial issuance of the 7.00% Broadband Exchange Notes Due May 15, 2005, to holders of record on the preceding May 1 and November 1;

      o up to $          in principal amount of 7.50% Broadband Exchange Notes
        Due June 1, 2006, with interest payable semiannually on each June 1 and December 1, beginning the first June 1 or December 1 occurring after the initial issuance of the 7.50% Broadband Exchange Notes Due June 1, 2006, to holders of record on the preceding May 15 and November 15;

      o up to $          in principal amount of 7.75% Broadband Exchange Notes
        Due March 1, 2007, with interest payable semiannually on each March 1 and September 1, beginning the first March 1 or September 1 occurring after the initial issuance of the 7.75% Broadband Exchange Notes Due March 1, 2007, to holders of record on the preceding February 15 and August 15;

      o up to $          in principal amount of 6.00% Broadband Exchange Notes
        Due March 15, 2009, with interest payable semiannually on each March 15 and September 15, beginning the first March 15 or September 15 occurring after the initial issuance of the 6.00% Broadband Exchange Notes Due March 15, 2009, to holders of record on the preceding March 1 and September 1;

      o up to $          in principal amount of 8.125% Broadband Exchange Notes
        Due January 15, 2022, with interest payable semiannually on each January 15 and July 15, beginning the first January 15 or July 15 occurring after the initial issuance of the 8.125% Broadband Exchange Notes Due January 15, 2022, to holders of record on the preceding January 1 and July 1;

      o up to $          in principal amount of 8.125% Broadband Exchange Notes
        Due July 15, 2024, with interest payable semiannually on each January 15 and July 15, beginning the first January 15 or July 15 occurring after the initial issuance of the 8.125% Broadband Exchange Notes Due July 15, 2024, to holders of record on the preceding January 1 and July 1;

      o up to $          in principal amount of 8.35% Broadband Exchange Notes
        Due January 15, 2025, with interest payable semiannually on each January 15 and July 15, beginning the first January 15 or July 15 occurring after the initial issuance of the 8.35% Broadband Exchange Notes Due January 15, 2025, to holders of record on the preceding January 1 and July 1; and

      o up to $          in principal amount of 8.625% Broadband Exchange Notes
        Due December 1, 2031, with interest payable semiannually on each June 1 and December 1, beginning the first June 1 or December 1 occurring after the initial issuance of the 8.625% Broadband Exchange Notes Due December 1, 2031, to holders of record on the preceding May 15 and November 15;

     - are issuable in fully registered form, in denominations of $1,000 and multiples thereof.

MANDATORY EXCHANGE UPON COMPLETION OF THE AT&T COMCAST TRANSACTION

     Upon completion of the AT&T Comcast transaction, the Broadband Exchange Notes will be automatically and mandatorily exchanged for the applicable series of New Broadband Notes without any action on the part of the holders of the Broadband Exchange Notes. You will find a summary of the material terms and conditions of the New Broadband Notes, the New Broadband Indenture pursuant to which the New Broadband Notes will be issued and the cable guarantees in "Description of the New Broadband Notes and the Cable Guarantees" and a summary of the material differences between the New

Broadband Notes and the Broadband Exchange Notes in "Comparison of the New Broadband Notes and the Broadband Exchange Notes." New global notes (or certificates, as the case may be) representing the New Broadband Notes will be delivered to holders of the Broadband Exchange Notes, which will become void.



     Upon completion of the AT&T Comcast transaction, each $1,000 principal amount of Broadband Exchange Notes will be mandatorily exchanged for that principal amount times the relevant exchange ratio announced by press release two business days prior to the expiration of the exchange offer of New Broadband Notes, Broadband will be released and discharged from all obligations under the AT&T Indenture and holders of the Broadband Exchange Notes will become holders of New Broadband Notes, entitled to look only to Broadband and the cable guarantors under the cable guarantees for payment of principal, premium, if any, and interest on the New Broadband Notes.


INTEREST PAYMENTS

     Interest accrued and unpaid on any Broadband Eligible Notes accepted in an exchange offer (a) will be paid along with the first payment of interest on the relevant series of Broadband Exchange Notes or (b) if the mandatory exchange of the Broadband Exchange Notes occurs prior to that first payment of interest, will be paid at the time of the mandatory exchange.

     Interest accrued and unpaid on any series of Broadband Exchange Notes will be paid at the time of mandatory exchange.


     Interest for the Broadband Exchange Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the notes accrues from the date of original issuance, which will be on the date this exchange offer is completed with respect to each series of Broadband Exchange Notes, or from the next recent interest payment date to which interest has been paid as duly provided for, and is payable semiannually on interest payment dates described of each year.


     For more information on payment and transfer procedures for the Broadband Exchange Notes, see "-- Book-Entry System," "-- Same-Day Payment" and
"-- Additional Terms Pertaining Only to the 6.00% Broadband Exchange Notes Due March 15, 2009 -- Payment of Additional Amounts."

ADDITIONAL TERMS PERTAINING ONLY TO THE 6.00% BROADBAND EXCHANGE NOTES DUE MARCH 15, 2009

  PAYMENT OF ADDITIONAL AMOUNTS

     AT&T will, subject to the exceptions and limitations set forth below, pay as additional interest on the 6.00% Broadband Exchange Notes Due March 15, 2009 such additional amounts as are necessary so that the net payment by AT&T or a paying agent of the principal of and interest on the 6.00% Broadband Exchange Notes Due March 15, 2009 to a person that is not a United States Holder (as defined below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the 6.00% Broadband Exchange Notes Due March 15, 2009 had no such withholding or deduction been required.

     As used herein, a "United States Holder" of a note means a beneficial owner that is for United States federal income tax purposes: (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (c) an estate or trust the income of which is subject to United States federal income taxation regardless of its source or (d) any other person whose income from a note is effectively connected with the conduct of a United States trade or business.

     AT&T's obligation to pay additional amounts will not apply:

          1. to a tax, assessment or governmental charge that is imposed or withheld solely because the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder:

             (a) is or was present or engaged in trade or business in the United States or has or had a permanent establishment in the United States;

             (b) has a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

             (c) is or has been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

             (d)  is or was a "10-percent shareholder" of AT&T as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision;

          2. to any holder that is not the sole beneficial owner of the 6.00% Broadband Exchange Notes Due March 15, 2009, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

          3. to a tax, assessment or governmental charge that is imposed or withheld solely because the holder or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the 6.00% Broadband Exchange Notes Due March 15, 2009, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

          4. to a tax, assessment or governmental charge that is imposed other than by withholding by AT&T or a paying agent from the payment;

          5. to a tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

          6. to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

          7. to any tax, assessment or other governmental charge any paying agent must withhold from any payment of principal of or interest on any 6.00% Broadband Exchange Notes Due March 15, 2009, if such payment can be made without such withholding by any other paying agent; or

          8.  in the case of any combination of the above items.

     The 6.00% Broadband Exchange Notes Due March 15, 2009 are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading "-- Payment of Additional Amounts" and below under "-- Redemption Upon a Tax Event," AT&T does not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.

  REDEMPTION UPON A TAX EVENT

     If (a) AT&T becomes or will become obligated to pay additional amounts as described above under "-- Payment of Additional Amounts" as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after March 23, 1999, or
(b) a taxing authority of the United States takes an action on or after March 23, 1999, whether or not with respect to AT&T or any of its affiliates, that results in a substantial probability that AT&T will or may be required to pay such additional amounts, then AT&T may, at its option, redeem, as a whole, but not in part, the 6.00% Broadband Exchange Notes Due March 15, 2009 on any interest payment date on not less than 30 nor more than 60 calendar days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption, provided that AT&T determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to AT&T, not including substitution of the obligor under the 6.00% Broadband Exchange Notes Due March 15, 2009. No redemption pursuant to (b) above may be made unless AT&T has received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that AT&T will or may be required to pay the additional amounts described herein under the heading "-- Payment of Additional Amounts" and delivered to the trustee a certificate, signed by a duly authorized officer stating, that based on such opinion AT&T is entitled to redeem the notes pursuant to their terms.

OPTIONAL REDEMPTION


     AT&T will have the right, at its option, to redeem those Broadband Exchange Notes indicated below at any time or from time to time during specified periods, with at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of such series of notes.


     On and after the redemption date, interest will cease to accrue on the Broadband Exchange Notes or any portion thereof that is called for redemption (unless AT&T defaults in the payment of the redemption price and accrued and unpaid interest). On or before the redemption date, AT&T will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If less than all of the Broadband Exchange Notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

     The optional redemption terms for each series of notes are described below.

  7.00% BROADBAND EXCHANGE NOTES DUE MAY 15, 2005

     The 7.00% Broadband Exchange Notes Due May 15, 2005 will not be subject to optional redemption by AT&T.

  7.50% BROADBAND EXCHANGE NOTES DUE JUNE 1, 2006

     The 7.50% Broadband Exchange Notes Due June 1, 2006 will not be subject to optional redemption by AT&T.

  7.75% BROADBAND EXCHANGE NOTES DUE MARCH 1, 2007

     The 7.75% Broadband Exchange Notes Due March 1, 2007 will not be subject to optional redemption by AT&T.

  6.00% BROADBAND EXCHANGE NOTES DUE MARCH 15, 2009

     The 6.00% Broadband Exchange Notes Due March 15, 2009 will be redeemable at AT&T's option at any time or from time to time, in whole or in part. If you hold any of these notes and AT&T decides to redeem them, then AT&T will pay you the greater of:

          (1) 100% of the principal amount of the 6.00% Broadband Exchange Notes Due March 15, 2009 to be redeemed and

          (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below under "-- Certain Definitions") and 15 basis points.

     In the case of each of clause (1) and (2), accrued interest will be payable to the redemption date.

     Please see "-- Additional Terms Pertaining Only to the 6.00% Broadband Exchange Notes Due March 15, 2009" for information regarding AT&T's option to redeem the 6.00% Broadband Exchange Notes Due March 15, 2009 upon the occurrence of certain tax events.

  8.125% BROADBAND EXCHANGE NOTES DUE JANUARY 15, 2022

     The 8.125% Broadband Exchange Notes Due January 15, 2022 will be redeemable at AT&T's option at any time or from time to time, as a whole or in part, at the following prices (expressed as percentages of the principal amount), together with accrued interest to the date fixed for redemption.

     If redeemed during the 12-month period beginning January 15:

YEAR                                                          PERCENTAGE
----                                                          ----------
2002........................................................    103.21%
2003........................................................    102.89
2004........................................................    102.57
2005........................................................    102.25
2006........................................................    101.93
2007........................................................    101.60
2008........................................................    101.28
2009........................................................    100.96
2010........................................................    100.64
2011........................................................    100.32

and thereafter at 100%.

  8.125% BROADBAND EXCHANGE NOTES DUE JULY 15, 2024

     The 8.125% Broadband Exchange Notes Due July 15, 2024 will be redeemable at AT&T's option at any time or from time to time, as a whole or in part, at the following prices (expressed as percentages of the principal amount), together with accrued interest to the date fixed for redemption.

     If redeemed during the 12-month period beginning July 15:

YEAR                                                          PERCENTAGE
----                                                          ----------
2002........................................................   103.971%
2003........................................................   103.640
2004........................................................   103.309
2005........................................................   102.978
2006........................................................   102.647
2007........................................................   102.316
2008........................................................   101.985
2009........................................................   101.655
2010........................................................   101.324
2011........................................................   100.993
2012........................................................   100.662
2013........................................................   100.331

and thereafter at 100%.

 8.35% BROADBAND EXCHANGE NOTES DUE JANUARY 15, 2025

     The 8.35% Broadband Exchange Notes Due January 15, 2025 will not be redeemable prior to January 15, 2005. On or after such date, the 8.35% Broadband Exchange Notes Due January 15, 2025 will be redeemable at AT&T's option at any time or from time to time, as a whole or in part, at the following prices (expressed as percentages of the principal amount), together with accrued interest to the date fixed for redemption.

     If redeemed during the 12-month period beginning January 15:

YEAR                                                          PERCENTAGE
----                                                          ----------
2005........................................................   103.288%
2006........................................................   102.959
2007........................................................   102.630
2008........................................................   102.302
2009........................................................   101.973
2010........................................................   101.644
2011........................................................   101.315
2012........................................................   100.986
2013........................................................   100.658
2014........................................................   100.329

and thereafter at 100%.

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

 8.625% BROADBAND EXCHANGE NOTES DUE DECEMBER 1, 2031

     The 8.625% Broadband Exchange Notes Due December 1, 2031 will be redeemable at AT&T's option at any time, as a whole or in part, at the following prices (expressed as percentages of the principal amount), together with accrued interest to the date fixed for redemption:

     If redeemed during the 12-month period beginning December 1:

YEAR                                                          PERCENTAGE
----                                                          ----------
2001........................................................    105.56%
2002........................................................    105.28
2003........................................................    105.00
2004........................................................    104.73
2005........................................................    104.45
2006........................................................    104.17
2007........................................................    103.89
2008........................................................    103.61
2009........................................................    103.34
2010........................................................    103.06
2011........................................................    102.78
2012........................................................    102.50
2013........................................................    102.22
2014........................................................    101.95
2015........................................................    101.67
2016........................................................    101.39
2017........................................................    101.11
2018........................................................    100.83
2019........................................................    100.56
2020........................................................    100.28

and thereafter at 100%.

NO MANDATORY REDEMPTION OR SINKING FUND

     There will be no mandatory redemption prior to maturity or sinking fund payments for the Broadband Exchange Notes.

ADDITIONAL DEBT

     The AT&T Indenture does not limit the amount of debt that AT&T may issue under the AT&T Indenture or otherwise.

CERTAIN COVENANTS

     AT&T has agreed to some restrictions on its activities for the benefit of holders of all series of debt securities issued under the AT&T Indenture. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the debt securities are outstanding. Please see "-- Certain Definitions" for the meaning of the capitalized terms used in describing the covenants.

 LIMITATION ON SECURED INDEBTEDNESS

     AT&T will not, and AT&T will not permit any of its Restricted Subsidiaries to, create, assume, incur or guarantee any Secured Indebtedness unless AT&T secures the debt securities issued under the AT&T

Indenture to the same extent as such Secured Indebtedness. However, AT&T may incur Secured Indebtedness without securing these debt securities if, immediately after incurring the Secured Indebtedness, the aggregate amount of all Secured Indebtedness and the discounted present value of all net rentals payable under leases entered into in connection with sale and leaseback transactions would not exceed 10% of Consolidated Net Tangible Assets. The aggregate amount of all Secured Indebtedness in the preceding sentence excludes Secured Indebtedness which is secured to the same extent as these debt securities and Secured Indebtedness that is being repaid concurrently with the issuance of new Secured Indebtedness.

 LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

     AT&T will not, and AT&T will not permit any of its Restricted Subsidiaries to, enter into any lease longer than three years, excluding leases of newly acquired, improved or constructed property, covering any Principal Property of AT&T or any Restricted Subsidiary that is sold to any other person in connection with such lease, unless either

     - immediately thereafter, the sum of

      o the discounted present value of all net rentals payable under all such leases entered into after April 1, 1986 (except for any lease entered into by a Restricted Subsidiary before it became a Restricted Subsidiary) and

      o the aggregate amount of all Secured Indebtedness, excluding Secured Indebtedness which is secured to the same extent as these debt securities does not exceed 10% of Consolidated Net Tangible Assets, or

     - an amount equal to the greater of

      o the net proceeds to AT&T or a Restricted Subsidiary from such sale and

      o the discounted present value of all net rentals payable thereunder is used within 180 days to retire long-term debt of AT&T or a Restricted Subsidiary. However, debt which is subordinate to these debt securities or which is owed to AT&T or a Restricted Subsidiary may not be retired.

 CONSOLIDATION, MERGER OR SALE

     AT&T has agreed not to consolidate with or merge into any other corporation or convey or transfer substantially all of its properties and assets to any person except as set forth below, unless

     - that person is authorized to acquire and operate its property and

     - the successor corporation expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium or any interest on all the debt securities and the performance of every covenant in the AT&T Indenture that AT&T would otherwise have to perform.

     In addition, the merger covenant will be the merger covenant set forth in the AT&T Indenture as amended by the note amendment, and will provide that the AT&T Comcast transaction, including all transactions completed as steps in the AT&T Comcast transaction, (1) will not result in a consolidation, merger, sale, conveyance or other transfer of property of AT&T (including stock of subsidiaries) as an entirety or substantially as an entirety for purposes of the AT&T Indenture; and (2) will not violate the successor clause of the AT&T Indenture or any other provision of the AT&T Indenture or any security issued under the AT&T Indenture, regardless of whether any person assumes any of the indebtedness outstanding under the AT&T Indenture or any other obligation under the AT&T Indenture or any security issued under the AT&T Indenture.

MODIFICATION OF THE AT&T INDENTURE

     AT&T's rights and obligations and the rights of the holders under the AT&T Indenture may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.

EVENTS OF DEFAULT

     The AT&T Indenture specifies Events of Default for the debt securities issued under the AT&T Indenture. An Event of Default with respect to a series of debt securities will occur if:

     - AT&T fails to pay the principal or any premium on any debt security of that series when due;

     - AT&T fails to pay interest when due on any debt security of that series for 90 days;

     - AT&T fails to perform any other covenant in the AT&T Indenture and this failure continues for 90 days after AT&T receives written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of that series; or

     - AT&T or a court take certain actions relating to the bankruptcy, insolvency or reorganization of AT&T for the benefit of its creditors.

     A default under AT&T's other indebtedness is not a default under the AT&T Indenture, and a default under one series of debt securities under the AT&T Indenture is not necessarily a default under another series.

     The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders. Default means any event which is an Event of Default described above or would be an Event of Default but for the giving of notice or the passage of time.

     If an Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series may require AT&T to repay immediately the entire principal and accrued but unpaid interest on the debt securities of such series.

     The holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement or waive any past default or Event of Default or allow AT&T to not comply with any provision of the AT&T Indenture. However, among other things, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities of such series.

     Other than its duties in case of a default, the trustee will not be obligated to exercise any of its rights or powers under the AT&T Indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide reasonable indemnity, the holders of a majority in principal amount of any series of debt securities, may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

     AT&T is not required to provide the trustee with any certificate or other document saying that AT&T is in compliance with the AT&T Indenture or that there are no defaults.

DISCHARGE AND DEFEASANCE

     The term defeasance means discharge of AT&T from some or all of its obligations under the AT&T Indenture. If AT&T deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at AT&T's option:

     - AT&T will be discharged from its obligations with respect to the debt securities of such series; or

     - AT&T will no longer be under any obligation to comply with certain restrictive covenants under the AT&T Indenture, and certain Events of Default will no longer apply to AT&T.

     If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the AT&T Indenture except for registration of transfer and exchange of the debt securities and replacement of lost, stolen or mutilated debt securities. Such holders may look only to such deposited funds or obligations for payment.

     AT&T must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes. AT&T must also deliver a ruling to such effect received from or published by the United States Internal Revenue Service if AT&T is discharged from its obligations with respect to the debt securities.

NO PERSONAL LIABILITY OF STOCKHOLDERS, OFFICERS, DIRECTORS OR EMPLOYEES


     No stockholder, officer, director or employee of AT&T or Broadband shall have any liability under the Broadband Exchange Notes. Each holder, by accepting the Broadband Exchange Notes, waives and releases all such liability.


CONCERNING THE TRUSTEE


     The AT&T Indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the AT&T Indenture. If an event of default occurs and is continuing, the trustee will exercise such rights and powers vested in it under the AT&T Indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. AT&T and Broadband may have normal banking relationships with the trustee under the AT&T Indenture in the ordinary course of business.


GOVERNING LAW

     The AT&T Indenture and the debt securities issued under the AT&T Indenture will be governed by, and construed in accordance with, the internal laws of the State of New York.

BOOK-ENTRY SYSTEM

     AT&T and Broadband will initially issue the Broadband Exchange Notes in the form of one or more global notes (the "Global Notes"). The Global Notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. A holder may hold beneficial interests in the Global Notes directly through DTC if such holder has an account with DTC or indirectly through organizations which have accounts with DTC, including Euroclear and Clearstream.

     For more information on DTC and clearance and settlement of the securities through DTC, please see "Description of the New Broadband Notes and the Cable Guarantees -- Book-Entry System -- DTC."

CERTIFICATED NOTES

     If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by AT&T within 90 days, AT&T will issue Broadband Exchange Notes in definitive form in exchange for the Global Notes. In addition, AT&T may at any time and in its sole discretion determine not to have its debt securities issued under the AT&T Indenture represented by the Global Notes and, in such event, will issue the debt securities in definitive form in exchange for the Global Notes. In any such instance, an owner of a beneficial interest in the Global Notes will be entitled to physical delivery in definitive form of AT&T's debt securities represented by the Global Notes equal in principal amount to such beneficial interest and to have such debt securities registered in its name. AT&T's debt securities so issued in definitive form will be issued as registered debt securities in denominations of $1,000 and multiples thereof, unless otherwise specified by AT&T. AT&T's definitive debt securities can be transferred by presentation for registration to the registrar at its New York or Luxembourg offices and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to AT&T or the trustee duly executed by the holder or his attorney duly authorized in writing. AT&T may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive AT&T debt securities.

SAME-DAY PAYMENT

     The AT&T Indenture requires payments to be made in respect of the applicable Broadband Exchange Notes represented by the Global Notes (including principal, premium and interest) by wire transfer of immediately available funds to the accounts specified by the holder thereof or, if no such account is specified, by mailing a check to such holder's registered address.

     Payments (including principal, premium and interest) and transfers with respect to Broadband Exchange Notes in certificated form may be executed at the office or agency maintained for such purpose within the City and State of New York (initially the office of the paying agent maintained for such purpose) or, at AT&T's option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the applicable Broadband Exchange Notes, provided that all payments (including principal, premium and interest) on Broadband Exchange Notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

CERTAIN DEFINITIONS

     The following definitions have been used to describe the restrictive covenants that are contained in the AT&T Indenture and described above.

     "PRINCIPAL PROPERTY" means land, land improvements, buildings and associated factory, laboratory, office and switching equipment (excluding all products marketed by AT&T or any of its subsidiaries) constituting a manufacturing, development, warehouse, service, office or operating facility owned by or leased to AT&T or a Restricted Subsidiary, located within the United States and having an acquisition cost plus capitalized improvements in excess of
0.25 per cent of Consolidated Net Tangible Assets of the date of such determination, other than any such property financed through the issuance of tax-exempt governmental obligations, or which the Board of Directors determines is not of material importance to AT&T and its Restricted Subsidiaries taken as a whole, or in which the interest of AT&T and all its subsidiaries does not exceed 50%.

     "CONSOLIDATED NET TANGIBLE ASSETS" means the total assets of AT&T and its subsidiaries, less current liabilities and certain intangible assets (other than product development costs).

     "RESTRICTED SUBSIDIARY" means any subsidiary of AT&T which has substantially all its property in the United States, which owns or is a lessee of any Principal Property and in which the investment of AT&T and all its subsidiaries exceeds 0.25 per cent of Consolidated Net Tangible Assets as of the date of such determination, other than certain financing subsidiaries and subsidiaries formed or acquired after April 1, 1986 for the purpose of acquiring the business or assets of another person and that do not acquire all or any substantial part of the business or assets of AT&T or any Restricted Subsidiary. In addition, the Board of Directors of AT&T may designate any other subsidiary as a Restricted Subsidiary.

     "SECURED INDEBTEDNESS" means:

     - indebtedness of AT&T or any Restricted Subsidiary secured by any lien upon any Principal Property or the stock or indebtedness of a Restricted Subsidiary or


     - any conditional sale or other title retention agreement covering any Principal Property or Restricted Subsidiary;


       but does not include any indebtedness secured by any lien or any conditional sale or other title retention agreement:

      o outstanding on April 1, 1986;

      o incurred or entered into after April 1, 1986 to finance the acquisition, improvement or construction of such property and either secured by purchase money mortgages or liens placed on such property within 180 days of acquisition, improvement or construction;

      o on Principal Property or the stock or indebtedness of Restricted Subsidiaries and existing at the time of acquisition of the property, stock or indebtedness;

      o owing to AT&T or any other Restricted Subsidiary;

      o existing at the time a corporation becomes a Restricted Subsidiary;

      o incurred to finance the acquisition or construction of property in favor of any country or any of its political subdivisions; and

      o replacing, extending or renewing any such indebtedness (to the extent such indebtedness is not increased).

     The following definitions have been used to describe the optional redemption provisions applicable to each of the 6.00% Broadband Exchange Notes Due March 15, 2009, described above, and the New AT&T Notes Due 2004 (Series 1) and the New AT&T Notes Due 20 , which are described below under "Description of the New AT&T Notes -- Optional Redemption."

     "TREASURY RATE" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 6.00% Broadband Exchange Notes Due March 15, 2009, New AT&T Notes Due 2004 (Series 1) or the New AT&T Notes Due 20 , as the case may be, to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by AT&T.

     "COMPARABLE TREASURY PRICE" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

     "REFERENCE TREASURY DEALER" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Deutsche Bank Securities Inc., Banc One Capital Markets, Inc., Lehman Brothers Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC and their respective successors. If any of the foregoing ceases to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), AT&T will substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.


     "REMAINING SCHEDULED PAYMENTS" means, with respect to each note to be redeemed, the remaining scheduled payments of principal of and interest on such note that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment on such note will be reduced by the amount of interest accrued on such note to such redemption date.

        DESCRIPTION OF THE NEW BROADBAND NOTES AND THE CABLE GUARANTEES


     The New Broadband Notes will be Broadband's direct unsecured and unsubordinated obligations and will be fully and unconditionally guaranteed by Comcast Cable, AT&T Comcast, MediaOne and TCI, referred to as the cable guarantors, as described below. The New Broadband Notes will be issued under an indenture among Broadband, the cable guarantors and The Bank of New York, as trustee. The term "New Broadband Indenture" refers to this indenture. The terms of the New Broadband Notes include those stated in the New Broadband Indenture and those made part of the New Broadband Indenture by reference to the Trust Indenture Act of 1939.


     The following is a summary of the material provisions of the New Broadband Indenture, the New Broadband Notes and the cable guarantees. Because this is a summary, it may not contain all the information that is important to you. You should read the New Broadband Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, in its entirety.

BASIC TERMS OF THE NEW BROADBAND NOTES

     The New Broadband Notes:

     - will rank equally with all of Broadband's other unsecured and unsubordinated debt and will be entitled to the benefits of the cable guarantees described below;

     - will be issued in an aggregate principal amount not exceeding
       $          , comprised as follows:


      o up to $          in principal amount of New Broadband Notes Due
                  , 2013, maturing on           , 2013, with interest payable
        semiannually on each           and           , beginning the first
                  or           occurring after the initial issuance of the New
        Broadband Notes Due 2013, to holders of record on the preceding
                  and           ; and



      o up to $          in principal amount of New Broadband Notes Due
                  , 2022, maturing on           , 2022, with interest payable
        semiannually on each           and           , beginning the first
                  or           occurring after the initial issuance of the New
        Broadband Notes Due           , 2022, to holders of record on the
        preceding           and           ; and



     - are issuable in fully registered form, in denominations of $1,000 and multiples thereof.



     Broadband intends to list the New Broadband Notes on the New York Stock Exchange.


INTEREST PAYMENTS

     The interest rate for each series of New Broadband Notes will be announced by press release two business days prior to the expiration of the exchange offer and each will be based on spreads over the relevant U.S. Treasury rates. The method for determining the interest rate is described in detail under "Description of the Exchange Offer -- Interest Rate for the New Broadband Notes."

     Interest for the New Broadband Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the New Broadband Notes will accrue from the date of original issuance, which will be the date of mandatory exchange with respect to the New Broadband Notes, or from the most recent interest payment date to which interest has been paid and will be payable semiannually on interest payment dates described of each year.

     For more information on payment and transfer procedures for the New Broadband Notes, see "-- Book-Entry System" and "-- Same-Day Payment."

CABLE GUARANTEES

     The obligations of Broadband, including the payment of principal, premium, if any, and interest, will be fully and unconditionally guaranteed by each of Comcast Cable, AT&T Comcast, MediaOne and TCI.

The cable guarantees will rank equally with all other general unsecured and unsubordinated obligations of the cable guarantors.

     The cable guarantees will not contain any restrictions on the ability of any of cable guarantor to (i) pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that cable guarantor's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that cable guarantor.


OPTIONAL REDEMPTION


  NEW BROADBAND NOTES DUE 2013

     The New Broadband Notes Due 2013 will not be subject to optional redemption by Broadband.

  NEW BROADBAND NOTES DUE 2022


     Broadband shall have the right at its option to redeem the New Broadband
Notes Due 2022, at any time or from time to time on or after                ,
20 , on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of New Broadband Notes Due 2022.



     On and after the redemption date, interest will cease to accrue on the New Broadband Notes Due 2022 or any portion of the New Broadband Notes Due 2022 called for redemption (unless Broadband defaults in the payment of the redemption price and accrued interest). On or before the redemption date, Broadband will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the New Broadband Notes Due 2022 to be redeemed on such date. If less than all of the New Broadband Notes Due 2022 are to be redeemed, the New Broadband Notes Due 2022 to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.


     The New Broadband Notes Due 2022 will be redeemable at Broadband's option at any time or from time to time, as a whole or in part, at the following prices (expressed as percentages of the principal amount), together with accrued interest to the date fixed for redemption.


     If redeemed during the 12-month period beginning             :


YEAR                                                          PERCENTAGE
----                                                          ----------
      ......................................................        %
      ......................................................
      ......................................................
      ......................................................
      ......................................................

and thereafter at 100%.


NO MANDATORY REDEMPTION OR SINKING FUND


     There will be no mandatory redemption prior to maturity or sinking fund payments for the New Broadband Notes.

ADDITIONAL DEBT

     The New Broadband Indenture does not limit the amount of debt Broadband may issue under the New Broadband Indenture or otherwise.

CERTAIN COVENANTS


     Broadband and the cable guarantors will agree to some restrictions on its activities for the benefit of holders of all series of debt securities issued under the New Broadband Indenture. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the debt securities are outstanding.


     The New Broadband Indenture will not contain any financial covenants other than those summarized below and will not restrict Broadband or its subsidiaries or AT&T Comcast from paying dividends or incurring additional debt. In addition, the New Broadband Indenture will not protect holders of notes issued under it in the event of a highly leveraged transaction or a change in control.

  LIMITATION ON LIENS SECURING INDEBTEDNESS

     Neither Broadband nor any cable guarantor shall create, incur or assume any Lien (other than any Permitted Lien) on such person's assets, including the Capital Stock of its wholly owned subsidiaries to secure the payment of Indebtedness of Broadband or any cable guarantor, unless Broadband secures the outstanding New Broadband Notes equally and ratably with (or prior to) all Indebtedness secured by such Lien, so long as such Indebtedness shall be so secured.

  LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

     Neither Broadband nor any cable guarantor shall enter into any Sale and Leaseback Transaction involving any of such person's assets, including the Capital Stock of its wholly owned subsidiaries.

     The restriction in the foregoing paragraph shall not apply to any Sale and Leaseback Transaction if:

     - the lease is for a period of not in excess of three years, including renewal of rights;

     - the lease secures or relates to industrial revenue or similar financing;

     - the transaction is solely between Broadband and a cable guarantor or between or among cable guarantors; or

     - Broadband or such cable guarantor, within 270 days after the sale is completed, applies an amount equal to or greater than (a) the net proceeds of the sale of the assets or part thereof leased or (b) the fair market value of the assets or part thereof leased (as determined in good faith by Broadband's Board of Directors) either to:

      o the retirement (or open market purchase) of notes, other long-term Indebtedness of Broadband ranking on a parity with or senior to the New Broadband Notes or long-term Indebtedness of a cable guarantor; or

      o the purchase by Broadband or any cable guarantor of other property, plant or equipment related to the business of Broadband or any cable guarantor having a value at least equal to the value of the assets or part thereof leased.

     This provision and the provision described under "-- Limitation on Liens Securing Indebtedness" do not apply to any subsidiaries of AT&T Comcast other than the cable guarantors and Broadband.

     "CAPITALIZED LEASE" means, as applied to any person, any lease of any property (whether real, personal, or mixed) of which the discounted present value of the rental obligations of such person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

     "CAPITAL STOCK" means, with respect to any person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) of such person's capital stock or other ownership interests, whether now outstanding or issued after the date of the New Broadband Indenture, including, without limitation, all common stock and preferred stock.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, or other similar agreement or arrangement designed to protect against the fluctuation in currency values.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of determination, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the New Broadband indenture shall be computed in conformity with GAAP applied on a consistent basis.

     "GUARANTEE" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person:

     - to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities, or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

     - entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

Provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "INDEBTEDNESS" means, with respect to any person at any date of determination (without duplication):

     - all indebtedness of such person for borrowed money;

     - all obligations of such person evidenced by bonds, debentures, notes, or other similar instruments;

     - all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

     - all obligations of such person to pay the deferred and unpaid purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

     - all obligations of such person as lessee under Capitalized Leases;

     - all Indebtedness of other persons secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; provided that the amount of such Indebtedness shall be the lesser of:

      o the fair market value of such asset at such date of determination; and

      o the amount of such Indebtedness;

     - all Indebtedness of other persons Guaranteed by such person to the extent such Indebtedness is Guaranteed by such person; and

     - to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

     The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided:

     - that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

     - that Indebtedness shall not include any liability for federal, state, local, or other taxes.

     "INTEREST RATE AGREEMENTS" means any obligations of any person pursuant to any interest rate swaps, caps, collars, and similar arrangements providing protection against fluctuations in interest rates. For purposes of the indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such person.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of the New Broadband Indenture, Broadband or any cable guarantor shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "PERMITTED LIENS" means:

     - any Lien on any asset incurred prior to the date of the New Broadband Indenture;

     - any Lien on any assets acquired after the date of the New Broadband Indenture (including by way of merger or consolidation) by Broadband or any cable guarantor, which Lien is created, incurred or assumed contemporaneously with such acquisition, or within 270 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or any Lien upon any assets acquired after the date of the New Broadband Indenture existing at the time of such acquisition (whether or not assumed by Broadband or any cable guarantor), provided that any such Lien shall attach only to the assets so acquired;

     - any Lien on any assets in favor of Broadband or any cable guarantor;

     - any Lien on assets incurred in connection with the issuance of tax-exempt governmental obligations (including, without limitation, industrial revenue bonds and similar financing);

     - any Lien granted by any cable guarantor on assets to the extent limitations on the incurrence of such Liens are prohibited by any agreement to which such cable guarantor is subject as of the date of the New Broadband Indenture; and

     - any renewal of or substitution for any Lien permitted by any of the preceding bullet points, including any Lien securing reborrowing of amounts previously secured within 270 days of the repayment thereof, provided that no such renewal or substitution shall extend to any assets other than the assets covered by the Lien being renewed or substituted.

     "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any person or to which any such person is a party, providing for the leasing to Broadband or a cable guarantor of any property, whether owned by Broadband or such cable guarantor at the date of the original issuance of the New Broadband Notes or later acquired, which has been or is to be sold or transferred by Broadband or such cable guarantor to such person or to any other person by whom funds have been or are to be advanced on the security of such property.

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  FINANCIAL INFORMATION

     Broadband will file, whether or not required to do so under applicable law, with the trustee, within 15 days after being required to file the same under the Securities Exchange Act of 1934, copies of the annual reports and the information, documents and other reports to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. Broadband intends to file all such reports, information and documents with the SEC, whether or not required by
Section 13 or 15(d), and will send copies to the trustee within such 15-day period. Notwithstanding the foregoing, if AT&T Comcast is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that includes combined or consolidating financial information of Broadband pursuant to Rule 3-10 of Regulation S-X, this covenant shall be deemed satisfied by AT&T Comcast filing with the trustee, within 15 days after AT&T Comcast is required to file the same under the Securities Exchange Act of 1934, copies of AT&T Comcast annual reports and the information, documents and other reports to be filed by it pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

  CONSOLIDATION, MERGER AND SALE OF ASSETS

     The New Broadband Indenture will restrict Broadband's ability to consolidate with, merge with or into, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of its property and assets as an entirety or substantially an entirety in one transaction or a series of related transactions to any person (other than a consolidation with or merger with or into or a sale, conveyance, transfer, lease or other disposition to a wholly-owned subsidiary with a positive net worth; provided that, in connection with any merger of Broadband and a wholly-owned subsidiary, no consideration other than common stock in the surviving person shall be issued or distributed to Broadband's stockholders) or permit any person to merge with or into such party unless:

     - Broadband is the continuing person or the person formed by such consolidation or into which such party is merged or that acquired or leased such property and assets shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of Broadband's obligations on all of the New Broadband Notes and under the New Broadband Indenture;

     - immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

     - Broadband delivers to the trustee an officers' certificate and opinion of counsel, in each case stating that such consolidation, merger, or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the New Broadband Indenture and notes relating to such transaction have been complied with;

provided, however, that the foregoing limitations will not apply if, in the good faith determination of Broadband's board of directors, whose determination must be set forth in a board resolution, the principal purpose of such transaction is to change the state of incorporation of such party; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

     Upon any express assumption of Broadband's obligations as described above, Broadband shall be released and discharged from all obligations and covenants under the New Broadband Indenture and all the New Broadband Notes.

     The New Broadband Indenture and the cable guarantees do not limit the ability of any guarantor to consolidate with or merge into or sell all or substantially all its assets. Upon the sale or disposition of any guarantor (by merger, consolidation, the sale of its capital stock or the sale of all or substantially all of its assets) to any person, that guarantor will be deemed released from all its obligations under the New Broadband Indenture and its guarantee.

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MODIFICATION AND WAIVER

     Broadband and the trustee may amend or supplement the New Broadband Indenture or the New Broadband Notes without notice to or the consent of any holder:

     - to cure any ambiguity, defect, or inconsistency in the New Broadband Indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders in any material respect;

     - to comply with the provisions described under "-- Certain
       Covenants -- Consolidation, Merger and Sale of Assets;"

     - to comply with any requirements of the SEC in connection with the qualification of the New Broadband Indenture under the Trust Indenture Act;

     - to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

     - to establish the form or forms or terms of the New Broadband Notes as permitted by the New Broadband Indenture;

     - to provide for uncertificated notes and to make all appropriate changes for such purpose;

     - to make any change that does not adversely affect the rights of any holder;

     - to add to its covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

     - to make any change so long as no New Broadband Notes or Broadband Exchange Notes are outstanding.

     Subject to certain conditions, without prior notice to any holder of New Broadband Notes, modifications and amendments of the New Broadband Indenture may be made by Broadband and the trustee with respect to any series of New Broadband Notes with the written consent of the holders of a majority in principal amount of the affected series of New Broadband Notes, and compliance by Broadband with any provision of the New Broadband Indenture with respect to any series of New Broadband Notes may be waived by written notice to the trustee by the holders of a majority in principal amount of the affected series of New Broadband Notes outstanding; provided, however, that each affected holder must consent to any modification, amendment or waiver that:

     - changes the stated maturity of the principal of, or any installment of interest on, the New Broadband Notes of the affected series;

     - reduces the principal amount of, or premium, if any, or interest on, the New Broadband Notes of the affected series;

     - changes the place or currency of payment of principal of, or premium, if any, or interest on, the New Broadband Notes of the affected series;

     - changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

     - changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of the New Broadband Notes of the affected series on or after the due date therefor;

     - reduces the above-stated percentage of outstanding New Broadband Notes of the affected series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the New Broadband Indenture;

     - waives a default in the payment of principal of, premium, if any, or interest on the New Broadband Notes; or
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

     - modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each New Broadband Note of the series affected by the modification.

     It is not necessary for the consent of the holders under the New Broadband Indenture to approve the particular form of any note amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under the New Broadband Indenture becomes effective, notice must be given to the holders affected thereby briefly describing the amendment, supplement, or waiver. Supplemental indentures will be mailed to holders upon request. Any failure to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

EVENTS OF DEFAULT

     For purposes of this section, the term "Obligor" shall mean each of Broadband, AT&T Comcast, Comcast Cable, MediaOne and TCI, in each case excluding such entities' subsidiaries.

     An event of default for a series of New Broadband Notes is defined under the New Broadband Indenture as being:

          (1) a default by any Obligor in the payment of principal or premium on the New Broadband Notes of such series when the same becomes due and payable whether at maturity, upon acceleration, redemption or otherwise;

          (2) a default by any Obligor in the payment of interest on the New Broadband Notes of such series when the same becomes due and payable, if that default continues for a period of 30 days;

          (3) default by any Obligor in the performance of or breach by any Obligor of any of its other covenants or agreements in the New Broadband Indenture applicable to all the New Broadband Notes or applicable to the New Broadband Notes of any series and that default or breach continues for a period of 30 consecutive days after written notice is received from the trustee or from the holders of 25% or more in aggregate principal amount of the New Broadband Notes of all affected series;

          (4) any cable guarantee is not (or claimed by any of AT&T Comcast, Comcast Cable, MediaOne or TCI not to be) in full force and effect;

          (5) a court having jurisdiction enters a decree or order for:

           - relief in respect of any Obligor in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect;

           - appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Obligor for any substantial part of such party's property and assets; or

           - the winding up or liquidation of any Obligor's affairs

        and such decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

          (6) any Obligor:

           - commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

           - consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of such party or for any substantial part of such party's property; or

           - effects any general assignment for the benefit of creditors.

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     A default under any Obligor's other indebtedness is not a default under the
New Broadband Indenture.

     If an event of default other than an event of default specified in clauses
(5) and (6) above occurs with respect to an issue of New Broadband Notes and is continuing under the New Broadband Indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such New Broadband Notes then outstanding under the New Broadband Indenture by written notice to Broadband and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such New Broadband Notes to be immediately due and payable. The amount due upon acceleration shall include only the original issue price of the New Broadband Notes and accrued to the date of acceleration and accrued interest, if any. Upon a declaration of acceleration, such principal amount of and accrued interest, if any, on such New Broadband Notes shall be immediately due and payable. If an event of default specified in clauses (5) and (6) above occurs with respect to any Obligor, the principal amount of and accrued interest, if any, on each issue of New Broadband Notes then outstanding shall be and become immediately due and payable without any notice or other action on the part of the trustee or any holder.

     Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of an issue of New Broadband Notes that has been accelerated. Furthermore, subject to various provisions in the New Broadband Indenture, the holders of at least a majority in aggregate principal amount of an issue of New Broadband Notes by notice to the trustee may waive an existing default or event of default with respect to such New Broadband Notes and its consequences, except a default in the payment of principal of or interest on such New Broadband Notes or in respect of a covenant or provision of the New Broadband Indenture which cannot be modified or amended without the consent of the holders of each such New Broadband Notes. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such New Broadband Notes shall be deemed to have been cured, for every purpose of the New Broadband Indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see "-- Modification and Waiver."

     The holders of at least a majority in aggregate principal amount of an issue of New Broadband Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such New Broadband Notes. However, the trustee may refuse to follow any direction that conflicts with law or the New Broadband Indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such issue of New Broadband Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such issue of New Broadband Notes. A holder may not pursue any remedy with respect to the New Broadband Indenture or any series of New Broadband Notes unless:

     - the holder gives the trustee written notice of a continuing event of default;

     - the holders of at least 25% in aggregate principal amount of such series of New Broadband Notes make a written request to the trustee to pursue the remedy in respect of such event of default;

     - the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

     - the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     - during such 60-day period, the holders of a majority in aggregate principal amount of such series of New Broadband Notes do not give the trustee a direction that is inconsistent with the request.

     These limitations, however, do not apply to the right of any holder of a New Broadband Note to receive payment of the principal of, premium, if any, or interest on such New Broadband Note, or to bring

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suit for the enforcement of any such payment, on or after the due date for the
New Broadband Notes, which right shall not be impaired or affected without the consent of the holder.

     The New Broadband Indenture will require certain of officers of Broadband to certify, on or before a date not more than 120 days after the end of each fiscal year, as to their knowledge of Broadband's compliance with all conditions and covenants under the New Broadband Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under the New Broadband Indenture.

DISCHARGE AND DEFEASANCE

     The New Broadband Indenture provides that, except as otherwise provided in this paragraph, Broadband may discharge its obligations with respect to an issue of New Broadband Notes and the New Broadband Indenture with respect to that series of New Broadband Notes if:

     - the New Broadband Notes of the affected series previously authenticated and delivered with certain exceptions, have been delivered to the trustee for cancellation and Broadband has paid all sums payable under the New Broadband Indenture; or

     - the New Broadband Notes of the affected series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and:

      o Broadband irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of the New Broadband Notes of the affected series, for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the New Broadband Notes of the affected series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the New Broadband Indenture; and

      o Broadband delivers to the trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the New Broadband Indenture relating to the satisfaction and discharge of the New Broadband Indenture with respect to the New Broadband Notes of the affected series have been complied with.

     With respect to all New Broadband Notes which have been delivered to the trustee for cancellation and for which have been paid all sums payable by Broadband under the New Broadband Indenture, only Broadband's obligations to compensate and indemnify the trustee and Broadband's right to recover excess money held by the trustee under the New Broadband Indenture shall survive. With respect to New Broadband Notes which mature within one year or are to be called for redemption within one year under redemption arrangements deemed appropriate by the trustee, only Broadband's obligations with respect to the issue of defeased New Broadband Notes to execute and deliver such New Broadband Notes for authentication, to set the terms of such New Broadband Notes, to maintain an office or agency in respect of such New Broadband Notes, to have moneys held for payment in trust, to register the transfer or exchange of such New Broadband Notes, to deliver such New Broadband Notes for replacement or cancellation, to compensate and indemnify the trustee and to appoint a successor trustee, and Broadband's right to recover excess money held by the trustee shall survive until such New Broadband Notes are no longer outstanding. Thereafter, only Broadband's obligations to compensate and indemnify the trustee, and Broadband's right to recover excess money held by the trustee shall survive.

     The New Broadband Indenture also provides that, except as otherwise provided in this paragraph, Broadband:

     - will be deemed to have paid and will be discharged from any and all obligations in respect of a series of New Broadband Notes, and the provisions of the New Broadband Indenture and the cable guarantees will no longer be in effect with respect to those New Broadband Notes ("legal defeasance"); and

     - may omit to comply with any term, provision or condition of the New Broadband Indenture described above under "-- Certain Covenants" and such omission shall be deemed not to be an event of default under the third clause of the first paragraph of "-- Events of Default" with respect to that series of New Broadband Notes ("covenant defeasance");

provided that the following conditions shall have been satisfied:

     - Broadband has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the New Broadband Notes of such series, for payment of the principal of and interest on the New Broadband Notes of such series, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the New Broadband Notes of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

     - such deposit will not result in a breach or violation of, or constitute a default under, the New Broadband Indenture, the cable guarantees or any other material agreement or instrument to which Broadband is a party or by which Broadband is bound;

     - no default or event of default with respect to the New Broadband Notes of such series shall have occurred and be continuing on the date of such deposit;

     - Broadband shall have delivered to the trustee:


       o either an opinion of counsel that the holders of the New Broadband Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of Broadband exercising its option under this provision of the New Broadband Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (which opinion, in the case of a legal defeasance, shall be based upon a change in law) or a ruling directed to the trustee received from the Internal Revenue Service to the same effect; and


       o an opinion of counsel that the holders of the New Broadband Notes of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and

     - Broadband has delivered to the trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the New Broadband Indenture relating to the defeasance contemplated of the New Broadband Notes of such series have been complied with.

     Subsequent to legal defeasance under the first bullet point above, the obligations of Broadband with respect to the issue of defeased New Broadband Notes to execute and deliver such New Broadband Notes for authentication, to set the terms of such New Broadband Notes, to maintain an office or agency in respect of such New Broadband Notes, to have moneys held for payment in trust, to register the transfer or exchange of such New Broadband Notes, to deliver such New Broadband Notes for replacement or cancellation, to compensate and indemnify the trustee and to appoint a successor trustee, and right of Broadband to recover excess money held by the trustee shall survive until such New Broadband Notes are no longer outstanding. After such New Broadband Notes are no longer outstanding, in the case of legal defeasance under the first bullet point above, only Broadband's obligations to compensate and indemnify the trustee and Broadband's right to recover excess money held by the trustee shall survive.

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NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS OR
EMPLOYEES

     The New Broadband Indenture and the cable guarantees provide that no recourse shall be had under or upon any obligation, covenant, or agreement of Broadband or the cable guarantors in the New Broadband Indenture or any supplemental indenture, or in any of the New Broadband Notes or in any of the cable guarantees or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director, employee of Broadband or any cable guarantor or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the New Broadband Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

     The New Broadband Indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the New Broadband Indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the New Broadband Indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Broadband may have normal banking relationships with the trustee under the New Broadband Indenture in the ordinary course of business.

GOVERNING LAW

     The New Broadband Indenture, the New Broadband Notes and the cable guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.

BOOK-ENTRY SYSTEM

     Broadband will initially issue the New Broadband Notes in the form of one or more global notes (the "Global Notes"). The Global Notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. A holder may hold beneficial interests in the Global Notes directly through DTC if such holder has an account with DTC or indirectly through organizations which have accounts with DTC, including Euroclear and Clearstream.

  DTC

     DTC has advised Broadband as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Broadband expects that pursuant to procedures established by DTC, upon the deposit of the Global Notes with DTC, DTC will credit on its book entry registration and transfer system the principal amount of New Broadband Notes represented by such Global Notes to the accounts of participants. Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Notes will be shown on and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Note other than participants). All interests in a Global Note deposited with DTC are subject to the procedures and requirements of DTC.

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Notes.

     So long as DTC (or its nominee) is the registered holder and owner of a Global Note, DTC (or such nominee) will be considered the sole legal owner and holder of the notes evidenced by such Global Note for all purposes of such notes and the indenture. Except as set forth below under "-- Certificated Notes," as an owner of a beneficial interest in a Global Note, you will not be entitled to have the notes represented by such Global Note registered in your name, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered to be the owner or holder of any notes under such Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Broadband will make payments of principal of, premium, if any, and interest on the New Broadband Notes represented by the Global Notes registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Notes.

     Broadband expects that DTC (or its nominee), upon receipt of any payment of principal of, premium, if any, or interest on the Global Notes will credit the accounts of their relevant participants or account holders, as applicable, with payments in amounts proportionate to their respective beneficial interests in the principal amount of the applicable Global Note as shown on the records of DTC (or its nominee). Broadband also expects that payments by participants or indirect participants or account holders, as applicable, to owners of beneficial interests in the Global Notes held through such participants or indirect participants or account holders will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants or account holders, as applicable. Broadband will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes for any New Broadband Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or indirect participants, or the relationship between such participants or indirect participants, and the owners of beneficial interests in the Global Notes owning through such participants.

     All amounts payable under the New Broadband Notes will be payable in U.S. dollars, except as may otherwise be agreed between any applicable securities clearing system and any holders. Payments will be subject in all cases to any fiscal or other laws and regulations (including any regulations of any applicable securities clearing system) applicable thereto. None of the trustee, Broadband, the cable guarantors or any of their respective agents shall be liable to any holder of a Global Note or other person for any commissions, costs, losses or expenses in relation to or resulting from any currency conversion or rounding effected in connection therewith. Investors may be subject to foreign exchange risks that may have important economic and tax consequences to them.

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CERTIFICATED NOTES

     Subject to certain conditions, the New Broadband Notes represented by the Global Notes are exchangeable for certificated notes in definitive form of like tenor in denominations of $1,000 principal amount and multiples thereof if:

          (1) DTC provides notification that it is unwilling or unable to continue as depositary for the Global Notes or DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor is not appointed within 90 days;

          (2) Broadband in its discretion at any time determines not to have all the New Broadband Notes represented by the Global Notes; or

          (3) a default entitling the holders of the applicable New Broadband Notes to accelerate the maturity thereof has occurred and is continuing.

     Any New Broadband Note that is exchangeable as above is exchangeable for certificated notes issuable in authorized denominations and registered in such names as DTC shall direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of DTC (or its nominee).

SAME-DAY PAYMENT

     The New Broadband Indenture requires payments to be made in respect of the applicable New Broadband Notes represented by the Global Notes (including principal, premium and interest) by wire transfer of immediately available funds to the accounts specified by the holder thereof or, if no such account is specified, by mailing a check to such holder's registered address.

     Payments (including principal, premium and interest) and transfers with respect to New Broadband Notes in certificated form may be executed at the office or agency maintained for such purpose within the City and State of New York (initially the office of the paying agent maintained for such purpose) or, at Broadband's option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the applicable New Broadband Notes, provided that all payments (including principal, premium and interest) on New Broadband Notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

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                     COMPARISON OF THE NEW BROADBAND NOTES
                        AND THE BROADBAND EXCHANGE NOTES

     The following comparison of the New Broadband Notes and the Broadband Exchange Notes summarizes the material differences between the New Broadband Notes and the Broadband Exchange Notes. See "Description of the Broadband Exchange Notes" for a more complete discussion of the material terms of the AT&T Indenture, the Broadband Exchange Supplemental Indenture and the Broadband Exchange Notes, and "Description of the New Broadband Notes and the Cable Guarantees" for a more complete discussion of the material terms of the New Broadband Indenture, the New Broadband Notes and the cable guarantees. Because this is a summary, it may not contain all the information that is important to you. You should read the AT&T Indenture, the Broadband Exchange Supplemental Indenture and the New Broadband Indenture, which have been filed as exhibits to the registration statement of which this prospectus is a part, in their entirety.

COMPARISON OF BASIC TERMS

  CHANGES IN OBLIGORS

     The Broadband Exchange Notes will be the co-obligations of AT&T and Broadband. The New Broadband Notes will be the primary obligations of Broadband only, fully and unconditionally guaranteed by the cable guarantors. The Broadband Exchange Notes will not have the benefit of the cable guarantees.

  CERTAIN CHANGES TO INTEREST RATE, MATURITY DATE, INTEREST PAYMENT DATES AND RECORD DATES

     The interest rate on the Broadband Exchange Notes will not be the same as the interest rate on the applicable series of New Broadband Notes into which they are expected to be exchanged. The interest rate for each series of New Broadband Notes will be announced by press release two business days prior to the expiration of the exchange offer and will be based on spreads over the relevant U.S. Treasury rates set forth on the cover of this prospectus. For a more complete discussion of the method of calculating interest on the New Broadband Notes, see "Description of the Exchange Offer -- Interest Rate for the New Broadband Notes."

     Interest on the New Broadband Notes accrues from the date of original issuance, which will be the date of mandatory exchange with respect to the New Broadband Notes, or from the most recent interest payment date to which interest has been paid.

     Interest accrued and unpaid on any Broadband Eligible Notes accepted in an exchange offer (a) will be paid along with the first payment of interest on the relevant series of Broadband Exchange Notes or (b) if the mandatory exchange of the Broadband Exchange Notes occurs prior to that first payment of interest, will be paid at the time of mandatory exchange.


     Interest accrued and unpaid on any series of Broadband Exchange Notes will be paid at the time of mandatory exchange.


     The New Broadband Notes Due 2013 mature on           , 2013, with interest
payable semiannually on each           and           , beginning on the first
          or           occurring after the initial issuance of the New Broadband
Notes Due 2013, to holders of record on the preceding           and           ,
which are changes from the respective current maturity dates, interest payment dates and record dates for the 7.00% Broadband Exchange Notes Due May 15, 2005, the 7.50% Broadband Exchange Notes Due June 1, 2006, the 7.75% Broadband Exchange Notes Due March 1, 2007 and the 6.00% Broadband Exchange Notes Due March 15, 2009 for which the New Broadband Notes Due 2013 are expected to be exchanged.


     The New Broadband Notes Due 2022 mature on           , 2022, with interest
payable semiannually on each           and           , beginning on the
first          and           occurring after the initial issuance of the New
Broadband Notes Due 2022, to holders of record on the preceding           and
          , which are changes from the respective maturity dates, interest payment dates and record dates


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for the 8.125% Broadband Exchange Notes Due July 15, 2022, the 8.125% Broadband
Exchange Notes Due July 15, 2024, the 8.35% Broadband Exchange Notes Due January 15, 2025 and the 8.625% Broadband Exchange Notes Due December 1, 2031 for which the New Broadband Notes Due 2022 are expected to be exchanged.



  ELIMINATION OF LUXEMBOURG EXCHANGE LISTING



     The New Broadband Notes will not be listed on the Luxembourg Exchange. If the AT&T Comcast transaction is terminated, AT&T will use its commercially reasonable efforts to list the 6.00% Broadband Exchange Notes Due March 15, 2009 on the Luxembourg Stock Exchange. The 6.00% Broadband Eligible Notes Due March 15, 2009 are currently listed on the Luxembourg Stock Exchange.


ELIMINATION OF PAYMENT OF ADDITIONAL AMOUNTS; REDEMPTION UPON A TAX EVENT

     The 6.00% Broadband Exchange Notes Due March 15, 2009 provide for the payment of additional amounts and redemption upon a tax event as described under "Description of the Broadband Exchange Notes -- Additional Terms Pertaining Only to the 6.00% Broadband Exchange Notes Due March 15, 2009." No series of New Broadband Notes, including the New Broadband Notes Due 2013 issued in exchange for the 6.00% Broadband Exchange Notes Due March 15, 2009, will contain similar provisions.

OPTIONAL REDEMPTION


     The price at which AT&T may redeem the Broadband Exchange Notes which are expected to be exchanged for the New Broadband Notes Due 2022 will not be the same as the price at which Broadband may redeem the New Broadband Notes Due 2022. For a more complete description of the applicable redemption prices of the New Broadband Notes Due 2022, see "Description of the New Broadband Notes and the Cable Guarantees -- Optional Redemption."



     The 8.125% Broadband Exchange Notes Due January 15, 2022, the 8.125% Broadband Exchange Notes Due July 15, 2024 and the 8.625% Broadband Exchange Notes Due December 1, 2031 for which the New Broadband Notes Due 2022 will be exchanged upon the completion of the AT&T Comcast transaction will be subject to optional redemption by AT&T upon issuance. The 8.35% Broadband Exchange Notes Due January 15, 2025 for which the New Broadband Notes Due 2022 also will be exchanged upon completion of the AT&T Comcast transaction will be subject to optional redemption by AT&T on and after January 15, 2005. The New Broadband
Notes Due 2022 will be subject to optional redemption by Broadband on       .



Other than different redemption prices and redemption dates, except as described below with respect to the New Broadband Notes Due 2013, each series of New Broadband Notes has substantially identical optional redemption terms as the series of Broadband Exchange Notes for which it will be exchanged upon the completion of the AT&T Comcast transaction.



     The 6.00% Broadband Exchange Notes Due March 15, 2009 for which the New Broadband Notes Due 2013 will be exchanged upon completion of the AT&T Comcast transaction have the optional redemption terms set forth under "Description of the Broadband Exchange Notes -- Optional Redemption -- 6.00% Broadband Exchange Notes Due March 15, 2009." Like the 7.00% Broadband Exchange Notes Due May 15, 2005, the 7.50% Broadband Exchange Notes Due June 1, 2006 and the 7.75% Broadband Exchange Notes Due March 1, 2007 for which the New Broadband Notes Due 2013 also will be exchanged upon the completion of the AT&T Comcast transaction, the New Broadband Notes Due 2013 will not be subject to optional redemption by Broadband.


COVENANTS

     The New Broadband Indenture:

     - contains covenants that restrict Broadband's ability and the cable guarantors' ability to create secured indebtedness and engage in sale and leaseback transactions that are different from those
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


       covenants that are in the AT&T Indenture described under "Description of the Broadband Exchange Notes -- Certain Covenants -- Limitation on Secured Indebtedness" and "-- Limitation on Sale and Leaseback Transactions" and



     - modifies the "-- Consolidation, Merger or Sale" covenant as described below.


 LIMITATIONS ON LIENS SECURING INDEBTEDNESS AND ON SALE AND LEASEBACK
 TRANSACTIONS

     Under the New Broadband Indenture, neither Broadband nor any cable guarantor will be permitted to create any lien, other than certain permitted liens, on such person's assets, including the capital stock of its wholly owned subsidiaries, to secure the payment of indebtedness of Broadband or any cable guarantor, unless Broadband secures the outstanding New Broadband Notes equally and ratably with (or prior to) all indebtedness secured by such lien, so long as such indebtedness shall be so secured. See "Description of the New Broadband Notes and the Cable Guarantees -- Certain Covenants -- Limitation on Liens Securing Indebtedness" for a more complete discussion of the provisions of the new Broadband Indenture relating to restrictions on the ability of Broadband and the cable guarantors to create secured indebtedness. The New Broadband Indenture also restricts Broadband's ability and the cable guarantors' ability to engage in sale and leaseback transactions. A more complete discussion of these provisions is set forth in "Description of the New Broadband Notes and the Cable Guarantees -- Certain Covenants -- Limitation on Sale and Leaseback Transactions." These provisions do not apply to any subsidiaries of AT&T Comcast other than the cable guarantors and Broadband.

     Under the AT&T Indenture, AT&T cannot, and AT&T cannot permit certain subsidiaries to, create any secured indebtedness unless AT&T secures the debt securities issued under the AT&T Indenture to the same extent as such secured indebtedness or enter into any leases longer than three years. However, AT&T and its subsidiaries may incur secured indebtedness without securing those debt securities or enter into leases longer than three years if immediately after incurring the secured indebtedness or entering into the lease, the aggregate amount of all secured indebtedness and the discounted present value of all net rentals payable under leases entered into in connection with sale and leaseback transactions would not exceed 10% of consolidated net tangible assets. See "Description of the Broadband Exchange Notes -- Certain Covenants -- Limitation on Secured Indebtedness" and "-- Limitation on Sale and Leaseback Transactions" for a more complete discussion of the provisions of the AT&T Indenture relating to restrictions on the ability of AT&T and its subsidiaries to create secured indebtedness.

  MODIFICATION OF CONSOLIDATION, MERGER OR SALE

     Pursuant to the AT&T Indenture, AT&T may not consolidate with or merge into any other corporation or convey or transfer substantially all of its properties and assets to any person, unless

     - that person is authorized to acquire and operate its property and

     - the successor corporation expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium or any interest on all the debt securities and the performance of every covenant in the AT&T Indenture that AT&T would otherwise have to perform.

     Pursuant to the New Broadband Indenture, these provisions would not:

     - apply to a consolidation with or merger with or into or a sale, conveyance, transfer, lease or other disposition to a wholly owned subsidiary with a positive net worth; provided that, in connection with any merger of either party and a wholly-owned subsidiary, no consideration other than common stock in the surviving person or Broadband's shall be issued or distributed to such party's stockholders; or

     - expressly require such person to be authorized to acquire and operate its property.

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     In addition, the New Broadband Indenture will expressly provide that upon express assumption of any party's obligations as described above, that party shall be discharged from all obligations and covenants under the New Broadband Indenture and on all of the New Broadband Notes.

     See "Description of the New Broadband Notes and the Cable
Guarantees -- Certain Covenants -- Consolidation, Merger and Sale of Assets" for a more complete discussion of the provisions of the New Broadband Indenture relating to restrictions on the ability of the Broadband to consolidate, merge or sell property and assets.

MODIFICATION AND WAIVER

     In addition to the kinds of amendments, modifications or waivers that may be made under the AT&T Indenture without notice to or the consent of any holder, the New Broadband Indenture further provides that Broadband and the trustee may amend or supplement the New Broadband Indenture or the New Broadband Notes without notice to or the consent of any holder:

     - to comply with any requirements of the SEC in connection with the qualification of the New Broadband Indenture under the Trust Indenture Act of 1939;

     - to evidence and provide for the acceptance of appointment under the New Broadband Indenture by a successor trustee; and

     - to make any change so long as no New Broadband Notes or Broadband Exchange Notes are outstanding.

     In addition, whereas the AT&T Indenture permits AT&T and the trustee to amend or supplement the AT&T Indenture or the Broadband Exchange Notes without notice to or the consent of any holder to cure any ambiguity, defect, or inconsistency in the AT&T Indenture provided that such amendments or supplements shall not adversely affect the interests of the holders, the New Broadband Indenture permits these amendments or supplements provided that the amendment or supplement shall not adversely affect the interests of the holders in any material respect (added text in italics).

     In addition, the New Broadband Indenture includes the requirement in instances where modifications and amendments of the Broadband Indenture and the New Broadband Notes may be made by Broadband and the trustee with the written consent of the holders of a majority in principal amount of an issue of New Broadband Notes that each affected holder must consent to any modification, amendment or waiver that changes the provisions for calculating the optional redemption price, including the definitions thereto, which requirement is not contained in the AT&T Indenture.

     See "Description of the New Broadband Notes and the Cable
Guarantees -- Modification and Waiver" for a more complete discussion of the rights of Broadband and the trustee to amend or supplement the New Broadband Indenture or the New Broadband Notes.

EVENTS OF DEFAULT

     For purposes of this section, the term "Obligor" shall mean each of Broadband, AT&T Comcast, Comcast Cable, MediaOne and TCI, in each case excluding such entities' subsidiaries.

     Pursuant to the AT&T Indenture governing the Broadband Exchange Notes, an Event of Default would occur if:

        (a) a court having jurisdiction enters a decree or order for:

           - relief in respect of AT&T in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect;

           - appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of AT&T for all or substantially all of AT&T's property and assets; or

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

           - the winding up or liquidation of AT&T's affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

        (b) AT&T:

           - commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

           - consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of such party or for any substantial part of its property;

           - effects any general assignment for the benefit of creditors;

           - admits in writing its inability to pay its debts generally as they become due; or

           - takes corporate action in furtherance of any of the foregoing.

     The New Broadband Indenture's provisions relating to Events of Defaults apply to Broadband and each cable guarantor. However, the New Broadband Indenture would extend the period for which the court's decree or order for the winding up or liquidation of the Obligors' affairs would be required to remain unstayed and in effect to trigger an event of default to 180 consecutive days from the 60 consecutive days currently required by the AT&T Indenture and would eliminate as Events of Default (i) the admission in writing by an Obligor of its inability to pay its debts generally as they become due and (ii) the taking of an Obligor of corporate action in furtherance of any action specified in clause
(b).

     In addition, the New Broadband Indenture shortens to 30 days from the 90 days currently required by the AT&T Indenture the consecutive day period for which:

      - a default by any Obligor in the payment of interest on the New Broadband Notes of a series when the same becomes due and payable must continue before triggering an Event of Default and

      - a default by any Obligor in the performance of or breach by an Obligor of any of its other covenants or agreements in the New Broadband Indenture applicable to all the New Broadband Notes or applicable to the New Broadband Notes of any series must continue after written notice is received from the trustee or from holders of 25% or more in aggregate principal amount of the New Broadband Notes of all affected series before triggering an Event of Default.

     In addition, the AT&T Indenture requires that the trustee or holders of not less than 25% in aggregate principal amount of the affected series of Broadband Exchange Notes then outstanding give notice of any event of default set forth in clauses (a) and (b) above to declare the principal amount of and accrued interest, if any, on such Broadband Exchange Notes to be immediately due and payable. The New Broadband Indenture eliminates this requirement and if an event of default specified in clauses (a) and (b) above occurs with respect to any Obligor, the principal amount of and accrued interest, if any, on each issue of New Broadband Notes then outstanding shall be and become immediately payable without any notice or other action on the part of the trustee or any holder.

     An additional Event of Default not included in the AT&T Indenture that occur under the New Broadband Indenture if, at any time, any cable guarantee is not (or claimed by any of AT&T Comcast, Comcast Cable, MediaOne or TCI not to be) in full force and effect.

     Another change in the New Broadband Indenture as compared to the AT&T Indenture is that the New Broadband Indenture will require certain officers of Broadband to certify no later than 120 days after the end of each fiscal year, as to their knowledge, as to Broadband's compliance with all conditions and covenants under the New Broadband Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under the New Broadband Indenture.

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

                       DESCRIPTION OF THE NEW AT&T NOTES


     The New AT&T Notes will be direct unsecured and unsubordinated obligations of AT&T. The AT&T Eligible Notes were issued under the AT&T Indenture. The New AT&T Notes will be issued under the AT&T Indenture, as amended by a supplemental indenture that will have the purpose of, among other things, effecting the note amendment with respect to each series of New AT&T Notes and each other series of AT&T Notes that have consented to the note amendment, each as described in this section and under "Description of the Note Amendment." We refer to this supplemental indenture as the "New AT&T Supplemental Indenture." The terms of the New AT&T Notes include those stated in the AT&T Indenture, those stated in the New AT&T Supplemental Indenture and those made a part of the AT&T Indenture by reference to the Trust Indenture Act of 1939.


     The summary of the material provisions of the New AT&T Notes provided in this section should be read in conjunction with provisions of the AT&T Indenture summarized under the subheadings "-- Additional Debt," "-- Certain Covenants," "-- Modification of the AT&T Indenture," "-- Events of Default," "-- Discharge and Defeasance," "-- No Personal Liability of Stockholders, Officers, Directors or Employees," "-- Concerning the Trustee," "-- Governing Law," "-- Certain Definitions," "-- Book-Entry System," "-- Certificated Notes" and "-- Same-Day Payment" under "Description of the Broadband Exchange Notes." Because this is a summary, it may not contain all the information that is important to you. You should read both the AT&T Indenture and the New AT&T Supplemental Indenture, which have been filed as exhibits to the registration statement of which this prospectus is a part, in their entirety.

     The terms of the New AT&T Notes are substantially identical to the terms of the AT&T Eligible Notes, except that:

     - the interest rate on the applicable New AT&T Notes will be adjusted automatically upon completion of the AT&T Comcast transaction, as described in further detail under "-- Interest Payments" below;

     - the maturity date of the New AT&T Notes issued in exchange for the 6.50% AT&T Eligible Notes Due March 15, 2029 will be changed automatically to March 15, 20 upon completion of the AT&T Comcast transaction; and

     - the merger covenant applicable to the New AT&T Notes will be the AT&T Indenture merger covenant as amended by the note amendment, which is described in greater detail under "Description of the Broadband Exchange Notes -- Certain Covenants -- Consolidation, Merger or Sale."

BASIC TERMS OF THE NEW AT&T NOTES

     The New AT&T Notes:

     - will rank equally with all of AT&T's other unsecured and unsubordinated debt;

     - will be obligations only of AT&T;

     - will be issued up to $5,485,563,000 in aggregate principal amount of notes comprised as follows:

      o up to $2,000,000,000 in principal amount of New AT&T Notes Due 2004 (Series 1), maturing on March 15, 2004, with interest payable semiannually on each March 15 and September 15, beginning the first March 1 or September 1 occurring after the initial issuance of the New AT&T Notes Due 2004 (Series 1), to holders of record on the preceding March 1 and September 1;

      o up to $400,000,000 in principal amount of New AT&T Notes Due 2004 (Series 2), maturing on April 1, 2004, with interest payable semiannually on each April 1 and October 1, beginning the first April 1 or October 1 occurring after the initial issuance of the New AT&T Notes Due 2004 (Series 2), to holders of record on the preceding March 15 and September 15;

      o up to $25,000,000 in principal amount of New Medium-Term Notes, Series A (subseries 1) Due May 15, 2025, maturing on May 15, 2025, with interest payable semiannually on each May 15
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

        and November 15, beginning the first May 15 or November 15 occurring after the initial issuance of the New Medium-Term Notes Due 2025 Series A (subseries 1) Due May 15, 2025, to holders of record on the preceding May 1 and November 1;

      o up to $50,000,000 in principal amount of New Medium-Term Notes, Series A (subseries 2) Due May 15, 2025, maturing on May 15, 2025, with interest payable semiannually on each May 15 and November 15, beginning the first May 15 or November 15 occurring after the initial issuance of the New Medium-Term Notes Due 2025 Series A (subseries 2) Due May 15, 2025, to holders of record on the preceding May 1 and November 1;


      o up to $3,000,000,000 in principal amount of New AT&T Notes Due 20 , maturing on March 15, 2029, however upon the completion of the AT&T Comcast transaction, the maturity will be changed automatically to March 15, 20 , with interest payable semiannually on each March 15 and September 15, beginning the first March 15 or September 15 occurring after the initial issuance of the New AT&T Notes Due 20 , to holders of record on the preceding March 1 and September 1; and


      o up to $10,563,000 in principal amount of New FRN Medium-Term Notes, Series A Due 2054, maturing on December 28, 2054, with interest payable semiannually on each June 28 and December 28, beginning the first June 28 or December 28 occurring after the initial issuance of the New FRN Medium-Term Notes, Series A Due 2054, to holders of record on the preceding June 13 and December 13;

     - will be issued issuable in fully registered form, in denominations of $1,000 and multiples thereof, other than the New FRN Medium-Term Notes, Series A Due 2054, which will be issued in denominations of $25,000 and multiples of $1,000 thereof.


     AT&T will apply to have each series of the New AT&T Notes, other than those issued in exchange for Series A Medium-Term Notes, listed on the New York Stock Exchange. AT&T will also apply to have the New AT&T Notes Due 2004 (Series 1) and the New AT&T Notes Due 20 additionally listed on the Luxembourg Stock Exchange. See "-- Luxembourg Listing" for more information with respect to the proposed listing of the New AT&T Notes Due 2004 (Series 1) and the New AT&T Notes Due 20 .


     AT&T does not intend to apply for listing of the New AT&T Notes issued in exchange for the Series A Medium-Term Notes on any national exchange.

INTEREST PAYMENTS

     Initially, each series of New AT&T Notes will have the same interest rate as the series of AT&T Eligible Notes for which it is exchangeable. Interest accrued and unpaid on any AT&T Eligible Notes accepted in an exchange offer will be paid along with the first payment of interest on the relevant series of New AT&T Notes.

     Upon completion of the AT&T Comcast transaction, the interest rate on each applicable series of New AT&T Notes will be adjusted automatically as set forth on the cover of this prospectus.

     Except with respect to the New FRN Medium-Term Notes, Series A Due 2054 described below, interest for the New AT&T Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the notes will accrue from the date of original issuance, which will be the date the exchange offer is completed with respect to each series of New AT&T Notes, or from the most recent interest payment date to which interest has been paid and is payable semiannually on interest payment dates described of each year.

  NEW FRN MEDIUM-TERM NOTES, SERIES A DUE 2054

     Initially the New FRN Medium-Term Notes, Series A Due 2054 will have the same interest rate as the series of AT&T Eligible Notes for which they are exchangeable. Upon completion of the AT&T Comcast transaction, the New FRN Medium-Term Notes, Series A Due 2054 will bear interest at the

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interest rate calculated with reference to the Commercial Paper Rate and the New
Spread described below.

     The rate of interest on each New FRN Medium-Term Note, Series A Due 2054 will be reset monthly commencing the 28th calendar day of the first month occurring after the initial issuance of the New FRN Medium-Term Notes, Series A Due 2054 and on completion of the AT&T Comcast Transaction (such period being the "Interest Reset Period" for such New FRN Medium-Term Note, Series A Due 2054 and the first date of each Interest Reset Period being an "Interest Reset Date"); provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date (the "Initial Interest Reset Date") with respect to a New FRN Medium-Term Note, Series A Due 2054 will be the same interest rate as the series of AT&T Eligible Notes for which it is exchangeable.

     If any Interest Reset Date for any New FRN Medium-Term Note, Series A Due 2054 would otherwise be a day that is not a business day, such Interest Reset Date will be postponed to the next succeeding business day.

     For purposes of this section "Spread" refers to the Old Spread until the completion of the AT&T Comcast Transaction and to the New Spread thereafter. The interest rate on each New FRN Medium-Term Note, Series A Due 2054 will be calculated by reference to the Commercial Paper Rate plus or minus the Spread. Interest payments on New FRN Medium-Term Note, Series A Due 2054 will be the amount of interest accrued from, and including, the date of issue or the last date to which interest has been paid to, but excluding, the Interest Payment Date or date of maturity, as the case may be; provided that if the maturity date that would otherwise fall on a day that is not a business day is postponed or changed as described above, the interest payable on such date shall accrue to, but exclude, the date that would have been the or maturity date had it been a business day.

     With respect to a New FRN Medium-Term Note, Series A Due 2054, accrued interest shall be calculated by multiplying the principal amount of such New FRN Medium-Term Note, Series A Due 2054 by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Reset Period or from the last date from which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360. The interest rate applicable to any day that is an Interest Reset Date is the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate, as described below).


                         will be the calculation agent with respect to the New
FRN Medium-Term Notes, Series A Due 2054. Upon the request of the holder of any New FRN Medium-Term Note, Series A Due 2054, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such New FRN Medium-Term Note, Series A Due 2054.


     All percentages resulting from any calculation of the rate of interest on a New FRN Medium-Term Note, Series A Due 2054 will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on New FRN Medium-Term Notes, Series A Due 2054 will be rounded to the nearest cent (with one-half cent rounded upward).

     The interest rate for each Interest Reset Date subsequent to the Initial Interest Reset Date will be determined by the calculation agent as follows. The "Calculation Date" pertaining to any Commercial Paper Interest Determination Date will be the earlier of, either (i) the tenth calendar day after such date, or, if such tenth day is not a business day, the next succeeding business day, or (ii) the business day preceding the applicable Interest Payment Date or date of maturity, as the case may be.

     The "Commercial Paper Rate" for each Interest Reset Date will be determined on the Calculation Date by the calculation agent as of the second business day prior to such Interest Reset Date (a "Commercial Paper Interest Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Interest Determination Date of the rate for commercial paper having a

30-day maturity, as such rate shall be published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)"), or any successor publication, under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper having a 30-day maturity as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) (or any successor publication) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the calculation agent for commercial paper having a 30-day maturity, placed for an industrial issuer whose bond rating is AA, or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting offered rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                            D x 360
              Money Market Yield =                          x 100
                                          ------------
                                          360 -(D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated.


     The "Old Spread" and "New Spread" to the Commercial Paper Rate are adjusted each Interest Period based upon the Standard and Poor's (S&P) long-term senior debt rating of AT&T as follows:



AT&T RATING                                             OLD SPREAD         NEW SPREAD
-----------                                          ----------------   ----------------
AAA...............................................   -30 basis points       basis points
AA+...............................................   -27 basis points       basis points
AA................................................   -25 basis points       basis points
AA-...............................................   -23 basis points       basis points
A+................................................   -21 basis points       basis points
A.................................................   -19 basis points       basis points
A-................................................   -17 basis points       basis points
BBB+..............................................   -15 basis points       basis points
BBB...............................................   -13 basis points       basis points
BBB-..............................................   -11 basis points       basis points
Below BBB.........................................   +35 basis points       basis points



     If S&P ceases to exist, then the calculation agent and AT&T shall mutually select a nationally recognized securities ratings agency, with preference, if possible, given to one contemporaneously assigning the same rating to AT&T as that of S&P at the time of S&P's cessation, to act as a substitute rating agency, and mutually make any necessary adjustments to provide for an equivalent ratings scale.


     Interest payments will include the amount of interest accrued from and including the most recent Interest Payment Date to which interest has been paid (or from and including the original issue date if no interest has been paid on the notes) to, but excluding the applicable Interest Payment Date.

     The Aggregate Interest Amount shall be the sum of (i) the Interest Amount calculated for such Interest Period, (ii) the Aggregate Carry-over Interest Amount in respect of such Interest Period and

(iii) the Compounding Amount. If the Interest Reset Date is an Interest Payment Date, then the Aggregate Interest Amount will be the Interest Payment Amount payable on such Interest Payment Date. If the Interest Reset Date is not an Interest Payment Date, then such amount shall be deemed to be the Aggregate Carry-over Interest Amount for the next succeeding Interest Period and no payment shall be made on that date. Interest Amount means with respect to each Interest Period, the product of the Principal Amount and an accrued Interest Factor. This accrued Interest Factor will be computed by adding the Interest Factors calculated for each day in the Interest Period. The Interest Factor for the notes for each such day will be computed by dividing the Interest Rate applicable to such day by 360.

     Interest Period means each of the following periods: (i) from and including the original issue date to but excluding the Initial Reset Date and (ii) from and including each Interest Reset Date (other than the maturity date) to but excluding the next Interest Reset Date. Aggregate Carry-over Interest Amount shall be zero with respect to each interest period immediately succeeding an Interest Payment Date and with respect to each of the succeeding Interest Periods, means the amount calculated as provided above. Aggregate Interest Amount means the amount calculated as provided above. Compounding Amount means the amount which is the product of (i) the accrued Interest Factor for any relevant Interest Period and (ii) the Aggregate Carry-over Interest Amount for such Interest Period.


ADDITIONAL TERMS PERTAINING ONLY TO THE NEW AT&T NOTES DUE 2004 (SERIES 1) AND NEW AT&T NOTES DUE 20


  PAYMENT OF ADDITIONAL AMOUNTS


     AT&T will, subject to the exceptions and limitations set forth below, pay as additional interest on the New AT&T Notes Due 2004 (Series 1) and the New AT&T Notes due 20 such additional amounts as are necessary so that the net payment by AT&T or a paying agent of the principal of and interest on the New AT&T Notes Due 2004 (Series 1) and the New AT&T Notes Due 20 to a person that is not a United States Holder (as defined above under "Description of the Broadband Exchange Notes -- Additional Terms Pertaining Only to the 6.00% Broadband Exchange Notes Due March 15, 2009"), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of such New AT&T Notes had no such withholding or deduction been required.


     AT&T's obligation to pay additional amounts shall not apply:

          (1) to a tax, assessment or governmental charge that is imposed or withheld solely because the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder:

             (a) is or was present or engaged in trade or business in the United States or has or had a permanent establishment in the United States;

             (b) has a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

             (c) is or has been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

             (d) is or was a "10-percent shareholder" of AT&T as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision;

          (2) to any holder that is not the sole beneficial owner of such New AT&T Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

          (3) to a tax, assessment or governmental charge that is imposed or withheld solely because the holder or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

          (4) to a tax, assessment or governmental charge that is imposed other than by withholding by AT&T or an exchange agent from the payment;

          (5) to a tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

          (6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

          (7) to any tax, assessment or other governmental charge any paying agent must withhold from any payment of principal of or interest on such note, if such payment can be made without such withholding by any other paying agent; or

          (8) in the case of any combination of the above items.

     The New AT&T Notes Due 2004 (Series 1) and the New AT&T Notes Due 20 are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading "-- Payment of Additional Amounts" and under the heading "-- Redemption Upon a Tax Event," we do not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.

  REDEMPTION UPON A TAX EVENT


     If (a) AT&T becomes or will become obligated to pay additional amounts as described above under the heading "-- Payment of Additional Amounts" as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after March 23, 1999, or (b) a taxing authority of the United States takes an action on or after March 23, 1999, whether or not with respect to AT&T or any of its affiliates, that results in a substantial probability that AT&T will or may be required to pay such additional amounts, then AT&T may, at its option, redeem, as a whole, but not in part, the New AT&T Notes Due 2004 (Series 1) and/or the New AT&T Notes Due 20 on any interest payment date on not less than 30 nor more than 60 calendar days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that AT&T determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under such notes. No redemption pursuant to (b) above may be made unless AT&T shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that AT&T will or may be required to pay the additional amounts described above under the heading "-- Payment of Additional Amounts" and AT&T shall have delivered to the trustee a certificate, signed by a duly authorized officer stating, that based on such opinion AT&T is entitled to redeem the notes pursuant to their terms.

OPTIONAL REDEMPTION


     AT&T shall have the right, at its option, to redeem certain of the New AT&T Notes, other than the New AT&T Notes Due 2004 (Series 2), at any time or from time to time during specified periods, with at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of such series of notes.


     On and after the redemption date, interest will cease to accrue on the New AT&T Notes or any portion of the New AT&T Notes called for redemption (unless AT&T defaults in the payment of the redemption price and accrued interest). On or before the redemption date, AT&T will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the New AT&T Notes. If less than all of the New AT&T Notes are to be redeemed, the New AT&T Notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

     The optional redemption terms for each series of notes are described below.


  NEW AT&T NOTES DUE 2004 (SERIES 1) AND NEW AT&T NOTES DUE 20



     The New AT&T Notes Due 2004 (Series 1) and the New AT&T Notes Due 20 will be redeemable by AT&T at any time or from time to time, as a whole or in part. If you hold any of these notes and AT&T decides to redeem them then AT&T will pay you the greater of:


          (1) 100% of the principal amount of the series of New AT&T Notes to be redeemed and

          (2) the sum of the present values of the Remaining Scheduled Payments (as defined under "Description of the Broadband Exchange Notes -- Certain Definitions") discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined under "Description of the Broadband Exchange Notes -- Certain Definitions") and:

        - 10 basis points for the New AT&T Notes Due 2004 (Series 1)


        - 20 basis points for the New AT&T Notes Due 20  .


     In the case of each of clause (1) and (2), accrued interest will be payable to the redemption date.

  NEW AT&T NOTES DUE 2004 (SERIES 2)

     The New AT&T Notes Due 2004 (Series 2) will not be subject to optional redemption by AT&T.


  NEW MEDIUM-TERM NOTES, SERIES A DUE MAY 15, 2025 (SUBSERIES 1)



     The New Medium-Term Notes, Series A Due May 15, 2025 (subseries 1) will not be redeemable prior to May 15, 2005. On or after such date, the New Medium-Term Notes, Series A Due May 15, 2025 (subseries 1) will be redeemable by AT&T at any time or from time to time, as a whole or in part, at the following prices (expressed as percentages of the principal amount), together with accrued interest to the date fixed for redemption:

     If redeemed during the 12-month period beginning May 15:

YEAR                                                          PERCENTAGE
----                                                          ----------
2005........................................................   103.7130%
2006........................................................   103.3417
2007........................................................   102.9704
2008........................................................   102.5991
2009........................................................   102.2278
2010........................................................   101.8565
2011........................................................   101.4852
2012........................................................   101.1139
2013........................................................   100.7426
2014........................................................   100.3713

and thereafter at 100%.


  NEW MEDIUM TERM NOTES, SERIES A DUE MAY 15, 2025 (SUBSERIES 2)



     The New Medium Term Notes, Series A Due May 15, 2025 (subseries 2) will not be redeemable prior to May 15, 2005. On or after such date, the New Medium Term Notes, Series A Due May 15, 2025 (subseries 2) will be redeemable by AT&T at any time or from time to time, as a whole or in part, at the following prices (expressed as percentages of the principal amount), together with accrued interest to the date fixed for redemption:


     If redeemed during the 12-month period beginning May 15:

YEAR                                                          PERCENTAGE
----                                                          ----------
2005........................................................   104.062%
2006........................................................   103.656
2007........................................................   103.250
2008........................................................   102.843
2009........................................................   102.437
2010........................................................   102.031
2011........................................................   101.625
2012........................................................   101.219
2013........................................................   100.812
2014........................................................   100.406

and thereafter at 100%.

  NEW FRN MEDIUM-TERM NOTES, SERIES A DUE 2054

     The New FRN Medium-Term Notes, Series A Due 2054 will not be redeemable prior to December 28, 2009. On or after such date the New FRN Medium-Term Notes, Series A Due 2054 will be redeemable prior to maturity at the option of AT&T on December 28, 2009 and on December 28th every year thereafter with not less than 30 calendar days notice, at the following prices (expressed as a percentage of the principal amount):

     If redeemed on December 28th:

YEAR                                                          PERCENTAGE
----                                                          ----------
2009 through 2013...........................................   110.000%
2014 through 2018...........................................   108.000%
2019 through 2023...........................................   107.000%
2024 through 2028...........................................   106.000%
2029 through 2035...........................................   105.500%
2036........................................................   105.000%
2037........................................................   104.375%
2038........................................................   103.750%
2039........................................................   103.125%
2040........................................................   102.500%
2041........................................................   101.875%
2042........................................................   101.250%
2043........................................................   100.625%
2044 through 2054...........................................   100.000%

OPTIONAL REPAYMENT TERMS PERTAINING ONLY TO THE NEW FRN MEDIUM-TERM NOTES, SERIES A DUE 2054

     The New FRN Medium-Term Notes, Series A Due 2054 are repayable at the option of the holders on December 28, 2005 and on each December 28th every third year thereafter with not less than 30 calendar days notice, at the following redemption prices (expressed as a percentage of the principal amount) plus interest accrued from, and including, the last date to which interest has been paid to but excluding the applicable optional repayment date:


     If repaid on December 28th:


YEAR                                                          PERCENTAGE
----                                                          ----------
2005........................................................     99.40%
2008........................................................     99.52%
2011........................................................     99.64%
2014........................................................     99.78%
2017........................................................     99.92%
2020........................................................    100.00%
2023........................................................    100.00%
2026........................................................    100.00%
2029........................................................    100.00%
2032........................................................    100.00%
2035........................................................    100.00%
2038........................................................    100.00%
2041........................................................    100.00%
2044........................................................    100.00%
2047........................................................    100.00%
2050........................................................    100.00%
2053........................................................    100.00%

     The New FRN Medium-Term Notes, Series A Due 2054 are repayable at the option of the holders upon the occurrence and continuance of any Event of Default specified in the AT&T Indenture at the next Interest Payment Date at 100.00% of principal amount plus interest accrued from, and including, the last date to which interest has been paid to, but excluding, the Interest Payment Date for repayment.

     In order for the repayment option applicable to a New FRN Medium-Term Note, Series A Due 2054 to be exercised, the trustee must receive at least 30 days but no more than 45 days prior to the repayment date (i) the New FRN Medium-Term Note, Series A Due 2054 with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, and containing a statement that the option to elect repayment is being exercised thereby and a guarantee that the note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed will be received by the trustee not later than five business days after the date of such telegram, telex, facsimile transmission or letter and such note and form duly completed are received by the trustee by such fifth business day. The repayment option may be exercised by the holder of a New FRN Medium-Term Note, Series A Due 2054 for less than the entire principal amount of the note, provided that the principal amount of the New FRN Medium-Term Note, Series A Due 2054 remaining outstanding after repayment is an authorized denomination.

NO MANDATORY REDEMPTION OR SINKING FUND

     There will be no mandatory redemption prior to maturity or sinking fund payments for the New AT&T Notes.

NOTICES

     Notices to holders of the New AT&T Notes will be published in authorized newspapers in The City of New York, in London, and, with respect to any New AT&T Notes listed on the Luxembourg Stock Exchange, in Luxembourg. It is expected that publication will be made in The City of New York in The Wall Street Journal, in London in the Financial Times and in Luxembourg in the Luxemburger Wort. AT&T will be deemed to have given such notice on the date of each publication or, if published more than once, on the date of the first such publication.

LUXEMBOURG LISTING


     We intend to apply to list the New AT&T Notes Due 2004 (Series 1) and the New AT&T Notes Due 20 on the Luxembourg Stock Exchange. In connection with our listing application, the Amended and Restated Certificate of Incorporation and the By-laws of AT&T and a legal notice relating to the issuance of the New AT&T Notes Due 2004 (Series 1) and the New AT&T Notes Due 20 will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies may be inspected or obtained upon request. Copies of the above documents, together with this prospectus, any supplements or amendments hereto, the AT&T Indenture, the New AT&T Supplemental Indenture, and AT&T's current and future quarterly and annual reports, so long as any of the New AT&T Notes Due 2004 (Series 1) and the New AT&T Notes Due 20 are listed on the Luxembourg stock exchange, may be obtained free of charge from the Luxembourg exchange agent. We have engaged the Bank of New York (Luxembourg) S.A. as the Luxembourg exchange agent to act as intermediary between the Luxembourg stock exchange and AT&T and holders of the New AT&T Notes Due 2004 (Series 1) and the New AT&T Notes Due
20  .

                    DESCRIPTION OF AT&T COMCAST TRANSACTION

     Comcast and AT&T are planning to combine Comcast with the AT&T broadband business. Comcast and AT&T believe that the combined strengths of Comcast and AT&T's broadband business will enable them to create the world's premier broadband communications company.

STRUCTURE OF THE TRANSACTION

     The AT&T Comcast transaction will occur in several steps. First, AT&T will transfer the assets and liabilities of AT&T's broadband business to Broadband, a company newly formed for the purpose of effectuating the AT&T Comcast transaction. Second, AT&T will spin off Broadband to its shareholders. Third, Comcast and Broadband will each merge with a different, wholly owned subsidiary of AT&T Comcast. The Comcast and AT&T shareholders will receive the shares of AT&T Comcast. The merger agreement provides for all of the steps described above to occur on the closing date for the mergers. The AT&T Comcast transaction remains subject to regulatory and other approvals and other conditions, including the receipt of the specified note consents as described in this prospectus, and is expected to close by the end of 2002.

     Immediately after the completion of the spin off of Broadband, Broadband Acquisition Corp., a wholly owned subsidiary of AT&T Comcast, will merge with and into Broadband, with Broadband continuing as the surviving corporation and a wholly owned subsidiary of AT&T Comcast. This merger is referred to in this prospectus as the "Broadband merger." At approximately the same time, Comcast Acquisition Corp., a wholly owned subsidiary of AT&T Comcast, will merge with and into Comcast, with Comcast continuing as the surviving corporation and a wholly owned subsidiary of AT&T Comcast. This merger is referred to in this prospectus as the "Comcast merger." After completion of the mergers, the shareholders of Comcast and Broadband will be shareholders of AT&T Comcast.

TIMING OF CLOSING

     The closing date for the AT&T Comcast transaction will occur as soon as practicable, and, in any event, within five business days, after satisfaction or waiver of all conditions to the mergers set forth in the merger agreement. The mergers will become effective after the separation and the Broadband spin-off on the closing date for the transaction at a time that is mutually agreeable to Comcast and AT&T.

THE MERGER AGREEMENT

     The following summary of the terms of the merger agreement for the AT&T Comcast transaction, and of the agreements related to that transaction, is qualified in its entirety by reference to the complete text of the merger agreement, as amended, which is included as an exhibit to the registration statement of which this prospectus is a part.

     COVENANTS

       Interim Operations. Comcast and AT&T (with respect to its broadband business) have agreed to conduct their business in the ordinary course consistent with past practice and to not engage in specified material transactions, in each case prior to the completion of the AT&T Comcast transaction, without the prior written consent of the other party, which consent will not be unreasonably withheld. AT&T has also agreed not to enter into any material agreement or arrangement relating to its interest in or amend or modify in any material respect any of its existing material contracts relating to Time Warner Entertainment, acquire, other than pursuant to a cashless exercise of an option currently held by AT&T, additional interests in Time Warner Entertainment or sell any part of its interest in Time Warner Entertainment, except solely for cash or pursuant to the registration provisions of the Time Warner Entertainment partnership agreement, in each case prior to the completion of the AT&T Comcast transaction, without the prior written consent of Comcast, which consent will not be unreasonably withheld. AT&T has further agreed to run its broadband business for the benefit of the broadband business prior to the completion of the AT&T Comcast transaction. Each party has also agreed to restrictions on its ability to issue equity securities with some exceptions, including in the case of AT&T the issuance of up to 275 million shares of AT&T common stock in connection with the acquisition of shares of AT&T Canada and to satisfy obligations relating to deferred compensation plans and in the case of Comcast the issuance of shares of Comcast common stock having a value of up to $3 billion. In May 2002, AT&T issued approximately 14 million shares of AT&T common stock to satisfy obligations relating to deferred compensation plans and in June 2002, AT&T completed an offering of 230 million shares of AT&T common stock in connection with the acquisition of shares of AT&T Canada.


       Covenant to Obtain Regulatory Approvals. Under U.S. antitrust laws, Comcast and AT&T may not complete the AT&T Comcast transaction until Comcast and AT&T have notified the Antitrust Division of the United States Department of Justice and the Federal Trade Commission of the AT&T Comcast transaction by filing the necessary report forms and until a required waiting period has ended. Comcast and AT&T have filed the required information and materials to notify the U.S. Department of Justice and the Federal Trade Commission of the AT&T Comcast transaction. On February 21, 2002, Comcast and AT&T received a request from the United States Department of Justice, the reviewing agency, for additional information regarding the AT&T Comcast transaction. Comcast and AT&T complied with this request, and the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, referred to as the HSR Act, applicable to the AT&T Comcast transaction has expired. At this time, the HSR Act no longer prohibits the parties from closing the AT&T Comcast transaction. To the extent that the Antitrust Division of the U.S. Department of Justice requests any additional information from AT&T and Comcast concerning the AT&T Comcast transaction, AT&T and Comcast expect to continue to cooperate.


     Under federal communications law and local franchise requirements, Comcast and AT&T must also obtain the approval of the FCC and a number of state and local authorities in connection with the AT&T Comcast transaction. Comcast and AT&T have filed the required applications with the FCC and these state and local authorities. The FCC and a number of these state and local authorities have not completed their reviews of the AT&T Comcast transaction.


     Comcast and AT&T have agreed to use their best efforts to obtain all regulatory approvals that are necessary or advisable in connection with the AT&T Comcast transaction. In addition, Comcast and AT&T have also agreed to take all actions necessary to obtain all consents of the FCC required to complete the AT&T Comcast transaction.


     There can be no assurances that Comcast and AT&T will obtain all regulatory approvals necessary to complete the AT&T Comcast transaction or that the granting of these approvals will not involve the imposition of conditions on the completion of the AT&T Comcast transaction or require changes to the terms of the AT&T Comcast transaction.

       TOPrS Covenant. AT&T Comcast has agreed, on the earliest date on which the Broadband debt known by the acronym TOPrS as to which AT&T has guaranteed certain obligations may be redeemed, to either redeem that series of TOPrS, cause AT&T to be released from any guarantee or post a letter of credit in respect of that debt. As of the date of this filing, $500 million in principal amount of outstanding TOPrS remains subject to this obligation.

       QUIPS Failure. Comcast and AT&T have agreed that if on the date that would otherwise be the closing date for the AT&T Comcast transaction the Microsoft transaction described below under "-- The Exchange Agreement and Instrument of Admission -- QUIPS Exchange" does not occur (the "QUIPS Failure Date"), the closing date for the AT&T Comcast transaction may be delayed for up to 180 days after the QUIPS Failure Date. During this period, AT&T and Comcast will use commercially reasonable efforts to complete the Microsoft transaction or, if it appears reasonably likely that the Microsoft transaction will not occur, the transfer of the obligations under the QUIPS (the "QUIPS Transfer") from
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AT&T to Broadband, in either case on the closing date for the AT&T Comcast transaction. If neither the Microsoft transaction nor the QUIPS Transfer occurs on the closing date for the AT&T Comcast transaction during this period, Broadband will pay AT&T an additional amount at closing equal to the fair market value of the QUIPS, as determined pursuant to an appraisal process specified in the merger agreement, and will indemnify AT&T for certain possible related liabilities. In such event, Comcast will be permitted to sell assets and take any other actions that are necessary or reasonably designed to enable it to provide Broadband with sufficient funds to pay AT&T the QUIPS fair market value.

       Covenant Permitting Certain AT&T Transactions. Comcast and AT&T have agreed that AT&T may enter into an agreement relating to a transaction providing for the sale or disposition of more than 50% of AT&T's communications businesses that would delay completion of the mergers (a "Significant Excepted Transaction") if such Significant Excepted Transaction would not reasonably be expected to result in a delay in the completion of the mergers past March 1, 2003, the date on or after which Comcast or AT&T may elect to terminate the merger agreement if the mergers have not closed (the "End Date"); provided that, in such event, at the request of Comcast, the End Date will be extended by the reasonably expected period of delay in the completion of the mergers caused by such Significant Excepted Transaction up to sixty days.

     Comcast and AT&T have also agreed that AT&T may enter into an agreement relating to a Significant Excepted Transaction that would reasonably be expected to result in a delay in the completion of the mergers past the End Date but which would not reasonably be expected to result in a delay in the completion of the mergers to a date that is more than sixty days after the End Date; provided that (1) Microsoft consents to extend the "end" date for the Microsoft transaction to the date after the End Date (which date will be no later than sixty days after the End Date) on which it is reasonably anticipated that the mergers would be completed if the Significant Excepted Transaction were to occur, (2) the End Date is extended to the new "end" date for the Microsoft transaction and (3) AT&T, and not Broadband, agrees to pay any costs, expenses or fees payable in connection with obtaining Microsoft's consent to the extension of the "end" date for the Microsoft transaction.

     AT&T has agreed that it will not enter into any agreement relating to a Significant Excepted Transaction that would reasonably be expected to result in a delay in the completion of the mergers to a date that is more than sixty days after the End Date.

       Alternative Structure. Comcast and AT&T have agreed that, at the request of the other party, it will consider amending the terms of the merger agreement to the extent necessary to provide for a structure or a sequencing of the mergers that is more tax efficient or otherwise more advantageous than the structure and sequencing of the mergers described in this prospectus and is not adverse to the other party.

  POST-TRANSACTION GOVERNANCE ARRANGEMENTS

     Pursuant to the terms of the merger agreement, upon completion of the AT&T Comcast transaction:

     - the AT&T Comcast Board will initially be comprised of twelve individuals, five of whom will be then existing Comcast directors designated by Comcast, five of whom will be then existing AT&T directors designated by AT&T, and two of whom will be independent persons jointly designated by Comcast and AT&T. Except for pre-approved designees, the director designees will be mutually agreed upon by Comcast and AT&T. Ralph J. Roberts, Brian L. Roberts, Sheldon M. Bonovitz, Julian A. Brodsky and Decker Anstrom are preapproved Comcast director designees and C. Michael Armstrong is a pre-approved AT&T director designee;

     - the term of the AT&T Comcast Board will not expire until the 2004 annual meeting of AT&T Comcast shareholders. Since AT&T Comcast shareholders will not have the right to call special meetings of shareholders or act by written consent and AT&T Comcast directors will be able to be removed only for cause, AT&T Comcast shareholders will not be able to replace the initial AT&T
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       Comcast Board members prior to that meeting. After the 2004 annual meeting of AT&T Comcast shareholders, AT&T Comcast directors will be elected annually. Even then, however, it will be difficult for an AT&T Comcast shareholder, other than Sural LLC or a successor entity controlled by Brian L. Roberts, to elect a slate of directors of its own choosing to the AT&T Comcast Board. Brian L. Roberts, through his control of Sural LLC or a successor entity, will hold a 33 1/3% nondilutable voting interest in AT&T Comcast stock;


     - C. Michael Armstrong, Chairman of the Board and Chief Executive Officer of AT&T, will serve as the Chairman of the Board of AT&T Comcast. C. Michael Armstrong will serve as Chairman of the Board until the 2005 annual meeting of AT&T Comcast shareholders, but he will serve as nonexecutive Chairman of the Board after April 1, 2004 and until the 2005 annual meeting of AT&T Comcast shareholders. After the 2005 meeting of AT&T Comcast shareholders, or if C. Michael Armstrong ceases to serve as Chairman of the Board prior to that date, Brian L. Roberts will be the Chairman of the Board. Removal of the Chairman of the Board will require the approval of at least 75% of the entire AT&T Comcast Board until the earlier of the date that neither C. Michael Armstrong nor Brian L. Roberts is Chairman of the Board and the sixth anniversary of the 2004 annual meeting of shareholders;


     - Brian L. Roberts, President of Comcast, will serve as CEO and President of AT&T Comcast. Removal of the CEO requires the vote of at least 75% of the entire AT&T Comcast Board until the earlier of the date when Brian L. Roberts is not the CEO and the sixth anniversary of the 2004 annual meeting of shareholders;

     - the initial senior officers of AT&T Comcast will be designated by Brian
       L. Roberts in consultation with C. Michael Armstrong;

     - Sural LLC will hold shares of AT&T Comcast Class B common stock constituting 33 1/3% of the combined voting power of AT&T Comcast common stock. Brian L. Roberts has sole voting power over membership interests representing a majority of the voting power of all Sural LLC equity; and

     - AT&T Comcast will adopt a shareholder rights plan that will prevent any holder of AT&T Comcast stock, other than any holder of AT&T Comcast Class B common stock or any of such holder's affiliates, from acquiring AT&T Comcast stock representing more than 10% of AT&T Comcast's voting power without the approval of the AT&T Comcast Board.

     EMPLOYEE BENEFITS MATTERS

     In the merger agreement, AT&T Comcast has agreed to honor the terms of all Broadband employee benefit plans and arrangements and to pay and provide the benefits required thereunder, recognizing that the AT&T Comcast transaction is a change in control under the plans, and to provide until December 31, 2003 to employees of Broadband and its subsidiaries (other than those subject to collective bargaining obligations or agreements) aggregate employee benefits and compensation that are substantially comparable in the aggregate to those provided by Broadband and its subsidiaries as of the completion of the AT&T Comcast transaction, other than benefits provided under severance or separation plans of Broadband or its subsidiaries. Until December 31, 2003, AT&T Comcast has agreed to continue certain severance plans of Broadband and its subsidiaries without adverse change.

     AT&T Comcast has also agreed to special severance arrangements for AT&T executive officers expected to become employees of Broadband prior to consummation of the AT&T Comcast merger transaction. Based on currently available information, if all such executive officers were terminated without cause immediately following completion of the AT&T Comcast transaction, they would receive severance payments approximately equal in the aggregate to $44,700,000.

     COVENANT REGARDING COMCAST'S AT&T STOCK. Comcast and AT&T have agreed that, prior to the Broadband spin-off, Comcast will exchange all of its shares of AT&T common stock for shares of a newly

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created series of AT&T exchangeable preferred stock. The AT&T exchangeable preferred stock will be mandatorily exchangeable after the completion of the AT&T Comcast transaction into shares of AT&T common stock. The exchange formula included in the merger agreement will provide Comcast with an interest in the communications business of AT&T that, subject to the cap described below, is equal in value to the interest Comcast held in the combined communications and broadband business of AT&T prior to the AT&T Comcast transaction. Based on the closing price of AT&T common stock of $11.95 per share on September 24, 2002, the most recent practicable date prior to the printing and mailing of this prospectus, Comcast's AT&T interest had a value of approximately $496.1 million.


     Comcast has agreed to cap the shares of AT&T common stock, or shares of any class of AT&T stock issued as a dividend on shares of AT&T common stock, it is eligible to receive pursuant to the exchange formula included in the merger agreement at 10% of the outstanding shares of AT&T common stock, or any class of stock issued as a dividend on AT&T common stock. Comcast has also agreed that if as a result of the mandatory exchange it holds in excess of 5% of the outstanding shares of AT&T common stock, or any class of stock issued as a dividend on AT&T common stock, then (1) it will sell the excess shares within a year of the exchange and (2) prior to the sale of the excess shares it will vote them on any matter submitted to shareholders in the same proportion as all other shareholders.

     REPRESENTATIONS AND WARRANTIES

     The merger agreement includes substantially reciprocal representations and warranties made by Comcast and AT&T customary for a transaction similar to the AT&T Comcast transaction. The representations and warranties contained in the merger agreement will not survive the completion of the AT&T Comcast transaction or a termination of the merger agreement.

     CONDITIONS TO THE COMPLETION OF THE MERGERS

       Conditions to the Obligations of Comcast and AT&T. The obligations of each party to the merger agreement to complete the mergers are subject to the satisfaction or waiver, to the extent permissible, of the following conditions:

     - expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

     - absence of a material legal prohibition on the AT&T Comcast transaction;

     - approval for the listing on The Nasdaq Stock Market of the shares of AT&T Comcast common stock to be issued in the mergers, other than the shares of AT&T Comcast Class B common stock, or to be reserved for issuance in connection with the mergers;

     - receipt of all required regulatory approvals other than those the failure of which to be obtained would not reasonably be expected to have a Material Adverse Effect, as described below, on Comcast or AT&T's broadband business;

     - absence of any order or statute, rule or regulation restraining or prohibiting the effective operation of the business of AT&T Comcast, Broadband or Comcast after the completion of the mergers that would reasonably be expected to have a Material Adverse Effect on Comcast or AT&T's broadband business;

     - completion of the separation and the Broadband spin-off;

     - execution of all of the transaction agreements described or referred to in the merger agreement;

     - receipt and continuing effectiveness of an Internal Revenue Service ruling or rulings (or, if Comcast and AT&T mutually agree, an opinion from tax counsel acceptable to AT&T and Comcast) to the effect that, for U.S. federal income tax purposes, the separation and the Broadband spin-off will be
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       tax-free, the mergers will not cause the separation and the Broadband spin-off to fail to qualify as tax-free, and the separation and the Broadband spin-off will not cause the distribution by AT&T of all of the common stock of AT&T Wireless or of Liberty Media to fail to qualify as tax-free transactions; and

     - AT&T shall have obtained the consent of, or having defeased, purchased or acquired debt, in respect of series representing at least 90% in aggregate principal amount of the securities issued under the AT&T Indenture outstanding as of December 19, 2001, which was approximately $12.7 billion.

       Additional Conditions to the Obligations of AT&T. The obligations of AT&T to consummate the Broadband merger are also subject to the satisfaction or waiver, to the extent permissible, of the following conditions:

     - material accuracy of the representations and warranties of Comcast, including with respect to the absence of a Material Adverse Effect on Comcast;

     - performance by Comcast in all material respects of its obligations under the merger agreement;

     - receipt by AT&T of an opinion of Wachtell, Lipton, Rosen & Katz to the effect that the combination of Broadband and Comcast will qualify as a tax-free transaction; and

     - performance by Sural in all material respects of its obligations under the support agreement.

       Additional Conditions to the Obligations of Comcast. The obligations of Comcast to consummate the Comcast merger are also subject to the satisfaction or waiver, to the extent permissible, of the following conditions:

     - material accuracy of the representations and warranties of AT&T, including with respect to the absence of a Material Adverse Effect on Broadband,

     - performance by AT&T in all material respects of its obligations under the merger agreement, and

     - receipt by Comcast of an opinion of Davis Polk & Wardwell to the effect that the combination of Broadband and Comcast will qualify as a tax-free transaction.

     "Material Adverse Effect" with respect to Comcast or AT&T's broadband business means a material adverse effect on the financial condition, assets or results of operations of Comcast or AT&T's broadband business, as applicable, taken as a whole, excluding any effect resulting from or arising in connection with (1) changes or conditions generally affecting the industries in which Comcast or AT&T's broadband business, as applicable, operate, (2) changes in general economic, regulatory or political conditions or (3) the announcement of the merger agreement or of the transactions contemplated by the merger agreement.

  TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated in any of the following circumstances:

     - The merger agreement may be terminated by mutual written agreement of Comcast and AT&T.

     - The merger agreement may be terminated by either Comcast or AT&T if:

      o the mergers have not been completed by March 1, 2003, provided that the party seeking to terminate the merger agreement pursuant to this provision has not breached any provision of the merger agreement resulting in the failure of the mergers to be completed by such date;

      o the other party breaches the merger agreement such that the related closing conditions cannot be satisfied by March 1, 2003; or
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

      o any material law or regulation makes completion of the AT&T Comcast transaction illegal or a permanent injunction prohibiting completion of the AT&T Comcast transaction is entered.

     - AT&T may terminate the merger agreement if the closing date for the AT&T Comcast transaction has not occurred within 30 days of the QUIPS Failure Date, provided that AT&T may terminate the merger agreement pursuant to this provision only (1) on two business days' notice delivered to Comcast prior to the 45th day after the QUIPS Failure Date and (2) if prior to the effectiveness of the termination Comcast does not agree to close the AT&T Comcast transaction by the 60th day after the QUIPS Failure Date.

     If the merger agreement is terminated as provided above, the merger agreement will become void without liability on the part of any party unless such party has intentionally breached a covenant or other agreement included in the merger agreement or knowingly breached a representation or warranty included in the merger agreement. However, the provisions of the merger agreement described below relating to termination fees and expenses will continue in effect after any termination of the merger agreement.

  EXPENSES


     The merger agreement provides that all costs and expenses incurred in connection with the AT&T Comcast transaction will be paid by the party incurring the cost or expense, provided that (1) AT&T will pay any costs and expenses incurred by Broadband that are in excess of $120 million (exclusive of any costs and expenses incurred by Broadband as described in clauses (2), (3), (4) and (5) of this sentence), (2) Broadband will pay any costs and expenses incurred in connection with any financing arrangement entered into by Broadband, except that Comcast will pay any costs and expenses incurred in connection with the credit facilities referred to in the first sentence of the second paragraph under "Risk Factors -- Risk Relating to the AT&T Comcast Transaction -- AT&T Comcast and its subsidiaries may not be able to obtain the necessary financing at all or on terms acceptable to it," (3) Broadband will pay any costs and expenses, to the extent not paid by AT&T Comcast, incurred in connection with redeeming or refinancing the TOPrS, releasing AT&T from any obligations in respect of the TOPrS or posting a letter of credit in support of such AT&T obligations, in each case as described under "-- Covenants -- TOPrS Covenant," (4) Broadband will pay 50% of any costs and expenses in excess of $50 million incurred by AT&T or any of its subsidiaries in connection with obtaining the note consents (through either a one-time cash payment of a consent fee or through a coupon increase or a combination thereof), and (5) AT&T and Comcast each will pay 50% of any fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing, filing and mailing of the prospectus and the registration statement used in connection with the AT&T Comcast transaction.


     However, the merger agreement does not expressly contemplate the exchange offer described in this prospectus. AT&T and Comcast have agreed on a framework for sharing costs associated with the exchange offer. We estimate that the approximate amount of the fees and other expenses of the exchange offer will be
$          million, of which approximately $  million will be payable by AT&T
and $          million will be payable by Comcast.

  AMENDMENTS AND WAIVERS

     Any provision of the merger agreement may be amended or waived prior to the completion of the mergers if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each of the parties to the merger agreement or, in the case of a waiver, by each of the parties to the merger agreement against whom the waiver is to be effective. After the adoption of the merger agreement by shareholders of Comcast or AT&T, no amendment or waiver of any provision of the merger agreement may be made or given that requires the approval of shareholders of Comcast or AT&T, respectively, unless such required approval is obtained.

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THE SEPARATION AND DISTRIBUTION AGREEMENT

     The following summary of the separation and distribution agreement, as amended, is qualified in its entirety by reference to the complete text of the separation and distribution agreement, as amended, which is an exhibit to the registration statement of which this prospectus is a part.

  THE SEPARATION

     Assignment. AT&T will assign and transfer to Broadband all of AT&T's and its subsidiaries' right, title and interest in all of the assets of AT&T's broadband business which are not already held by Broadband or Broadband subsidiary. The assets comprising AT&T's broadband business are generally determined in the following manner:

     - assets reflected in the AT&T Broadband Group balance sheet dated as of December 31, 2000 are assets of AT&T's broadband business, except as described below;

     - assets reflected in the AT&T Communications Group balance sheet dated as of December 31, 2000 are assets of AT&T's communications business, except as described below;

     - certain assets are specifically assigned to AT&T's broadband business regardless of whether or not they are reflected in the AT&T Broadband Group balance sheet dated as of December 31, 2000;

     - certain assets are specifically assigned to AT&T's communications business regardless of whether or not they are reflected in the AT&T Communications Group balance sheet dated as of December 31, 2000; and

     - assets that are not reflected in the AT&T Broadband Group balance sheet or the AT&T Communications Group balance sheet, in each case dated as of December 31, 2000, or specifically assigned to AT&T's broadband business or AT&T's communications business are assigned to the business to which they primarily relate.

     Assumption. At the same time as the assignment, Broadband will assume all of the liabilities of AT&T's broadband business that are not already liabilities of Broadband or a Broadband subsidiary. The liabilities of AT&T's broadband business are generally determined in the following manner:

     - liabilities reflected in the AT&T Broadband Group balance sheet dated as of December 31, 2000 are liabilities of AT&T's broadband business, except as described below;

     - liabilities reflected in the AT&T Communications Group balance sheet dated as of December 31, 2000 are liabilities of AT&T's communications business, except as described below;

     - certain liabilities are specifically assigned to AT&T's broadband business regardless of whether or not they are reflected in the AT&T Broadband Group balance sheet dated as of December 31, 2000;

     - certain liabilities are specifically assigned to AT&T's communications business regardless of whether or not they are reflected in the AT&T Communications Group balance sheet dated as of December 31, 2000;

     - certain liabilities such as liabilities arising out of the AT&T Comcast transaction or involving At Home or AT&T Wireless (to the extent AT&T is not indemnified by AT&T Wireless for such liabilities) are divided evenly between AT&T's broadband business and AT&T's communications business regardless of whether or not they are reflected in the AT&T Broadband Group balance sheet or the AT&T Communications Group balance sheet, in each case dated as of December 31, 2000; and

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     - Liabilities that are not reflected in the Broadband Group balance sheet or the AT&T Communications balance sheet, in each case dated as of December 31, 2000, or specifically assigned to AT&T's broadband business or AT&T's communications business are assigned to the business to which they primarily relate.

     TIMING OF THE SEPARATION AND THE BROADBAND SPIN-OFF

     The separation and the Broadband spin-off are scheduled to occur on the closing date for the mergers. See "-- Timing of Closing." On the closing date, the separation will occur prior to the Broadband spin-off which will occur prior to the mergers.

     REPAYMENT OF INTRACOMPANY DEBT


     Broadband has agreed to pay to AT&T at the completion of the AT&T Comcast transaction an amount equal to the amount of debt that it or any Broadband subsidiary owes to AT&T or any AT&T subsidiary, other than Broadband or any Broadband subsidiary, in exchange for a contribution of such debt to Broadband's capital and for the contribution of the Broadband business. As described under "Other Indebtedness and the Cross-Guarantees -- Description of New Credit Facilities" Comcast has agreed to arrange for the financing necessary to permit Broadband to repay debt owed by Broadband and its subsidiaries to AT&T and its subsidiaries, other than Broadband and its subsidiaries. As described under "Other Indebtedness and the Cross-Guarantees -- Description of New Credit Facilities" on May 3, 2002, Broadband and AT&T Comcast entered into definitive credit agreements arranged by Comcast with a syndicate of lenders providing for the financing that is anticipated to be necessary to repay this intracompany debt, which as of June 30, 2002, was $6.49 billion. The amount that Broadband would otherwise be required to pay to AT&T upon completion of the AT&T Comcast transaction to satisfy intercompany indebtedness then outstanding will be reduced based upon the aggregate principal amount of New Broadband Notes issued in the exchange in an amount to be mutually agreed. Absent additional deleveraging activities, it is expected that this figure will grow to fund capital expenditures, operations and third party debt maturities and redemptions through the completion of the AT&T Comcast transaction. See "Risk
Factors -- Risks Relating to the AT&T Comcast Transaction -- AT&T Comcast and its subsidiaries may not be able to obtain the necessary financing at all or on terms acceptable to it."


     AT&T has agreed to repay at the completion of the AT&T Comcast transaction any debt that it or any of its subsidiaries, other than Broadband or any Broadband subsidiary, owes to Broadband or any Broadband subsidiary.

  POST-SPIN-OFF TRANSACTIONS


     The ability of AT&T and Broadband to engage in certain acquisitions, redeem stock, issue equity securities or take any other action or actions that in the aggregate would be reasonably likely to have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50% or greater interest, within the meaning of Section 355(e) of the Code, in AT&T or Broadband or otherwise jeopardize the non-recognition of taxable gain or loss for U.S. federal income tax purposes to AT&T, AT&T affiliates and AT&T shareholders in connection with the separation and the Broadband spin-off may be limited for a period of 25 months following the Broadband spin-off.



  CONDITIONS TO THE COMPLETION OF THE BROADBAND SPIN-OFF


     The obligations of AT&T to complete the separation and the Broadband spin-off are subject to the satisfaction or waiver, to the extent permissible, of certain conditions, including:

     - receipt of all required regulatory approvals other than those the failure of which to be obtained would not reasonably be expected to have a Material Adverse Effect with respect to AT&T's

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

       broadband business or AT&T's communications business (as defined under "-- The Merger Agreement -- Conditions to the Completion of the Mergers" but with respect to AT&T's communications business);

     - satisfaction of all conditions necessary to permit the Broadband spin-off to qualify as a tax-free distribution to AT&T, Broadband and the AT&T shareholders and absence of any condition likely to prevent the Broadband spin-off from qualifying as a tax-free distribution to AT&T, Broadband and the AT&T shareholders;

     - absence of a legal prohibition on the separation or the Broadband spin-off; and

     - satisfaction of all of the other conditions to the mergers specified under "-- The Merger Agreement -- Conditions to the Completion of the Mergers" other than the condition that the separation and the Broadband spin-off have been completed and other than the additional conditions to Comcast's obligations to effect the mergers.

     MUTUAL RELEASE; INDEMNIFICATION

        Mutual Release of Pre-Closing Claims. AT&T and Broadband have each agreed to release the other from any and all claims that it may have against the other party arising from any acts or events occurring or failing to occur prior to the completion of the Broadband spin-off, subject to certain exceptions specified in the separation and distribution agreement.

        Indemnification by AT&T. After completion of the Broadband spin-off, AT&T will indemnify Broadband from any and all liabilities relating to, arising out of or resulting from any of the following:

     - the failure of AT&T or any of its subsidiaries or any other person to pay any liabilities, or perform under any contracts, of AT&T's communications business;

     - the assets or contracts of AT&T's communications business; and

     - any breach of the separation and distribution agreement or any of the ancillary agreements by AT&T.

        Indemnification by Broadband. After completion of the Broadband spin-off, Broadband will indemnify AT&T from any and all liabilities relating to, arising out of or resulting from any of the following:

     - the failure of Broadband or any of its subsidiaries or any other person to pay any liabilities, or perform under any contracts, of AT&T's broadband business,

     - the assets or contracts of AT&T's broadband business,

     - any breach of the separation and distribution agreement or any of the ancillary agreements by Broadband, and

     - if neither the Microsoft transaction nor the QUIPS Transfer occurs, any liabilities relating to, arising out of or resulting from any action commenced by Microsoft claiming that the transaction violates the terms of the QUIPS; however, if AT&T is required to repay the QUIPS as a result of such action, the indemnified liability in respect of the repayment will be reduced by the amount of the QUIPS fair market value plus any accrued interest on the QUIPS since the date of determination of the QUIPS fair market value. See "-- The Merger Agreement -- Covenants -- QUIPS Failure."

        Tax Indemnification. Subject to the exceptions described below, Broadband will indemnify AT&T against 50% of the taxes and related costs assessed against AT&T resulting from the

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disqualification of the separation and the Broadband spin-off as tax-free transactions under Section 355 of the Code.

     If such disqualification results from a transaction involving the stock or assets of Broadband occurring after the Broadband spin-off, from Broadband's failure to remain actively engaged in a trade or business or from the failure of any representation made with respect to Broadband in connection with certain tax opinions and Internal Revenue Service rulings, then Broadband will be required to indemnify AT&T against all such taxes and related costs.

     If such disqualification results from a transaction involving the stock or assets of AT&T occurring after the Broadband spin-off, from AT&T's failure to remain actively engaged in a trade or business or from the failure of any representation made with respect to AT&T in connection with certain tax opinions and Internal Revenue Service rulings, then Broadband is not required to indemnify AT&T against any such taxes or related costs.

     Broadband will also indemnify AT&T against 50% of the taxes and related costs resulting from the Liberty Media or AT&T Wireless spin-offs failing to be tax-free, unless either spin-off becomes taxable as a result of an action taken by AT&T or Broadband, in which case the acting party bears full responsibility for any resulting AT&T liabilities. Broadband's obligation described in the preceding sentence is reduced by Broadband's share of any indemnification that AT&T receives from Liberty Media or AT&T Wireless as a result of the relevant spin-off failing to qualify as tax-free.

        Other Indemnification. Subject to the next sentence, AT&T and Broadband will indemnify each other for 50% of any liability resulting from any untrue statement or omission of a material fact in any registration statement relating to the Broadband spin-off or in any other filing made by AT&T or Broadband with the Securities and Exchange Commission in connection with the separation, the Broadband spin-off, the Broadband merger or any related agreements. AT&T will indemnify Broadband and AT&T Comcast for any liability resulting from any untrue statement or omission of a material fact in any registration statement relating to the Consumer Services charter amendment proposal, any other proposal related to the creation of AT&T Consumer Services Group tracking stock, the reverse stock split proposal or any AT&T 2002 annual meeting proposal other than the AT&T transaction proposal or the AT&T Comcast charter proposal.

     TERMINATION

     The separation and distribution agreement may be terminated by AT&T if the merger agreement has terminated.

     AMENDMENTS AND WAIVERS

     Any provision of the separation and distribution agreement may be amended or waived prior to the completion of the AT&T Comcast transaction if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by AT&T, Broadband and Comcast or, in the case of a waiver, by the party to the separation and distribution agreement against whom the waiver is to be effective and Comcast.

THE EXCHANGE AGREEMENT AND INSTRUMENT OF ADMISSION

     In connection with the AT&T Comcast transaction, Comcast and Microsoft entered into an exchange agreement dated December 7, 2001. On December 19, 2001, following execution of the merger agreement, AT&T and AT&T Comcast each became a party to the exchange agreement by executing the instrument of admission. On March 11, 2002, Comcast, AT&T, AT&T Comcast and Microsoft amended the exchange agreement and instrument of admission. The following summary of the exchange agreement and the instrument of admission, in each case as amended, is qualified in its entirety by reference to the complete texts of the exchange agreement and the instrument of admission, in each case as amended, which are incorporated by reference and attached as exhibits to the registration statement of which this prospectus is a part.

     QUIPS EXCHANGE

        QUIPS. Microsoft (through a wholly owned subsidiary) holds $5 billion of aggregate liquidation preference amount of 5% Convertible Quarterly Income Preferred Securities (referred to in this prospectus by their acronym "QUIPS") of AT&T Finance Trust I, a Delaware business trust. The QUIPS are convertible into $5 billion aggregate face amount of 5% Junior Convertible Subordinated Debentures due 2029 of AT&T, which are in turn convertible into AT&T common stock.

        The Exchange. In connection with the Broadband spin-off, Microsoft has agreed to exchange the QUIPS for a number of shares of Broadband common stock that, subject to the limitation described in the next sentence, will be converted in the Broadband merger into 115 million shares of AT&T Comcast Class A common stock. To the extent necessary so that Microsoft and its affiliates will not hold more than 4.95% of AT&T Comcast's voting power as a result of the AT&T Comcast transaction, Microsoft has agreed to accept shares of the non-voting AT&T Comcast Class A Special common stock in the Broadband merger instead of an equivalent number of shares of voting AT&T Comcast common stock. If Microsoft transfers shares of voting AT&T Comcast common stock or its voting interest in AT&T Comcast is diluted below 4.95%, subject to certain conditions, Microsoft will have the right to cause AT&T Comcast to exchange the shares of non-voting AT&T Comcast Class A Special common stock received in the Broadband merger for shares of voting AT&T Comcast common stock provided that its voting interest in AT&T Comcast does not exceed 4.95% after the exchange.


        Internet Access. Until the fifth anniversary of the Microsoft transaction, subject to the completion of the Microsoft transaction and the AT&T Comcast transaction, AT&T Comcast has agreed that if AT&T Comcast offers a high-speed Internet access agreement to any third party, then it will be obligated to offer an agreement on nondiscriminatory terms with respect to the same cable systems to Microsoft for its Internet service provider, The Microsoft Network. Because Comcast has entered into an access agreement with United Online and Broadband has entered into an access agreement with each of EarthLink, Internet Central, Connected Data Systems, Galaxy Internet Services and Connect Plus International, upon completion of the Microsoft transaction and the AT&T Comcast transaction AT&T Comcast will be required, with respect to each such agreement with another ISP, to offer an access agreement to Microsoft on terms no less favorable than those provided to the other ISP with respect to the specific cable systems covered under the agreement with the other ISP.


  COVENANTS

     Each of Comcast, Microsoft, AT&T and AT&T Comcast has undertaken certain covenants in the exchange agreement. The following summarizes the more significant of these covenants.

        Merger Documentation. Comcast has agreed that, without the prior written consent of Microsoft, which consent will not be unreasonably withheld, Comcast will not agree to any amendment or waiver of any provision of any of the AT&T Comcast transaction agreements that would reasonably be expected to (1) conflict with any provision of the exchange agreement, the agreements relating to the set-top box commitment described below or any access agreement entered into between Microsoft and AT&T Comcast pursuant to the most favored nation provision described above or (2) be materially adverse to Microsoft's rights under the exchange agreement or the benefits that Microsoft reasonably expects to realize from the exchange agreement, in the case of (2), to the extent that any such amendment or waiver would have an effect on Microsoft that is materially disproportionate to the effect it would have on other Broadband or AT&T Comcast shareholders.

        Lockup. Prior to six months after completion of the Microsoft transaction, subject to certain exceptions, Microsoft has agreed that neither Microsoft nor any of its wholly owned subsidiaries will sell, or enter into any agreement, arrangement or negotiations relating to the sale of, any of the shares of AT&T Comcast common stock that it receives in connection with the Microsoft transaction.

        Indemnity. Comcast has agreed to indemnify Microsoft against any claim by Comcast, AT&T or any shareholder of Comcast, AT&T or AT&T Comcast for any loss arising as a result of the Broadband spin-off or the mergers failing to be tax-free, except to the extent such a failure results directly from a breach by Microsoft of its covenant described under "-- Lockup" or of the failure of a related representation and warranty made by Microsoft in the exchange agreement.

  CONDITIONS TO THE COMPLETION OF THE MICROSOFT TRANSACTION

        Conditions to the Obligations of Microsoft. The obligations of Microsoft to complete the Microsoft transaction are subject to the satisfaction or waiver, to the extent permissible, of the following conditions:

     - absence of a material legal prohibition on the Microsoft transaction or the mergers;

     - except as provided in the next bullet point, satisfaction or waiver of all conditions to the mergers and the reasonable satisfaction of Microsoft that the mergers will occur immediately following the Microsoft transaction;

     - satisfaction, but not waiver, of the condition to the mergers that there has been no Material Adverse Effect with respect to AT&T's broadband business;

     - material accuracy of the representations and warranties of Comcast, AT&T and AT&T Comcast contained in the exchange agreement or made pursuant to the exchange agreement;

     - performance by Comcast, AT&T and AT&T Comcast of all of their respective obligations under the exchange agreement;

     - approval for the listing on The Nasdaq Stock Market of the shares of AT&T Comcast common stock to be issued in the mergers, other than the shares of AT&T Comcast Class B common stock;

     - delivery by AT&T and Comcast of opinions of counsel relating to various corporate matters; and

     - after completion of the Broadband spin-off, Broadband holds substantially all of the assets and liabilities of AT&T's broadband business.

        Conditions to the Obligations of Comcast and AT&T. The obligations of Comcast and AT&T to complete the Microsoft transaction are subject to the satisfaction or waiver, to the extent permissible, of the following conditions:

     - satisfaction or waiver of all conditions to the mergers and the reasonable satisfaction of Comcast that the mergers will occur;

     - material accuracy of the representations and warranties of Microsoft contained in the exchange agreement;

     - performance by Microsoft of all of its obligations under the exchange agreement; and

     - delivery by Microsoft of an opinion of counsel relating to various corporate matters.

        Termination. The exchange agreement may be terminated by either Comcast or Microsoft in any of the following circumstances:

     - the merger agreement has been terminated,

     - any law or regulation makes completion of the Microsoft transaction illegal or a permanent injunction prohibiting completion of the Microsoft transaction is entered, or

     - the mergers have not been completed by March 1, 2003.

  INTERACTIVE TECHNOLOGY AGREEMENT

     In connection with the exchange agreement, Microsoft and Comcast Cable have entered into a three-year agreement pursuant to which the parties will conduct a trial during 2002 of an interactive television platform, including set-top box middleware. If the trial results meet agreed technical standards, the platform meets defined competitive requirements and a launch would meet Comcast Cable's reasonable business objectives, Comcast Cable has agreed that it will commercially launch the Microsoft platform to at least 25% of its newly installed middleware customer base.

THE TAX SHARING AGREEMENT

     The following summary of the tax sharing agreement is qualified in its entirety by reference to the complete text of the tax sharing agreement, which is incorporated by reference into this prospectus and attached as an exhibit to the registration statement in which this prospectus is included.

        In General. Broadband is currently included in AT&T's federal consolidated income tax group and Broadband's tax liability will be included in the consolidated federal income tax liability of AT&T for 2002 until the time of the Broadband spin-off. The tax sharing agreement provides for tax sharing payments between Broadband and AT&T for periods prior to the Broadband spin-off, based on the taxes or tax benefits of hypothetical affiliated groups consisting of the businesses, assets and liabilities that make up Broadband, on the one hand, and all other businesses, assets and liabilities of AT&T, on the other hand. Each group is generally responsible for the taxes attributable to its lines of business and entities comprising its group.

     AT&T and Broadband have agreed that the consolidated tax liability (before credits) of the hypothetical group will be allocated to each group based on such group's contribution to consolidated taxable income. This allocation will take into account losses, deductions and other tax attributes that are utilized by the hypothetical group even if these attributes could not be utilized on a stand-alone basis. Tax sharing payments in respect of the consolidated tax liability of the hypothetical group, after allocation of consolidated tax credits, will be made between AT&T and Broadband consistent with the allocations under the tax sharing agreement. As between AT&T and Broadband, certain tax items are specially allocated to the AT&T group and Broadband group under the tax sharing agreement.

        Broadband Spin-off. AT&T and Broadband have agreed that taxes related to intercompany transactions that are triggered by the Broadband spin-off will be generally allocated to Broadband.

        Non-Income Tax Liabilities. AT&T and Broadband have agreed that joint non-income tax liabilities will generally be allocated between AT&T and Broadband based on the amount of such taxes attributable to each group's line of business. If the line of business with respect to which the liability is appropriately associated cannot be readily determined, the tax liability will be allocated to the AT&T group.

        Audit Adjustments. AT&T and Broadband have agreed that taxes resulting from audit adjustments will generally be allocated between the two groups based on line of business. In general, AT&T controls audits and administrative matters related to pre-spin-off periods.

        Post-Spin-off Tax Attributes. Generally, Broadband may not carry back a loss, credit or other tax attribute from a post-spin-off period to a pre-spin-off period, unless Broadband obtains AT&T's consent (which, in the case of significant net operating or capital loss carrybacks, may not be unreasonably withheld) and then only to the extent permitted by applicable law.

        Amendments and Waivers. Any provision of the tax sharing agreement may be amended or waived prior to the completion of the transaction if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by AT&T, Broadband and Comcast or, in the case of a waiver, by the party to the tax sharing agreement against whom the waiver is to be effective and Comcast.

THE ANCILLARY AGREEMENTS

     In addition to the other agreements described in this section, AT&T and Broadband have entered into various other commercial agreements in connection with the AT&T Comcast transaction. A brief summary of these agreements follows:

     NETWORK SERVICE AGREEMENTS. AT&T and Broadband have entered into principal network service agreements as follows.

        - Master Carrier Agreement. This agreement reflects the rates, terms and conditions on which AT&T Business Services Group will provide voice, data and Internet services to Broadband, including both wholesale services (those used as a component in Broadband's services to its customers) and "administrative" services (for internal Broadband usage). Pricing is market based, with provisions defining an ongoing process to ensure that the prices remain competitive.

        - First Amended and Restated Local Network Connectivity Services Agreement. This agreement reflects the rates, terms and conditions on which AT&T Business Services Group will provide certain local network connectivity services to Broadband for use in providing local telephone services to Broadband's subscribers. This agreement consists of two parts:

         o a capital lease from AT&T Business Services Group to Broadband of certain network switching and transport assets to be used exclusively by Broadband for a term of up to ten years, commencing January 1, 2001 for initial assets leased under the agreement, and

         o an operating agreement for the provision of local network connectivity, management and operational services in support of Broadband's local cable telephone services, with a minimum term of five years commencing January 1, 2001.

        - Master Facilities Agreement. This agreement permits AT&T or any of its subsidiaries to use existing fiber facilities owned or leased by Broadband or its controlled affiliates, together with related services. In addition, Broadband will construct and lease to AT&T new fiber facilities in the areas served by Broadband's cable systems for use in providing telecommunications services. The term of the build-out period will expire on January 8, 2013. Subject to certain termination rights specified in this agreement, the term of AT&T's right to use facilities leased under this agreement will expire on January 8, 2028, renewable at AT&T's option for successive 20-year terms in perpetuity.

        - Interconnection and Intercarrier Compensation Term Sheet. This agreement, which has a five-year initial term commencing January 1, 2001, specifies the terms of interconnection of the parties' networks, and compensation for:

         o the origination or termination of interexchange traffic for the other party, and

         o the exchange of local traffic between the parties' local customers.

        - High Speed Internet Services Binding Term Sheet. This agreement reflects the rates, terms and conditions on which AT&T will provide specified processes, procedures and services to support Broadband in its provision of broadband Internet services to Broadband subscribers. This agreement has a four-year initial term commencing December 4, 2001.

        - Intellectual Property Agreement. This agreement specifies the ownership and license rights granted by each party to the other in specified patents, software, copyrights and trade secrets. Among other rights granted, the effect of this agreement is to allow Broadband and AT&T to continue to have the same rights to use the intellectual property that they had at the time of the separation and Broadband spin-off.

        - Other Agreements to be Executed. AT&T and AT&T Comcast will enter into a corporate name agreement immediately prior to the completion of the AT&T Comcast transaction pursuant to which AT&T will grant to AT&T Comcast the right to use the term "AT&T" as part of its full corporate name, but prohibit any use of "AT&T" as a trade name, trademark, or service mark, or in a domain name other than specified domain names permitted for certain purposes. Such grant of rights will be perpetual unless terminated as a result of the Roberts family's voting power falling below 33% or pursuant to any other terms of the agreement.

     Subject to the terms of the separation and distribution agreement, prior to the completion of the AT&T Comcast transaction, AT&T and Broadband may also enter into other agreements in connection with the AT&T Comcast transaction.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE AT&T COMCAST TRANSACTION

     Subject to the limitations and qualifications described herein, the following is a summary of the material U.S. federal income tax consequences of the Broadband spin-off to AT&T and Broadband and the material U.S. federal income tax consequences of the mergers to Comcast, Broadband, the Broadband merger subsidiary and the Comcast merger subsidiary. This summary is based on the Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This summary assumes that all conditions to the AT&T Comcast transaction have been satisfied.

     No gain or loss will be recognized by, and no amount will be included in the income of, AT&T or Broadband upon the separation and the Broadband spin-off other than gains related to certain intercompany transactions that will be triggered by the Broadband spin-off.

     No gain or loss will be recognized by Comcast, Broadband, the Broadband merger subsidiary, or the Comcast merger subsidiary as a result of the mergers.

                  OTHER INDEBTEDNESS AND THE CROSS-GUARANTEES

DESCRIPTION OF NEW CREDIT FACILITIES

     On May 3, 2002, Broadband and AT&T Comcast, as co-borrowers, entered into definitive credit agreements with a syndicate of lenders led by JPMorgan Chase Bank, as administrative agent, for an aggregate of approximately $12.8 billion in order to obtain the financing necessary to complete the AT&T Comcast transaction. The following summary of the new credit facilities is qualified in its entirety by reference to the complete texts of the new credit facilities, which are incorporated by reference and attached as exhibits to the registration statement in which this prospectus is included.

     The new credit facilities include (1) a term loan facility of approximately $3.18 billion, (2) a revolving loan facility of approximately $2.645 billion which provides for revolving credit loans and swing line loans and under which letters of credit may be issued and (3) a bridge loan facility of $7.0 billion. Availability of borrowings and letters of credit under the new credit facilities will be subject to satisfaction of conditions precedent on or before March 31, 2003, including, among other customary conditions, (1) the AT&T Comcast transaction shall occur substantially simultaneously and (2) AT&T Comcast holds investment-grade credit ratings from both the Standard & Poor's and Moody's credit reporting agencies at the time of the closing. The term loan will mature two years after the effective date of the new credit facilities, the revolving loan will mature five years after the effective date of the new credit facilities and the bridge loan will mature one year after the effective date of the new credit facilities.

     Loans under the new credit facilities will bear interest per year, at the option of AT&T Comcast, at:

     - the base rate plus a margin ranging from 0% to 0.875% based upon AT&T Comcast's credit rating or the alternate eurodollar rate plus a margin ranging from 0.475% to 1.875% based upon AT&T Comcast's credit rating, in either case for borrowings under the term loan;

     - the base rate plus a margin ranging from 0% to 0.625% based upon AT&T Comcast's credit rating or the alternate eurodollar rate plus a margin ranging from 0.225% to 1.625% based upon AT&T Comcast's credit rating, in either case for borrowings under the revolving loan; and

     - the base rate plus a margin ranging from 0% to 0.875% based upon AT&T Comcast's credit rating or the alternate eurodollar rate plus a margin ranging from 0.475% to 1.875% based upon AT&T Comcast's credit rating, in either case for borrowings under the bridge loan.

     Prior to the effective date of the new credit facilities (or the date of termination of the commitments under the facilities, if earlier), AT&T Comcast will pay commitment fees at a rate equal to 0.125% per year on each lender's commitments under each facility. The fees will accrue from April 26, 2002 and will be payable on the effective date of the new credit facilities (or the date of termination of the commitments under the facilities, if earlier).

     After the effective date of the new credit facilities, AT&T Comcast will pay commitment fees at a rate per year ranging from 0.085% to 0.25% based upon AT&T Comcast's credit rating on the daily average unused portion of the revolving credit facility. These fees are payable quarterly in arrears.

     AT&T Comcast will pay utilization fees at a rate equal to (1) for each day that the outstanding revolving loans exceed 33% of the combined revolving commitments on such day, 0.125% or (2) for each day that the outstanding revolving loans exceed 66% of the combined revolving commitments on such day, 0.25%. These fees are payable quarterly in arrears.

     The term loan is repayable during the second year after the effective date of the new credit facilities in four consecutive quarterly installments of $500 million, $750 million, $750 million and approximately $1.18 billion.

     Each of Comcast Cable, MediaOne, TCI, AT&T Comcast, Broadband and each restricted subsidiary that becomes a party to the guarantee agreement will be a guarantor of the new credit facilities.

     The new credit facilities contain customary covenants and restrictions on AT&T Comcast and its restricted subsidiaries' ability to engage in specified activities, including, but not limited to (1) limitations on subsidiary indebtedness, (2) limitations on liens, (3) limitations on fundamental changes,
(4) limitations on upstreaming and (5) so long as the bridge facility remains in effect, limitations on prepayments of other material long-term indebtedness. After the effective date of the new credit facilities, availability of borrowings and letters of credit under the revolving loan facility will be subject to satisfaction of customary conditions.

     The new credit facilities also contain financial covenants requiring AT&T Comcast to maintain (1) a minimum coverage of interest expense and (2) a maximum leverage ratio.

     As noted above, under the terms of the new credit facilities, the obligations of the lenders to provide the financing upon completion of the AT&T Comcast transaction are subject to a number of conditions, including the condition that AT&T Comcast holds investment-grade credit ratings from both the Standard & Poor's and Moody's credit reporting agencies at the time of the closing. Accordingly, there can be no assurance that Broadband and AT&T Comcast will be able to obtain the financing necessary to complete the AT&T Comcast transaction. See "Risk Factors -- Risks Relating to the AT&T Comcast Transaction -- AT&T Comcast and its subsidiaries may not be able to obtain the necessary financing at all or on terms acceptable to it."

OTHER INDEBTEDNESS AND THE PROPOSED CROSS-GUARANTEES

     Although Comcast continues to analyze the appropriate capital structure AT&T Comcast and its subsidiaries should have after completion of the AT&T Comcast transaction, it currently believes that existing and future investors will be confused by the multiplicity of present debt obligors and the potential for different creditworthiness among these obligors. To simplify AT&T Comcast's capital structure and to insure that the traded debt securities of AT&T Comcast, Comcast Cable, Broadband, MediaOne and TCI are treated equally, Comcast currently expects that immediately after completion of the AT&T Comcast transaction, AT&T Comcast, Comcast Cable, Broadband, MediaOne and TCI will each fully and unconditionally guarantee each other's traded debt securities.

     Comcast does not currently expect that Comcast itself would be a guarantor, nor would its debt securities be guaranteed, because it believes future investors will be interested in "pure play" debt securities of AT&T Comcast's cable communications operations and not Comcast's content assets, such as QVC, E! Entertainment and Comcast Spectacor.

     Comcast also does not currently expect that MediaOne of Delaware, Inc., formerly known as Continental Cablevision, Inc. and one of AT&T's cable subsidiaries to be transferred to Broadband, and which we refer to as Continental in this prospectus, would be a guarantor, nor would its debt securities be guaranteed. Continental's indentures contain covenants that effectively prohibit Continental from guaranteeing its affiliates' debt obligations. If these indentures were amended to permit guarantees of affiliate debt obligations, Continental might become a guarantor and its debt securities might be cross-guaranteed as well.


     The following table presents as of June 30, 2002 for each of Comcast Cable, Broadband, MediaOne, TCI and Continental, their payment obligations for principal, excluding obligations of their subsidiaries and excluding interest but including principal accreted under discount obligations, under (a) debt securities that will be subject, or in the case of Continental, might be subject, to the cross-guarantees, (b) other contractual liabilities, including capital leases, none of which will be subject to the cross-guarantees, and (c) operating leases, none of which will be subject to the cross-guarantees. For purposes of the table, amounts set forth opposite "guaranteed debt securities" only include amounts with respect to the person who is the primary obligor and not with respect to amounts for which that person may be secondarily liable as guarantor. The table presents for AT&T Comcast the pro forma effect of the New Credit

Facilities, for which all amounts are shown for AT&T Comcast although Broadband is a co-obligor on those amounts.


                                                                 PAYMENTS DUE BY PERIOD
                                                    -------------------------------------------------
                                         PAYMENT    REMAINDER
CONTRACTUAL OBLIGATION                    TOTAL      OF 2002    1-2 YEARS   3-5 YEARS   AFTER 5 YEARS
----------------------                  ---------   ---------   ---------   ---------   -------------
                                                          (IN MILLIONS, UNAUDITED)
AT&T Comcast:
  New Credit Facility.................  $12,825.0    $   --     $10,180.0   $2,645.0      $     --
  Other liabilities, including capital
     leases...........................         --        --            --         --            --
  Operating leases....................         --        --            --         --            --
                                        ---------    ------     ---------   --------      --------
     Total AT&T Comcast...............   12,825.0        --      10,180.0    2,645.0            --
Comcast Cable:
  Guaranteed debt securities..........    8,704.8        --         320.8    3,764.8       4,619.2
  Other liabilities, including capital
     leases...........................         --        --            --         --            --
  Operating leases....................         --        --            --         --            --
                                        ---------    ------     ---------   --------      --------
     Total Comcast Cable..............    8,704.8        --         320.8    3,764.8       4,619.2
Broadband:
  New Broadband Notes.................
  Other liabilities, including capital
     leases...........................         --        --            --         --            --
  Operating leases....................         --        --            --         --            --
                                        ---------    ------     ---------   --------      --------
     Total Broadband..................                   --            --         --
MediaOne:
  Guaranteed debt securities..........      302.8      10.4           7.2       82.3         202.9
  Other liabilities, including capital
     leases...........................         --        --            --         --            --
  Operating leases....................        4.8       1.0           3.8         --            --
                                        ---------    ------     ---------   --------      --------
     Total MediaOne...................      307.6      11.4          11.0       82.3         202.9
TCI:
  Guaranteed debt securities..........    5,883.9      30.0       1,748.7    1,165.5       2,939.7
  Other liabilities, including capital
     leases...........................         --        --            --         --            --
  Operating leases....................       55.8       7.2          25.8       15.9           6.9
                                        ---------    ------     ---------   --------      --------
     Total TCI........................    5,939.7      37.2       1,774.5    1,181.4       2,946.6
                                        ---------    ------     ---------   --------      --------
Total.................................  $            $          $           $             $
                                        =========    ======     =========   ========      ========
Continental:
  Potentially guaranteed debt
     securities.......................  $ 1,800.0    $   --     $   100.0   $  875.0      $  825.0
  Other liabilities, including capital
     leases...........................        4.2       1.1           3.1         --            --
  Operating leases....................        1.2       0.3           0.9         --            --
                                        ---------    ------     ---------   --------      --------
     Total Continental................  $ 1,805.4    $  1.4     $   104.0   $  875.0      $  825.0
                                        =========    ======     =========   ========      ========

                                 LEGAL MATTERS


     The validity of the New AT&T Notes and Broadband Exchange Notes offered hereby will be passed upon for AT&T by Robert S. Feit, Vice President -- Law and Secretary, of AT&T Corp. The validity of the New Broadband Notes offered hereby will be passed upon for Broadband and the cable guarantors by Davis Polk & Wardwell. Certain legal matters relating to the offering will be passed upon for the dealer managers by Simpson Thacher & Bartlett.


                                    EXPERTS

AT&T

     The audited consolidated financial statements of AT&T Corp. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus/registration statement, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon appears herein and, insofar as they relate to Liberty Media Group as of December 31, 2000 and 1999, and for the two years in the period ended December 31, 2000, by KPMG LLP, independent certified public accountants. Such financial statements have been so incorporated in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

     The consolidated balance sheets of Liberty Media Corporation and subsidiaries ("New Liberty or Successor") as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive earnings, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000 and the period from March 1, 1999 to December 31, 1999 (Successor periods) and from January 1, 1999 to February 28, 1999 (Predecessor period) which appear as an exhibit to the Annual Report on Form 10-K/A of AT&T Corp., have been incorporated by reference herein in reliance upon the report, dated March 8, 2002, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The KPMG LLP report states that Liberty Media Corporation changed its method of accounting for derivative instruments and hedging activities in 2001.

     In addition, the KPMG LLP report contains an explanatory paragraph that states that, effective March 9, 1999, AT&T Corp., the former parent company of New Liberty, acquired Tele-Communications, Inc., the former parent company of Liberty Media Corporation, in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different basis than that for the periods before the acquisition and, therefore, is not comparable.

     The consolidated financial statements of AT&T Canada Inc. as of December 31, 2001 and 2000, and for each of the years in the three year period ended December 31, 2001, incorporated in this document by reference to the Annual Report on Form 10-K/A of AT&T Corp. for the year ended December 31, 2001, have been so incorporated in reliance on the report of KPMG LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The KPMG LLP report dated February 1, 2002, except as to note 2, which is as of March 14, 2002, as to note 5, which is as of February 20, 2002 and as to note 9(h), which is as of May 1, 2002, contains Comments by the Auditors for U.S. Readers on Canada -- U.S. Reporting Differences which states that in the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on AT&T Canada Inc.'s ability to continue as a going concern such as those described in note 2 to the consolidated financial statements. The KPMG LLP report to the shareholders is expressed in accordance with Canadian reporting standards, which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

     The consolidated financial statements of Concert, B.V., incorporated in this prospectus/registration statement by reference to the Annual Report on Form 10-K/A of AT&T Corp. for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

AT&T BROADBAND GROUP

     The combined financial statements of AT&T Broadband Group as of December 31, 2001 and 2000, and for each of the two years in the period ended December 31, 2001 and for the ten-month period ended December 31, 1999, included in this prospectus/registration statement, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

BROADBAND

     The balance sheet of AT&T Broadband Corp. as of December 31, 2001, included in this prospectus/registration statement, has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

AT&T COMCAST

     The balance sheet of AT&T Comcast as of December 31, 2001 included in this prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, appearing herein, and is so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

COMCAST CABLE

     The financial statements and the related financial statement schedule of Comcast Cable, a wholly owned subsidiary of Comcast, and subsidiaries incorporated in this prospectus by reference from Comcast Cable's Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1, 2001), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

COMCAST

     The financial statements of Comcast as of December 31, 2001 and 2000 and for each of the three years ended December 31, 2001 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1, 2001), which is included herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus referring to AT&T, Broadband, AT&T Comcast, Comcast Cable, MediaOne, or TCI, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as

"incorporation by reference." These statements may include statements regarding the period leading up to and following completion of the AT&T Comcast transaction.

     Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the AT&T Comcast transaction, identify forward-looking statements. All forward-looking statements are management's present estimates of future events and are subject to a number of factors and uncertainties, including without limitation the risks associated with the lack of complete data and the potential inaccuracy of data relied upon in making such forward-looking statements, that could cause actual results to differ materially from those described in the forward-looking statements. In addition, the risks related to the businesses of AT&T, Broadband, AT&T Comcast, Comcast Cable, MediaOne and TCI and the factors relating to the AT&T Comcast transaction discussed under "Risk Factors," among others, could cause actual results to differ materially from those described in the forward-looking statements. Noteholders are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or as of the date of any document incorporated by reference in this prospectus, as applicable. None of AT&T, Broadband, AT&T Comcast, Comcast Cable, MediaOne or TCI is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

     For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the annual reports on Form 10-K and the quarterly reports on Form 10-Q that AT&T and Comcast Cable have filed with the SEC.

     All subsequent forward-looking statements attributable to AT&T, Broadband, AT&T Comcast, Comcast Cable, MediaOne or TCI, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                      WHERE YOU CAN FIND MORE INFORMATION

     Broadband, TCI and MediaOne do not currently file information with the SEC. AT&T, Comcast, AT&T Comcast and Comcast Cable file annual, quarterly and special reports, prospectuses and other information with the SEC. You may read and copy any reports, statements or other information AT&T, Comcast or Comcast Cable file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of AT&T, Comcast, AT&T Comcast and Comcast Cable are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus.

     This prospectus incorporates by reference the documents set forth below that AT&T, AT&T Comcast and Comcast Cable have previously filed with the SEC. These documents contain important information about the financial condition of AT&T, AT&T Comcast and Comcast Cable.

     AT&T SEC Filings (File No. 1-1105)

     - Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002, as amended on May 3, 2002 and May 13, 2002


     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, filed on May 15, 2002 and June 30, 2002, filed on August 14, 2002


     - Current Reports on Form 8-K filed on January 4, 2002, February 5, 2002, February 21, 2002, April 16, 2002, April 25, 2002, May 13, 2002, May 29,
       2002, June 5, 2002, June 11, 2002, July 3,

       2002, July 11, 2002, July 22, 2002, July 29, 2002, July 30, 2002, August
       12, 2002, August 13, 2002, August 14, 2002 and August 23, 2002


     Comcast Cable SEC Filings (File No. 333-30745)

     - Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 29, 2002


     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, filed on May 15, 2002 and June 30, 2002, filed on August 14, 2002


     We also incorporate by reference into this prospectus additional documents that may be filed by AT&T, AT&T Broadband, or Comcast Cable with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus before the termination of this offering. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as prospectuses. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

     You may obtain copies of any documents incorporated by reference in this prospectus through us, the SEC or the SEC's website as described above. Documents incorporated by reference are available from us without charge, excluding exhibits thereto unless we have specifically incorporated by reference such exhibits in this prospectus. Any person, including any beneficial owner, to whom this prospectus is delivered may obtain documents incorporated by reference in, but not delivered with, this prospectus by requesting them from the information agent in writing or by telephone at the address set forth on the back cover of this prospectus. Any request should be made not later than five business days prior to the end of the exchange offer.

     AT&T, Broadband, AT&T Comcast, Comcast Cable, MediaOne and TCI have together filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to the exchange offer. This prospectus does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. You will find additional information about the new notes and the companies involved in the exchange offer in the registration statement. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the companies and the new notes, reference is made to the registration statement and the exhibits and any schedules filed therewith. All documents incorporated by reference will, so long as the eligible notes are listed on the Luxembourg Stock Exchange, be available free of charge during normal business hours at the specified office of the Luxembourg exchange agent.

     If for any reason we are not required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, we are still required under the AT&T Indenture and the New Broadband Indenture to furnish the holders of the new notes with the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

                         INDEX TO FINANCIAL STATEMENTS


AT&T
  PRO FORMA FINANCIAL STATEMENTS TO GIVE EFFECT TO THE AT&T
     COMCAST TRANSACTION
     Unaudited Pro Forma Combined Condensed Balance Sheet at
      June 30, 2002.........................................    F-4
     Unaudited Pro Forma Combined Condensed Statement of
      Operations for the Six Months ended June 30, 2002.....    F-5
     Unaudited Pro Forma Combined Condensed Statement of
      Operations for the Six Months Ended June 30, 2001.....    F-6
     Unaudited Pro Forma Combined Condensed Statement of
      Operations for the Year Ended December 31, 2001.......    F-7
     Unaudited Pro Forma Combined Condensed Statement of
      Income for the Year Ended December 31, 2000...........    F-8
     Unaudited Pro Forma Combined Condensed Statement of
      Income for the Year Ended December 31, 1999...........    F-9
     Notes to Unaudited Pro Forma Combined Condensed
      Financial Statements..................................   F-10

AT&T BROADBAND GROUP
  HISTORICAL FINANCIAL STATEMENTS
     Unaudited Combined Statements of Operations for the
      Three and Six Months ended June 30, 2002 and June 30,
      2001..................................................   F-13
     Unaudited Combined Balance Sheets at June 30, 2002 and
      December 31, 2001.....................................   F-14
     Unaudited Combined Statements of Changes in Combined
      Attributed Net Assets for the Six Months ended June
      30, 2002 and June 30, 2001............................   F-15
     Unaudited Combined Statements of Cash Flows for the Six
      Months ended June 30, 2002 and June 30, 2001..........   F-16
     Notes to Unaudited Combined Financial Statements.......   F-17
     Report of Independent Accountants......................   F-29
     Combined Statements of Operations for the Years Ended
      December 31, 2001, December 31, 2000 and the Ten
      Months Ended December 31, 1999........................   F-30
     Combined Balance Sheets at December 31, 2001 and
      2000..................................................   F-31
     Combined Statements of Changes in Combined Attributed
      Net Assets for the Years Ended December 31, 2001,
      December 31, 2000 and the Ten Months Ended December
      31, 1999..............................................   F-32
     Combined Statements of Cash Flows for the Years Ended
      December 31, 2001, December 31, 2000 and the Ten
      Months Ended December 31, 1999........................   F-33
     Notes to Combined Financial Statements.................   F-34

AT&T BROADBAND CORP.
  HISTORICAL FINANCIAL STATEMENTS
     Unaudited Balance Sheet at June 30, 2002...............   F-78
     Note to Unaudited Balance Sheet........................   F-79
     Report of Independent Accountants......................   F-80
     Balance Sheet at December 31, 2001.....................   F-81
     Note to Balance Sheet..................................   F-82

AT&T COMCAST CORPORATION
  HISTORICAL FINANCIAL STATEMENTS
     Balance Sheet as of June 30, 2002 (Unaudited)..........   F-83
     Note to Balance Sheet (Unaudited)......................   F-84
     Independent Auditors' Report...........................   F-85
     Balance Sheet as of December 31, 2001..................   F-86
     Note to Balance Sheet..................................   F-87

  UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
     STATEMENTS
     Unaudited Pro Forma Combined Condensed Balance Sheet as
      of June 30, 2002......................................     27
     Notes to Unaudited Pro Forma Combined Condensed Balance
      Sheet.................................................     28
     Unaudited Pro Forma Combined Condensed Statement of
      Operations for the Year Ended December 31, 2001.......     30
     Unaudited Pro Forma Combined Condensed Statement of
      Operations for the Quarter Ended June 30, 2002........     31
     Notes to Unaudited Pro Forma Combined Condensed
      Statement of Operations...............................     32

COMCAST CORPORATION
  HISTORICAL FINANCIAL STATEMENTS
     Independent Auditors' Report...........................   F-88
     Consolidated Balance Sheet as of December 31, 2001 and
      2000..................................................   F-89
     Consolidated Statement of Operations for the Years
      Ended December 31, 2001, 2000 and 1999................   F-90
     Consolidated Statement of Cash Flows for the Years
      Ended December 31, 2001, 2000 and 1999................   F-91
     Consolidated Statement of Stockholders' Equity for the
      Years Ended December 31, 2001, 2000 and 1999..........   F-92
     Notes to Consolidated Financial Statements.............   F-93
     Condensed Consolidated Balance Sheet as of June 30,
      2002 and December 31, 2001 (Unaudited)................  F-127
     Condensed Consolidated Statement of Operations and
      Retained Earnings for the Three and Six Months Ended
      June 30, 2002 and 2001 (Unaudited)....................  F-128
     Condensed Consolidated Statement of Cash Flows for the
      Six Months Ended June 30, 2002 and 2001 (Unaudited)...  F-130
     Notes to Condensed Consolidated Financial Statements
      (Unaudited)...........................................  F-131

                                      AT&T

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The unaudited pro forma combined condensed financial statements set forth below for AT&T give effect to

     - the Liberty Media Group distribution

     - the AT&T Broadband Group distribution


(collectively, the AT&T restructuring events), as if such events had been completed on January 1, 1999 for income statement purposes, and at June 30, 2002 for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma financial statements. Upon the distribution of AT&T Broadband Group, AT&T will report AT&T Broadband Group as a Discontinued Operation, in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." For accounting purposes, the spin-off (the distribution) of AT&T Broadband Group is considered a non pro-rata distribution and is expected to be recorded at fair value resulting in the recognition of a gain or loss by the remaining AT&T entity upon the distribution date. The split-off of Liberty Media Group, which was completed on August 10, 2001, was a pro-rata distribution and was therefore recorded at historical cost. Since Liberty Media Group was split-off from AT&T on August 10, 2001, no balance sheet or 2002 income statement pro forma adjustments were made for Liberty Media Group. See the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements for additional disclosure of potential material nonrecurring charges and credits directly attributable to the events as noted above which are not reflected in the pro forma financial statements. Note (i) to the AT&T Unaudited Pro Forma Combined Condensed Financial Statements includes the impacts to earnings per share of the proposed one-for-five reverse stock split of AT&T common stock.


     The pro forma adjustments included herein are based on available information and certain assumptions that management believes are reasonable and are described in the accompanying notes to the pro forma financial statements. The Unaudited Pro Forma Combined Condensed Financial Statements do not necessarily represent what AT&T's financial position or results of operations would have been had the AT&T Broadband distribution or the Liberty Media Group distribution occurred on such dates or to project AT&T's financial position or results of operations at or for any future date or period. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made. The Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical financial statements of AT&T.


     AT&T may dividend AT&T Consumer Services Group tracking stock to current AT&T shareholders representing some or all of the financial performance and economic value of AT&T Consumer Services Group at such time as AT&T determines that there is sufficient market receptivity and support for such a distribution. Due to the accumulated deficit that exists at AT&T Corp., the dividend will be reflected as a reduction of additional paid-in capital for the fair value of AT&T Consumer Services with a corresponding increase in par value of AT&T Consumer Services Group tracking stock and additional paid-in capital. The issuance of the AT&T Consumer Services Group tracking stock has no impact on the pro forma balance sheet or pro forma income statements other than to result in the attribution of net income to AT&T Consumer Services Group and therefore to reduce income and earnings attributable to AT&T Common Stock Group. For purposes of these pro forma financial statements we have assumed distribution of all of the AT&T Consumer Services Group tracking stock.

                                      AT&T

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                AT JUNE 30, 2002



                                                                          AT&T
                                                                        BROADBAND
                                                        HISTORICAL        GROUP            OTHER        PRO FORMA
                                                         AT&T(A)     DISTRIBUTION(E)   ADJUSTMENTS(G)     AT&T
                                                        ----------   ---------------   --------------   ---------
                                                                          (DOLLARS IN MILLIONS)
                                                     ASSETS
Cash and cash equivalents.............................   $  5,606       $      --          $  43        $  5,649
                                                                            6,486(f)
                                                                           (6,486)(f)
Receivables -- net....................................      7,565            (750)             4           6,819
Investments...........................................        414            (414)            --              --
Deferred income taxes.................................      1,981              --            484           2,465
Other current assets..................................        978            (262)            --             716
                                                                            6,486(f)
                                                                           (6,486)(f)
Property, plant and equipment -- net..................     41,460         (14,861)            --          26,599
Franchise costs -- net................................     29,083         (29,083)            --              --
Goodwill -- net.......................................     20,526         (15,134)           (46)          5,346
Other purchased intangibles -- net....................      2,064          (1,465)            --             599
Investments and related advances......................     18,676         (17,896)            --             780
Prepaid pension costs.................................      3,466              --             --           3,466
Other assets..........................................      6,076          (1,975)            78           4,179
                                                                           (3,582)(c)
                                                                            3,582(c)
                                                         --------       ---------          -----        --------
    Total Assets......................................    137,895         (81,840)           563          56,618
                                                         ========       =========          =====        ========
                                                   LIABILITIES
Accounts payable......................................      4,330            (712)            47           3,665
Payroll and benefit-related liabilities...............      1,551            (369)            --           1,182
Debt maturing within one year.........................      5,889          (8,536)            --              --
                                                                            6,486(f)
                                                                           (3,839)(f)
AT&T Canada obligation................................      3,664              --             --           3,664
Other current liabilities.............................      4,779          (2,363)           490           2,906
Long-term debt........................................     37,271         (13,406)            --          21,218
                                                                           (2,647)(f)
Long-term benefit-related liabilities.................      3,632              --           (137)          3,495
Deferred income taxes.................................     23,911         (19,906)            80           4,085
Other long-term liabilities and deferred credits......      3,991            (836)           215           3,549
                                                                              179(d)
                                                         --------       ---------          -----        --------
    Total Liabilities.................................     89,018         (45,949)           695          43,764
Minority interest.....................................      1,397          (1,210)            --             187
Company-obligated convertible quarterly income
  preferred securities of subsidiary trust holding
  solely subordinated debt securities of AT&T.........      4,725          (4,725)            --              --
                                               SHAREOWNERS' EQUITY
Common Stock:
AT&T common stock, $1 par value, authorized
  6,000,000,000 shares; issued and outstanding
  3,845,223,065 shares................................      3,845              --(d)          --           3,845
Additional paid-in capital............................     56,312         (29,879)          (203)         29,633
                                                                            3,582(c)
                                                                             (179)(d)
Accumulated deficit...................................    (17,288)         (3,582)(c)         71         (20,799)
Accumulated other comprehensive loss..................       (114)            102             --             (12)
                                                         --------       ---------          -----        --------
    Total shareowners' equity.........................     42,755         (29,956)          (132)         12,667
    Total Liabilities & Shareowners' Equity...........   $137,895       $ (81,840)         $ 563        $ 56,618
                                                         ========       =========          =====        ========


 See Notes To AT&T Unaudited Pro Forma Combined Condensed Financial Statements

                                      AT&T

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2002



                                                         AT&T BROADBAND
                                            HISTORICAL        GROUP            OTHER        PRO FORMA
                                             AT&T(A)     DISTRIBUTION(E)   ADJUSTMENTS(G)     AT&T
                                            ----------   ---------------   --------------   ---------
                                                              (DOLLARS IN MILLIONS)
Revenue...................................   $ 24,088       $ (4,965)           $175         $19,298
OPERATING EXPENSES
Costs of services and products............      6,629         (2,591)            210           4,248
Access and other connection...............      5,571             --             (35)          5,536
Selling, general and administrative.......      5,190         (1,342)             --           3,848
Depreciation and amortization.............      3,854         (1,466)             --           2,388
Net restructuring and other charges.......         56            (56)             --              --
Goodwill and franchise impairment
  charges.................................     16,479        (16,525)             46              --
                                             --------       --------            ----         -------
Total operating expenses..................     37,779        (21,980)            221          16,020
Operating income..........................    (13,691)        17,015             (46)          3,278
Other (expense) income....................       (991)           886              --            (105)
Interest expense..........................      1,483           (732)             --             751
(Loss) income from continuing operations
  before income taxes, minority interest
  and (losses) earnings related to equity
  investments.............................    (16,165)        18,633             (46)          2,422
(Benefit) provision for income taxes......     (4,365)         5,506             (49)          1,092
Minority interest (expense) income........        (88)           140              --              52
Net losses related to other equity
  investments.............................     (1,021)           617              --            (404)
                                             --------       --------            ----         -------
Net (loss) earnings from continuing
  operations attributable to common
  shareowners.............................   $(12,909)      $ 13,884            $  3         $   978
                                             ========       ========            ====         =======
AT&T COMMON STOCK GROUP:
Loss from continuing operations...........   $(12,909)                                       $    (6)(h)(j)
Weighted average shares
  outstanding -- (basic & diluted)........      3,598                                          3,598
Basic and diluted loss per share..........      (3.59)                                          0.00(i)


 See Notes To AT&T Unaudited Pro Forma Combined Condensed Financial Statements

                                      AT&T

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2001



                                                       LIBERTY MEDIA    AT&T BROADBAND
                                         HISTORICAL        GROUP             GROUP            OTHER        PRO FORMA
                                          AT&T(A)     DISTRIBUTION(B)   DISTRIBUTION(E)   ADJUSTMENTS(G)     AT&T
                                         ----------   ---------------   ---------------   --------------   ---------
                                                                    (DOLLARS IN MILLIONS)
Revenue................................   $26,738         $   --            $(5,256)           $120         $21,602
OPERATING EXPENSES
Costs of services and products.........     6,982             --             (2,920)            142           4,204
Access and other connection............     6,256             --                 --             (22)          6,234
Selling, general and administrative....     5,465             --             (1,343)             --           4,122
Depreciation and amortization..........     4,762             --             (2,492)             --           2,270
Net restructuring and other charges....     1,095             --             (1,095)             --              --
                                          -------         ------            -------            ----         -------
Total operating expenses...............    24,560             --             (7,850)            120          16,830
Operating income.......................     2,178             --              2,594              --           4,772
Other (expense) income.................    (1,091)            --              1,904              --             813
Interest expense.......................     1,640             --               (961)             --             679
(Loss) income from continuing
  operations before income taxes,
  minority interest and (losses)
  earnings related to equity
  investments..........................      (553)            --              5,459              --           4,906
(Benefit) provision for income taxes...      (218)            --              2,178             (12)          1,948
Minority interest income...............       838             --               (736)             --             102
Equity losses from Liberty Media
  Group................................    (2,822)         2,822                 --              --              --
Net losses related to other equity
  investments..........................    (1,037)            --                (16)             --          (1,053)
(Loss) income from continuing
  operations...........................    (3,356)         2,822              2,529              12           2,007
Dividend requirements of preferred
  stock................................       417             --                 --              --             417
Premium on exchange of AT&T Wireless
  tracking stock.......................        80             --                 --              --              80
                                          -------         ------            -------            ----         -------
Net (loss) earnings from continuing
  operations attributable to common
  shareowners..........................   $(3,853)        $2,822            $ 2,529            $ 12         $ 1,510
                                          =======         ======            =======            ====         =======
AT&T COMMON STOCK GROUP:
(Loss) earnings from continuing
  operations...........................   $(1,031)                                                          $    30(h)(j)
Weighted average shares
  outstanding -- basic.................     3,749                                                             3,789
Basic (loss) earnings per share........     (0.28)                                                             0.01(i)
(Loss) earnings from continuing
  operations...........................    (1,031)                                                               30(h)(j)
Weighted average shares
  outstanding -- diluted...............     3,749                                                             3,796
Diluted (loss) earnings per share......     (0.28)                                                             0.01(i)
LIBERTY MEDIA GROUP:
Basic and diluted loss per share.......   $ (1.09)


 See Notes To AT&T Unaudited Pro Forma Combined Condensed Financial Statements

                                      AT&T

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                     AT&T
                                               LIBERTY MEDIA       BROADBAND
                                 HISTORICAL        GROUP             GROUP            OTHER        PRO FORMA
                                  AT&T(A)     DISTRIBUTION(B)   DISTRIBUTION(E)   ADJUSTMENTS(G)     AT&T
                                 ----------   ---------------   ---------------   --------------   ---------
                                                            (DOLLARS IN MILLIONS)
Revenue........................   $52,550         $   --           $(10,132)           $247         $42,665
OPERATING EXPENSES
Costs of services and
  products.....................    13,960             --             (5,459)            298           8,799
Access and other connection....    12,136             --                 --             (51)         12,085
Selling, general and
  administrative...............    10,832             --             (2,582)             --           8,250
Depreciation and
  amortization.................     9,338             --             (4,780)             --           4,558
Net restructuring and other
  charges......................     2,530             --             (1,494)             --           1,036
                                  -------         ------           --------            ----         -------
Total operating expenses.......    48,796             --            (14,315)            247          34,728
Operating income...............     3,754             --              4,183              --           7,937
Other (expense) income.........    (1,547)            --              2,874              --           1,327
Interest expense...............     3,242             --             (1,735)             --           1,507
(Loss) income from continuing
  operations before income
  taxes, minority interest and
  (losses) earnings related to
  equity investments...........    (1,035)            --              8,792              --           7,757
(Benefit) provision for income
  taxes........................      (791)            --              3,857             (90)          2,976
Minority interest income.......       963             --               (833)             --             130
Equity losses from Liberty
  Media Group..................    (2,711)         2,711                 --              --              --
Net losses related to other
  equity investments...........    (4,850)            --                 69              --          (4,781)
(Loss) income from continuing
  operations...................    (6,842)         2,711              4,171              90             130
Dividend requirements of
  preferred stock..............       652             --                 --              --             652
Premium on exchange of AT&T
  Wireless tracking stock......        80             --                 --              --              80
                                  -------         ------           --------            ----         -------
Net loss from continuing
  operations attributable to
  common shareowners...........   $(7,574)        $2,711           $  4,171            $ 90         $  (602)
                                  =======         ======           ========            ====         =======
AT&T COMMON STOCK GROUP:
Loss from continuing
  operations...................   $(4,863)                                                          $(3,475)(h)(j)
Weighted average shares
  outstanding (basic &
  diluted).....................     3,643                                                             3,695
Basic and diluted loss per
  share........................     (1.33)                                                            (0.94)(i)
LIBERTY MEDIA GROUP:
Basic and diluted loss per
  share........................   $ (1.05)

 See Notes To AT&T Unaudited Pro Forma Combined Condensed Financial Statements

                                      AT&T

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                     AT&T
                                               LIBERTY MEDIA       BROADBAND
                                 HISTORICAL        GROUP             GROUP            OTHER        PRO FORMA
                                  AT&T(A)     DISTRIBUTION(B)   DISTRIBUTION(E)   ADJUSTMENTS(G)     AT&T
                                 ----------   ---------------   ---------------   --------------   ---------
                                                            (DOLLARS IN MILLIONS)
Revenue........................   $55,533         $    --           $(8,445)           $116         $47,204
OPERATING EXPENSES
Costs of services and
  products.....................    12,795              --            (4,600)            117           8,312
Access and other connection....    13,140              --                --              (1)         13,139
Selling, general and
  administrative...............     9,752              --            (2,180)             --           7,572
Depreciation and
  amortization.................     8,589              --            (4,051)             --           4,538
Net restructuring and other
  charges......................     7,029              --            (6,270)             --             759
                                  -------         -------           -------            ----         -------
Total operating expenses.......    51,305              --           (17,101)            116          34,320
Operating income...............     4,228              --             8,656              --          12,884
Other income...................     1,150              --                39              --           1,189
Interest expense...............     2,964              --            (1,323)             --           1,641
Income from continuing
  operations before income
  taxes, minority interest and
  (losses) earnings related to
  equity investments...........     2,414              --            10,018              --          12,432
Provision for income taxes.....     3,284              --             1,183              --           4,467
Minority interest income.......     4,103              --            (4,062)             --              41
Equity earnings from Liberty
  Media Group..................     1,488          (1,488)               --              --              --
Net (losses) earnings related
  to other equity
  investments..................      (588)             --               597              --               9
                                  -------         -------           -------            ----         -------
Net income from continuing
  operations attributable to
  common shareowners...........   $ 4,133         $(1,488)          $ 5,370            $ --         $ 8,015
                                  =======         =======           =======            ====         =======
AT&T COMMON STOCK GROUP:
Earnings from continuing
  operations...................   $ 2,645                                                           $ 3,903(h)(j)
Weighted average shares
  outstanding -- basic.........     3,486                                                             3,526
Basic earnings per share.......      0.76                                                              1.11

Earnings from continuing
  operations...................     2,677                                                             3,903(h)(j)
Weighted average shares
  outstanding -- diluted.......     3,545                                                             3,545
Diluted earnings per share.....      0.75                                                              1.10(i)

LIBERTY MEDIA GROUP:
Basic and diluted earnings per
  share........................   $  0.58

 See Notes To AT&T Unaudited Pro Forma Combined Condensed Financial Statements

                                      AT&T

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                     AT&T
                                               LIBERTY MEDIA       BROADBAND
                                 HISTORICAL        GROUP             GROUP            OTHER        PRO FORMA
                                  AT&T(A)     DISTRIBUTION(B)   DISTRIBUTION(E)   ADJUSTMENTS(G)     AT&T
                                 ----------   ---------------   ---------------   --------------   ---------
                                                    (DOLLARS IN MILLIONS)
Revenue........................   $54,973         $   --            $(5,080)           $32          $49,925
OPERATING EXPENSES
Costs of services and
  products.....................    11,013             --             (2,686)            32            8,359
Access and other connection....    14,439             --                 --             --           14,439
Selling, general and
  administrative...............    10,894             --             (1,253)            --            9,641
Depreciation and
  amortization.................     6,194             --             (1,674)            --            4,520
Net restructuring and other
  charges......................       975             --               (644)            --              331
                                  -------         ------            -------            ---          -------
Total operating expenses.......    43,515             --             (6,257)            32           37,290
Operating income...............    11,458             --              1,177             --           12,635
Other income...................       826             --                (50)            --              776
Interest expense...............     1,503             --               (705)            --              798
Income from continuing
  operations before income
  taxes, minority interest and
  (losses) earnings related to
  equity investments...........    10,781             --              1,832             --           12,613
Provision for income taxes.....     4,016             --                465             --            4,481
Minority interest expense......      (126)            --                126             --               --
Equity losses from Liberty
  Media Group..................    (2,022)         2,022                 --             --               --
Net losses related to other
  equity investments...........      (756)            --                707             --              (49)
                                  -------         ------            -------            ---          -------
Net income from continuing
  operations attributable to
  common shareowners...........   $ 3,861         $2,022            $ 2,200            $--          $ 8,083
                                  =======         ======            =======            ===          =======
AT&T COMMON STOCK GROUP:
Earnings from continuing
  operations...................   $ 5,883                                                           $ 3,450(h)(j)
Weighted average shares
  outstanding -- basic.........     3,082                                                             3,115
Basic earnings per share.......      1.91                                                              1.11

Earnings from continuing
  operations...................     5,909                                                             3,450(h)(j)
Weighted average shares
  outstanding -- diluted.......     3,152                                                             3,152
Diluted earnings per share.....      1.87                                                              1.09(i)

LIBERTY MEDIA GROUP:
Basic and diluted loss per
  share........................   $ (0.80)

 See Notes To AT&T Unaudited Pro Forma Combined Condensed Financial Statements

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

     (a) These columns reflect the historical results of operations and financial position of AT&T Corp.

     (b) These adjustments deduct the historical results of operations of Liberty Media Group to reflect the split-off of Liberty Media Group from AT&T.


     (c) This entry reflects the fair value adjustment for accounting purposes which would have been recorded had the distribution of AT&T Broadband Group occurred on June 30, 2002. Comcast currently owns shares of AT&T common stock ("T"). In the event Comcast retains these shares at the time of the AT&T Broadband Group distribution, pursuant to certain provisions of the merger agreement, these shares will be converted into exchangeable preferred stock of AT&T and Comcast will not participate in the AT&T Broadband Group distribution. Therefore the distribution would be a non pro-rata transaction among the "T" shareholders accounted for at fair value.


     Additionally, the timing of the issuance of the AT&T Consumer Services Group tracking stock is uncertain. However, in the event the AT&T Consumer Services Group tracking stock is created and distributed prior to the distribution of AT&T Broadband Group, shareowners of the AT&T Consumer Services Group tracking stock would not receive shares of AT&T Broadband Group, therefore the distribution of AT&T Broadband Group would also be a non pro-rata transaction in these circumstances.


     The distribution has been reflected in the pro forma balance sheet at fair value, resulting in a nonrecurring loss or gain upon distribution equal to the deficiency or excess of the fair value of AT&T Broadband Group over AT&T's carrying value of the net assets of AT&T Broadband Group to be distributed. The actual loss or gain will be determined upon distribution based on the stock price of the Comcast shares received pursuant to the merger agreement. Based on the closing share price of Comcast Corp. on September 24, 2002, the distribution results in a loss. Due to the fact that the loss is a one-time event, its effects have not been included as a pro forma adjustment to the income statement; however it has been included as a pro forma adjustment to retained earnings on the pro forma balance sheet. The estimated loss is calculated as follows (dollars in millions):



    Fair value of Comcast Corp. shares to be received in the
      transaction (1,235,000,000 shares at a closing stock price of $21.30 per share on September 24, 2002)................  $26,306
    Carrying value of AT&T Broadband Group net assets to be
      distributed...............................................   29,888
                                                                  -------
    Loss on distribution........................................  $(3,582)
                                                                  =======



     During the second quarter of 2002, AT&T noted significant changes in the general business climate, including the cable industry, as evidenced by significant volatility in the stock market and corporate bankruptcies. These factors indicated a trigger event, which necessitated the testing of goodwill and franchise costs for impairment under the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets." Such testing resulted in the recognition of $16.5 billion of pretax goodwill and franchise impairment charges. AT&T Broadband Group's combined attributed net assets at June 30, 2002, reflect this charge.


     In the event Comcast does not hold any AT&T shares at the time of the AT&T Broadband Group distribution and if the AT&T Consumer Services Group tracking stock is not issued prior to the distribution of AT&T Broadband Group, the distribution would be a pro-rata transaction. This treatment would still result in the recognition of a loss in the event the carrying value of AT&T Broadband Group exceeded the fair value of the Comcast shares received in the transaction pursuant to the provisions of SFAS No. 144, paragraph 29, however, in the event the fair value of the Comcast shares received in the transaction exceeded the carrying value of AT&T Broadband Group, no gain would be recorded in a pro-rata transaction.


     (d) These entries represent adjustments to AT&T Broadband Group combined attributed net assets pursuant to the Merger Agreement. The Merger Agreement stipulates that AT&T will retain certain liabilities currently reflected in the AT&T Broadband Group financial statements. Accordingly, these liabilities were transferred to AT&T along with the related deferred income taxes.

     (e) These adjustments deduct the historical results of operations and the historical financial position of AT&T Broadband Group to reflect the spin-off of AT&T Broadband from AT&T. The distribution is being accounted for as a fair value transaction and as such the fair value of the net assets of AT&T Broadband Group have been recorded as a reduction to additional paid-in capital, given the deficit that exists in retained earnings.

     (f) These adjustments reflect the repayment of the intercompany loan balance from AT&T Broadband Group. The repayment of intercompany indebtedness is contained in the Separation and Distribution Agreement between AT&T and AT&T Broadband Corp.

     (g) Reflects certain Inter-Group transactions appropriately reflected in the separate financial statements of AT&T after excluding the AT&T Broadband Group on a pro forma basis that were eliminated in the AT&T consolidated financial statements and were therefore not reflected in AT&T's historical results and financial position. These transactions include adjustments to properly reflect the stand-alone tax rates of AT&T subsequent to the distribution of the AT&T Broadband Group. These entries also reflect the reclassification of certain items appropriately reflected on the separate financial statements of AT&T Broadband Group.


     (h) Income attributable to the AT&T Common Stock Group shareholders has been reduced by $984 and $1,480 for the six months ended June 30, 2002 and 2001, respectively, and by $2,873, $4,112 and $4,633 for the years ended December 31, 2001, 2000 and 1999, respectively, to reflect the income attributable to the AT&T Consumer Services Group tracking stock shareholders.



     (i) Adjusted for the proposed one-for-five reverse stock split of AT&T common stock, (loss) earnings per basic share would have been $(0.01) and $0.04 for the six months ended June 30, 2002 and 2001, respectively, and $(4.70), $5.53 and $5.54 for the years ended December 31, 2001, 2000 and 1999, respectively. (Loss) earnings per diluted share on the same basis would have been $(0.01) and $0.04 for the six months ended June 30, 2002 and 2001, respectively, and $(4.70), $5.50 and $5.47 for the years ended December 31, 2001, 2000 and 1999, respectively.



     Additionally, pursuant to the Merger Agreement, prior to the AT&T Broadband spin-off, shares of AT&T common stock held by Comcast (currently 41.5 million shares) will be exchanged on a one-for-one basis into a newly created series of AT&T exchangeable preferred stock. The AT&T exchangeable preferred stock will be mandatorily exchangeable after the closing of the Comcast merger into shares of AT&T common stock utilizing a conversion formula. The conversion formula will provide Comcast with an interest in AT&T that is equal in value to the interest Comcast held in AT&T prior to the Comcast merger, subject to a maximum share issuance of 10% of the outstanding shares of AT&T common stock. The conversion formula is computed as the combination of average post closing AT&T Comcast Class A common stock and AT&T common stock trading values divided by average AT&T common stock trading values utilizing ten randomly selected trading days after the closing of the Comcast merger. At June 30, 2002, assuming a one-for-five reverse stock split of AT&T common stock, the maximum additional shares that Comcast could receive would be approximately 69 million shares, resulting in (loss) earnings per basic share of $(0.01) and $0.04 for the six months ended June 30, 2002 and 2001, respectively, and $(4.30), $5.04 and $4.99 for the years ended December 31, 2001, 2000 and 1999, respectively. (Loss) earnings per diluted share on the same basis would be $(0.01) and $0.04 for the six months ended June 30, 2002 and 2001, respectively, and $(4.30), $5.02 and $4.94 for the years ended December 31, 2001, 2000 and 1999, respectively.



     At June 30, 2002, assuming no reverse stock split of AT&T common stock, the maximum additional shares that Comcast could receive would be approximately 343 million shares, resulting in (loss) earnings per basic share of $0.00 and $0.01 for the six months ended June 30, 2002 and 2001, respectively, and $(0.86), $1.01 and $1.00 for the years ended December 31, 2001, 2000 and 1999, respectively. (Loss) earnings per diluted share on the same basis would be $0.00 and $0.01 for the six months ended June 30,

2002 and 2001, respectively, and $(0.86), $1.00 and $0.99 for the years ended December 31, 2001, 2000 and 1999, respectively.


     (j) Pursuant to the pending AT&T Comcast transaction, AT&T has filed a registration statement whereby AT&T is offering to exchange certain Eligible AT&T notes (as defined) for New AT&T notes (as defined) that contain an interest rate adjustment in exchange for the consent of holders of those notes to an amendment of the related note agreements. The note amendment would clarify that the AT&T Comcast transaction would not necessitate the notes being assumed by AT&T Comcast as a successor entity and the New notes would remain obligations of AT&T after completion of the AT&T Comcast transaction. The income figures currently reflected do not contemplate the impact of the proposed exchange offer. For every $1 billion in principal amount of debt exchanged, a 0.25% increase in the interest rate would decrease annual net income by approximately $1.5 million. If all Eligible AT&T notes were exchanged and received the interest rate adjustment, a 0.25% increase in the interest rate would decrease annual net income by approximately $8.5 million.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

                       COMBINED STATEMENTS OF OPERATIONS

                             (DOLLARS IN MILLIONS)


                                  (UNAUDITED)



                                                       THREE MONTHS ENDED    SIX MONTHS ENDED
                                                            JUNE 30,             JUNE 30,
                                                       ------------------   ------------------
                                                         2002      2001       2002      2001
                                                       --------   -------   --------   -------
Revenue..............................................  $  2,526   $ 2,669   $  4,965   $ 5,256
Operating expenses:
  Cost of services (excluding depreciation of $541,
     $459, $1,065 and $921, included below)..........     1,283     1,455      2,591     2,920
  Selling, general and administrative................       717       645      1,342     1,343
  Depreciation and amortization......................       746     1,209      1,466     2,492
  Goodwill and franchise impairment charges..........    16,525        --     16,525        --
  Asset impairment, restructuring and other
     charges.........................................        --       287         56     1,095
                                                       --------   -------   --------   -------
Total operating expenses.............................    19,271     3,596     21,980     7,850
                                                       --------   -------   --------   -------
Operating loss.......................................   (16,745)     (927)   (17,015)   (2,594)
  Investment expense, net............................    (1,116)     (914)    (1,217)     (845)
  Other income (expense), net........................       332       (37)       331    (1,059)
  Interest expense...................................      (366)     (482)      (732)     (961)
                                                       --------   -------   --------   -------
Loss before income taxes, net (losses) earnings
  related to equity investments, minority interest
  and dividends on subsidiary preferred stock,
  extraordinary gain and cumulative effect of
  accounting changes.................................   (17,895)   (2,360)   (18,633)   (5,459)
Benefit for income taxes.............................     5,277     1,434      5,506     2,178
Net (losses) earnings related to equity
  investments........................................      (597)      (33)      (617)       16
Minority interest and dividends on subsidiary
  preferred stock....................................       (63)      187       (140)      736
                                                       --------   -------   --------   -------
Loss before extraordinary gain and cumulative effect
  of accounting changes..............................   (13,278)     (772)   (13,884)   (2,529)
Extraordinary gain (net of income taxes of $5 and
  $30)...............................................         7        --         48        --
Cumulative effect of accounting changes (net of
  income taxes of ($530) and $142)...................        --        --       (856)      229
                                                       --------   -------   --------   -------
Net loss.............................................  $(13,271)  $  (772)  $(14,692)  $(2,300)
                                                       ========   =======   ========   =======



            See Accompanying Notes to Combined Financial Statements.

                              AT&T BROADBAND GROUP


                     (AN INTEGRATED BUSINESS OF AT&T CORP.)



                            COMBINED BALANCE SHEETS


                             (DOLLARS IN MILLIONS)


                                  (UNAUDITED)



                                                              JUNE 30,   DECEMBER 31,
                                                                2002         2001
                                                              --------   ------------
Assets
Cash and cash equivalents...................................  $    --      $     --
Accounts receivable less allowances of $82 and $73..........      592           584
Other receivables...........................................      158           214
Investments.................................................      414           668
Other current assets........................................      262           184
                                                              -------      --------
  Total current assets......................................    1,426         1,650
                                                              -------      --------
Property, plant and equipment, net of accumulated
  depreciation of $4,107 and $2,958.........................   14,861        14,519
Franchise costs, net of accumulated amortization of $2,501
  in 2001...................................................   29,083        42,819
Goodwill, net of accumulated amortization of $741 in 2001...   15,134        19,361
Other purchased intangible assets, net of accumulated
  amortization of $554 and $458.............................    1,465         1,561
Investments.................................................   17,896        21,913
Other assets................................................    1,975         1,364
                                                              -------      --------
  Total assets..............................................  $81,840      $103,187
                                                              =======      ========
Liabilities and Combined Attributed Net Assets
Accounts payable............................................  $   712      $    678
Payroll and benefit-related liabilities.....................      369           478
Debt maturing within one year...............................    2,050         2,824
Short-term debt due to AT&T.................................    6,486         3,959
Other current liabilities...................................    2,363         1,691
                                                              -------      --------
  Total current liabilities.................................   11,980         9,630
Long-term debt..............................................   13,406        16,502
Deferred income taxes.......................................   19,906        25,810
Other long-term liabilities and deferred credits............      836         1,059
                                                              -------      --------
     Total liabilities......................................   46,128        53,001
                                                              -------      --------
Minority interest...........................................    1,210         3,302
Company-Obligated Convertible Quarterly Income Preferred
  Securities of Subsidiary Trust Holding Solely Subordinated
  Debt Securities of AT&T...................................    4,725         4,720
Combined attributed net assets..............................   29,777        42,164
                                                              -------      --------
Total liabilities and combined attributed net assets........  $81,840      $103,187
                                                              =======      ========



            See Accompanying Notes to Combined Financial Statements.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)


        COMBINED STATEMENTS OF CHANGES IN COMBINED ATTRIBUTED NET ASSETS


                                  (UNAUDITED)


                             (DOLLARS IN MILLIONS)



                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              ------------------
                                                                2002      2001
                                                              --------   -------
Combined attributed net assets:
  Balance at beginning of period............................  $ 42,164   $43,317
  Net loss..................................................   (14,692)   (2,300)
  Contributions from AT&T, net..............................     2,048     2,235
  Issuance of common stock by affiliates....................        --        39
  Net revaluation of financial instruments..................      (514)       (4)
  Recognition of previously unrealized losses...............       777       748
  Other comprehensive (loss) income.........................        (6)       29
                                                              --------   -------
  Balance at end of period..................................  $ 29,777   $44,064
                                                              ========   =======
Summary of total comprehensive loss:
  Net loss..................................................  $(14,692)  $(2,300)
  Net revaluation of financial instruments (net of income
     taxes of $323 and $3)..................................      (514)       (4)
  Recognition of previously unrealized net losses (net of
     income taxes of $488 and $471).........................       777       748
  Other comprehensive (loss) income (net of income taxes of
     $(4) and $7)...........................................        (6)       29
                                                              --------   -------
  Total comprehensive loss..................................  $(14,435)  $(1,527)
                                                              ========   =======



            See Accompanying Notes to Combined Financial Statements.

                              AT&T BROADBAND GROUP


                     (AN INTEGRATED BUSINESS OF AT&T CORP.)



                       COMBINED STATEMENTS OF CASH FLOWS


                                  (UNAUDITED)


                             (DOLLARS IN MILLIONS)



                                                                   SIX MONTHS
                                                                     ENDED
                                                                    JUNE 30,
                                                               ------------------
                                                                 2002      2001
                                                               --------   -------
Operating activities:
  Net loss..................................................   $(14,692)  $(2,300)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Cumulative effect of accounting change, net of income
      taxes.................................................        856      (229)
     Extraordinary gain, net of income taxes................        (48)       --
     Net losses on sales of businesses and investments......         --        11
     Goodwill and franchise impairment charges..............     16,525        --
     Asset impairment, restructuring and other charges, net
      of cash payments......................................         39     1,009
     Depreciation and amortization..........................      1,466     2,492
     Provision for uncollectible receivables................        129        95
     Net losses (earnings) related to equity investments....      1,004       (37)
     Deferred income taxes..................................     (5,089)   (1,031)
     Investment impairment charges, net.....................      1,276        65
     Put option mark-to-market charge.......................         --       838
     Minority interest and dividends on subsidiary preferred
      stock.................................................        132      (757)
     Net revaluation of certain financial instruments.......       (290)    1,065
     (Increase) decrease in accounts receivable.............        (57)      145
     Increase (decrease) in accounts payable................         91      (210)
     Net change in other operating assets and liabilities...       (149)   (1,465)
     Other adjustments, net.................................         81        39
                                                               --------   -------
       Net cash provided by (used in) operating
        activities..........................................      1,274      (270)
                                                               --------   -------
Investing activities:
  Capital expended for property and equipment, net of
     proceeds from disposal.................................     (1,687)   (1,775)
  Sales of marketable securities............................         --        94
  Investment distributions and sales........................         16       167
  Investment contributions and purchases....................        (18)     (268)
  Net cash (paid) received for acquisitions and dispositions
     of businesses..........................................         (1)    3,105
  Other investing activities, net...........................       (128)     (114)
                                                               --------   -------
       Net cash (used in) provided by investing
        activities..........................................     (1,818)    1,209
                                                               --------   -------
Financing activities:
  Proceeds from long-term debt issuances....................         49        98
  Retirement of long-term debt..............................     (1,959)     (135)
  Dividends paid on preferred securities....................       (108)     (105)
  Change in short-term debt due to AT&T.....................      2,519      (480)
  Transfers from (to) AT&T, net.............................         43       (58)
                                                               --------   -------
       Net cash provided by (used in) financing
        activities..........................................        544      (680)
                                                               --------   -------
Net change in cash and cash equivalents.....................         --       259
Cash and cash equivalents at beginning of period............         --        61
                                                               --------   -------
Cash and cash equivalents at end of period..................   $     --   $   320
                                                               ========   =======



            See Accompanying Notes to Combined Financial Statements.

                              AT&T BROADBAND GROUP


                     (AN INTEGRATED BUSINESS OF AT&T CORP.)



                     NOTES TO COMBINED FINANCIAL STATEMENTS



                             (DOLLARS IN MILLIONS,


              EXCEPT PER SHARE AMOUNTS AND UNLESS OTHERWISE NOTED)



(1) BASIS OF PRESENTATION



     AT&T Broadband Group is an integrated business of AT&T Corp. ("AT&T") and not a stand-alone entity. AT&T Broadband Group consists primarily of the assets, liabilities and business of AT&T Broadband, LLC (formerly Tele-Communications, Inc. ("TCI")), and MediaOne Group, Inc. ("MediaOne"). AT&T Broadband, LLC ("ATTBLLC") and MediaOne are both separate subsidiaries of AT&T. AT&T Broadband Group is one of the nation's largest broadband communications providers, providing cable television, high-speed cable Internet and broadband telephone services. AT&T intends to assign and transfer substantially all of the assets, liabilities and business of AT&T Broadband Group to AT&T Broadband Corp., a newly formed company for AT&T's broadband business, which will be subsequently merged with Comcast Corporation ("Comcast") as discussed below.



     Comcast and AT&T have agreed to a combination of Comcast and AT&T Broadband Corp. (the "AT&T Comcast Merger"). The AT&T Comcast Merger is pursuant to, and subject to the terms and conditions set forth in the Agreement and Plan of Merger, dated as of December 19, 2001 (the "Merger Agreement"). The AT&T Comcast Merger will occur in several steps, which are expected to occur on the closing date of the AT&T Comcast Merger. First, AT&T will assign and transfer to AT&T Broadband Corp., substantially all of the assets and liabilities of AT&T's broadband business. Following the transfer, AT&T will spin off AT&T Broadband Corp. to AT&T shareholders by distributing one share of AT&T Broadband Corp. common stock to each holder of record of a share of AT&T common stock, NYSE symbol "T," as of the close of business on the record date for the AT&T Broadband Corp. spin-off ("AT&T Broadband Spin-off"). Immediately following the AT&T Broadband spin-off, AT&T Broadband Corp. will merge with AT&T Broadband Acquisition Corp., a newly formed, wholly owned shell subsidiary of AT&T Comcast Corporation ("AT&T Comcast"), with AT&T Broadband Corp. continuing as the surviving corporation. At approximately the same time, Comcast will merge with Comcast Acquisition Corp., a newly formed, wholly owned shell subsidiary of AT&T Comcast, with Comcast continuing as the surviving entity. As a result of these mergers, AT&T Comcast will become the parent company of both AT&T Broadband Corp. and Comcast.



     AT&T Comcast will issue shares of AT&T Comcast common stock to the AT&T shareholders who received shares of AT&T Broadband Corp. common stock in the AT&T Broadband Spin-off. AT&T Broadband Corp. shareholders will receive approximately 0.32 of a share of AT&T Comcast for each share they own of AT&T Broadband Corp., based on calculations as of June 30, 2002. The exchange ratio is dependent on a number of factors that may change between the date of execution of the Merger Agreement and the date of completion of the AT&T Comcast transaction, including the number of outstanding shares of AT&T common stock, the value of options and stock appreciation rights and the price of Comcast Class A common stock.



     On May 3, 2002, AT&T Broadband Corp. and AT&T Comcast, as co-borrowers, entered into definitive credit agreements with a syndicate of lenders for an aggregate of approximately $12.8 billion in order to obtain the financing necessary to complete the AT&T Comcast Merger. Under the terms of the new credit facilities, the obligations of the lenders to provide the financing upon completion of the AT&T Comcast Merger are subject to a number of conditions, including the condition that AT&T Comcast obtain an investment-grade credit rating. Accordingly, there can be no assurance that AT&T Broadband Corp. and AT&T Comcast will be able to obtain the financing necessary to complete the AT&T Comcast transaction.

                              AT&T BROADBAND GROUP


                     (AN INTEGRATED BUSINESS OF AT&T CORP.)



             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)



                             (DOLLARS IN MILLIONS,


              EXCEPT PER SHARE AMOUNTS AND UNLESS OTHERWISE NOTED)



     On July 10, 2002, shareholders of AT&T and Comcast approved the AT&T Comcast Merger. The AT&T Comcast Merger still remains subject to certain governmental reviews and certain other conditions. As a result, there can be no assurance that the AT&T Comcast Merger will be consummated, or if the AT&T Comcast Merger is consummated, as to the date of such consummation.



     The combined financial statements of AT&T Broadband Group are prepared in accordance with generally accepted accounting principles and in management's opinion, include all adjustments necessary for a fair presentation of combined operations, financial position and statement of cash flows for the periods presented. The combined financial statements of AT&T Broadband Group reflect the assets, liabilities, revenue and expenses directly attributable to AT&T Broadband Group, as well as allocations deemed reasonable by management, to present the results of operations, financial position, and cash flows of AT&T Broadband Group on a stand-alone basis. The allocation methodologies have been described within the notes to the combined financial statements where appropriate, and management considers the allocations to be reasonable. All significant intercompany accounts and transactions within the AT&T Broadband Group have been eliminated. The financial information included herein may not necessarily reflect the combined results of operations, financial position, changes in combined attributed net assets and cash flows of AT&T Broadband Group in the future or what they would have been had AT&T Broadband Group been a separate, stand-alone entity during the periods presented. In addition, the combined results for interim periods presented are not necessarily indicative of results for the full year. Earnings per share disclosure has not been presented as AT&T Broadband Group is a business unit of AT&T and earnings per share data is not considered meaningful. The combined financial statements of AT&T Broadband Group should be read in conjunction with AT&T's Form 10-K/A for the year ended December 31, 2001, AT&T's Form 10-Q for the quarter ended June 30, 2002, and AT&T Broadband Group combined financial statements for the year ended December 31, 2001.



     AT&T Broadband Group's operations have been dependent on cash infusions from AT&T in order for AT&T Broadband Group to operate and execute on its business and growth strategies. If, for any reason, AT&T is unwilling or cannot provide the level of financing necessary to fund future operations, AT&T Broadband Group will need to seek additional financing from third parties.



     Debt attributed to AT&T Broadband Group includes the third party obligations of ATTBLLC and MediaOne and monetization debt backed by assets held by AT&T Broadband Group. Additional intercompany debt has been allocated to AT&T Broadband Group to achieve a total debt level based on several factors, including prospective financing requirements, desired stand-alone credit profile, working capital and capital expenditure requirements, expected sources of future deleveraging, and comparable company profiles. Changes in historical intercompany debt are based on historical cash flows. Such cash flows include capital expenditures, operating activities, and investments in and dispositions of cable companies. The historical interest expense on the allocated intercompany debt was calculated based on a rate intended to be equivalent to the rate AT&T Broadband Group would receive if it were a stand-alone entity. AT&T's expected deleveraging activities that relate to AT&T Broadband Group include, but may not be limited to, proceeds, if any, that may result from the restructuring of AT&T Broadband Group's investment in Time Warner Entertainment ("TWE") and continued evaluation and sale of non-strategic cable systems. See
Note 11.



     As a result of the above methodology, from time to time AT&T Broadband Group may advance funds to AT&T. These advances will be accounted for as borrowings between entities and bear interest at a market rate that is substantially equal to the rate at which AT&T would be able to borrow from third parties on debt with similar maturities.

                              AT&T BROADBAND GROUP


                     (AN INTEGRATED BUSINESS OF AT&T CORP.)



             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)



                             (DOLLARS IN MILLIONS,


              EXCEPT PER SHARE AMOUNTS AND UNLESS OTHERWISE NOTED)



     AT&T performs cash management functions on behalf of the AT&T Broadband Group. Substantially all of AT&T Broadband Group's cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T, after giving consideration to the debt allocation methodology, are reflected as a component of combined attributed net assets. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations and initial investments in joint ventures and partnerships which AT&T attributed to AT&T Broadband Group have been treated as noncash transactions. In addition, certain transactions in which AT&T has issued AT&T common stock in exchange for net assets and obligations attributed to AT&T Broadband Group have been treated as noncash transactions.



     General corporate overhead related to AT&T's corporate headquarters and common support divisions has been allocated to AT&T Broadband Group as it was not deemed practicable to specifically identify such common costs to AT&T Broadband Group. The allocation of corporate overhead is divided into an allocation of shared services and other corporate overhead. Costs of shared services are allocated to AT&T Broadband Group based on transaction based prices. Other corporate overhead is allocated to AT&T Broadband Group based on the ratio of AT&T Broadband Group's external costs and expenses adjusted for any functions AT&T Broadband Group performs on its own. The costs of these services charged to AT&T Broadband Group are not necessarily indicative of the costs that would have been incurred if AT&T Broadband Group had performed these functions entirely as a stand-alone entity, nor are they indicative of costs that will be charged or incurred in the future. However, management believes such allocations are reasonable.



     Consolidated income tax provisions or benefits, related tax payments or refunds, and deferred tax balances of AT&T have been allocated to AT&T Broadband Group based principally on the taxable income and tax credits directly attributable to AT&T Broadband Group, resulting in essentially a stand-alone presentation. AT&T and AT&T Broadband Corp. entered into a tax sharing agreement effective as of January 1, 2002, which, consistent with the principles described in the preceding sentence, provides for tax sharing payments based on the tax expense or tax benefits of a hypothetical affiliated group consisting of AT&T Broadband Group and AT&T. Based on this agreement, the consolidated tax liability before credits are allocated between the groups, based on each group's contribution to the consolidated taxable income of the hypothetical group. Consolidated tax credits of the hypothetical group are allocated between groups based on each group's contribution to such tax credit.



(2)SIGNIFICANT ACCOUNTING POLICIES



 STATEMENT OF FINANCIAL ACCOUNTING STANDARDS ("SFAS") NO. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS"



     Effective January 1, 2002, AT&T Broadband Group adopted SFAS No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires that goodwill and indefinite-lived intangible assets no longer be amortized, but instead be tested for impairment at least annually. Intangible assets that have finite useful lives will continue to be amortized over their useful lives. In addition, the amortization period of intangible assets with finite lives will no longer be limited to 40 years. AT&T Broadband Group has determined that franchise costs are indefinite-lived assets, as defined in SFAS 142, and therefore are not subject to amortization beginning in 2002. In accordance with SFAS 142, goodwill was tested for impairment by comparing the fair value of the reporting units to its carrying value. As of January 1, 2002, the fair value of the reporting unit's goodwill exceeded its carrying value, and therefore no impairment loss was recognized upon adoption. Franchise costs were tested for impairment as of January 1, 2002, by

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                             (DOLLARS IN MILLIONS,
              EXCEPT PER SHARE AMOUNTS AND UNLESS OTHERWISE NOTED)


comparing the fair value to the carrying value (at the market level). An impairment loss of $856, net of taxes of $530, was recorded in the first quarter of 2002 and included in the cumulative effect of accounting changes in the accompanying combined statement of operations. (See Note 4 for interim testing of goodwill and franchise costs.)



     The following table presents the impact of amortization under SFAS 142 on net loss had the standard been in effect for the three and six months ended June 30, 2001.



                                                THREE MONTHS ENDED    SIX MONTHS ENDED
                                                     JUNE 30,             JUNE 30,
                                                ------------------   ------------------
                                                  2002       2001      2002      2001
                                                ---------   ------   --------   -------
Reported loss before extraordinary gain and
  cumulative effect of accounting changes.....  $(13,278)   $(772)   $(13,884)  $(2,529)
Add back amortization, net of tax:
  Goodwill*...................................        --      148          --       318
  Equity method excess basis..................        --       29          --        62
  Franchise costs.............................        --      192          --       391
                                                --------    -----    --------   -------
Adjusted reported loss before extraordinary
  gain and cumulative effect of accounting
  changes.....................................   (13,278)    (403)    (13,884)   (1,758)
  Extraordinary gain, net of income taxes.....         7       --          48        --
  Cumulative effect of accounting changes, net
     of income taxes..........................        --       --        (856)      229
                                                --------    -----    --------   -------
Adjusted net loss.............................  $(13,271)   $(403)   $(14,692)  $(1,529)
                                                --------    -----    --------   -------


---------------


* Goodwill amortization is net of the At Home Corporation ("Excite@Home") minority interest impact on goodwill.



     As of June 30, 2002, goodwill was $15.1 billion representing a decline of $4.2 billion compared with December 31, 2001 primarily as a result of impairment losses recorded in the second quarter of 2002 (see Note 4).



     Other purchased intangible assets consist primarily of customer lists. The amortization expense associated with other purchased intangible assets for the three and six months ended June 30, 2002 was $50 and $99, respectively. Annual amortization expense for other purchased intangible assets is estimated to be $196 for the years 2002 through 2006.



  SFAS NO. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS"



     On January 1, 2002, AT&T Broadband Group adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 144 applies to all long-lived assets, including discontinued operations, and consequently amends Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." Based on SFAS 121, SFAS 144 develops one accounting model for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS 144 requires that long-lived assets that are to be disposed of by sale be

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                             (DOLLARS IN MILLIONS,
              EXCEPT PER SHARE AMOUNTS AND UNLESS OTHERWISE NOTED)


measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS 144 also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements" to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The adoption of SFAS 144 had no impact on AT&T Broadband Group's results of operations, financial position or cash flows.



     For a detailed discussion of significant accounting policies, please refer to AT&T Broadband's Group's combined financial statements for the year ended December 31, 2001.



(3) SUMMARY OF RECOGNITION OF PREVIOUSLY UNREALIZED LOSSES



     AT&T Broadband Group has investment holdings classified as "available-for-sale" under the scope of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). These securities are carried at fair value with any unrealized gains or losses, net of income taxes, included within other comprehensive income as a component of combined attributed net assets. Under SFAS 115, when the "available-for-sale" securities are sold or when management of AT&T Broadband Group believes a decline in the investment value is other-than-temporary, the previously unrealized gains or losses shall be recognized in earnings. AT&T Broadband Group recognizes such gains or losses through investment expense in the accompanying combined statement of operations. In addition, upon the adoption in January 2001, of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133") AT&T Broadband Group reclassified certain securities to "trading", resulting in the recognition in earnings of previously unrealized losses through other income (expense). Following is a summary of the recognition of previously unrealized losses on "available-for-sale" securities:



                                                                SIX MONTHS
                                                              ENDED JUNE 30,
                                                              ---------------
                                                               2002     2001
                                                              ------   ------
Other than temporary investment impairments, net (net of
  income taxes of $488 and $25).............................   $777     $ 40
Reclassification of securities to "trading" in conjunction
  with the adoption of SFAS 133 (net of income taxes of
  $446).....................................................     --      708
                                                               ----     ----
     Total recognition of previously unrealized losses......   $777     $748
                                                               ====     ====



(4) IMPAIRMENT CHARGES



  GOODWILL AND FRANCHISE IMPAIRMENT CHARGES



     SFAS 142 requires that intangible assets not subject to amortization and goodwill shall be tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. The impairment test shall consist of a comparison of the fair value of the intangible asset/goodwill with its carrying amount.



     In the second quarter of 2002, AT&T Broadband Group noted significant changes in the general business climate as evidenced by the severe downward movement in the U.S. stock market (including the decline in values of publicly traded cable industry stocks). At June 30, 2002, five cable competitors as a

                              AT&T BROADBAND GROUP


                     (AN INTEGRATED BUSINESS OF AT&T CORP.)



             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)



                             (DOLLARS IN MILLIONS,


              EXCEPT PER SHARE AMOUNTS AND UNLESS OTHERWISE NOTED)



group experienced an average decline in total market capitalization of over 20% since January 1, 2002. AT&T Broadband Group has also witnessed corporate bankruptcies. AT&T Broadband Group believes these factors coupled with the pending AT&T Comcast Merger (which was approved by Comcast and AT&T shareholders on July 10, 2002) created a "trigger event" which necessitated the testing of goodwill and franchise costs for impairment as of the end of the second quarter.



     AT&T Broadband Group assessed impairment on the same principles employed during the initial adoption of SFAS 142. Such testing resulted in the recognition of a $12,298 franchise cost impairment charge and a $4,227 goodwill impairment charge (aggregating to $11,781 after-tax) recorded in goodwill and franchise impairment charges in the accompanying combined statement of operations.



 INVESTMENT IMPAIRMENT CHARGES



     In accordance with SFAS 115 and APB Opinion No. 18 "The Equity Method of Accounting for Investments in Common Stock," ("APB 18"), AT&T Broadband Group evaluated its portfolio of investments as of June 30, 2002 for potential impairments. SFAS 115 and APB 18 both require the recognition in earnings of declines in value of cost and equity method securities which are other than temporary.



     Given the significant decline in stock prices in the last six months, the length of time these investments have been below market and industry specific issues, AT&T Broadband Group believes that certain investments would not recover their cost basis in the foreseeable future. Accordingly, AT&T Broadband Group believes the declines in value are other than temporary and, as a result, AT&T Broadband Group recorded total net investment impairments of $2,129 pretax ($1,308 after tax). The following is a breakout of the investment impairment charges recorded in the second quarter by type of investment.



 COST METHOD INVESTMENTS



     In the second quarter of 2002, AT&T Broadband Group recorded net investment impairment charges on cost method investments of $1,140 pretax ($700 after tax), within investment expense, net in the accompanying combined statement of operations. These charges primarily relate to securities that are classified as "available-for-sale" and were marked-to-market through other comprehensive income as a component of combined attributed net assets. These charges primarily consisted of impairments on investments in Cablevision Systems Corporation ("Cablevision") ($608 pretax, $374 after-tax), Comcast ($278 pretax, $171 after-tax) and Microsoft Corporation ($158 pretax, $97 after-tax). In the first half of 2002, AT&T Broadband Group recorded impairment charges on cost method investments of $1,276 on a pretax basis.



     AT&T Broadband Group's investment in Cablevision stock is monetized by debt which is indexed to the value of Cablevision shares. The debt contains an embedded derivative which is designated as a cash-flow hedge under the provisions of SFAS 133 and is marked-to-market through other comprehensive income. At the time AT&T Broadband Group recognized the other than temporary decline in the value of the Cablevision stock as an expense, AT&T Broadband Group also recognized, in investment expense, net in the accompanying combined statement of operations, the unrealized gain on the embedded derivative that was previously recorded in other comprehensive income, resulting in the $608 pretax impairment discussed above, as permitted by SFAS 133.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                             (DOLLARS IN MILLIONS,
              EXCEPT PER SHARE AMOUNTS AND UNLESS OTHERWISE NOTED)


 EQUITY METHOD INVESTMENTS



     In the second quarter of 2002, AT&T Broadband Group recorded investment impairment charges on equity method investments of $989 pretax ($608 after-tax) within net (losses) earnings related to equity investments in the accompanying combined statement of operations. These charges consisted of impairments of cable partnerships, primarily Texas Cable Partners, LP ($398 pretax, $245 after-tax), Insight Midwest LP ($162 pretax, $99 after-tax), Kansas City Cable Partners ($157 pretax, $96 after-tax), Parnassos Communications, LP ($132 pretax, $81 after-tax) and Century-TCI California Communications, LP ($101 pretax, $62 after-tax). Parnassos Communications, LP and Century-TCI California Communications, LP represent the only partnership investments AT&T Broadband Group has with Adelphia Communications Corporation. Adelphia Communications Corporation and subsidiaries (including Parnassos Communications, LP and Century-TCI California Communications, LP) filed for Chapter 11 bankruptcy on June 25, 2002.



(5) ASSET IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES



     For the three months ended June 30, 2002, AT&T Broadband Group had no asset impairment, restructuring and other charges. For the six months ended June 30, 2002, AT&T Broadband Group recorded $56 of asset impairment, restructuring and other charges associated with efforts to reorganize and streamline certain centralized and field functions. The $56 includes headcount reductions of $42 associated with employee separation costs resulting from this exit plan, $27 in connection with facility closings and $4 for other charges. These charges were partially offset by the reversal of $17 related to the business restructuring plan from the second quarter of 2001 which was due to the redeployment of certain employees to different functions within AT&T Broadband Group. Approximately 900 employees will be involuntarily separated in conjunction with this exit plan. Approximately 75% of the affected employees are management employees and 25% are non-management employees. Approximately 75% of the affected employees have left their positions as of June 30, 2002 with the remaining reductions expected to occur throughout the remainder of 2002. More than $32 of termination benefits were paid to employees during the first half of 2002 related to this exit plan.



     The following table displays the activity and balances of the restructuring reserve account from January 1, 2002 to June 30, 2002.



                                                JANUARY 1,                            JUNE 30,
                                                   2002                                 2002
TYPE OF COST                                     BALANCE     ADDITIONS   DEDUCTIONS   BALANCE
------------                                    ----------   ---------   ----------   --------
Employee separations..........................     $22          $42         $54         $10
Facility closings and lease terminations......      12           27           9          30
Other.........................................      --            4           4          --
                                                   ---          ---         ---         ---
Total.........................................     $34          $73         $67         $40
                                                   ===          ===         ===         ===



     Total deductions included cash payments of $50 related to employee separations and facility closings and a reversal of $17 related to the second quarter 2001 business restructuring plan.



     During the second quarter of 2001, AT&T Broadband Group recorded $287 of asset impairment, restructuring and other charges, including $187 of charges from Excite@Home. The charge included $56 of asset impairment charges related to Excite@Home and $231 for restructuring and exit costs, which

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                             (DOLLARS IN MILLIONS,
              EXCEPT PER SHARE AMOUNTS AND UNLESS OTHERWISE NOTED)


consisted of $88 for severance costs and $136 for facility closings and $7 for termination costs of contractual obligations.



     The severance cost, for approximately 4,500 employees, primarily resulted from Excite@Home and synergies created by the MediaOne merger. Approximately 27% of the affected employees were management and 73% were non-management employees. The business restructuring plan was substantially complete by March 31, 2002.



     For the six months ended June 30, 2001, AT&T Broadband recorded $1,095 of asset impairment, restructuring and other charges, including $939 of charges from Excite@Home. The charge included $795 of asset impairment charges related to Excite@Home and $300 for restructuring and exit costs, which consisted of $147 for severance costs, $142 for facility closings and $11 primarily related to the termination of contractual obligations.



     The asset impairment charges included $656 recorded by Excite@Home associated with the write-down of goodwill and other intangible assets, warrants granted in connection with distributing the @Home service, and property, plant and equipment of Excite@Home. These charges were due to continued deterioration in the business climate of, and reduced levels of venture capital funding activity for, Internet advertising and other Internet-related companies, continued significant declines in the market values of Excite@Home's competitors in the Internet advertising industry and changes in their operating and cash flow forecasts for the remainder of 2001. These charges were also impacted by Excite@Home's decision to sell or shut down narrowband operations. In addition, AT&T Broadband Group, recorded a related goodwill impairment charge of $139 associated with its acquisition goodwill of Excite@Home. Since AT&T Broadband Group, through ATTBLLC, consolidated Excite@Home but only owned approximately 23% of Excite@Home, 77% of the charge recorded by Excite@Home is not included as an increase in AT&T Broadband Group's net loss, but rather is eliminated in the statement of operations as a component of minority interest and dividends on subsidiary preferred stock.



     The severance costs, for approximately 6,900 employees, resulted primarily from Excite@Home and synergies created by the MediaOne merger. Approximately 21% of the affected employees were management employees and 79% were non-management employees. This business restructuring plan was substantially completed by March 31, 2002.



(6) DEBT OBLIGATIONS



     During the first half of 2002, AT&T Broadband Group called $1,516 of TCI Communications Financing I, II and IV, MediaOne Financing Trust A and B and MediaOne Finance II Trust Preferred Securities for early redemption. This redemption resulted in a gain on early extinguishment of debt recorded as an extraordinary gain of $7, net of tax ($12 pretax) and $48, net of tax ($78 pretax) for the three and six months ended June 30, 2002, respectively. The gain represents the difference between the carrying value of the debt and the cash paid to extinguish the debt.



(7) MINORITY INTEREST



     Pursuant to the AT&T Comcast Merger agreement, AT&T was required to redeem the outstanding TCI Pacific Communications, Inc. 5% Class A Senior Cumulative Exchangeable Preferred Stock ("TCI Pacific Preferred Stock") for AT&T common stock. Each share of TCI Pacific Preferred Stock was exchangeable at the option of the holder for 8.365 shares of AT&T common stock. As of June 30, 2002, all outstanding (approximately 6.2 million) shares of TCI Pacific preferred Stock with a carrying value of

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                             (DOLLARS IN MILLIONS,
              EXCEPT PER SHARE AMOUNTS AND UNLESS OTHERWISE NOTED)


$2.1 billion had either been exchanged or redeemed for approximately 51.8 million shares of AT&T common stock. The value of these shares of AT&T common stock were contributed to AT&T Broadband Group by AT&T and are reflected in combined attributed net assets. The TCI Pacific Preferred Stock was reflected in minority interest in the accompanying combined balance sheets prior to its exchange. No gain or loss was recorded on the exchange/redemption of the TCI Pacific Preferred Stock.



(8) RELATED PARTY TRANSACTIONS



     As discussed in Note 1, AT&T provides necessary working capital requirements through intercompany debt and capital contributions to AT&T Broadband Group. These amounts are reflected in the accompanying combined balance sheets as short-term debt due to AT&T or a component of combined attributed net assets. Short-term debt due to AT&T and interest was assumed based upon the methodology outlined in Note 1. Intercompany debt was $6,486 and $3,959 at June 30, 2002 and December 31, 2001, respectively. Intercompany interest expense was $91 and $99 for the three months ended June 30, 2002 and 2001, respectively, and $155 and $204 for the six months ended June 30, 2002 and 2001, respectively.



     AT&T Consumer Services Group provides AT&T Broadband Group with sales support and customer care services at cost based prices. For the three months ended June 30, 2002 and 2001, such amounts totaled $40 and $49, respectively, and for the six months ended June 30, 2002 and 2001, such amounts totaled $83 and $96, respectively, and are included in selling, general and administrative expenses in the accompanying combined statements of operations.



     In addition, AT&T Business Services Group provides AT&T Broadband Group with wireline communication and other services. For the three months ended June 30, 2002 and 2001, such amounts totaled $89 and $53, respectively, and for the six months ended June 30, 2002 and 2001, charges for such services totaled $171 and $110, respectively, and are included in costs of services in the accompanying combined statements of operations.



     AT&T allocates general corporate overhead expenses, including finance, legal, marketing, use of the AT&T brand, planning and strategy and human resources to AT&T Broadband Group, as well as costs for AT&T employees who directly support the activities of the AT&T Broadband Group. Charges for such services amounted to $29 and $46 for the three months ended June 30, 2002 and 2001, respectively and $62 and $86 for the six months ended June 30, 2002 and 2001, respectively. These amounts are included in selling, general and administrative expenses in the accompanying combined statements of operations and were determined based on the methodology described in note 1.



     During 2001, AT&T Broadband Group had related party transactions with a Liberty Media Group ("LMG") subsidiary. Included in cost of services in the accompanying combined statement of operations were programming expenses related to such LMG subsidiary of $91 and $172 for the three and six months ended June 30, 2001, respectively.



     AT&T Broadband Group transferred $628 of marketable securities and equity investments and $180 of related deferred tax liabilities to AT&T through combined attributed net assets during the first quarter of 2001. No gain or loss was recorded in this transaction.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                             (DOLLARS IN MILLIONS,
              EXCEPT PER SHARE AMOUNTS AND UNLESS OTHERWISE NOTED)


(9) NEW ACCOUNTING PRONOUNCEMENTS



     In August 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). This standard requires that obligations associated with the retirement of tangible long-lived assets be recorded as liabilities when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an asset retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, this liability is accreted to its future value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. For AT&T Broadband Group, this means that the standard will be adopted on January 1, 2003. AT&T Broadband Group does not expect that the adoption of this statement will have a material impact on AT&T Broadband Group's results of operations, financial position or cash flows.



     On April 30, 2002 the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections" ("SFAS 145"). SFAS 145 eliminates the requirement that gains and losses from the extinguishments of debt be aggregated and classified as an extraordinary item, net of the related income tax. An entity is not prohibited from classifying such gains and losses as extraordinary items, as long as they meet the criteria in paragraph 20 of APB No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." In addition, SFAS 145 requires that capital leases that are modified so that the resulting lease agreement is classified as an operating lease be accounted for in the same manner as sale-leaseback transactions. The rescission of SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt" is effective for fiscal years beginning after May 15, 2002, which for AT&T Broadband Group means January 1, 2003. Earlier application is encouraged. Any gain or loss on extinguishment of debt that was previously classified as an extraordinary item would be reclassified to other income (expense). The remainder of the statement is generally effective for transactions occurring after May 15, 2002. AT&T Broadband Group does not expect that the adoption of SFAS No. 145 will have a material impact on AT&T Broadband Group's results of operations, financial position or cash flows.



     On June 28, 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities ("SFAS 146"). This statement addresses the recognition, measurement and reporting of costs that are associated with exit and disposal activities. This statement includes the restructuring activities that are currently accounted for pursuant to the guidance set forth in Emerging Issues Task Force ("EITF") 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to exit an Activity (including Certain Costs incurred in a Restructuring)" ("EITF 94-3"), costs related to terminating a contract that is not a capital lease and one-time benefit arrangements received by employees who are involuntarily terminated -- nullifying the guidance under EITF 94-3. Under SFAS 146 the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date the company committed to the exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002 with earlier application encouraged. Previously issued financial statements will not be restated. The provisions of EITF 94-3 shall continue to apply for exit plans initiated prior to the adoption of SFAS 146. Accordingly, the initial adoption of SFAS 146 will not have an effect on AT&T Broadband Group's results of operations, financial position or cash flows. However, liabilities associated with future exit and disposal activities will not be recognized until actually incurred.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                             (DOLLARS IN MILLIONS,
              EXCEPT PER SHARE AMOUNTS AND UNLESS OTHERWISE NOTED)


(10) COMMITMENT AND CONTINGENCIES



     In the normal course of business AT&T Broadband Group is subject to proceedings, lawsuits and other claims, including proceedings under laws and regulations related to environmental and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Consequently, AT&T Broadband Group is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters at June 30, 2002. These matters could affect the operating results of any one quarter when resolved in future periods. However, management believes after final disposition, any monetary liability or financial impact to AT&T Broadband Group beyond that provided for at June 30, 2002 would not be material to AT&T Broadband Group's annual combined financial statements.



     AT&T Broadband Group is party to an agreement under which it purchases certain customer care and billing services from CSG Systems, Inc. ("CSG"). On May 10, 2002, AT&T Broadband Group filed a demand for arbitration against CSG before the American Arbitration Association. On May 30, 2002, CSG answered AT&T Broadband Group's arbitration demand and asserted various counterclaims against AT&T Broadband Group. On June 21, 2002, CSG filed a lawsuit against Comcast Corporation in federal court located in Denver, Colorado asserting claims related to the agreement with CSG and the pending arbitration. In the event that this process results in the termination of our agreement with CSG, AT&T Broadband Group may incur significant costs in connection with its replacement of these customer care and billing services and may experience temporary disruption to its operations.



     On June 7, 2002, AT&T Broadband Group announced that Motorola, Inc. ("Motorola") had notified AT&T Broadband of a potential safety hazard, discovered by its factory quality control tests, in a limited number of DCT-2000 digital cable set top boxes installed after April 1, 2002. In response to the notice from Motorola, AT&T Broadband Group has further reviewed the number of potentially affected set-top boxes either installed in customers' homes or in inventory. Based on the information currently available, AT&T Broadband Group does not expect any material financial impact or short-term provisioning delays resulting from this situation.



(11) SUBSEQUENT EVENTS



     On August 11, 2002, US Airways Group Inc. ("US Airways") filed for Chapter 11 bankruptcy protection. AT&T Broadband Group leases airplanes under leveraged leases to US Airways. Under a leveraged lease, the assets are secured with debt, which is non-recourse to AT&T Broadband Group. In connection with the bankruptcy filing, US Airways can reject or reaffirm its leases. AT&T Broadband Group does not know if the leases will be rejected or affirmed. If the leases are rejected and the non-recourse debtholder forecloses on the assets, AT&T Broadband Group could incur an after-tax loss of approximately $35 to $45 (based on June 30, 2002 balances).



     On August 12, 2002, in connection with the proposed AT&T Comcast Merger, AT&T filed a preliminary prospectus contemplating a potential offer to exchange an aggregate of $11.8 billion of AT&T's existing debt securities. The exchange offer involves two types of transactions. The first, which is expected to be subject to proration, involves an exchange of certain series of AT&T notes for new notes that would ultimately become obligations of AT&T Broadband Corp. AT&T Comcast and certain of its subsidiaries would guarantee these obligations upon completion of the AT&T Comcast Merger. The second, which is not expected to be subject to proration, involves an exchange of other series of AT&T notes for new notes that would remain obligations of AT&T.

                              AT&T BROADBAND GROUP


                     (AN INTEGRATED BUSINESS OF AT&T CORP.)



             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)



                             (DOLLARS IN MILLIONS,


              EXCEPT PER SHARE AMOUNTS AND UNLESS OTHERWISE NOTED)



     Neither AT&T, AT&T Broadband Group, nor any other entity would receive any proceeds from the issuance of the new notes in the exchange offer. The new notes would represent a new offering with respect to those notes that ultimately become obligations of AT&T Broadband Corp. and would reduce the amount that AT&T Broadband Group would otherwise be required to pay to AT&T upon completion of the AT&T Comcast Merger. The new notes would represent a refinancing with respect to those notes that remain obligations of AT&T after the merger.



     The exchange offer would be subject to various conditions as described in the prospectus. A decision to proceed with the exchange offer will be based on market and business conditions over the next several months, finalization of the exchange offer on terms that are mutually acceptable to AT&T and Comcast, and other factors. Terms of the exchange offer have not yet been determined and will be announced upon launch.



     On August 21, 2002, AT&T, Comcast and AOL Time Warner ("AOL") announced that they had reached an agreement to restructure the TWE partnership. Under the agreement, in exchange for AT&T Broadband Group's 27.64% interest in TWE, AT&T Broadband Group will receive $2.1 billion in cash, $1.5 billion in common stock of AOL, valued as of the time of closing, and a 21% percent equity interest (with less than five percent voting power in the election of directors) in a new cable company serving approximately 10.8 million subscribers. The restructuring agreement is subject to certain regulatory approvals and is expected to close in 2003.



     Additionally, AT&T Broadband, Comcast and AOL have reached a three year non-exclusive agreement under which AOL's high speed broadband service would be made available on AT&T Comcast cable systems which pass approximately 10 million homes.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareowners of AT&T Corp.:

     In our opinion, the accompanying combined balance sheets and the related combined statements of operations and changes in combined attributed net assets and of cash flows present fairly, in all material respects, the financial position of AT&T Broadband Group at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2001 and for the ten-month period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of AT&T Broadband Group's management; our responsibility is to express our opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     AT&T Broadband Group is a fully integrated business unit of AT&T Corp.; consequently, as indicated in Note 1, these combined financial statements have been derived from the consolidated financial statements and accounting records of AT&T Corp. and reflect certain assumptions and allocations. Moreover, as indicated in Note 1, AT&T Broadband Group relies on AT&T Corp. for administrative, management and other services. The financial position, results of operations and cash flows of AT&T Broadband Group could differ from those that would have resulted had AT&T Broadband Group operated autonomously or as an entity independent of AT&T Corp. As more fully discussed in Note 1, the combined financial statements of AT&T Broadband Group should be read in conjunction with the audited consolidated financial statements of AT&T Corp.

     As discussed in the notes to the financial statements, AT&T Broadband Group was required to adopt Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, effective January 1, 2001.

PricewaterhouseCoopers LLP
New York, New York
March 25, 2002

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

                       COMBINED STATEMENTS OF OPERATIONS

                                                                   YEAR ENDED          TEN MONTHS
                                                                  DECEMBER 31,           ENDED
                                                             ----------------------   DECEMBER 31,
                                                                 2001        2000         1999
                                                             ------------   -------   ------------
                                                                     (DOLLARS IN MILLIONS)
Revenue....................................................    $10,132      $ 8,445      $5,080
  Operating expenses:
  Cost of services (excluding depreciation of $1,881,
     $1,291 and $663 for 2001, 2000 and 1999, respectively,
     included below).......................................      5,459        4,600       2,686
  Selling, general and administrative......................      2,582        2,180       1,253
  Depreciation and other amortization......................      2,626        1,674         805
  Amortization of goodwill, franchise costs and other
     purchased intangibles.................................      2,154        2,377         869
  Asset impairment, restructuring and other charges........      1,494        6,270         644
                                                               -------      -------      ------
Total operating expenses...................................     14,315       17,101       6,257
                                                               -------      -------      ------
Operating loss.............................................      4,183        8,656       1,177
  Investment (expense) income..............................     (1,947)         (84)         47
  Other (expense) income...................................       (927)          45           3
  Interest expense.........................................      1,735        1,323         705
                                                               -------      -------      ------
Loss before income taxes, net losses from equity
  investments, minority interest and cumulative effect of
  accounting change........................................      8,792       10,018       1,832
Benefit for income taxes...................................      3,857        1,183         465
Net losses from equity investments.........................         69          597         707
Minority interest income (expense).........................        833        4,062        (126)
                                                               -------      -------      ------
Loss before cumulative effect of accounting change.........      4,171        5,370       2,200
Cumulative effect of accounting change (net of income taxes
  of $142).................................................        229           --          --
                                                               -------      -------      ------
Net loss...................................................    $ 3,942      $ 5,370      $2,200
                                                               =======      =======      ======

      The notes are an integral part of the combined financial statements.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

                            COMBINED BALANCE SHEETS

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
                                                              (DOLLARS IN MILLIONS)
ASSETS
Cash and cash equivalents...................................  $     --    $     61
Accounts receivable, less allowances of $73 and $74.........       584         774
Other receivables...........................................       214         267
Investments.................................................       668       2,204
Other current assets........................................       184         200
                                                              --------    --------
     Total current assets...................................     1,650       3,506
Property, plant and equipment, net..........................    14,519      15,187
Franchise costs, net of accumulated amortization of $2,501
  and $1,664................................................    42,819      48,218
Goodwill, net of accumulated amortization of $741 and
  $240......................................................    19,361      21,139
Investments.................................................    21,913      25,045
Other assets, net of accumulated amortization of $563 and
  $578......................................................     2,925       4,439
                                                              --------    --------
     Total assets...........................................  $103,187    $117,534
                                                              ========    ========

LIABILITIES AND COMBINED ATTRIBUTED NET ASSETS
Accounts payable............................................  $    678    $  1,250
Payroll and benefit-related liabilities.....................       478         570
Debt maturing within one year...............................     2,824       3,073
Short-term debt due to AT&T.................................     3,959       5,830
Deferred income tax liability...............................        --         486
Liability under put options.................................        --       2,564
Other current liabilities...................................     1,691       2,177
                                                              --------    --------
     Total current liabilities..............................     9,630      15,950
Long-term debt..............................................    16,502      19,517
Deferred income taxes.......................................    25,810      28,550
Other long-term liabilities and deferred credits............     1,059       1,069
                                                              --------    --------
     Total liabilities......................................    53,001      65,086
Minority interest...........................................     3,302       4,421
Company-Obligated Convertible Quarterly Income Preferred
  Securities of Subsidiary Trust Holding Solely Subordinated
  Debt Securities of AT&T...................................     4,720       4,710
Combined attributed net assets..............................    42,164      43,317
                                                              --------    --------
Total liabilities and combined attributed net assets........  $103,187    $117,534
                                                              ========    ========

      The notes are an integral part of the combined financial statements.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

        COMBINED STATEMENTS OF CHANGES IN COMBINED ATTRIBUTED NET ASSETS

                                                                 YEAR ENDED        TEN MONTHS
                                                                DECEMBER 31,         ENDED
                                                              -----------------   DECEMBER 31,
                                                               2001      2000         1999
                                                              -------   -------   ------------
                                                                   (DOLLARS IN MILLIONS)
COMBINED ATTRIBUTED NET ASSETS:
  Balance at beginning of period............................  $43,317   $14,889     $14,377
  Net loss..................................................    3,942     5,370       2,200
  Contributions from AT&T, net..............................    1,928    35,101       2,128
  Issuance of common stock by affiliates....................       39       (54)        515
  Net revaluation of financial instruments..................     (599)   (1,402)         69
  Reclassification of previously unrealized losses..........    1,414       146          --
  Net minimum pension liability adjustment..................      (22)       --          --
  Other comprehensive income................................       29         7          --
                                                              -------   -------     -------
  Balance at end of period..................................  $42,164   $43,317     $14,889
                                                              =======   =======     =======
SUMMARY OF TOTAL COMPREHENSIVE LOSS:
  Loss before cumulative effect of accounting change........  $ 4,171   $ 5,370     $ 2,200
  Cumulative effect of accounting change....................      229        --          --
                                                              -------   -------     -------
  Net loss..................................................    3,942   $ 5,370     $ 2,200
  Net revaluation of financial instruments (net of income
     tax (provision) benefit of $375, $778 and $(36)).......     (599)   (1,402)         69
  Recognition of previously unrealized losses (net of income
     tax benefit of $891, $29 and $0).......................    1,414       146          --
  Net minimum pension liability adjustment (net of income
     taxes of $16, $0 and $0)...............................      (22)       --          --
  Other comprehensive income (net of income taxes of $7, $0
     and $0)................................................       29         7          --
                                                              -------   -------     -------
     Total comprehensive loss...............................  $ 3,120   $ 6,619     $ 2,131
                                                              =======   =======     =======

      The notes are an integral part of the combined financial statements.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED        TEN MONTHS
                                                                DECEMBER 31,         ENDED
                                                              -----------------   DECEMBER 31,
                                                               2001      2000         1999
                                                              -------   -------   ------------
                                                                   (DOLLARS IN MILLIONS)
OPERATING ACTIVITIES:
  Net loss..................................................  $(3,942)  $(5,370)    $(2,200)
  Adjustments to reconcile net loss to net cash (used in)
    provided by operating activities:
    Cumulative effect of accounting change, net of income
      taxes.................................................     (229)       --          --
    Net losses (gains) on sales of businesses and
      investments...........................................      710      (616)        (39)
    Asset impairment, restructuring and other charges, net
      of cash payments......................................    1,370     6,216         594
    Depreciation and amortization...........................    4,780     4,051       1,674
    Provision for uncollectible receivables.................      246       154          75
    Net losses from equity investments......................      106       967       1,145
    Deferred income taxes...................................   (3,579)     (880)       (422)
    Impairment of investments...............................      539       240          --
    Put option settlement and mark-to-market charge.........      838       537          --
    Minority interest (income) expense......................     (872)   (4,039)        180
    Net revaluation of certain financial instruments........      959        --          --
    Decrease (increase) in receivables......................       57      (263)       (116)
    (Decrease) increase in accounts payable.................     (515)      (90)        447
    Net change in other operating assets and liabilities....     (635)     (298)        143
    Other adjustments, net..................................       64       193        (101)
                                                              -------   -------     -------
      Net cash (used in) provided by operating activities...     (103)      802       1,380
                                                              -------   -------     -------
INVESTING ACTIVITIES:
  Capital expended for property and equipment, net of
    proceeds from disposal..................................   (3,413)   (4,426)     (3,161)
  Sales of marketable securities............................      102        96          --
  Purchase of marketable securities.........................      (18)      (14)         --
  Investment distributions and sales........................    1,429       578         817
  Investment contributions and purchases....................     (276)     (593)     (1,308)
  Net cash received (paid) for acquisitions and dispositions
    of businesses...........................................    4,898       (71)        740
  Other investing activities, net...........................     (179)      (81)         (3)
                                                              -------   -------     -------
      Net cash provided by (used in) investing activities...    2,543    (4,511)     (2,915)
                                                              -------   -------     -------
FINANCING ACTIVITIES:
  Proceeds from long-term debt issuances....................    1,025     3,862          --
  Issuance of convertible securities........................       --        --       4,638
  Retirements of long-term debt.............................     (938)   (1,429)     (2,031)
  Retirements of redeemable securities......................       --      (152)         --
  Dividends paid on preferred securities....................     (336)     (294)       (135)
  Change in short-term debt due to AT&T.....................   (2,252)    1,533       4,297
  Transfers from (to) AT&T, net.............................       --       765      (5,234)
  Other financing activities, net...........................       --      (515)         --
                                                              -------   -------     -------
      Net cash (used in) provided by financing activities...   (2,501)    3,770       1,535
                                                              -------   -------     -------
Net change in cash and cash equivalents.....................      (61)       61          --
Cash and cash equivalents at beginning of period............       61        --          --
                                                              -------   -------     -------
Cash and cash equivalents at end of period..................  $    --   $    61     $    --
                                                              =======   =======     =======

      The notes are an integral part of the combined financial statements.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
   (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND UNLESS OTHERWISE NOTED)

(1) BASIS OF PRESENTATION

     AT&T Broadband Group is an integrated business of AT&T Corp. ("AT&T") and not a stand-alone entity. AT&T Broadband Group consists primarily of the assets, liabilities and business of AT&T Broadband, LLC (formerly Tele-Communications, Inc. ("TCI")), acquired by AT&T on March 9, 1999 in the TCI merger, and MediaOne Group, Inc. ("MediaOne"), acquired by AT&T on June 15, 2000 in the MediaOne merger. AT&T Broadband, LLC ("ATTBLLC") and MediaOne are both separate subsidiaries of AT&T. AT&T Broadband Group is one of the nation's largest broadband communications providers, providing cable television, high-speed cable Internet and broadband telephone services. AT&T intends to assign and transfer substantially all of the assets, liabilities and business of AT&T Broadband Group to AT&T Broadband Corp., a newly formed holding company for AT&T's broadband business, which will be subsequently merged with Comcast Corporation ("Comcast") as discussed below.

     Comcast and AT&T have agreed to a merger of Comcast and AT&T Broadband Corp. (the "AT&T Comcast Merger"). The AT&T Comcast Merger is pursuant to, and subject to the terms and conditions set forth in the Agreement and Plan of Merger, dated as of December 19, 2001 (the "Merger Agreement"). The AT&T Comcast Merger will occur in several steps, which are expected to occur on the closing date of the AT&T Comcast Merger. First, AT&T will assign and transfer to AT&T Broadband Corp., substantially all of the assets and liabilities of AT&T's broadband business. Following the transfer, AT&T will spin off AT&T Broadband Corp. to AT&T shareholders by distributing one share of AT&T Broadband Corp. common stock to each holder of record of a share of AT&T common stock, NYSE symbol "T," as of the close of business on the record date for the AT&T Broadband Corp. spin-off ("AT&T Broadband Spin-off"). Immediately following the AT&T Broadband spin-off, AT&T Broadband Corp. will merge with AT&T Broadband Acquisition Corp., a newly formed, wholly owned shell subsidiary of AT&T Comcast Corporation ("AT&T Comcast"), with AT&T Broadband Corp. continuing as the surviving corporation. At approximately the same time, Comcast will merge with Comcast Acquisition Corp., a newly formed, wholly owned shell subsidiary of AT&T Comcast, with Comcast continuing as the surviving entity. As a result of these mergers, AT&T Comcast will become the parent company of both AT&T Broadband Corp. and Comcast.

     AT&T Comcast will issue shares of AT&T Comcast common stock to the AT&T shareholders who received shares of AT&T Broadband Corp. common stock in the AT&T Broadband Spin-off. As of the date of execution of the Merger Agreement, it was estimated that each holder of AT&T Broadband Corp. common stock would have received 0.34 of a share of AT&T Comcast common stock for each of such holder's shares of AT&T Broadband Corp. common stock. Assuming Comcast retains its AT&T shares and converts them into exchangeable preferred stock of AT&T as contemplated by the Merger Agreement, the exchange ratio would be approximately
0.35. The exchange ratio is dependent on a number of factors that may change between the date of execution of the Merger Agreement and the date of completion of the AT&T Comcast transaction, including the number of outstanding shares of AT&T common stock, the value of options and stock appreciation rights and the price of Comcast Class A common stock.

     AT&T will pay Comcast a termination fee in the amount of $1.5 billion in cash if the Merger Agreement is terminated because (i) the AT&T Board withdraws or modifies, in a manner adverse to Comcast, its recommendation of the AT&T Comcast transaction, (ii) AT&T willfully and materially breaches certain terms of the Merger Agreement and (iii) if the AT&T shareholders fail to approve the AT&T Comcast Merger because a competing acquisition proposal made by a third party is pending at the time of the AT&T shareholder meeting and within one year of the AT&T meeting, AT&T enters into an agreement relating to an alternative material transaction. Comcast will pay to AT&T a sum of $1.5 billion

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

termination fee in cash if the Merger Agreement is terminated because the Comcast shareholders fail to approve the AT&T Comcast Merger.

     Consummation of the AT&T Comcast Merger is subject to the satisfaction or waiver of several conditions, including but not limited to, approval by the shareholders of AT&T and Comcast and receipt of all necessary governmental consents and approvals. As a result, there can be no assurance that the AT&T Comcast Merger will be consummated, or if the AT&T Comcast Merger is consummated, as to the date of such consummation.

     On March 9, 1999, AT&T acquired TCI in a merger (the "TCI Merger") which was attributed to AT&T Broadband Group. The results of operations, financial position, changes in combined attributed net assets and cash flows of the business of AT&T Broadband, LLC which are included in AT&T Broadband Group have been included since March 1, 1999, the deemed effective date of the TCI Merger for accounting purposes. The impact of the results from March 1 through March 9, 1999 were deemed immaterial to the combined results. On June 15, 2000, AT&T acquired MediaOne which was attributed to AT&T Broadband Group. The results of operations, financial position, changes in combined attributed net assets and cash flows of the businesses of MediaOne which are included in AT&T Broadband Group have been included since June 15, 2000. See note 4.

     The combined financial statements of AT&T Broadband Group are prepared in accordance with generally accepted accounting principles. The combined financial statements of AT&T Broadband Group reflect the assets, liabilities, revenue and expenses directly attributable to AT&T Broadband Group, as well as allocations deemed reasonable by management, to present the results of operations, financial position, changes in combined attributed net assets and cash flows of AT&T Broadband Group on a stand-alone basis. The allocation methodologies have been described within the notes to the combined financial statements where appropriate, and management considers the allocations to be reasonable. All significant intercompany accounts and transactions within the AT&T Broadband Group have been eliminated. The financial information included herein may not necessarily reflect the combined results of operations, financial position, changes in combined attributed net assets and cash flows of AT&T Broadband Group in the future or what they would have been had AT&T Broadband Group been a separate, stand-alone entity during the periods presented. Earnings per share disclosure has not been presented as AT&T Broadband Group is a business unit of AT&T and earnings per share data is not considered meaningful. The combined financial statements of AT&T Broadband Group should be read in conjunction with AT&T's Form 10-K for the year ended December 31, 2001.

     AT&T Broadband Group's operations have been dependent on cash infusions from AT&T in order for AT&T Broadband Group to operate and execute on its business and growth strategies. If, for any reason, AT&T is unwilling or cannot provide the level of financing necessary to fund future operations, AT&T Broadband Group will need to seek additional financing from third parties.

     Debt attributed to AT&T Broadband Group includes the third party obligations of ATTBLLC and MediaOne and monetization debt backed by assets held by AT&T Broadband Group. Additional intercompany debt has been allocated to AT&T Broadband Group to achieve a total debt level based on several factors, including prospective financing requirements, desired stand-alone credit profile, working capital and capital expenditure requirements, expected sources of future deleveraging, and comparable company profiles. Changes in historical intercompany debt are based on historical cash flows. Such cash flows include capital expenditures, operating activities, and investments in and dispositions of cable companies. The historical interest expense on the allocated intercompany debt was calculated based on a rate intended to be equivalent to the rate AT&T Broadband Group would receive if it were a stand-alone entity. AT&T's expected deleveraging activities that relate to AT&T Broadband Group include, but may

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

not be limited to, proceeds that may result from the exercise of AT&T's registration rights in Time Warner Entertainment ("TWE") and continued evaluation and sale of non-strategic cable systems.

     As a result of the above methodology, from time to time AT&T Broadband Group may advance funds to AT&T. These advances will be accounted for as borrowings between entities and bear interest at a market rate that is substantially equal to the rate at which AT&T would be able to borrow from third parties on debt with similar maturities.

     AT&T performs cash management functions on behalf of the AT&T Broadband Group. Substantially all of the AT&T Broadband Group's cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T, after giving consideration to the debt allocation methodology, are reflected as a component of combined attributed net assets. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations and initial investments in joint ventures and partnerships which AT&T attributed to AT&T Broadband Group have been treated as noncash transactions.

     General corporate overhead related to AT&T's corporate headquarters and common support divisions has been allocated to AT&T Broadband Group as it was not deemed practical to specifically identify such common costs to AT&T Broadband Group. The allocation of corporate overhead is divided into an allocation of shared services (e.g., payroll and finance) and other corporate overhead. Costs of shared services are allocated to AT&T Broadband Group based on transaction based prices. Other corporate overhead is allocated to AT&T Broadband Group based on the ratio of AT&T Broadband Group's external costs and expenses adjusted for any functions AT&T Broadband Group performs on its own. The costs of these services charged to AT&T Broadband Group are not necessarily indicative of the costs that would have been incurred if AT&T Broadband Group had performed these functions entirely as a stand-alone entity, nor are they indicative of costs that will be charged or incurred in the future. However, management believes such allocations are reasonable.

     Consolidated income tax provisions or benefits, related tax payments or refunds, and deferred tax balances of AT&T have been allocated to AT&T Broadband Group based principally on the taxable income and tax credits directly attributable to AT&T Broadband Group, resulting in essentially a stand-alone presentation. AT&T and AT&T Broadband Corp. entered into a tax sharing agreement effective as of January 1, 2002, which, consistent with the principles described in the preceding sentence, provides for tax sharing payments based on the tax expense or tax benefits of a hypothetical affiliated group consisting of AT&T Broadband Group and AT&T. Based on this agreement, the consolidated tax liability before credits are allocated between the groups, based on each group's contribution to the consolidated taxable income of the hypothetical group. Consolidated tax credits of the hypothetical group are allocated between groups based on each group's contribution to such tax credit.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  REVENUE RECOGNITION

     Video, voice and data services revenue is recognized based upon monthly service fees, fees per event or minutes of traffic processed. Revenue for customer fees, equipment rental, advertising, and pay-per-view programming is recognized in the period the services are delivered. Video and nonvideo installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period customers are expected to remain connected to the cable distribution system.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  ADVERTISING AND PROMOTIONAL COSTS

     Advertising and promotional costs are expensed as incurred. Advertising and promotional expenses were $439, $325 and $138 for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999, respectively.

  INCOME TAXES

     AT&T Broadband Group is not a separate taxable entity for federal and state income tax purposes and its results of operations are included in the consolidated federal and state income tax returns of AT&T and its affiliates. The provision for income taxes is based on AT&T Broadband Group's contribution to the overall income tax liability or benefit of AT&T and its affiliates. Under the balance sheet method, AT&T Broadband Group recognizes deferred tax assets and liabilities at enacted income tax rates for the temporary differences between the financial reporting basis and the tax basis of its assets and liabilities. Any effects of changes in income tax rates or tax laws are included in the provision for income taxes in the period of enactment. When it is more likely than not that a portion or all of a deferred tax asset will not be realized in the future, AT&T Broadband Group provides a corresponding valuation allowance against the deferred tax asset.

  STOCK-BASED COMPENSATION

     Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." AT&T Broadband Group follows the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

  CASH EQUIVALENTS

     All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

  INVESTMENTS

     Investments in which AT&T Broadband Group exercises significant influence, but does not control, are accounted for under the equity method of accounting. Under the equity method, investments are stated at cost and are adjusted for AT&T Broadband Group's subsequent contributions and share of earnings, losses and distributions. The excess of the investment over the underlying book value of the investee's net assets is being amortized over periods ranging from 25 to 40 years. Effective January 1, 2002, in accordance with SFAS No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"), such excess costs will no longer be amortized. Investments in which AT&T Broadband Group has no significant influence over the investee are accounted for under the cost method of accounting. Under the cost method, investments are stated at cost and earnings are recognized to the extent distributions are received from the accumulated earnings of the investee. Distributions in excess of accumulated earnings are recognized as a reduction of the investment balance.

     Marketable equity securities classified as "trading" securities are carried at fair value with any unrealized gain or loss being recorded within investment (expense) income in the combined statement of operations. Marketable equity securities classified as "available-for-sale" are carried at fair market value with unrealized gains and losses, net of tax, included in combined attributed net assets as a component of other comprehensive income. The fair market value of these securities is based on quoted market prices.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     AT&T Broadband Group recognizes impairment charges on investment holdings in the combined statement of operations when management believes the decline in the investment value is other-than-temporary.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost. Construction costs, labor and applicable overhead related to installations and interest during construction are capitalized. Costs of additions and substantial improvements to property, plant and equipment are capitalized. The cost of repairs and maintenance of property, plant and equipment is charged to operations. Depreciation is computed on a straight-line basis based upon the assets' estimated useful lives using either the group or unit method. The useful lives of distribution systems ranges from three to 15 years. The useful lives of support equipment and buildings ranges from three to 40 years. The group method is used for most depreciable assets, including distribution systems. Under the group method, a specific asset group has an average life. The depreciation rate is developed based on the average useful life for the specified asset group. This method requires the periodic revision of depreciation rates.

     Under the group method, at the time of ordinary retirements, sales or other dispositions of assets, the original cost of such asset is deducted from property, plant and equipment and charged to accumulated depreciation, without recognition of a gain or loss. Gains and losses are only recognized in connection with the sales of properties in their entirety.

  FRANCHISE COSTS

     Franchise costs include the value attributed to agreements with local authorities that allow access to homes in cable service areas acquired in connection with a business combination. Such amounts are generally amortized on a straight-line basis over 25 or 40 years. Costs incurred by AT&T Broadband Group in negotiating and renewing franchise agreements are amortized on a straight-line basis over the life of the franchise, generally 10 to 20 years. Beginning in 2002, in accordance with SFAS 142, franchise costs associated with a business combination will no longer be amortized, but will continue to be tested for impairment (see note 16).

  GOODWILL

     Goodwill is the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for as purchases. Goodwill is amortized on a straight-line basis over seven to 40 years. Beginning in 2002, in accordance with SFAS 142, such goodwill will no longer be amortized, but will continue to be tested for impairment (see note 16).

  SOFTWARE CAPITALIZATION

     Certain direct development costs associated with internal-use software are capitalized, including external direct costs of material and services, and payroll costs for employees devoting time to the software projects. Such costs are included within other assets and are amortized over a period not to exceed five years beginning when the asset is substantially ready for use. Costs incurred during the preliminary project stage, as well as maintenance and training costs, are expensed as incurred. Initial operating-system software costs are capitalized and amortized over the life of the associated hardware.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  VALUATION OF LONG-LIVED ASSETS

     Long-lived assets such as property, plant and equipment, franchise costs, goodwill, investments and software are reviewed for impairment annually or whenever events or changes in circumstances indicate the carrying amount may not be recoverable. If the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset. Assets to be disposed of are carried at the lower of their financial statement carrying value or fair value less cost to sell.

  DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

     Effective January 1, 2001, AT&T Broadband Group adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), and its corresponding amendments under SFAS No. 138. AT&T Broadband Group uses derivative financial instruments to mitigate market risk from changes in interest rates and equity prices. Derivative financial instruments may be exchange-traded or contracted in the over-the-counter market and include swaps, options, warrants and forward contracts. AT&T Broadband Group does not use derivative financial instruments for speculative purposes.

     All derivatives are recognized on the balance sheet at fair value. To qualify for hedge accounting treatment, derivatives, at inception, must be designated as hedges and evaluated for effectiveness throughout the hedge period. AT&T Broadband Group designates certain derivative contracts, at the date entered into, as either (i) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment ("fair value" hedge) or (ii) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability ("cash flow" hedge). Other derivatives ("undesignated") are not formally designated for accounting purposes. These derivatives, except for warrants, although undesignated for accounting purposes are entered into to hedge economic risks.

     AT&T Broadband Group records changes in the fair value of fair-value hedges, along with the changes in fair value of the hedged asset or liability that is attributable to the hedged risk (including losses or gains on firm commitments), in other (expense) income in the combined statement of operations.

     AT&T Broadband Group records changes in the fair value of cash-flow hedges that are highly effective in other comprehensive income, as a component of combined attributed net assets, until earnings are affected by the variability of cash flows of the hedged transaction.

     The changes in fair value of undesignated hedges are recorded in other (expense) income in the combined statements of operations along with the change in fair value of the related asset or liability.

     AT&T Broadband Group currently does not have any net investment hedges in a foreign operation.

     AT&T Broadband Group assesses embedded derivatives to determine whether the economic characteristics of the embedded instruments are not clearly and closely related to the economic characteristics of the remaining component of the financial instrument (the host instrument) and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When it is determined that both conditions exist, AT&T Broadband Group designates the derivative as described above and recognizes the derivative at fair value.

     AT&T Broadband Group formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     AT&T Broadband Group discontinues hedge accounting prospectively when: (i) it is determined that the derivative is no longer effective in offsetting changes in the fair value of cash flows of a hedged item; (ii) the derivative expires or is sold, terminated, or exercised; (iii) it is determined that the forecasted hedged transaction will no longer occur; (iv) a hedged firm commitment no longer meets the definition of a firm commitment; or (v) management determines that designation of the derivative as a hedge instrument is no longer appropriate.

     When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair value hedge, the derivative will continue to be adjusted for changes in fair value through other (expense) income, and the hedged asset or liability will no longer be adjusted for changes in fair value. When hedge accounting is discontinued because the hedged item no longer meets the definition of a firm commitment, the derivative will continue to be adjusted for changes in the fair value through other (expense) income, and any asset or liability that was recorded pursuant to recognition of the firm commitment will be removed from the balance sheet and recorded in current period earnings. When hedge accounting is discontinued because it is probable that a forecasted transaction will not occur, the derivative will then be adjusted for changes in the fair value through other (expense) income and gains and losses that were accumulated in other comprehensive income will be recognized immediately in other (expense) income. In all other situations in which hedge accounting is discontinued, the derivative will be carried at its fair value on the balance sheet, with changes in its fair value recognized in other (expense) income.

  CASH FLOWS

     For purposes of the combined statements of cash flows, all transactions between AT&T Broadband Group and AT&T, except for purchase business combinations and initial investments in joint ventures and partnerships which were funded by AT&T and contributed by AT&T to AT&T Broadband Group, have been accounted for as having been settled in cash at the time the transaction was recorded by AT&T Broadband Group.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenue and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for certain items such as allowances for doubtful accounts, depreciation and amortization, employee benefit plans, income taxes, restructuring reserves, impairments and contingencies.

  CONCENTRATIONS

     As of December 31, 2001, except as disclosed below, AT&T Broadband Group does not have any significant concentration of business transacted with a particular customer, supplier or lender that could, if suddenly eliminated, severely impact its operations. AT&T Broadband Group does not have a concentration of available sources of labor, services, franchises or other rights that could, if suddenly eliminated, severely impact its operations.

     All video and high-speed data billing services are provided by a single vendor (see note 14). In addition, all broadband telephone billing services are provided by a separate single vendor. AT&T Broadband Group also purchases its digital set-top devices from one source (see note 14).

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  ISSUANCE OF COMMON STOCK BY AFFILIATES

     Changes in AT&T Broadband Group's proportionate share of the underlying equity of an attributed entity or equity method investee, which result from the issuance of additional equity securities by such entity, are recognized as increases or decreases to combined attributed net assets.

  RECOGNITION OF GAINS ON ASSET DISPOSITIONS

     From time to time, AT&T Broadband Group contributes cable television systems to joint ventures and partnerships in exchange for a non-controlling interest in such entity. In connection with such contributions, AT&T Broadband Group may guarantee the debt of the joint venture or partnership. AT&T Broadband Group defers any gain associated with such transactions until such time as AT&T Broadband Group has no remaining financial obligation to the joint venture or partnership.

  RECLASSIFICATIONS

     Certain amounts in previous years have been reclassified to conform to the 2001 presentation.

(3) SUPPLEMENTAL FINANCIAL INFORMATION

  SUPPLEMENTARY STATEMENT OF OPERATIONS INFORMATION

                                                            YEAR ENDED      TEN MONTHS
                                                           DECEMBER 31,       ENDED
                                                          --------------   DECEMBER 31,
                                                           2001     2000       1999
                                                          -------   ----   ------------
INVESTMENT (EXPENSE) INCOME, NET
  Net (losses) gains on sales of businesses and
     investments........................................  $  (318)  $616       $39
  Investment impairment charges.........................     (539)  (240)       --
  Interest and dividend income..........................      140     77         8
  Settlement loss and mark-to-market charge on put
     options............................................     (838)  (537)       --
  Loss on settlement of exchangeable notes..............     (392)    --        --
                                                          -------   ----       ---
     Investment (expense) income, net...................  $(1,947)  $(84)      $47
                                                          =======   ====       ===
OTHER (EXPENSE) INCOME, NET
  Reclassification of securities to "trading" in
     connection with the adoption of SFAS 133...........  $(1,154)  $ --       $--
  Fair value adjustments of derivatives and "trading"
     securities.........................................      195     --        --
  Other.................................................       32     45         3
                                                          -------   ----       ---
     Other (expense) income.............................  $  (927)  $ 45       $ 3
                                                          =======   ====       ===

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  SUPPLEMENTARY BALANCE SHEET INFORMATION

                                                                DECEMBER 31,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
PROPERTY, PLANT AND EQUIPMENT
  Land and improvements.....................................  $   115   $   135
  Distribution systems......................................   14,186    13,187
  Support equipment and buildings...........................    2,382     2,526
  Construction in progress..................................      794     1,417
  Accumulated depreciation..................................   (2,958)   (2,078)
                                                              -------   -------
     Property, plant and equipment, net.....................  $14,519   $15,187
                                                              =======   =======

  LEVERAGED LEASES

     AT&T Broadband Group leases airplanes and energy-producing facilities under leveraged leases having original terms of 10 to 30 years, expiring in various years from 2004 through 2017. The investment in leveraged leases is primarily included in other assets in the accompanying combined balance sheets. Following is a summary of AT&T Broadband Group's investment in leveraged leases:

                                                              DECEMBER 31,
                                                              -------------
                                                              2001    2000
                                                              -----   -----
Rentals receivable (net of nonrecourse debt*)...............  $ 606   $ 616
Estimated unguaranteed residual values......................    244     244
Unearned income.............................................   (656)   (685)
Allowance for credit losses.................................     (3)     (3)
                                                              -----   -----
Investment in leveraged leases (included in other assets)...    191     172
Deferred taxes..............................................     41      19
                                                              -----   -----
Net investment in leveraged leases..........................  $ 150   $ 153
                                                              =====   =====

---------------

* The rentals receivable are net of nonrecourse debt of $1.2 billion and $1.3 billion at December 31, 2001 and 2000, respectively.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  SUPPLEMENTARY STATEMENT OF CHANGES IN COMBINED ATTRIBUTED NET ASSETS
INFORMATION

                                                            YEAR ENDED      TEN MONTHS
                                                           DECEMBER 31,       ENDED
                                                           -------------   DECEMBER 31,
                                                            2001    2000       1999
                                                           ------   ----   ------------
Reclassification of securities to "trading" in
  conjunction with the adoption of SFAS 133 (net of
  income taxes of $446)(a)...............................  $  708   $ --      $  --
Settlement of exchangeable notes (net of income taxes of
  $152)(b)...............................................     240     --         --
Sale of various securities (net of income tax benefit
  (provision) of $63 and $(16))..........................     100    (27)        --
Other than temporary investment impairments (net of
  income taxes of $197 and $45)..........................     314    173         --
Revaluation of derivatives (net of income taxes of
  $33)...................................................      52     --         --
                                                           ------   ----      -----
Total recognition of previously unrealized losses........  $1,414   $146      $  --
                                                           ======   ====      =====

---------------

(a) See note 10 for further discussion.

(b) See note 7 for further discussion.

  SUPPLEMENTARY CASH FLOW INFORMATION

                                                           YEAR ENDED       TEN MONTHS
                                                          DECEMBER 31,        ENDED
                                                         ---------------   DECEMBER 31,
                                                          2001     2000        1999
                                                         ------   ------   ------------
Interest payments, net of amounts capitalized..........  $1,555   $1,016       $488
                                                         ======   ======       ====
Income tax (refunds) payments..........................  $ (442)  $   62       $  8
                                                         ======   ======       ====

(4) MERGERS, ACQUISITIONS, VENTURES, DISPOSITIONS AND EXCHANGES

  MERGER WITH TELE-COMMUNICATIONS, INC.

     AT&T Broadband Group was created upon the merger of TCI with a subsidiary of AT&T. The TCI Merger was completed on March 9, 1999, in an all-stock transaction valued at approximately $52 billion. TCI simultaneously combined its Liberty Media Group programming business with its TCI Ventures Group technology investments business, forming Liberty Media Group ("LMG"). In connection with the TCI Merger, AT&T issued a separate tracking stock in exchange for the TCI Liberty Media Group and TCI Ventures Group tracking shares previously outstanding. LMG is excluded from AT&T Broadband Group.

     The TCI Merger was accounted for under the purchase method of accounting, accordingly, AT&T recorded the assets and liabilities of TCI at their fair values and TCI results have been included since March 1, 1999, the deemed effective date of the merger. Approximately $20 billion of the purchase price of $52 billion was attributed to franchise costs and is being amortized on a straight-line basis over 40 years. Pursuant to SFAS No. 109, "Accounting for Income Taxes," AT&T recorded an approximate $13 billion deferred tax liability in connection with this franchise intangible, which is also included in franchise costs. AT&T does not expect that this deferred tax liability will ever be paid. This deferred tax liability is being amortized on a straight-line basis over 40 years and is included in the provision for income taxes. Also included in the $52 billion purchase price was approximately $11 billion related to

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

nonconsolidated investments, approximately $5 billion related to property, plant and equipment, approximately $11 billion of TCI long-term debt, and $7 billion related to other net liabilities. In addition, $34 billion was attributed to the investment in LMG which is excluded from the AT&T Broadband Group.

  MERGER WITH MEDIAONE

     On June 15, 2000, AT&T completed a merger with MediaOne in a cash and stock transaction valued at approximately $45 billion (the "MediaOne Merger"). The AT&T shares had an aggregate market value of approximately $21 billion and cash payments totaled approximately $24 billion.

     The MediaOne Merger was accounted for under the purchase method of accounting, accordingly the results of MediaOne have been included in the accompanying combined financial statements since the date of acquisition. Approximately $17 billion of the $45 billion purchase price has been attributed to franchise costs and is being amortized on a straight-line basis over 40 years. Also included in the purchase price was approximately $22 billion related to nonconsolidated investments, including investments in TWE and Vodafone Group plc ("Vodafone"), approximately $5 billion related to property, plant and equipment, and $5 billion related to other net assets. In addition, included was approximately $13 billion in deferred income tax liabilities, approximately $10 billion of MediaOne debt and approximately $1 billion of minority interest in Centaur Funding Corporation, a subsidiary of MediaOne. AT&T did not attribute $7 billion of cash acquired in the MediaOne Merger to AT&T Broadband Group. The purchase price resulted in goodwill of $20 billion, which is being amortized on a straight-line basis over 40 years.

     In accordance with the provisions of SFAS 142, AT&T Broadband Group will no longer amortize goodwill, franchise costs associated with a business combination or the deferred tax liability associated with franchise costs related to the mergers discussed above (see note 16 for further discussions of the impacts of SFAS 142).

  PRO FORMA RESULTS

     Following is a summary of the pro forma results of AT&T Broadband Group as if the MediaOne Merger had closed effective March 1, 1999:

                                                                              TEN MONTHS
                                                               YEAR ENDED       ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2000           1999
                                                              ------------   ------------
                                                                      (UNAUDITED)
Revenue.....................................................    $ 9,770         $7,326
Operating loss..............................................    $ 9,089         $1,832
Net (loss) income...........................................    $(4,422)        $1,047

     Pro forma data may not be indicative of the results that would have been obtained had the events actually occurred at the beginning of the periods presented, nor does it intend to be a projection of future results.

  CABLEVISION SYSTEMS CORPORATION ("CABLEVISION") AND RAINBOW MEDIA GROUP

     On January 8, 2001, a subsidiary of AT&T and Cablevision completed the transfer of cable systems in which AT&T received cable systems serving 358,000 customers in Boston and Eastern Massachusetts. In exchange, Cablevision received cable systems serving approximately 130,000 customers in northern New York suburbs, 44 million shares of AT&T common stock valued at approximately $871, and approximately

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

$204 in cash. Cablevision recorded a gain as a result of the transaction. AT&T Broadband Group did not record any gain or loss on the transaction, however, due to ATTBLLC's ownership interest in Cablevision, $143, net of taxes, of Cablevision's gain is included in "net losses from equity investments."

     On October 23, 2001, AT&T Broadband Group, through ATTBLLC, sold approximately 19.2 million shares of Cablevision NY Group Class A common stock and, monetized through a trust, 26.9 million shares of a mandatorily exchangeable trust security that is exchangeable into up to 26.9 million shares of Cablevision NY Group Class A common stock at maturity in approximately three years. The offering price was $36.05 per share for both the common shares and the exchangeable securities. The offerings generated approximately $1,422 of pretax proceeds, net of underwriting fees. The sale resulted in a pretax loss of approximately $271 recorded in investment (expense) income.

     On December 12, 2001, AT&T Broadband Group sold approximately 14.7 million shares of Cablevision's Rainbow Media Group Class A tracking stock and, monetized through a trust, 9.8 million shares of mandatorily exchangeable trust security that was exchangeable into up to 9.8 million shares of Rainbow Media Group Class A tracking stock at maturity in approximately three years. The offering price was $22.50 per share for both the tracking stock shares and the exchangeable securities. The offering generated approximately $487 of pretax proceeds, net of underwriting fees. The sale resulted in a pretax gain of approximately $63 recorded in investment (expense) income.

  AT HOME CORPORATION

     On August 28, 2000, AT&T and At Home Corporation ("Excite@Home") announced shareholder approval of a new board of directors and governance structure for Excite@Home. AT&T was given the right to designate six of the 11 Excite@Home board members. In addition, Excite@Home converted approximately 50 million of ATTBLLC's Excite@Home Series A shares into Series B shares, each of which has 10 votes. As a result of these governance changes, AT&T Broadband Group, through ATTBLLC, gained a controlling interest and began consolidating Excite@Home's results upon the closing of the transaction on September 1, 2000. As of December 31, 2000, AT&T Broadband Group had, on a fully diluted basis, approximately 23% of the economic interest and 74% of the voting interest in Excite@Home. The consolidation of Excite@Home in September 2000 resulted in minority interest of approximately $2,200, goodwill of approximately $2,400, short-term liabilities of approximately $2,400 (including an initial put option liability), other net assets of approximately $1,200 and the removal of the investment in Excite@Home of approximately $1,900.

     On September 28, 2001, Excite@Home filed for bankruptcy protection under Chapter 11 in the U.S. Bankruptcy Court, for the Northern District of California. As a result of the bankruptcy filing and the removal by AT&T of four of its six directors from the Excite@Home board of directors, AT&T Broadband Group ceased consolidating Excite@Home as of September 30, 2001. Beginning October 1, 2001, AT&T Broadband Group no longer records equity earnings or losses related to Excite@Home since AT&T Broadband Group recognized losses in excess of its investment in Excite@Home.

     The noncash impacts of the deconsolidation of Excite@Home primarily included a reduction to property, plant and equipment of approximately $320, goodwill of approximately $326 and debt of approximately $988. The deconsolidation of Excite@Home resulted in the recording of a liability which was approximately $362 at December 31, 2001. The liability will continue to be evaluated. In addition, other noncash items included a tax benefit of $673 reflecting changes to deferred tax liabilities.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  COX AND COMCAST AGREEMENT

     In August 2000, in exchange for Cox Communications, Inc. ("Cox") and Comcast relinquishing their rights under the shareholder agreement in connection with Excite@Home's governance change, AT&T granted put obligations to Cox and Comcast. On May 18, 2001, AT&T, Cox and Comcast reached an agreement to revise the terms of the put options. Under the new agreement, Cox and Comcast retained their stakes in Excite@Home and AT&T issued 75 million AT&T common shares to Cox and more than 80 million AT&T common shares to Comcast. The obligation under these put obligations was recorded at fair value, with gains or losses resulting from changes in fair value being recorded in investment (expense) income. AT&T Broadband Group recorded an approximate $838 and $537 loss in investment (expense) income related to the settlement and mark-to-market of the put option in 2001 and 2000, respectively. The new agreement resulted in a tax benefit to AT&T Broadband Group, which essentially offset this loss.

  INSIGHT COMMUNICATIONS COMPANY LP

     Effective January 1, 2001, entities attributed to AT&T Broadband Group sold to Insight Communications Company LP ("Insight"), for net cash proceeds of $391, several Illinois cable systems serving approximately 98,400 customers. Insight subsequently contributed such cable systems and additional cable systems serving approximately 177,000 customers to Insight Midwest L.P., an entity in which AT&T Broadband Group, through its attributed entities, has a 50% interest. Entities attributed to AT&T Broadband Group also contributed several Illinois systems serving approximately 247,500 customers to Insight Midwest, L.P. The transactions resulted in a pretax gain of $168, which was deferred due to a debt support agreement with Insight Midwest, L.P.

  KEARNS-TRIBUNE, LLC

     On January 2, 2001, AT&T, through ATTBLLC, completed the sale of Kearns-Tribune, LLC to MediaNews Group for $200 in cash. The transaction resulted in a pretax gain of approximately $117 recorded in investment (expense) income.

  COMCAST

     On April 30, 2001, a subsidiary of AT&T received 63.9 million shares of AT&T stock held by Comcast which were valued at $1,423 in exchange for cable systems attributed to AT&T Broadband Group serving approximately 590,000 customers in New Mexico, Maryland, New Jersey, Pennsylvania, Delaware and Tennessee. The transaction resulted in a pretax loss of $297 recorded in investment (expense) income.

     Effective June 30, 2001, AT&T, together with certain subsidiaries attributed to AT&T Broadband Group, transferred its 99.75% interest in an entity owning the Baltimore, Maryland cable systems serving approximately 115,000 customers to Comcast for approximately $510 in net cash proceeds. The transaction resulted in a pretax gain of $149 recorded in investment (expense) income.

  MEDIACOM COMMUNICATIONS

     On June 29, 2001, a subsidiary of AT&T sold to MediaCom Communications Corporation ("MediaCom") cable systems attributed to AT&T Broadband Group serving approximately 94,000 customers in Missouri for approximately $295 in net cash proceeds. The transaction resulted in a pretax gain of $5 recorded in investment (expense) income.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     On July 18, 2001, subsidiaries of AT&T sold to MediaCom cable systems attributed to AT&T Broadband Group serving approximately 710,000 customers located primarily in Georgia, Iowa and Southern Illinois for approximately $1,724 in net cash proceeds. The transaction resulted in a pretax loss of $93 recorded in investment (expense) income.

  CHARTER COMMUNICATIONS

     On June 30, 2001, a subsidiary of AT&T transferred to Charter Communications, Inc. ("Charter") cable systems attributed to AT&T Broadband Group serving approximately 563,000 customers in Alabama, California, Illinois, Missouri and Nevada. AT&T Broadband Group, through its attributed entities, received $1,497 in net proceeds, $222 in cash restricted for future acquisitions of cable systems, and a cable system in Florida serving 9,000 customers. The transaction resulted in a pretax loss of $42 recorded in investment (expense) income.

  LENFEST COMMUNICATIONS, INC.

     On January 18, 2000, AT&T Broadband Group, through ATTBLLC, sold its ownership interest in Lenfest Communications, Inc., to a subsidiary of Comcast. In connection with the sale, AT&T Broadband Group received 47.3 million shares of Comcast Class Special A common stock. The transaction resulted in a pretax gain of $224 recorded in investment (expense) income.

  COX COMMUNICATIONS, INC.

     On March 15, 2000, AT&T Broadband Group, through ATTBLLC, received 50.3 million shares of AT&T common stock held by Cox in exchange for an entity owning cable television systems serving approximately 312,000 customers and certain other net assets. The AT&T common stock received in such transaction has been included in combined attributed net assets. The transaction resulted in a pretax gain of $189 recorded in investment (expense) income.

(5) ASSET IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES

     During 2001, AT&T Broadband Group recorded $1,494 of asset impairment, restructuring and other charges. The charge included $1,171 of asset impairment charges related to Excite@Home and $323 for restructuring and exit costs, which consisted of $151 for severance costs, $156 for facilities closing and $16 for termination costs of contractual obligations.

     The $1,171 of asset impairment charges recorded during 2001 consisted of $1,032 related to Excite@Home associated with the write down of goodwill and other intangible assets, warrants granted in connection with distributing the @Home service, and property, plant and equipment. These charges were due to continued deterioration in the business climate of, and reduced levels of venture capital funding activity for, Internet advertising and other Internet-related companies, continued significant declines in the market values of Excite@Home's competitors in the Internet advertising industry, and changes in their operating and cash flow forecasts for the remainder of 2001. These charges were also impacted by Excite@Home's decision to sell or shut down narrowband operations. As a result of the foregoing, and other factors, Excite@Home entered into bankruptcy proceedings in September 2001. In addition, AT&T Broadband Group, through ATTBLLC, recorded a related goodwill impairment charge of $139 associated with its acquisition goodwill of Excite@Home. Since AT&T Broadband Group, through ATTBLLC, consolidated Excite@Home but only owned approximately 23% of Excite@Home, a portion of the charges recorded by Excite@Home has been eliminated in the statement of operations as minority interest income (expense).

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The severance costs of $151, for the involuntary separation of approximately 7,700 employees, primarily resulted from continued cost reduction efforts by AT&T Broadband Group and Excite@Home in addition to impacts of the MediaOne Merger. Approximately 36% of the affected employees are management employees and 64% are non-management employees. Nearly all of the affected employees have left their positions as of December 31, 2001.

     The following table displays the activity and balances of the restructuring reserve account from January 1, 2000, to December 31, 2001. There was no activity in the restructuring reserve account in 1999.

                                                     EMPLOYEE     FACILITY
TYPE OF COST                                        SEPARATIONS   CLOSINGS   OTHER   TOTAL
------------                                        -----------   --------   -----   -----
January 1, 2000...................................     $  --       $  --     $ --    $  --
  Additions.......................................        61          30       --       91
  Deductions......................................       (45)        (30)      --      (75)
                                                       -----       -----     ----    -----
December 31, 2000.................................        16          --       --       16
  Additions.......................................       151         156       16      323
  Deductions......................................      (145)       (144)     (16)    (305)
                                                       -----       -----     ----    -----
December 31, 2001.................................     $  22       $  12     $ --    $  34
                                                       =====       =====     ====    =====

     Total deductions for the year ended December 31, 2000, included cash payments of $45 related to employee separations and $30 noncash utilization for the loss realized on disposition of facilities. Total deductions for the year ended December 31, 2001, included $121 related to the deconsolidation of Excite@Home and cash payments of $184 related to employee separations, facility closings, litigation and contractual obligations.

     During 2000, AT&T Broadband Group recorded $6,270 of asset impairment, restructuring and other charges which included $6,179 of asset impairment charges related to Excite@Home.

     The charges related to Excite@Home include $4,609 in asset impairment charges taken by Excite@Home associated with the goodwill impairment from various acquisitions and a related goodwill impairment of $1,570 recorded by AT&T Broadband Group associated with its acquisition goodwill of Excite@Home.

     The impairments resulted from the deterioration of the market conditions and market valuations of Internet-related companies during the fourth quarter of 2000, which caused Excite@Home to conclude that intangible assets related to their acquisitions of Internet-related companies may not be recoverable. In accordance with SFAS No. 121, "Accounting For the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121"), Excite@Home conducted a detailed assessment of the recoverability of the carrying amounts of acquired intangible assets. This assessment resulted in a determination that certain acquired intangible assets, including goodwill, related to these acquisitions were impaired as of December 31, 2000. As a result, Excite@Home recorded impairment charges of $4,609 in December 2000, representing the excess of the carrying amount of the impaired assets over their fair value.

     The review for impairment included a review of publicly-traded Internet companies that are comparable to the companies that Excite@Home acquired. These companies experienced a substantial decline in stock price and market capitalization during the fourth quarter of 2000.

     Excite@Home also reviewed the business climate for Internet advertising and web-based infrastructure companies as of December 31, 2000, and observed the following: (i) investor and consumer enthusiasm for the Internet sector severely deteriorated during the fourth quarter of 2000; (ii) many

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Internet companies, including those acquired by Excite@Home, experienced significant decelerations in their growth both as a result of economic conditions and due to Internet-sector specific issues such as competition and the weakening of the Internet advertising market; and (iii) funding sources for Internet-based consumer businesses, which require considerable amounts of capital, had substantially evaporated as of December 31, 2000. As a result, Excite@Home concluded that fundamental, permanent and significant adverse changes had occurred during the fourth quarter of 2000 in the business climate for companies providing Internet advertising and other web-based services.

     In addition, Excite@Home reviewed operating and cash flow projections that existed at the time Excite@Home made the acquisitions and that were used as a basis upon which the decisions to complete acquisitions were made. These operating and cash flow projections indicated that the acquired companies, over their useful lives, would be profitable and generate positive cash flows. The operating and cash flow projections were compared to operating results after the date of the acquisitions through December 31, 2000, as well as to projected operating results for 2001. These comparisons indicated that certain acquisitions generated operating and cash flow losses through the end of 2000, and were projected to continue generating operating and cash flow losses for the foreseeable future.

     As a result of these factors, Excite@Home determined that the intangible assets related to the acquisitions might not be recoverable and conducted impairment tests.

     Generally, the impairment tests were performed at an asset group level corresponding to the lowest level at which cash flows independent of other assets could be identified. Each asset group consisted of the goodwill and acquired identifiable intangible assets related to a specific acquisition. Acquired intangible assets were combined for those acquisitions where separately identifiable cash flows that are largely independent of the cash flows of other groups of assets could not be identified.

     For each of the asset groups to be tested for impairment, Excite@Home projected undiscounted cash flows over a future projection period of five years, based on Excite@Home's determination of the current remaining useful lives of the asset groups, plus an undiscounted terminal period cash flow to reflect disposition of the entities at the end of their useful lives. Undiscounted future cash flows were estimated using projected net realizable value in a sales transaction (undiscounted cash flows during the expected remaining holding period until disposition were estimated as negligible). The undiscounted future cash flows were compared to the carrying amount of each asset group and for those asset groups where the carrying amount exceeded the undiscounted future cash flows, Excite@Home concluded that the asset group was impaired.

     Excite@Home measured the impairment loss related to impaired asset groups based on the amount by which the carrying amount of the asset group exceeded the fair value of the asset group. Measurement of fair value was based on an analysis by Excite@Home, with assistance from independent valuation experts, utilizing the best information available in the circumstances using reasonable and supportable assumptions and projections, and including the discounted cash flow and market comparison valuation techniques. The discounted cash flow analysis considered the likelihood of possible outcomes and was based on Excite@Home's best estimate of projected future cash flows, including terminal value cash flows expected to result from the disposition of the asset at the end of its useful life, discounted at Excite@Home's weighted average cost of capital. Weighted average cost of capital was based on historical risk premiums required by investors for companies of Excite@Home's size, industry and capital structure and included risk factors specific to Excite@Home. The market comparison model represented Excite@Home's estimate of the prices that a buyer would be willing to pay currently for similar assets, based on comparable products and services, customer base, risks, earnings capabilities and other factors.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Based on the foregoing, Excite@Home recorded an impairment write-down of $4,609 in aggregate, which was allocated to each asset group based on a comparison of carrying values and fair values. The impairment write-down within each asset group was allocated first to goodwill, and if goodwill was reduced to zero, to identifiable intangible assets in proportion to carrying values.

     Also as a result of the foregoing, AT&T Broadband Group recorded a goodwill and acquisition-related impairment charge of $1,570 associated with the acquisition of ATTBLLC's investment in Excite@Home. The write-down of ATTBLLC's investment to fair value was determined utilizing discounted expected future cash flows.

     Since AT&T Broadband Group, through ATTBLLC only owned approximately 23% of Excite@Home, 77% of the charge recorded by Excite@Home was not included as an increase in AT&T Broadband Group's net loss, but rather was eliminated in the combined statement of operations as minority interest income (expense).

     In 2000, a $91 charge for restructuring and exit costs was recorded primarily as part of the integration of MediaOne, the centralization of certain functions, and the consolidation of call center facilities. The charge for the year ended December 31, 2000, included termination benefits of $61 associated with the involuntary separation of about 1,060 employees. Approximately 25% of the individuals were management employees and 75% were non-management employees. The $91 charge included a loss of $30 recognized on the disposition of facilities as a result of synergies created by the MediaOne Merger.

     During 1999, AT&T Broadband Group recorded $644 of asset impairment, restructuring and other charges. Such amount included a $594 in-process research and development charge which reflected the estimated fair value of research and development projects at AT&T Broadband Group, as of the date of the TCI Merger, which had not yet reached technological feasibility or that had no alternative future use. The projects identified related to TCI's efforts to offer voice over Internet protocol, product integration efforts for advanced set-top devices that would enable AT&T Broadband Group to offer next-generation digital services, and cost-savings efforts for broadband telephone implementation. In addition, Excite@Home had research and development efforts underway, including projects to allow for self-provisioning of devices and the development of next-generation client software, network and back-office infrastructure to enable a variety of network devices, and improved design for the regional data center's infrastructure.

     The 1999 charge also included a $50 loss related to a contribution agreement TCI entered into with Phoenixstar, Inc. that requires AT&T Broadband Group to satisfy certain liabilities owed by Phoenixstar, Inc. and its subsidiaries.

(6) INVESTMENTS

     Subsidiaries of AT&T have investments in various companies and partnerships accounted for under the equity method which have been attributed to AT&T Broadband Group. At December 31, 2001 and 2000, equity investments of $4,286 and $6,350, respectively, had been attributed to AT&T Broadband Group. The carrying value of these investments exceeded AT&T Broadband Group's share of the underlying reported net assets by approximately $2,969 and $5,455 at December 31, 2001 and 2000, respectively. The excess cost is being amortized over periods ranging from 25 to 40 years. Pretax amortization of the excess cost of $148, $485 and $476 for the years ended December 31, 2001 and 2000 and for the ten months ended December 31, 1999, respectively, is reflected as a component of net losses from equity investments in the accompanying combined statements of operations. Effective January 1, 2002, in accordance with the provisions of SFAS 142, such excess costs will no longer be amortized (see note 16).

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Ownership of significant equity investments attributed to AT&T Broadband Group was as follows:

                                                               AT DECEMBER 31,
                                                              -----------------
                                                               2001       2000
                                                              ------     ------
Cablevision Systems Corporation.............................     --%(a)  27.98%(a)
Texas Cable Partnerships....................................  50.00%     50.00%
Insight Midwest LP..........................................  50.00%     50.00%
Century-TCI California Communications, LP...................  25.00%     25.00%
Kansas City Cable Partners..................................  50.00%     50.00%
Parnassos Communications, LP................................  33.33%     33.33%
US Cable of Coastal-Texas, LP...............................  48.16%     37.06%(b)
Midcontinent Communications.................................  50.00%     50.00%

---------------

(a) In June 2001, as a result of AT&T no longer having representation on Cablevision's board of directors, the accounting for the investment in Cablevision was changed from equity method to cost method accounting. At December 31, 2001, AT&T Broadband Group owned 29,790,887 shares, or a 16.8% ownership interest, of Cablevision NY Class A common stock which had a closing market price of $47.45 per share. At December 31, 2000, AT&T Broadband Group, through ATTBLLC, owned 48,942,172, shares of Cablevision Systems Corporation Class A common stock, which had a closing market price of $84.94 per share.

(b) On April 1, 2001, AT&T Broadband Group contributed cable systems serving approximately 18,000 customers to US Cable of Coastal-Texas, LP ("US Cable") in exchange for an additional 11.10% ownership interest in US Cable.

     Summarized combined financial information for investments accounted for under the equity method was as follows:

                                                                                 FOR THE
                                                         FOR THE YEAR ENDED     TEN MONTHS
                                                            DECEMBER 31,          ENDED
                                                         -------------------   DECEMBER 31,
                                                           2001       2000         1999
                                                         --------   --------   ------------
Revenue................................................   $4,337     $6,537      $ 6,148
Operating income (loss)................................   $    1     $  175      $(1,401)
Income (loss) from continuing operations before
  extraordinary items and cumulative effect of
  accounting change....................................   $  747     $  (20)     $(2,327)
Net income (loss)......................................   $  736     $  (20)     $(2,327)

                                                                DECEMBER 31,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
Current assets..............................................  $   483   $ 1,493
Noncurrent assets...........................................  $10,538   $18,262
Current liabilities.........................................  $ 1,009   $ 2,712
Noncurrent liabilities......................................  $ 6,420   $15,034
Redeemable preferred stock..................................  $    --   $ 1,544
Minority interests..........................................  $   186   $   588

     At December 31, 2001, AT&T Broadband Group, through MediaOne, had a 25.51% interest in TWE. This investment is accounted for as a cost investment since AT&T Broadband Group does not have the

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

right to exercise significant influence. On February 28, 2001, AT&T Broadband Group exercised its registration rights in TWE and formally requested TWE to begin the process of converting the limited partnership into a corporation with registered equity securities.

     Other investments at December 31, 2001 for AT&T Broadband Group consisted of the following:

                                                    COST       UNREALIZED       ESTIMATED
                                                    BASIS    GAINS (LOSSES)     FAIR VALUE
                                                   -------   --------------   --------------
Trading securities...............................  $ 4,388       $  --            $4,388
Available-for-sale securities....................    3,246        (169)            3,077
Preferred stock..................................    2,164          --             2,164
Cost investments, warrants and other.............      269          --               269
                                                   -------       -----            ------
                                                   $10,067       $(169)           $9,898
                                                   =======       =====            ======

     Other investments at December 31, 2000 for AT&T Broadband Group consisted of the following:

                                                    COST       UNREALIZED       ESTIMATED
                                                    BASIS    GAINS (LOSSES)     FAIR VALUE
                                                   -------   --------------   --------------
Available-for-sale securities....................  $12,927      $(3,620)         $ 9,307
Preferred stock..................................    1,467          105            1,572
Cost investments, warrants and other.............    1,109           14            1,123
                                                   -------      -------          -------
                                                   $15,503      $(3,501)         $12,002
                                                   =======      =======          =======

     At December 31, 2001 and 2000, $6,547 and $6,473, respectively, of investments are indexed to certain long-term debt instruments (see note 7). In addition, approximately $668 and $2,102 of such investments were classified as current assets at December 31, 2001 and 2000, respectively, since they are indexed to certain currently maturing debt instruments.

     During 2001, AT&T Broadband Group recorded an impairment charge on investments of $539, including $20 recorded by Excite@Home, consisting primarily of charges related to Vodafone, plc, Quokka Sports, Inc. and Internet Pictures, Inc. The impairment charge primarily resulted from management's conclusion that declines in fair value were not temporary or the investment could not be held for a period of time to allow for recoverability of fair value as in the case of exchangeable notes due in late 2002 that can be settled with shares of Vodafone ADRs. The fair value was based on quoted market prices.

     During 2000, AT&T Broadband Group recorded an impairment charge on investments of $111. Management determined the loss was not temporary due to the downturn in market conditions and its inability to hold the investments as a result of requirements related to the regulatory approval of the MediaOne Merger. The fair value was based on quoted market prices.

     During the fourth quarter of 2000, Excite@Home recognized a loss on investments totaling $129 which included $107 loss on publicly held companies and $22 on privately held investments. The loss recognized on the publicly held investment was a result of Excite@Home's decision that the decline in market value of certain investments was not temporary. The loss recognized on the privately held companies was based on Excite@Home's determination that the carrying value of certain investments was not recoverable, based on indicators such as limited liquidity and poor prospects for additional funding. Since AT&T Broadband Group, through ATTBLLC owns 23% of Excite@Home, 77% of the loss recorded by Excite@Home is not included as an increase of AT&T Broadband Group's net loss, but rather is eliminated in the statement of operations as minority interest income (expense).

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(7) DEBT OBLIGATIONS

     LONG-TERM DEBT

     DEBENTURES, NOTES AND TRUST PREFERRED SECURITIES(A):

                                                                           DECEMBER 31,
                                                                         -----------------
INTEREST RATES(B)    MATURITIES                                           2001      2000
-----------------    ----------                                          -------   -------
4.00%-6.50%          2002-2008........................................   $ 2,855   $ 4,599
6.55%-7.49%          2002-2037........................................     3,793     4,369
7.53%-8.50%          2002-2097........................................     3,141     3,370
8.60%-10.75%         2002-2038........................................     6,292     6,594
Variable rate        2002-2005........................................     3,309     3,388
                                                                         -------   -------
Total debentures, notes and trust preferred securities................    19,390    22,320
Other (see Note 14)...................................................       247       270
Unamortized discount, net.............................................      (311)       --
                                                                         -------   -------
Total long-term debt..................................................    19,326    22,590
Less currently maturing long-term debt................................     2,824     3,073
                                                                         -------   -------
Net long-term debt....................................................   $16,502   $19,517
                                                                         =======   =======

---------------

(a) At December 31, 2001 and 2000, these balances included $858 and $946, respectively, representing the remaining excess of the fair value over the recorded value of debt at the time of the TCI Merger and MediaOne Merger. The excess is being amortized to interest expense over the remaining lives of the underlying debt obligations.

(b) The actual interest paid on debt obligations may have differed from the stated amount due to interest rate swap contracts entered into to manage exposure to interest rate risk and other strategies used to reduce finance costs (see Note 10).

     Annual maturities at December 31, 2001, of the $19,326 in total long-term obligations are as follows:

2002........................................................  $2,824
2003........................................................   3,416
2004........................................................   3,343
2005........................................................   3,056
2006........................................................   1,107
Later years.................................................   5,580

  EXCHANGEABLE NOTES

     During 2001, AT&T Broadband Group, through ATTBLLC, issued exchangeable notes which are mandatorily redeemable at AT&T Broadband Group's option into shares of Cablevision NY Group Class A ("Cablevision NY") common stock or its cash equivalent (the "Cablevision NY Exchangeable Notes") and Rainbow Media Group Class A ("Rainbow Media Group") tracking stock or its cash equivalent (the "Rainbow Exchangeable Notes"). During 2000, AT&T Broadband Group, through ATTBLLC and MediaOne, issued debt which is mandatorily redeemable at AT&T Broadband Group's option into shares of Comcast common stock or its cash equivalent (the "Comcast Exchangeable Notes")

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

and Microsoft Corporation ("Microsoft") common stock or its cash equivalent (the "Microsoft Exchangeable Notes"). During 1999 and 1998, MediaOne issued exchangeable notes which are mandatorily redeemable at AT&T Broadband Group's option into (i) Vodafone ADRs held by MediaOne, (ii) the cash equivalent, or
(iii) a combination of cash and Vodafone ADRs (the "Vodafone Exchangeable Notes"). The maturity value of the exchangeable notes varies based upon the fair market value of the security it is indexed to.

     Following is a summary of the Cablevision NY Exchangeable Notes outstanding at December 31, 2001, which are indexed to 26.9 million shares of Cablevision NY common stock:

Maturity Date...............................................    2004
Face value..................................................  $  970
Interest rate...............................................    6.50%
Put price per share.........................................  $36.05
Call price per share........................................  $43.98
Carrying value..............................................  $1,030

     At maturity, the Cablevision NY Exchangeable Notes will be redeemed, at AT&T Broadband Group's option, with (i) a number of shares of Cablevision NY common stock equal to the underlying shares multiplied by the exchange ratio, or
(ii) its equivalent cash value. The exchange ratio will be calculated at maturity in the following manner:

          (a) If the fair market value of a share of Cablevision NY common stock is greater than the call price, the exchange ratio will be 0.8197;

          (b) If the fair market value of a share of Cablevision NY common stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Cablevision NY common stock is less than or equal to the call price but greater than the put price, the exchange ratio will be a fraction, the numerator of which is equal to the put price, and the denominator of which is equal to the fair market value of a share of Cablevision NY common stock.

     Following is a summary of the Rainbow Exchangeable Notes outstanding at December 31, 2001, which are indexed to 9.8 million shares of Rainbow Media Group tracking stock:

Maturity Date...............................................    2005
Face value..................................................  $  220
Interest rate...............................................    6.25%
Put price per share.........................................  $22.50
Call price per share........................................  $27.45
Carrying value..............................................  $  196

     At maturity, the Rainbow Exchangeable Notes will be redeemed, at AT&T's option, with (i) a number of shares of Rainbow Media Group tracking stock equal to the underlying shares multiplied by the exchange ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at maturity in the following manner:

          (a) If the fair market value of a share of Rainbow Media Group tracking stock is greater than the call price, the exchange ratio will be 0.8197;

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

          (b) If the fair market value of a share of Rainbow Media Group tracking stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Rainbow Media Group tracking stock is less than or equal to the call price but greater than the put price, the exchange ratio will be a fraction, the numerator of which is equal to the put price, and the denominator of which is equal to the fair market value of one share of Rainbow Media Group tracking stock.

     Following is a summary of the Comcast Exchangeable Notes outstanding at December 31, 2001 by year of maturity which are indexed to 25 million shares of Comcast common stock:

MATURITY DATE                                                 2003     2004     2005
-------------                                                ------   ------   ------
Face value.................................................  $  371   $  314   $  329
Interest rate..............................................    6.75%    5.50%    4.63%
Put price per share........................................  $41.50   $41.06   $39.13
Call price per share.......................................  $49.80   $49.27   $46.96
Carrying value at:
  December 31, 2001........................................  $  320   $  277   $  286
  December 31, 2000........................................  $  371   $  314   $  329

     At maturity, the Comcast Exchangeable Notes will be redeemed, at AT&T's option, into (i) a number of shares of Comcast common stock equal to the underlying shares multiplied by the exchange ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at maturity in the following manner:

          (a) If the fair market value of a share of Comcast common stock is greater than the call price, the exchange ratio will be 0.8333;

          (b) If the fair market value of a share of Comcast common stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Comcast common stock is less than or equal to the call price but greater than the put price, the exchange ratio will be a fraction, the numerator of which is equal to the put price, and the denominator of which is equal to the fair market value of one share of Comcast common stock.

     Following is a summary of the Comcast Exchangeable Notes outstanding at December 31, 2001, which are indexed to 22.3 million shares of Comcast common stock:

MATURITY DATE                                                 2003     2004     2005
-------------                                                ------   ------   ------
Face value.................................................  $  267   $  267   $  267
Interest rate..............................................    6.76%    6.80%    6.84%
Put price per share........................................  $35.89   $35.89   $35.89
Call price per share.......................................  $50.64   $58.39   $67.97
Carrying value at:
  December 31, 2001........................................  $  244   $  244   $  245
  December 31, 2000........................................  $  267   $  267   $  267

     At maturity, such Comcast Exchangeable Notes will be redeemed, at AT&T's option, with (i) a number of shares of Comcast common stock equal to the underlying shares multiplied by the exchange

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at maturity in the following manner:

          (a) If the fair market value of a share of Comcast common stock is greater than or equal to the call price, the exchange ratio will be a fraction the numerator of which is equal to the sum of (i) the put price, plus (ii) the excess of the fair market value of one share of Comcast common stock over the call price, and the denominator of which is equal to the fair market value of one share of Comcast common stock;

          (b) If the fair market value of a share of Comcast common stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Comcast common stock is less than the call price but greater than the put price, the exchange ratio will be a fraction of which the numerator is equal to the put price, and the denominator of which is equal to the fair market value of one share of Comcast common stock.

     Following is a summary of the Microsoft Exchangeable Notes outstanding at December 31, 2001, which are indexed to 10 million shares of Microsoft common stock:

MATURITY DATE                                               2003     2004      2005
-------------                                              ------   -------   -------
Face value...............................................  $  227   $   226   $   226
Interest rate............................................    6.96%     7.00%     7.04%
Put price per share......................................  $67.87   $ 67.87   $ 67.87
Call price per share.....................................  $97.39   $111.64   $128.60
Carrying value at:
  December 31, 2001......................................  $  201   $   198   $   196
  December 31, 2000......................................  $  145   $   144   $   144

     At maturity, the Microsoft Exchangeable Notes will be redeemed, at AT&T's option, with (i) a number of shares of Microsoft common stock equal to the underlying shares multiplied by the exchange ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at maturity in the following manner:

          (a) If the fair market value of a share of Microsoft common stock is greater than the call price, the exchange ratio will be a fraction the numerator of which is equal to the sum of (i) the put price, plus (ii) the excess of the fair market value of one share of Microsoft common stock over the call price, and the denominator of which is equal to the fair market value of one share of Microsoft common stock;

          (b) If the fair market value of a share of Microsoft common stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Microsoft common stock is less than or equal to the call price but greater than the put price, the exchange ratio will be a fraction of which the numerator is equal to the put price, and the denominator of which is equal to the fair market value of one Microsoft common stock.

     In the third quarter of 2001, exchangeable notes that were indexed to a portion of holdings of Vodafone ADR securities matured. The carrying value of the notes was $2,337 at December 31, 2000. Prior to the settlement, the carrying value of the notes was $1,634. These notes were settled with approximately 70 million shares of Vodafone ADR's and $252 in cash. Approximately 57 million shares of

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

the Vodafone ADR's used in the settlement were accounted for as "trading" securities and the remaining shares were accounted for as "available-for-sale" securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115")." The settlement resulted in a pretax loss of approximately $392 which was reclassified from other comprehensive income to investment (expense) income in the statement of operations.

     Following is a summary of the Vodafone Exchangeable Notes outstanding at December 31, 2001, which are indexed to Vodafone ADRs:

MATURITY DATE                                                  2002
-------------                                                 ------
Face value..................................................  $1,129
Interest rate...............................................     7.0%
Put price...................................................  $43.44
Call price..................................................  $51.26
Carrying value at:
  December 31, 2001.........................................  $  715
  December 31, 2000.........................................  $1,012

     The redemption formula for Vodafone Exchangeable Notes that mature in 2002, which are indexed to 26 million shares of Vodafone ADRs, is as follows:

          (a) If the fair market value of a Vodafone ADR is greater than or equal to the call price, each Vodafone exchangeable Note is equivalent to
     0.8475 of a Vodafone ADR;

          (b) If the fair market value of a Vodafone ADR is less than or equal to the put price, each Vodafone Exchangeable Note is equivalent to one Vodafone ADR; or

          (c) If the fair market value of a Vodafone ADR is less than the call price but greater than the put price, each Vodafone Exchangeable Note is equivalent to a fraction of a Vodafone ADR equal to (i) the put price divided by (ii) the fair market value of one Vodafone ADR.

     AT&T Broadband Group's exchangeable notes that are indexed to Cablevision NY, Comcast and Microsoft common stock and Rainbow Media Group are secured by AT&T Broadband Group's investments in Cablevision NY, Comcast, Microsoft and Rainbow Media Group. AT&T Broadband Group's exchangeable notes which are indexed to Vodafone ADRs are unsecured obligations, ranking equally in right of payment with all other unsecured and unsubordinated obligations of AT&T Broadband Group.

     These exchangeable notes are being accounted for as indexed debt instruments since the maturity value of the debt is dependent upon the fair market value of the underlying securities. These exchangeable notes contain embedded derivatives that require separate accounting as the maturity value of the debt is dependent upon the fair market value of the underlying Cablevision NY, Rainbow Media Group, Comcast, Microsoft and Vodafone ADR securities, as applicable. The economic characteristics of the embedded derivatives (i.e., equity like features) are not clearly and closely related to that of the host instruments (a debt security). As a result, the embedded derivatives are separated from the host debt instrument for valuation purposes and are carried at fair value within the host debt instrument. The embedded derivatives for Cablevision NY and Rainbow Media Group exchangeable notes are designated as cash flow hedges. These designated options are carried at fair value with changes in fair value recorded, net of income taxes, within other comprehensive income as a component of combined attributed net assets. There was no ineffectiveness recognized on the cash flow hedges. The Comcast, Microsoft, Vodafone and certain of the

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Cablevision NY and Rainbow Media Group options are undesignated and are carried at fair value with changes in fair value recorded in other (expense) income in the combined statement of operations.

     The options hedge the market risk of a decline in value of Cablevision NY, Rainbow Media Group, Comcast, Microsoft and Vodafone securities. The market risk of a decline in these securities, below the respective put prices has been eliminated. In addition, any market gains AT&T Broadband Group may earn have been limited to the call prices, with the exception of certain debt indexed to Comcast stock, the Cablevision NY stock, Rainbow Media Group and Vodafone ADRs, which provide for participation in a portion of the market gains above the call price.

     Since all the Cablevision NY and Rainbow Media Group securities and a portion of the Comcast, Microsoft and Vodafone securities are cost method investments being accounted for as "available-for-sale" securities under SFAS 115, changes in the maturity value of the options and the underlying securities are being recorded as unrealized gains or losses, net of income taxes, within other comprehensive income as a component of combined attributed net assets. The remaining portion of the Comcast, Microsoft and Vodafone securities are cost method investments being accounted for as "trading" securities and changes in the fair value of the options and the underlying securities are being recorded as net revaluation of securities within other (expense) income.

  OTHER EXCHANGEABLE NOTES

     During 2000, AT&T Broadband Group, through MediaOne, also entered into a series of purchased and written options to monetize its holdings of 21.9 million shares of Microsoft common stock and issued floating rate debt, which is attributed to AT&T Broadband Group. The carrying value of the debt outstanding at both December 31, 2001 and 2000 was $1,369, which pays interest at the three month London Inter-Bank Offered Rate ("LIBOR") plus 0.4%. The debt matures annually with $458 maturing in 2003 and 2004, and $453 maturing in 2005, and is repayable at AT&T's option in either Microsoft common stock or cash. (See note 10 for discussion of the purchased and written options.)

     In addition, during 1999 two subsidiaries of MediaOne, MediaOne SPC IV and MediaOne SPC VI, entered into a series of purchased and written options on Vodafone ADRs contributed to them by MediaOne and issued floating rate debt. The carrying value of the debt outstanding at both December 31, 2001 and 2000 was $1,739, which pays interest at a three-month LIBOR plus 0.5%. This debt has been attributed to AT&T Broadband Group and matures in equal quarterly installments beginning in 2003 and ending in 2005. The assets of MediaOne SPC IV, which are primarily 29.1 million Vodafone ADRs, are only available to pay the creditors of MediaOne SPC IV. Likewise, the assets of MediaOne SPC VI, which are primarily
18.0 million Vodafone ADRs, are only available to pay the creditors of MediaOne SPC VI. MediaOne SPC IV and VI will generate cash to settle these notes by selling their Vodafone ADRs to the market (or to AT&T, at AT&T's option) and cash settle the option. (See note 10 for discussions of the purchased and written options.)

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

 SUBSIDIARY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUSTS HOLDING SOLELY SUBORDINATED DEBT SECURITIES

     Certain subsidiary trusts (the "Trusts") of AT&T Broadband Group, through ATTBLLC and MediaOne, had preferred securities ("Trust Preferred Securities") outstanding at December 31, 2001 and 2000 as follows:

                                                                          CARRYING AMOUNT
                                                    INTEREST   MATURITY   ---------------
SUBSIDIARY TRUST                                      RATE       DATE      2001     2000
----------------                                    --------   --------   ------   ------
TCI Communications Financing I....................    8.72%      2045     $  527   $  528
TCI Communications Financing II...................   10.00%      2045        513      514
TCI Communications Financing III..................    9.65%      2027        380      357
TCI Communications Financing IV...................    9.72%      2036        204      204
MediaOne Financing A..............................    7.96%      2025         30       30
MediaOne Financing B..............................    8.25%      2036         28       28
MediaOne Finance II...............................    9.50%      2036        214      214
MediaOne Finance III..............................    9.04%      2038        504      504
                                                                          ------   ------
                                                                          $2,400   $2,379
                                                                          ======   ======

     The Trusts were created for the exclusive purpose of issuing the Trust Preferred Securities and investing the proceeds thereof into Subordinated Deferrable Interest Notes (the "Subordinated Debt Securities") of TCI and MediaOne. The Subordinated Debt Securities have interest rates equal to the interest rate of the corresponding Trust Preferred Securities. The TCI Communications Financing I and II Trust Preferred Securities were redeemable at face value beginning January and May 2001, respectively. The TCI Communications Financing III Trust Preferred Securities are callable at 104.825% of face value beginning in March 2007. TCI Communications Financing IV Trust Preferred Securities were callable at face value beginning in March 2002. Upon redemption of the Subordinated Debt Securities, the Trust Preferred Securities will be mandatorily redeemable. All of the MediaOne Subordinated Debt Securities are redeemable at a redemption price of $25.00 per security, plus accrued and unpaid interest. Upon redemption of the MediaOne Subordinated Debt Securities, the MediaOne Trust Preferred Securities are mandatorily redeemable at a price of $25.00 per share, plus accrued and unpaid distributions. The 7.96% MediaOne Subordinated Debt Securities became redeemable after September 11, 2000. The 9.50% and 8.25% MediaOne Subordinated Debt Securities became redeemable after October 29, 2001. The 9.04% MediaOne Subordinated Debt Securities are redeemable after October 28, 2003. The Trust Preferred Securities are recorded within short-term and long-term debt in the accompanying combined balance sheet. AT&T Broadband, LLC effectively provides a full and unconditional guarantee of all the TCI Trusts' obligations under the Trust Preferred Securities. In 2000, AT&T provided a full and unconditional guarantee on the outstanding securities issued by TCI Communications Financing I, II and IV. MediaOne has effectively provided a full and unconditional guarantee of the MediaOne trust obligations under the Trust Preferred Securities. In 2000, AT&T provided a full and unconditional guarantee of the MediaOne Trust Preferred Securities. Dividends accrued and paid on the Trust Preferred Securities aggregated $208, $182 and $114 for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999, respectively, and are included in interest expense in the accompanying combined statement of operations. AT&T has the right to defer interest payments up to 20 consecutive quarters; as a consequence, dividend payments on the Trust Preferred Securities can be deferred by the trusts during any such interest-payment period.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     On February 26, 2002, AT&T announced that it was notifying holders that it will call TCI Communications Financing IV Trust Preferred Securities for early redemption on April 1, 2002. On February 28, 2002, AT&T called for early redemption the TCI Communications Financing I and II Trust Preferred Securities. On March 4, 2002, AT&T called for early redemption the MediaOne Financing A, Financing B and Financing II Trust Preferred Securities. At December 31, 2001, the TCI Communications Financing I, II and IV and MediaOne A, B and II Trust Preferred Securities were reclassed from long-term debt to short-term debt.

(8) MINORITY INTEREST

  PREFERRED STOCK OF SUBSIDIARIES

     Prior to the TCI Merger, TCI Pacific Communications Inc. ("Pacific"), an attributed entity of AT&T Broadband Group, issued 5% Class A Senior Cumulative Exchangeable preferred stock. Each share is exchangeable, from and after August 1, 2001, for 8.365 shares of AT&T common stock (as adjusted for the July 2001 split-off of AT&T Wireless Services, Inc. from AT&T), subject to certain antidilution adjustments. Additionally, Pacific may elect to make any dividend, redemption or liquidation payment in cash, shares of AT&T common stock or a combination of the foregoing. Dividends on the Pacific preferred stock were $31 for both the years ended December 31, 2001 and 2000 and $26 for the ten months ended December 31, 1999 and are reflected in minority interest income (expense) in the accompanying combined statements of operations. The Pacific preferred stock is reflected within minority interest in the accompanying combined balance sheets and aggregated $2.1 billion at December 31, 2001 and 2000.

     As of December 31, 2001, 59,187 shares of the Pacific preferred stock had been exchanged for 494,808 shares of AT&T common stock. At December 31, 2001 and 2000 there were 6.2 million and 6.3 million shares outstanding, respectively, out of 6.3 million shares authorized. Pacific has elected to exercise its right to redeem all outstanding shares of the Pacific preferred stock that have not been exchanged as of April 26, 2002, at a price of $102.50 per share plus accrued dividends of $0.96 per share. The redemption price will be paid in AT&T common stock, up to a maximum of the 52.3 million shares which were registered with the Securities and Exchange Commission in February of 2002, with any shortfall paid in cash.

  CENTAUR FUNDING CORPORATION

     Prior to the MediaOne Merger, Centaur Funding Corporation ("Centaur"), a subsidiary of MediaOne, issued three series of preferred shares, the Auction Market Preference Shares, Series A ("Series A Shares"), the 9.08% Cumulative Preference Shares, Series B (the "Series B Shares"), and the Preference Shares, Series C (the "Series C Shares"). Centaur was created for the principal purpose of raising capital through the issuance of preferred shares and investing those proceeds into notes issued by MediaOne SPC II, a subsidiary of MediaOne. Principal and interest payments from the notes are expected to be Centaur's principal source of funds to make dividend and redemption payments on the preferred shares. In addition, the dividend and redemption payments on the preferred shares will be determined by reference to the dividend and redemption activity of the preferred stock of AirTouch Communications, Inc. ("ATI shares") held by MediaOne SPC II. AirTouch Communications, Inc. is a subsidiary of Vodafone. Payments on the preferred shares are neither guaranteed nor secured by MediaOne or AT&T. The assets of MediaOne SPC II, which include the ATI shares, are only available to pay creditors of MediaOne SPC II. Centaur and MediaOne SPC II are attributed entities of AT&T Broadband Group.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 2001 and 2000, the following Centaur preferred securities, which have been attributed to AT&T Broadband Group, were outstanding:

                                                                               CARRYING AMOUNT
                                                                   SHARES      ---------------
                                 DIVIDEND RATE   MATURITY DATE   OUTSTANDING    2001     2000
                                 -------------   -------------   -----------   ------   ------
Series A Shares................   Variable          None            400        $  100   $  100
Series B Shares................    9.08%         April 2020       934,500         927      927
Series C Shares................     None         April 2020       715,500         127      118
                                                                               ------   ------
                                                                               $1,154   $1,145
                                                                               ======   ======

     The Series A Shares have a liquidation value of $250 thousand per share and dividends are payable quarterly when declared by Centaur's Board of Directors out of funds legally available. The Series B Shares have a liquidation value of $1 thousand per share and dividends are payable quarterly in arrears when declared by Centaur's Board of Directors out of funds legally available. In addition, dividends may be declared and paid only to the extent dividends have been declared and paid on the ATI shares. The Series C Shares have a liquidation value of $1 thousand per share at maturity. The value of the Series C Shares will be accreted to its liquidation value upon maturity. The Series B Shares rank equally with the Series C Shares as to the redemption payments and upon liquidation. The Series B and Series C Shares rank senior to the Series A Shares and the common stock shares of Centaur as to the redemption payments and upon liquidation. The Series B Shares rank senior to the Series A Shares and the common shares with respect to dividend payments. The preferred shares issued by Centaur are recorded within minority interest in the accompanying combined balance sheets at December 31, 2001 and 2000.

     Dividends on the preferred shares were $99 and $55 for the years ended December 31, 2001 and 2000 and were included within minority interest income (expense) in the accompanying combined statements of operations.

(9) COMPANY-OBLIGATED CONVERTIBLE QUARTERLY INCOME PREFERRED SECURITIES

     On June 16, 1999, AT&T Finance Trust I (the "AT&T Trust"), a wholly owned subsidiary of AT&T completed the private sale of 100 million shares of 5.0% cumulative quarterly income preferred securities ("Quarterly Preferred Securities") to Microsoft. Proceeds from the issuance were invested by the AT&T Trust in junior subordinated debentures ("Debentures") issued by AT&T due 2029, which represent the sole asset of the AT&T Trust. The Quarterly Preferred Securities have been attributed to AT&T Broadband Group.

     The Quarterly Preferred Securities pay dividends at an annual rate of 5.0% of the liquidation preference of $50 per security, and are convertible at any time prior to maturity into 88.016 million shares of AT&T common stock (as adjusted for the July 2001 split-off of AT&T Wireless, Services, Inc. from AT&T). The Quarterly Preferred Securities are subject to mandatory redemption upon repayment of the Debentures at maturity or their earlier redemption. The conversion feature can be terminated, under certain conditions, after three years.

     The Debentures make a quarterly payment in arrears of 62.5 cents per security on the last day of March, June, September and December of each year. AT&T has the right to defer such interest payments up to 20 consecutive quarters. As a consequence, quarterly dividend payments on the Quarterly Preferred Securities can be deferred by the AT&T Trust during any such interest-payment period. If AT&T defers any interest payments, AT&T may not, among other things, pay any dividends on AT&T common stock until all interest in arrears is paid to the AT&T Trust.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Dividends on the Quarterly Preferred Securities were $250, $250 and $135 for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999, respectively, and are reported within minority interest income (expense) in the accompanying combined statements of operations.

     On June 16, 1999, AT&T also issued to Microsoft 53 million warrants, each to purchase one share of AT&T common stock at a price of $57 per share at the end of three years (as adjusted for the July 2001 split-off of AT&T Wireless Services, Inc. from AT&T). Alternatively, the warrants are exercisable on a cashless basis. If the warrants are not exercised on the three-year anniversary of the closing date, the warrants expire.

     A discount on the Quarterly Preferred Securities equal to the value of the warrants of $306 was recognized at the issuance date and is being amortized over the 30-year life of the Quarterly Preferred Securities as a component of minority interest income (expense) in the accompanying combined statements of operations.

     In connection with the AT&T Comcast Merger (see note 1), AT&T Comcast will assume the Quarterly Preferred Securities. In conjunction with the AT&T Comcast Merger, Microsoft has agreed to convert the Quarterly Preferred Securities into 115 million shares of AT&T Comcast common stock.

(10) FINANCIAL INSTRUMENTS

  ADOPTION OF SFAS 133

     Effective January 1, 2001, AT&T Broadband Group adopted SFAS 133 and its corresponding amendments under SFAS No. 138. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. The adoption of SFAS 133 on January 1, 2001, resulted in a pretax cumulative effect decrease to net loss of $371 ($229 net-of-tax).

     AT&T Broadband Group's cumulative effect decrease to net loss of $229 was attributable primarily to equity based derivative instruments related to indexed debt instruments and warrants held in both public and private companies. Included in the after tax cumulative effect benefit of $229 was a $185 benefit for the changes in valuations of both embedded and non-embedded net purchased options related to indexed debt instruments and $44 benefit for recording the fair value of warrants.

     Upon adoption, as permitted by SFAS 133, AT&T Broadband Group reclassified $9.3 billion of securities from "available-for-sale" to "trading". This reclassification resulted in the recognition, in the statement of operations, of losses previously recorded within accumulated other comprehensive income. A portion of the loss ($1,638 pretax; $1,005 net-of-tax) was recorded as part of the cumulative effect of adoption. This loss completely offset a gain for amounts also previously recorded within accumulated other comprehensive income on the indexed debt obligation that had been considered a hedge of Comcast, Microsoft and Vodafone "available-for-sale" securities. The reclassification of securities also resulted in a pretax charge of $1,154 ($708 net-of-tax) recorded in other (expense) income.

  FINANCIAL INSTRUMENTS

     In the normal course of business, AT&T Broadband Group uses various financial instruments, including derivative financial instruments, for purposes other than trading. AT&T Broadband Group does not use derivative financial instruments for speculative purposes. Financial instruments used by AT&T Broadband Group include guarantees of debt, letters of credit, option contracts, equity hedges, warrants and interest rate swap agreements. Collateral is generally not required for these types of instruments.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     By their nature, all such instruments involve risk, including the credit risk of nonperformance by counterparties. The maximum potential loss associated with such risk may exceed the amount recognized in the balance sheet. However, at December 31, 2001 and 2000, in management's opinion there was no significant risk of loss in the event of nonperformance of the counterparties to these financial instruments. AT&T Broadband Group controls its exposure to credit risk through credit approvals, credit limits and monitoring procedures. AT&T Broadband Group does not have any significant exposure to any individual customer or counterparty, or any major concentration of credit risk related to any financial instruments.

  GUARANTEES OF DEBT

     From time to time, ATTBLLC and MediaOne may guarantee the debt of their subsidiaries and certain unconsolidated joint ventures. ATTBLLC has taken certain steps to support debt compliance with respect to obligations aggregating $1,461 at December 31, 2001 and 2000 of certain cable television partnerships in which ATTBLLC has a non-controlling ownership interest and which have been attributed to AT&T Broadband Group. Although there can be no assurance, management believes that it will not be required to meet its obligations under such guarantees. Total notional amounts of guarantees for ATTBLLC and MediaOne were $1,463 and $1,486 at December 31, 2001 and 2000, respectively. At December 31, 2001 and 2000, there were no quoted market prices for similar agreements.

  LETTERS OF CREDIT

     Letters of credit are purchased guarantees that ensure performance or payment to third parties in accordance with specified terms and conditions. Management has determined that letters of credit do not create additional risk to AT&T Broadband Group. Outstanding letters of credit at December 31, 2001 and 2000 were $288 and $263, respectively. The fair values of letters of credit, based on fees paid to obtain the obligations, were immaterial at December 31, 2001 and 2000.

  INTEREST RATE SWAP AGREEMENTS

     Interest rate swaps which are usually designated as either cash flow or fair value hedges, are entered into to manage exposure to changes in interest rates. AT&T enters into swap agreements to manage the fixed/floating mix of the debt portfolio in order to reduce aggregate risk to interest rate movements. Interest rate swaps also allow funds to be raised at floating rates and effectively swap them into fixed rates that are generally lower than those available if fixed-rate borrowings were made directly. These agreements involve the exchange of fixed-rate for floating-rate payments without the exchange of the underlying principal amount. These floating-rate payments are based on rates tied to the LIBOR.

     The following table indicates the type of swaps in use at December 31, 2001 and 2000, the notional amounts, and their weighted average interest rates. Their average variable rates are those in effect at the reporting date and may change significantly over the lives of the contracts.

                                                              2001   2000
                                                              ----   ----
Fixed rate to variable rate swaps
  Notional amount...........................................  $500   $500
  Average receive rate......................................  9.68%  9.68%
  Average pay rate..........................................  4.02%  8.92%

     At December 31, 2001 the fair value and carrying value of the swaps was a liability of $25. Such swaps were valued using current market quotes that were obtained from dealers.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  EQUITY COLLARS

     In 2000, AT&T Broadband Group entered into three series of option agreements (the "Microsoft Collars") with a single bank counterparty to hedge exposure to 21.9 million shares of Microsoft common stock. The Microsoft Collars, combined with the underlying shares, secure a floating-rate borrowing from the counterparty, the face value of which is equal to the product of (i) the underlying shares multiplied by (ii) the put price. (See note 7 for discussion of the debt.)

     The Microsoft Collars are a series of purchased and written options that hedge a portion of AT&T Broadband Group's holdings in Microsoft common stock. The Microsoft Collars are undesignated for accounting purposes in accordance with SFAS 133 and are carried in the balance sheet at fair value, with unrealized gains or losses being recorded in other (expense) income. These unrealized gains or losses are largely offset by the changes in the fair value of a certain number of shares of Microsoft common stock that are classified as "trading". The carrying value of the Microsoft Collars was $6 and $419 at December 31, 2001 and 2000, respectively. The fluctuation of the carrying value of the Microsoft Collars was primarily due to the change in the market prices of the underlying shares, which were $66.25 per share and $43.375 per share at December 31, 2001 and 2000, respectively, and the adoption of SFAS 133 which required the instruments to be valued at fair value rather than intrinsic value.

     The following is a summary of the Microsoft Collars outstanding at December 31, 2001:

MATURITY DATE                                               2003     2004      2005
-------------                                              ------   -------   -------
Put price per share......................................  $62.48   $ 62.48   $ 62.48
Call price per share.....................................  $86.26   $100.44   $118.36

     Since the Microsoft Collars and related debt are contracted with the same counterparty, the treatment is similar to a debt instrument with an embedded instrument and will be net settled as follows:

     At the expiration of the Microsoft Collars, AT&T Broadband Group will satisfy the debt and the net obligations of the Microsoft Collars under the floating-rate debt by delivering (i) a number of Microsoft shares equal to the underlying share amount multiplied by the exchange ratio, or (ii) its equivalent cash value. The exchange ratio will be calculated at expiration in the following manner:

          (a) If the fair market value of a share of Microsoft common stock is greater than the call price, the exchange ratio will be a fraction, the numerator of which is equal to the sum of (i) the put price, plus (ii) the excess of the fair market value of a share of Microsoft common stock over the call price, and the denominator of which is equal to the fair market value of a share of Microsoft common stock;

          (b) If the fair market value of a share of Microsoft common stock is less than or equal to the put price, the exchange ratio will be 1;

          (c) If the fair market value of a share of Microsoft common stock is less than or equal to the call price but greater than the put price, the exchange ratio will be a fraction, the numerator of which is equal to the put price, and the denominator of which is equal to the fair market value of a share of Microsoft common stock.

     Prior to the MediaOne Merger, two subsidiaries of MediaOne, MediaOne SPC IV and MediaOne SPC VI, each entered into a series of option agreements (the "Vodafone Collars") with a single bank counterparty to hedge their exposure to
47.2 million Vodafone ADRs. In conjunction with the Vodafone Collars, MediaOne SPC IV and MediaOne SPC VI also issued floating-rate debt in a series of private placements, the face value of which is equal to the product of (i) the underlying shares multiplied by (ii) the put price. Simultaneous with the execution of the Vodafone Collars, MediaOne SPC IV and MediaOne SPC VI each entered into floating-to-fixed interest rate swaps in which future fixed payments

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

were prepaid by each of MediaOne SPC IV and MediaOne SPC VI at inception. Therefore, the on-going interest payments on the floating-rate notes are paid by the counterparty with no recourse to AT&T Broadband Group. These prepaid interest rate swaps are designated as cash flow hedges in accordance with SFAS 133.

     The Vodafone Collars are a series of purchased and written options that hedge a portion of AT&T Broadband Group's holdings in Vodafone ADRs. The Vodafone Collars are undesignated for accounting purposes in accordance with SFAS 133 and are carried in the balance sheet at fair value, with unrealized gains or losses being recorded to other (expense) income. These unrealized gains or losses are largely offset by the changes in the fair value of a certain number of Vodafone ADRs that are classified as "trading" in accordance with SFAS
115. The carrying value of the Vodafone Collars was $462 and $(453) at December 31, 2001 and 2000 respectively. The fluctuation of the carrying value of the Vodafone Collars is primarily due to the change in the per share market price of the underlying ADRs, which was $25.68 per share and $35.81 per share at December 31, 2001 and 2000, respectively, and the adoption of SFAS 133, which required the instruments to be valued at fair value rather than intrinsic value.

     The following is a summary of the Vodafone Collars outstanding at December 31, 2001:

MATURITY DATE                                                 2003     2004     2005
-------------                                                ------   ------   ------
MEDIAONE SPC IV VODAFONE COLLARS
Average put price per share................................  $34.06   $33.78   $33.53
Average call price per share...............................  $49.13   $48.85   $48.60
MEDIAONE SPC VI VODAFONE COLLARS
Average put price per share................................  $39.85   $39.86   $39.86
Average call price per share...............................  $57.72   $57.72   $57.73

     Since the Vodafone Collars and related debt are contracted with different counterparties, the instruments will be settled independently. MediaOne SPC IV and MediaOne SPC VI will satisfy its obligations to the floating-rate debt holders by delivering cash equal to the face value of the debt (see note 7). At the expiration of the Vodaphone Collars, MediaOne SPC IV and MediaOne SPC VI will cash settle its Vodaphone Collars with the counterparty. Cash settlement of the Vodafone Collars will be completed in the following manner:

          (a) If the fair market value of a Vodafone ADR is greater than the call price, MediaOne SPC IV or MediaOne SPC VI (as appropriate) will pay a sum of cash equal to the excess of the fair market value of a Vodafone ADR over the call price;

          (b) If the fair market value of a Vodafone ADR is less than the put price, the counterparty will pay to MediaOne SPC IV or MediaOne SPC VI (as appropriate) a sum of cash equal to the excess of the put price over the fair market price of a Vodafone ADR;

          (c) If the fair market value of a Vodafone ADR is less than or equal to the call price but greater than or equal to the put price, the Vodafone Collars will expire worthless and no cash payment will be made or received by MediaOne SPC IV or MediaOne SPC VI (as appropriate).

     The net value of (i) the sale of all Vodafone ADRs and (ii) the cash settlement of the Vodafone Collars will always be equal to or greater than the face value of the floating-rate notes. Any remaining cash will be retained by MediaOne SPC IV and MediaOne SPC VI and would become available to AT&T Broadband Group for general corporate purposes.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  EQUITY HEDGES

     Equity hedges are used to manage exposure to changes in equity prices associated with stock appreciation rights of previously affiliated companies and are undesignated in accordance with SFAS 133. The notional amount outstanding on these contracts at December 31, 2001 and 2000 was $340 and $370, respectively. These instruments are recorded at fair value based on market quotes and were liabilities of $71 and $87 at December 31, 2001 and 2000, respectively.

  WARRANTS

     AT&T Broadband Group may obtain warrants to purchase equity securities in other private and public companies as a result of certain transactions. Private warrants and public warrants that provide for net share settlement (i.e. allow for cashless exercise) are considered to be derivative instruments and recognized in the balance sheet at fair value in accordance with SFAS 133. Warrants are not eligible to be designated as hedging instruments because there is no underlying exposure. Instead, warrants are effectively investments in private and public companies. The fair value of warrants held by AT&T Broadband Group was $15 at December 31, 2001.

  DEBT AND PREFERRED SECURITIES

     The carrying value of debt maturing within one year approximates market value. The table below summarizes the carrying and fair values of long-term debt, excluding capital leases, and certain preferred securities. The market values of long-term debt were obtained based on quotes or rates available for debt with similar terms and maturities, and the market value of the preferred securities was based on market quotes. It is not practicable to estimate the fair market value of the Centaur Series A Shares, Series B Shares, Series C Shares and the Quarterly Preferred Securities that aggregated $5,874 and $5,855 at December 31, 2001 and 2000, respectively, as there are no current markets quotes available on these private placements.

                                                        2001                 2000
                                                 ------------------   ------------------
                                                 CARRYING    FAIR     CARRYING    FAIR
                                                  VALUE      VALUE     VALUE      VALUE
                                                 --------   -------   --------   -------
Debt, excluding capital leases.................  $19,079    $17,237   $22,182    $20,275
Pacific preferred stock........................  $ 2,100    $   948   $ 2,121    $   595

  DERIVATIVE IMPACTS

     For the year ended December 31, 2001, accumulated other comprehensive income, as a component of combined attributed net assets, net of taxes, included net unrealized losses of $224 relating to derivatives that are designated as cash flow hedges. This amount included net losses of $143 related to the ongoing fair value adjustments of equity based derivative instruments embedded in certain debt instruments and net losses of $81 related to certain swap transactions.

     For the year ended December 31, 2001, other (expense) income included net gains of $1,178, relating to ongoing fair value adjustments of undesignated derivatives. The fair value adjustments included net gains of $1,247 for derivatives instruments related to certain debt instruments and net losses of $69 for changes in the fair value of warrants. These gains were offset by net losses of $983 from the ongoing mark-to-market adjustments of the "trading" securities underlying the monetizations.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(11) PENSION, POSTRETIREMENT AND OTHER EMPLOYEE BENEFIT PLANS

     As a result of the MediaOne Merger, AT&T sponsors a pension plan covering substantially all former MediaOne employees, and beginning in 2001, AT&T sponsors a pension plan covering substantially all AT&T Broadband Group employees. Pension benefits are principally based on pay and service. In addition, AT&T sponsors retiree benefit plans for certain former MediaOne employees.

     The following table shows the components of the net periodic benefit costs included in the accompanying combined statements of operations of AT&T Broadband
Group:

                                                               PENSION     POSTRETIREMENT
                                                              BENEFITS        BENEFITS
                                                             -----------   ---------------
                                                                  FOR THE YEAR ENDED
                                                                     DECEMBER 31,
                                                             -----------------------------
                                                             2001   2000    2001     2000
                                                             ----   ----   ------   ------
Service cost-benefits earned during the period.............  $ 31    $9      $1       $1
Interest cost on benefit obligations.......................    13     8       2        1
Credit for expected return on plan assets..................   (13)   (9)     (1)      --
Amortization of gains......................................     1    --      --       --
Net curtailment gains......................................    (1)   --      (1)      --
                                                             ----    --      --       --
Net periodic benefit cost..................................  $ 31    $8      $1       $2
                                                             ====    ==      ==       ==

     The following tables provide a reconciliation of the changes in the plans' benefit obligations and fair value of assets, and a statement of the funded status:

                                                             PENSION     POSTRETIREMENT
                                                            BENEFITS        BENEFITS
                                                           -----------   ---------------
                                                           2001   2000    2001     2000
                                                           ----   ----   ------   ------
CHANGE IN BENEFIT OBLIGATIONS:
Benefit obligation, beginning of year....................  $165   $ --    $ 35     $ --
Acquisition of MediaOne..................................    --    204      --       38
Service cost.............................................    31      9       1        1
Interest cost............................................    13      8       2        1
Plan amendments..........................................    --     (5)     --       --
Actuarial losses (gains).................................    --     17       3       (5)
Benefit payments.........................................   (46)   (68)     (1)      --
Curtailments.............................................    (6)     0      (1)      --
                                                           ----   ----    ----     ----
Benefit obligation, end of year..........................  $157   $165    $ 39     $ 35
                                                           ====   ====    ====     ====
CHANGE IN FAIR VALUE OF PLAN ASSETS:
Fair value of plan assets, beginning of year.............  $148   $ --    $  5     $ --
Acquisition of MediaOne..................................     0    205      --        5
Actual return on plan assets.............................   (12)   (12)     --       --
Employer contributions...................................     8     23      --       --
Benefit payments.........................................   (46)   (68)     (1)      --
                                                           ----   ----    ----     ----
Fair value of plan assets, end of year...................  $ 98   $148    $  4     $  5
                                                           ====   ====    ====     ====

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                             PENSION     POSTRETIREMENT
                                                            BENEFITS        BENEFITS
                                                           -----------   ---------------
                                                                  AT DECEMBER 31,
                                                           -----------------------------
                                                           2001   2000    2001     2000
                                                           ----   ----   ------   ------
Unfunded benefit obligation..............................  $(59)  $(17)   $(35)    $(30)
Unrecognized net loss (gain).............................    56     38      (1)      (5)
Unrecognized prior service cost..........................    (4)    (5)     --       --
                                                           ----   ----    ----     ----
Net amount recorded......................................  $ (7)  $ 16    $(36)    $(35)
                                                           ====   ====    ====     ====

     The following table provides the amounts recorded in AT&T Broadband Group's combined balance sheet:

                                                             PENSION     POSTRETIREMENT
                                                            BENEFITS        BENEFITS
                                                           -----------   ---------------
                                                                  AT DECEMBER 31,
                                                           -----------------------------
                                                           2001   2000    2001     2000
                                                           ----   ----   ------   ------
Prepaid pension cost.....................................  $  8   $ 36    $ --     $ --
Benefit related liabilities..............................   (53)   (21)    (36)     (35)
Accumulated other comprehensive income...................    38      1      --       --
                                                           ----   ----    ----     ----
Net amount recorded......................................  $ (7)  $ 16    $(36)    $(35)
                                                           ====   ====    ====     ====

     The nonqualified pension plan had an unfunded accumulated benefit obligation of $19 at December 31, 2001.

     The assumptions in the following table were used in the measurement of the pension and postretirement benefit obligations and the net periodic benefit costs as applicable.

                                                              2001   2000
                                                              ----   ----
Weighted-average assumptions at December 31:
  Discount rate.............................................  7.25%  7.50%
  Expected return on plan assets............................  9.50%  9.50%
  Rate of compensation increase.............................  4.00%  4.00%

     A 9.5% rate of increase in the per capita cost of covered health-care benefits (the health-care cost trend rate) was assumed. This rate was assumed to gradually decline after 2001 to 5% by the year 2011 and then remain level. Assumed health-care cost trend rates have a significant effect on the amounts reported for the health-care plans. A one percentage point increase or decrease in the assumed health-care cost trend rate would increase or decrease the health-care component of the accumulated postretirement benefit obligation by $4 and $4, respectively. A one percentage point increase or decrease in the assumed health-care cost trend rate would not have a material impact on the service and interest-cost components of net periodic postretirement health-care benefit costs.

     AT&T also sponsors savings plans for the majority of its employees. The plans allow employees to contribute a portion of their pretax and/or after-tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. AT&T Broadband Group contributions amounted to $54, $70 and $38 for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(12) STOCK-BASED COMPENSATION PLANS

     Under AT&T's 1997 Long-term Incentive Program (the "Program"), AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options or AT&T Wireless Group tracking stock prior to the split-off of AT&T Wireless Group. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over two to three years and are exercisable up to 10 years from the date of grant.

     Under the Program, performance share units are awarded to key employees in the form of either common stock or cash at the end of a three-year period, based on AT&T's total shareholder return and/or certain financial-performance targets.

     On July 9, 2001, AT&T completed the split-off of AT&T Wireless Group as a separate, independently-traded company. The AT&T Wireless common stock held by AT&T was distributed to AT&T common shareowners on a basis of 0.3218 of a share of AT&T Wireless for each AT&T share outstanding. All outstanding AT&T common stock options granted prior to January 1, 2001 were treated in a similar manner. AT&T modified the terms and conditions of all outstanding stock option grants to allow the AT&T Wireless Group common stock options held by AT&T employees to immediately vest and become exercisable for their remaining contractual term.

     Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, and amended on May 23, 2001, AT&T is authorized to sell up to 105 million shares of AT&T common stock to its eligible employees through June 30, 2006. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day. Under the Plan, AT&T sold approximately 705 thousand, 506 thousand and 102 thousand shares to AT&T Broadband Group employees in 2001, 2000 and 1999, respectively.

     AT&T Broadband Group applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for stock-based compensation plans other than for performance-based and restricted stock awards and stock appreciation rights ("SARs"). Stock based-compensation (expense) income for AT&T Broadband Group was $(4), $268 and $(366) for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999, respectively. These amounts included (expense) income of $(3), $269 and $(382) for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999, respectively, related to grants of SARs of affiliated companies held by certain employees subsequent to the TCI Merger. AT&T entered into an equity hedge in 1999 to offset potential future compensation costs associated with such SARs. (Expense) income related to this hedge was $(16), $(324) and $227 for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999, respectively.

     At December 31, 2001, there were 4.5 million AT&T stock options with 2.2 million tandem SARs outstanding that were originally assumed in connection with the MediaOne Merger. All of the SARs were exercisable at a price of $19.33. There were no SARs exercised during 2001 or 2000.

     AT&T Broadband Group has adopted the disclosure-only provisions of SFAS
123. If AT&T Broadband Group had elected to recognize compensation costs based on the fair value at the date of grant for AT&T awards granted to AT&T Broadband Group employees, consistent with the provisions of

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

SFAS 123, AT&T Broadband Group's net loss would have been adjusted to reflect additional compensation expense resulting in the following pro forma amounts:

                                                           YEAR ENDED       TEN MONTHS
                                                          DECEMBER 31,        ENDED
                                                         ---------------   DECEMBER 31,
                                                          2001     2000        1999
                                                         ------   ------   ------------
Net loss...............................................  $4,011   $5,390      $2,203

     The pro forma effect on net loss for 2001 includes $10 due to the conversion of AT&T common stock options in connection with the split-off of AT&T Wireless Group, and also includes $12 due to the accelerated vesting of AT&T Wireless Group stock options held by AT&T Broadband Group employees after the split-off.

     AT&T granted approximately 13.8 million, 13.4 million and 1.0 million stock options to AT&T Broadband Group employees during 2001, 2000 and 1999, respectively. At the date of grant, the weighted average exercise prices for AT&T stock options granted to AT&T Broadband Group employees during 2001, 2000 and 1999 were $22.46, $34.17 and $56.56, respectively. The weighted-average fair values at date of grant for AT&T stock options granted to AT&T Broadband Group employees during 2001, 2000 and 1999 were $7.13, $10.28 and $17.45, respectively, and were estimated using the Black-Scholes option-pricing model. The weighted-average risk-free interest rates applied for 2001, 2000 and 1999 were 4.71%, 6.24% and 5.26%, respectively. The following weighted-average assumptions were applied for 2001, 2000 and 1999, respectively: (i) expected dividend yields of 0.85%, 1.7% and 1.7% (ii) expected volatility rates of 36.5%, 33.9% and 28.6%, and (iii) expected lives of 3.8, 3.7 years and 5.7 years.

     In January 2002, AT&T modified its outstanding stock option agreements for AT&T stock options and other equity awards held by current AT&T Broadband employees to provide that upon the change in control of AT&T Broadband their stock options and other equity awards granted prior to January 1, 2002 will be immediately vested and exercisable through their remaining contractual terms. The potential compensation cost associated with this modification for current AT&T Broadband employees has been measured as of the modification date is approximately $50 pre-tax. The actual charge will be finalized and recorded by AT&T Broadband at the time of the change in control in connection with the anticipated merger with Comcast.

(13) INCOME TAXES

     AT&T Broadband Group is not a separate taxable entity for federal and state income tax purposes and its results of operations are included in the consolidated federal and state income tax returns of AT&T and its affiliates, as described in note 1.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The components of the provision (benefit) for income taxes are as follows:

                                                      YEAR ENDED
                                                     DECEMBER 31,      TEN MONTHS ENDED
                                                   -----------------     DECEMBER 31,
                                                    2001      2000           1999
                                                   -------   -------   -----------------
Federal:
  Current........................................  $  (245)  $  (786)        $(469)
  Deferred ......................................   (3,104)     (215)           64
                                                   -------   -------         -----
                                                    (3,349)   (1,001)         (405)
                                                   -------   -------         -----
State and local:
  Current........................................      (34)     (136)           22
  Deferred ......................................     (477)      (47)          (82)
                                                   -------   -------         -----
                                                      (511)     (183)          (60)
                                                   -------   -------         -----
Foreign:
  Current........................................        3         1            --
                                                   -------   -------         -----
Benefit for income taxes.........................  $(3,857)  $(1,183)        $(465)
                                                   =======   =======         =====

     AT&T Broadband Group also recorded current and deferred income tax benefits related to minority interest and net equity losses on other equity investments in the amounts of $100 and $37 for the years ended December 31, 2001, $100 and $370 for the years ended December 31, 2000 and $54 and $438 for the ten months ended December 31, 1999, respectively.

     The following table shows the principal reasons for the difference between the effective income tax rate and the United States federal statutory income tax rate:

                                                       YEAR ENDED
                                                      DECEMBER 31,     TEN MONTHS ENDED
                                                    ----------------     DECEMBER 31,
                                                     2001     2000           1999
                                                    ------   -------   ----------------
U.S. federal statutory income tax rate............      35%       35%          35%
Federal income tax benefit at statutory rate......  $3,077   $ 3,507        $ 642
Operating losses and charges relating to
  Excite@Home.....................................    (649)   (2,758)          --
Investment dispositions, acquisitions and legal
  entity restructuring............................     238       374           --
Deconsolidation of and put obligation settlement
  related to Excite@Home..........................   1,045        --           --
In-process research and development write-off.....      --        --         (208)
State and local income taxes, net of federal
  income tax benefit..............................     333       119           39
Amortization of intangibles.......................    (177)      (81)         (12)
Foreign rate differential.........................      (3)       --           --
Taxes on repatriated and accumulated foreign
  income, net of tax credits......................       3        --           --
Other.............................................     (10)       22            4
                                                    ------   -------        -----
Benefit for income taxes..........................  $3,857   $ 1,183          465
                                                    ======   =======        =====
Effective tax rate................................    43.9%     11.8%        25.3%
                                                    ======   =======        =====

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income tax liabilities are taxes AT&T Broadband Group expects to pay in future periods. Similarly, deferred income tax assets are recorded for expected reductions in taxes payable in future periods. Deferred income taxes arise because of differences in the book and tax bases of certain assets and liabilities. Deferred income tax liabilities and assets consist of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
LONG-TERM DEFERRED INCOME TAX LIABILITIES:
Property, plant and equipment...............................  $ 1,335   $ 1,319
Investments.................................................    8,130     9,148
Franchises..................................................   16,939    18,571
Other.......................................................    1,519     2,087
                                                              -------   -------
Total long-term deferred income tax liabilities.............   27,923    31,125
                                                              -------   -------
LONG-TERM DEFERRED INCOME TAX ASSETS:
Business restructuring......................................       13         3
Net operating loss/credit carryforwards.....................       80       509
Employee pensions and other benefits, net...................      330       520
Reserves and allowances.....................................       12        65
Valuation allowances........................................      (23)     (726)
Other.......................................................    1,701     2,204
                                                              -------   -------
Total long-term deferred income tax assets..................    2,113     2,575
                                                              -------   -------
Net long-term deferred income tax liabilities...............   25,810    28,550
                                                              -------   -------
CURRENT DEFERRED INCOME TAX LIABILITIES:
Investments.................................................       11       670
Other.......................................................        1         6
                                                              -------   -------
Total current deferred income tax liabilities...............       12       676
                                                              -------   -------
CURRENT DEFERRED INCOME TAX ASSETS:
Employee pensions and other benefits........................        4        22
Reserves and allowances.....................................       10        10
Valuation allowances........................................       --       (39)
Other.......................................................       36       197
                                                              -------   -------
Total current deferred income tax assets....................       50       190
                                                              -------   -------
Net current deferred income tax (liabilities) assets........       38      (486)
                                                              -------   -------
Total deferred income tax liabilities.......................  $25,772   $29,036
                                                              =======   =======

     The valuation allowance for deferred tax assets as of December 31, 2001 and 2000 was $23 and $765, respectively. The realization of AT&T Broadband Group's deferred tax assets is not dependent upon the consolidated tax group of AT&T. On a stand alone basis, AT&T Broadband Group has sufficient reversing taxable temporary differences to warrant recognition of its deferred tax assets without the need for any additional valuation allowance.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 2001, AT&T Broadband Group had federal net operating loss carryforwards of $4, expiring through 2013 and state net operating loss carryforwards of $60, expiring through 2016. AT&T Broadband Group also has federal tax credit carryforwards of $16 expiring through 2004. In connection with the TCI Merger, certain federal and state net operating loss carryforwards were subject to a valuation allowance of $23 at December 31, 2001. If, in the future, the realization of these acquired deferred tax assets becomes more likely than not, any reduction of the associated valuation allowance will be allocated to reduce franchise costs and other purchased intangibles.

     On September 30, 2001, the assets and liabilities of Excite@Home were deconsolidated from AT&T Broadband Group's consolidated balance sheet. Accordingly, AT&T Broadband Group's deferred income tax assets and liabilities at December 31, 2001, presented above, exclude any amounts related to Excite@Home.

(14) COMMITMENTS AND CONTINGENCIES

     The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

     Management of AT&T Broadband Group believes that they have complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

     In the normal course of business AT&T Broadband Group is subject to proceedings, lawsuits and other claims, including proceedings under laws and regulations related to environmental and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Consequently, AT&T Broadband Group is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters at December 31, 2001. These matters could affect the operating results of any one quarter when resolved in future periods. However, management believes after final disposition, any monetary liability or financial impact to AT&T Broadband Group beyond that provided for at year-end would not be material to AT&T Broadband Group's annual combined financial statements.

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     AT&T Broadband Group leases land, buildings and equipment through contracts that expire in various years through 2050. Rental expense under operating leases was $144, $122 and $68 for the years ended December 31, 2001 and 2000, and the ten months ended December 31, 1999, respectively. The following table shows the future minimum lease payments due under noncancelable operating and capital leases at December 31, 2001:

                                                              OPERATING   CAPITAL
                                                               LEASES     LEASES
                                                              ---------   -------
2002........................................................    $135       $ 58
2003........................................................     129         56
2004........................................................     117         52
2005........................................................      95         51
2006........................................................      77         36
Later years.................................................     270         36
                                                                ----       ----
Total minimum lease payments................................    $823        289
                                                                ====       ====
Less amount representing interest...........................                 42
                                                                           ----
Present value of net minimum lease payments.................               $247
                                                                           ====

     In addition, under certain real estate operating leases, AT&T Broadband Group could be required to make payments to the lessor up to $155 at the end of the lease term (lease terms range from 2002 through 2006). The actual amount paid, if any, would be reduced by amounts received by the lessor upon remarketing the property.

     In July 1997, ATTBLLC's predecessor, TCI, and ATTBLLC's subsidiary, Satellite Services, Inc., entered into a 25 year affiliation term sheet with Starz Encore Group (formerly Encore Media Group) pursuant to which AT&T Broadband Group may be obligated to make fixed monthly payments in exchange for unlimited access to Encore and Starz! programming. Starz Encore Group is a subsidiary of LMG, a former subsidiary of AT&T. The commitment, which is based on a fixed number of subscribers, increases annually from $306 in 2002 to $315 in 2003, and will increase annually through 2022 with inflation, subject to certain adjustments, including increases in the number of subscribers. The affiliation term sheet further provides that to the extent Starz Encore Group's programming costs increase above certain levels, AT&T Broadband Group's payments under the term sheet will be increased in proportion to the excess. Excess programming costs that may be payable by AT&T Broadband Group in future years are not presently estimable, and could be significant. By letter dated May 29, 2001, AT&T Broadband Group disputed the enforceability of the excess programming pass through provisions of the term sheet and questioned the validity of the term sheet as a whole. AT&T Broadband Group also has raised certain issues concerning the uncertainty of the provisions of the term sheet and the contractual interpretation and application of certain of its provisions to, among other things, the acquisition and disposition of cable systems. In July 2001, Starz Encore Group filed suit seeking payment of the 2001 excess programming costs and a declaration that the term sheet is a binding and enforceable contract. In October 2001, AT&T Broadband Group and Starz Encore Group agreed to stay the litigation until August 31, 2002 to allow the parties time to continue negotiations toward a potential business resolution of this dispute. The Court granted the stay on October 30, 2001. The terms of the stay order allow either party to petition the Court to lift the stay after April 30, 2002 and to proceed with the litigation.

     At December 31, 2001, an entity attributed to AT&T Broadband Group has an agreement with Motorola, Inc. to purchase a minimum of 1.6 million digital set-top devices at an average price of $234

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

per unit in 2002. During 2001, AT&T Broadband Group satisfied its obligation under a previous agreement with Motorola, Inc. to purchase set-top devices.

     AT&T Broadband Group is party to an agreement under which it purchases certain billing services from CSG Systems, Inc. ("CSG"). Unless terminated by either party pursuant to terms of the agreement, the agreement expires on December 31, 2012. The agreement calls for monthly payments which are subject to adjustments and conditions pursuant to the terms of the underlying agreements. The annual commitment under the agreement is $130 for 2002 and will increase annually with inflation.

(15) RELATED PARTY TRANSACTIONS

     As discussed in Note 1, AT&T provides necessary working capital requirements through intercompany debt and capital contributions to AT&T Broadband Group. These amounts are reflected in the accompanying combined balance sheets as short-term debt due to AT&T or a component of attributed net assets. Short-term debt due to AT&T and interest was assumed based upon the methodology outlined in Note 1. Intercompany debt was $3,959 and $5,830 at December 31, 2001 and 2000, respectively. Intercompany interest expense was $320, $323 and $91 for the years ended December 31, 2001 and 2000 and for the ten months ended December 31, 1999, respectively.

     AT&T Consumer Services Group provides AT&T Broadband Group with sales support and customer care services at cost based prices. For the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999, such amounts totaled $190, $89 and $121, respectively, and are included in selling, general and administrative expenses in the accompanying combined statements of operations.

     In addition, AT&T Business Services Group provides AT&T Broadband Group with wireline communication and other services. For the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999, charges for such services totaled $232, $104 and $31, respectively, and are included in costs of services in the accompanying combined statements of operations.

     Included in current liabilities at December 31, 2001 and 2000, was $2 and $98, respectively, related to amounts due AT&T Consumer Services Group and AT&T Business Services Group for the above described services.

     AT&T allocates general corporate overhead expenses, including finance, legal, marketing, use of the AT&T brand, planning and strategy and human resources to AT&T Broadband Group, as well as costs for AT&T employees who directly support the activities of the AT&T Broadband Group. Charges for such services amounted to $146, $159 and $120 for the years ended December 31, 2001 and 2000 and for the ten months ended December 31, 1999, respectively. These amounts are included in selling, general and administrative expenses in the accompanying combined statements of operations and were determined based on methodology described in note 1.

     AT&T Broadband Group transferred $628 of marketable securities and equity investments and $180 of related deferred tax liabilities to AT&T through combined attributed net assets during the first quarter of 2001. No gain or loss was recorded on this transaction.

     In addition, AT&T Broadband Group had various related party transactions with LMG. Included in cost of services were programming expenses related to services from LMG. These expenses amounted to $199, $239 and $184 for the seven months ended July 31, 2001, the deemed effective date of the LMG spin-off from AT&T for accounting purposes, the year ended December 31, 2000 and the ten months ended December 31, 1999, respectively.

     On October 2, 2000, AT&T Broadband Group, through MediaOne, completed the sale of several equity interests in international ventures acquired as a result of the MediaOne Merger to the AT&T

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Wireless Group. Such interests were sold for approximately $1 billion, which was based upon a third party valuation. AT&T Broadband Group received 120,335,081 of AT&T common shares for sale of such equity interests. The AT&T Common stock received in such transaction has been included in combined attributed net assets. In connection with such sale, $196 of related deferred tax liabilities were transferred to AT&T Wireless Group. No gain or loss was recognized on the sale of such equity interests.

(16) NEW ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations ("SFAS 141")," which supersedes Accounting Principles Board ("APB") Opinion No. 16. SFAS 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method. In addition, SFAS 141 establishes criteria for the recognition of intangible assets separately from goodwill. These requirements are effective for fiscal years beginning after December 15, 2001, which for AT&T Broadband Group means January 1, 2002. The adoption of SFAS 141 will not have a material effect on AT&T Broadband Group's results of operations, financial position or cash flow.

     Also in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets ("SFAS 142")," which supercedes APB Opinion No. 17. Under SFAS 142 goodwill and indefinite lived intangible assets will no longer be amortized, but rather will be tested for impairment upon adoption and at least annually thereafter. In addition, the amortization period of intangible assets with finite lives will no longer be limited to 40 years. SFAS 142 is effective for fiscal years beginning after December 15, 2001, which for AT&T Broadband Group means the standard will be adopted on January 1, 2002. In connection with the adoption of this standard, AT&T Broadband Group's unamortized goodwill balance and excess basis related to goodwill of equity method investments will no longer be amortized, but will continue to be tested for impairment. In addition, AT&T Broadband Group has determined that franchise costs are indefinite lived assets and therefore, as of January 1, 2002 will no longer be subject to amortization, but will continue to be tested for impairment. The adoption of SFAS 142 will have a significant impact on future operating results due to the cessation of goodwill and franchise cost amortization. The goodwill balance as of December 31, 2001 was $19.3 billion with related amortization expense for the year ended December 31, 2001, of $659. The excess basis related to AT&T Broadband Group's equity method investments as of December 31, 2001 was $3.0 billion with related amortization of $148. AT&T Broadband Group performed an impairment test on the goodwill balance as of January 1, 2002. In accordance with SFAS 142, the impairment test was performed by comparing the fair value of the reporting unit to its carrying value. As of January 1, 2002, the fair value of the reporting unit exceeded its carrying value, and therefore no impairment loss will be recognized upon adoption. The franchise cost balance as of December 31, 2001 was $42.8 billion with related amortization expense for the year ended December 31, 2001 of $1,224. In accordance with SFAS 142, franchise costs were tested for impairment as of January 1, 2002, by comparing the fair values to the carrying values (at a market level). As a result of such tests, an impairment loss of $856, net of taxes of $530, will be recognized as a change in accounting principle in the first quarter of 2002.

     In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations ("SFAS 143")." This standard requires that obligations associated with the retirement of tangible long-lived assets be recorded as liabilities when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an asset retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, this liability is accreted to its present value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002, which for AT&T Broadband Group means

                              AT&T BROADBAND GROUP
                     (AN INTEGRATED BUSINESS OF AT&T CORP.)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

the standard will be adopted on January 1, 2003. AT&T Broadband Group does not expect that the adoption of this statement will have a material impact on AT&T Broadband Group's results of operations, financial position or cash flows.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144")," which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121")." SFAS 144 applies to all long-lived assets, including discontinued operations, and consequently amends APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." Based on SFAS 121, SFAS 144 develops one accounting model for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (i) can be distinguished from the rest of the entity and (ii) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS 144 also amends Accounting Research Bulletin ("ARB") No. 51, "Consolidating Financial Statements" to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. SFAS 144 is effective for AT&T Broadband Group as of January 1, 2002. The adoption of SFAS 144 will not have a material impact on AT&T Broadband Group's results of operations, financial position or cash flows.

                              AT&T BROADBAND CORP.
                                 BALANCE SHEET
                                  (UNAUDITED)


                                                              JUNE 30,   DECEMBER 31,
                                                                2002         2001
                                                              --------   ------------
Assets......................................................  $    --      $    --
                                                              =======      =======
Stockholder's Equity
  Common stock, $0.01 par value, 1,000 shares authorized,
     issued and outstanding.................................  $    10      $    10
  Additional paid-in capital................................      990          990
  Stock subscription receivable.............................   (1,000)      (1,000)
                                                              -------      -------
                                                              $    --      $    --
                                                              =======      =======


                             See note to balance sheet.

                              AT&T BROADBAND CORP.
                             NOTE TO BALANCE SHEET

                                 JUNE 30, 2002


                                  (UNAUDITED)

1.  ORGANIZATION

     On December 14, 2001, AT&T Broadband Corp. (the "Company") was incorporated under the laws of the State of Delaware and was authorized to issue 1,000 shares of $0.01 par value common stock. On December 19, 2001, the Company issued 1,000 shares of its $0.01 par value common stock to AT&T Corp. ("AT&T") for $1 per share. The Company was organized to conduct the business currently conducted by AT&T's broadband business ("AT&T Broadband"), subsequent to the combination of Comcast Corporation ("Comcast") and AT&T Broadband.

     On December 19, 2001, AT&T and Comcast entered into an Agreement and Plan of Merger that will result in the combination of AT&T Broadband and Comcast (the "Merger"). AT&T intends to assign and transfer the assets, liabilities and business of AT&T Broadband to the Company. AT&T will spin-off the Company to its stockholders immediately prior to the Merger. On July 10, 2002, shareholders of AT&T and Comcast approved the Merger. The Merger still remains subject to certain governmental reviews and certain other conditions and is expected to close by the end of 2002. Upon the completion of the Merger, the Company and Comcast will be wholly owned subsidiaries of AT&T Comcast Corporation ("AT&T Comcast").

     On May 3, 2002, the Company and AT&T Comcast, as co-borrowers, entered into definitive credit agreements with a syndicate of lenders for an aggregate of approximately $12.8 billion in order to obtain the financing necessary to complete the Merger and for AT&T Comcast's needs after the merger. Under the terms of the new credit facilities, the obligations of the lenders to provide the financing upon the completion of the Merger are subject to a number of conditions, including the condition that AT&T Comcast holds investment-grade credit ratings from both Standard & Poor's Ratings Group and Moody's Investors Service rating agencies at the time of closing. Accordingly, there can be no assurance that the Company and AT&T Comcast will be able to obtain the financing necessary to complete the Merger.


     From the date of inception on December 14, 2001 through June 30, 2002, the Company had no operations.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of AT&T Broadband Corp.:

     In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of AT&T Broadband Corp. at December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
New York, New York
July 29, 2002

                              AT&T BROADBAND CORP.
                                 BALANCE SHEET
                               DECEMBER 31, 2001

Assets......................................................   $    --
                                                               =======
Stockholder's Equity
  Common stock, $0.01 par value, 1,000 shares authorized,
     issued and outstanding.................................   $    10
  Additional paid-in capital................................       990
  Stock subscription receivable.............................    (1,000)
                                                               -------
                                                               $    --
                                                               =======

                           See note to balance sheet.

                              AT&T BROADBAND CORP.
                             NOTE TO BALANCE SHEET
                               DECEMBER 31, 2001

1.  ORGANIZATION

     On December 14, 2001, AT&T Broadband Corp. (the "Company") was incorporated under the laws of the State of Delaware and was authorized to issue 1,000 shares of $0.01 par value common stock. On December 19, 2001, the Company issued 1,000 shares of its $0.01 par value common stock to AT&T Corp. ("AT&T") for $1 per share. The Company was organized to conduct the business currently conducted by AT&T's broadband business ("AT&T Broadband"), subsequent to the combination of Comcast Corporation ("Comcast") and AT&T Broadband.

     On December 19, 2001, AT&T and Comcast entered into an Agreement and Plan of Merger that will result in the combination of AT&T Broadband and Comcast (the "Merger"). AT&T intends to assign and transfer the assets, liabilities and business of AT&T Broadband to the Company. AT&T will spin-off the Company to its stockholders immediately prior to the Merger. On July 10, 2002, shareholders of AT&T and Comcast approved the Merger. The Merger still remains subject to certain governmental reviews and certain other conditions and is expected to close by the end of 2002. Upon the completion of the Merger, the Company and Comcast will be wholly owned subsidiaries of AT&T Comcast Corporation ("AT&T Comcast").

     On May 3, 2002, the Company and AT&T Comcast, as co-borrowers, entered into definitive credit agreements with a syndicate of lenders for an aggregate of approximately $12.8 billion in order to obtain the financing necessary to complete the Merger and for AT&T Comcast's needs after the Merger. Under the terms of the new credit facilities, the obligations of the lenders to provide the financing upon the completion of the Merger are subject to a number of conditions, including the condition that AT&T Comcast holds investment-grade credit ratings from both Standard & Poor's Ratings Group and Moody's Investors Service rating agencies at the time of closing. Accordingly, there can be no assurance that the Company and AT&T Comcast will be able to obtain the financing necessary to complete the Merger.

     From the date of inception on December 14, 2001 through December 31, 2001, the Company had no operations.

                            AT&T COMCAST CORPORATION
                           BALANCE SHEET (UNAUDITED)

                                 JUNE 30, 2002


Assets......................................................  $--
Stockholders' Equity
  Stock subscription receivable.............................  $(2)
  Common stock, $.01 par value, authorized 100 shares; 2
     shares issued and outstanding..........................  $--
  Additional capital........................................  $ 2
                                                              ---
                                                              $--
                                                              ===

See note to balance sheet.

                            AT&T COMCAST CORPORATION
                       NOTE TO BALANCE SHEET (UNAUDITED)

                                 JUNE 30, 2002


1. ORGANIZATION

     On December 7, 2001, CAB Holdings Corp. was incorporated under the laws of the State of Pennsylvania and was authorized to issue 100 shares of $.01 par value common stock. At that date of incorporation, CAB Holdings Corp.'s name was changed to AT&T Comcast Corporation ("the Company") and the Company issued one share of its $.01 par value common stock to each of Comcast Corporation ("Comcast") and AT&T Corp. ("AT&T") for $1 per share. The Company was organized to conduct, subsequent to the combination of Comcast and AT&T's Broadband division ("AT&T Broadband"), the businesses currently conducted by Comcast and AT&T Broadband.

     On December 19, 2001, Comcast and AT&T entered into an Agreement and Plan of Merger that will result in the combination of Comcast and AT&T Broadband. AT&T will spin off AT&T Broadband to its stockholders immediately prior to the combination. The combined company will also hold AT&T's approximate 25.5% interest in Time Warner Entertainment. On July 10, 2002, shareholders of both Comcast and AT&T approved the transaction. The transaction is subject to customary closing conditions and regulatory approvals and is expected to close by the end of 2002.


     Upon completion of the combination of Comcast and AT&T Broadband (the "Merger"), Comcast and an entity which will then own AT&T Broadband will be wholly-owned subsidiaries of the Company.



     On May 3, 2002, the Company and AT&T Broadband Corp. entered into definitive credit agreements with a syndicate of lenders for an aggregate of $12.825 billion of new indebtedness in order to obtain the financing necessary to complete the Merger and for the combined company's financing needs after the transaction. This financing requires subsidiary guarantees, including guarantees by certain of Comcast's wholly owned subsidiaries and by subsidiaries of AT&T Broadband. Under the terms of the new credit facilities, the obligations of the lenders to provide the financing upon the completion of the Merger are subject to a number of conditions, including the condition that the combined company holds investment-grade credit ratings from both the Standard & Poor's and Moody's rating agencies at the time of closing. Accordingly, there can be no assurance that the Company and AT&T Broadband Corp. will be able to obtain the financing necessary to complete the Merger.



     From the date of inception on December 7, 2001 through June 30, 2002, the Company had no operations.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
AT&T Comcast Corporation
Philadelphia, Pennsylvania

We have audited the accompanying balance sheet of AT&T Comcast Corporation as of December 31, 2001. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of AT&T Comcast Corporation as of December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
April 29, 2002

                            AT&T COMCAST CORPORATION
                                 BALANCE SHEET
                               DECEMBER 31, 2001

Assets......................................................  $--
Stockholders' Equity
  Stock subscription receivable.............................  $(2)
  Common stock, $.01 par value, authorized 100 shares; 2
     shares issued and outstanding..........................  $--
  Additional capital........................................  $ 2
                                                              ---
                                                              $--
                                                              ===

See note to balance sheet.

                            AT&T COMCAST CORPORATION
                             NOTE TO BALANCE SHEET
                               DECEMBER 31, 2001

1. ORGANIZATION

     On December 7, 2001, CAB Holdings Corp. was incorporated under the laws of the State of Pennsylvania and was authorized to issue 100 shares of $.01 par value common stock. At that date of incorporation, CAB Holdings Corp.'s name was changed to AT&T Comcast Corporation ("the Company") and the Company issued one share of its $.01 par value common stock to each of Comcast Corporation ("Comcast") and AT&T Corp. ("AT&T") for $1 per share. The Company was organized to conduct, subsequent to the combination of Comcast and AT&T's Broadband division ("AT&T Broadband"), the businesses currently conducted by Comcast and AT&T Broadband.

     On December 19, 2001, Comcast and AT&T entered into an Agreement and Plan of Merger that will result in the combination of Comcast and AT&T Broadband. AT&T will spin off AT&T Broadband to its stockholders immediately prior to the combination. The combined company will also hold AT&T's approximate 25.5% interest in Time Warner Entertainment. The transaction is subject to customary closing conditions and shareholder and regulatory approvals and is expected to close by the end of 2002.

     Upon completion of the combination of Comcast and AT&T Broadband, Comcast and an entity which will then own AT&T Broadband will be wholly-owned subsidiaries of the Company.

     From the date of inception on December 7, 2001 through December 31, 2001, the Company had no operations.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Comcast Corporation
Philadelphia, Pennsylvania

     We have audited the accompanying consolidated balance sheet of Comcast Corporation and its subsidiaries (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Comcast Corporation and its subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Notes 2 and 3 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1, 2001.

Deloitte & Touche LLP

Philadelphia, Pennsylvania
February 5, 2002 (July 30, 2002 as to Note 14)

                      COMCAST CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
                                                              (DOLLARS IN MILLIONS,
                                                               EXCEPT SHARE DATA)
                                      ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $   350.0   $   651.5
  Investments...............................................    2,623.2     3,059.7
  Accounts receivable, less allowance for doubtful accounts
     of $153.9 and $141.7...................................      967.4       891.9
  Inventories, net..........................................      454.5       438.5
  Other current assets......................................      153.7       102.8
                                                              ---------   ---------
     Total current assets...................................    4,548.8     5,144.4
                                                              ---------   ---------
INVESTMENTS.................................................    1,679.2     2,661.9
                                                              ---------   ---------
PROPERTY AND EQUIPMENT, net of accumulated depreciation of
  $2,725.7 and $1,873.1.....................................    7,011.1     5,519.9
                                                              ---------   ---------
INTANGIBLE ASSETS
  Goodwill..................................................    7,507.3     6,945.1
  Cable franchise operating rights..........................   20,167.8    17,545.5
  Other intangible assets...................................    2,833.4     1,485.6
                                                              ---------   ---------
                                                               30,508.5    25,976.2
  Accumulated amortization..................................   (5,999.2)   (3,908.7)
                                                              ---------   ---------
                                                               24,509.3    22,067.5
                                                              ---------   ---------
OTHER NONCURRENT ASSETS, net................................      383.4       350.8
                                                              ---------   ---------
                                                              $38,131.8   $35,744.5
                                                              =========   =========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable..........................................  $   698.2   $   813.2
  Accrued expenses and other current liabilities............    1,695.5     1,576.5
  Deferred income taxes.....................................      275.4       789.9
  Current portion of long-term debt.........................      460.2       293.9
                                                              ---------   ---------
     Total current liabilities..............................    3,129.3     3,473.5
                                                              ---------   ---------
LONG-TERM DEBT, less current portion........................   11,741.6    10,517.4
                                                              ---------   ---------
DEFERRED INCOME TAXES.......................................    6,375.7     5,786.7
                                                              ---------   ---------
OTHER NONCURRENT LIABILITIES................................    1,532.0     1,108.6
                                                              ---------   ---------
MINORITY INTEREST...........................................      880.2       717.3
                                                              ---------   ---------
COMMITMENTS AND CONTINGENCIES (NOTE 11)
COMMON EQUITY PUT OPTIONS...................................                   54.6
                                                              ---------   ---------
STOCKHOLDERS' EQUITY
  Preferred stock -- authorized, 20,000,000 shares 5.25%
     series B mandatorily redeemable convertible, $1,000 par
     value; issued, zero and 59,450 at redemption value.....                   59.5
  Class A special common stock, $1 par value -- authorized,
     2,500,000,000 shares; issued, 937,256,465 and
     931,340,103; outstanding, 913,931,554 and 908,015,192..      913.9       908.0
  Class A common stock, $1 par value -- authorized,
     200,000,000 shares; issued, 21,829,422 and
     21,832,250.............................................       21.8        21.8
  Class B common stock, $1 par value -- authorized,
     50,000,000 shares; issued, 9,444,375...................        9.4         9.4
  Additional capital........................................   11,752.0    11,598.8
  Retained earnings.........................................    1,631.5     1,056.5
  Accumulated other comprehensive income....................      144.4       432.4
                                                              ---------   ---------
     Total stockholders' equity.............................   14,473.0    14,086.4
                                                              ---------   ---------
                                                              $38,131.8   $35,744.5
                                                              =========   =========

                See notes to consolidated financial statements.

                      COMCAST CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                2001        2000        1999
                                                              ---------   ---------   --------
                                                                   (AMOUNTS IN MILLIONS,
                                                                   EXCEPT PER SHARE DATA)
REVENUES
  Service revenues..........................................  $ 5,756.9   $ 4,682.7   $3,361.8
  Net sales from electronic retailing.......................    3,917.3     3,535.9    3,167.4
                                                              ---------   ---------   --------
                                                                9,674.2     8,218.6    6,529.2
                                                              ---------   ---------   --------
COSTS AND EXPENSES
  Operating (excluding depreciation)........................    2,905.8     2,212.5    1,663.1
  Cost of goods sold from electronic retailing (excluding
    depreciation)...........................................    2,514.0     2,284.9    2,060.0
  Selling, general and administrative.......................    1,552.6     1,250.9      926.1
  Depreciation..............................................    1,141.8       837.3      572.0
  Amortization..............................................    2,306.2     1,794.0      644.0
                                                              ---------   ---------   --------
                                                               10,420.4     8,379.6    5,865.2
                                                              ---------   ---------   --------
OPERATING INCOME (LOSS).....................................     (746.2)     (161.0)     664.0
OTHER INCOME (EXPENSE)
  Interest expense..........................................     (731.8)     (691.4)    (538.3)
  Investment income.........................................    1,061.7       983.9      629.5
  Income (expense) related to indexed debt..................                  666.0     (666.0)
  Equity in net income (losses) of affiliates...............      (28.5)      (21.3)       1.4
  Other income..............................................    1,301.0     2,825.5    1,409.4
                                                              ---------   ---------   --------
                                                                1,602.4     3,762.7      836.0
                                                              ---------   ---------   --------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES,
  MINORITY INTEREST, EXTRAORDINARY ITEMS AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE...............................      856.2     3,601.7    1,500.0
INCOME TAX EXPENSE..........................................     (470.2)   (1,441.3)    (723.7)
                                                              ---------   ---------   --------
INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST,
  EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE....................................................      386.0     2,160.4      776.3
MINORITY INTEREST...........................................     (160.4)     (115.3)       4.6
                                                              ---------   ---------   --------
INCOME FROM CONTINUING OPERATIONS BEFORE EXTRAORDINARY ITEMS
  AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE................      225.6     2,045.1      780.9
GAIN FROM DISCONTINUED OPERATIONS, net of income tax expense
  of $166.1.................................................                             335.8
                                                              ---------   ---------   --------
INCOME BEFORE EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE.........................................      225.6     2,045.1    1,116.7
EXTRAORDINARY ITEMS.........................................       (1.5)      (23.6)     (51.0)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE......................      384.5
                                                              ---------   ---------   --------
NET INCOME..................................................      608.6     2,021.5    1,065.7
PREFERRED DIVIDENDS.........................................                  (23.5)     (29.7)
                                                              ---------   ---------   --------
NET INCOME FOR COMMON STOCKHOLDERS..........................  $   608.6   $ 1,998.0   $1,036.0
                                                              =========   =========   ========
BASIC EARNINGS (LOSS) FOR COMMON STOCKHOLDERS PER COMMON
  SHARE
  Income from continuing operations before extraordinary
    items and cumulative effect of accounting change........  $    0.24   $    2.27   $   1.00
  Discontinued operations...................................                              0.45
  Extraordinary items.......................................                  (0.03)     (0.07)
  Cumulative effect of accounting change....................       0.40
                                                              ---------   ---------   --------
  Net income................................................  $    0.64   $    2.24   $   1.38
                                                              =========   =========   ========
BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING...............................................      949.7       890.7      749.1
                                                              =========   =========   ========
DILUTED EARNINGS (LOSS) FOR COMMON STOCKHOLDERS PER COMMON
  SHARE
  Income from continuing operations before extraordinary
    items and cumulative effect of accounting change........  $    0.23   $    2.16   $   0.95
  Discontinued operations...................................                              0.41
  Extraordinary items.......................................                  (0.03)     (0.06)
  Cumulative effect of accounting change....................       0.40
                                                              ---------   ---------   --------
  Net income................................................  $    0.63   $    2.13   $   1.30
                                                              =========   =========   ========
DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING...............................................      964.5       948.7      819.9
                                                              =========   =========   ========

                See notes to consolidated financial statements.

                      COMCAST CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                2001        2000        1999
                                                              ---------   ---------   ---------
                                                                    (DOLLARS IN MILLIONS)
OPERATING ACTIVITIES
  Net income................................................  $   608.6   $ 2,021.5   $ 1,065.7
  Adjustments to reconcile net income to net cash provided
     by operating activities from continuing operations:
     Depreciation...........................................    1,141.8       837.3       572.0
     Amortization...........................................    2,306.2     1,794.0       644.0
     Non-cash interest (income) expense, net................       40.2       (22.6)      (27.8)
     Non-cash (income) expense related to indexed debt......                 (666.0)      666.0
     Equity in net (income) losses of affiliates............       28.5        21.3        (1.4)
     Gains on investments and other income, net.............   (2,303.3)   (3,679.3)   (1,917.0)
     Minority interest......................................      160.4       115.3        (4.6)
     Discontinued operations................................                             (335.8)
     Extraordinary items....................................        1.5        23.6        51.0
     Cumulative effect of accounting change.................     (384.5)
     Deferred income taxes..................................     (240.7)    1,074.6       (73.4)
     Other..................................................       23.6        51.2        41.5
                                                              ---------   ---------   ---------
                                                                1,382.3     1,570.9       680.2
     Changes in working capital, net of effects of
       acquisitions and divestitures
       Increase in accounts receivable, net.................      (15.8)     (195.8)      (89.5)
       Increase in inventories, net.........................      (16.0)      (35.7)      (91.9)
       (Increase) decrease in other current assets..........      (27.1)       13.7        30.7
       (Decrease) increase in accounts payable, accrued
          expenses and other current liabilities............      (93.9)     (133.8)      719.9
                                                              ---------   ---------   ---------
                                                                 (152.8)     (351.6)      569.2
          Net cash provided by operating activities from
            continuing operations...........................    1,229.5     1,219.3     1,249.4
                                                              ---------   ---------   ---------
FINANCING ACTIVITIES
  Proceeds from borrowings..................................    5,686.4     5,435.3     2,786.6
  Retirements and repayments of debt........................   (4,187.7)   (5,356.5)   (1,368.2)
  Issuances of common stock and sales of put options on
     common stock...........................................       27.2        30.5        17.1
  Repurchases of common stock...............................      (27.1)     (324.9)      (30.7)
  Dividends.................................................                               (9.4)
  Deferred financing costs..................................      (22.5)      (55.8)      (51.0)
  Other.....................................................                               (3.0)
                                                              ---------   ---------   ---------
          Net cash provided by (used in) financing
            activities from continuing operations...........    1,476.3      (271.4)    1,341.4
                                                              ---------   ---------   ---------
INVESTING ACTIVITIES
  Acquisitions, net of cash acquired........................   (1,329.0)     (187.3)     (755.2)
  Proceeds from liquidated damages, net.....................                            1,460.0
  Proceeds from sales of (purchases of) short-term
     investments, net.......................................       (6.2)    1,028.1    (1,035.5)
  Capital contributions to and purchases of investments.....     (317.0)   (1,010.7)   (2,012.2)
  Proceeds from sales of investments........................    1,172.8       997.3       599.8
  Capital expenditures......................................   (2,181.7)   (1,636.8)     (893.8)
  Sale of subsidiary, net of cash sold......................                              361.1
  Additions to intangible and other noncurrent assets.......     (346.2)     (409.2)     (263.5)
                                                              ---------   ---------   ---------
          Net cash used in investing activities from
            continuing operations...........................   (3,007.3)   (1,218.6)   (2,539.3)
                                                              ---------   ---------   ---------
(DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS -- CONTINUING OPERATIONS......................     (301.5)     (270.7)       51.5
CASH AND CASH EQUIVALENTS, beginning of year................      651.5       922.2       870.7
                                                              ---------   ---------   ---------
CASH AND CASH EQUIVALENTS, end of year......................  $   350.0   $   651.5   $   922.2
                                                              =========   =========   =========

                See notes to consolidated financial statements.

                      COMCAST CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                               PREFERRED STOCK          COMMON STOCK                          RETAINED
                                               ---------------   ---------------------------                  EARNINGS
                                               SERIES   SERIES   CLASS A                       ADDITIONAL   (ACCUMULATED
                                                 A        B      SPECIAL   CLASS A   CLASS B    CAPITAL       DEFICIT)
                                               ------   ------   -------   -------   -------   ----------   ------------
                                                                         (DOLLARS IN MILLIONS)
BALANCE, JANUARY 1, 1999.....................  $31.9    $540.7   $698.4     $31.7     $9.4     $ 2,941.7     $(1,488.2)
Comprehensive income:
  Net income.................................                                                                  1,065.7
  Unrealized gains on marketable securities,
    net of deferred taxes of $2,891.9........
  Reclassification adjustments for gains
    included in net income, net of deferred
    taxes of $161.7..........................
  Cumulative translation adjustments.........
Total comprehensive income...................
  Acquisition................................                       8.5                            283.2
  Exercise of options........................                       2.2                             23.7
  Conversion of Series A preferred...........  (31.9)               2.7                             29.2
  Retirement of common stock.................                                (0.8)                  (4.6)        (25.3)
  Cash dividends, Series A preferred.........                                                       (0.8)
  Series B preferred dividends...............             28.9                                     (28.9)
  Share exchange.............................                       4.6      (4.9)                 172.3        (172.0)
  Temporary equity related to put options....                                                      111.2
                                               -----    ------   ------     -----     ----     ---------     ---------
BALANCE, DECEMBER 31, 1999...................            569.6    716.4      26.0      9.4       3,527.0        (619.8)
Comprehensive income:
  Net income.................................                                                                  2,021.5
  Unrealized losses on marketable securities,
    net of deferred taxes of $2,789.3........
  Reclassification adjustments for gains
    included in net income, net of deferred
    taxes of $266.0..........................
  Cumulative translation adjustments.........
Total comprehensive loss.....................
  Acquisitions...............................                     155.7                          7,585.2
  Exercise of options........................                       2.6                             53.9         (27.7)
  Retirement of common stock.................                      (6.0)     (3.1)                 (42.3)       (273.5)
  Conversion of Series B preferred...........           (533.6)    38.3                            495.3
  Series B preferred dividends...............             23.5                                     (23.5)
  Share exchange.............................                       1.0      (1.1)                  44.1         (44.0)
  Temporary equity related to put options....                                                      (40.9)
                                               -----    ------   ------     -----     ----     ---------     ---------
BALANCE, DECEMBER 31, 2000...................             59.5    908.0      21.8      9.4      11,598.8       1,056.5
Comprehensive income:
  Net income.................................                                                                    608.6
  Unrealized gains on marketable securities,
    net of deferred taxes of $114.4..........
  Reclassification adjustments for gains
    included in net income, net of deferred
    taxes of $264.4..........................
  Unrealized losses on effective portion of
    cash flow hedges, net of deferred taxes
    of $0.3..................................
  Cumulative translation adjustments.........
Total comprehensive income...................
  Exercise of options........................                       2.5                             53.3         (17.3)
  Retirement of common stock.................                      (0.8)                           (10.0)        (16.3)
  Conversion of Series B preferred...........            (59.5)     4.2                             55.3
  Temporary equity related to put options....                                                       54.6
                                               -----    ------   ------     -----     ----     ---------     ---------
BALANCE, DECEMBER 31, 2001...................  $        $        $913.9     $21.8     $9.4     $11,752.0     $ 1,631.5
                                               =====    ======   ======     =====     ====     =========     =========

                                                  ACCUMULATED OTHER
                                                    COMPREHENSIVE
                                                    INCOME (LOSS)
                                               ------------------------
                                               UNREALIZED   CUMULATIVE
                                                 GAINS      TRANSLATION
                                                (LOSSES)    ADJUSTMENTS     TOTAL
                                               ----------   -----------   ---------
                                                      (DOLLARS IN MILLIONS)
BALANCE, JANUARY 1, 1999.....................   $1,049.5      $  0.2      $ 3,815.3
Comprehensive income:
  Net income.................................
  Unrealized gains on marketable securities,
    net of deferred taxes of $2,891.9........    5,370.6
  Reclassification adjustments for gains
    included in net income, net of deferred
    taxes of $161.7..........................     (300.3)
  Cumulative translation adjustments.........                   (7.3)
Total comprehensive income...................                               6,128.7
  Acquisition................................                                 291.7
  Exercise of options........................                                  25.9
  Conversion of Series A preferred...........
  Retirement of common stock.................                                 (30.7)
  Cash dividends, Series A preferred.........                                  (0.8)
  Series B preferred dividends...............
  Share exchange.............................
  Temporary equity related to put options....                                 111.2
                                                --------      ------      ---------
BALANCE, DECEMBER 31, 1999...................    6,119.8        (7.1)      10,341.3
Comprehensive income:
  Net income.................................
  Unrealized losses on marketable securities,
    net of deferred taxes of $2,789.3........   (5,180.1)
  Reclassification adjustments for gains
    included in net income, net of deferred
    taxes of $266.0..........................     (494.0)
  Cumulative translation adjustments.........                   (6.2)
Total comprehensive loss.....................                              (3,658.8)
  Acquisitions...............................                               7,740.9
  Exercise of options........................                                  28.8
  Retirement of common stock.................                                (324.9)
  Conversion of Series B preferred...........
  Series B preferred dividends...............
  Share exchange.............................
  Temporary equity related to put options....                                 (40.9)
                                                --------      ------      ---------
BALANCE, DECEMBER 31, 2000...................      445.7       (13.3)      14,086.4
Comprehensive income:
  Net income.................................
  Unrealized gains on marketable securities,
    net of deferred taxes of $114.4..........      212.5
  Reclassification adjustments for gains
    included in net income, net of deferred
    taxes of $264.4..........................     (491.1)
  Unrealized losses on effective portion of
    cash flow hedges, net of deferred taxes
    of $0.3..................................       (0.6)
  Cumulative translation adjustments.........                   (8.8)
Total comprehensive income...................                                 320.6
  Exercise of options........................                                  38.5
  Retirement of common stock.................                                 (27.1)
  Conversion of Series B preferred...........
  Temporary equity related to put options....                                  54.6
                                                --------      ------      ---------
BALANCE, DECEMBER 31, 2001...................   $  166.5      $(22.1)     $14,473.0
                                                ========      ======      =========

                See notes to consolidated financial statements.

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

1.  BUSINESS

     Comcast Corporation and its subsidiaries (the "Company") is involved in three principal lines of business: cable, commerce and content.

     The Company's cable business is principally involved in the development, management and operation of broadband communications networks in the United States ("US"). The Company's consolidated cable operations served approximately
8.5 million subscribers and passed approximately 13.9 million homes as of December 31, 2001.

     The Company's commerce operations consist of the Company's consolidated subsidiary, QVC, Inc. and subsidiaries ("QVC"). Through QVC, an electronic retailer, the Company markets a wide variety of products directly to consumers primarily on merchandise-focused television programs. QVC was available, on a full and part-time basis, to approximately 82.1 million homes in the US, approximately 9.5 million homes in the United Kingdom ("UK"), approximately 23.6 million homes in Germany and approximately 3.6 million homes in Japan as of December 31, 2001.

     Content is provided through the Company's consolidated subsidiaries including Comcast Spectacor, Comcast SportsNet ("CSN"), Comcast SportsNet Mid-Atlantic ("CSN Mid-Atlantic"), Comcast Sports Southeast ("CSS"), E! Entertainment Television, Inc. ("E! Entertainment"), The Golf Channel ("TGC"), Outdoor Life Network ("OLN") and G4 Media, LLC ("G4 Media"), and through other programming investments (see Note 5).

     The Company's cable and commerce operations represent the Company's two reportable segments under accounting principles generally accepted in the United States. The Company's three 24-hour regional sports programming networks, which consist of CSN, CSN Mid-Atlantic and CSS, derive a substantial portion of their revenues from the Company's cable operations. In 2001, as a result of a change in its internal reporting structure, the Company's regional sports programming networks are included in the Company's cable segment for all periods presented. See Note 12 for a summary of the Company's financial data by business segment.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and all entities that the Company directly or indirectly controls. All significant intercompany accounts and transactions among consolidated entities have been eliminated.

  MANAGEMENT'S USE OF ESTIMATES

     The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States which require management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates. Estimates are used when accounting for certain items such as sales returns and allowances, allowances for doubtful accounts, reserves for inventory obsolescence, investments and derivative financial instruments, depreciation and amortization, asset impairment, non-monetary transactions and contingencies.

  FAIR VALUES

     The Company has determined the estimated fair value amounts presented in these consolidated financial statements using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

estimates presented in these consolidated financial statements are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The Company based these fair value estimates on pertinent information available to management as of December 31, 2001 and 2000. The Company has not comprehensively updated these fair value estimates for purposes of these consolidated financial statements since such dates.

  CASH EQUIVALENTS

     Cash equivalents consist principally of commercial paper, money market funds, US Government obligations and certificates of deposit with maturities of three months or less when purchased. The carrying amounts of the Company's cash equivalents approximate their fair values.

  INVENTORIES -- ELECTRONIC RETAILING

     Inventories are stated at the lower of cost or market. Cost is determined by the average cost method, which approximates the first-in, first-out method.

  INVESTMENTS

     Investments consist principally of equity securities.

     Investments in entities in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee are accounted for under the equity method. Equity method investments are recorded at original cost and adjusted periodically to recognize the Company's proportionate share of the investees' net income or losses after the date of investment, additional contributions made and dividends received. The differences between the Company's recorded investments and its proportionate interests in the book value of the investees' net assets are being amortized to equity in net income or loss, primarily over a period of 20 years, which is consistent with the estimated lives of the underlying assets.

     Unrestricted publicly traded investments are classified as available for sale or trading securities and recorded at their fair value. Unrealized gains or losses resulting from changes in fair value between measurement dates for available for sale securities are recorded as a component of other comprehensive income. Unrealized gains or losses resulting from changes in fair value between measurement dates for trading securities are recorded as a component of investment income.

     Restricted publicly traded investments and investments in privately held companies are stated at cost, adjusted for any known diminution in value (see
Note 6).

  PROPERTY AND EQUIPMENT

     The Company records property and equipment at cost. Depreciation is provided by the straight-line method over estimated useful lives as follows:

Buildings and improvements..................................  4 - 40 years
Operating facilities........................................  2 - 12 years
Other equipment.............................................  2 - 15 years

     The Company capitalizes improvements that extend asset lives and expenses other repairs and maintenance charges as incurred. The cost and related accumulated depreciation applicable to assets sold

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

or retired are removed from the accounts and the gain or loss on disposition is recognized as a component of depreciation expense.

     The Company capitalizes the costs associated with the construction of cable transmission and distribution facilities and new cable service installations. Costs include all direct labor and materials, as well as certain indirect costs.

  INTANGIBLE ASSETS

     Goodwill is the excess of the acquisition cost of an acquired entity over the fair value of the identifiable net assets acquired. The Company amortizes goodwill over estimated useful lives ranging principally from 20 to 30 years.

     Cable franchise operating rights represent the value attributed to agreements with local authorities that allow access to homes in cable service areas acquired in connection with a business combination. The Company capitalizes these contractual rights and amortizes them over the term of the related franchise agreements. Costs incurred by the Company in negotiating and renewing franchise agreements are included in other intangible assets and are amortized on a straight-line basis over the term of the franchise renewal period, generally 10 to 15 years.

     Other intangible assets consist principally of cable and satellite television distribution rights, cable system franchise renewal costs, contractual operating rights, computer software, programming costs and rights, license acquisition costs and non-competition agreements. The Company capitalizes these costs and amortizes them on a straight-line basis over the term of the related agreements or estimated useful life.

     Certain of the Company's content subsidiaries and QVC have entered into multi-year affiliation agreements with various cable and satellite system operators for carriage of their respective programming. The Company capitalizes cable or satellite distribution rights and amortizes them on a straight-line basis over the term of the related distribution agreements of 5 to 15 years.

     See Note 3 for a discussion of the expected impact of adoption of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" ("SFAS No. 141") and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142").

 VALUATION OF LONG-LIVED ASSETS

     The Company periodically evaluates the recoverability of its long-lived assets, including property and equipment and intangible assets, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Such evaluations include analyses based on the cash flows generated by the underlying assets, profitability information, including estimated future operating results, trends or other determinants of fair value. If the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying value of the asset. Unless presented separately, the loss is included as a component of either depreciation expense or amortization expense, as appropriate.

 FOREIGN CURRENCY TRANSLATION

     The Company translates assets and liabilities of its foreign subsidiaries, where the functional currency is the local currency, into US dollars at the December 31 exchange rate and records the related translation adjustments as a component of other comprehensive income. The Company translates revenues and expenses using average exchange rates prevailing during the year. Foreign currency transaction gains and losses are included in other income (expense).

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

 REVENUE RECOGNITION

     The Company recognizes video, high-speed Internet, and programming revenues as service is provided. The Company manages credit risk by disconnecting services to cable and high-speed Internet customers who are delinquent. The Company recognizes advertising sales revenue at estimated realizable values when the advertising is aired. Revenues derived from other sources are recognized when services are provided or events occur.

     The Company recognizes net sales from electronic retailing at the time of shipment to customers. The Company classifies all amounts billed to a customer for shipping and handling within net sales from electronic retailing. The Company's policy is to allow customers to return merchandise for up to thirty days after date of shipment. An allowance for returned merchandise is provided as a percentage of sales based on historical experience.

     See Note 3 for a discussion of the expected impact of adoption of Emerging Issues Task Force ("EITF") 01-9, "Accounting for Consideration Given to a Customer (Including a Reseller of the Vendor's Products)" ("EITF 01-9") and EITF 01-14, "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred" ("EITF 01-14").

 STOCK-BASED COMPENSATION

     The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, as permitted by SFAS No. 123, "Accounting for Stock-Based Compensation." Compensation expense for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company records compensation expense for restricted stock awards based on the quoted market price of the Company's stock at the date of the grant and the vesting period. The Company records compensation expense for stock appreciation rights based on the changes in quoted market prices of the Company's stock or other determinants of fair value at the end of the year (see
Note 8).

 POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS

     The Company charges to operations the estimated costs of retiree benefits and benefits for former or inactive employees, after employment but before retirement, during the years the employees provide services.

 INVESTMENT INCOME

     Investment income includes interest income, dividend income and gains, net of losses, on the sales and exchanges of marketable securities and long-term investments. The Company recognizes gross realized gains and losses using the specific identification method. Investment income also includes unrealized gains or losses on trading securities, mark to market adjustments on derivatives and hedged items, and impairment losses resulting from adjustments to the net realizable value of certain of the Company's investments (see Note 6).

 INCOME TAXES

     The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities and expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

any, applied to the years during which temporary differences are expected to be settled, are reflected in the consolidated financial statements in the period of enactment (see Note 9).

 DERIVATIVE FINANCIAL INSTRUMENTS

     The Company uses derivative financial instruments for a number of purposes. The Company manages its exposure to fluctuations in interest rates by entering into interest rate exchange agreements ("Swaps"), interest rate cap agreements ("Caps") and interest rate collar agreements ("Collars"). The Company manages the cost of its share repurchases through the sale of equity put option contracts ("Comcast Put Options"). The Company manages its exposure to fluctuations in the value of certain of its investments by entering into equity collar agreements ("Equity Collars") and equity put option agreements ("Equity Put Options"). The Company makes investments in businesses, to some degree, through the purchase of equity call option or call warrant agreements ("Equity Warrants"). The Company has issued indexed debt instruments and entered into prepaid forward sale agreements ("Prepaid Forward Sales") whose value, in part, is derived from the market value of Sprint PCS common stock, and has also sold call options on certain of its investments in equity securities ("Covered Call Options") in order to monetize a portion of those investments.

     Prior to the adoption on January 1, 2001 of SFAS No. 133, "Accounting for Derivatives and Hedging Activities," as amended ("SFAS No. 133"), Swaps, Caps and Collars were matched with either fixed or variable rate debt and periodic cash payments were accrued on a settlement basis as an adjustment to interest expense. Any premiums associated with these instruments were amortized over their term and realized gains or losses as a result of the termination of the instruments were deferred and amortized over the remaining term of the underlying debt. Unrealized gains and losses as a result of these instruments were recognized when the underlying hedged item was extinguished or otherwise terminated.

     Equity Collars, Equity Put Options and Equity Warrants were marked to market on a current basis with the result included in accumulated other comprehensive income in the Company's consolidated balance sheet. Covered Call Options are marked to market on a current basis with the result included in investment income in the Company's consolidated statement of operations.

     On January 1, 2001, the Company adopted SFAS No. 133. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities. SFAS No. 133 requires that all derivative instruments, whether designated in hedging relationships or not, be recorded on the balance sheet at their fair values.

     For derivative instruments designated and effective as fair value hedges, such as the Company's Equity Collars, Equity Put Options and Fixed to Variable Swaps, changes in the fair value of the derivative instrument are substantially offset in the consolidated statement of operations by changes in the fair value of the hedged item. For derivative instruments designated as cash flow hedges, such as the Company's Variable to Fixed Swaps, the effective portion of any hedge is reported in other comprehensive income until it is recognized in earnings during the same period in which the hedged item affects earnings. The ineffective portion of all hedges is recognized in current earnings each period. Changes in the fair value of derivative instruments that are not designated as a hedge are recorded each period in current earnings.

     When a fair value hedge is terminated, sold, exercised or has expired, the adjustment in the carrying amount of the fair value hedged item is deferred and recognized into earnings when the hedged item is recognized in earnings. When a hedged item is extinguished or sold, the adjustment in the carrying amount of the hedged item is recognized in earnings. When hedged variable rate debt is extinguished, the previously deferred effective portion of the hedge is written off similar to debt extinguishment costs.

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

     Subsequent to the adoption of SFAS No. 133, Equity Warrants are marked to market on a current basis with the result included in investment income in the Company's consolidated statement of operations.

     Subsequent to the adoption of SFAS No. 133, derivative instruments embedded in other contracts, such as the Company's indexed debt instruments and Prepaid Forward Sale, are bifurcated into their host and derivative financial instrument components. The derivative component is recorded at its estimated fair value in the Company's consolidated balance sheet with changes in estimated fair value recorded in investment income.

     Proceeds from sales of Comcast Put Options are recorded in stockholders' equity and an amount equal to the redemption price of the common stock is reclassified from permanent equity to temporary equity. Subsequent changes in the market value of Comcast Put Options are not recorded.

     The Company periodically examines those instruments that have been entered into by the Company to hedge exposure to interest rate and equity price risks to ensure that the instruments are matched with underlying assets or liabilities, reduce the Company's risks relating to interest rates or equity prices and, through market value and sensitivity analysis, maintain a high correlation to the risk inherent in the hedged item. For those instruments that do not meet the above criteria, variations in their fair value are marked-to-market on a current basis in the Company's consolidated statement of operations.

     The Company does not hold or issue any derivative financial instruments for trading purposes and is not a party to leveraged instruments (see Note 7). The Company manages the credit risks associated with its derivative financial instruments through the evaluation and monitoring of the creditworthiness of the counterparties. Although the Company may be exposed to losses in the event of nonperformance by the counterparties, the Company does not expect such losses, if any, to be significant.

     See Note 3 for a discussion of the impact of adoption of SFAS No. 133.

 SALE OF STOCK BY A SUBSIDIARY OR EQUITY METHOD INVESTEE

     Changes in the Company's proportionate share of the underlying equity of a consolidated subsidiary or equity method investee which result from the issuance of additional securities by such subsidiary or investee are recognized as gains or losses in the Company's consolidated statement of operations unless gain realization is not assured in the circumstances. Gains for which realization is not assured are credited directly to additional capital.

 SECURITIES LENDING TRANSACTIONS

     The Company may enter into securities lending transactions pursuant to which the Company requires the borrower to provide cash collateral equal to the value of the loaned securities, as adjusted for any changes in the value of the underlying loaned securities. Loaned securities for which the Company maintains effective control are included in investments in the Company's consolidated balance sheet.

 RECLASSIFICATIONS

     Certain reclassifications have been made to the prior years' consolidated financial statements to conform to those classifications used in 2001.

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

3.  RECENT ACCOUNTING PRONOUNCEMENTS

 SFAS NO. 133, AS AMENDED

     On January 1, 2001, the Company adopted SFAS No. 133. SFAS No. 133 establishes accounting and reporting standards for derivatives and hedging activities. SFAS No. 133 requires that all derivative instruments be reported on the balance sheet at their fair values.

     Upon adoption of SFAS No. 133, the Company recognized as income a cumulative effect of accounting change, net of related income taxes, of $384.5 million and a cumulative decrease in other comprehensive income, net of related income taxes, of $127.0 million.

     The increase in income consisted of a $400.2 million adjustment to record the debt component of indexed debt at a discount from its value at maturity (see
Note 7) and $191.3 million principally related to the reclassification of gains previously recognized as a component of accumulated other comprehensive income on the Company's equity derivative instruments, net of related deferred income taxes of $207.0 million (see Note 9).

     The decrease in other comprehensive income consisted principally of the reclassification of the gains noted above.

 SFAS NO'S. 141 AND 142

     The Financial Accounting Standards Board ("FASB") issued SFAS No. 141 and SFAS No. 142 in June 2001. These statements address how intangible assets that are acquired individually, with a group of other assets or in connection with a business combination should be accounted for in financial statements upon and subsequent to their acquisition. The new statements require that all business combinations initiated after June 30, 2001 be accounted for using the purchase method and establish specific criteria for the recognition of intangible assets separately from goodwill.

     The Company adopted SFAS No. 141 on July 1, 2001, as required by the new statement. The adoption of SFAS No. 141 did not have a material impact on the Company's financial condition or results of operations.

     The Company adopted SFAS No. 142 on January 1, 2002, as required by the new statement. Upon adoption, the Company will no longer amortize goodwill and other indefinite lived intangible assets, which consist primarily of cable franchise operating rights. The Company will be required to test its goodwill and intangible assets that are determined to have an indefinite life for impairment at least annually. Other than in the period of adoption or in those periods in which the Company may record an asset impairment, the Company expects that the adoption of SFAS No. 142 will result in increased income as a result of reduced amortization expense.

     The EITF of the FASB is expected to provide further guidance on certain implementation issues related to the adoption of SFAS No. 142 as it relates to identifiable intangible assets other than goodwill. Subject to further guidance to be provided, based upon the Company's interpretation of SFAS No. 142, the Company may record a charge as a cumulative effect of accounting change, net of related deferred income taxes, in an amount not expected to exceed $1.5 billion upon adoption of SFAS No. 142 on January 1, 2002.

     Based on the Company's preliminary evaluation, the estimated effect of adoption of SFAS No. 142 would have been to decrease amortization expense by approximately $2.0 billion and to increase deferred income tax expense by approximately $600 million for the year ended December 31, 2001 (See Note 14).

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

  SFAS NO. 143

     The FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," in June 2001. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. While the Company is currently evaluating the impact the adoption of SFAS No. 143 will have on its financial condition and results of operations, it does not expect such impact to be material.

  SFAS NO. 144

     The FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," in August 2001. SFAS No. 144, which addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of, supercedes SFAS No. 121 and is effective for fiscal years beginning after December 15, 2001. While the Company is currently evaluating the impact the adoption of SFAS No. 144 will have on its financial condition and results of operations, it does not expect such impact to be material.

  EITF 01-9

     In November 2001, the EITF reached a consensus on EITF 01-9. EITF 01-9 requires, among other things, that consideration paid to customers should be classified as a reduction of revenue unless certain criteria are met. Certain of the Company's content subsidiaries have paid or may pay distribution fees to cable television and satellite broadcast systems for carriage of their programming. The Company currently classifies the amortization of these distribution fees as expense in its consolidated statement of operations. Upon adoption of EITF 01-9 on January 1, 2002, the Company will reclassify certain of these distribution fees from expense to a revenue reduction for all periods presented in its consolidated statement of operations. The change in classification will have no impact on the Company's reported operating loss or financial condition. The effect of the reclassification of cable television and satellite broadcast distribution fees from expense to a reduction of revenue is to decrease the amounts reported in the Company's consolidated statement of operations as follows (in millions):

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                               2001     2000    1999
                                                              ------   ------   -----
Service revenues............................................  $35.8    $17.3    $4.6
Selling, general and administrative expense.................  $ 4.7    $ 5.3    $4.2
Amortization expense........................................  $31.1    $12.0    $0.4

 EITF 01-14

     In November 2001, the FASB staff announced EITF Topic D-103, "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred," which has subsequently been recharacterized as EITF 01-14. EITF 01-14 requires that reimbursements received for out-of-pocket expenses incurred be characterized as revenue in the statement of operations.

     Under the terms of its franchise agreements, the Company is required to pay up to 5% of its gross revenues derived from providing cable services to the local franchising authority. The Company normally passes these fees through to its cable subscribers. The Company currently classifies cable franchise fees collected from its cable subscribers as a reduction of the related franchise fee expense included within selling, general and administrative expenses in its consolidated statement of operations.

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

     EITF 01-14, by analogy, applies to franchise fees. Upon adoption of EITF 01-14 on January 1, 2002, the Company will reclassify franchise fees collected from cable subscribers from a reduction of selling, general and administrative expenses to a component of service revenues in its consolidated statement of operations. The change in classification will have no impact on the Company's reported operating income (loss) or financial condition. The effect of the reclassification of cable franchise fees is to increase the amounts reported in the Company's consolidated statement of operations as follows (in millions):

                                                             YEAR ENDED DECEMBER 31,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
Service revenues...........................................  $192.3   $152.3   $105.6
Selling, general and administrative expense................  $192.3   $152.3   $105.6

4.  EARNINGS PER SHARE

     Earnings for common stockholders per common share is computed by dividing net income, after deduction of preferred stock dividends, when applicable, by the weighted average number of common shares outstanding during the period on a basic and diluted basis.

     The following table reconciles the numerator and denominator of the computations of diluted earnings for common stockholders per common share ("Diluted EPS") for the years presented.

                                                            YEAR ENDED DECEMBER 31,
                                                          ----------------------------
                                                           2001      2000       1999
                                                          ------   --------   --------
                                                             (AMOUNTS IN MILLIONS,
                                                             EXCEPT PER SHARE DATA)
Net income for common stockholders......................  $608.6   $1,998.0   $1,036.0
Preferred dividends.....................................               23.5       29.7
                                                          ------   --------   --------
Net income for common stockholders used for Diluted
  EPS...................................................  $608.6   $2,021.5   $1,065.7
                                                          ======   ========   ========
Basic weighted average number of common shares
  outstanding...........................................   949.7      890.7      749.1
Dilutive securities:
  Series A and B convertible preferred stock............     1.0       42.5       44.0
  Stock option and restricted stock plans...............    13.8       15.4       26.8
  Put options on Class A Special Common Stock...........                0.1
                                                          ------   --------   --------
Diluted weighted average number of common shares
  outstanding...........................................   964.5      948.7      819.9
                                                          ======   ========   ========
Diluted earnings for common stockholders per common
  share.................................................  $ 0.63   $   2.13   $   1.30
                                                          ======   ========   ========

     Comcast Put Options on a weighted average 0.2 million shares, 1.5 million shares and 2.7 million shares of its Class A Special Common Stock (see Note 8) were outstanding during the years ended December 31, 2001, 2000 and 1999, respectively. Comcast Put Options outstanding during the years ended December 31, 2001 and 1999 were not included in the computation of Diluted EPS as the Comcast Put Options' exercise price was less than the average market price of the Company's Class A Special Common Stock during the periods.

     In December 2000 and January 2001, the Company issued $1.478 billion principal amount at maturity of Zero Coupon Convertible Debentures due 2020 (the "Zero Coupon Debentures" -- see Note 7). The Zero Coupon Debentures may be converted at any time prior to maturity if the closing sale price of the Company's Class A Special Common Stock is greater than 110% of the accreted conversion price (as defined). The Zero Coupon Debentures were excluded from the computation of Diluted EPS in 2001 and

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

2000 as the weighted average closing sale price of the Company's Class A Special Common Stock was not greater than 110% of the accreted conversion price.

5.  ACQUISITIONS AND OTHER SIGNIFICANT EVENTS

  AGREEMENT AND PLAN OF MERGER WITH AT&T BROADBAND

     On December 19, 2001, the Company entered into an Agreement and Plan of Merger with AT&T Corp. ("AT&T") pursuant to which the Company agreed to a transaction which will result in the combination of the Company and a holding company of AT&T's broadband business ("AT&T Broadband") that AT&T will spin off to its shareholders immediately prior to the combination. As of December 31, 2001, AT&T Broadband served approximately 13.6 million subscribers. Under the terms of the transaction, the combined company will issue approximately 1.235 billion shares of its voting common stock to AT&T Broadband shareholders in exchange for all of AT&T's interests in AT&T Broadband, and approximately 115 million shares of its common stock to Microsoft Corporation ("Microsoft") in exchange for AT&T Broadband shares that Microsoft will receive immediately prior to the completion of the transaction for settlement of their $5 billion aggregate principal amount in quarterly income preferred securities. The combined company will also assume or incur approximately $20 billion of AT&T Broadband debt. For each share of a class of common stock of Comcast that they hold at the time of the merger, each Comcast shareholder will receive one share of a corresponding class of stock of the combined company. The Company expects that the transaction will qualify as tax-free to both the Company and to AT&T.

     The Company will account for the transaction as an acquisition under the purchase method of accounting, with the Company as the acquiring entity. The identification of the Company as the acquiring entity was made after careful consideration of all facts and circumstances, as follows:

          Voting Rights in the New Combined Company. Former AT&T shareholders will own approximately 53.7% of the combined company's economic interest and approximately 60.6% of the combined company's voting interest following the merger. Microsoft will own shares representing approximately 5.2% of the combined company's economic interest and 4.95% of the combined company's voting interest following the merger. No individual former AT&T shareholder will have any significant ownership or voting interest following the merger. Brian L. Roberts, the Company's controlling shareholder and President ("Mr. Roberts"), either directly or through his control of a family holding company, will own an approximately 33.34% voting interest in the combined company following the merger (including a 33.33% non-dilutable voting interest through ownership of the Class B common stock of the combined company), and an approximately .8% economic interest. Mr. Roberts will hold the largest minority voting interest in the combined company. The next largest voting interest held by an individual shareholder will be 4.95%, held by Microsoft. Under the governing documents of the combined company, as a result of his ownership of the Class B stock, Mr. Roberts will have the right to approve any merger involving the combined company or any other transaction in which any other person would own more than 10 percent of the stock of the combined company, the right to approve any issuances of Class B stock, and any charter amendments or other actions that would limit the rights of the Class B stock.

          Governance Arrangements Relating to the Board of Directors. The initial Board of the combined company will have twelve members, five of whom will be designated by the Company from its existing Board, five of whom will be designated by AT&T from its existing Board, and two of whom will be jointly designated by the Company and AT&T and will be independent persons. Except for pre-approved designees, the individuals designated by each of the Company and AT&T will be mutually agreed upon by the Company and AT&T. Pursuant to the terms of the merger agreement,

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

     existing Company directors Ralph J. Roberts, Mr. Roberts, Sheldon M. Bonovitz, Julian A. Brodsky and Decker Anstrom have been pre-approved as Company director designees of the combined company and existing AT&T director and Chairman C. Michael Armstrong ("Mr. Armstrong") is the sole pre-approved AT&T director designee. The remaining four AT&T designees are subject to the approval of the Company. All of the initial director designees will hold office until the 2004 annual meeting of the combined company shareholders. After this initial term, the entire Board will be elected annually. During the period before the 2004 annual meeting, Mr. Roberts will be the chairman of the Board committee that nominates the slate of directors for the combined company (the "Directors Nominating Committee") if he is the Chairman or the CEO of the combined company. The remaining four members of the Directors Nominating Committee will consist of one director designee who is an independent director selected by the Company's director designees, and three independent directors selected by the Company's director designees from the AT&T director designees and the Company/AT&T joint director designees. Since the initial director designees will hold office until the 2004 annual meeting, the Directors Nominating Committee would be expected to act only in order to fill vacancies that may occur in director positions prior to that meeting. After the 2004 annual meeting of shareholders, Mr. Roberts will continue to be the chairman of the Directors Nominating Committee of the combined company. The remaining four members of the Directors Nominating Committee will be selected by Mr. Roberts from among the combined company's independent directors. Nominations of the Directors Nominating Committee will be submitted directly to the shareholders without any requirement of Board approval or ratification.

          Governance Arrangements Relating to Management. The combined company will have an Office of the Chairman, comprised of the Chairman of the Board and the CEO, from the closing of the merger until the earlier to occur of:
     (i) the 2005 annual meeting of the shareholders, and (ii) the date on which Mr. Armstrong ceases to be Chairman of the Board. The Office of the Chairman will be the combined company's principal executive deliberative body with responsibility for corporate strategy, policy and direction, governmental affairs and other significant matters. While the Office of the Chairman is in effect, the Chairman of the Board and the CEO will advise and consult with each other with respect to those matters. Mr. Armstrong, AT&T's Chairman of the Board, will be Chairman of the Board of the combined company. Mr. Armstrong will serve as Chairman of the Board until the 2005 annual meeting of shareholders, but he will serve as non-executive Chairman of the Board after April 1, 2004 and until the 2005 annual meeting of AT&T Comcast shareholders. After the 2005 annual meeting of shareholders, or if Mr. Armstrong ceases to serve as Chairman of the Board prior to that date, Mr. Roberts will become the Chairman of the Board of the combined company. Removal of the Chairman of the Board will require the vote of at least 75% of the entire Board until the earlier to occur of: (i) the date on which neither Mr. Armstrong nor Mr. Roberts is Chairman of the Board, and (ii) the sixth anniversary of the 2004 annual meeting of shareholders. Mr. Roberts will be the CEO of the combined company. Mr. Roberts will also be President of the combined company for as long as he is the CEO. The CEO's powers and responsibilities will include: (i) the supervision and management of the combined company's business and operations, (ii) all matters related to officers and employees, including hiring and termination, (iii) all rights and powers typically exercised by the chief executive officer and president of a corporation, and (iv) the authority to call special meetings of the combined company Board. Removal of Mr. Roberts as CEO will require the vote of at least 75% of the entire Board until the earlier to occur of: (i) the date on which Mr. Roberts ceases to be CEO, and (ii) the sixth anniversary of the 2004 annual meeting of the combined company shareholders. Under the terms of the merger agreement, Mr. Roberts has the right to fill all senior management positions of the combined company after consultation with Mr. Armstrong.

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

          Other Factors. The Company made an unsolicited offer to purchase all of AT&T Broadband. Subsequent to the Company's offer, AT&T solicited bids from other potential purchasers.

     The headquarters of the combined company will be in Philadelphia, Pennsylvania, the current headquarters of the Company. An executive office will be maintained in the New York City metropolitan area until at least April 2005.

     The Company's current investment in shares of AT&T common stock, to the extent still held by the Company at the time of the AT&T Broadband spin-off and merger, will be exchanged into AT&T shares (representing its Consumer Services and Business Services Groups). Therefore, the Company will continue to have an investment in the "selling company." Conversely, AT&T Broadband's current investment in the Company will either be retired to treasury after the merger or used to settle related debt.


                                   * * * * *


     Notwithstanding that the former AT&T Broadband shareholders will, in the aggregate, receive the majority of the voting common stock of the combined company, the Company believes that this fact is outweighed by the totality of the other facts and circumstances described above, with the most significance being given to Mr. Roberts' non-dilutable minority voting interest, Mr. Roberts' role on the Nominating Committee of the Board of Directors, Mr. Roberts position as CEO and President, and Mr. Roberts' right to appoint other members of senior management.

     The transaction is subject to customary closing conditions and shareholder, regulatory and other approvals. The Company expects to close the transaction by the end of 2002.

  AT HOME SERVICES

     On September 28, 2001, At Home Corporation ("At Home"), the Company's provider of high-speed Internet services, filed for protection under Chapter 11 of the U.S. Bankruptcy Code. In October 2001, the Company amended its agreement with At Home to continue service to the Company's existing and new subscribers during October and November 2001. The Company agreed to be charged a higher rate than it had incurred under its previous agreement. On December 3, 2001, the Company and At Home reached a definitive agreement, approved by the Bankruptcy Court, pursuant to which the Company paid $160 million to At Home and At Home agreed to continue to provide high-speed Internet services to existing and new subscribers through February 28, 2002. In December 2001, the Company began to transfer its high-speed Internet subscribers from the At Home network to the Company's new Company-owned and managed network. The Company completed this transition in February 2002.

     In the fourth quarter of 2001, the Company recognized $139.5 million of net incremental expenses incurred in the continuation of service to and transition of the Company's high-speed Internet subscribers from At Home's network to the Company's own network. This charge is included in operating expenses in the Company's consolidated statement of operations.

  ACQUISITION OF OUTDOOR LIFE NETWORK

     On October 30, 2001, the Company acquired from Fox Entertainment Group, Inc. ("Fox Entertainment"), a subsidiary of The News Corporation Limited ("News Corp.") the approximate 83.2% interest in OLN not previously owned by the Company. OLN is a 24-hour network devoted exclusively to adventure and the outdoor lifestyle with distribution to approximately 41 million subscribers. The Company made the acquisition to increase its investment in programming content. The estimated fair value of the additional interest of OLN acquired by the Company as of the closing date of the transaction was approximately $512 million, substantially all of which was allocated to affiliation agreements and goodwill in connection with the preliminary purchase price allocation. Upon closing of the acquisition, the Company

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

exchanged its 14.5% interest in the Speedvision Network ("SVN"), together with a previously made loan, for Fox Entertainment's interest in OLN. In connection with the exchange of its interest in SVN, the Company recorded to other income a pre-tax gain of $106.7 million, representing the difference between the estimated fair value of the Company's interest in SVN as of the closing date of the transaction and the Company's cost basis in SVN. The Company no longer owns any interest in SVN and now owns 100% of OLN.

  BALTIMORE, MARYLAND SYSTEM ACQUISITION

     On June 30, 2001, the Company acquired the cable system serving approximately 112,000 subscribers in Baltimore City, Maryland from AT&T for $518.7 million in cash. The purchase price is subject to adjustment.

  ACQUISITION OF CONTROLLING INTEREST IN THE GOLF CHANNEL

     On June 8, 2001, the Company acquired the approximate 30.8% interest in TGC held by Fox Entertainment. In addition, Fox Entertainment and News Corp. agreed to a five-year non-competition agreement. The Company paid aggregate consideration of $364.9 million in cash. The Company previously accounted for TGC under the equity method. The Company now owns approximately 91.0% of TGC and consolidates TGC.

  AT&T CABLE SYSTEMS ACQUISITION

     On April 30, 2001, the Company acquired cable systems serving approximately 585,000 subscribers from AT&T in exchange for approximately 63.9 million shares of AT&T common stock then held by the Company. The market value of the AT&T shares was approximately $1.423 billion, based on the price of the AT&T common stock on the closing date of the transaction. The transaction is expected to qualify as tax free to both the Company and to AT&T.

  HOME TEAM SPORTS ACQUISITION

     On February 14, 2001, the Company acquired Home Team Sports (now known as CSN Mid-Atlantic), a regional sports programming network with distribution to approximately 4.8 million homes in the Mid-Atlantic region, from Viacom, Inc. ("Viacom") and Affiliated Regional Communications, Ltd. (an affiliate of Fox Cable Network Services, LLC ("Fox")). The Company also agreed to increase the distribution of certain of Viacom's and Fox's programming networks on certain of the Company's cable systems. The estimated fair value of Home Team Sports as of the closing date of the acquisition was $240.0 million.

  ADELPHIA CABLE SYSTEMS EXCHANGE

     On January 1, 2001, the Company completed its cable systems exchange with Adelphia Communications Corporation ("Adelphia"). The Company received cable systems serving approximately 445,000 subscribers from Adelphia and Adelphia received certain of the Company's cable systems serving approximately 441,000 subscribers. The Company recorded to other income a pre-tax gain of $1.199 billion, representing the difference between the estimated fair value of $1.799 billion as of the closing date of the transaction and the Company's cost basis in the systems exchanged.

  AT&T CABLE SYSTEMS EXCHANGE

     On December 31, 2000, the Company completed its cable systems exchange with AT&T. The Company received cable systems serving approximately 770,000 subscribers from AT&T and AT&T received certain of the Company's cable systems serving approximately 700,000 subscribers. The Company

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

recorded to other income a pre-tax gain of $1.711 billion, representing the difference between the estimated fair value of $2.840 billion as of the closing date of the transaction and the Company's cost basis in the systems exchanged.

  ACQUISITION OF PRIME COMMUNICATIONS LLC

     In December 1998, the Company agreed to invest in Prime Communications LLC ("Prime"), a cable communications company serving approximately 406,000 subscribers. Pursuant to the terms of this agreement, in December 1998 the Company acquired from Prime a $50.0 million 12.75% subordinated note due 2008 issued by Prime. In July 1999, the Company made a loan to Prime in the form of a $733.5 million 6% ten year note, convertible into 90% of the equity of Prime. The Company made an additional $70.0 million in loans to Prime (on the same terms as the original loan). In August 2000, the note, plus accrued interest of $51.7 million on the note and the loans, was converted and the owners of Prime sold their remaining 10% equity interest in Prime to the Company for $87.7 million. As a result, the Company owns 100% of Prime and has assumed management control of Prime's operations. Upon closing, the Company assumed and immediately repaid $532.0 million of Prime's debt with proceeds from borrowings under existing credit facilities.

  ACQUISITION OF JONES INTERCABLE, INC.

     In April 1999, the Company acquired a controlling interest in Jones Intercable, Inc. ("Jones Intercable"), a cable communications company serving approximately 1.1 million subscribers, for aggregate consideration of $706.3 million in cash. In June 1999, the Company purchased an additional 1.0 million shares of Jones Intercable Class A Common Stock for $50.0 million in cash in a private transaction. The Company contributed its interest in Jones Intercable to Comcast Cable Communications, Inc. ("Comcast Cable"), an indirect wholly owned subsidiary of the Company.

     In March 2000, the Jones Intercable shareholders approved a merger agreement pursuant to which the Jones Intercable shareholders, including Comcast Cable, received 1.4 shares of the Company's Class A Special Common Stock in exchange for each share of Jones Intercable Class A Common Stock and Common Stock (the "Jones Merger") and Jones Intercable was merged with and into a wholly owned subsidiary of the Company. In connection with the closing of the Jones Merger, the Company issued approximately 58.9 million shares of its Class A Special Common Stock to the Jones Intercable shareholders, including approximately 23.3 million shares to a subsidiary of the Company and 35.6 million shares with a value of $1.727 billion to the public shareholders. As required under accounting principles generally accepted in the United States, the shares held by the subsidiary of the Company are presented as issued but not outstanding (held in treasury) in the Company's December 31, 2001 and 2000 consolidated balance sheet.

  ACQUISITION OF CALPERS' INTEREST IN JOINTLY OWNED CABLE PROPERTIES

     In February 2000, the Company acquired the California Public Employees Retirement System's ("CalPERS") 45% interest in Comcast MHCP Holdings, L.L.C. ("Comcast MHCP"), formerly a 55% owned consolidated subsidiary of the Company which serves subscribers in Michigan, New Jersey and Florida. As a result, the Company owns 100% of Comcast MHCP. The consideration was $750.0 million in cash.

  ACQUISITION OF LENFEST COMMUNICATIONS, INC.

     In January 2000, the Company acquired Lenfest Communications, Inc. ("Lenfest"), a cable communications company serving approximately 1.1 million subscribers primarily in the Philadelphia area

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

from AT&T and the other Lenfest stockholders for approximately 120.1 million shares of the Company's Class A Special Common Stock with a value of $6.014 billion (the "Lenfest Acquisition"). In connection with the Lenfest Acquisition, the Company assumed approximately $1.326 billion of debt.

  CONSOLIDATION OF COMCAST CABLEVISION OF GARDEN STATE, L.P.

     Comcast Cablevision of Garden State, L.P. ("Garden State Cable") (formerly Garden State Cablevision L.P.), a cable communications company serving approximately 216,000 subscribers in New Jersey, is a partnership which was owned 50% by Lenfest and 50% by the Company. The Company had accounted for its interest in Garden State Cable under the equity method. As a result of the Lenfest Acquisition, the Company owns 100% of Garden State Cable. As such, the operating results of Garden State Cable have been included in the Company's consolidated statement of operations from the date of the Lenfest Acquisition.

  ACQUISITION OF GREATER PHILADELPHIA CABLEVISION, INC.

     In June 1999, the Company acquired Greater Philadelphia Cablevision, Inc. ("Greater Philadelphia"), a cable communications company serving approximately 79,000 subscribers in Philadelphia from Greater Media, Inc. for approximately
8.5 million shares of the Company's Class A Special Common Stock with a value of $291.7 million.

     The acquisitions completed by the Company during the three years in the period ended December 31, 2001 were accounted for under the purchase method of accounting. As such, the Company's results include the operating results of the acquired businesses from the dates of acquisition. During the fourth quarter of 2001, the Company recorded the final purchase price allocation related to the Company's cable systems exchange with AT&T and related to the Company's acquisitions of Home Team Sports and TGC. The allocation of the purchase price for the other 2001 acquisitions and the cable systems exchange with Adelphia made by the Company is preliminary pending completion of final appraisals. The Company's cable systems exchanges with Adelphia and AT&T and certain of the Company's acquisitions had no significant impact on the Company's consolidated statement of cash flows due to their noncash nature (see Note 10).

  UNAUDITED PRO FORMA INFORMATION

     The following unaudited pro forma information has been presented as if the acquisitions and cable systems exchanges made by the Company in 2001 each occurred on January 1, 2000, the acquisitions and cable systems exchanges made by the Company in 2000 each occurred on January 1, 1999, and the acquisitions made by the Company in 1999 each occurred on January 1, 1998. This information is based on historical results of operations, adjusted for acquisition costs, and, in the opinion of management, is not necessarily indicative of what the results would have been had the Company operated the entities acquired since such dates.

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                           2001       2000       1999
                                                         --------   --------   --------
                                                             (AMOUNTS IN MILLIONS,
                                                             EXCEPT PER SHARE DATA)
Revenues...............................................  $9,926.9   $9,012.2   $7,566.5
Income before extraordinary items and cumulative effect
  of accounting change.................................  $  150.2   $1,652.3   $  252.2
Net income.............................................  $  533.2   $1,628.7   $  201.2
Diluted EPS............................................  $   0.55   $   1.68   $   0.21

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

  SALE OF COMCAST CELLULAR CORPORATION

     In July 1999, the Company sold Comcast Cellular Corporation ("Comcast Cellular") to SBC Communications, Inc. for $361.1 million in cash and the assumption of $1.315 billion of Comcast Cellular debt, and recognized a gain on the sale of $355.9 million, net of income tax expense. The results of operations of Comcast Cellular have been presented as a discontinued operation in accordance with APB Opinion No. 30, "Reporting the Results of
Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." During the year ended December 31, 1999, the Company recognized losses from discontinued operations of $20.1 million.

  OTHER INCOME

     In August 2000, the Company obtained the right to exchange its At Home Series A Common Stock with AT&T and waived certain of its At Home Board level and shareholder rights under a stockholders agreement (the "Share Exchange Agreement" -- see Note 6). The Company also agreed to cause its existing appointee to the At Home Board of Directors to resign. In connection with the transaction, the Company recorded to other income a pre-tax gain of $1.045 billion, representing the estimated fair value of the investment as of the closing date.

     In August 2000, the Company exchanged all of the capital stock of a wholly owned subsidiary which held certain wireless licenses for approximately 3.2 million shares of AT&T common stock. In connection with the exchange, the Company recorded to other income a pre-tax gain of $98.1 million, representing the difference between the fair value of the AT&T shares received of $100.0 million and the Company's cost basis in the subsidiary.

     In May 1999, the Company received a $1.5 billion termination fee as liquidated damages from MediaOne Group, Inc. ("MediaOne") as a result of MediaOne's termination of its Agreement and Plan of Merger with the Company dated March 1999. The termination fee, net of transaction costs, was recorded to other income in the Company's consolidated statement of operations.

6.  INVESTMENTS

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
                                                              (DOLLARS IN MILLIONS)
Fair value method
  AT&T Corp.................................................  $1,514.9    $1,174.3
  Sprint Corp. PCS Group....................................   2,109.5     2,149.8
  Other.....................................................     136.1     1,873.0
                                                              --------    --------
                                                               3,760.5     5,197.1
Cost method.................................................     155.2       128.4
Equity method...............................................     386.7       396.1
                                                              --------    --------
     Total investments......................................   4,302.4     5,721.6
Less, current investments...................................   2,623.2     3,059.7
                                                              --------    --------
Non-current investments.....................................  $1,679.2    $2,661.9
                                                              ========    ========

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

  FAIR VALUE METHOD

     The Company holds unrestricted equity investments in certain publicly traded companies, which it accounts for as available for sale or trading securities. The unrealized pre-tax gains on these investments as of December 31, 2001 and 2000 of $280.3 million and $707.1 million, respectively, have been reported in the Company's consolidated balance sheet principally as a component of other comprehensive income, net of related deferred income taxes of $95.3 million and $240.0 million, respectively.

     The cost, fair value and gross unrealized gains and losses related to the Company's available for sale securities are as follows:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
                                                              (DOLLARS IN MILLIONS)
Cost........................................................  $1,355.0    $4,490.0
Gross unrealized gains......................................     283.2     1,887.6
Gross unrealized losses.....................................      (2.9)   (1,180.5)
                                                              --------    --------
Fair value..................................................  $1,635.3    $5,197.1
                                                              ========    ========

     In June 2001, the Company and AT&T entered into an Amended and Restated Share Issuance Agreement (the "Share Issuance Agreement"). AT&T issued to the Company approximately 80.3 million unregistered shares of AT&T common stock and the Company agreed to settle its right under the Share Exchange Agreement (see
Note 5 -- Other Income) to exchange an aggregate 31.2 million At Home shares and warrants held by the Company for shares of AT&T common stock. The Company has registration rights, subject to customary restrictions, which allow the Company to require AT&T to register the AT&T shares received. Under the terms of the Share Issuance Agreement, the Company retained the At Home shares and warrants held by it. The Company recorded to investment income a pre-tax gain of $296.3 million, representing the fair value of the increased consideration received by the Company to settle its right under the Share Exchange Agreement.

     In August 2001, the Company entered into a ten year Prepaid Forward Sale of
4.0 million shares of Sprint PCS common stock held by the Company with a fair value of approximately $98 million and the Company received $78.3 million in cash. At maturity, the counterparty is entitled to receive between 2.5 million and 4.0 million shares of Sprint PCS common stock, or an equivalent amount of cash at the Company's option, based upon the market value of Sprint PCS common stock at that time. The Company split the Prepaid Forward Sale into its liability and derivative components and recorded both components of the Prepaid Forward Sale obligation in other long-term liabilities. The Company records the change in the fair value of the derivative component and the accretion of the liability component to investment income.

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

  INVESTMENT INCOME

     Investment income includes the following (in millions):

                                                             YEAR ENDED DECEMBER 31,
                                                            --------------------------
                                                              2001      2000     1999
                                                            --------   ------   ------
Interest and dividend income..............................  $   76.5   $171.6   $172.5
Gains on sales and exchanges of investments, net..........     485.2    886.7    510.6
Investment impairment losses..............................    (972.4)   (74.4)   (35.5)
Reclassification of unrealized gains......................   1,330.3
Unrealized gain on Sprint PCS common stock................     284.4
Mark to market adjustments on derivatives related to
  Sprint PCS common stock.................................    (184.6)
Mark to market adjustments on derivatives and hedged
  items...................................................      42.3
Settlement of call options................................                       (18.1)
                                                            --------   ------   ------
     Investment income....................................  $1,061.7   $983.9   $629.5
                                                            ========   ======   ======

     The investment impairment loss for the year ended December 31, 2001 relates principally to an other than temporary decline in the Company's investment in AT&T, a portion of which was exchanged on April 30, 2001 (see Note 5 -- AT&T Cable Systems Acquisition).

     During the year ended December 31, 2001, the Company wrote-off its investment in At Home common stock based upon a decline in the investment that was considered other than temporary. In connection with the realization of this impairment loss, the Company reclassified to investment income the accumulated unrealized gain of $237.9 million on the Company's investment in At Home common stock which was previously recorded as a component of accumulated other comprehensive income. The Company recorded this accumulated unrealized gain prior to the Company's designation of its right under the Share Exchange Agreement as a hedge of the Company's investment in the At Home common stock (see Note 5 -- Other Income).

     The Company reclassified its investment in Sprint PCS from an available for sale security to a trading security in connection with the adoption of SFAS No.
133. As a result, the Company reclassified to investment income the accumulated unrealized gain of $1.092 billion on the Company's investment in Sprint PCS which was previously recorded as a component of accumulated other comprehensive income.

  EQUITY PRICE RISK

     During 1999, the Company entered into Equity Collars covering $1.365 billion notional amount of the Company's Sprint PCS common stock, which are accounted for at fair value. The Equity Collars limit the Company's exposure to and benefits from price fluctuations in the underlying Sprint PCS common stock. During 2001, $483.7 million notional amount of Equity Collars matured and the Company sold or entered into Prepaid Forward Sales of the related Sprint PCS common stock. The remaining $881.0 million notional amount of Equity Collars mature between 2002 and 2003. As the Company had accounted for the Equity Collars as a hedge, changes in the value of the Equity Collars were substantially offset by changes in the value of the Sprint PCS common stock which was also marked-to-market through accumulated other comprehensive income in the Company's consolidated balance sheet through December 31, 2000.

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

  EQUITY METHOD

     The Company records its proportionate interests in the net income (loss) of certain of its equity method investees in arrears. The Company's recorded investments exceed its proportionate interests in the book value of the investees' net assets by $188.7 million as of December 31, 2001 (principally related to the Company's investment in Susquehanna Cable). Such excess is being amortized to equity in net income or loss, over a period of twenty years, which is consistent with the estimated lives of the underlying assets. The original cost of investments accounted for under the equity method totaled $479.8 million and $506.5 million as of December 31, 2001 and 2000, respectively. Upon adoption of SFAS No. 142, the Company will no longer amortize this excess but rather will continue to test such excess for impairment in accordance with APB Opinion 18, "The Equity Method of Accounting for Investments in Common Stock."

     The Company does not have any additional significant contractual commitments with respect to any of its investments. However, to the extent the Company does not fund its investees' capital calls, it exposes itself to dilution of its ownership interests.

  COST METHOD

     It is not practicable to estimate the fair value of the Company's investments in privately held companies, accounted for under the cost method, due to a lack of quoted market prices.

7.  LONG-TERM DEBT

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
                                                                  (IN MILLIONS)
Commercial Paper............................................  $   397.3   $ 1,323.5
Notes payable to banks due in installments through 2009.....    1,222.7     1,751.4
9 5/8% Senior notes, due 2002...............................      200.0       200.0
8 1/8% Senior notes, due 2004...............................      320.4       299.9
8 3/8% Senior notes, due 2005...............................      697.0       696.3
6 3/8% Senior notes, due 2006...............................      511.3
8 3/8% Senior notes, due 2007...............................      597.5       597.2
8 7/8% Senior notes, due 2007...............................      249.1       249.0
6.20% Senior notes, due 2008................................      798.4       798.2
7 5/8% Senior notes, due 2008...............................      206.1       197.1
7 5/8% Senior notes, due 2008...............................      147.7       147.4
6 7/8% Senior notes, due 2009...............................      751.5
6 3/4% Senior notes, due 2011...............................      993.1
7 1/8% Senior notes, due 2013...............................      748.4
8 7/8% Senior notes, due 2017...............................      545.9       545.8
8 1/2% Senior notes, due 2027...............................      249.6       249.6
10 1/4% Senior subordinated debentures, due 2001............                  100.4
10 1/2% Senior subordinated debentures, due 2006............      133.0       123.8
8 1/4% Senior subordinated debentures, due 2008.............      154.3       149.1
10 5/8% Senior subordinated debentures, due 2012............      247.8       257.0

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
                                                                  (IN MILLIONS)
Zero Coupon Convertible Debentures, due 2020................    1,096.4     1,002.0
7% Disney Notes, due 2007...................................      132.8       132.8
ZONES at principal amount, due 2029.........................    1,612.6     1,806.8
Other, including capital lease obligations..................      188.9       184.0
                                                              ---------   ---------
                                                               12,201.8    10,811.3
Less current portion........................................      460.2       293.9
                                                              ---------   ---------
                                                              $11,741.6   $10,517.4
                                                              =========   =========

     Maturities of long-term debt outstanding as of December 31, 2001 for the four years after 2002 are as follows (in millions):

2003.......................................................  $   73.2
2004.......................................................     331.0
2005.......................................................   2,026.2
2006.......................................................     653.2

  SENIOR NOTES OFFERINGS

     During 2001, Comcast Cable sold an aggregate of $3.0 billion of public debt. The Company used substantially all of the net proceeds from the offerings to repay a portion of the amounts outstanding under Comcast Cable's commercial paper program and revolving credit facility, and to fund acquisitions.

 ZERO COUPON CONVERTIBLE DEBENTURES

     In December 2000, the Company issued $1.285 billion principal amount at maturity of Zero Coupon Debentures for proceeds of $1.002 billion. In January 2001, the Company issued an additional $192.8 million principal amount at maturity of Zero Coupon Debentures for proceeds of $150.3 million. The Company used substantially all of the net proceeds from the offering to repay a portion of the amounts outstanding under Comcast Cable's commercial paper program and revolving credit facility.

     The Zero Coupon Debentures have a yield to maturity of 1.25%, computed on a semi-annual bond equivalent basis. The Zero Coupon Debentures may be converted, subject to certain restrictions, into shares of the Company's Class A Special Common Stock at the option of the holder at a conversion rate of 14.2566 shares per $1,000 principal amount at maturity, representing an initial conversion price of $54.67 per share. The Zero Coupon Debentures are senior unsecured obligations. The Company may redeem for cash all or part of the Zero Coupon Debentures on or after December 19, 2005.

     On December 17, 2001, the Company amended the terms of the Zero Coupon Debentures to permit holders of the Zero Coupon Debentures to require the Company to repurchase the Zero Coupon Debentures on December 19, 2002.

     Holders may require the Company to repurchase the Zero Coupon Debentures on December 19, 2001, 2002, 2003, 2005, 2010 and 2015. The Company may choose to pay the repurchase price for 2001, 2002, 2003 and 2005 repurchases in cash or shares of its Class A Special Common Stock or a combination of cash and shares of its Class A Special Common Stock. The Company may pay the repurchase price for the 2010 and 2015 repurchases in cash only.

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

     On December 19, 2001, holders of an aggregate of $70.3 million accreted value of Zero Coupon Debentures exercised their right to have the Company repurchase their Zero Coupon Debentures for cash. The Company financed the redemption with available cash.

     Holders may surrender the Zero Coupon Debentures for conversion at any time prior to maturity if the closing price of the Company's Class A Special Common Stock is greater than 110% of the accreted conversion price for at least 20 trading days of the 30 trading days prior to conversion.

     Amounts outstanding under the Zero Coupon Debentures are classified as long-term in the Company's consolidated balance sheet as of December 31, 2001 and 2000 as the Company has both the ability and the intent to refinance the Zero Coupon Debentures on a long-term basis with amounts available under the Comcast Cable Revolver (see "Commercial Paper" below) in the event holders of the Zero Coupon Debentures exercise their rights to require the Company to repurchase the Zero Coupon Debentures in December 2002.

 COMMERCIAL PAPER

     The Company's senior bank credit facility consists of a $2.25 billion, five-year revolving credit facility and a $2.25 billion, 364-day revolving credit facility (together, the "Comcast Cable Revolver"). The 364-day revolving credit facility supports Comcast Cable's commercial paper program. Amounts outstanding under the commercial paper program are classified as long-term in the Company's consolidated balance sheet as of December 31, 2001 and 2000 as the Company has both the ability and the intent to refinance these obligations, if necessary, on a long-term basis with amounts available under the Comcast Cable Revolver.

 ZONES

     At maturity, holders of the Company's 2.0% Exchangeable Subordinated Debentures due 2029 (the "ZONES") are entitled to receive in cash an amount equal to the higher of the principal amount of the ZONES or the market value of Sprint PCS Stock. Prior to maturity, each ZONES is exchangeable at the holder's option for an amount of cash equal to 95% of the market value of Sprint PCS Stock.

     Prior to the adoption of SFAS No. 133 on January 1, 2001, the Company accounted for the ZONES as an indexed debt instrument since the maturity value is dependent upon the fair value of Sprint PCS Stock. Therefore, the carrying value of the ZONES was adjusted each balance sheet date to reflect the fair value of the underlying Sprint PCS Stock with the change included in income (expense) related to indexed debt in the Company's consolidated statement of operations. As of December 31, 2001, the number of Sprint PCS shares held by the Company exceeded the number of ZONES outstanding.

     Upon adoption of SFAS No. 133, the Company split the ZONES into their derivative and debt components. In connection with the adoption of SFAS No. 133, the Company recorded the debt component of the ZONES at a discount from its value at maturity resulting in a reduction in the outstanding balance of the ZONES of $400.2 million (see Note 3).

     The Company recorded the increase in the fair value of the ZONES (see Note
6) and the increase in the carrying value of the debt component of the ZONES as follows (in millions):

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2001
                                                              ------------
Increase in derivative component to investment expense......     $183.8
Increase in debt component to interest expense..............     $ 22.2

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

 EXTRAORDINARY ITEMS

     Extraordinary items consist of unamortized debt issue costs and debt extinguishment costs, net of related tax benefits, expensed principally in connection with the redemptions and refinancings of certain indebtedness.

 INTEREST RATES

     Bank debt interest rates vary based upon one or more of the following rates at the option of the Company:

        Prime rate to prime plus .75%;
        Federal Funds rate plus .5% to 1.25%; and LIBOR plus .19% to 1.875%.

     As of December 31, 2001 and 2000, the Company's effective weighted average interest rate on its variable rate debt outstanding was 2.70% and 7.34%, respectively.

 INTEREST RATE RISK MANAGEMENT

     The Company is exposed to the market risk of adverse changes in interest rates. To manage the volatility relating to these exposures, the Company's policy is to maintain a mix of fixed and variable rate debt and to enter into various interest rate derivative transactions as described below.

     Using Swaps, the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. Caps are used to lock in a maximum interest rate should variable rates rise, but enable the Company to otherwise pay lower market rates. Collars limit the Company's exposure to and benefits from interest rate fluctuations on variable rate debt to within a certain range of rates.

     All derivative transactions must comply with a board-approved derivatives policy. In addition to prohibiting the use of derivatives for trading purposes or that increase risk, this policy requires quarterly monitoring of the portfolio, including portfolio valuation, measuring counterparty exposure and performing sensitivity analyses.

     The following table summarizes the terms of the Company's existing Swaps (dollars in millions):

                                          NOTIONAL                    AVERAGE      ESTIMATED
                                           AMOUNT    MATURITIES    INTEREST RATE   FAIR VALUE
                                          --------   -----------   -------------   ----------
As of December 31, 2001
  Variable to Fixed Swaps...............   $250.3    2002 - 2003        4.9%         $(5.5)
  Fixed to Variable Swaps...............   $950.0    2004 - 2008        7.5%         $46.8

As of December 31, 2000
  Variable to Fixed Swaps...............   $377.7    2001 - 2003        5.2%         $ 3.7
  Fixed to Variable Swaps...............   $450.0    2004 - 2008        7.7%         $ 3.2

     The notional amounts of interest rate instruments, as presented in the above table, are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. The estimated fair value approximates the proceeds (costs) to settle the outstanding contracts. While Swaps, Caps and Collars represent an integral part of the Company's interest rate risk management program, their incremental effect on interest expense for the years ended December 31, 2001, 2000 and 1999 was not significant.

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

     During January and February 2002, the Company settled all $950.0 million notional amount of its Fixed to Variable Swaps and received proceeds of $56.8 million.

 ESTIMATED FAIR VALUE

     The Company's long-term debt had estimated fair values of $12.559 billion and $10.251 billion as of December 31, 2001 and 2000, respectively. The estimated fair value of the Company's publicly traded debt is based on quoted market prices for that debt. Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which quoted market prices are not available.

 DEBT COVENANTS

     Certain of the Company's subsidiaries' loan agreements contain restrictive covenants which, for example, limit the subsidiaries' ability to enter into arrangements for the acquisition of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these agreements contain financial covenants which require that certain ratios and cash flow levels be maintained and contain certain restrictions on dividend payments and advances of funds to the Company. The Company and its subsidiaries were in compliance with all financial covenants for all periods presented.

     As of December 31, 2001, $246.9 million of the Company's cash, cash equivalents and short-term investments is restricted to use by subsidiaries of the Company under contractual or other arrangements. Restricted net assets of the Company's subsidiaries were approximately $1.233 billion as of December 31, 2001.

 LINES AND LETTERS OF CREDIT

     As of December 31, 2001, certain subsidiaries of the Company had unused lines of credit of $3.460 billion under their respective credit facilities.

     As of December 31, 2001, the Company and certain of its subsidiaries had unused irrevocable standby letters of credit totaling $96.1 million to cover potential fundings under various agreements.

8.  STOCKHOLDERS' EQUITY

 PREFERRED STOCK

     The Company is authorized to issue, in one or more series, up to a maximum of 20.0 million shares of preferred stock. The shares can be issued with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or related rights as the Company's board of directors shall from time to time fix by resolution.

     The Company's Series B Preferred Stock had a 5.25% pay-in-kind annual dividend. Dividends were paid quarterly through the issuance of additional shares of Series B Preferred Stock (the "Additional Shares") and were cumulative from the issuance date (except that dividends on the Additional Shares accrued from the date such Additional Shares were issued). The Series B Preferred Stock, including the Additional Shares, was convertible, at the option of the holder, into approximately 42.5 million shares of the Company's Class A Special Common Stock, subject to adjustment in certain limited circumstances, which equaled an initial conversion price of $11.77 per share, increasing as a result of the Additional Shares to $16.96 per share on June 30, 2004. The Series B Preferred Stock was mandatorily redeemable on June 30, 2017, or, at the option of the Company beginning on June 30, 2004 or at the option of the holder on June 30, 2004 or on June 30, 2012. Upon redemption, the Company, at its option, could redeem

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

the Series B Preferred Stock with cash, Class A Special Common Stock or a combination thereof. The Series B Preferred Stock was generally non-voting. In December 2000, the Company issued approximately 38.3 million shares of its Class A Special Common Stock to the holder in connection with the holder's election to convert $533.6 million at redemption value of Series B Preferred Stock. In March 2001, the Company issued approximately 4.2 million shares of its Class A Special Common Stock to the holder in connection with the holder's election to convert the remaining $59.5 million at redemption value of Series B Preferred Stock.

 COMMON STOCK

     The Company's Class A Special Common Stock is generally nonvoting and each share of the Company's Class A Common Stock is entitled to one vote. Each share of the Company's Class B Common Stock is entitled to fifteen votes and is convertible, share for share, into Class A or Class A Special Common Stock, subject to certain restrictions.

 BOARD-AUTHORIZED REPURCHASE PROGRAMS

     The following table summarizes the Company's repurchases and sales of Comcast Put Options under its Board-authorized share repurchase programs (shares and dollars in millions):

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                               2001     2000      1999
                                                              ------   -------   ------
Shares repurchased..........................................    0.8       9.1      1.0
Aggregate consideration.....................................  $27.1    $324.9    $30.7
Comcast Put Options sold....................................              2.0      5.5

     As part of the Company's Board-authorized repurchase programs, the Company sold Comcast Put Options on shares of its Class A Special Common Stock. The Comcast Put Options give the holder the right to require the Company to repurchase such shares at specified prices on specific dates. All Comcast Put Options sold expired unexercised. The Company reclassified the amount it would have been obligated to pay to repurchase such shares had the Comcast Put Options been exercised, from common equity put options to additional capital upon expiration of the Comcast Put Options. The difference between the proceeds from the sale of the Comcast Put Options and their estimated fair value was not significant as of December 31, 2000.

  STOCK-BASED COMPENSATION PLANS

     As of December 31, 2001, the Company and its subsidiaries have several stock-based compensation plans for certain employees, officers, directors and other persons designated by the applicable compensation committees of the boards of directors of the Company and its subsidiaries. These plans are described below.

     Comcast Option Plans. The Company maintains qualified and nonqualified stock option plans for certain employees, directors and other persons under which fixed stock options are granted and the option price is generally not less than the fair value of a share of the underlying stock at the date of grant (collectively, the "Comcast Option Plans"). Under the Comcast Option Plans, 55.9 million shares of Class A Special Common Stock were reserved as of December 31, 2001. Option terms are generally from five to 10 1/2 years, with options generally becoming exercisable between two and 9 1/2 years from the date of grant.

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

     The following table summarizes the activity of the Comcast Option Plans (options in thousands):

                                              2001                  2000                  1999
                                       -------------------   -------------------   -------------------
                                                 WEIGHTED-             WEIGHTED-             WEIGHTED-
                                                  AVERAGE               AVERAGE               AVERAGE
                                                 EXERCISE              EXERCISE              EXERCISE
    CLASS A SPECIAL COMMON STOCK       OPTIONS     PRICE     OPTIONS     PRICE     OPTIONS     PRICE
    ----------------------------       -------   ---------   -------   ---------   -------   ---------
Outstanding at beginning of year.....  49,618     $23.69     40,416     $16.01     43,002     $11.09
Granted..............................  10,084      37.52     15,300      39.43      7,403      34.16
Exercised............................  (3,360)     10.62     (4,805)      8.60     (7,527)      6.76
Canceled.............................    (821)     30.69     (1,293)     25.98     (2,462)     12.90
                                       ------                ------                ------
Outstanding at end of year...........  55,521      26.89     49,618      23.69     40,416      16.01
                                       ======                ======                ======
Exercisable at end of year...........  16,892      15.57     13,267      11.35     10,947       8.19
                                       ======                ======                ======

     The following table summarizes information about the Class A Special Common Stock options outstanding under the Comcast Option Plans as of December 31, 2001 (options in thousands):

                                                  OPTIONS OUTSTANDING
                                         -------------------------------------     OPTIONS EXERCISABLE
                                                        WEIGHTED-                -----------------------
                                                         AVERAGE     WEIGHTED-     NUMBER      WEIGHTED-
                                           NUMBER       REMAINING     AVERAGE    EXERCISABLE    AVERAGE
RANGE OF                                 OUTSTANDING   CONTRACTUAL   EXERCISE        AT        EXERCISE
EXERCISE PRICES                          AT 12/31/01      LIFE         PRICE      12/31/01       PRICE
---------------                          -----------   -----------   ---------   -----------   ---------
$4.96 - $6.04..........................     2,229          1 year      $5.74        2,067        $5.71
$6.71 - $10.06.........................     7,095       3.3 years       8.70        4,829         8.95
$10.11 - $14.94........................     4,267       4.9 years      13.13        2,428        13.04
$15.66 - $22.88........................    10,490       6.4 years      17.01        4,809        17.01
$27.59 - $34.48........................     6,112       7.4 years      32.29        2,042        31.96
$34.50 - $41.38........................    21,745       8.9 years      37.78          490        38.52
$41.44 - $53.13........................     3,583       8.3 years      46.05          227        45.71
                                           ------                                  ------
                                           55,521                                  16,892
                                           ======                                  ======

     The weighted-average fair value at date of grant of a Class A Special Common Stock option granted under the Comcast Option Plans during 2001, 2000 and 1999 was $19.07, $21.20 and $20.41, respectively. The fair value of each option granted during 2001, 2000 and 1999 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              2001     2000     1999
                                                              -----    -----    -----
Dividend yield..............................................     0%       0%       0%
Expected volatility.........................................  35.7%    35.8%    36.1%
Risk-free interest rate.....................................   5.1%     6.3%     5.8%
Expected option lives (in years)............................   8.0      8.0      9.9
Forfeiture rate.............................................   3.0%     3.0%     3.0%

     Subsidiary Option Plans. Certain of the Company's subsidiaries maintain qualified and nonqualified combination stock option/stock appreciation rights ("SAR") plans (collectively, the "Tandem Plans") for employees, officers, directors and other designated persons. Under the Tandem Plans, the option price is generally not less than the fair value, as determined by an independent appraisal, of a share of the

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

underlying common stock at the date of grant. If the eligible participant elects the SAR feature of the Tandem Plans, the participant receives 75% of the excess of the fair value of a share of the underlying common stock over the exercise price of the option to which it is attached at the exercise date. Option holders have stated an intention not to exercise the SAR feature of the Tandem Plans. Because the exercise of the option component is more likely than the exercise of the SAR feature, compensation expense is measured based on the stock option component. Under the Tandem Plans, option/SAR terms are ten years from the date of grant, with options/SARs generally becoming exercisable over four to five years from the date of grant.

     The QVC Tandem Plan is the most significant of the Tandem Plans. The following table summarizes information related to the QVC Tandem Plan (options/SARs in thousands):

                                                                AT DECEMBER 31,
                                                          ---------------------------
                                                           2001      2000      1999
                                                          -------   -------   -------
Options/SARs outstanding at end of year.................      253       219       200
                                                          =======   =======   =======
Weighted-average exercise price of options/SARs
  outstanding at end of year............................  $913.88   $789.51   $618.02
                                                          =======   =======   =======
Options/SARs exercisable at end of year.................      113        79        80
                                                          =======   =======   =======
Weighted-average exercise price of options/SARs
  exercisable at end of year............................  $706.51   $606.92   $505.86
                                                          =======   =======   =======

     As of the latest valuation date, the fair value of a share of QVC Common Stock was $1,492.00.

     Had compensation expense for the Company's aforementioned stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans under the provisions of SFAS No. 123, the Company's net income and net income per share would have changed to the pro forma amounts indicated below (dollars in millions, except per share data):

                                                            YEAR ENDED DECEMBER 31,
                                                          ----------------------------
                                                           2001      2000       1999
                                                          ------   --------   --------
Net income:
  As reported...........................................  $608.6   $2,021.5   $1,065.7
  Pro forma.............................................  $482.0   $1,918.1   $1,005.5
Net income for common stockholders:
  As reported...........................................  $608.6   $1,998.0   $1,036.0
  Pro forma.............................................  $482.0   $1,894.6   $  975.8
Basic earnings for common stockholders per common share:
  As reported...........................................  $ 0.64   $   2.24   $   1.38
  Pro forma.............................................  $ 0.51   $   2.13   $   1.30
Diluted earnings for common stockholders per common
  share:
  As reported...........................................  $ 0.63   $   2.13   $   1.30
  Pro forma.............................................  $ 0.50   $   2.02   $   1.23

     The pro forma effect on net income and net income per share for the years ended December 31, 2001, 2000 and 1999 by applying SFAS No. 123 may not be indicative of the pro forma effect on net income or loss in future years since SFAS No. 123 does not take into consideration pro forma

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

compensation expense related to awards made prior to January 1, 1995 and since additional awards in future years are anticipated.

  OTHER STOCK-BASED COMPENSATION PLANS

     The Company maintains a restricted stock plan under which management employees may be granted restricted shares of the Company's Class A Special Common Stock (the "Restricted Stock Plan"). The shares awarded vest annually, generally over a period not to exceed five years from the date of the award, and do not have voting rights. At December 31, 2001, there were 714,000 unvested shares granted under the Restricted Stock Plan, of which 158,000 vested in January 2002.

     The Company maintains a deferred stock option plan for certain employees, officers and directors which provides the optionees with the opportunity to defer the receipt of shares of the Company's Class A Special Common Stock which would otherwise be deliverable upon exercise by the optionees of their stock options. As of December 31, 2001 and 2000, 5.9 million and 5.0 million shares were issuable under options exercised but the receipt of which was irrevocably deferred by the optionees pursuant to the Company's deferred stock option plan.

     Certain of the Company's subsidiaries have SAR plans for certain employees, officers, directors and other persons (the "SAR Plans"). Under the SAR Plans, eligible participants are entitled to receive a cash payment equal to 100% of the excess, if any, of the fair value of a share of the underlying common stock at the exercise date over the fair value of such a share at the grant date. The SARs have a term of ten years from the date of grant and become exercisable over four to five years from the date of grant.

     The following table summarizes information related to the Company's Restricted Stock Plan and subsidiary SAR Plans:

                                                             YEAR ENDED DECEMBER 31,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
Restricted Stock Plan
  Shares granted (in thousands)............................     157      504      170
  Weighted-average fair value per share at date of grant...  $39.52   $37.80   $43.22
  Compensation expense (in millions).......................  $  8.9   $  9.2   $  4.7
SAR Plans
  Compensation expense (in millions).......................  $  3.5   $  2.2   $  6.4

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

9.  INCOME TAXES

     The Company joins with its 80% or more owned subsidiaries (the "Consolidated Group") in filing consolidated federal income tax returns. QVC and E! Entertainment, each file separate consolidated federal income tax returns. Income tax expense consists of the following components (in millions):

                                                             YEAR ENDED DECEMBER 31,
                                                           ---------------------------
                                                            2001       2000      1999
                                                           -------   --------   ------
Current expense
Federal..................................................  $ 623.2   $  321.4   $606.7
State....................................................     84.8       42.8    188.4
Foreign..................................................      2.9        2.5      2.0
                                                           -------   --------   ------
                                                             710.9      366.7    797.1
                                                           -------   --------   ------
Deferred expense (benefit)
Federal..................................................   (255.8)     998.6    (65.2)
State....................................................     15.1       76.0     (8.2)
                                                           -------   --------   ------
                                                            (240.7)   1,074.6    (73.4)
                                                           -------   --------   ------
Income tax expense.......................................  $ 470.2   $1,441.3   $723.7
                                                           =======   ========   ======

     The Company's effective income tax expense differs from the statutory amount because of the effect of the following items (in millions):

                                                               YEAR ENDED DECEMBER 31,
                                                              --------------------------
                                                               2001      2000      1999
                                                              ------   --------   ------
Federal tax at statutory rate...............................  $299.7   $1,260.6   $525.0
Non-deductible depreciation and amortization................   106.6      102.1     49.8
State income taxes, net of federal benefit..................    64.9       77.2    117.1
Foreign (income) losses and equity in net losses of
  affiliates................................................     7.2        8.0     (2.0)
Other.......................................................    (8.2)      (6.6)    33.8
                                                              ------   --------   ------
Income tax expense..........................................  $470.2   $1,441.3   $723.7
                                                              ======   ========   ======

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

     The Company's net deferred tax liability consists of the following components (in millions):

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Deferred tax assets:
  Net operating loss carryforwards..........................  $  242.8   $  289.8
  Allowances for doubtful accounts and excess and obsolete
     inventory..............................................     108.7      109.0
  Other.....................................................     167.0      163.5
                                                              --------   --------
                                                                 518.5      562.3
                                                              --------   --------
Deferred tax liabilities:
  Temporary differences, principally book and tax basis of
     property and equipment and intangible assets...........   6,329.0    5,851.7
  Differences between book and tax basis in investments.....     644.9    1,221.3
  Differences between book and tax basis of indexed debt
     securities.............................................     195.7       65.9
                                                              --------   --------
                                                               7,169.6    7,138.9
                                                              --------   --------
Net deferred tax liability..................................  $6,651.1   $6,576.6
                                                              ========   ========

     The Company recorded $212.3 million of deferred income tax liabilities in 2001 in connection with acquisitions principally related to basis differences in property and equipment and intangible assets. The Company recorded a decrease of ($148.6) million and ($3.055) billion, and an increase of $2.730 billion to deferred income tax liabilities in 2001, 2000 and 1999, respectively, in connection with unrealized gains (losses) on marketable securities which are included in other comprehensive income. The Company recorded $207.0 million of deferred income tax liabilities in 2001 in connection with the cumulative effect of accounting change related to the adoption of SFAS No. 133 (see Note 3).

     The Company has recorded net deferred tax liabilities of $275.4 million and $789.9 million, as of December 31, 2001 and 2000, respectively, which have been included in current liabilities, related primarily to current investments. The Company has net operating loss carryforwards of approximately $250.0 million which expire primarily in periods through 2019.

10.  STATEMENT OF CASH FLOWS -- SUPPLEMENTAL INFORMATION

     The following table summarizes the fair values of the assets and liabilities acquired by the Company through noncash transactions (see Note 5) (in millions):

                                                           YEAR ENDED DECEMBER 31,
                                                        ------------------------------
                                                          2001       2000       1999
                                                        --------   ---------   -------
Current assets........................................  $   56.6   $   216.2   $   6.4
Investments...........................................                 437.3
Property, plant & equipment...........................     580.4     1,295.8      74.0
Intangible assets.....................................   3,042.7    15,399.4     337.0
Current liabilities...................................     (37.0)     (277.3)    (11.1)
Long-term debt........................................              (2,146.5)
Deferred income taxes.................................     (76.9)   (3,308.0)   (114.6)
                                                        --------   ---------   -------
     Net assets acquired..............................  $3,565.8   $11,616.9   $ 291.7
                                                        ========   =========   =======

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

     The following table summarizes the Company's cash payments for interest and income taxes (in millions):

                                                             YEAR ENDED DECEMBER 31,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
Interest...................................................  $660.4   $705.8   $529.2
Income taxes...............................................  $561.2   $708.9   $190.5

11.  COMMITMENTS AND CONTINGENCIES

  COMMITMENTS

     The Company's programming networks have entered into license agreements for programs and sporting events which will be available for telecast subsequent to December 31, 2001. In addition, the Company, through Comcast-Spectacor, has employment agreements with both players and coaches of its professional sports teams. Certain of these employment agreements, which provide for payments that are guaranteed regardless of employee injury or termination, are covered by disability insurance if certain conditions are met. The following table summarizes the Company's minimum annual programming commitments under these license agreements, the Company's future commitments under long-term professional sports contracts, and the Company's minimum annual rental commitments for office space, equipment and transponder service agreements under noncancellable operating leases as of December 31, 2001 (in millions):

                                                           PROFESSIONAL
                                             PROGRAMMING      SPORTS      OPERATING
                                             AGREEMENTS     CONTRACTS      LEASES     TOTAL
                                             -----------   ------------   ---------   ------
2002.......................................    $ 95.4         $122.5       $ 98.6     $316.5
2003.......................................      82.6          108.8         78.0      269.4
2004.......................................      84.0           84.5         68.8      237.3
2005.......................................      82.6           50.8         54.3      187.7
2006.......................................      85.8           28.7         39.6      154.1
Thereafter.................................     413.6            8.0        148.6      570.2

     The following table summarizes the Company's rental expense charged to operations (in millions):

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                               2001      2000     1999
                                                              -------   ------   ------
Rental expense..............................................  $120.9    $97.6    $88.5

  CONTINGENCIES

     The Company and the owners of the 34% interest in Comcast Spectacor that the Company does not own (the "Minority Group") each have the right to initiate an "exit" process under which the fair market value of Comcast Spectacor would be determined by appraisal. Following such determination, the Company would have the option to acquire the interests in Comcast Spectacor owned by the Minority Group based on the appraised fair market value. In the event the Company did not exercise this option, the Company and the Minority Group would then be required to use their best efforts to sell Comcast Spectacor.

     The Walt Disney Company ("Disney"), in certain circumstances, is entitled to cause Comcast Entertainment Holdings LLC ("Entertainment Holdings"), which is owned 50.1% by the Company and 49.9% by Disney, to purchase Disney's entire interest in Entertainment Holdings at its then fair market

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

value (as determined by an appraisal process). If Entertainment Holdings elects not to purchase Disney's interests, Disney has the right, at its option, to purchase either the Company's entire interest in Entertainment Holdings or all of the shares of stock of E! Entertainment held by Entertainment Holdings in each case at fair market value. In the event that Disney exercises its rights, as described above, a portion or all of the Disney Notes (see Note 7) may be replaced with a three year note due to Disney.

     Liberty Media Group ("Liberty") may, at certain times, trigger the exercise of certain exit rights with respect to its investment in QVC. If Liberty Media triggers its exit rights, the Company has first right to purchase the stock in QVC held by Liberty at Liberty's pro rata portion of the fair market value (on a going concern or liquidation basis, whichever is higher, as determined by an appraisal process) of QVC. The Company may pay Liberty for such stock, subject to certain rights of Liberty to consummate the purchase in the most tax-efficient method available, in cash, the Company's promissory note maturing not more than three years after issuance, the Company's equity securities or any combination thereof. If the Company elects not to purchase the stock of QVC held by Liberty, then Liberty will have a similar right to purchase the stock of QVC held by the Company. If Liberty elects not to purchase the stock of QVC held by the Company, then Liberty and the Company will use their best efforts to sell QVC.

     The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to such actions is not expected to materially affect the financial condition, results of operations or liquidity of the Company.

     In connection with a license awarded to an affiliate, the Company is contingently liable in the event of nonperformance by the affiliate to reimburse a bank which has provided a performance guarantee. The amount of the performance guarantee is approximately $200 million; however the Company's current estimate of the amount of expenditures (principally in the form of capital expenditures) that will be made by the affiliate necessary to comply with the performance requirements will not exceed $75 million.

12.  FINANCIAL DATA BY BUSINESS SEGMENT

     The following represents the Company's significant business segments, "Cable" and "Commerce." The Company's regional sports programming networks, which derive a substantial portion of their revenues from the Company's cable operations, were previously included in "Other." In 2001, as a result of a change in the Company's internal reporting structure, the Company's regional sports programming networks are now included in the Company's Cable segment for all periods presented (see Note 1). The components of net income (loss) below operating income (loss) are not separately evaluated by the Company's management on a segment basis (dollars in millions).


                                                                          CORPORATE
                                                    CABLE     COMMERCE   AND OTHER(1)     TOTAL
                                                  ---------   --------   ------------   ---------
2001
Revenues(2).....................................  $ 5,130.7   $3,917.3     $  626.2     $ 9,674.2
Operating income (loss) before depreciation and
  amortization(3)...............................    2,054.1     722.3         (74.6)      2,701.8
Depreciation and amortization...................    3,043.6     143.3         261.1       3,448.0
Operating income (loss).........................     (989.5)    579.0        (335.7)       (746.2)
Interest expense................................      546.4      25.9         159.5         731.8
Assets..........................................   29,084.6   2,680.5       6,366.7      38,131.8
Long-term debt..................................    8,363.2      62.7       3,315.7      11,741.6
Capital expenditures............................    1,855.3     142.9         183.5       2,181.7

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

                                                                          CORPORATE
                                                    CABLE     COMMERCE   AND OTHER(1)     TOTAL
                                                  ---------   --------   ------------   ---------
2000
Revenues(2).....................................  $ 4,208.5   $3,535.9    $   474.2     $ 8,218.6
Operating income (loss) before depreciation and
  amortization(3)...............................    1,903.4     619.2         (52.3)      2,470.3
Depreciation and amortization...................    2,419.5     125.9          85.9       2,631.3
Operating income (loss).........................     (516.1)    493.3        (138.2)       (161.0)
Interest expense................................      515.9      34.9         140.6         691.4
Assets..........................................   25,763.9   2,503.0       7,477.6      35,744.5
Long-term debt..................................    6,711.0     302.0       3,504.4      10,517.4
Capital expenditures............................    1,248.9     155.9         232.0       1,636.8
1999
Revenues(2).....................................  $ 2,969.9   $3,167.4    $   391.9     $ 6,529.2
Operating income (loss) before depreciation and
  amortization(3)...............................    1,358.0     538.8         (16.8)      1,880.0
Depreciation and amortization...................    1,028.3     117.2          70.5       1,216.0
Operating income (loss).........................      329.7     421.6         (87.3)        664.0
Interest expense................................      353.5      39.6         145.2         538.3
Assets..........................................   10,863.6   2,243.6      15,578.4      28,685.6
Long-term debt..................................    4,735.5     476.7       3,495.0       8,707.2
Capital expenditures............................      739.9      80.1          73.8         893.8

---------------

(1) Other includes segments not meeting certain quantitative guidelines for reporting including the Company's content (see Note 1) and business communications operations, as well as elimination entries related to the segments presented. Corporate and other assets consist primarily of the Company's investments (see Note 6).

(2) Revenues include $508.1 million, $458.4 million and $448.2 million in 2001, 2000 and 1999, respectively, of non-US revenues, principally related to the Company's Commerce segment. No single customer accounted for a significant amount of the Company's revenues in any period.

(3) Operating income (loss) before depreciation and amortization is commonly referred to in the Company's businesses as "operating cash flow (deficit)." Operating cash flow is a measure of a company's ability to generate cash to service its obligations, including debt service obligations, and to finance capital and other expenditures. In part due to the capital intensive nature of the Company's businesses and the resulting significant level of non-cash depreciation and amortization expense, operating cash flow is frequently used as one of the bases for comparing businesses in the Company's industries, although the Company's measure of operating cash flow may not be comparable to similarly titled measures of other companies. Operating cash flow is the primary basis used by the Company's management to measure the operating performance of its businesses. Operating cash flow does not purport to represent net income or net cash provided by operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to such measurements as an indicator of the Company's performance.

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONTINUED)

13.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                              FIRST      SECOND     THIRD      FOURTH     TOTAL
                                             QUARTER    QUARTER    QUARTER    QUARTER      YEAR
                                             --------   --------   --------   --------   --------
                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
2001
Revenues...................................  $2,196.1   $2,298.5   $2,355.5   $2,824.1   $9,674.2
Operating loss.............................    (100.5)    (133.3)    (178.2)    (334.2)    (746.2)
Income (loss) before extraordinary items
  and cumulative effect of accounting
  change...................................     616.7       36.7     (106.8)    (321.0)     225.6
Basic earnings (loss) for common
  stockholders per common share
  Income (loss) before extraordinary items
     and cumulative effect of accounting
     change................................      0.65       0.04      (0.11)     (0.34)      0.24
  Net income (loss)........................      1.06       0.04      (0.11)     (0.34)      0.64
Diluted earnings (loss) for common
  stockholders per common share
  Income (loss) before extraordinary items
     and cumulative effect of accounting
     change................................      0.64       0.04      (0.11)     (0.34)      0.23
  Net income (loss)........................      1.04       0.04      (0.11)     (0.34)      0.63
Operating income before depreciation and
  amortization(1)..........................     640.9      700.4      705.8      654.7    2,701.8
2000
Revenues...................................  $1,938.9   $1,912.1   $1,960.0   $2,407.6   $8,218.6
Operating income (loss)....................      41.2      (31.6)     (56.4)    (114.2)    (161.0)
Income (loss) before extraordinary items...    (186.4)     198.8    1,249.1      783.6    2,045.1
Basic earnings (loss) for common
  stockholders per common share
  Income (loss) before extraordinary
     items.................................     (0.23)      0.21       1.37       0.87       2.27
  Net income (loss)........................     (0.24)      0.20       1.37       0.86       2.24
Diluted earnings (loss) for common
  stockholders per common share
  Income (loss) before extraordinary
     items.................................     (0.23)      0.20       1.29       0.81       2.16
  Net income (loss)........................     (0.24)      0.19       1.29       0.80       2.13
Operating income before depreciation and
  amortization(1)..........................     586.9      602.8      605.7      674.9    2,470.3

---------------

(1) See Note 12, note 3.

                      COMCAST CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (CONCLUDED)

14.  TRANSITIONAL DISCLOSURE RELATING TO SFAS NO. 142

     The following pro forma financial information for the years ended December 31, 2001, 2000 and 1999 is presented as if SFAS No. 142 was adopted as of January 1, 1999 (amounts in millions, except per share data) (see Note 3):

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
Net Income
  As reported...............................................  $  608.6   $2,021.5   $1,065.7
     Amortization of goodwill...............................     334.8      303.5      128.5
     Amortization of equity method goodwill.................      15.0       15.2        4.4
     Amortization of franchise rights.......................   1,083.7      858.1      258.3
                                                              --------   --------   --------
  As adjusted...............................................  $2,042.1   $3,198.3   $1,456.9
                                                              ========   ========   ========

  Income before extraordinary items and cumulative effect of
     accounting change, as adjusted.........................  $1,659.1   $3,221.9   $1,507.9
                                                              ========   ========   ========

Basic EPS
  As reported...............................................  $   0.64   $   2.24   $   1.38
     Amortization of goodwill...............................      0.35       0.34       0.17
     Amortization of equity method goodwill.................      0.02       0.02       0.01
     Amortization of franchise rights.......................      1.14       0.96       0.35
                                                              --------   --------   --------
  As adjusted...............................................  $   2.15   $   3.56   $   1.91
                                                              ========   ========   ========

Diluted EPS
  As reported...............................................  $   0.63   $   2.13   $   1.30
     Amortization of goodwill...............................      0.35       0.32       0.16
     Amortization of equity method goodwill.................      0.02       0.02       0.01
     Amortization of franchise rights.......................      1.12       0.90       0.31
                                                              --------   --------   --------
  As adjusted...............................................  $   2.12   $   3.37   $   1.78
                                                              ========   ========   ========

                      COMCAST CORPORATION AND SUBSIDIARIES


                          QUARTER ENDED JUNE 30, 2002


                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)


                                                               JUNE 30,      DECEMBER 31,
                                                                 2002            2001
                                                              -----------   --------------
                                                              (DOLLARS IN MILLIONS, EXCEPT
                                                                      SHARE DATA)
                                          ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................       557.8       $   350.0
  Investments...............................................     1,057.6         2,623.2
  Accounts receivable, less allowance for doubtful accounts
     of $166.9 and $153.9...................................       957.0           967.4
  Inventories, net..........................................       414.0           454.5
  Deferred income taxes.....................................       135.9           128.7
  Other current assets......................................       337.7           153.7
                                                               ---------       ---------
     Total current assets...................................     3,460.0         4,677.5
                                                               ---------       ---------
INVESTMENTS.................................................       727.6         1,679.2
PROPERTY AND EQUIPMENT, net of accumulated depreciation of
  $3,238.2 and $2,725.7.....................................     7,023.1         7,011.1
GOODWILL....................................................     6,446.3         6,289.4
FRANCHISE RIGHTS............................................    16,599.4        16,533.0
OTHER INTANGIBLE ASSETS, net of accumulated amortization of
  $803.3 and $664.6.........................................     1,471.7         1,686.9
OTHER NONCURRENT ASSETS, net................................       390.7           383.4
                                                               ---------       ---------
                                                                36,118.8       $38,260.5
                                                               =========       =========
                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable..........................................       680.1       $   698.2
  Accrued expenses and other current liabilities............     1,371.7         1,695.5
  Deferred income taxes.....................................       121.8           404.1
  Current portion of long-term debt.........................       206.9           460.2
                                                               ---------       ---------
     Total current liabilities..............................     2,380.5         3,258.0
                                                               ---------       ---------
LONG-TERM DEBT, less current portion........................    10,543.5        11,741.6
                                                               ---------       ---------
DEFERRED INCOME TAXES.......................................     6,755.2         6,375.7
                                                               ---------       ---------
OTHER NONCURRENT LIABILITIES................................     1,421.1         1,532.0
                                                               ---------       ---------
MINORITY INTEREST...........................................       986.7           880.2
                                                               ---------       ---------
COMMITMENTS AND CONTINGENCIES (NOTE 10)
STOCKHOLDERS' EQUITY
  Class A special common stock, $1 par value -- authorized,
     2,500,000,000 shares; issued, 915,707,981 and
     937,256,465; outstanding, 915,707,981 and
     913,931,554............................................       915.7           913.9
  Class A common stock, $1 par value -- authorized,
     200,000,000 shares; issued, 21,591,115 and
     21,829,422.............................................        21.6            21.8
  Class B common stock, $1 par value -- authorized,
     50,000,000 shares; issued, 9,444,375...................         9.4             9.4
  Additional capital........................................    11,791.5        11,752.0
  Retained earnings.........................................     1,317.3         1,631.5
  Accumulated other comprehensive income (loss).............       (23.7)          144.4
                                                               ---------       ---------
     Total stockholders' equity.............................    14,031.8        14,473.0
                                                               ---------       ---------
                                                               $36,118.8       $38,260.5
                                                               =========       =========


           See notes to condensed consolidated financial statements.

                      COMCAST CORPORATION AND SUBSIDIARIES


                          QUARTER ENDED JUNE 30, 2002


               CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND
                               RETAINED EARNINGS
                                  (UNAUDITED)


                                                       THREE MONTHS ENDED        SIX MONTHS ENDED
                                                            JUNE 30,                 JUNE 30,
                                                      ---------------------   ----------------------
                                                        2002        2001         2002        2001
                                                      ---------   ---------   ----------   ---------
                                                       (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
REVENUES
  Service revenues..................................  $1,714.4    $1,462.7     $3,393.4    $2,810.7
  Net sales from electronic retailing...............     994.5       876.0      1,988.0     1,760.0
                                                      --------    --------    ---------    --------
                                                       2,708.9     2,338.7      5,381.4     4,570.7
                                                      --------    --------    ---------    --------
COSTS AND EXPENSES
  Operating (excluding depreciation)................     723.4       671.7      1,469.4     1,311.4
  Cost of goods sold from electronic retailing
     (excluding depreciation).......................     628.8       555.2      1,260.0     1,111.8
  Selling, general and administrative...............     490.1       418.9        977.2       820.4
  Depreciation......................................     342.8       273.9        676.6       514.7
  Amortization......................................      45.4       552.3         98.7     1,046.2
                                                      --------    --------    ---------    --------
                                                       2,230.5     2,472.0      4,481.9     4,804.5
                                                      --------    --------    ---------    --------
OPERATING INCOME (LOSS).............................     478.4      (133.3)       899.5      (233.8)
OTHER INCOME (EXPENSE)
  Interest expense..................................    (182.6)     (178.5)      (369.3)     (360.8)
  Investment income (expense).......................    (459.1)      502.7       (707.1)      717.4
  Equity in net losses of affiliates................     (43.0)       (9.5)       (48.4)       (6.6)
  Other income (expense)............................       9.6        (6.3)       (14.0)    1,187.9
                                                      --------    --------    ---------    --------
                                                        (675.1)      308.4     (1,138.8)    1,537.9
                                                      --------    --------    ---------    --------
INCOME (LOSS) BEFORE INCOME TAXES, MINORITY INTEREST
  AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE........    (196.7)      175.1       (239.3)    1,304.1
INCOME TAX BENEFIT (EXPENSE)........................      32.9      (103.0)        30.2      (588.6)
                                                      --------    --------    ---------    --------
INCOME (LOSS) BEFORE MINORITY INTEREST AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE............    (163.8)       72.1       (209.1)      715.5
MINORITY INTEREST...................................     (45.8)      (36.9)       (89.4)      (63.6)
                                                      --------    --------    ---------    --------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE............................................    (209.6)       35.2       (298.5)      651.9
CUMULATIVE EFFECT OF ACCOUNTING CHANGE..............                                          384.5
                                                      --------    --------    ---------    --------
NET INCOME (LOSS)...................................   ($209.6)      $35.2      ($298.5)   $1,036.4
                                                      ========    ========    =========    ========
RETAINED EARNINGS
  Beginning of period...............................  $1,541.4    $2,040.6     $1,631.5    $1,056.5
  Net income (loss).................................    (209.6)       35.2       (298.5)    1,036.4
  Retirement of common stock........................     (14.5)                   (15.7)      (17.1)
                                                      --------    --------    ---------    --------
  End of period.....................................  $1,317.3    $2,075.8     $1,317.3    $2,075.8
                                                      ========    ========    =========    ========

                      COMCAST CORPORATION AND SUBSIDIARIES


                          QUARTER ENDED JUNE 30, 2002


               CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND
                        RETAINED EARNINGS -- (CONTINUED)
                                  (UNAUDITED)


                                                       THREE MONTHS ENDED        SIX MONTHS ENDED
                                                            JUNE 30,                 JUNE 30,
                                                      ---------------------   ----------------------
                                                        2002        2001         2002        2001
                                                      ---------   ---------   ----------   ---------
                                                       (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
BASIC EARNINGS (LOSS) PER COMMON SHARE
  Income (loss) before cumulative effect of
     accounting change..............................    ($0.22)      $0.04       ($0.31)      $0.69
  Cumulative effect of accounting change............                                           0.40
                                                      --------    --------    ---------    --------
     Net income (loss)..............................    ($0.22)      $0.04       ($0.31)      $1.09
                                                      ========    ========    =========    ========
BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING.......................................     952.3       951.1        951.9       948.2
                                                      ========    ========    =========    ========
DILUTED EARNINGS (LOSS) PER COMMON SHARE
  Income (loss) before cumulative effect of
     accounting change..............................    ($0.22)      $0.04       ($0.31)      $0.67
  Cumulative effect of accounting change............                                           0.40
                                                      --------    --------    ---------    --------
     Net income (loss)..............................    ($0.22)      $0.04       ($0.31)      $1.07
                                                      ========    ========    =========    ========
DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING.......................................     952.3       965.6        951.9       965.3
                                                      ========    ========    =========    ========


           See notes to condensed consolidated financial statements.

                      COMCAST CORPORATION AND SUBSIDIARIES


                          QUARTER ENDED JUNE 30, 2002


                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)


                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              ---------------------
                                                                2002        2001
                                                              ---------   ---------
                                                              (DOLLARS IN MILLIONS)
OPERATING ACTIVITIES
  Net income (loss).........................................  $  (298.5)  $ 1,036.4
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation...........................................      676.6       514.7
     Amortization...........................................       98.7     1,046.2
     Non-cash interest expense, net.........................       21.5        26.1
     Equity in net losses of affiliates.....................       48.4         6.6
     Losses (gains) on investments and other income
      (expense), net........................................      738.8    (1,875.5)
     Minority interest......................................       89.4        63.6
     Cumulative effect of accounting change.................                 (384.5)
     Deferred income taxes..................................       (4.2)     (131.9)
     Proceeds from sales of trading security................                  280.3
     Other..................................................       (9.7)       19.3
                                                              ---------   ---------
                                                                1,361.0       601.3
     Changes in working capital, net of effects of
      acquisitions and divestitures:
       Decrease in accounts receivable, net.................        8.9       111.2
       Decrease (increase) in inventories, net..............       40.5       (33.3)
       Increase in other current assets.....................      (18.2)      (65.3)
       (Decrease) increase in accounts payable, accrued
        expenses and other current liabilities..............     (341.7)      360.7
                                                              ---------   ---------
                                                                 (310.5)     (373.3)
          Net cash provided by operating activities.........    1,050.5       974.6
                                                              ---------   ---------
FINANCING ACTIVITIES
  Proceeds from borrowings..................................      632.1     4,554.7
  Retirements and repayments of debt........................   (1,169.3)   (3,206.4)
  Proceeds from settlement of interest rate exchange
     agreements.............................................       56.8
  Issuances of common stock.................................       11.2        20.2
  Deferred financing costs..................................       (2.3)      (22.5)
                                                              ---------   ---------
          Net cash (used in) provided by financing
            activities......................................     (471.5)    1,346.0
                                                              ---------   ---------
INVESTING ACTIVITIES
  Acquisitions, net of cash acquired........................      (16.1)     (872.8)
  Sales (purchases) of short-term investments, net..........        3.0      (135.5)
  Purchases of investments..................................      (31.6)     (175.7)
  Proceeds from sales of investments........................      595.9       225.3
  Capital expenditures......................................     (788.9)   (1,143.7)
  Additions to intangible and other noncurrent assets.......     (133.5)     (123.8)
                                                              ---------   ---------
          Net cash used in investing activities.............     (371.2)   (2,226.2)
                                                              ---------   ---------
INCREASE IN CASH AND CASH EQUIVALENTS.......................      207.8        94.4
CASH AND CASH EQUIVALENTS, beginning of period..............      350.0       651.5
                                                              ---------   ---------
CASH AND CASH EQUIVALENTS, end of period....................  $   557.8   $   745.9
                                                              =========   =========


           See notes to condensed consolidated financial statements.

                      COMCAST CORPORATION AND SUBSIDIARIES


                          QUARTER ENDED JUNE 30, 2002


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  BASIS OF PRESENTATION

     Comcast Corporation and its subsidiaries (the "Company") has prepared these unaudited condensed consolidated financial statements based upon Securities and Exchange Commission rules that permit reduced disclosure for interim periods.

     These financial statements include all adjustments that are necessary for a fair presentation of the Company's results of operations and financial condition for the interim periods shown including normal recurring accruals and other items. The results of operations for the interim periods presented are not necessarily indicative of results for the full year.

     For a more complete discussion of the Company's accounting policies and certain other information, refer to the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

  RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year financial statements to conform to those classifications used in 2002 (see Note 2).

2.  RECENT ACCOUNTING PRONOUNCEMENTS

  SFAS NO. 133, AS AMENDED

     On January 1, 2001, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivatives and Hedging Activities," as amended. SFAS No. 133 establishes accounting and reporting standards for derivatives and hedging activities. SFAS No. 133 requires that all derivative instruments be reported on the balance sheet at their fair values. Upon adoption of SFAS No. 133, the Company recognized as income a cumulative effect of accounting change, net of related income taxes, of $384.5 million. The increase in income consisted of a $400.2 million adjustment to record the debt component of indexed debt at a discount from its value at maturity and $191.3 million principally related to the reclassification of gains previously recognized as a component of accumulated other comprehensive income (loss) on the Company's equity derivative instruments, net of related deferred income taxes of $207.0 million.

  SFAS NO. 142


     The Financial Accounting Standards Board ("FASB") issued SFAS No. 142, "Goodwill and Other Intangible Assets," in June 2001. SFAS No. 142 addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in financial statements upon and subsequent to their acquisition. The Company adopted SFAS No. 142 on January 1, 2002, as required by the new statement. Upon adoption, the Company no longer amortizes goodwill and other indefinite lived intangible assets, which consist of cable and sports franchise rights. The Company is required to test its goodwill and intangible assets that are determined to have an indefinite life for impairment at least annually. The provisions of SFAS No. 142 require the completion of an initial transitional impairment assessment, with any impairments identified treated as a cumulative effect of a change in accounting principle. The Company completed this assessment and determined that no cumulative effect results from adopting this change in accounting principle. The provisions of SFAS No. 142 also require the completion of an annual impairment test, with any impairments recognized in current earnings. The Company

                      COMCAST CORPORATION AND SUBSIDIARIES


                          QUARTER ENDED JUNE 30, 2002


      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


completed the annual impairment test during the three months ended June 30, 2002 and determined that no impairment charge is necessary (see Note 6).


  SFAS NO. 143

     The FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," in June 2001. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company does not expect the adoption of SFAS No. 143 will have a material impact on its financial condition or results of operations.

  SFAS NO. 144

     The FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," in August 2001. SFAS No. 144, which addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of, supercedes SFAS No. 121 and is effective for fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 had no impact on the Company's financial condition or results of operations.


  SFAS NO. 145



     The FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," in April 2002. SFAS No. 145 rescinds, amends or makes various technical corrections to certain existing authoritative pronouncements. Among other things, SFAS No. 145 will change the accounting for certain gains and losses resulting from extinguishments of debt by requiring that a gain or loss from extinguishments of debt be classified as an extraordinary item only if it meets the specific criteria of APB Opinion No. 30. SFAS No. 145 also requires that cash flows from all trading securities, such as the Company's investment in Sprint PCS, be classified as cash flows from operating activities in its statement of cash flows.



     The Company adopted the provisions of SFAS No. 145 effective April 1, 2002, as permitted by the new statement. The Company previously classified losses from debt extinguishments as extraordinary items in its statement of operations. Upon adoption of SFAS No. 145, the Company reclassified these losses from extraordinary items to interest expense for all periods presented in its statement of operations. The change in classification had no effect on the Company's net income (loss) or financial condition. The Company previously classified cash flows from purchases, sales and maturities of its investment in Sprint PCS as cash flows from investing activities in its statement of cash flows. The change in classification was to increase the Company's net cash provided by operating activities and to increase the Company's net cash used in investing activities for the six months ended in June 30, 2001.



  SFAS NO. 146



     The FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," in June 2002. SFAS No. 146 changes the standards for recognition of a liability for a cost associated with an exit or disposal activity. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. SFAS No. 146 establishes that fair value is

                      COMCAST CORPORATION AND SUBSIDIARIES


                          QUARTER ENDED JUNE 30, 2002


      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


the objective for initial measurement of the liability. SFAS No. 146 nullifies the guidance of Emerging Issues Task Force ("EITF') 94-3 under which an entity recognized a liability for an exit cost on the date that the entity committed itself to an exit plan. The Company will adopt the provisions of SFAS No. 146 for exit or disposal activities that are initiated after December 31, 2002, as required by the new statement. The Company does not expect the adoption of SFAS No. 146 will have a material impact on its financial condition or results of operations.


  EITF 01-9


     In November 2001, the EITF of the FASB reached a consensus on EITF 01-9, "Accounting for Consideration Given to a Customer (Including a Reseller of the Vendor's Products"). EITF 01-9 requires, among other things, that consideration paid to customers should be classified as a reduction of revenue unless certain criteria are met. Certain of the Company's content subsidiaries have paid or may pay distribution fees to cable television and satellite broadcast systems for carriage of their programming. The Company previously classified the amortization of these distribution fees as expense in its statement of operations. Upon adoption of EITF 01-9 on January 1, 2002, the Company reclassified certain of these distribution fees from expense to a revenue reduction for all periods presented in its statement of operations. The change in classification had no impact on the Company's reported operating income
(loss) or financial condition. This change does not apply to distribution fees paid by the Company's consolidated subsidiary, QVC, Inc. ("QVC") as the counterparties to QVC's distribution agreements do not make revenue payments to QVC. Amortization expense includes $5.0 million, $7.0 million, $9.6 million and $14.1 million during the three months ended June 30, 2002 and 2001 and during the six months ended June 30, 2002 and 2001, respectively, related to QVC distribution fees.


  EITF 01-14

     In November 2001, the FASB staff announced EITF Topic D-103, "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred," which has subsequently been recharacterized as EITF 01-14. EITF 01-14 requires that reimbursements received for out-of-pocket expenses incurred be characterized as revenue in the statement of operations.

     Under the terms of its franchise agreements, the Company is required to pay up to 5% of its gross revenues derived from providing cable services to the local franchising authority. The Company normally passes these fees through to its cable subscribers. The Company previously classified cable franchise fees collected from its cable subscribers as a reduction of the related franchise fee expense included within selling, general and administrative expenses in its statement of operations.

     EITF 01-14, by analogy, applies to franchise fees. Upon adoption of EITF 01-14 on January 1, 2002, the Company reclassified franchise fees collected from cable subscribers from a reduction of selling, general and administrative expenses to a component of service revenues for all periods presented in its statement of operations. The change in classification had no impact on the Company's reported operating income (loss) or financial condition.

3.  EARNINGS (LOSS) PER COMMON SHARE

     Earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period on a basic and diluted basis.

                      COMCAST CORPORATION AND SUBSIDIARIES


                          QUARTER ENDED JUNE 30, 2002


      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

     The following table reconciles the numerator and denominator of the computations of diluted earnings (loss) per common share ("Diluted EPS") for the interim periods presented.


                                                    THREE MONTHS ENDED        SIX MONTHS ENDED
                                                         JUNE 30,                 JUNE 30,
                                                  -----------------------   --------------------
                                                     2002         2001        2002        2001
                                                  ----------    ---------   ---------   --------
                                                   (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
Income (loss) before cumulative effect of
  accounting change used for Diluted EPS........    $(209.6)      $ 35.2     $(298.5)    $651.9
                                                    =======       ======     =======     ======
Basic weighted average number of common shares
  outstanding...................................      952.3        951.1       951.9      948.2
Dilutive securities:
  Series B convertible preferred stock..........                                            2.1
  Stock option and restricted stock plans.......                    14.5                   15.0
                                                    -------       ------     -------     ------
Diluted weighted average number of common shares
  outstanding...................................      952.3        965.6       951.9      965.3
                                                    =======       ======     =======     ======
Diluted income (loss) before cumulative effect
  of accounting change per common share.........    $ (0.22)      $ 0.04     $ (0.31)    $ 0.67
                                                    =======       ======     =======     ======



     Potentially dilutive securities related to the Company's Zero Coupon Debentures, stock options and restricted stock plans (see below) were excluded from the computation of Diluted EPS for the three and six months ended June 30, 2002 because their effect on loss per common share was antidilutive.



     The Company's Zero Coupon Convertible Debentures due 2020 (the "Zero Coupon Debentures" -- see Note 7) may be converted at any time prior to maturity if the closing sale price of the Company's Class A Special Common Stock is greater than 110% of the accreted conversion price (as defined). Diluted EPS for the three months ended June 30, 2002 and 2001 and for the six months ended June 30, 2002 and 2001, respectively, excludes approximately 19.8 million, 21.1 million, 19.8 million and 21.1 million potential common shares related to the Zero Coupon Debentures, respectively, as the weighted average closing sale price of the Company's Class A Special Common Stock was not greater than 110% of the accreted conversion price.



     Diluted EPS for the three and six months ended June 30, 2002 excludes approximately 64.7 million and 63.7 million potential common shares related to the Company's stock option and restricted stock plans because the assumed issuance of such potential common shares is antidilutive in periods in which there is a loss. Diluted EPS for the three and six months ended June 30, 2001 excludes approximately 2.3 million and 2.1 million potential common shares, respectively, related to the Company's stock option plans because the option exercise price was greater than the average market price of the Company's common stock for the period.


4.  ACQUISITIONS AND OTHER SIGNIFICANT EVENTS

  AGREEMENT AND PLAN OF MERGER WITH AT&T BROADBAND

     On December 19, 2001, the Company entered into an Agreement and Plan of Merger with AT&T Corp. ("AT&T") pursuant to which the Company agreed to a transaction which will result in the combination of the Company and a holding company of AT&T's broadband business ("AT&T

                      COMCAST CORPORATION AND SUBSIDIARIES

                          QUARTER ENDED JUNE 30, 2002

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


Broadband") that AT&T will spin off to its shareholders immediately prior to the combination. As of June 30, 2002, AT&T Broadband served approximately 13.3 million subscribers. Under the terms of the transaction, the combined company will issue approximately 1.235 billion shares of its voting common stock to AT&T Broadband shareholders in exchange for all of AT&T's interests in AT&T Broadband, and approximately 115 million shares of its common stock to Microsoft Corporation ("Microsoft") in exchange for AT&T Broadband shares that Microsoft will receive immediately prior to the completion of the transaction for settlement of their $5 billion aggregate principal amount in quarterly income preferred securities. Excluding AT&T Broadband's exchangeable notes, which are mandatorily redeemable at AT&T Broadband's option into shares of certain publicly traded companies held by AT&T Broadband, the Company currently estimates that the combined company will require approximately $20 billion of assumed, refinanced and new indebtedness upon completion of the AT&T Broadband transaction. For each share of a class of common stock of Comcast that they hold at the time of the merger, each Comcast shareholder will receive one share of a corresponding class of stock of the combined company. The Company expects that the transaction will qualify as tax-free to both the Company and to AT&T. The Company will account for the transaction as an acquisition under the purchase method of accounting, with the Company as the acquiring entity. Consideration of facts and circumstances leading to the identification of the Company as the acquiring entity is described in Note 5 to the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. On July 10, 2002, shareholders of both the Company and AT&T approved the transaction. The transaction is subject to customary closing conditions and regulatory and other approvals. The Company expects to close the transaction by the end of 2002.


 UNAUDITED PRO FORMA INFORMATION


     The following unaudited pro forma information has been presented as if the acquisitions made by the Company in 2001 each occurred on January 1, 2001. For a discussion of the Company's 2001 acquisitions, refer to the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. This information is based on historical results of operations and has been adjusted for acquisition costs. This information is not necessarily indicative of what the results would have been had the Company operated the entities acquired since January 1, 2001.



                                                                (AMOUNTS IN
                                                              MILLIONS, EXCEPT
                                                              PER SHARE DATA)
                                                              SIX MONTHS ENDED
                                                               JUNE 30, 2001
                                                              ----------------
Revenues....................................................      $4,806.1
Income before cumulative effect of accounting change........      $  605.9
Net income..................................................      $  990.4
Diluted EPS.................................................      $   1.03


 OTHER INCOME (EXPENSE)

     On January 1, 2001, the Company completed its cable systems exchange with Adelphia Communications Corporation ("Adelphia"). The Company received cable systems serving approximately 445,000 subscribers from Adelphia and Adelphia received certain of the Company's cable systems serving approximately 441,000 subscribers. The Company recorded to other income (expense) a pre-tax gain of $1.199 billion, representing the difference between the estimated fair value of $1.799 billion as of the closing date of the transaction and the Company's cost basis in the systems exchanged (see Note 9).

                      COMCAST CORPORATION AND SUBSIDIARIES

                          QUARTER ENDED JUNE 30, 2002

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

5.  INVESTMENTS


                                                              JUNE 30,   DECEMBER 31,
                                                                2002         2001
                                                              --------   ------------
                                                               (DOLLARS IN MILLIONS)
Fair value method
  AT&T Corp. ...............................................  $  444.2     $1,514.9
  Sprint Corp. PCS Group....................................     758.2      2,109.5
  Other.....................................................     100.8        227.2
                                                              --------     --------
                                                               1,303.2      3,851.6
Cost method.................................................     128.3        143.6
Equity method...............................................     353.7        307.2
                                                              --------     --------
  Total investments.........................................   1,785.2      4,302.4
Less, current investments...................................   1,057.6      2,623.2
                                                              --------     --------
Non-current investments.....................................  $  727.6     $1,679.2
                                                              ========     ========


 FAIR VALUE METHOD


     The Company holds unrestricted equity investments in certain publicly traded companies which it accounts for as available for sale or trading securities. The unrealized pre-tax gains on available for sale investments as of June 30, 2002 and December 31, 2001 of $32.4 million and $280.3 million, respectively, have been reported in the Company's balance sheet principally as a component of accumulated other comprehensive income (loss), net of related deferred income taxes of $11.3 million and $95.3 million, respectively.


     The cost, fair value and gross unrealized gains and losses related to the Company's available for sale securities are as follows:


                                                              JUNE 30,   DECEMBER 31,
                                                                2002         2001
                                                              --------   ------------
                                                               (DOLLARS IN MILLIONS)
Cost........................................................   $469.7      $1,355.0
Gross unrealized gains......................................     33.1         283.2
Gross unrealized losses.....................................     (0.7)         (2.9)
                                                               ------      --------
Fair value..................................................   $502.1      $1,635.3
                                                               ======      ========


 DERIVATIVES

     The Company uses derivative financial instruments to manage its exposure to fluctuations in interest rates, securities prices and certain foreign currencies. The Company also invests in businesses, to some degree, through the purchase of equity call option or call warrant agreements. The Company has issued indexed debt instruments and prepaid forward sale agreements whose value, in part, is derived from the market value of Sprint PCS common stock.


     The unrealized pre-tax losses on cash flow hedges as of June 30, 2002 and December 31, 2001 of $1.7 million and $0.9 million have been reported in the Company's balance sheet as a component of

                      COMCAST CORPORATION AND SUBSIDIARIES

                          QUARTER ENDED JUNE 30, 2002

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


accumulated other comprehensive income (loss), net of related deferred income taxes of $0.6 million and $0.3 million, respectively.


 INVESTMENT INCOME (EXPENSE)

     Investment income (expense) for the interim periods includes the following (in millions):


                                               THREE MONTHS ENDED      SIX MONTHS ENDED
                                                    JUNE 30,               JUNE 30,
                                               -------------------   --------------------
                                                 2002       2001       2002        2001
                                               --------   --------   ---------   --------
Interest and dividend income.................  $  10.6    $  17.4    $    17.5   $   35.0
(Losses) gains on sales and exchanges of
  investments, net...........................   (102.5)     448.0       (100.9)     459.6
Investment impairment losses.................   (208.7)     (45.0)      (221.3)    (939.1)
Reclassification of unrealized gains.........                                     1,092.4
Unrealized (loss) gain on Sprint PCS common
  stock......................................   (420.2)     392.4     (1,439.7)     265.6
Mark to market adjustments on derivatives
  related to Sprint PCS common stock.........    324.2     (317.9)     1,171.1     (191.5)
Mark to market adjustments on derivatives and
  hedged items...............................    (62.5)       7.8       (133.8)      (4.6)
                                               -------    -------    ---------   --------
     Investment income (expense).............  $(459.1)   $ 502.7    $  (707.1)  $  717.4
                                               =======    =======    =========   ========



     The investment impairment losses for the three and six months ended June 30, 2002 and the six months ended June 30, 2001 relate principally to other than temporary declines in the Company's investment in AT&T.



     The Company reclassified its investment in Sprint PCS from an available for sale security to a trading security in connection with the adoption of SFAS No. 133 on January 1, 2001. In connection with this reclassification, the Company recorded to investment income (expense) the accumulated unrealized gain of $1.092 billion on the Company's investment in Sprint PCS which was previously recorded as a component of accumulated other comprehensive income (loss).


6.  GOODWILL AND INTANGIBLE ASSETS

     The changes in the carrying amount of goodwill by business segment (see
Note 11) for the periods presented are as follows (in millions):


                                                                     CORPORATE
                                                                        AND
                                                CABLE     COMMERCE     OTHER      TOTAL
                                               --------   --------   ---------   --------
Balance, December 31, 2001...................  $4,688.4    $834.8     $766.2     $6,289.4
  Purchase price allocation adjustments......       5.1                151.8        156.9
                                               --------    ------     ------     --------
Balance, June 30, 2002.......................  $4,693.5    $834.8     $918.0     $6,446.3
                                               ========    ======     ======     ========



     During the six months ended June 30, 2002, the Company recorded the final purchase price allocation related to the Company's acquisition, on October 30, 2001, of Outdoor Life Network, which resulted in an increase in goodwill and a corresponding decrease in cable and satellite television distribution rights. In

                      COMCAST CORPORATION AND SUBSIDIARIES

                          QUARTER ENDED JUNE 30, 2002

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


addition, during the six months ended June 30, 2002, the Company recorded the final purchase price allocation related to certain of its cable system acquisitions, which resulted in an increase in goodwill and a corresponding decrease in franchise rights.



     As of June 30, 2002, the weighted average amortization period for the Company's intangible assets subject to amortization is 8.3 years and estimated related amortization expense for each of the five years ended December 31 is as follows (in millions):



2002........................................................  $200.7
2003........................................................  $188.4
2004........................................................  $173.4
2005........................................................  $159.1
2006........................................................  $136.9



     The following pro forma financial information for the three and six months ended June 30, 2001, and for the years ended December 31, 2001, 2000 and 1999, is presented as if SFAS No. 142 was adopted as of January 1, 1999 (amounts in millions, except per share data):



                                       THREE       SIX
                                       MONTHS     MONTHS
                                       ENDED      ENDED
                                      JUNE 30,   JUNE 30,      YEARS ENDED DECEMBER 31,
                                        2001       2001       2001       2000       1999
                                      --------   --------   --------   --------   --------
Net Income
  As reported.......................   $ 35.2    $1,036.4   $  608.6   $2,021.5   $1,065.7
     Amortization of goodwill.......     81.8       154.4      334.8      303.5      128.5
     Amortization of equity method
       goodwill.....................      6.8        11.1       15.0       15.2        4.4
     Amortization of franchise
       rights.......................    274.7       529.4    1,083.7      858.1      258.3
                                       ------    --------   --------   --------   --------
  As adjusted.......................   $398.5    $1,731.3   $2,042.1   $3,198.3   $1,456.9
                                       ======    ========   ========   ========   ========
  Income before extraordinary items
     and cumulative effect of
     accounting change, as
     adjusted.......................   $398.5    $1,346.8   $1,659.1   $3,221.9   $1,507.9
                                       ======    ========   ========   ========   ========
Basic EPS
  As reported.......................   $ 0.04    $   1.09   $   0.64   $   2.24   $   1.38
     Amortization of goodwill.......     0.08        0.17       0.35       0.34       0.17
     Amortization of equity method
       goodwill.....................     0.01        0.01       0.02       0.02       0.01
     Amortization of franchise
       rights.......................     0.29        0.56       1.14       0.96       0.35
                                       ------    --------   --------   --------   --------
  As adjusted.......................   $ 0.42    $   1.83   $   2.15   $   3.56   $   1.91
                                       ======    ========   ========   ========   ========

                      COMCAST CORPORATION AND SUBSIDIARIES

                          QUARTER ENDED JUNE 30, 2002

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


                                       THREE       SIX
                                       MONTHS     MONTHS
                                       ENDED      ENDED
                                      JUNE 30,   JUNE 30,      YEARS ENDED DECEMBER 31,
                                        2001       2001       2001       2000       1999
                                      --------   --------   --------   --------   --------
Diluted EPS
  As reported.......................   $ 0.04    $   1.07   $   0.63   $   2.13   $   1.30
     Amortization of goodwill.......     0.08        0.16       0.35       0.32       0.16
     Amortization of equity method
       goodwill.....................     0.01        0.01       0.02       0.02       0.01
     Amortization of franchise
       rights.......................     0.28        0.55       1.12       0.90       0.31
                                       ------    --------   --------   --------   --------
  As adjusted.......................   $ 0.41    $   1.79   $   2.12   $   3.37   $   1.78
                                       ======    ========   ========   ========   ========


7.  LONG-TERM DEBT

 COMMERCIAL PAPER


     The Company's senior bank credit facility consists of a $2.25 billion, five-year revolving credit facility and a $1.925 billion, 364-day revolving credit facility (together, the "Comcast Cable Revolver"). The 364-day revolving credit facility supports the commercial paper program of Comcast Cable Communications, Inc., a wholly owned subsidiary of the Company. Amounts outstanding under the commercial paper program are classified as long-term in the Company's balance sheet as of June 30, 2002 and December 31, 2001 as the Company has both the ability and the intent to refinance these obligations, if necessary, on a long-term basis with amounts available under the Comcast Cable Revolver.


 ZERO COUPON CONVERTIBLE DEBENTURES

     The Company's Zero Coupon Debentures have a yield to maturity of 1.25%, computed on a semi-annual bond equivalent basis. The Zero Coupon Debentures may be converted, subject to certain restrictions, into shares of the Company's Class A Special Common Stock at the option of the holder at a conversion rate of
14.2566 shares per $1,000 principal amount at maturity, representing an initial conversion price of $54.67 per share. The Zero Coupon Debentures are senior unsecured obligations. The Company may redeem for cash all or part of the Zero Coupon Debentures on or after December 19, 2005.


     Holders may require the Company to repurchase the Zero Coupon Debentures on December 19, 2002, 2003, 2005, 2010 and 2015. Holders may surrender the Zero Coupon Debentures for conversion at any time prior to maturity if the closing price of the Company's Class A Special Common Stock is greater than 110% of the accreted conversion price for at least 20 trading days of the 30 trading days prior to conversion. Amounts outstanding under the Zero Coupon Debentures are classified as long-term in the Company's balance sheet as of June 30, 2002 and December 31, 2001 as the Company has both the ability and the intent to refinance the Zero Coupon Debentures on a long-term basis with amounts available under the Comcast Cable Revolver in the event holders of the Zero Coupon Debentures exercise their rights to require the Company to repurchase the Zero Coupon Debentures in December 2002.


 ZONES

     At maturity, holders of the Company's 2.0% Exchangeable Subordinated Debentures due 2029 (the "ZONES") are entitled to receive in cash an amount equal to the higher of the principal amount of the ZONES or the market value of Sprint PCS common stock.

                      COMCAST CORPORATION AND SUBSIDIARIES

                          QUARTER ENDED JUNE 30, 2002

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


     Prior to maturity, each ZONES is exchangeable at the holders' option for an amount of cash equal to 95% of the market value of Sprint PCS Stock. As of June 30, 2002, the number of Sprint PCS shares held by the Company exceeded the number of ZONES outstanding.



     As of June 30, 2002 and December 31, 2001, long-term debt includes $689.1 million and $1.613 billion, respectively, of ZONES. Upon adoption of SFAS No. 133, the Company split the accounting for the ZONES into derivative and debt components. The Company records the change in the fair value of the derivative component of the ZONES (see Note 5) and the increase in the carrying value of the debt component of the ZONES as follows (in millions):



                                             THREE MONTHS ENDED      SIX MONTHS ENDED
                                                  JUNE 30,               JUNE 30,
                                             ------------------     ------------------
                                              2002        2001       2002        2001
                                             -------     ------     -------     ------
Increase (decrease) in derivative component
  to investment income (expense)...........  $(271.3)    $245.0     $(935.0)    $175.6
Increase in debt component to interest
  expense..................................  $   5.8     $  5.5     $  11.5     $ 11.0



  NEW CREDIT FACILITIES



     On May 3, 2002, AT&T Broadband Corp. and AT&T Comcast Corporation, a company owned 50% each by AT&T and the Company ("AT&T Comcast"), entered into definitive credit agreements with a syndicate of lenders for an aggregate of $12.825 billion of new indebtedness in order to obtain the financing necessary to complete the AT&T Broadband transaction (see Note 4) and for the combined company's financing needs after the transaction. This financing requires subsidiary guarantees, including guarantees by certain of the Company's wholly owned subsidiaries and by subsidiaries of AT&T Broadband. Under the terms of the new credit facilities, the obligations of the lenders to provide the financing upon the completion of the AT&T Broadband transaction are subject to a number of conditions, including the condition that the combined company holds investment-grade credit ratings from both the Standard & Poor's and Moody's rating agencies at the time of closing. Accordingly, there can be no assurance that AT&T Broadband Corp. and AT&T Comcast will be able to obtain the financing necessary to complete the AT&T Broadband transaction.


 INTEREST RATES


     Excluding the derivative component of the ZONES whose changes in fair value are recorded to investment income (expense), the Company's effective weighted average interest rate on its long-term debt outstanding was 6.35% and 6.03% as of June 30, 2002 and December 31, 2001, respectively.


 INTEREST RATE RISK MANAGEMENT


     During the six months ended June 30, 2002, the Company settled $950.0 million aggregate notional amount of fixed to variable interest rate exchange agreements ("Swaps") and received proceeds of $56.8 million. This amount is being recognized as an adjustment to interest expense over the term of the related debt. During the six months ended June 30, 2002, variable to fixed Swaps with an aggregate notional amount of $70.2 million expired. As of June 30, 2002, the Company has variable to fixed Swaps with an aggregate notional amount of $180.1 million with an average pay rate of 4.9% and an average receive rate of 1.9%. The Swaps mature between 2002 and 2003.



     In June 2002, the Company entered into interest rate lock agreements ("Rate Locks") to hedge the risk that the cash flows related to the interest payments on an anticipated issuance or assumption of

                      COMCAST CORPORATION AND SUBSIDIARIES

                          QUARTER ENDED JUNE 30, 2002

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


certain fixed rate debt in connection with the AT&T Broadband transaction may be adversely affected by interest rate fluctuations. The Rate Locks mature in the fourth quarter of 2002, the timing of the anticipated issuance or assumption of the fixed rate debt. To the extent the Rate Locks are effective in offsetting the variability of the hedged cash flows, changes in the fair value of the Rate Locks will not be included in earnings but will be reported as a component of accumulated other comprehensive income (loss). Upon the issuance or assumption of the debt, the value of the Rate Locks will be recognized as an adjustment to interest expense over the same period in which the related interest costs on the debt are recognized in earnings.


 LINES AND LETTERS OF CREDIT


     As of June 30, 2002, certain subsidiaries of the Company had unused lines of credit of $3.363 billion under their respective credit facilities.



     As of June 30, 2002, the Company and certain of its subsidiaries had unused irrevocable standby letters of credit totaling $85.4 million to cover potential fundings under various agreements.


8.  STOCKHOLDERS' EQUITY

 RETIREMENT OF SHARES

     In March 2002, as a result of the merger of a wholly owned subsidiary into the Company, approximately 23.3 million shares of the Company's Class A Special Common Stock held by the subsidiary were retired and returned to authorized but unissued status.

 COMPREHENSIVE INCOME (LOSS)

     The Company's total comprehensive income (loss) for the interim periods was as follows (in millions):


                                                 THREE MONTHS ENDED    SIX MONTHS ENDED
                                                      JUNE 30,             JUNE 30,
                                                 ------------------   ------------------
                                                   2002      2001      2002       2001
                                                 --------   -------   -------   --------
Net income (loss)..............................  $(209.6)   $ 35.2    $(298.5)  $1,036.4
Unrealized (losses) gains on marketable
  securities...................................   (223.0)     82.3     (364.3)     196.9
Reclassification adjustments for losses (gains)
  included in net income (loss)................    198.4     (65.4)     203.1     (329.1)
Unrealized gains (losses) on the effective
  portion of cash flow hedges..................      3.7      (0.5)      (0.5)      (1.7)
Foreign currency translation gains (losses)....      5.2       2.7       (6.4)      (6.7)
                                                 -------    ------    -------   --------
Comprehensive income (loss)....................  $(225.3)   $ 54.3    $(466.6)  $  895.8
                                                 =======    ======    =======   ========

                      COMCAST CORPORATION AND SUBSIDIARIES

                          QUARTER ENDED JUNE 30, 2002

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

9.  STATEMENT OF CASH FLOWS -- SUPPLEMENTAL INFORMATION


     The fair values of the assets and liabilities acquired by the Company through noncash transactions during the six months ended June 30, 2001 are as follows (in millions):



Current assets..............................................  $   56.6
Property, plant & equipment.................................     686.1
Intangible assets...........................................   2,755.8
Current liabilities.........................................     (37.0)
                                                              --------
     Net assets acquired....................................  $3,461.5
                                                              ========


     The Company made cash payments for interest and income taxes during the interim periods as follows (in millions):


                                                  THREE MONTHS ENDED    SIX MONTHS ENDED
                                                       JUNE 30,             JUNE 30,
                                                  ------------------    ----------------
                                                   2002       2001       2002      2001
                                                  -------    -------    ------    ------
Interest........................................  $237.5     $193.5     $347.3    $296.7
Income taxes....................................  $128.9     $111.3     $158.4    $126.4


10.  COMMITMENTS AND CONTINGENCIES


     Certain litigation has been filed against the Company as a result of alleged conduct of the Company with respect to its investment in and distribution relationship with At Home Corporation ("At Home"). At Home was a provider of high-speed Internet access and content services, which filed for bankruptcy protection in September 2001. Filed actions are: (i) class action lawsuits against the Company, Brian L. Roberts (the Company's President and a director), AT&T (the former controlling shareholder of At Home and also a former distributor of the At Home service) and other corporate and individual defendants in the Superior Court of San Mateo County, California, alleging breaches of fiduciary duty on the part of the Company and the other defendants in connection with transactions agreed to in March 2000 among At Home, the Company, AT&T, Cox Communications, Inc. ("Cox," also an investor in At Home and a former distributor of the At Home service); and (ii) class action lawsuits against the Company, AT&T and others in the United States District Court for the Southern District of New York, alleging securities law violations and common law fraud in connection with disclosures made by At Home in 2001. The actions in San Mateo County, California have been stayed by the United States Bankruptcy Court for the Northern District of California, the court in which At Home filed for bankruptcy, as violating the automatic bankruptcy stay. In the Southern District of New York actions, the court has ordered the actions consolidated into a single action. It is expected that an amended consolidated complaint will be served in mid-October 2002. Following closing of the AT&T Comcast transaction, the Company may be contractually liable for 50% of the liabilities of AT&T relating to At Home (AT&T would be liable for the other 50% of these liabilities). The Company has denied any wrongdoing in connection with these claims, and intends to vigorously defend itself.



     On September 23, 2002, the Official Committee of Unsecured Bondholders of At Home filed suit in the United States District Court for the District of Delaware against the Company, Cox, Brian L. Roberts in his capacity as a director of At Home, and other corporate and individual defendants. The complaint seeks alleged "short-swing" profits under Section 16(b) of the Securities and Exchange Act in connection with At Home put options the Company and Cox entered into with AT&T. The complaint alleges a total

                      COMCAST CORPORATION AND SUBSIDIARIES

                          QUARTER ENDED JUNE 30, 2002

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


of at least $600 million in damages in the aggregate from the Company and Cox in connection with this claim. The complaint also seeks damages in an unspecified amount for alleged breaches of fiduciary duty by the defendants in connection with transactions entered into among AT&T, At Home, the Company and Cox. The Company believes this suit is without merit and intends to vigorously defend itself in the action.



     In management's opinion, the final disposition of all these claims (including taking into account the Company's contractual liability for 50% of AT&T's liability as described above), will not have a material adverse effect on the Company's or, following the closing of the AT&T Broadband transaction, the combined company's consolidated financial condition or results of operations.



     The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to such actions is not expected to materially affect the financial condition, results of operations or liquidity of the Company.



     In connection with a license awarded to an affiliate, the Company is contingently liable in the event of nonperformance by the affiliate to reimburse a bank which has provided a performance guarantee. The amount of the performance guarantee is approximately $200 million; however the Company's current estimate of the amount of future expenditures (principally in the form of capital expenditures) that will be made by the affiliate necessary to comply with the performance requirements will not exceed $75 million.



11.  FINANCIAL DATA BY BUSINESS SEGMENT


     The following represents the Company's significant business segments, "Cable" and "Commerce." The components of net income (loss) below operating income (loss) are not separately evaluated by the Company's management on a segment basis (dollars in millions).


                                                                         CORPORATE AND
                                                   CABLE     COMMERCE      OTHER(1)        TOTAL
                                                 ---------   ---------   -------------   ---------
Three Months Ended June 30, 2002
  Revenues(2)..................................  $ 1,540.8   $  994.5      $  173.6      $ 2,708.9
  Operating income before depreciation and
     amortization(3)...........................      653.2      194.5          18.9          866.6
  Depreciation and amortization................      298.1       28.1          62.0          388.2
  Operating income (loss)......................      355.1      166.4         (43.1)         478.4
  Interest expense.............................      141.8        2.9          37.9          182.6
  Capital expenditures.........................      330.6       50.6           8.6          389.8
Three Months Ended June 30, 2001
  Revenues(2)..................................  $ 1,325.9   $  876.0      $  136.8      $ 2,338.7
  Operating income (loss) before depreciation
     and amortization(3).......................      548.6      159.8         (15.5)         692.9
  Depreciation and amortization................      740.8       36.8          48.6          826.2
  Operating income (loss)......................     (192.2)     123.0         (64.1)        (133.3)
  Interest expense.............................      128.9        7.1          42.5          178.5
  Capital expenditures.........................      513.2       41.9          71.7          626.8

                      COMCAST CORPORATION AND SUBSIDIARIES

                          QUARTER ENDED JUNE 30, 2002

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


                                                                         CORPORATE AND
                                                   CABLE     COMMERCE      OTHER(1)        TOTAL
                                                 ---------   ---------   -------------   ---------
Six Months Ended June 30, 2002
  Revenues(2)..................................  $ 3,010.2   $1,988.0      $  383.2      $ 5,381.4
  Operating income before depreciation and
     amortization(3)...........................    1,250.7      386.8          37.3        1,674.8
  Depreciation and amortization................      590.7       55.5         129.1          775.3
  Operating income (loss)......................      660.0      331.3         (91.8)         899.5
  Interest expense.............................      287.3        6.4          75.6          369.3
  Capital expenditures.........................      688.7       82.4          17.8          788.9
Six Months Ended June 30, 2001
  Revenues(2)..................................  $ 2,520.3   $1,760.0      $  290.4      $ 4,570.7
  Operating income (loss) before depreciation
     and amortization(3).......................    1,035.7      332.5         (41.1)       1,327.1
  Depreciation and amortization................    1,424.8       71.4          64.7        1,560.9
  Operating income (loss)......................     (389.1)     261.1        (105.8)        (233.8)
  Interest expense.............................      261.7       15.1          84.0          360.8
  Capital expenditures.........................      950.9       68.0         124.8        1,143.7
As of June 30, 2002
  Assets.......................................  $28,840.3   $2,800.9      $4,477.6      $36,118.8
  Long-term debt, less current portion.........    8,147.7        1.4       2,394.4       10,543.5
As of December 31, 2001
  Assets.......................................  $29,084.6   $2,809.2      $6,366.7      $38,260.5
  Long-term debt, less current portion.........    8,363.2       62.7       3,315.7       11,741.6


---------------


(1) Other includes segments not meeting certain quantitative guidelines for reporting including the Company's content and business communications operations as well as elimination entries related to the segments presented. Corporate and other assets consist primarily of the Company's investments (see Note 5).



(2) Revenues include $151.4 million, $113.1 million, $296.6 million and $234.4 million during the three months ended June 30, 2002 and 2001 and during the six months ended June 30, 2002 and 2001, respectively, of non-U.S. revenues, principally related to the Company's commerce segment. No single customer accounted for a significant amount of the Company's revenues in any period.



(3) Operating income (loss) before depreciation and amortization is commonly referred to in the Company's businesses as "operating cash flow (deficit)." Operating cash flow is a measure of a company's ability to generate cash to service its obligations, including debt service obligations, and to finance capital and other expenditures. In part due to the capital intensive nature of the Company's businesses and the resulting significant level of non-cash depreciation and amortization expense, operating cash flow is frequently used as one of the bases for comparing businesses in the Company's industries, although the Company's measure of operating cash flow may not be comparable to similarly titled measures of other companies. Operating cash flow is the primary basis used by the Company's management to measure the operating performance of its businesses. Operating cash flow does not purport to represent net income or net cash provided by operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to such measurements as an indicator of the Company's performance.

                  EXCHANGE AGENT                                 LUXEMBOURG EXCHANGE AGENT
               The Bank of New York                       The Bank of New York (Luxembourg) S.A.
        Corporate Trust Reorganization Unit                    Aerogolf Center-1A, Hoehenhof
              101 Barclay Street, 7E                               L-1736 Senningerberg
             New York, New York 10286                                   Luxembourg
                   Attn: Kin Lau                                  Attn: Jacqueline Geisen
             Toll Free: (800) 254-2826                          Telephone: 44 207 964 7306
             Telephone: (212) 815-3750                          Facsimile: 44 207 964 6399
             Facsimile: (212) 298-1915



                                           INFORMATION AGENT
               D.F. King & Co., Inc.                            D.F. King (Europe) Limited
           77 Water Street, 20(th) Floor                     2 London Wall Building-2nd Floor
             New York, New York 10005                                 London EC2 M5PP
          Banks and Brokers Call Collect:                       Telephone: 44 207 920 9700
                  (212) 269-5550
            All Others Call Toll Free:
                  (866) 868-2409


                                DEALER MANAGERS

   The Dealer Managers for the Exchange Offer are, in alphabetical order, as follows:

    CREDIT SUISSE FIRST BOSTON          DEUTSCHE BANK SECURITIES             GOLDMAN, SACHS & CO.
        11 Madison Avenue                 31 West 52nd Street                  85 Broad Street
     New York, New York 10010           New York, New York 10019           New York, New York 10004
 Attn: Liability Management Group   Attn: Liability Management Group   Attn: Liability Management Group
    Telephone: (800) 820-1653          Toll Free: (866) 627-0391          Toll Free: (877) 686-5059
     Collect: (212) 325-2537         International: 44 207 545 8011        Collect: (212) 902-0041

             JPMORGAN                     MERRILL LYNCH & CO.                   MORGAN STANLEY
         270 Park Avenue                4 World Financial Center                1585 Broadway
     New York, New York 10017           New York, New York 10080           New York, New York 10036
 Attn: Liability Management Group   Attn: Liability Management Group   Attn: Liability Management Group
    Telephone: (866) 834-4666          Toll Free: (888) ML4-TNDR          Telephone: (800) 624-1808
     Collect: (212) 834-4851            Collect: (212) 449-4914            Collect: (212) 761-2219